Exhibit 10.1

FIXED PRICE SEPARATED TURNKEY AGREEMENT

for the

ENGINEERING, PROCUREMENT AND CONSTRUCTION

of the

CORPUS CHRISTI LIQUEFACTION STAGE 3 PROJECT

by and between

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

as Owner

and

BECHTEL ENERGY INC.

as Contractor

Dated as of the 1st Day of March 2022

1

i

3.32	Electronic File Sharing Site	53

ARTICLE 4	OWNER’S RESPONSIBILITIES	54
4.1	Payment	54
4.2	Permits	54
4.3	Access to the Site, Supporting Real Estate and CCL Liquefaction Facility Site	54
4.4	Operation Personnel	55
4.5	Legal Description and Survey	55
4.6	Owner-Furnished Items	55
4.7	Owner Representative	56
4.8	Texas Sales and Use Tax	56
4.9	Hazardous Materials	57
4.10	Insurance	58

ARTICLE 5	COMMENCEMENT OF WORK, GUARANTEED DATES, AND SCHEDULING OBLIGATIONS	58
5.1	Limited Notice to Proceed	58
5.2	Notice to Proceed	59
5.3	Guaranteed Dates	61
5.4	Project Schedule	62
5.5	Recovery and Recovery Schedule	64
5.6	Acceleration and Acceleration Schedule	65

ARTICLE 6	CHANGES; FORCE MAJEURE; AND OWNER CAUSED DELAY	66
6.1	Owner’s Right to Change Order	66
6.2	Contractor’s Right to Change Orders	69
6.3	Changed Criteria Adjustment; Contractor Documentation	71
6.4	Change Orders Act as Accord and Satisfaction	72
6.5	Timing Requirements for Change Notices Issued by Contractor	72
6.6	Adjustment Only Through Change Order	73
6.7	Force Majeure	74
6.8	Delay Caused by Owner, etc. for Which Owner Is Responsible, Time Extensions and Compensation Adjustments	75
6.9	Work Activity on the Critical Path	77
6.10	Delay	77
6.11	Contractor Obligation to Mitigate Delay	77
6.12	Separated Contract Price Adjustments in Change Orders	77
6.13	COVID-19 Provisional Sum and COVID-19 Events	77

ARTICLE 7	CONTRACT PRICE AND PAYMENTS TO CONTRACTOR	79
7.1	Contract Price	79
7.2	Interim Payments	80
7.3	Final Completion and Final Payment	85
7.4	Payments Not Acceptance of Work	85
7.5	Payments Withheld	85
7.6	Payment of Amounts Withheld or Collected on Letter of Credit	87

7.7	Interest on Late Payments	87
7.8	Offset	88
7.9	Currency	88
7.10	Currency Conversion	88
7.11	Fuel Adjustment	88
7.12	Conditions Precedent to Payment	89
7.13	Relief for Non-U.S. Duties and Tariffs	90

ARTICLE 8	TITLE AND RISK OF LOSS	91
8.1	Title	91
8.2	Risk of Loss	91

ARTICLE 9	INSURANCE AND LETTER OF CREDIT	93
9.1	Insurance	93
9.2	Irrevocable Standby Letter of Credit	94

ARTICLE 10	OWNERSHIP OF DOCUMENTATION	97
10.1	Ownership of Work Product	97
10.2	Contractor’s Intellectual Property and Third Party Intellectual Property	98
10.3	Limitations on Use of Work Product	99
10.4	Owner Provided Documents	100
10.5	License to Use Liquefaction and Other Process Technology	100
10.6	Licensors	100

ARTICLE 11	COMPLETION AND PERFORMANCE LIQUIDATED DAMAGES	102
11.1	Notice and Requirements for RFSU and RFFGI	102
11.2	Notice and Requirements for Substantial Completion of a Train.	102
11.3	Owner Acceptance of RFFGI, RFSU, and Substantial Completion	103
11.4	Performance Guarantees and Minimum Acceptance Criteria	104
11.5	Punchlist	105
11.6	Notice and Requirements for Final Completion	106
11.7	Partial Occupancy and Use	107
11.8	Operations Activities	108
11.9	Long-Term Obligations	108

ARTICLE 12	WARRANTY AND CORRECTION OF WORK	108
12.1	Warranty	108
12.2	Inspection of Work	110
12.3	Correction of Work	111
12.4	Assignability of Warranties	114
12.5	Waiver of Implied Warranties and Exclusive Warranties / Remedies	114

ARTICLE 13	GUARANTEE OF TIMELY COMPLETION, DELAY LIQUIDATED DAMAGES AND SCHEDULE BONUS	114
13.1	Delay Liquidated Damages	114
13.2	Payment of Liquidated Damages	115
13.3	Schedule Bonus	116

ARTICLE 14	CONTRACTOR’S REPRESENTATIONS	117
14.1	Contractor Representations	117

ARTICLE 15	OWNER’S REPRESENTATIONS	118
15.1	Owner Representations	118

ARTICLE 16	DEFAULT, TERMINATION AND SUSPENSION	119
16.1	Default by Contractor	119
16.2	Termination for Convenience by Owner	122
16.3	Suspension of Work	122
16.4	Suspension by Contractor	123
16.5	Termination by Contractor	123

ARTICLE 17	INDEMNITIES	124
17.1	Contractor’s General Indemnification	124
17.2	Injuries to Contractor’s Employees and Damages to Contractor’s Property	126
17.3	Injuries to Owner’s Employees and Damages to Owner’s Property	127
17.4	Pre-Existing Hazardous Materials	129
17.5	Patent and Copyright Infringement	129
17.6	Lien Discharge	129
17.7	Legal Defense	130
17.8	Enforceability	131

ARTICLE 18	DISPUTE RESOLUTION	131
18.1	Negotiation	131
18.2	Arbitration	132
18.3	Continuation of Work during Dispute	132

ARTICLE 19	CONFIDENTIALITY	133
19.1	Contractor’s Obligations	133
19.2	Owner’s Obligations	133
19.3	Definitions	134
19.4	Exceptions	134
19.5	Equitable Relief	135
19.6	Term	135
19.7	Compliance	135

ARTICLE 20	LIMITATION OF LIABILITY	135
20.1	Contractor Aggregate Liability	135
20.2	Limitation on Contractor’s Liability for Liquidated Damages	136
20.3	Liquidated Damages in General	137
20.4	Consequential Damages	137
20.5	Exclusive Remedy	138
20.6	Application of Liability Limitations	138

ARTICLE 21	MISCELLANEOUS PROVISIONS	138

21.1	Entire Agreement	138
21.2	Amendments	138
21.3	Joint Effort	138
21.4	Captions	138
21.5	Notice	139
21.6	Severability	140
21.7	Assignment	140
21.8	No Waiver	141
21.9	Governing Law	141
21.10	Foreign Corrupt Practices Act	141
21.11	Successors and Assigns	141
21.12	Attachments and Schedules	141
21.13	Obligations	141
21.14	Further Assurances	141
21.15	Priority	142
21.16	Restrictions on Public Announcement	142
21.17	Parent Guarantee	142
21.18	Language	142
21.19	Counterparts	142
21.20	Owner’s Lender	143
21.21	Potential Lenders, Potential Equity Investors and Equity Participants	143
21.22	Liquefaction Facility	144
21.23	Survival	144

v

LIST OF ATTACHMENTS AND SCHEDULES
ATTACHMENT A	Scope of Work and Basis of Design
SCHEDULE A-1	Scope of Work
SCHEDULE A-2	Basis of Design
ATTACHMENT B	Contractor Deliverables
ATTACHMENT C	Payment Schedule
SCHEDULE C-1	Aggregate Labor and Skills Price Payment Milestones
SCHEDULE C-2	Aggregate Labor and Skills Price Monthly Payment Schedule
SCHEDULE C-3	Aggregate Equipment Price Payment Milestones
SCHEDULE C-4	Estimated Monthly Payments for the Project
ATTACHMENT D	Form of Change Order
SCHEDULE D-1	Change Order Form
SCHEDULE D-2	Unilateral Change Order Form
SCHEDULE D-3	Change Order Request Forms
SCHEDULE D-4	Rate Sheet
ATTACHMENT E	Delay Liquidated Damages
ATTACHMENT F	Key Personnel and Contractor’s Organization
ATTACHMENT G	Approved Major Subcontractors
ATTACHMENT H	Notice to Proceed Forms
SCHEDULE H-1	Form of Notice to Proceed
SCHEDULE H-2	Form of Limited Notice to Proceed
SCHEDULE H-3	Form of Limited Notice to Proceed No. 1
ATTACHMENT I	Form of Contractor’s Invoices
SCHEDULE I-1	Form of Contractor’s Interim Invoice
SCHEDULE I-2	Form of Contractor’s Final Invoice
SCHEDULE I-3	Form of contractor LNTP Invoice
ATTACHMENT J	HSE Plan Requirements for Stage 3
ATTACHMENT K	Form of Lien and Claim Waivers
SCHEDULE K-1	Contractor’s Interim Conditional Lien Waiver and Release upon Progress Payment
SCHEDULE K-2	Contractor’s Interim Unconditional Lien Waiver and Release upon Progress Payment
SCHEDULE K-3	Major Subcontractor’s Interim Conditional Lien Waiver and Release upon Progress Payment
SCHEDULE K-4	Major Subcontractor’s Interim Unconditional Lien Waiver and Release upon Progress Payment
SCHEDULE K-5	Major Sub-subcontractor’s Interim Conditional Lien Waiver and Release upon Progress Payment
SCHEDULE K-6	Major Sub-subcontractor’s Interim Unconditional Lien Waiver and Release upon Progress Payment
SCHEDULE K-7	Contractor’s Final Conditional Lien Waiver and Release upon Final Payment

SCHEDULE K-8	Contractor’s Final Unconditional Lien Waiver and Release upon Final Payment
SCHEDULE K-9	Contractor’s Final Claim Waiver and Release upon Final Payment
SCHEDULE K-10	Major Subcontractor’s Final Conditional Lien Waiver and Release upon Final Payment
SCHEDULE K-11	Major Subcontractor’s Final Unconditional Lien Waiver and Release upon Final Payment
SCHEDULE K-12	Major Subcontractor’s Final Claim Waiver and Release upon Final Payment
SCHEDULE K-13	Major Sub-subcontractor’s Final Conditional Lien Waiver and Release upon Final Payment
SCHEDULE K-14	Major Sub-subcontractor’s Final Unconditional Lien Waiver and Release upon Final Payment
SCHEDULE K-15	Major Sub-subcontractor’s Final Claim Waiver and Release upon Final Payment
ATTACHMENT L	Form of Completion Certificates
SCHEDULE L-1	Form of RFFGI Certificate
SCHEDULE L-2	Form of RFSU Certificate
SCHEDULE L-3	Form of Substantial Completion Certificate
SCHEDULE L-4	Form of Final Completion Certificate
ATTACHMENT M	Pre-Commissioning, Commissioning, Start-up, Training and Turnover Program
ATTACHMENT N	Not used
ATTACHMENT O	Insurance Requirements
ATTACHMENT P	Contractor Permits
ATTACHMENT Q	Owner Permits
ATTACHMENT R	Form of Irrevocable, Standby Letter of Credit
ATTACHMENT S	Performance Tests and Commissioning Tests
ATTACHMENT T	Minimum Acceptance Criteria, Performance Guarantees and Performance Liquidated Damages
ATTACHMENT U	Form of Parent Guarantee
SCHEDULE U-1	Guarantor Form of Acknowledgment and Consent Agreement with Lender for Stage 3
ATTACHMENT V	Owner-Furnished Items
ATTACHMENT W	Capital Spare Parts List
ATTACHMENT X	Meeting and Reporting Requirements
ATTACHMENT Y	Quality Plan
ATTACHMENT Z	Real Estate Matters
ATTACHMENT AA	Form of Acknowledgment and Consent Agreement for Stage 3
ATTACHMENT BB	Rely Upon Information
ATTACHMENT CC	List of Equipment
ATTACHMENT DD	Owner’s Texas Direct Pay Exemption Certificate
ATTACHMENT EE	Scheduled Activities

ATTACHMENT FF	Not used
ATTACHMENT GG	Provisional Sums
ATTACHMENT HH	Form of Novation Agreement
ATTACHMENT II	BASF Sublicense Agreement
ATTACHMENT JJ	Chart Assignment Agreement
ATTACHMENT KK	Contractor’s COVID-19 Countermeasures, Means, and Methods and Provisional Sum
ATTACHMENT LL	FTZ Agreement
ATTACHMENT MM	Commodity Price Rise and Fall
ATTACHMENT NN	Scoping Adjustment

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT
THIS ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT (this “Agreement”), dated the 1st Day of March, 2022 (the “Agreement Date”), is entered into by and between Corpus Christi Liquefaction Stage III, LLC, a limited liability company organized under the laws of the State of Delaware having its principal place of business at 700 Milam, Suite 1900, Houston Texas 77002 (“Owner”), and Bechtel Energy Inc., a Delaware corporation having an address at 3000 Post Oak Boulevard, Houston, Texas 77056 (“Contractor”). Each of Owner and Contractor are a “Party” and together the “Parties.”
RECITALS
WHEREAS, Owner desires to enter into an agreement with Contractor to perform the engineering, procurement, construction, pre-commissioning, commissioning, start-up and testing of a fixed price turnkey mid-scale Natural Gas liquefaction facility consisting of seven (7) liquefaction units, each having an aggregate nominal LNG production capacity of approximately 1.5 million metric tonnes per annum (“mtpa”) and associated facilities (the “Stage 3 Facility,” as defined in greater detail herein) located in San Patricio County, Texas (the “Site”, as defined in greater detail herein), and interconnects with the CCL Liquefaction Facility (as each are further defined below); and
WHEREAS, Contractor, itself or through its vendors, suppliers, and subcontractors, desires to perform the foregoing engineering, procurement, construction, pre-commissioning, commissioning, start-up and testing of the Stage 3 Facility on a fixed price turnkey basis (which fixed price is separated for tax purposes); and
NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
In addition to other defined terms used throughout this Agreement, when used herein, the following capitalized terms have the meanings specified in this Article 1.
“90 Day Look-ahead Schedule” has the meaning set forth in Section 5.4E.
“AAA” has the meaning set forth in Section 18.2.
“AAA Rules” has the meaning set forth in Section 18.2.
“Abandonment” or “Abandon” means, prior to the acceptance by Owner of the Substantial Completion Certificates for all seven (7) Trains, Contractor's cessation of all or substantially all of the Work (unless Contractor is entitled to stop, suspend or terminate the performance of the Work under the Agreement).
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“Acceleration Schedule” has the meaning set forth in Section 5.6.
“Affiliate” means with respect to any Person (for the purposes of this definition, a “subject Person”) (i) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a subject Person, and (ii) any Person that, directly or indirectly, is the beneficial owner of fifty percent (50%) or more of any class of equity securities of, or other ownership interests in, a subject Person or of which the subject Person is directly or indirectly the owner of fifty percent (50%) or more of any class of equity securities or other ownership interests. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.
“Agreement” means this Agreement for the performance of the Work (including these Terms and Conditions and all Attachments and Schedules attached hereto), as it may be amended from time to time in accordance with these Terms and Conditions.
“Agreement Date” has the meaning set forth in the preamble.
“Aggregate Equipment Price” has the meaning set forth in Section 7.1A.
“Aggregate Labor and Skills Price” has the meaning set forth in Section 7.1B.
“Aggregate Provisional Sum” has the meaning set forth in Section 7.1C.
“Aggregate Provisional Sum Equipment Price” has the meaning set forth in Section 7.1C.
“Aggregate Provisional Sum Labor and Skills Price” has the meaning set forth in Section 7.1C.
“aMDEA” has the meaning set forth in Section 10.6A.
“Applicable Codes and Standards” means any and all codes, standards or requirements set forth in Attachment A or in any Applicable Law, which codes, standards and requirements shall govern Contractor’s performance of the Work, as provided herein. In the event of an inconsistency or conflict between any of the Applicable Codes and Standards in place as of the Agreement Date, the more specific obligation as contemplated therein that complies with Applicable Law shall govern Contractor’s performance under this Agreement.
“Applicable Law” means all laws, statutes, ordinances, certifications, orders, (including presidential orders), decrees, proclamations, injunctions, licenses, Permits, approvals, rules and regulations, including any conditions thereto, of any Governmental Instrumentality having jurisdiction over any Party, all or any portion of the Land or the Stage 3 Facility or performance of all or any portion of the Work or the operation of the Stage 3 Facility, or other legislative or administrative action of a Governmental Instrumentality having jurisdiction over all or any portion of the Site or the Project or performance of all or any portion of the Work or the operation of the Project, or a final decree, judgment or order of a court which relates to the performance of Work hereunder or the interpretation or application of this Agreement, including
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(i) any and all Permits, (ii) any Applicable Codes and Standards set forth in Applicable Law, (iii) Environmental Law and (iv) tariffs, quotas, and duties.
“approval” and “consent” means, unless specified otherwise herein, written approval and written consent. Wherever in this Agreement a provision is made for the giving or issuing of any consent by a Party, unless otherwise specified, such consent shall be in writing and the words “consent”, “approve”, “accept” or “certify” (or words of similar effect) are to be construed accordingly.
“Arsenic” means the metallic element with an Atomic Number of 33 (AS) in concentrations that exceed action levels which trigger a duty to investigate or respond as established under Environmental Law and which is located at the Land.
“As-Built Drawings” has the meaning set forth in Attachment B.
“Attachments” means, collectively, Attachment A through and including Attachment NN of this Agreement (including all Schedules attached thereto).
“Baker” has the meaning set forth in Section 19.2.
“Baker Competitors” has the meaning set forth in Section 19.2.
“Basis of Design” means the basis of design of the Stage 3 Facility as set forth in Schedule A-2.
“Bechtel Treasury Secured Hedge Rate” has the meaning set forth in Section 7.10
“Books and Records” has the meaning set forth in Section 3.13A.
“Bulk Material Supplier” means those Subcontractors or Sub-subcontractors not performing Work on-Site but engaged by Contractor to provide bulk commodities or materials (e.g. commodities or materials ordered by weight, volume, or footage) for incorporation into the Work.
“Business Day” means every Day other than a Saturday, a Sunday or a Day that is an official holiday for employees of the federal government of the United States of America.
“CAD” has the meaning set forth in Section 3.3E.
“Capital Spare Parts” means those capital spare parts listed in Attachment W for use after Substantial Completion, as further set forth in Section 3.4B.
“CCL Liquefaction Facility” means the LNG liquefaction facilities and all appurtenances thereto that have been constructed or are being constructed at the CCL Liquefaction Facility Site and which are owned and operated or will be operated by Corpus Christi Liquefaction, LLC.
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“CCL Liquefaction Facility Site” means those areas where the CCL Liquefaction Facility is located as shown in greater detail in Attachment Z.
“CCL Liquefaction Facility Tie-In Work” has the meaning set forth in Section 1.3 of Schedule A-1.
“Change Order” means a written instrument signed by both Parties after the execution of this Agreement in the form of Schedule D-1, that authorizes an addition to, deletion from, suspension of, or any other modification or adjustment to the requirements of these Terms and Conditions, including an addition to, deletion from or suspension of the Work or any modification or adjustment to any Changed Criteria. Owner and Contractor are entitled to a Change Order in accordance with Article 6.
“Changed Criteria” has the meaning set forth in Section 6.1C.
“Change in COVID-19 Applicable Law” means the enactment, adoption, promulgation, imposition or repeal of an Applicable Law or an amendment to an Applicable Law or a change in the interpretation or application of an Applicable Law by a Governmental Instrumentality, that, in either case, is issued (a) in response to the COVID-19 pandemic, or to protect the general public or those performing the Work from the spread of COVID-19, or to otherwise fight against the spread of COVID-19, and (b) after the Agreement Date.
“Changes in Law” means any amendment, modification, superseding act, deletion, addition, or change in or to Applicable Law (including changes to Tax laws that directly impact the Work but excluding changes to Tax laws where such Taxes are based upon Contractor’s revenue, income, profits/losses or cost of finance or withholding Tax, and excluding all changes in duties and tariffs, which are separately addressed in Sections 6.2A.10 and Section 6.2A.13) that occurs and takes effect after the Agreement Date. Changes in Law shall include any official change in the interpretation or application of Applicable Law (including Applicable Codes and Standards set forth in Applicable Law) that is not due to an act or omission of Contractor or its Subcontractors or Sub-subcontractors, provided that such change is expressed in writing by the applicable Governmental Instrumentality. Changes in Law do not include Change in COVID-19 Applicable Law.
“Change Request” has the meaning set forth in Section 6.1A.
“Changes in Non-U.S. Duties and Tariffs” means any amendment, modification, superseding act, deletion, addition, or change in or to any Non-U.S. Duties and Tariffs that occurs and takes effect after the Agreement Date. Changes in Non-U.S. Duties and Tariffs shall include any official change in the interpretation or application of Non-U.S. Duties and Tariffs that is not due to an act or omission of Contractor or its Subcontractors or Sub-subcontractors, provided that such change is expressed in writing by the applicable Governmental Instrumentality. For the avoidance of doubt, Changes in Non-U.S. Duties and Tariffs include an increase or decrease to the tariff or duty amount in effect as of the Agreement Date.

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“Changes in U.S. Duties and Tariffs” has the meaning set forth in Attachment GG.
“Chart” means Chart Energy and Chemicals, Inc., a corporation organized under the laws of the State of Delaware.
“Chart License Agreement” means the license agreement between Contractor and Chart dated March 1, 2022.
“Chart’s Confidential Information” has the meaning set forth in Section 19.2.
“Competitors of Contractor” has the meaning set forth in Section 19.2.
“Conclusive Defect” has the meaning set forth in Section 12.3A.
“Confidential Information” has the meaning set forth in Section 19.3.
“Consequential Damages” means (i) loss of use, loss of revenue, loss of profit or anticipated profit (if any), loss of business or contracts, service or business interruption, loss of market, loss of financing, increased or additional costs of obtaining or maintaining capital, loans or financing, loss of bonding capacity or capital, loss of opportunity or reputation or goodwill, loss of production, loss of productivity, and claims by Owner’s customers for economic loss or business interruption, and losses for principal office expenses including compensation of personnel stationed there, in each case whether direct, or consequential or indirect and whether or not foreseeable, and (ii) any special, incidental, punitive, exemplary, consequential, or indirect loss or damage.
“Construction Equipment” means the equipment, machinery, temporary structures, scaffolding, materials, tools, supplies and systems, purchased, owned, rented or leased by Contractor or its Subcontractors or Sub-subcontractors for use in accomplishing the Work, but not intended for incorporation into the Stage 3 Facility.
“Contract Exchange Rate” has the meaning set forth in Section 7.10.
“Contract Price” has the meaning set forth in Section 7.1.
“Contractor” has the meaning set forth in the preamble.
“Contractor Group” means (i) Contractor and its Affiliates and parents and (ii) the respective directors, officers, agents, members, partners, shareholders, employees, representatives and invitees of each Person specified in clause (i) above.
“Contractor Representative” means that Person or Persons designated by Contractor in Section 2.2B, or in a notice to Owner pursuant to the process in Section 2.2A, who shall have complete authority to act on behalf of Contractor on all matters pertaining to this Agreement or the Work, including giving instructions and making changes in the Work, except for any limitations specified in such notice.
“Contractor’s Confidential Information” has the meaning set forth in Section 19.2.
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“Contractor’s Intellectual Property” has the meaning set forth in Section 10.2.
“Corpus Christi Facilities” has the meaning set forth in Section 17.1H.
“Corrective Work” has the meaning set forth in Section 12.3B.1.
“COVID-19” means an infectious respiratory disease caused by severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2), as identified by the World Health Organization and further abbreviated by such organization as “COVID-19,” including any related strains and mutations of COVID-19, wherever the same may occur.
“COVID-19 Countermeasures” has the meaning set forth in Section 6.13A.1
“COVID-19 Events” means the occurrence of any of the following:
A.a Change in COVID-19 Applicable Law affecting the Work;
B.a change in COVID-19 Guidelines affecting the Work;
C.a COVID-19 Outbreak affecting the Work;
D.a COVID-19 Extension affecting the Work (provided that the relief for a COVID-19 Extension shall be solely handled as Provisional Sum in accordance with Attachment KK, except that Contractor shall also be entitled to schedule relief as a COVID-19 Event for the Countermeasures in Rows 10 and 21 of Schedule KK-1 in accordance with Section 6.13B; or
E.occurrence of other epidemics, pandemics, or plagues affecting the Work.
“COVID-19 Extension” has the meaning set forth in Section 6.13A.1.
“COVID-19 Guidelines” means the published guidelines, recommendations or suggested practices (including all revisions, amendments or supplements thereto) of any Governmental Instrumentality or relevant health or safety agency or body, including the Centers for Disease Control and Prevention (CDC), World Health Organization (WHO) or the Occupational Safety & Health Administration (OSHA), that is applicable to the performance of the Work that (a) is issued for the purpose of protecting the general public or those performing the Work from the spread of COVID-19, or to otherwise fight against the spread of COVID-19 and (b) is implemented by Contractor or its applicable Subcontractors or Sub-subcontractors for the purpose of reasonably protecting those performing the Work from the spread of COVID-19, provided that with respect to any Work at the Land, Contractor will first consult with Owner before implementation .
“COVID-19 Outbreak” means a threatened or actual increase in the incidence of COVID-19 infection among Owner Group’s or Contractor’s (or its Subcontractor’s or Sub-subcontractors) personnel assigned to perform the Work above the incident rate at the Site or in the region where the applicable Work is being performed that existed prior to such increase.
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“COVID-19 Provisional Sum” means the costs and expenses for the COVID Countermeasures set forth in Attachment KK that are implemented by Contractor (or its applicable Subcontractors or Sub-subcontractors) as a result of COVID-19 (including the occurrence of a COVID-19 Event) in accordance with this Agreement. The initial provisional sum amount is set forth in Section 1.0(d) of Attachment KK.
“Cumulative Changes in Non-U.S. Duties and Tariffs” has the meaning set forth in Section 7.13D.
“Cure Period” has the meaning set forth in Section 16.1C.
“Day” means a calendar day.
“Default” has the meaning set forth in Section 16.1A.
“Defect” or “Defective” has the meaning set forth in Section 12.1A.
“Defect Correction Period” means:
(i)with respect to Structural Work, the period commencing upon Substantial Completion of the applicable Train and ending three (3) years thereafter;
(ii)with respect to Train 1 Work (excluding Structural Work), the period commencing upon Substantial Completion of Train 1 and ending eighteen (18) months thereafter, as extended in accordance with Section 12.3C;
(iii)with respect to Train 2 Work (excluding Structural Work), the period commencing upon Substantial Completion of Train 2 and ending eighteen (18) months thereafter, as extended in accordance with Section 12.3C;
(iv)with respect to Train 3 Work (excluding Structural Work), the period commencing upon Substantial Completion of Train 3 and ending eighteen (18) months thereafter, as extended in accordance with Section 12.3C;
(v)with respect to Train 4 Work (excluding Structural Work), the period commencing upon Substantial Completion of Train 4 and ending eighteen (18) months thereafter, as extended in accordance with Section 12.3C;
(vi)with respect to Train 5 Work (excluding Structural Work), the period commencing upon Substantial Completion of Train 5 and ending eighteen (18) months thereafter, as extended in accordance with Section 12.3C;
(vii)with respect to Train 6 Work (excluding Structural Work), the period commencing upon Substantial Completion of Train 6 and ending eighteen (18) months thereafter, as extended in accordance with Section 12.3C; and

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(viii)with respect to Train 7 Work (excluding Structural Work), the period commencing upon Substantial Completion of Train 7 and ending eighteen (18) months thereafter, as extended in accordance with Section 12.3C.
“Delay Liquidated Damages” means one or all of the Train 1 Delay Liquidated Damages, the Train 2 Delay Liquidated Damages, the Train 3 Delay Liquidated Damages, the Train 4 Delay Liquidated Damages, the Train 5 Delay Liquidated Damages, the Train 6 Delay Liquidated Damages and the Train 7 Delay Liquidated Damages, as the context requires.
“Direct Competitor of Chart” means the following direct competitors of Chart in the Chart liquefaction process technology or the design or manufacture of brazed aluminum heat exchangers and cold boxes: ***, ***, ***, ***, ***, ***, ***, ***, ***, ***, ***, ***, ***, ***, ***, and ***, (as such list may be updated from time to time as mutually agreed in writing by the Parties).
“Disclosing Party” has the meaning set forth in Section 19.3.
“Dispute” has the meaning set forth in Section 18.1.
“Dispute Notice” has the meaning set forth in Section 18.1.
“Drawings” means the graphic and pictorial documents (in written or electronic format) showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams, which are prepared as a part of and during the performance of the Work.
“Early Works Change Order” means the Change Order executed on January 13, 2022, under the FEED Verification Agreement.
“Environmental Law” means any Applicable Law relating to (i) pollution; (ii) protection of human health and safety (to the extent such health and safety relates to exposure to Hazardous Materials, including any Pre-Existing Contamination and Arsenic), natural resources or the environment; and/or (iii) any exposure to, or presence, generation, manufacture, use, handling, storage, treatment, processing, transport or disposal, arrangement for transport or disposal, or spill, discharge or other release of Hazardous Materials, including any Pre-Existing Contamination and Arsenic.
“Equipment” means all materials and equipment to be permanently incorporated into the Stage 3 Facility.
“Excepted Risks” has the meaning set forth in Section 8.2A.
“Excessive Monthly Precipitation” means that the total precipitation measured on the Land for the Month that the event in question occurred has exceeded the following selected probability levels for such Month for Weather Station TX412015 Corpus Christi International AP, as specified in the National Oceanic and Atmospheric Administration publication titled
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“Climatography of the U.S. No. 81, Supplement No. 1, Monthly Precipitation Probabilities and Quintiles, 1971-2000”:
(1)For the period from Contractor’s mobilization to the Site until twenty one (21) Months after NTP with respect to Train 1 and Work related to overall Site civil, piling and OSBL underground piping; for the period from Contractor’s mobilization of the Site until twenty one (21) Months after NTP with respect to Train 2; for the period from Contractor’s mobilization of the Site until twenty four (24) months after NTP with respect to Train 3; for the period from Contractor’s mobilization of the Site until twenty seven (27) months after NTP with respect to Train 4; for the period from Contractor’s mobilization of the Site until thirty (30) months after NTP with respect to Train 5; for the period from Contractor’s mobilization of the Site until thirty three (33) months after NTP with respect to Train 6; and for the period from Contractor’s mobilization of the Site until thirty five (35) months after NTP with respect to Train 7, the selected probability level of 0.6 shall apply; and
(2)For all other periods after Contractor’s mobilization to the Site, the selected probability level of 0.8 shall apply.
The Parties recognize that the assessment as to whether or not total precipitation measured at the Land for a given Month constitutes Excessive Monthly Precipitation can only be made after the end of the Month in question.
“Excluded Documents” has the meaning set forth in Section 10.2.
“FCPA” has the meaning set forth in Section 21.10.
“FEED Package” means the documents listed in Table A-2-1, Table A-2-2, Table A-2-3 and Table A-2-4 of Schedule A-2.
“FEED Verification Agreement” means the Front End Engineering Design (FEED) Verification Agreement between Owner and Contractor, dated February 25, 2019.
“FERC” means the Federal Energy Regulatory Commission.
“FERC Authorization” means a written authorization issued from time to time by the FERC director of the Office of Energy Projects, authorizing Owner to commence construction of the Stage 3 Facility, or take such other actions with respect to the Stage 3 Facility as set forth therein.
“Final Completion” means that all Work for the Stage 3 Facility and all other obligations under this Agreement (except for that Work and obligations that survive the termination or expiration of this Agreement, including obligations for Warranties, correction of Defective Work and those covered by Section 11.9), are fully and completely performed in accordance with the terms of this Agreement, including: (i) the achievement of Substantial Completion of all Trains; (ii) the achievement of all Performance Guarantees or payment of all Performance Liquidated Damages due and owing for all Trains; (iii) the completion of all Punchlist items for all Trains; (iv) delivery by Contractor to Owner of a fully executed Final Conditional Lien Waiver and Final
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Claim Waiver in the form of Schedules K-7 and K-9; (v) delivery by Contractor to Owner of all documentation required to be delivered under this Agreement, including Record As-Built Drawings and Specifications, test reports and the final operation and maintenance manuals for the Stage 3 Facility; (vi) delivery to Owner, in content and form reasonably satisfactory to Owner, of copies of all requested Subcontracts (redacted in accordance with Section 2.4D); (vii) removal from the Land of all of Contractor’s, Subcontractors’ and Sub-subcontractors’ personnel, supplies, waste, materials, rubbish, Hazardous Materials, Construction Equipment, and temporary facilities for which Contractor is responsible under Article 3, other than as required by Contractor to fulfill its obligations under Section 12.3B; (viii) delivery by Contractor to Owner of fully executed Final Conditional Lien Waivers and Final Claim Waivers from all Major Subcontractors in the form of Schedules K-10 and K-12; (ix) if requested by Owner, fully executed Final Conditional Lien Waivers and Final Claim Waivers from each Major Sub-subcontractor in a form substantially similar to the form of Schedules K-13 and K-15; and (x) delivery by Contractor to Owner of a Final Completion Certificate in the form of Schedule L-4 and as required under Section 11.6, which Owner has accepted by signing such certificate.
“Final Completion Certificate” has the meaning set forth in Section 11.6.
“Final Completion Date” has the meaning set forth in Section 5.3B.
“Final Lien and Claim Waiver” means the waiver and release provided to Owner by Contractor, Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.3, which shall be in the form of Schedules K-7 through K-15.
“Force Majeure” means catastrophic storms or floods, hurricanes, typhoons, cyclones, Qualifying Named Storms or floods, Excessive Monthly Precipitation, tsunamis, lightning, tornadoes, earthquakes and other acts of God, radioactive contamination, accidents at sea, wars, civil disturbances, Regional Strikes or other similar national or industry wide labor actions, terrorist attacks, revolts, insurrections, sabotage, commercial embargoes, fires, explosions, and actions of a Governmental Instrumentality (such as compulsory acquisition or expropriation) that were not requested, promoted, or caused by the affected Party; provided that such act or event (a) delays or renders impossible the affected Party’s performance of its obligations under this Agreement, (b) is beyond the reasonable control of the affected Party and not due to its fault or negligence, and (c) could not have been safely prevented or avoided by the affected Party through the exercise of reasonable due diligence. For avoidance of doubt, Force Majeure shall not include any of the following: (i) economic hardship, (ii) changes in market conditions, (iii) late delivery or failure of Construction Equipment or Equipment unless such late delivery or failure of Construction Equipment or Equipment was otherwise caused by Force Majeure, (iv) labor availability, strikes, or other similar labor actions, other than Regional Strikes or other similar national or industry wide labor actions, (v) any impact to the Work as a result of COVID-19, including any COVID-19 Events, or (vi) climatic conditions (including rain, snow, wind, temperature and other weather conditions), tides, and seasons, regardless of the magnitude, severity, duration or frequency of such climatic conditions, tides or seasons, but excluding catastrophic storms, lightning, tornadoes, hurricanes, typhoons, cyclones, Qualifying Named Storms or floods, Excessive Monthly Precipitation, tsunamis and earthquakes.
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“Fuel Adjustment Basis” has the meaning set forth in Section 7.11.
“Geotechnical Reports” means:

1.	“Preliminary Geotechnical Report Corpus Christi Liquefaction - Stage 3 Project San Patricio County, TX - Revision 2” October 2015 (Transmittal No. CCL3-BEC-T- 00123)
2.	“Geotechnical Report Corpus Christi Liquefaction - Stage 3 Project San Patricio County, TX” March 2016 (Transmittal No. CCL3-BEC-T- 00123)
3.	“Load Test Report - Engineering & Design #1289-Cheniere LNG Demonstration Load Test” (Transmittal No. CCL3-BEC-T-00059)
4.	“Controlled Modulus Column (CMC) Procedural Submittal, Engineering & Design #12XX- Cheniere Load Test” (Transmittal No. CCL3-BEC-T- 00118)
5.	“Geotechnical Report Task#5: Transmission Line Project CCL Stage 3 Corpus Christi, Texas” November 2019 (Transmittal No. CCL3-BEC-T-00127)
6.	“Technical Memorandum Slope Stability Analysis Methodology Rev1” November 18th 2019 (Transmittal No. CCL3-BEC-T-00133)
7.	“Draft Geotechnical Report, Corpus Christi Liquefaction Stage3 San Patricio County, TX” December 2019 (Transmittal No. CCL3-BEC-T-00132)
8.	“Capping of Beds 18 through 21 With Materials from CCL Stage 3” August 1st 2019 (Transmittal No. CCL3-BEC-T-00122)
9.	“Revised Axial Pile Capacity CCL Stage 3- FEED Corpus Christi, Texas” October 16th 2019 (Transmittal No. CCL3-BEC-T-00120)
10.	“Technical Memorandum 19.14.061 DMM Bench Scale Study, Corpus Christi LNG Stage 3 - FEED Corpus Christ, Texas” (Transmittal No. CCL3-BEC-T-00119)
11.	“Technical Memorandum CCL Stage 3: FEED Study- Piperack and OSBL Containment Basin” San Patricio County Texas, September 2019 (Transmittal No. CCL3-BEC-T-00121)
12.	“Technical Memorandum CCL Stage 3: Transmission Line (Task 5)” Corpus Christi, Texas, October 24th 2019 (Transmittal No. CCL3-BEC-T-00098)
13.	Final Report Revision1 “Supplemental Seismic, Tsunami, and Geologic Hazards Report for the CCL Stage 3 Project Corpus Christi, Texas” 15 Jan 2020 (Transmittal No. CCL3-BEC-T-00179)
14.	“40 Test Pit Report, CCL Stage 3, Corpus Christi, Texas, December 2019” (Transmittal No. CCL3-BEC-T-00149)
15.	“Final Geotechnical Report, Corpus Christi Liquefaction Stage 3 San Patricio County, TX Rev 1” January 2020 (Transmittal No.: CCL3-BEC-T-00183)
16.	“Final Geotechnical Report, Corpus Christi Liquefaction Stage 3 San Patricio County, TX Rev 2” March 2020 (Transmittal No.: CCL3-BEC-T-00252)

“Good Engineering and Construction Practices” or “GECP” means the generally recognized and accepted reasonable and prudent practices, methods, skill, care, techniques and standards employed by the international LNG liquefaction and storage engineering and construction industries with respect to the engineering, procurement, construction, pre-commissioning,
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commissioning, start-up and testing of Natural Gas liquefaction and storage facilities of similar size and type as the Stage 3 Facility and in accordance with Applicable Codes and Standards and Applicable Law.
“Governmental Instrumentality” means any federal, state or local department, office, instrumentality, agency, authority, board or commission having jurisdiction over a Party or any portion of the Work, the Stage 3 Facility, or the Land.
“Guarantee Conditions” mean the conditions upon which the Minimum Acceptance Criteria and Performance Guarantees are based and shall be tested, as further defined in Attachment S and Attachment T.
“Guaranteed Dates” mean the Guaranteed Substantial Completion Dates. The Guaranteed Dates shall only be adjusted by Change Order as provided under this Agreement.
“Guaranteed Substantial Completion Date” or “Guaranteed Substantial Completion Dates” has the meaning set forth in Section 5.3A.
“Guaranteed Train 1 Substantial Completion Date” has the meaning set forth in Section 5.3A.1 as may be adjusted by Change Order in accordance with the terms of this Agreement.
“Guaranteed Train 2 Substantial Completion Date” has the meaning set forth in Section 5.3A.2 as may be adjusted by Change Order in accordance with the terms of this Agreement.
“Guaranteed Train 3 Substantial Completion Date” has the meaning set forth in Section 5.3A.3 as may be adjusted by Change Order in accordance with the terms of this Agreement.
“Guaranteed Train 4 Substantial Completion Date” has the meaning set forth in Section 5.3A.4 as may be adjusted by Change Order in accordance with the terms of this Agreement.
“Guaranteed Train 5 Substantial Completion Date” has the meaning set forth in Section 5.3A.5 as may be adjusted by Change Order in accordance with the terms of this Agreement.

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“Guaranteed Train 6 Substantial Completion Date” has the meaning set forth in Section 5.3A.6 as may be adjusted by Change Order in accordance with the terms of this Agreement.
“Guaranteed Train 7 Substantial Completion Date” has the meaning set forth in Section 5.3A.7 as may be adjusted by Change Order in accordance with the terms of this Agreement.
“Guarantor” means Bechtel Global Energy, Inc., a Delaware corporation.
“Hazardous Materials” means any substance that under Environmental Law is regulated as hazardous or toxic or that requires or may require remedial or corrective action if released into the environment, including (i) any petroleum or petroleum products, radioactive materials, asbestos in any form, Arsenic, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and processes and certain cooling systems that use chlorofluorocarbons, (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or any words of similar import pursuant to Environmental Law, or (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Instrumentality, or which may be the subject of liability under Environmental Law for damages, costs, remediation or corrective action.
“HAZOP” means a hazard and operability study used as a structured and systematic technique for system examination and risk management.
“Imminent Threat” has the meaning set forth in Section 12.3A.
“Indemnified Party” means any member of Owner Group or Contractor Group, as the context requires.
“Indemnifying Party” means Owner or Contractor, as the context requires.
“Independent Engineer” means the engineer(s) employed by Owner or Lender.
“Initial Schedule” has the meaning set forth in Section 5.4A.
“Insolvency Event” has the meaning set forth in Section 16.1A.
“Interim Lien Waiver” means the waiver and release provided to Owner by Contractor, Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.2D, which shall be in the form of Schedules K-1 through K-6.
“Investment Grade” means a rating of at least A- by Standard & Poor’s and at least A3 by Moody’s Investors Service.

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“Invoice” means Contractor’s request for an interim payment pursuant to Section 7.2 and for final payment pursuant to Section 7.3, which invoice shall be in the form of Schedule I-1 for interim payments and Schedule I-2 for final payment.
“Key Personnel” or “Key Persons” has the meaning set forth in Section 2.2A.
“Land” means, as applicable, the Site, the Supporting Real Estate and the CCL Liquefaction Facility Site or any portion thereof.
“Landowner” means any entity having an interest in the Land.
“Lender” means any entity or entities providing temporary or permanent debt financing to Owner for the Stage 3 Facility.
“Letter of Credit” has the meaning set forth in Section 9.2.
“Limited Notice to Proceed” or “LNTP” means any limited notice to proceed issued in accordance with Section 5.1, authorizing and requiring Contractor to proceed with the Work identified in such LNTP.
“Liquidated Damages” means Delay Liquidated Damages and Performance Liquidated Damages, as the context requires.
“LNG” means liquefied Natural Gas.
“LNTP No. 1” has the meaning specified in Section 5.1A.2.
“LNTP Work” means the Work, if any, which shall be performed upon issuance of any LNTP (including LNTP No. 1).
“Major Subcontract” means (i) any Subcontract having an aggregate value in excess of *** U.S. Dollars (U.S. $***), (ii) multiple Subcontracts with one Subcontractor that have an aggregate value in excess of *** U.S. Dollars (U.S. $***), or (iii) any Subcontract entered into with a Subcontractor for Work listed in Attachment G.
“Major Subcontractor” means any Subcontractor with whom Contractor enters, or intends to enter, into a Major Subcontract.
“Major Sub-subcontract” means (i) any Sub-subcontract having an aggregate value in excess of *** U.S. Dollars (U.S. $***), (ii) multiple Sub-subcontracts with one Sub-subcontractor that have an aggregate value in excess of *** U.S. Dollars (U.S. $***), or (iii) any Sub-subcontract entered into with a Sub-subcontractor for Work listed in Attachment G.
“Major Sub-subcontractor” means any Sub-subcontractor with whom a Subcontractor or Sub-subcontractor enters, or intends to enter, into a Major Sub-subcontract.
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“Minimum Acceptance Criteria” or “MAC” means the minimum acceptance criteria specified in Attachment T.
“Mobilization Payment” has the meaning set forth in Section 7.2A.
“Month” means a Gregorian calendar month; “month” means any period of thirty (30) consecutive Days.
“Monthly” means an event occurring, or an action taken, once every Month.
“Monthly Payments” has the meaning set forth in Section 7.2B.
“Month N” has the meaning set forth in Section 7.2C.
“Month N-1” means the Month prior to Month N.
“Month N-2” means the Month prior to Month N-1.
“Month N-3” means the Month prior to Month N-2.
“Month N+1” has the meaning set forth in Section 7.2C.1.
“Monthly Progress Reports” has the meaning set forth in Section 3.19A.4.
“Monthly Updated Project Schedule” has the meaning set forth in Section 5.4D.
“mtpa” has the meaning set forth in the recitals.
“Natural Gas” means combustible gas consisting primarily of methane.
“Non-U.S. Duties and Tariffs” means all duties and tariffs assessed by one country for the importation of Equipment into such country, other than Changes in U.S. Duties and Tariffs, and exclusive of value added taxes, sales taxes, or other taxes and fees that do not relate directly to the importation of the Equipment.
“Non-U.S. Duties and Tariffs Provisional Sum” has the meaning set forth in Section 7.13B.
“Notice to Proceed” or “NTP” means the full notice to proceed issued in accordance with Schedule H-1 and Section 5.2, authorizing and requiring Contractor to commence the performance of the entire Work.
“Novation Agreement” has the meaning set forth in Section 18.2.
“OECD” has the meaning set forth in Section 21.10.
“Operations Activity” or “Operations Activities” has the meaning set forth in Section 11.8.
“OSBL” means outside the battery limits.
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“OSHA” means the United States Department of Labor’s Occupational Safety and Health Administration.
“Owner” has the meaning set forth in the preamble hereto.
“Owner-Furnished Items” has the meaning set forth in Section 4.6B.
“Owner Group” means (i) Owner, its parent and their respective Affiliates, Lender, and (ii) the respective directors, officers, agents, members, partners, shareholders, employees, representatives and invitees of each Person specified in clause (i) above.
“Owner Permits” means the Permits set forth in Attachment Q and any other Permits (not listed in either Attachment P or Attachment Q) necessary for performance of the Work or the operation of the Liquefaction Facility and which are required by Applicable Law to be in Owner’s name.
“Owner Representative” means that Person or Persons designated by Owner in a notice to Contractor who shall have complete authority to act on behalf of Owner on all matters pertaining to the Work, including giving instructions and making changes in the Work, except for any limitations specified in such notice.
“Owner’s Confidential Information” has the meaning set forth in Section 19.1.
“Owner Proprietary Work Product” has the meaning set forth in Section 10.4.
“P&ID” means piping and instrumentation diagrams.
“Parent Guarantee” has the meaning set forth in Section 21.17.
“Party” or “Parties” means Owner and/or Contractor and their successors and permitted assigns.
“Payment Milestone” means a designated portion of the Work as shown in the Payment Schedule.
“Payment Schedule” means the schedule set forth in Schedule C-1, which sets out the payments to be paid based on achievement of Payment Milestones.
“pdf” has the meaning set forth in Section 5.4B.
“Performance Guarantee(s)” means the performance guarantees specified in Attachment T.
“Performance Liquidated Damages” means the liquidated damages associated with the failure to achieve one or more of the Performance Guarantees as specified in Attachment T, namely one or all of the Train 1 Performance Liquidated Damages, the Train 2 Performance Liquidated Damages, the Train 3 Performance Liquidated Damages, the Train 4 Performance Liquidated Damages, the Train 5 Performance Liquidated Damages, the Train 6 Performance Liquidated Damages and the Train 7 Performance Liquidated Damages, as the context requires.
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“Performance Test” means the tests performed by Contractor to determine whether each Train meets the Performance Guarantees and the applicable Minimum Acceptance Criteria, which tests shall be set forth in Attachment S.
“Permit” means any valid waiver, certificate, approval, consent, license, exemption, variance, franchise, permit, authorization or similar order or authorization from any Governmental Instrumentality required to be obtained or maintained in connection with the Stage 3 Facility, the Land or the Work.
“Person” means any individual, company, joint venture, corporation, partnership, association, joint stock company, limited liability company, trust, estate, unincorporated organization, Governmental Instrumentality or other entity having legal capacity.
“Potential Lender” has the meaning set forth in Section 21.21A.
“Pre-Existing Contamination” means Hazardous Materials (other than Arsenic) that (i) are present in concentrations that exceed action levels which trigger a duty to investigate or respond as established under Environmental Law, (ii) are located on the Land, and (iii) either (a) pre-date Contractor’s and its Subcontractors’ and Sub-subcontractors’ commencement of any Work on the Land under this Agreement or (b) were brought to the Site by any Person other than Contractor, its Subcontractors or its Sub-subcontractors.
“Project” means the engineering, design, procurement, manufacturing, fabrication, assembly, transportation and delivery of Equipment, construction, pre-commissioning, commissioning, start-up and testing of the Stage 3 Facility and any portion thereof, and all other Work required to be performed under this Agreement.
“Project Schedule” has the meaning set forth in Section 5.4B.
“Project-Related Prolongation Costs” means the following time-related costs incurred by Contractor resulting solely from a prolongation to the overall duration required to complete the Work for the entire Project: maintenance and rental of temporary trailers, roads, parking, laydown and temporary fences and facilities on the Land; warehousing (including personnel); maintenance of heavy haul facilities on the Land; maintenance of permanent roads on the Land; dust control services on the Land; janitor service for temporary buildings on the Land; site security on the Land; jobsite trailer furniture, office supplies and computer equipment on the Land; and communications (telephone, cell phone service) for Contractor personnel performing services on the Land.
“Prolongation Costs” means both the Project-Related Prolongation Costs and the Train-Related Prolongation Costs.
“Provisional Sums” means the provisional sums described in Attachment GG with each provisional being a “Provisional Sum.”
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“Punchlist” means those finishing items required to complete the Work, the existence of or completion of which shall not interrupt, disrupt or interfere with the safe and reliable operation or use of all or any part of the Stage 3 Facility as contemplated by this Agreement, as more fully described in Section 11.5 and Attachment M.
“Qualifying Named Storm” means a hurricane or tropical storm that has been named by the U.S. National Weather Service, National Hurricane Center, or a similar applicable national agency applicable to the Land.
“Quality Plan” has the meaning set forth in Section 3.18.
“Quarter” means any or all of the following periods in each calendar year throughout the Project: January 1st through March 31st; April 1st through June 30th; July 1st through September 30th; and October 1st through December 31st.
“Quarterly” means an event occurring, or an action taken, once every Quarter.
“Quarterly Progress Report” has the meaning set forth in Section 3.19B.2.
“Ready for Feed Gas Introduction” or “RFFGI” means, with respect to each Train, that all of the following have occurred: (i) Contractor has commissioned the systems and subsystems for RFFGI of Equipment for such Train and completed the activities necessary to support the introduction of hydrocarbons, including the utility and process systems, safeguarding and shutdown systems have been pre-commissioned, commissioned and integrity verified, all as set forth in greater detail in Attachment A and Attachment M; (ii) such Train is ready for acceptance of Natural Gas feed; (iii) Contractor has provided the required documents for FERC approval; and (iv) Contractor has delivered to Owner a RFFGI Certificate in the form of Schedule L-1 and Owner has accepted such certificate by signing such certificate.
“RFFGI Certificate” has the meaning set forth in Section 11.1A.
“Ready for Start-Up” or “RFSU” means, with respect to each Train, that all of the following have occurred: (i) Contractor has achieved and maintained Ready for Feed Gas Introduction for such Train; (ii) systems are commissioned and ready to start producing LNG all as set forth in greater detail in Attachment A and Attachment M; (iii) Contractor has provided required documents for FERC approval; and (iv) Contractor has delivered to Owner an RFSU Certificate for such Train in the form of Schedule L-2 and Owner has accepted such certificate by signing such certificate.
“RFSU Certificate” has the meaning set forth in Section 11.1B.
“Receiving Party” has the meaning set forth in Section 19.3.
“Record As-Built Drawings and Specifications” means final, record Drawings and Specifications of each Train and the Stage 3 Facility showing the “as-built” conditions of each Train and the completed Stage 3 Facility, as required under Attachment B.
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“Recovery Schedule” has the meaning set forth in Section 5.5.
“Regional Strikes” means strikes or similar labor actions by craft construction labor occurring in the entire Gulf coast region in Texas and Louisiana, including the Site.
“Rely Upon Information” means that certain information provided by Owner, which is expressly identified in Attachment BB as being Rely Upon Information.
“Schedules” means the sub-divided portions of certain Attachments to this Agreement that are identified as Schedules in the list of Attachments and Schedules above.
“Schedule Bonus” means the Schedule Bonus for Train 1, the Schedule Bonus for Train 2, the Schedule Bonus for Train 3, the Schedule Bonus for Train 4, the Schedule Bonus for Train 5, the Schedule Bonus for Train 6 and the Schedule Bonus for Train 7.
“Schedule Bonus Date” means, as the context provides, either the Schedule Bonus Date for Train 1, the Schedule Bonus Date for Train 2, the Schedule Bonus Date for Train 3, the Schedule Bonus Date for Train 4, the Schedule Bonus Date for Train 5, the Schedule Bonus Date for Train 6, the Schedule Bonus Date for Train 7, or any combination of the foregoing.
“Schedule Bonus Date for Train 1” has the meaning specified in Section 13.3A.
“Schedule Bonus Date for Train 2” has the meaning specified in Section 13.3B.
“Schedule Bonus Date for Train 3” has the meaning specified in Section 13.3C.
“Schedule Bonus Date for Train 4” has the meaning specified in Section 13.3D.
“Schedule Bonus Date for Train 5” has the meaning specified in Section 13.3E.
“Schedule Bonus Date for Train 6” has the meaning specified in Section 13.3F.
“Schedule Bonus Date for Train 7” has the meaning specified in Section 13.3G.
“Schedule Bonus for Train 1” has the meaning specified in Section 13.3A.
“Schedule Bonus for Train 2” has the meaning specified in Section 13.3B.
“Schedule Bonus for Train 3” has the meaning specified in Section 13.3C.
“Schedule Bonus for Train 4” has the meaning specified in Section 13.3D.
“Schedule Bonus for Train 5” has the meaning specified in Section 13.3E.
“Schedule Bonus for Train 6” has the meaning specified in Section 13.3F.
“Schedule Bonus for Train 7” has the meaning specified in Section 13.3G.
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“Scope of Work” means the description of Work to be performed by Contractor as set forth in this Agreement, including Attachment A.
“Site” means those parcels of land where the Stage 3 Facility shall be located, as shown in greater detail in Attachment Z. For the avoidance of doubt, the Site does not include the Supporting Real Estate or the CCL Liquefaction Facility Site.
“Soils Data” means the soils information contained in the Geotechnical Reports.
“Soil Investigation Period” has the meaning set forth in Section 2.5B.2(i).
“Specifications” means those documents consisting of the written requirements for Equipment, standards and workmanship for the Work and performance of related services, which are prepared as a part of and during the performance of the Work.
“Stage 1 EPC Agreement” has the meaning set forth in Section 17.1H.
“Stage 2 EPC Agreement” has the meaning set forth in Section 17.1H.
“Stage 3 Facility” has the meaning set forth in the recitals. The Stage 3 Facility is comprised of Train 1, Train 2, Train 3, Train 4, Train 5, Train 6 and Train 7.
“Structural Work” means any and all engineering, procurement or construction of the Stage 3 Facility or components thereof relating to the structural capacity, integrity or suitability of any load bearing elements (including foundation and piling) for any portion of the Stage 3 Facility, but excluding any Subcontractor or Sub-subcontractor supplied steel or load bearing components that, in each case, are provided in a packaged equipment configuration.
“Subcontract” means an agreement by Contractor with a Subcontractor for the performance of any portion of the Work.
“Subcontractor” means any Person (other than an Affiliate of Contractor), including an Equipment supplier or vendor, who has a direct contract with Contractor to manufacture or supply Equipment which is a portion of the Work, to lease Construction Equipment to Contractor in connection with the Work, to perform a portion of the Work or to otherwise furnish labor or materials.
“Subproject 1” has the meaning set forth in the Stage 1 EPC Agreement.
“Subproject 2” has the meaning set forth in the Stage 1 EPC Agreement.
“Subproject 3” has the meaning set forth in the Stage 2 EPC Agreement.
“Substantial Completion” means either Substantial Completion of Train 1, Substantial Completion of Train 2, Substantial Completion of Train 3, Substantial Completion of Train 4, Substantial Completion of Train 5, Substantial Completion of Train 6 or Substantial Completion of Train 7, as the context requires, and further means that all of the following have occurred with respect to a Train: (i) RFFGI has been achieved for such Train; (ii) RFSU has been achieved for
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such Train; (iii) the Minimum Acceptance Criteria have been achieved for such Train; (iv) in the case that all Performance Guarantees have not been achieved, Contractor has provided a corrective work plan in accordance with Section 11.4A, and Contractor has turned over such Train pursuant to Section 11.4A; (v) Contractor and Owner have agreed upon a list of Punchlist items for such Train as set forth in Section 11.5B; (vi) Contractor has paid to Owner all Delay Liquidated Damages due and owing for such Train in accordance with Section 13.2; (vii) Contractor has performed all Work related to such Train (including training, and the delivery of all documentation required for operation) in accordance with the requirements and specifications of this Agreement, other than Work which meets the definition of Punchlist; (viii) Contractor has delivered to Owner the applicable Substantial Completion Certificate in the form of Schedule L-3 and as required under Section 11.2 and Owner has accepted such certificate by signing such certificate; and (xi) Contractor has obtained and has continued to maintain all Permits required to be obtained by Contractor in Section 3.12B for the Stage 3 Facility.
“Substantial Completion Certificate” has the meaning set forth in Section 11.2.
“Sub-subcontract” means any agreement by a Subcontractor with a Sub-subcontractor or by a Sub-subcontractor with another Sub-subcontractor for the performance of any portion of the Work.
“Sub-subcontractor” means any Person (including an Equipment supplier or vendor, but excluding Contractor and its Affiliates) of any tier, who has a contract with a Subcontractor or another Sub-subcontractor to manufacture or supply Equipment which comprises a portion of the Work, to lease Construction Equipment to Subcontractor or another Sub-subcontractor in connection with the Work, to perform a portion of the Work or to otherwise furnish labor, materials or equipment (including Equipment).
“subsystem” has the meaning set forth in Attachment M.
“Supporting Real Estate” means those off-Site rights of way, easements and other real estate rights listed in Attachment Z.
“system” has the meaning set forth in Attachment M.
“SWMU” has the meaning set forth in Section 3.17B.
“Taxes” means any and all taxes, assessments, levies, duties, tariffs, fees, charges and withholdings of any kind or nature whatsoever and howsoever described, including sales and use taxes (excluding any Texas Sales and Use Tax on Equipment), value-added, gross receipts, license, payroll, federal, state, local or foreign income, environmental, profits, premium, franchise, property, excise, capital stock, import, stamp, transfer, employment, occupation, generation, privilege, utility, regulatory, energy, consumption, lease, filing, recording and activity taxes, levies, duties, fees, charges, imposts and withholding, together with any and all penalties, interest and additions thereto.
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“Terms and Conditions” means, collectively, the recitals and Article 1 through and including Article 21.
“Texas Sales and Use Tax” means Texas state, county, and local-option sales and use tax.
“Third Party Intellectual Property” has the meaning set forth in Section 10.2.
“Train” means Train 1, Train 2, Train 3, Train 4, Train 5, Train 6 or Train 7 as the context requires, and “Trains” means, collectively, Train 1, Train 2, Train 3, Train 4, Train 5, Train 6 and Train 7.
“Train 1” means (regardless of any assigned numeral for a Train in Schedule A-2) the first phase of the Work (which includes the required OSBL) that is designed, procured, constructed, pre-commissioned, commissioned, started up, and tested for the Stage 3 Facility, as further defined in this Agreement, including Attachment A.
“Train 1 Delay Liquidated Damages” has the meaning set forth in Section 13.1A.
“Train 1 Performance Liquidated Damages” means the Performance Liquidated Damages for Train 1, as further described in Attachment T.
“Train 1 Work” means the Work required to be performed pursuant to this Agreement for Train 1.
“Train 2” means (regardless of any assigned numeral for a Train in Schedule A-2) the second phase of the Work (which includes the required OSBL) that is designed, procured, constructed, pre-commissioned, commissioned, started up, and tested for the Stage 3 Facility, as further defined in this Agreement, including Attachment A.
“Train 2 Delay Liquidated Damages” has the meaning set forth in Section 13.1B.
“Train 2 Performance Liquidated Damages” means the Performance Liquidated Damages for Train 2, as further described in Attachment T.
“Train 2 Work” means the Work required to be performed pursuant to this Agreement for Train 2.
“Train 3” means (regardless of any assigned numeral for a Train in Schedule A-2) the third phase of the Work (which includes the required OSBL) that is designed, procured, constructed, pre-commissioned, commissioned, started up, and tested for the Stage 3 Facility, as further defined in this Agreement, including Attachment A.
“Train 3 Delay Liquidated Damages” has the meaning set forth in Section 13.1C.
“Train 3 Performance Liquidated Damages” means the Performance Liquidated Damages for Train 3, as further described in Attachment T.
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“Train 3 Work” means the Work required to be performed pursuant to this Agreement for Train 3.
“Train 4” means (regardless of any assigned numeral for a Train in Schedule A-2) the fourth phase of the Work (which includes the required OSBL) that is designed, procured, constructed, pre-commissioned, commissioned, started up, and tested for the Stage 3 Facility, as further defined in this Agreement, including Attachment A.
“Train 4 Delay Liquidated Damages” has the meaning set forth in Section 13.1D.
“Train 4 Performance Liquidated Damages” means the Performance Liquidated Damages for Train 4, as further described in Attachment T.
“Train 4 Work” means the Work required to be performed pursuant to this Agreement for Train 4.
“Train 5” means (regardless of any assigned numeral for a Train in Schedule A-2) the fifth phase of the Work (which includes the required OSBL) that is designed, procured, constructed, pre-commissioned, commissioned, started up, and tested for the Stage 3 Facility, as further defined in this Agreement, including Attachment A.
“Train 5 Delay Liquidated Damages” has the meaning set forth in Section 13.1E.
“Train 5 Performance Liquidated Damages” means the Performance Liquidated Damages for Train 5, as further described in Attachment T.
“Train 5 Work” means the Work required to be performed pursuant to this Agreement for Train 5.
“Train 6” means (regardless of any assigned numeral for a Train in Schedule A-2) the sixth phase of the Work (which includes the required OSBL) that is designed, procured, constructed, pre-commissioned, commissioned, started up, and tested for the Stage 3 Facility, as further defined in this Agreement, including Attachment A.
“Train 6 Delay Liquidated Damages” has the meaning set forth in Section 13.1F.
“Train 6 Performance Liquidated Damages” means the Performance Liquidated Damages for Train 6, as further described in Attachment T.
“Train 6 Work” means the Work required to be performed pursuant to this Agreement for Train 6.
“Train 7” means (regardless of any assigned numeral for a Train in Schedule A-2) the seventh phase of the Work (which includes the required OSBL) that is designed, procured, constructed, pre-commissioned, commissioned, started up, and tested for the Stage 3 Facility, as further defined in this Agreement, including Attachment A.
“Train 7 Delay Liquidated Damages” has the meaning set forth in Section 13.1G.
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“Train 7 Performance Liquidated Damages” means the Performance Liquidated Damages for Train 7, as further described in Attachment T.
“Train 7 Work” means the Work required to be performed pursuant to this Agreement for Train 7.
“Train-Related Prolongation Costs” means the following time-related costs incurred by Contractor resulting solely from a prolongation to the duration required to complete the Work for a Train: Letter of Credit, temporary construction utilities (temporary electrical, temporary water and chemical toilets) on the Land, clean up and trash dumpster service on the Land, and weather and storm protection and storm cleanup on the Land.
“Unforeseen Subsurface Conditions” means any (i) caverns or seismic faults or substantial voids, (ii) substantial manmade or natural subsurface obstructions or (iii) fossils, antiquities or other things of archeological interest, in any case encountered by Contractor in the performance of the Work that (a) are not identified in any Soils Data and (b) with respect to the substantial natural subsurface obstructions in (ii) above, were not reasonably anticipated by Contractor or any of its Subcontractors or Sub-subcontractors, acting in accordance with GECP, from the Soils Data.
“Unilateral Change Order” has the meaning set forth in Section 6.1E.
“U.S. Dollars” or “U.S. $” means the legal tender of the United States of America.
“Value of Foreign Currency” has the meaning set forth in Section 7.10
“Vendor” means a Subcontractor or Sub-subcontractor (as the case requires) supplying Equipment.
“Warranty” or “Warranties” has the meaning set forth in Section 12.1A.
“Weekly Progress Report” has the meaning set forth in Section 3.19A.3.
“Windstorms” has the meaning set forth in Section 8.2A.
“Work” means all obligations, duties and responsibilities required of Contractor pursuant to this Agreement, including all Equipment, Construction Equipment, spare parts, procurement, engineering, design, fabrication, erection, installation, manufacture, delivery, transportation, storage, construction, workmanship, labor, pre-commissioning, commissioning, inspection, training, Performance Tests, other tests, start-up and any other services, work or things furnished or used or required to be furnished or used, by Contractor in the performance of this Agreement, including that set forth in Attachment A, Section 3.1A and any Corrective Work performed pursuant to Section 12.3. For the avoidance of doubt, the Work shall include the Train 1 Work, the Train 2 Work, the Train 3 Work, the Train 4 Work, the Train 5 Work, the Train 6 Work and the Train 7 Work.
“Work Product” has the meaning set forth in Section 10.1.
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1.2Interpretation. The meanings specified in this Article 1 are applicable to both the singular and plural. As used in this Agreement, the terms “herein,” “herewith,” “hereunder” and “hereof” are references to this Agreement taken as a whole, and the terms “include,” “includes” and “including” mean “including, without limitation,” or variant thereof. Unless expressly stated otherwise, reference in this Agreement to an Article or Section shall be a reference to an Article or Section contained in these Terms and Conditions (and not in any Attachments or Schedules to this Agreement) and reference in this Agreement to an Attachment or Schedule shall be a reference to an Attachment or Schedule attached to this Agreement.
ARTICLE 2
RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS
2.1Status of Contractor. The relationship of Contractor to Owner shall be that of an independent contractor. Any provisions of this Agreement which may appear to give Owner or the Owner Representative the right to direct or control Contractor as to details of performing the Work, or to exercise any measure of control over the Work, shall be deemed to mean that Contractor shall follow the desires of Owner or the Owner Representative in the results of the Work only and not in the means by which the Work is to be accomplished, and Contractor shall have the complete right, obligation and authoritative control over the Work as to the manner, means or details as to how to perform the Work. Nothing herein shall be interpreted to create a master-servant or principal-agent relationship between Contractor, or any of its Subcontractors or Sub-subcontractors, and Owner. Nevertheless, Contractor shall comply with all provisions, terms and conditions of this Agreement, and the fact that Contractor is an independent contractor does not relieve it from its responsibility to fully, completely, timely and safely perform the Work in compliance with this Agreement.
2.2Key Personnel, Organization Chart and Contractor Representative.
A.Key Personnel and Organization Chart. Attachment F sets forth Contractor’s organizational chart to be implemented for the Work and also contains a list of key personnel (“Key Personnel” or “Key Persons”) from Contractor’s organization who will be assigned to the Work. Key Personnel shall, unless otherwise expressly stated in Attachment F, be devoted full-time to the Work for the entire duration of the Project, and Key Personnel shall not be removed or reassigned without Owner’s prior approval (such approval not to be unreasonably withheld). However, if Owner does not issue NTP on or before July 1, 2022, Contractor may reassign its Key Personnel (other than Contractor’s Project Manager), unless Contractor is performing Work pursuant to an LNTP. All requests for the substitution of Key Personnel shall include a detailed explanation and reason for the request and the résumés of professional education and experience for a minimum of two (2) candidates with the requisite qualifications and experience. Should Owner approve of the replacement of a Key Person, Contractor shall allow for an overlap of two (2) weeks during which both the Key Person to be replaced and the Owner-approved new Key Person shall work together full time. The additional cost of any replacement of such Key Personnel and overlap time shall be entirely at Contractor’s expense. Owner has the right, but not the obligation, to require Contractor to remove or cause to be removed Key Persons who are not, in Owner’s reasonable judgment, using GECP in the performance of the portion of the Work assigned to such Key Persons.
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B.Contractor Representative. Contractor designates *** as the Contractor Representative. Notification of a proposed change in Contractor Representative shall be provided in advance, in writing, to Owner. The Contractor Representative is a Key Person.
2.3Subcontractors and Sub-subcontractors. Owner acknowledges and agrees that Contractor intends to have portions of the Work accomplished by Subcontractors pursuant to written Subcontracts between Contractor and such Subcontractors and by Contractor’s Affiliates, and that such Subcontractors may have certain portions of the Work performed by Sub-subcontractors. All Subcontractors and Sub-subcontractors shall be reputable, qualified firms with an established record of successful performance in their respective trades performing identical or substantially similar work. Subject to Section 2.4E, Contractor shall use commercially reasonable efforts to require that all contracts with Subcontractors and Sub-subcontractors be consistent with the terms and provisions of this Agreement. Except as stated in Section 20.4, no Subcontractor or Sub-subcontractor is intended to be or shall be deemed a third-party beneficiary of this Agreement. Contractor shall be fully responsible to Owner for the acts and omissions of Subcontractors and Sub-subcontractors and of its Affiliates performing any Work and of Persons directly or indirectly employed by any of them, as Contractor is for the acts or omissions of Persons directly or indirectly employed by Contractor. The work of any Subcontractor or Sub-subcontractor and Contractor’s Affiliates shall be subject to inspection by Owner, Lender, or Independent Engineer to the same extent as the Work of Contractor. All Subcontractors and Sub-subcontractors and Contractor’s Affiliates and their respective personnel performing Work at the Site are to be instructed by Contractor in the terms and requirements of the safety and environmental protection policies and procedures established under Section 3.10 and shall be expected to comply with such policies and procedures with respect to Work performed at the Land. In the event that any personnel do not adhere to such policies and procedures, such personnel shall be removed by Contractor. In no event shall Contractor be entitled to any adjustment to the Changed Criteria as a result of compliance with such policies and procedures or any removal of personnel necessitated by non-compliance. Nothing contained herein shall (a) create any contractual relationship between any Subcontractor and Owner, or between any Sub-subcontractor and Owner, or between any of Contractor’s Affiliates performing Work and Owner or (b) obligate Owner to pay or cause the payment of any amounts to any Subcontractor or Sub-subcontractor or any of Contractor’s Affiliates. For purposes of Texas Sales and Use Tax, all Subcontracts and Sub-subcontracts will be separated contracts pursuant to Tex. Tax Code § 151.056(b) and 34 Tex. Admin. Code Rule § 3.291(a)(13).
2.4Subcontracts and Sub-subcontracts.
A.Approved List. Attachment G set forth the lists of Subcontractors and Sub-subcontractors that Contractor and Owner have agreed are approved Subcontractors and Sub-subcontractors for the performance of that portion of the Work specified in Attachment G. Approval by Owner of any Subcontractors or Sub-subcontractors does not relieve Contractor of any responsibilities under this Agreement.
B.Additional Proposed Major Subcontractors and Major Sub-subcontractors. In the event that Contractor is considering the selection of a Subcontractor or Sub-subcontractor not listed on Attachment G that would qualify as a Major Subcontractor or Major Sub-subcontractor, Contractor shall (i) notify Owner of its proposed Major Subcontractor or Major Sub-subcontractor as soon as practicable during the selection process and furnish to Owner all
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information reasonably requested by Owner with respect to Contractor’s selection criteria (including information regarding the Major Subcontractors and Major Sub-subcontractors qualifications, safety performance and the agreed scope of work but excluding Major Subcontractors or Major Sub-subcontractors (a) pricing (other than unit rates), discount or credit information, payment terms, payment schedules and retention and (b) performance security, liquidated damages and limitations on liability), and (ii) notify Owner no less than ten (10) Business Days prior to the execution of a Major Subcontract with a Major Subcontractor or Major Sub-subcontract with a Major Sub-subcontractor not listed on Attachment G. Owner shall have the discretion, not to be unreasonably utilized, to reject any proposed Major Subcontractor or Major Sub-subcontractor not listed on Attachment G for a Major Subcontract or Major Sub-subcontract for failing to meet the standard set out in Section 2.3. Contractor shall not enter into any Major Subcontract with a proposed Major Subcontractor or Major Sub-subcontract with a Major Sub-subcontractor that is rejected by Owner in accordance with the preceding sentence. Owner shall undertake in good faith to review the information provided by Contractor pursuant to this Section 2.4B expeditiously and shall notify Contractor of its decision to accept or reject a proposed Major Subcontractor or Major Sub-subcontractor as soon as practicable after such decision is made. Failure of Owner to respond within ten (10) Days after Owner’s receipt of Contractor’s notice of a proposed Major Subcontractor or Major Sub-subcontractor shall be deemed to be an acceptance of such Major Subcontractor or Major Sub-subcontractor. This Section 2.4B does not apply to the selection of Bulk Material Suppliers.
C.Other Additional Proposed Subcontractors and Sub-subcontractors. For any Subcontractor that will perform Work on the Land which are not otherwise covered by Sections 2.4A or 2.4B, Contractor shall, within thirty (30) Days after the execution of a Subcontract with such Subcontractor, but in any event no later than the mobilization of such Subcontractor to the Land, notify Owner in writing of the selection of such Subcontractor and inform Owner generally what portion of the Work such Subcontractor is performing. In addition, for any Sub-subcontractor that will perform Work on the Land which are not otherwise covered by Sections 2.4A or 2.4B, Contractor shall, before any Sub-subcontractor mobilizes to the Land, notify Owner of such Sub-subcontractor and inform Owner generally what portion of the Work such Sub-subcontractor is performing.
D.Delivery of Major Subcontracts and Major Sub-subcontracts. Within ten (10) Days after Owner’s request, Contractor shall furnish Owner with a redacted copy of all Major Subcontracts and Major Sub-subcontracts, or any other Subcontracts or Sub-subcontracts, (excluding only provisions regarding pricing, discount or credit information, payment terms, payment schedules, retention, performance security, liquidated damages and limitations on liability). Notwithstanding the above, Owner’s receipt and review (or non-review) of any Subcontracts or Sub-subcontracts shall not relieve the Contractor of any obligations under this Agreement nor shall such action constitute a waiver of any right or duty afforded Owner under this Agreement or approval of or acquiescence in a breach hereunder.
E.Terms of Major Subcontracts and Major Sub-subcontracts. In addition to the requirements in Section 2.3 and without in any way relieving Contractor of its full responsibility to Owner for the acts and omissions of Subcontractors and Sub-subcontractors, Contractor shall:
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1.include in each Major Subcontract and each Major Sub-subcontract provisions allowing each Major Subcontract and Major Sub-subcontract to be assigned to Owner, at Owner’s sole discretion, without the consent of the respective Major Subcontractor or Major Sub-subcontractor, provided that with respect to Chart, such assignment shall be subject to Chart’s consent, but such consent shall not be withheld unless (i) the assignee is a direct competitor of Chart in the Chart liquefaction process technology or the design or manufacture of brazed aluminum heat exchangers, Cold Boxes (as defined in the Chart License Agreement), nitrogen rejection units (as may be required for the Project scope) and all equipment listed in Schedule 1.25 of the Chart License Agreement; or (ii) the proposed assignment increases Chart’s obligations or liabilities under or relating in any way to the Chart License Agreement; or (iii) the assignment would cause a violation of Applicable Law, and further provided that with respect to each Construction Equipment rental or lease agreement that falls within the definition of Major Subcontract or Major Sub-subcontract, Contractor shall only be obligated to use its best efforts to include a provision that such agreement may be assigned to Owner without the consent of the respective construction equipment lessor; and
2.use reasonable commercial efforts to include in each Major Subcontract and Major Sub-subcontract a provision requiring each Major Subcontractor and Major Sub-subcontractor to comply with all requirements and obligations of Contractor to Owner under this Agreement, as such requirements and obligations are applicable to the performance of the Work under their respective Major Subcontract or Major Sub-subcontract, provided however, notwithstanding the foregoing, Contractor shall, at a minimum, include in each Major Subcontract and Major Sub-subcontract, to the extent such requirements and obligations are applicable to their performance of the Work under the respective Major Subcontract or Major Sub-subcontract, the following:
(i)requirements and obligations substantially similar to those set forth in Article 10, Article 17, and Article 19; Sections 2.3, 2.5C, 3.3D, 3.8, 3.13, 3.16, 3.18, 8.1, 9.1 (and Attachment O), 12.1C, 12.2A, 16.2, 16.3, the Interim Lien Waiver requirements in Section 7.2D and the Final Lien and Claim Waiver requirements in Section 7.3; and
(ii)for all Major Subcontractors and Major Sub-subcontractors performing Work on the Land, requirements and obligations substantially similar to those set forth in Sections 3.6, 3.7, 3.10, 3.17, 3.24, 3.25, in addition to the requirements and obligations set forth in Section 2.4E.2(i).
Notwithstanding the foregoing, Contractor shall not be required to flow down such terms (other than provisions substantially similar to Sections 7.2 and 7.3(d) and (e)) to Bulk Material Suppliers, provided that Contractor is not in any way relieved of its full responsibility to Owner for the acts or omissions of such Bulk Material Suppliers.
2.5Contractor Acknowledgements.
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A.This Agreement. Prior to the execution of this Agreement, Contractor performed or verified the engineering, cost estimating and related services and developed and provided, or verified, the information that forms the Scope of Work and Basis of Design in Attachment A. Subject to Section 4.6A, Contractor hereby agrees and acknowledges that the Scope of Work and Basis of Design are accurate, adequate and sufficiently complete for Contractor to engineer, procure, construct, pre-commission, commission, start-up and test a fully operational Natural Gas liquefaction facility, including seven (7) Trains and associated facilities, for the Contract Price, in accordance with the Guaranteed Dates, and in accordance with all requirements of this Agreement, including Applicable Codes and Standards, Applicable Law, and the Warranties, Minimum Acceptance Criteria and Performance Guarantees. Accordingly, except for Section 4.6A, Contractor hereby (i) agrees that it shall have no right to claim or seek any adjustment to the Changed Criteria with respect to any incomplete, inaccurate or inadequate information or requirements that may be contained or referenced in Attachment A, and (ii) waives and releases Owner from and against such claims. Owner makes no guaranty or warranty, express or implied, as to the accuracy, adequacy or completeness of any such information that is contained or referenced in Attachment A.
B.Conditions of the Site and the Supporting Real Estate.
1.Subject to Section 4.6A, Contractor further agrees and acknowledges that it is sufficiently familiar with the Site (to the extent related to the Work) and the Supporting Real Estate and understands the climate, terrain, topography, subsurface conditions (subject to this Section 2.5B.1) and other difficulties that it may encounter in performing the Work in accordance with the Guaranteed Dates. Except as provided in this Agreement, including Section 6.7 and Section 6.8, Contractor waives any right to claim an adjustment in the Contract Price or the Guaranteed Dates as a result of any of the following conditions at the Site (i) river levels, topography; (ii) climatic conditions, tides, and seasons; (iii) availability of laborers, Subcontractors, Sub-subcontractors, Construction Equipment or any other items or supplies; (iv) adequate availability and transportation of Equipment; and (v) breakdown or other failure of Construction Equipment; provided, however, that Contractor does not assume the risk or waive its rights with respect to those conditions in Sections 2.5B2 and 4.9. This Section 2.5B1 shall not affect the rights of Contractor pursuant to Section 4.3.
2.Contractor assumes all risks related to, and waives any right to claim an adjustment for, any and all subsurface conditions of whatever nature or condition, except as expressly provided in this Section 2.5B.2.
(i)Within one hundred fifty (150) Days after Owner’s issuance of NTP (“Soil Investigation Period”), Contractor may conduct, or cause to be conducted, additional soil testing and investigations (including conducting additional soil borings) in order to further verify the Soils Data and to, at Contractor’s option, further ascertain the subsurface conditions of the Land. Provided that Contractor complies with the requirements set forth in Sections 6.2 and 6.5, if as a result of its investigations Contractor discovers subsurface soil conditions that are materially different than the information described in or what
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was reasonably inferable from the Soils Data, Contractor shall be entitled to a Change Order adjusting the Contract Price to the extent that such differing conditions adversely affect Contractor’s costs of performance of the Work or Contractor’s ability to perform any material requirement of this Agreement and if such differing conditions cause a delay (as that term is defined in Section 6.10), Contractor shall be entitled to relief to the extent permitted in Section 6.8, provided that in any case such conditions were not discovered or reasonably inferred by Contractor or any Subcontractor or Sub-subcontractor, acting in accordance with GECP, from the Soils Data. No later than the completion of the Soil Investigation Period, if Contractor meets its notification and Change Order proposal requirements in this Section 2.5B2(i), the Parties shall negotiate in good faith to reach agreement on such Change Order. If the Parties fail to reach agreement on the adjustment to the Contract Price and/or Guaranteed Dates, then Owner may direct Contractor through a Unilateral Change Order pursuant to Section 6.2D to commence and perform Contractor’s technical solution to such differing conditions. If the Parties mutually agree to a Change Order in accordance with this Section 2.5B2(i), Contractor shall not be entitled to any further relief for subsurface conditions of whatever nature, except for Unforeseen Subsurface Conditions pursuant to Section 2.5B2(ii). If Contractor fails, within the Soil Investigation Period, to (a) notify Owner in accordance with Section 6.5A of such materially different conditions (if any) and (b) provide its proposed Change Order in accordance with Section 6.5B, then Contractor assumes all risks and waives any right to claim an adjustment in the Changed Criteria, including the Contract Price, with respect to any additional costs incurred by Contractor or any Subcontractor and Sub-subcontractor in the performance of the Work in connection with any subsurface conditions of whatever nature or condition, except for Unforeseen Subsurface Conditions pursuant to Section 2.5B2(ii). Owner may not issue a Unilateral Change Order to shorten the Soil Investigation Period or reduce Contractor’s right to conduct additional soil testing and investigations during the Soil Investigation Period, nor may Owner issue a Unilateral Change Order that requires Contractor to perform a different technical solution to address any differing subsurface soil conditions discovered prior to the conclusion of the Soil Investigation Period.
(ii)Provided that Contractor complies with the requirements set forth in Sections 6.2 and 6.5, if Contractor encounters Unforeseen Subsurface Conditions on the Land in the performance of the Work that adversely affect Contractor’s costs of performance of the Work or ability to perform any material requirement of this Agreement, Contractor shall be entitled to a Change Order adjusting the Contract Price pursuant to Sections 6.2A.5 and if such Unforeseen Subsurface Conditions cause a delay (as that term is defined in Section 6.10), Contractor shall be entitled to relief to the extent permitted in Section 6.8. Without prejudice to the foregoing, after the Soil Investigation Period and resulting Change Order, if any, as described in Section 2.5B2(i), Contractor shall not be entitled to a Change Order except in the case of Unforeseen Subsurface Conditions. Notwithstanding anything to the contrary in this Section 2.5B2(ii), to
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the extent Contractor encounters Pre-Existing Contamination or Arsenic, then Section 3.17 shall control.
C.Applicable Law and Applicable Codes and Standards. Contractor has investigated to its satisfaction Applicable Law and Applicable Codes and Standards and warrants that it can perform the Work at the Contract Price and within the Guaranteed Dates in accordance with such Applicable Law and Applicable Codes and Standards, provided however that for Applicable Codes and Standards that are not set forth in Applicable Law, Contractor shall perform the Work in accordance with the Applicable Codes and Standards in effect as of June 23, 2017. Contractor shall perform the Work in accordance with Applicable Law and Applicable Codes and Standards, whether or not such Applicable Law or Applicable Codes and Standards came into effect before the Agreement Date or during the performance of the Work; provided, however, Contractor shall be entitled to a Change Order for Changes in Law to the extent allowed under Section 6.2A.7. Except for any Changes in Law for which Contractor is entitled to a Change Order under Section 6.2A.7 or any Changes in U.S. Duties and Tariffs under Section 6.2A.10 or any Changes in Non-U.S. Duties and Tariffs under Section 6.2A.13, Contractor hereby waives any right to make any claim for adjustment to the Changed Criteria in relation to any change in Applicable Law or Applicable Codes and Standards, including any changes in duties or tariffs.
D.Owner’s Consultants. Owner may designate consultants that are not an employee of Owner to provide certain administrative, management, planning and other services as it deems appropriate to assist with Owner’s rights, remedies and obligations under this Agreement. Such consultants or professionals may, to the extent specified in this Agreement between Owner and such consultants or professionals, act for or on behalf of Owner with respect to Owner’s rights, remedies and obligations under this Agreement, which may include receiving and reviewing certain deliverables and submittals from Contractor, inspecting certain portions of the Work and receiving Contractor’s Confidential Information to the extent necessary to perform such services (having first been bound to an obligation of confidentiality in accordance with this Agreement) to the extent Owner is permitted to do the same under this Agreement, as further specified by Owner to Contractor in writing. Under no circumstances shall such consultants or professionals have any authority to amend this Agreement, sign any Change Order or issue any Unilateral Change Order. In no event will Owner retain as a consultant on this Project any Person that is a Competitor of Contractor.
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ARTICLE 3
CONTRACTOR’S RESPONSIBILITIES
3.1Scope of Work.
A.Generally. Subject to Section 3.1B, the Work shall be performed on a turnkey basis and shall include all engineering, procurement, construction, pre-commissioning, commissioning, start-up and testing of the Stage 3 Facility and all portions thereof, all Equipment, Construction Equipment, spare parts, labor, workmanship, inspection, manufacture, fabrication, installation, design, delivery, transportation, storage, training of Owner’s operation personnel and all other items or tasks that are set forth in Attachment A, or otherwise required to achieve RFFGI, RFSU, and Substantial Completion of each Train and Final Completion of the Stage 3 Facility, including achieving the Minimum Acceptance Criteria and Performance Guarantees in accordance with the requirements of this Agreement. Contractor shall be required to integrate and use such Owner’s personnel in Contractor’s pre-commissioning, commissioning, start-up and testing efforts as required in this Agreement, including Attachment M and Attachment S. Contractor shall perform the Work in accordance with GECP, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of this Agreement, with the explicit understanding that the Stage 3 Facility will operate as a Natural Gas liquefaction facility meeting all requirements and specifications of this Agreement, including Applicable Codes and Standards, Applicable Law, Warranties, Minimum Acceptance Criteria and Performance Guarantees. Subject only to Section 3.1B, it is understood and agreed that the Work shall include any incidental work that can reasonably be inferred as required and necessary to complete the Stage 3 Facility and all portions thereof in accordance with GECP, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of this Agreement, excluding only those items which Owner has specifically agreed to provide under the terms of this Agreement. Without limiting the generality of the foregoing, the Work is more specifically described in Attachment A.
B.Exception to Scope of Work. Contractor shall not be responsible for providing those items expressly identified in Article 4 as Owner’s obligations.
3.2Specific Obligations. Without limiting the generality of Section 3.1 or the requirements of any other provision of this Agreement, Contractor shall:
A.procure, supply, transport, handle, properly store, assemble, erect and install all Equipment;
B.provide construction, construction management (including the furnishing of all Construction Equipment, and all supervision and craft labor), civil/structural, electrical, instrumentation, field design, inspection and quality control services required to ensure that the Work is performed in accordance herewith;
C.negotiate all guarantees, warranties, delivery schedules and performance requirements with all Subcontractors so that all Subcontracts are consistent with this Agreement, as set forth in Sections 2.3 and 2.4;
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D.perform shop and other inspections of the work of Subcontractors and Sub-subcontractors to ensure that such work meets all of the requirements of this Agreement;
E.pay Subcontractors in accordance with the respective Subcontracts;
F.pay all Taxes incurred by Contractor in connection with the Work in a timely fashion, and as between Owner and Contractor, be responsible for all Taxes incurred by any Subcontractor or Sub-subcontractor;
G.ensure the Work is performed in accordance with the Guaranteed Dates;
H.until Substantial Completion of each Train, conduct and manage all pre-commissioning, commissioning, start-up, Performance Tests, other testing, and operations of each Train and the Stage 3 Facility, while directing operation personnel provided by Owner pursuant to Section 4.4;
I.obtain and thereafter maintain all Permits required per Section 3.12;
J.provide prompt assistance, information and documentation required or requested by Owner to enable Owner to obtain any Owner Permits; provided that such assistance, information and documentation shall not include Contractor’s provision of information, testimony, documents or data by Contractor’s employees under oath during litigation (unless specifically authorized by Contractor) and activities outside the field of Contractor’s expertise, training or experience of personnel assigned to the performance of the Work under this Agreement (except to the extent provided for by Change Order issued pursuant to Section 6.1 and agreed by Contractor);
K.provide training for Owner’s operation personnel per Section 3.5;
L.ensure all Subcontractors perform their Subcontract obligations;
M.cooperate with and respond promptly to reasonable inquiries from Owner;
N.obtain and manage all temporary utilities required to complete the Work;
O.perform the engineering, procurement, construction and start-up of all permanent utilities necessary for the commercial operation of the Stage 3 Facility (whether to be constructed within or outside the Site, including all connections and tie-ins to the Stage 3 Facility) except as otherwise provided in Article 4 or Attachment V;
P.supply all initial fills of lubricants, refrigerants and chemicals and transformer oils and all consumables necessary to perform the Work through Substantial Completion of each Train, excluding Owner’s supply requirements of Natural Gas feed for commissioning, start-up, testing and operations as set forth in this Agreement, and as a condition of Substantial Completion, as applicable;
Q.perform all design and engineering Work in accordance with this Agreement, including that specified in Section 3.3; and
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R.comply with its obligations in Attachment LL.
3.3Design and Engineering Work.
A.General. Contractor shall, as part of the Work, perform, or cause to be performed, all design and engineering Work in accordance with this Agreement and cause the Work to meet and achieve the requirements of this Agreement, including achieving the Minimum Acceptance Criteria and Performance Guarantees.
B.Drawings and Specifications. Upon receipt of an LNTP in accordance with Section 5.1 or the NTP issued in accordance with Section 5.2, Contractor shall commence the preparation of the Drawings and Specifications for all Work relating to such LNTP or NTP. The Drawings and Specifications shall be based on the requirements of this Agreement, including the Scope of Work, Basis of Design, GECP, Applicable Codes and Standards, Applicable Law, and all applicable provisions of this Agreement. Contractor shall develop a design document submittal schedule in the form of a master document register and issue to Owner no later than thirty (30) Days after NTP.
C.Review Process.
1.Review. For the period of the Work during which Contractor is continuing to develop design specifications, 3-D model or other similar design documents, Contractor shall coordinate with Owner and provide regular updates to Owner through model reviews, HAZOPs, and other technical discussions.
2.Submission by Contractor. Contractor shall submit copies of the Drawings and Specifications specified in Attachment B to Owner for formal review, comment or disapproval in accordance with (a) Attachment B and (b) the design document submittal schedule provided pursuant to Section 3.3B.
3.Review Periods. Owner shall have up to ten (10) Business Days after its receipt of Drawings and Specifications submitted in accordance with Section 3.3C.2 to issue to Contractor written comments, proposed changes and/or approvals or disapprovals of the submission of such Drawings and Specifications.
4.No Owner Response. If Owner does not issue any comments, proposed changes, approvals or disapprovals within such time periods set forth in Section 3.3C.3, Contractor may proceed with the development of such Drawings and Specifications and any construction relating thereto, but Owner’s lack of comments, approval or disapproval, if applicable, shall in no event constitute an approval of the matters received by Owner.
5.Disapproval by Owner. If Owner disapproves of the Drawings or Specifications (which disapproval shall not be exercised unreasonably), Owner shall provide Contractor with a written statement of the reasons for such disapproval within the time period required for Owner’s response for disapproval of Drawings and Specifications set forth in Section 3.3C.3. Contractor shall provide Owner with revised
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and corrected Drawings and Specifications as soon as possible thereafter and Owner’s rights with respect to issuing comments, proposed changes, approvals or disapprovals of such revised and corrected Drawings or Specifications are governed by the procedures specified above in this Section 3.3C; provided that Contractor shall not be entitled to any adjustment to the Changed Criteria, unless: (a) such disapproval is exercised unreasonably (e.g., due to one or more material changes required by Owner to any such Drawings or Specifications and not the result of noncompliance of such Drawings or Specifications with the requirements of this Agreement), (b) such disapproval and associated changes adversely impact Contractor’s costs or ability to perform the Work in accordance with the Monthly Updated Project Schedule, and (c) Contractor complies with and meets the requirements under Article 6.
6.Approval by Owner. Upon Owner’s approval of the Drawings and Specifications, such Drawings and Specifications shall be the Drawings and Specifications that Contractor shall use to construct the Work; provided that Owner’s review or approval of any Drawings and Specifications (or Owner’s lack of comments, proposed changes or approval) shall not in any way be deemed to limit or in any way alter Contractor’s responsibility to perform and complete the Work in accordance with the requirements of this Agreement, and in the event that there is a discrepancy, difference or ambiguity between the terms of this Agreement and any Drawings and Specifications, the terms of this Agreement shall control. Due to the limited time for Owner’s review of Drawings and Specifications, Contractor’s or its Subcontractors’ or Sub-subcontractors’ expertise in the Work and Owner’s contractual expectation for Contractor to prepare accurate and complete Drawings and Specifications, Contractor recognizes and agrees that Owner is not required or expected to make detailed reviews of Drawings and Specifications, but instead Owner’s review of Drawings and Specifications may be of only a general, cursory nature. Accordingly, any review or approval given by Owner under this Agreement (or Owner’s non-response) with respect to any Drawings or Specifications shall not in any way be, or deemed to be, an approval of any Work, Drawings or Specifications not meeting the requirements of this Agreement, as Contractor has the sole responsibility for performing the Work in accordance with this Agreement.
D.Design Licenses. Contractor shall perform, or cause to be performed, all design and engineering Work in accordance with Applicable Law and Applicable Codes and Standards, and all Drawings, Specifications and design and engineering Work shall be signed and stamped by design professionals licensed to the extent required by Applicable Law.
E.CAD Drawings. Unless otherwise expressly provided under this Agreement, all Drawings and Record As-Built Drawings prepared by Contractor or its Subcontractors under this Agreement shall be prepared using computer aided design (“CAD”). All Contractor CAD drawing files shall be in fully operable and editable in native format as set forth in Attachment B. Contractor shall use reasonable efforts to also provide Drawings, including Record As-Built Drawings, in other formats requested by Owner.
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F.As-Built Drawings. During construction, Contractor shall keep a redlined, marked, up-to-date set of As-Built Drawings on the Site as required under Attachment B. Contractor shall make redlined documents available to Owner for inspection upon request during the course of construction. As a condition precedent to Final Completion, Contractor shall deliver to Owner the Record As-Built Drawings and Specifications in accordance with Attachment B, which shall include delivery of final as-built drawing files in fully operable and editable format in CAD.
G.SmartPlant Files. Contractor shall, as a part of the requirements for achieving Final Completion, provide all SmartPlant native files and other associated design native files to Owner as required under Attachment B. This shall include Contractor furnishing SmartPlant electrical, SmartPlant instrumentation, and SmartPlant P&ID native files to Owner.
H.Other Information. Contractor shall deliver copies of all other documents required to be delivered pursuant to Attachment B within and in accordance with the requirements and timing set forth in Attachment B.
3.4Spare Parts.
A.Commissioning Spare Parts. Contractor shall provide all pre-commissioning, commissioning, start-up and testing spare parts necessary to achieve Substantial Completion of each Train, as applicable, and shall deliver such spare parts for such Train to the Site. The cost associated with all Work related to such pre-commissioning, commissioning, start-up and testing spare parts is included in the Contract Price, including all Work related to procuring and storing the commissioning spare parts and the purchase price for such parts.
B.Capital Spare Parts. Prior to Final Completion, Contractor shall deliver to the Site all the Capital Spare Parts that pertain to such Train. Such Capital Spare Parts are listed in Attachment W, and the cost associated with all Work related to such Capital Spare Parts is included in the Capital Spare Parts Provisional Sum (which is part of the Contract Price, provided that at the Effective Date, the Capital Spare Parts Provisional Sum is equal to *** U.S. Dollars (U.S.$ ***), including the cost of procurement of such spare parts, the transportation, preservation and handling costs of such spare parts and the actual out-of-pocket purchase price of such spare parts. To the extent that Contractor desires to use any Capital Spare Parts, Contractor must obtain Owner’s prior approval, not to be unreasonably withheld, and promptly replace all such spare parts, unless otherwise approved by Owner.
C.Operating Spare Parts and Consumables. With respect to operating spare parts and consumables for use after Substantial Completion, Contractor shall deliver to Owner for Owner’s approval a detailed priced list of the manufacturer and Contractor-recommended operating spare parts and consumables for each applicable item of Equipment necessary for operating such Equipment for two (2) years. The purchase price of each operating spare part shall be provided to Owner for each item of Equipment for which there is manufacturer or Contractor-recommended operating spare parts or consumables no later than one hundred twenty (120) Days after the execution of the applicable Subcontract for such Equipment, and such purchase prices will be valid for one hundred eighty (180) Days after Contractor’s execution
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thereof. Owner may respond to Contractor identifying which operating spare parts or consumables, if any, that Owner wishes Contractor to procure under each Subcontract within such one hundred eighty (180) Day period. The cost associated with all Work related to the two (2) years’ operating spare parts and consumables is included in the Contract Price, except for the purchase price (including transport) of such operating spare parts and consumables. In the event Owner requests in writing that Contractor procure any operating spare parts or consumables on Owner’s behalf, Contractor shall be entitled to a Change Order in accordance with Section 6.2A.6 to increase the Contract Price for the actual purchase price and delivery costs of such requested operating spare parts or consumables, plus costs of transportation, preservation and a profit of *** percent (***%) on such price and costs. To the extent that Contractor desires to use any operating spare parts or consumables, Contractor must obtain Owner’s prior approval and promptly replace all such spare parts or consumables.
3.5Training Program in General. As part of the Work, a reasonable number of competent personnel, who are capable of being trained by Contractor, designated by Owner in its sole discretion (but not to exceed the number of Persons listed in Attachment M) shall be given training designed and administered by Contractor at its expense, which shall be based on the program requirements contained in Attachment A and shall cover at a minimum the following topics: (i) the testing of each item of Equipment; (ii) the start-up, operation and shut-down of each item of Equipment; (iii) the performance of routine, preventative and emergency maintenance for each item of Equipment; and (iv) spare parts to be maintained for each item of Equipment, and their installation and removal. Such training shall include instruction for Owner’s operations personnel in the operation and routine maintenance of each item of Equipment prior to completion of commissioning of each item of Equipment. As part of the training, Contractor shall provide Owner’s operating personnel with full access to the Stage 3 Facility during commissioning, start-up and testing. Training shall be provided by personnel selected by Contractor who, in Contractor’s and the Equipment Subcontractor’s or Sub-subcontractor’s judgment, are qualified to provide such training, and shall take place at such locations and at such times as agreed upon by the Parties. Contractor shall provide trainees with materials described in Attachment A and Attachment M. Contractor shall also provide to Owner all training materials and aids developed to conduct such training in order to facilitate future training by Owner of personnel hired after Substantial Completion.
3.6Environmental Regulations and Environmental Compliance. No later than the earlier of sixty (60) Days after NTP or thirty (30) Days prior to the commencement of the Work on the Land, Contractor shall submit for Owner’s approval, not to be unreasonably withheld, a Project-specific environmental policies and procedures. Such policies and procedures shall be in compliance with requirements of this Agreement, including Applicable Law and the policies and procedures set forth in Attachment J. Without limitation of Section 3.1, Contractor is responsible for performing the Work in compliance with all provisions of this Agreement regarding the environment and Applicable Law and in compliance with the policies and procedures set forth in Attachment J and the Contractor’s Project-specific policies and procedures approved by Owner (where applicable). Contractor shall maintain all environmental compliance records required by Applicable Law and shall provide, or cause to be provided, necessary training to its employees, Subcontractors and Sub-subcontractors to ensure their compliance with the environmental requirements of this Agreement. Contractor shall, at its sole cost and expense, dispose of all non-hazardous wastes and Hazardous Materials generated during the performance of the Work (excluding any Hazardous Materials arising from Pre-Existing Contamination
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and Arsenic) or brought onto the Land by Contractor, any Subcontractor or any Sub-subcontractor during performance of the Work at off-Site disposal facilities permitted to receive such wastes and Hazardous Materials. Contractor shall provide copies of all waste and disposal records and reports to Owner. Contractor shall report to Owner, as soon as reasonably possible after having knowledge thereof and in no event later than one (1) Day after such occurrence, any violation of the foregoing. Contractor shall, at its sole cost and expense, remediate the on-Land release of any Hazardous Materials generated during the performance of the Work (excluding any Hazardous Materials arising from Pre-Existing Contamination and Arsenic) or brought onto the Land by Contractor, any Subcontractor or any Sub-subcontractor or other event in violation of this Section 3.6.
3.7Contractor’s Tools and Construction Equipment. Contractor shall furnish all Construction Equipment necessary and appropriate for the timely and safe completion of the Work in compliance with this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Contractor shall be responsible for damage to or destruction or loss of, from any cause whatsoever, all Construction Equipment owned, rented or leased by Contractor or its Subcontractors or Sub-subcontractors for use in accomplishing the Work. Contractor shall require all insurance policies (including policies of Contractor and all Subcontractors and Sub-subcontractors) in any way relating to such Construction Equipment to include clauses stating that each underwriter will waive all rights of recovery, under subrogation or otherwise, against any and all members of the Owner Group.
3.8Employment of Personnel.
A.Contractor shall not employ or retain, or permit any Subcontractor or Sub-subcontractor to employ or retain, in connection with its performance under this Agreement anyone who is unsafe, not skilled, or not qualified to perform the work assigned to such Person. Contractor agrees to promptly remove or reassign (or to require any Subcontractor or Sub-subcontractor to remove or reassign) from its services in connection with the Work any Person who does not meet the foregoing requirements, excluding vendors or suppliers who are not performing Work on the Land. In addition, Contractor agrees that within forty-eight (48) hours after receipt of notice from Owner, it shall remove from the Work any employee or agent of Contractor or of Contractor’s Subcontractors or Sub-subcontractors who, in Owner’s reasonable opinion, is unsafe, incompetent, careless, unqualified to perform the Work assigned to such Person, creates an unsafe work environment, persists in any conduct which is prejudicial to safety, health, or the protection of the environment, disregards the terms and conditions of this Agreement, or is interrupting, interfering with or impeding the timely and proper completion of the Work. Notwithstanding the foregoing, Owner shall have no liability and Contractor agrees to release, indemnify, defend and hold harmless any and all members of the Owner Group from and against any and all claims, causes of action, damages, costs, losses and expenses (including all attorneys’ fees and litigation expenses) and liabilities, of whatsoever kind or nature, which may arise or result from Contractor or any Subcontractor or Sub-subcontractor terminating the employment of or removing or reassigning from the Work any such employee or agent who fails to meet the foregoing requirements following a request by Owner to have such employee removed or reassigned from the Work. Contractor shall replace any such employee or agent at its sole cost and expense.
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B.Contractor is responsible for maintaining labor relations in such manner that there is reasonable harmony among the employees of Contractor and its Subcontractors and Sub-subcontractors performing Work at the Land. Contractor and its Subcontractors and Sub-subcontractors performing Work at the Land shall conduct their labor relations in accordance with the recognized prevailing local area practices. Contractor shall inform Owner promptly of any labor dispute, anticipated labor dispute, request or demand by a labor organization, its representatives or members which may reasonably be expected to affect the Work. Contractor further agrees to inform Owner, before any commitments are made, about the negotiations of any agreements or understandings with local or national labor organizations.
C.Contractor and its Subcontractors and Sub-subcontractors and the personnel of any of them shall not bring onto the Land any: (i) firearm of whatsoever nature, knife with a blade exceeding four (4) inches (100 millimeters) in length or other object which in the sole judgment of Owner is determined to be a potential weapon; (ii) alcoholic beverages or intoxicants of any nature; (iii) substance that creates a hazard and not related to the Work; (iv) animal; (v) illegal drugs of any nature; (vi) drugs (whether prescription or non-prescription) which impair physical or mental faculties; or (vii) prescription drugs without a valid prescription.
D.In connection with the enforcement of this Section 3.8D, all employees and agents of Contractor and its Subcontractors and Sub-subcontractors shall successfully complete a drug screening test prior to performing Work on the Land, and periodically thereafter in accordance with the requirements of Contractor’s safety program required under Section 3.10. Contractor and its Subcontractors and Sub-subcontractors shall abide by and enforce the requirements of this Section 3.8D, and shall immediately remove from the Work and the Land to the extent permitted by Applicable Law any employee or agent of Contractor, Subcontractor or Sub-subcontractor who has violated the requirements of this Section 3.8D. The provisions of Section 3.8A with regard to liability of any member of the Owner Group and Contractor’s release, indemnification, defense and hold harmless obligations shall apply to the removal of any such Person under this Section 3.8D.
3.9Clean-up. Contractor shall, to Owner’s reasonable satisfaction, keep the Land free from all waste materials or rubbish caused by the activities of Contractor or any of its Subcontractors or Sub-subcontractors. As soon as practicable after the completion of all Punchlist items, Contractor shall remove, at its own cost, all Construction Equipment and other items not constituting part of the Stage 3 Facility (other than as required by Contractor to fulfil its obligations under Section 12.3A) and remove all such waste material, Hazardous Materials and rubbish where any of such are brought on to the Land by Contractor from the Land (unless Owner otherwise approves) and restore the Land in accordance with this Agreement. In the event of Contractor’s failure to comply with any of the foregoing, Owner may accomplish the same; provided, however, that Contractor shall be liable for and pay to Owner (directly, by offset, or by collection on the Letter of Credit, at Owner’s sole option) all reasonable costs associated with such removal and/or restoration, including reasonable costs associated with permitting, transportation and disposal at an authorized location.

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3.10Safety and Security. Contractor recognizes and agrees that safety and physical security are of paramount importance in the performance of the Work and that Contractor is responsible for performing the Work in a safe and physically secure manner. No later than the earlier of sixty (60) Days after NTP or any LNTP or thirty (30) Days prior to the commencement of the Work on the Land, Contractor shall deliver to Owner a safety program for Owner’s review. Contractor’s safety program shall specify the written policies and procedures for maintaining and supervising all environmental, health and safety precautions and programs in connection with the performance of the Work, including appropriate precautions and Work-specific detailed programs for areas in and around the Land and the handling, collecting, removing, transporting or disposing of Hazardous Materials for which Contractor is responsible under this Agreement, in order to ensure prudent practice on the Land for the safety of all Persons on the Land. Contractor further agrees to perform the Work in accordance with the safety and health rules and standards of Applicable Law (including OSHA) and such safety program, and Contractor shall assume all costs associated with compliance therewith. Contractor’s safety program shall include the Owner’s requirements set forth in Attachment J. Owner’s review of Contractor’s safety program shall not in any way relieve Contractor of its responsibility regarding safety, and Owner, in reviewing such safety program, assumes no liability for such safety program. Contractor shall appoint one or more (as appropriate) safety representative(s) acceptable to Owner who shall be resident on the Land, have responsibility to immediately correct unsafe conditions or unsafe acts associated with the Work and the Stage 3 Facility, act on behalf of Contractor on safety and health matters, and participate in periodic safety meetings with Owner after Work has commenced on the Site. Contractor further agrees to provide or cause to be provided necessary training and safety Construction Equipment to its employees, Subcontractors and Sub-subcontractors to ensure their compliance with the foregoing safety and health rules and standards and enforce the use of such training and Construction Equipment. Contractor shall maintain all accident, injury and any other records required by Applicable Law or by Contractor’s safety program and shall furnish Owner a Monthly summary of injuries and labor hours lost due to injuries. Should Owner at any time observe Contractor, or any of its Subcontractors or Sub-subcontractors, performing the Work in an unsafe manner, or in a manner that may, if continued, become unsafe, then Owner shall have the right (but not the obligation) to require Contractor to stop the portion of the Work that is being performed in an unsafe manner until such time as the manner of performing the Work has been rendered safe; provided, however, that at no time shall Contractor be entitled to an adjustment to the Changed Criteria based on such work stoppage. Contractor shall be responsible for the security, fencing, guarding, temporary facilities, lighting, and supervision of the Stage 3 Facility, the Site and the Supporting Real Estate each as required and described in Attachment A until all of the requirements of Substantial Completion for an applicable Train have been satisfied. Nothing in this Section 3.10 shall affect Contractor’s status as an independent contractor. With respect to (i) the Land’s access requirements, restrictions and procedures, (ii) Owner’s safety and security rules and procedures and (iii) other such safety rules and procedures as required by the Site’s landowner or Applicable Laws, provided that, with respect to (i) through (iii) inclusive, such requirements, restrictions, rules and procedures have been provided to Contractor by Owner prior to the Agreement Date (except to the extent such information is in the public domain), Contractor acknowledges that it has fully investigated and has taken such requirements, rules and procedures into account in planning the Work to be performed in accordance with the Guaranteed Dates. Further, Contractor shall comply with any Site access, safety and security requirements, restrictions, rules and procedures imposed by Owner, or the Site’s landowner provided that such have been provided to Contractor by Owner (to the extent such information is not available to the public domain) prior to the Agreement Date or as otherwise
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mutually agreed between the Parties; provided that Contractor shall in all cases comply with any requirements, restrictions, rules and procedures imposed by Applicable Law, regarding Site access and performance of the Work on the Site. As such, Contractor shall not be entitled to a Change Order to adjust the Contract Price or Guaranteed Dates as a result of Contractor’s (including its Subcontractors and Sub-subcontractors) compliance with such access, safety and security requirements, restrictions, rules and procedures except to the extent of any material changes made thereto by the Site’s landowner subsequent to the Agreement Date. Contractor (i) is aware of all Applicable Law and safety requirements established by Governmental Instrumentalities (including social distancing and use of protective equipment) and applicable guidelines issued by the Center for Disease Control relating to COVID-19 that were issued prior to or as of the Agreement Date, and (ii) has taken such requirements and guidelines into account in planning the Work and developing the Contract Price, COVID-19 Provisional Sum, and Guaranteed Dates.
3.11Emergencies. In the event of any emergency endangering life or property in any way relating to the Work, the Stage 3 Facility or the Site, whether on the Site or otherwise, Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage, or loss and shall, as soon as reasonably possible, report any such incidents, including Contractor’s response thereto, to Owner. If Contractor fails to take such action and the emergency requires immediate action, then Owner, with or without notice to Contractor may, but shall be under no obligation to, take reasonable action as required to address such emergency. The taking of any such action by Owner, or Owner’s failure to take any action, shall not limit Contractor’s liability. Contractor shall reimburse Owner for the performance of any work or furnishing of any equipment or other items in connection with any emergency in an amount equal to the reasonable costs incurred by Owner in such performance of work or furnishing of equipment or other items.
3.12Approvals, Certificates, Permits and Licenses.
A.Contractor shall obtain Owner approval prior to engaging in any communication related to an Owner Permit with a Governmental Instrumentality (whether verbal, written, electronic or otherwise). Additionally, Contractor shall copy Owner on all correspondence related to Owner Permits between Contractor and any Governmental Instrumentality (whether written, electronic, facsimile, or otherwise), and to the extent Contractor receives any such correspondence from a Governmental Instrumentality, Contractor shall provide Owner with copies of all such correspondence no later than five (5) Days of Contractor’s receipt. Notwithstanding the preceding sentence, Contractor shall not take or omit to take any action that violates or jeopardizes any required Permit or approval of a Governmental Instrumentality.
B.Other than the Owner Permits, Contractor shall obtain in a timely manner so as not to delay performance of the Work, all Permits required to perform the Work, including the Permits listed in Attachment P. All Permits obtained by Contractor shall be valid for the full duration of time in which Contractor is required to perform the Work, including the Defect Correction Period, as applicable. Contractor shall provide Owner with copies of such Permits as soon as they are obtained.
C.Contractor shall provide information, assistance and documentation to Owner as reasonably requested in connection with the Owner Permits. Without limiting the generality of
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the foregoing, Contractor acknowledges that Owner is required to provide regular reports and other information to FERC during the design and construction of the Stage 3 Facility, and that the Stage 3 Facility will be subject to regular inspections by FERC staff, and continuous monitoring by inspectors providing reports to FERC. Contractor shall provide continuing support services relating to the FERC and regulatory processes, including the preparation of all design and engineering documentation necessary to conform and update Owner’s FERC filings, TCEQ filings, and other filings with respect to the Scope of Work, either prior to or following the issuance of the final FERC Order for the Project. Contractor shall also perform the engineering with respect to the Owner Permits in accordance with Attachment A, and shall cooperate with FERC staff and inspectors, and take such actions as necessary to facilitate FERC monitoring and inspection programs.
D.Contractor shall not be entitled to any adjustment to the Changed Criteria to the extent Owner’s failure to obtain a FERC Authorization or another Owner Permit is due to Contractor’s failure to comply with Section 3.12C or to cooperate with Owner or any relevant Governmental Instrumentality.
3.13Books, Records and Audits.
A.Contractor shall keep full and detailed books, construction and manufacturing logs, records, daily reports, accounts, schedules, payroll records, receipts, statements, electronic files, correspondence and other pertinent documents as may be necessary for proper management under this Agreement, as required under Applicable Law or this Agreement (“Books and Records”). Contractor shall maintain all such Books and Records in accordance with generally accepted accounting principles applicable in the United States and shall retain all such Books and Records for a minimum period of time equal to the greater of: (i) three (3) years after Final Completion, or (ii) such period of time as may be required under Applicable Law.
B.Upon reasonable notice, Owner, Lender, and Independent Engineer shall have the right to audit or to appoint an independent public accounting firm to audit Contractor’s Books and Records; provided, however, with respect to an independent public accounting firm, such Lender, Independent Engineer and independent public accounting firm and their representatives shall first execute a confidentiality agreement with Contractor in accordance with the standard practice in the auditing industry for audits of this kind. Contractor’s Books and Records may be audited as necessary to (i) validate all amounts billed under any Change Orders that are not a fixed price or with respect to any Provisional Sums, and (ii) review and confirm safety and quality records. When requested by Owner, Contractor shall provide the auditors with reasonable access to all such relevant Books and Records at Owner’s expense, and Contractor’s personnel shall cooperate with the auditors to effectuate the audit or audits hereunder. The auditors shall have the right to copy such Books and Records. Contractor shall bear all reasonable costs and expenses incurred by it in assisting Owner with audits performed pursuant to this Section 3.13. The restrictions in this Section 3.13B to the audit rights of Owner, Lender or Independent Engineer shall not control over any rights such parties have under Applicable Law, in discovery in any litigation arising out of Article 18 or in any litigation against a Guarantor.
3.14Tax Accounting.
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A.Within a reasonable period of time (not to exceed thirty (30) Days) following Contractor’s receipt of Owner’s written request therefor, Contractor shall provide Owner’s tax consultant with any information regarding quantities, descriptions and sales prices or any other information, including Books and Records, as reasonably deemed necessary by Owner in connection with the preparation of its tax returns (including information reasonably required to determine the amount of Qualified Research Expenditures incurred in connection with the Work) or other tax documentation in connection with the Project; provided, however, if, in connection with such preparation, Owner’s tax consultant requests information relating to the actual cost for any item of Work and such item of Work is included in the Contract Price or in any fixed price Change Order, Contractor shall provide such information to Owner’s tax consultant. The Parties agree that such tax consultant shall not disclose to Owner the actual cost incurred by Contractor or its Subcontractors or Sub-subcontractors for any item of Work (including Equipment) listed in Attachment CC. No access to the aforementioned information (including Books and Records) shall be granted to Owner’s tax consultant until such tax consultant has signed a confidentiality agreement with Contractor in accordance with the standard practice in the auditing industry for audits of this kind. Owner shall bear the cost of its own tax consultants in connection with any audits pursuant to this Section 3.14.
B.Contractor acknowledges that Owner is pursuing ad valorem tax abatement through the Texas Commission on Environmental Quality, and upon request, Contractor shall provide to Owner and Owner’s tax consultant access to documentation required or requested by the Texas Commission on Environmental Quality or any other Governmental Instrumentality in order for Owner to perfect such abatement related to the sales price of Equipment, including Equipment sales price, price of fabrication and design specifications and installation labor sales price, which is inclusive of overhead and all other indirect costs. Documentation shall consist of asset name or Equipment reference number, a description of the asset, amount charged by Contractor to Owner and other such documentation as may be reasonably required. Contractor agrees to offer similar assistance to Owner toward any other federal, state or local program that is enacted and would allow for a reduction, rebate, abatement or exemption of (i) Taxes or (ii) Texas Sales and Use Tax on Equipment listed in Attachment CC.
3.15Temporary Utilities, Roads, Facilities and Storage.
A.Prior to Substantial Completion of the relevant Train and except for those utilities designated to be provided by Owner pursuant to Article 4, Contractor shall provide and pay for all utilities (e.g., electricity, water, communication, cable, telephone, waste and sewer) with respect to such Train, including all connections and substations, necessary for the performance of the Work, including installation, Permit and usage costs.
B.Contractor shall construct and maintain temporary access and haul roads as may be necessary for the proper performance of this Agreement. Roads constructed on the Land shall be subject to Owner’s approval, not to be unreasonably withheld. Contractor shall provide Owner with sufficient office space at the time of Contractor’s mobilization at the Site and the Supporting Real Estate to accommodate Owner’s Representative and support staff. Contractor shall provide Owner with all office space, construction trailers, utilities, storage and
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warehousing, security, telephones, furnishings, and other temporary facilities required for their oversight of the Work, as set forth in more detail in Attachment A.
C.All Equipment and other items comprising part of the Work stored at a location other than on the Land shall be segregated from other goods, and shall be clearly marked as “Property of Corpus Christi Liquefaction Stage III, LLC.”
3.16Subordination of Liens. In consideration of *** U.S. Dollars (U.S. $***) included as part of the Contract Price and as part of the consideration of receiving this Agreement and other valuable consideration received and acknowledged by Contractor, Contractor hereby subordinates any mechanics’ and materialmen’s liens or other claims or encumbrances that may be brought by Contractor against any or all of the Work, the Land or the Stage 3 Facility to any liens granted in favor of Lender, whether such lien in favor of Lender is created, attached or perfected prior to or after any such liens, claims or encumbrances, and shall require its Subcontractors and Sub-subcontractors to similarly subordinate their lien, claim and encumbrance rights. Contractor agrees to comply with reasonable requests of Owner for supporting documentation required by Lender, including any necessary lien subordination agreements, affidavits or other documents that may be required to demonstrate that Owner’s property and premises are free from liens, claims and encumbrances arising out of the furnishing of Work under this Agreement. Nothing in this Section 3.16 shall be construed as a limitation on or waiver by Contractor of any of its rights under Applicable Law to file a lien or claim or otherwise encumber the Project as security for any undisputed payments owed to it by Owner hereunder that are past due, provided that such lien or claim is subordinate to any liens granted in favor of Lender.
3.17Hazardous Materials. Contractor shall not, nor shall it permit or allow any Subcontractor or Sub-subcontractor to, bring any Hazardous Materials onto the Land and shall bear all responsibility and liability for such materials; provided, however, that Contractor may bring onto the Land such Hazardous Materials in such quantities as are necessary to perform the Work so long as the same is done in compliance with Applicable Law, Applicable Codes and Standards, and the requirements specified in Attachment J, and Contractor shall remain responsible for all such Hazardous Materials.
A.It is acknowledged that Contractor may encounter Arsenic in the performance of the Work and that there may be residual soil and groundwater produced in the performance of the Work. Within forty five (45) Days after the earlier of LNTP or NTP, Contractor and Owner shall develop and mutually agree on a written plan for the performance of the Work in consideration of the presence of Arsenic at the Site (provided however that if the Parties fail to agree on the plan prior to commencement of Work at the Site, then Contractor will incorporate any of Owner’s comments to the plan that Contractor agrees with, acting reasonably and in accordance with GECP, and Contractor shall then comply with such plan on an ongoing basis while also continuing to try to reach agreement with Owner with respect to the parts of the plan that were not agreed to). Such plan shall include a requirement for Owner to conduct regular testing of such residual soil and/or groundwater to determine, among other requirements as agreed upon in the plan, when Contractor must stop the Work (including that notwithstanding Section 3.17C, where such Arsenic remains in place, Contractor shall not be required to suspend the Work nor to notify Owner) and whether the disposal of Arsenic is required. Provided that Contractor materially complies with the plan developed pursuant to this Section 3.17A,
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Contractor shall have no liability for Arsenic at the Site. However, if and to the extent Contractor fails to comply with such plan and such failure increases the damages, costs, losses and expenses with respect to such exacerbation of the Arsenic at the Site, then Contractor shall be liable to Owner for such incremental damages, costs, losses and expenses with respect to such exacerbation of Arsenic contamination on the Land, subject to the Aggregate Cap (as set forth below) and Owner hereby releases Contractor, its Subcontractors or Sub-subcontractors from any such liability of Contractor for Arsenic, when combined with any liability for the SWMU pursuant to Section 3.17B and Pre-Existing Contamination pursuant to Section 3.17C, in excess of the Aggregate Cap. For the avoidance of doubt, any such liability of Contractor for Arsenic, when combined with liability pursuant to Section 3.17B (if any) and Section 3.17C (if any), shall in no event exceed the Aggregate Cap in the cumulative aggregate. Notwithstanding the requirements in this Agreement related to Pre-Existing Contamination, Contractor’s liability for Arsenic is set forth in this Section 3.17A.
B.Contractor has no obligation to identify, characterize, manage, manifest, treat, store, remediate, remove, transport or dispose of any Pre-Existing Contamination or Arsenic. Owner shall be responsible for the investigation and response to any Pre-Existing Contamination and any Arsenic, and any such investigation and response shall be performed expeditiously and in accordance with Applicable Law, Applicable Codes and Standards so as to not adversely impact Contractor’s costs or ability to perform the Work in accordance with the Monthly Updated Project Schedule. Owner shall ensure that it has an authorized solid waste management unit located on the Land (the “SWMU”) that is permitted to receive Pre-Existing Contamination and Arsenic that may be produced or released on, or removed from, the Site in connection with construction of the Project, and that Owner intends to transfer any such Pre-Existing Contamination or Arsenic (to the extent required pursuant to the plan described in Section 3.17A) produced, released on or removed from the Site in connection with the Work to the SWMU. Owner agrees that the SWMU shall not accept any Hazardous Materials generated by any third party or from any location off-site of the Land. Provided that Contractor materially complies with its plan described in Section 3.17A with respect to its use of the SWMU, Contractor shall have no liability for the SWMU. However, if and to the extent Contractor fails to comply with such plan and such failure increases the damages, costs, losses and expenses with respect to the SWMU, then Contractor shall be liable to Owner for such incremental damages, costs, losses and expenses with respect to the SWMU, subject to the Aggregate Cap (as set forth below) and Owner hereby releases Contractor, its Subcontractors or Sub-subcontractors from any such liability of Contractor for the SWMU, when combined with any liability for Arsenic pursuant to Section 3.17A and Pre-Existing Contamination pursuant to Section 3.17C, in excess of the Aggregate Cap. For the avoidance of doubt, any such liability of Contractor for the SWMU, when combined with liability pursuant to Sections 3.17A (if any) and 3.17C (if any), shall in no event exceed the Aggregate Cap in the cumulative aggregate. Notwithstanding the requirements in this Agreement related to Arsenic and Pre-Existing Contamination, Contractor’s liability for the SWMU is set forth in this Section 3.17B.
C.Subject to Section 3.17A, if Contractor or any Subcontractor or Sub-subcontractor encounter Pre-Existing Contamination on the Land, and Contractor knows that such material is Hazardous Material, Contractor and its Subcontractors and Sub-subcontractors shall immediately stop Work in the affected area and notify Owner. If under such circumstances Contractor or any
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of its Subcontractors or Sub-subcontractors fail to stop the Work and notify Owner, Contractor shall, subject to Section 3.17A with respect to Arsenic, be responsible and liable to Owner for all damages, costs, losses and expenses to the extent such failure increases the damages, costs, losses and expenses with respect to such exacerbation of Pre-Existing Contamination at the Site, subject to the Aggregate Cap and Owner hereby releases Contractor, its Subcontractors or Sub-subcontractors from any such liability of Contractor for Pre-Existing Contamination, when combined with any liability for Arsenic pursuant to Section 3.17A and any liability for the SWMU pursuant to Section 3.17B, in excess of the Aggregate Cap. For the avoidance of doubt, any such liability of Contractor for Pre-Existing Contamination, when combined with any liability of Contractor with respect to the SWMU pursuant to Section 3.17B (if any) and with respect to Arsenic pursuant to Section 3.17A (if any) shall not exceed *** U.S. Dollars (U.S. $***) in the total cumulative aggregate for both Arsenic and Pre-Existing Contamination (the “Aggregate Cap”) under this Agreement.
D.If Contractor or its Subcontractors or Sub-subcontractor encounters Pre-Existing Contamination or Arsenic requiring disposal in accordance with the plan to be developed under Section 3.17A in the performance of Work, Contractor shall: (i) suspend the performance of the Work in the affected area; (ii) notify Owner immediately; and (iii) to the extent reasonably practicable, continue working in the non-affected areas. Contractor and its Subcontractors and Sub-subcontractors shall not be required to resume Work in connection with such Pre-Existing Contamination or Arsenic, or in any area affected thereby until Owner has: (i) obtained any required permits or other approvals related thereto; and (ii) delivered to Contractor a written notice (x) specifying that any affected area is or has been rendered suitable for the resumption of Work in compliance with Applicable Law or (y) specifying any special conditions under which such Work may be resumed in compliance with Applicable Law. To the extent that any such suspension adversely affects Contractor’s or its Subcontractors’ or Sub-subcontractors’ cost or time for performance of the Work in accordance with the requirements of this Agreement, Contractor shall be entitled to an appropriate Change Order pursuant to Section 6.2A.11.
3.18Quality Assurance. No later than ninety (90) Days after the date Owner issues LNTP No. 1, Contractor shall submit to Owner for its review and approval, not to be unreasonably withheld, a Stage 3 Facility-specific quality control and quality assurance plan and an inspection plan detailing Contractor’s quality plan (“Quality Plan”) as required by Attachment Y. No later than ninety (90) Days after the date Owner issues LNTP No. 1, Contractor shall submit to Owner for its approval, not to be unreasonably withheld, detailed construction inspection and test plans and supporting construction procedures as required by Attachment Y. Prior to the commencement of the Work, detailed quality assurance and quality control procedures and plans applicable to that portion of the Work shall be issued to Owner in accordance with Attachment Y. Owner’s review and approval of Contractor’s Quality Plan, detailed construction inspection and test plans and supporting construction procedures, and detailed quality assurance and quality control procedures and plans shall in no way relieve Contractor of its responsibility for performing the Work in compliance with this Agreement. As part of such plans, Contractor agrees that it shall keep a daily record of inspections performed, and Contractor shall make available at the Site for Owner’s and Lender’s (including Independent Engineer) review a copy of all such inspections.
3.19Reports and Meetings.
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A.Reports. Contractor shall provide Owner with one (1) electronic copy of the following reports and such other information required in this Agreement:
1.minutes for all weekly status and Project-related meetings with Owner within five (5) Business Days following such meeting;
2.safety or environmental incident reports in accordance with Attachment J (including significant “near miss” incidents where no individual was injured or property was damaged), except for any safety or environmental incident involving a significant non-scheduled event such as LNG or Natural Gas releases, fires, explosions, mechanical failures, unusual over-pressurizations or major injuries which shall be provided to Owner within eight (8) hours of the occurrence of such incident; provided, however, notification shall be provided to Owner immediately if any safety or environmental incident threatens public or employee safety, causes significant property damage, or interrupts the Work;
3.weekly (or such longer duration as otherwise agreed by Owner in writing) progress reports (“Weekly Progress Reports”), in a form reasonably acceptable to Owner and containing the information required in Attachment X, which shall be provided one (1) Day prior to the weekly progress meeting and shall cover all activities up to the end of the previous week; and
4.Monthly progress reports, in a form reasonably acceptable to Owner and containing the information required in Attachment X (“Monthly Progress Reports”). Contractor shall provide the Monthly Progress Report no later than ten (10) Business Days after the end of each Month covering activities up through the end of the previous Month. On a Quarterly basis, the Monthly Progress Report shall contain the additional information required in Attachment X. Contractor shall arrange for the electronic distribution thereof as Owner may reasonably request.
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B.Meetings.
1.A weekly progress meeting with Owner shall occur every week, on a weekday to be agreed to by the Parties, at the Site, or at an alternate site agreeable to the Parties, to discuss the matters described in Attachment X for the prior week. The meetings shall be attended by Contractor and those Contractor employees reasonably requested by Owner.
2.Each Quarter the Monthly Progress Report will be replaced with a quarterly progress report (the “Quarterly Progress Report”), which shall be reviewed at the weekly progress meeting immediately succeeding the end of the applicable Quarter. At such weekly progress meeting, the Parties shall discuss the matters described in Attachment X for the prior Quarter and review the Quarterly Progress Report for that Quarter with Owner.
3.20Payment. Contractor shall timely make all payments required to be paid to Owner pursuant to the terms of this Agreement.
3.21Commercial Activities. Neither Contractor nor its employees shall establish any commercial activity or issue concessions or permits of any kind to third parties for establishing commercial activities on the Land or any other lands owned or controlled by Owner; provided, however, temporary lunch wagons and vending machines may be permitted upon prior approval by Owner, not to be unreasonably withheld.
3.22Title to Materials Found. As between Owner and Contractor, the title to water, soil, rock, gravel, sand, minerals, timber, and any other materials developed or obtained in the excavation or other operations of Contractor, any Subcontractor, or any Sub-subcontractor at the Site, and the right to use said materials or dispose of same, is hereby expressly reserved by Owner. Contractor may, provided that Contractor has received Owner’s approval, be permitted, without charge, to use in the Work any such materials that comply with the requirements of this Agreement. Owner hereby approves Contractor’s right to use the following, but Owner makes no warranty or representation regarding the adequacy or sufficiency of same: spoils (cut) from the Train 1, Train 2 or Train 3 areas as fill for the Train 4, Train 5, Train 6, Train 7, OSBL and flare areas, and stabilized soil from the sump/impoundment excavations. Notwithstanding the above, Contractor shall remain liable for, at its sole cost and expense, the disposal of all materials developed or obtained in the excavation or other operations of Contractor, any Subcontractor or Sub-subcontractor (excluding Pre-Existing Contamination, Arsenic and Unforeseen Subsurface Conditions).
3.23Survey Control Points and Layout. Contractor shall establish all survey control points and layout the entire Work in accordance with the requirements of this Agreement, which shall be based on the survey control point established by Owner pursuant to Section 4.5. Contractor acknowledges that, prior to commencement of the Work, it has independently confirmed with a surveyor, licensed in the state of Texas, the proper placement of such survey control points. If Contractor or any of its Subcontractors, Sub-subcontractors or any of the representatives or employees of any of them move or destroy or render inaccurate the survey control point provided by Owner, such control point shall be replaced by Contractor at Contractor’s own expense.
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3.24Cooperation with Others.
A.Cooperation Within the Site. Subject to the provisions of this Agreement, including Section 4.3, Contractor acknowledges that Owner, its consultants and professionals described in Section 2.5D and other contractors and other subcontractors or other Persons may be working at the Site during the performance of this Agreement. Owner shall provide Contractor with reasonable notice of any request for access to the Site by (i) any of Owner’s other contractors or subcontractors seeking to perform work at the Site (except with respect to Contractor’s work performed under the Stage 1 EPC Agreement or the Stage 2 EPC Agreement) or (ii) any other entity acting on behalf of Owner or the Site’s landowner. Subject to Section 4.3, Contractor agrees to use reasonable efforts to accommodate such request and to coordinate the performance of the Work with those certain activities to be performed by Owner’s other contractors or subcontractors or such other Persons so as not to materially interfere with the performance of such activities at the Site. Owner shall require that such consultants and professionals described in Section 2.5D and other contractors and subcontractors or entities working at the Site during the performance of this Agreement prior to Substantial Completion of each Train, at all times while on the Site comply with Contractor’s safety program approved by Owner pursuant to Section 3.10 that is applicable to the Site. To minimize interference with the work of any other parties, Contractor and its Subcontractors and Sub-subcontractors shall not, unless permitted by Owner in writing, perform the Work outside the Site and Supporting Real Estate as described in Attachment Z.
B.Cooperation Within the Supporting Real Estate. Owner shall provide Contractor with reasonable prior notice of access to the Supporting Real Estate by any of Owner’s other contractors or subcontractors seeking to perform work within such Supporting Real Estate. Likewise, Contractor shall provide Owner with reasonable prior notice of any access to the Supporting Real Estate by Contractor or any of its Subcontractors or Sub-subcontractors. Owner hereby notifies Contractor that Affiliates of Owner Group will need access to the Supporting Real Estate. Contractor hereby acknowledges such notice and agrees that no further notices are required in connection with any Affiliates of Owner Group accessing the Supporting Real Estate. Subject to the provisions of this Agreement, including Section 4.3, Contractor acknowledges that Owner or Owner’s other contractors or subcontractors may be working within the Supporting Real Estate and that other Persons (including any Landowner) may be on or using the Supporting Real Estate during the performance of this Agreement and Contractor’s Work or use of certain facilities may be interfered with as a result of such concurrent activities. Subject to Section 4.3, Contractor agrees to use reasonable efforts to coordinate the performance of the Work with such other contractors or subcontractors performing work within the Supporting Real Estate so as not to materially interfere with any of Owner’s other contractors or subcontractors performing work within the Supporting Real Estate; provided, however, Contractor shall in all cases coordinate the Work with any Persons (other than Owner or Owner’s other contractors or subcontractors) on or using the Supporting Real Estate pursuant to Attachment Z. All coordination required of Contractor in this Section 3.24B with other Persons shall be done through Owner.
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3.25Responsibility for Property. Contractor shall plan and conduct its operations so that neither Contractor nor any of its Subcontractors or Sub-subcontractors shall (a) enter upon private lands (other than the Land) or waterbodies in their natural state unless authorized by the owners of such lands; (b) enter any restricted areas set forth in Attachment Z; (c) close or obstruct any utility installation, highway, waterway, harbor, road or other such property unless and until applicable Permits have been obtained and, to the extent such items are located on the Site, Owner’s permission has been obtained; (d) disrupt or otherwise interfere with the operation of any portion of any pipeline, telephone, ship or barge operation, dredging activities, conduit or electric transmission line, railroad, ditch, navigational aid, dock or other similar structure unless otherwise specifically authorized by (i) Owner in writing or (ii) the appropriate entity or authority, or otherwise provided in Attachment Z; (e) damage any property listed in (c) or (d); and (f) damage or destroy maintained, cultivated or planted areas or vegetation such as trees, plants, shrubs, shore protection, paving, or grass adjacent to the Site. The foregoing includes damage arising from performance of the Work through operation of Construction Equipment or stockpiling of materials. Contractor shall be responsible for all damages, costs, losses and expenses arising out of non-compliance with this Section 3.25 (in accordance with the indemnification and defense obligations set forth in Article 17) and shall, as soon as reasonably possible, restore at its own cost and expense such property to the condition it was in before such damage. Contractor and its Subcontractors and Sub-subcontractors shall coordinate and conduct the performance of the Work so as to not unreasonably interfere with or disrupt the use and peaceful enjoyment of any adjacent property to the Site.
3.26Explosives. Explosives shall not be transported to the Land without Owner’s prior approval. In the event that Contractor receives such approval, explosives shall be transported to the Land only when required to perform the Work under this Agreement and with at least thirty (30) Days’ prior notice to and approval of Owner. Contractor shall be responsible for properly purchasing, transporting, storing, safeguarding, handling and using explosives required to perform the Work under this Agreement. Contractor shall employ competent and qualified personnel for the use of explosives. Residual surplus explosives shall be promptly removed from the Site and properly disposed of by Contractor. Contractor shall comply with Applicable Law and Applicable Codes and Standards in the handling of explosives pursuant to this Agreement (including the U.S. Patriot Act of 2001 and any and all rules and regulations promulgated by the U.S. Department of Homeland Security and the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives), shall perform all obligations and obtain all Permits with respect to explosives, and shall develop and file and provide copies to Owner of all documentation regarding same.
3.27Interference and Integration.
A.No Interference with the CCL Liquefaction Facility, or a Train after Substantial Completion of such Train. Contractor understands that (i) various components of the CCL Liquefaction Facility will be under construction, commissioning, testing, and full operation during the performance of the Work, and (ii) upon Substantial Completion of a Train, such Train will be under full commercial operation during the performance of the Work. Performance of the Work or any portion thereof, and any other obligations of Contractor under this Agreement, shall at no time cause a suspension of operation of the CCL Liquefaction Facility or with the operation of a Train after Substantial Completion of such Train, except (i) to the extent specified in Attachment EE and in compliance with the requirements of Section 3.27B or (b) agreed by the Owner Representative in writing.
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B. Scheduled Activities. No later than thirty (30) Days prior to performing any Work that has the potential to interfere with the CCL Liquefaction Facility or a Train after Substantial Completion of such Train, as described in Section 3.27A, Contractor shall notify Owner in writing that Contractor plans to perform such scheduled, interfering Work. No later than thirty (30) Days prior to performing any Work that has the potential to interfere with the operation of the CCL Liquefaction Facility or a Train after Substantial Completion of such Train, as described in Section 3.27A, Contractor shall provide Owner with a written integration plan listing the scheduled, interfering Work and proposing in detail how Contractor intends that such Work will be performed to minimize, to the greatest extent reasonably possible, any such interference. Such proposed plan shall (i) comply with the requirements of Section 3.27A; (ii) be scheduled so that it is not on the critical path; (iii) include attention to safe work practices to ensure safety and reliability of the operating facilities and the safety of the construction and operational personnel; and (iv) list (a) the component of the CCL Liquefaction Facility or a Train after Substantial Completion of such Train that will be impacted by such activity, (b) how such component or work will be impacted, and (c) the duration of such impact. If the plan proposed by Contractor does not meet any of the requirements in the immediately preceding sentence, does not meet all of the requirements specified in Attachment EE, or if Owner reasonably believes that the plan proposed by Contractor has not been developed to reasonably minimize the impact on the CCL Liquefaction Facility or a Train after Substantial Completion of such Train as described in Section 3.27A, then Owner may, no later than fourteen (14) Days following receipt of the proposed plan, instruct Contractor in writing to modify the proposed plan and Contractor shall modify such plan to meet such Owner’s instructions, provided that such instruction may not require Contractor to comply with any requirements in addition to those specified in subsections (i)-(iv) above of this Section 3.27B or in Attachment EE or any requirements made by Owner that are based on Owner’s reasonable belief that the plan proposed by Contractor has not been developed to reasonably minimize the impact on the CCL Liquefaction Facility or a Train after Substantial Completion of such Train as described in Section 3.27A. After Owner and Contractor reach agreement on such plan, Contractor shall proceed to execute such Work in accordance with such modified plan; provided that, if Owner does not respond and comment upon the Contractor’s proposed plan within fourteen (14) Days following receipt of Contractor’s proposed plan, then Contractor shall proceed to execute such Work in accordance with Contractor’s proposed plan as long as it complies with the limitations specified in this Section 3.27B(i)-(iv), Attachment EE and any requirements made by Owner that are based on Owner’s reasonable belief that the plan proposed by Contractor has not been developed to reasonably minimize the impact on the CCL Liquefaction Facility or a Train after Substantial Completion of such Train as described in Section 3.27A. If the Parties cannot agree on such plan, then the Dispute shall be resolved as provided in Article 18. Notwithstanding Owner’s agreement (or failure to agree) to the schedule and the plan for the performance of such Work, if Owner fails to comply with such plan that is agreed upon by Owner or resolved pursuant to Article 18 or Owner, in its sole discretion, subsequently prohibits the performance of such Work occurring on the scheduled date in accordance with the plan agreed upon by Owner or resolved pursuant to Article 18, in either such case, Contractor shall be entitled to a Change Order to the extent permitted under Section 6.8. If Owner fails to provide Contractor with access when and for the duration required by Contractor for the Work, other than for non-compliance with Section 3.27B(i)-(iv), Attachment EE and any requirements made by Owner that are based on Owner’s
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reasonable belief that the plan proposed by Contractor has not been developed to reasonably minimize the impact on the CCL Liquefaction Facility or a Train after Substantial Completion of such Train as described in Section 3.27A, Applicable Law, Owner Permits relating to safety, or Owner’s reasonable security requirements, then, Contractor shall be entitled to a Change Order to the extent permitted under Section 6.8.
C.Unscheduled Activities. It is the Parties’ intent that except for the activities listed in Attachment EE, the performance of the Work and Contractor’s other obligations under this Agreement will not interfere with the CCL Liquefaction Facility or a Train after Substantial Completion of such Train, as described in Section 3.27A. During the performance of the Work, should a situation arise that Contractor reasonably believes has the potential to interfere with the CCL Liquefaction Facility or a Train after Substantial Completion of such Train as described in Section 3.27A and such situation was not addressed pursuant to Section 3.27B, Contractor shall, except in an emergency endangering property or any Persons, give Owner written notice as soon as possible but no later than fourteen (14) Days prior to the time that Contractor plans to perform such Work, detailing a plan that is least disruptive, to the greatest extent reasonably possible, to activities occurring at the CCL Liquefaction Facility or a Train after Substantial Completion of such Train. Emergency actions are governed by Section 3.11. Prior to performing such Work, Owner and Contractor shall mutually agree on a proposed plan for Contractor to execute such Work; provided that, if Owner fails to provide Contractor with access when and for the duration required by Contractor for the Work, other than for non-compliance with Section 3.27B(i)-(iv) or a failure to reasonably minimize the impact on the CCL Liquefaction Facility or a Train after Substantial Completion of such Train, then Contractor shall be entitled to a Change Order to the extent permitted under Section 6.8. Notwithstanding Owner’s agreement to the schedule and the plan for the performance of such Work, Owner may, in its sole discretion, subsequently prohibit the performance of such Work on such scheduled date, and Contractor shall work with Owner to develop a new plan and date for performing such Work in accordance with this Section 3.27C, and in such case Contractor shall be entitled to a Change Order to the extent permitted under Section 6.8.
3.28Equipment Not Incorporated into the Stage 3 Facility. If, after Substantial Completion for Train 3 and prior to Final Completion, Contractor has any Equipment that it purchased for the Stage 3 Facility but did not incorporate into the Stage 3 Facility, Owner has the option of either (a) purchasing such Equipment at fair market value, plus applicable sales tax (unless an applicable exemption or direct payment permit exemption certificate is provided to Contractor), and customs and import duties if the item was intended for re-export, or (b) requiring that Contractor haul off such Equipment at Contractor’s own cost and expense (and if Contractor is required to haul off such Equipment, Owner shall transfer title to such Equipment to Contractor); provided that, if such Equipment was purchased on a basis other than a lump sum basis (such as on a time and material basis under a Change Order), then if Owner elects to take such Equipment, it may take such Equipment at no cost to Owner, and title to such Equipment shall remain with Owner in accordance with Section 8.1B.
3.29Operation Personnel.
A.Until Substantial Completion of the applicable Train, Owner’s operating personnel designated in Section 4.4 shall be under the control of and supervised by Contractor,
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and Contractor shall (subject to Owner’s indemnification obligations under Section 17.3) be fully responsible for the acts and omissions of such personnel; provided, however, notwithstanding the foregoing, such operating and maintenance personnel shall remain employees or agents of Owner and shall not be considered employees of Contractor for any reason.
B.Contractor shall, no later than one hundred eighty (180) Days prior to RFSU, prepare for Owner’s review a proposed plan regarding the utilization of Owner’s operation personnel and Contractor’s personnel during commissioning and for the conduct of Performance Tests and any other tests. Each such plan shall be prepared to avoid any impact on the operation of a Train after Substantial Completion and to take into account Owner’s operating and maintenance procedures, the number of operating and maintenance personnel available to Owner for participation in pre-commissioning, commissioning, start-up and Performance Testing, safety issues for the Train and the type of activities to be performed. Such plan shall be mutually agreed-upon by the Parties in writing no later than forty-five (45) Days after Owner’s receipt of Contractor’s proposed plan. Nothing in this Agreement, including this Section 3.29 or Section 3.2H, shall be interpreted to create a master-servant or principal-agent relationship between Contractor and any of Owner’s operation or maintenance personnel.
3.30Compliance with Real Property Interests. Contractor shall, in the performance of the Work, comply, and cause all Subcontractors and Sub-subcontractors to comply, with any easement, lease, right-of-way, licenses or other property interests that are clearly delineated in Attachment Z and affect or govern the Site or any other real property used for the purposes of completing the Work.
3.31Taxes. Subject to Section 7.1 and Section 6.2A.7, the Contract Price includes all Taxes imposed on or payable by Contractor, its Subcontractors and Sub-subcontractors in connection with the Work, except that Contractor is not responsible for property taxes assessed on Equipment at the Site. Contractor shall be responsible for the payment of all Taxes imposed on or payable by Contractor, its Subcontractors and Sub-subcontractors in connection with the Work, except for property taxes assessed on Equipment at the Site.
3.32Electronic File Sharing Site. Within ten (10) Days after the Agreement Date and until the expiration of the Defect Correction Period, Contractor shall create and maintain an electronic file sharing site that can be accessible by Owner, Owner’s Affiliates, Lenders, Independent Engineer and any other Persons designated by Owner, and their respective employees, officers and directors (using their own or their respective company’s computers or electronic devices). Such electronic file share site shall be subject to approval by Owner, not to be unreasonably withheld. Contractor shall upload, onto such electronic file sharing site all Work Product, reports, schedules, Drawings, Specifications and project specific policies and procedures (other than Invoices or Change Orders or any other commercial information) contemporaneously with, or immediately after, such document, data and information was submitted to Owner. Such electronic file sharing site shall not be a substitute for the submission of documents to Owner as required herein, but instead shall serve as an additional service provided to Owner enabling Owner, Owner’s Affiliates, Lenders, Independent Engineer and any other Persons designated by Owner to have another source of access to such documents, data and information.
ARTICLE 4
OWNER’S RESPONSIBILITIES
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Owner shall comply with the following provisions in a timely manner:
4.1Payment. Owner shall timely pay the Contract Price in accordance with the provisions of Article 7 hereof.
4.2Permits. Owner shall be responsible for obtaining and thereafter maintaining the Owner Permits for the duration necessary for the performance of the Work, including, if and to the extent applicable, throughout the applicable Defect Correction Periods. To the extent Owner has not obtained any Permits listed in Attachment Q prior to NTP, Owner shall obtain such Permits in accordance with the schedule contained in Attachment Q and Owner shall provide Contractor with copies of such Permits within five (5) Business Days after obtaining them.
4.3Access to the Site, Supporting Real Estate and CCL Liquefaction Facility Site.
A.Site. Owner shall provide Contractor with access to the Site to the extent necessary to perform any LNTP Work and, in any event, upon issuance of NTP. Subject to Sections 3.24 and 3.25, such access shall be sufficient to permit Contractor to progress with construction on a continuous basis without material interruption or interference.
B.Supporting Real Estate. Subject to Sections 3.24 and 3.25, Owner shall provide Contractor with the right to enter those portions of the Supporting Real Estate to the extent such access is provided for in Owner’s written agreement with the owner of such Supporting Real Estate as provided in Attachment Z.
C.CCL Liquefaction Facility Site. Subject to Sections 3.24, 3.25, and 3.27, Owner shall provide Contractor with reasonable access on the CCL Liquefaction Facility Site to perform the CCL Liquefaction Facility Tie-In Work required by this Agreement. To the extent Contractor is not provided with access as described in this Section 4.3, and such lack of access adversely impacts Contractor’s or its Subcontractors’ or Sub-subcontractors’ cost or time for performance of the Work in accordance with the requirements of this Agreement, Contractor shall be entitled to a Change Order; provided that (i) Contractor complies with the notice and Change Order request requirements set forth in Sections 6.2 and 6.5, and (ii) at or prior to the Agreement Date, Contractor did not know (based on information set forth in Attachment Z and Attachment EE) that its access was or would be restricted.
D.Foreign Trade Zone. Owner shall comply with its obligations in Attachment LL.
4.4Operation Personnel. Owner shall retain competent and qualified operating personnel (who are capable of being trained by Contractor) to assist Contractor with the commissioning and start-up of the Stage 3 Facility under the supervision of Contractor and to operate the Stage 3 Facility prior to Substantial Completion of each Train under the supervision of Contractor as set forth in Attachment A and Attachment M (Owner’s “operation personnel”). Until Substantial Completion of the applicable Train, such personnel shall be under the control of and supervised by Contractor in accordance with Section 3.29, subject to Owner’s indemnity obligations in Section 17.3.
4.5Legal Description and Survey. Owner has provided to Contractor for Contractor’s information a survey of the Land showing the boundaries of the Land and a minimum of one (1) survey
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control point, the proper placement of which Contractor has confirmed as set forth in Section 3.23. Such survey contains metes and bounds of the Site. Contractor shall be entitled to rely upon the accuracy of such metes and bounds description of the Site. To the extent any existing structures or utilities are shown in the survey, Contractor shall independently verify the location of such structures and utilities.
4.6Owner-Furnished Items.
A.Rely Upon Information. Contractor shall be entitled to rely upon the accuracy of the Rely Upon Information furnished or referenced by Owner in Attachment BB. Should (i) Contractor discover an inaccuracy or an error in such information, (ii) Owner change the Rely Upon information in any way or (iii) such information not comply with Applicable Law or Applicable Codes and Standards, Contractor shall be entitled to a Change Order to the extent permitted under Sections 6.2A.9 and 6.8.
B.Owner-Furnished Items. Owner shall, at no cost to Contractor, provide the items listed in Attachment V (“Owner-Furnished Items”) within the times and at the locations set forth therein, subject to the conditions specified therein.
C.Natural Gas Feed to Achieve Substantial Completion. As between Owner and Contractor under this Agreement and subject to Section 4.6D, Owner shall procure and make Natural Gas feed available at no cost to Contractor for the pre-commissioning, commissioning, start-up, cool down and testing of each Train (including Natural Gas utilized in the initial cool-down) and as otherwise required for Contractor to achieve Substantial Completion of each Train, subject to the conditions in Attachment V. The Natural Gas feed to each Train will meet the pressure, temperature and quality requirements set forth in Schedule A-2. Such Natural Gas feed shall be made available by (or on behalf of) Owner at the delivery point provided by Owner. Contractor shall use GECP to minimize the amount of Natural Gas flaring or venting (and at all times complying with any restrictions required under Applicable Law) that is necessary to achieve Substantial Completion of each Train, and the commissioning, start-up and testing procedures agreed upon by the Parties shall be developed and administered in a manner to minimize Natural Gas flaring and venting.
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D.Natural Gas Feed Delivery.
1.In connection with each Train, Contractor shall give its best estimate of when Natural Gas feed is required to produce the LNG necessary to achieve RFSU of such Train, and such estimate shall be given in a written notice from Contractor to Owner, as set forth below. Such notice shall include the quantities of Natural Gas feed needed, including a range of Days and range of flows for each Day.
2.For all other circumstances that Contractor may require Natural Gas feed up to the achievement of Substantial Completion of a Train, Contractor shall provide Owner:
(i)written notice at least sixty (60) Days prior to Contractor needing its first deliveries of Natural Gas feed including a range of Days and a range of flows for each Day which Contractor, using GECP, believes it will need for delivery of Natural Gas feed; and
(ii)a second written notice at least thirty (30) Days prior to Contractor needing its first deliveries of Natural Gas feed, with an updated forecast of the Days and amounts of Natural Gas feed deliveries (within the ranges provided by Contractor in its initial notice delivered pursuant to Section 4.6D2(i)).
E.LNG Storage Tanks. Based upon Contractor’s estimate of Natural Gas FEED submitted to Owner pursuant to Section 4.6D, Owner shall ensure a reasonable volume is available in the LNG storage tanks (to the extent such volume is necessary for Contractor to achieve Substantial Completion of each Train) for the commissioning and testing of each Train.
F.Electrical Power. Owner shall procure and make permanent electric power available for the operation of such Train in accordance with Attachment V.
4.7Owner Representative. Owner designates *** as the Owner Representative. Notification of a change in Owner Representative shall be provided in advance, in writing, to Contractor.
4.8Texas Sales and Use Tax.
A.Sales and Use Tax Exemption Certificate on Equipment.
1.For Texas Sales and Use Tax purposes, this Agreement shall be considered to be a separated contract for the construction of new non-residential real property as defined under Applicable Law, including 34 Tex. Admin Code Rule § 3.291(a)(13). Contractor shall ensure that all Subcontracts are separated for Texas Sales and Use Tax purposes.
2.The associated portion of the Contract Price attributable to each piece of Equipment is set forth in Attachment CC, which has been prepared to satisfy the requirements of Applicable Law of Texas for a separated contract. Contractor shall, with
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respect to any Change Order entered into between Owner and Contractor that results in an update to Attachment CC, provide such update to Owner for its review as part of the documentation required in Article 6.
3.Prior to issuance of NTP or any LNTP directing Contractor to procure any Equipment, and to the extent not already included in Attachment DD, Owner shall issue a Texas direct pay exemption certificate to Contractor, and Contractor shall not invoice Owner for any Texas Sales and Use Tax on Equipment. Pursuant to direct pay permit status, Owner shall pay applicable Texas Sales and Use Tax on Equipment directly to the State of Texas. Contractor shall provide the documents and information necessary to allow the Owner to properly determine this tax liability. Contractor shall maintain for Owner’s review copies of exemption certificates and other similar documentation necessary to support all Texas Sales and Use Tax exemptions that may be available to Owner, Contractor or any Subcontractor or Sub-subcontractor in connection with the Work.
B.Additional Contractor Texas Sales and Use Tax Responsibilities. For Texas Sales and Use Tax purposes, Contractor shall be considered a retailer of all Equipment incorporated into the Work. Contractor shall issue a valid Texas Sales and Use Tax resale exemption certificate for such Equipment to its Subcontractors, and Contractor shall not pay, consistent with such exemption certificate, any sales and use tax on such Equipment to Subcontractors.
4.9Hazardous Materials. Owner has disclosed to Contractor all material reports, studies and written Governmental Instrumentality documentation in Owner’s and its Affiliates’ possession regarding the location, character, scope and extent of Arsenic. Owner acknowledges that none of Contractor or its Subcontractors or Sub-subcontractors have created or contributed to the creation or existence of the identified Arsenic. Owner shall, or shall cause its Affiliates to, as applicable in Owner’s reasonable determination and at the sole cost, expense and liability of Owner (except for those costs, damages, losses and expenses for which Contractor is responsible under Sections 3.6 or 3.17), identify, characterize, manage, manifest, treat, store, remediate, remove, transport, or dispose of any Pre-Existing Contamination and any Arsenic encountered by Contractor on the Land. Owner shall be identified as the “generator” of any Pre-Existing Contamination and Arsenic requiring off-Site transportation and/or disposal, shall select the treatment or disposal facility to which any such Hazardous Materials or Arsenic are sent, and shall make all arrangements for the placement of any such Hazardous Materials in appropriate containers and their transfer to any contractors for off-Site transportation and/or disposal, and, without limitation of Owner’s obligations set forth in Section 17.4, shall save, indemnify, defend and hold harmless Contractor Group from any liabilities for costs, damages, losses and expenses (including any fines, penalties or other sanctions imposed by any Governmental Instrumentality (including the cost of required remedial measures)) brought by third parties arising from Owner’s response or failure to respond to Pre-Existing Contamination or Arsenic.
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4.10Insurance. Owner shall timely provide and maintain all insurance coverages required to be provided by Owner as set forth in Attachment O.
ARTICLE 5
COMMENCEMENT OF WORK, GUARANTEED DATES, AND SCHEDULING OBLIGATIONS
5.1Limited Notice to Proceed
A.Limited Notice to Proceed.
1.Commencement of LNTP Work. Upon Contractor’s receipt from Owner of LNTP No. 1 or any other limited notice to proceed executed pursuant to Section 5.1A3 (individually or collectively, “Limited Notice to Proceed” or “LNTP”), Contractor shall promptly commence with the performance of the portion of the Work specified in such LNTP. The LNTP shall be issued in the applicable form attached hereto in Attachment H, as further described below. If permitted to be filed under Applicable Law, Contractor shall timely file an affidavit of commencement of construction with the county clerk pursuant to Texas Property Code § 53.124(c). Contractor shall not, and shall not be obligated to, commence performance of such Work until receipt from Owner of such LNTP.
2.LNTP No. 1. Owner shall issue LNTP No. 1 in the form attached hereto as Schedule H-3 (“LNTP No. 1”), authorizing and requiring Contractor to commence performance of the Work as described in Schedule H-3. All Work performed under LNTP No. 1 shall be performed in accordance with the terms and conditions of this Agreement, and all payment for Work under LNTP No. 1 shall be credited against the Contract Price and the first payments to become due hereunder if NTP is issued. The portion of the Contract Price payable for Work under LNTP No. 1 shall be made in accordance with the Payment Schedule set forth in Schedule H-3 (as may be amended by Change Order) and the applicable provisions of Article 7. For the avoidance of doubt, in the event LNTP No. 1 is not issued by Owner pursuant to this Agreement, the Work included in Schedule H-3 remains part of the Work required to be performed by Contractor after NTP pursuant to this Agreement.
3.LNTPs Generally. At any time prior to the date of issuance of NTP, Owner may issue other LNTPs which, if issued, shall authorize and require Contractor to commence performance of a specified portion of the Work; provided that the Parties have executed a Change Order for such other LNTP Work. Each other LNTP, if any, shall specify the Work to be performed under the LNTP and the cost of such specified Work, and Contractor shall be paid for such specified Work pursuant to the terms and conditions of such other LNTP and this Agreement, with all such payments credited against the Contract Price if NTP is issued. Such LNTP shall be issued in the form attached hereto as Schedule H-2. The portion of the Contract Price payable for the LNTP Work shall be made in accordance with the Payment Schedule set forth in Attachment C (as may be
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amended by the applicable LNTP or by Change Order) and the applicable provisions of Article 7.
B.Conditions of Issuance of LNTP. Owner shall not issue any LNTP (including LNTP No. 1) until the following conditions have been met (or waived in writing by Contractor):
1.Owner has obtained all Owner Permits that are necessary for performance of the LNTP Work, or if Owner has not obtained all such Owner Permits at the commencement of such LNTP Work, by issuance of the LNTP, Owner commits to obtain any such remaining Owner Permits in such time so as to not delay the performance of such LNTP Work;
2.Owner shall be in compliance with its other obligations set forth in Article 4 as necessary for the performance of the LNTP Work;
3.Owner has delivered to Contractor (A) a release, acceptable to Contractor, from Cheniere Land Holdings LLC (“CLH”) releasing Contractor Group and its Subcontractors and Sub-subcontractors: (1) from and against all damages, losses, costs and expenses (including all reasonable attorneys' fees, and litigation or arbitration expenses) resulting from or related to Arsenic and Pre-Existing Contamination and (2) Consequential Damages for which Contractor is released under Section 20.4 and arising out of or relating to such Arsenic and Pre-Existing Contamination and (B) a commitment, acceptable from Contractor, from CLH that the obligations and requirements in Sections 3.17, 4.9, 17.3D and 17.4 apply equally to CLH. Such release and commitment shall be binding on and extend to any Affiliate of Owner or CLH that takes equity ownership in the Site. Notwithstanding the foregoing, this condition of LNTP No. 1 is not required if before LNTP No. 1 CLH has transferred ownership of the Site to Owner and this release and commitment will be void and of no further force or effect if at any time after issuance of LNTP No. 1 Owner becomes the owner of the Site; and
4.If Owner fails to issue LNTP No. 1 on or before March 1, 2022, the Parties have agreed to the adjustments to the Contract Price and Guaranteed Substantial Completion Dates as provided in Section 5.2C below as a condition of Owner issuance LNTP No. 1 after March 1, 2022.
5.2Notice to Proceed.
A.Contractor shall not, and shall not be obligated to, commence performance of any of the Work (other than any LNTP Work) until Owner issues NTP authorizing the same pursuant to the terms and conditions of this Agreement. Upon Contractor’s receipt from Owner of NTP, Contractor shall promptly commence with the performance of the Work. NTP shall be issued in the form attached hereto as Schedule H-1. If it has not already done so, Contractor shall timely file an affidavit of commencement of construction with the county clerk pursuant to Texas Property Code § 53.124(c).
B.Owner shall not issue NTP until the following conditions precedent have been fulfilled by Owner or waived in writing by Contractor:
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1.Owner has furnished Contractor with reasonable documentation demonstrating that Owner has sufficient funds to fulfill its payment obligations under this Agreement as payments become due hereunder, (a) through itself, its parent or Affiliate(s) and/or (b) through firm commitments from Lenders to Owner or its parent or Affiliates, including, (i) only to the extent required by Lenders, evidence of the equity commitments required for such financing, (ii) evidence of satisfaction, or waiver by Lenders, of all applicable conditions precedent to the occurrence of the closing date of the financing, which shall be prior to or contemporaneous with the issuance of the Notice to Proceed, and which may be in the form of an email from Lender’s counsel so specifying such satisfaction or waiver, and (iii) a draft copy of such credit agreement or credit agreements to be provided prior to NTP and an executed copy of such credit agreement or credit agreements to be provided promptly after NTP. For purposes of this Section 5.2B1, funds “sufficient to fulfill Owner’s payment obligations” shall mean a total amount equal to the Contract Price less Mobilization Payment, available in accordance with the payment schedule shown in Attachment C. Such funds shall be in addition to and exclusive of (x) the Mobilization Payment and (y) any funds remaining to be paid by Owner under the Stage 1 EPC Agreement and the Stage 2 EPC Agreement.
2.Owner has provided, or is able to provide, Contractor with access on the Site in accordance with Section 4.3 and Owner is in compliance with its other obligations set forth in Article 4 as necessary for the commencement of the Work;
3.The Mobilization Payment has been received by Contractor in cleared funds;
4.Owner has obtained all Owner Permits which are shown in Attachment Q as required to be obtained prior to the issuance of the NTP;
5.Owner has made payment to Contractor of all undisputed amounts due and owing as of the date of NTP that were invoiced in connection with Contractor’s performance of the LNTP Work;
6.Contractor’s performance of Work under LNTP No. 1 and LNTP No. 2, if such LNTPs were issued prior to the issuance of NTP, has not been cancelled or suspended by Owner; and
7.If Owner fails to issue NTP on or before July 1, 2022 and Owner has not issued LNTP No. 1 on or before March 1, 2022, the Parties have agreed to the adjustments to the Contract Price and Guaranteed Substantial Completion Dates as provided in Section 5.2C below.
C.Delayed LNTP or NTP. In the event Owner fails to: (i) issue LNTP No. 1 in accordance with Section 5.1 on or before March 1, 2022 or (ii) issue NTP in accordance with Section 5.2 on or before July 1, 2022 despite Owner having issued LNTP No. 1 in accordance with Section 5.1 on or before March 1, 2022, then Contractor shall be entitled to an adjustment to the Contract Price and the Guaranteed Substantial Completion Dates if and to the extent caused by such delayed issuance of LNTP No. 1 or NTP, as applicable. Such adjustment shall include
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cost and schedule impacts caused by, for example, closing of vendor shops, unavailability of or delay in availability of materials (including any delays due to any quotas), labor unavailability, impacts on ability to attract and/or retain qualified labor, as well as escalation and loss of synergies with Contractor’s work under the Stage 2 EPC Agreement. For the avoidance of doubt, any adjustment to the Contract Price or Guaranteed Substantial Completion Dates shall not be based on Contractor’s errors or omissions, a change in technology, or a change in material or Equipment quantities (except where the unavailability of materials, vendors or labor caused by such delayed issuance of LNTP No. 1 or NTP results in necessary changes to Equipment specifications). Contractor shall use commercially reasonable efforts and GECP to mitigate the increase to the Contract Price and the Guaranteed Substantial Completion Dates. Such agreed upon adjustment will be set forth in a Change Order. Contractor shall, at the end of every three (3) Month period thereafter until NTP (if any) is issued by Owner, notify Owner in writing of any impacts such delay has on Contractor’s costs of performance of the Work, including Subcontractor and Sub-subcontractor prices, and Contractor’s ability to perform the Work in accordance with the Agreement, including the Guaranteed Substantial Completion Dates. Contractor shall not be entitled to the relief in this Section 5.2C to the extent the reason for Owner failing to issue NTP is because Contractor failed to provide the Letter of Credit in accordance with Section 9.2A.
5.3Guaranteed Dates.
A.Guaranteed Substantial Completion Dates. Subject to Section 5.2C,
1.Contractor shall achieve Substantial Completion of Train 1 on or before *** (***) Days after issuance of LNTP No. 1 (“Guaranteed Train 1 Substantial Completion Date”);
2.Contractor shall achieve Substantial Completion of Train 2 on or before *** (***) Days after issuance of LNTP No. 1 (“Guaranteed Train 2 Substantial Completion Date”);
3.Contractor shall achieve Substantial Completion of Train 3 on or before *** (***) Days after issuance of LNTP No. 1 (“Guaranteed Train 3 Substantial Completion Date”);
4.Contractor shall achieve Substantial Completion of Train 4 on or before *** (***) Days after issuance of LNTP No. 1 (“Guaranteed Train 4 Substantial Completion Date”);
5.Contractor shall achieve Substantial Completion of Train 5 on or before *** (***) Days after issuance of LNTP No. 1 (“Guaranteed Train 5 Substantial Completion Date”);
6.Contractor shall achieve Substantial Completion of Train 6 on or before *** (***) Days after issuance of LNTP No. 1 (“Guaranteed Train 6 Substantial Completion Date”); and
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7.Contractor shall achieve Substantial Completion of Train 7 on or before *** (***) Days after issuance of LNTP No. 1 (“Guaranteed Train 7 Substantial Completion Date”).
each a “Guaranteed Substantial Completion Date” and collectively, the “Guaranteed Substantial Completion Dates.” The Guaranteed Substantial Completion Dates shall only be adjusted by Change Order as provided under this Agreement.
B.Final Completion Date. Contractor shall achieve Final Completion no later than *** (***) Days after achieving Substantial Completion of Train 7 or as soon as reasonably practicable thereafter (if the Parties mutually agree, both acting reasonably) (“Final Completion Date”). The Final Completion Date shall only be adjusted by Change Order as provided under this Agreement.
5.4Project Schedule.
A.Initial Schedule. On the Agreement Date, Contractor shall submit to Owner for its review a detailed level 2 critical path method schedule for the Work that is consistent with the Guaranteed Dates and meets all of the requirements of Section 5.4B (such schedule is hereinafter referred to as the “Initial Schedule”). Contractor’s submission to Owner of the Initial Schedule shall be in native electronic format and portable document format.
B.Project Schedule. Within ninety (90) Days after LNTP No. 1, Contractor shall prepare and submit to Owner for its review a critical path method schedule for the Work using Primavera Project Planner version 8.2 or later (“Project Schedule”) in native electronic format and portable document format (“pdf”) developed in accordance with Attachment X. The Initial Schedule shall govern Contractor’s Work until the Project Schedule is prepared and reviewed by Owner. The Project Schedule shall be consistent with the Guaranteed Dates and shall represent Contractor’s best judgment as to how it shall complete the Work in compliance with the Guaranteed Dates. The Project Schedule shall, at a minimum, be detailed at a level 3 for all activities for the Stage 3 Facility and shall comply with GECP. Without limitation of the foregoing, the Project Schedule shall: (1) show the duration, early/late start dates, early/late finish dates, show a unique activity number, activity description, actual start/finish dates, remaining duration, and reflect logical relationships between activities, show an uninterrupted critical path from NTP through each of the Guaranteed Dates, including showing the dates for achieving each of the Payment Milestones and Guaranteed Dates; (2) be tagged by activity codes to allow sorting and filtering by responsible Contractor, Subcontractor, Sub-subcontractor, Owner activities, major work area, engineering, procurement, construction and commissioning; and (3) include the work breakdown structure identifier for each activity. Contractor shall submit with the Project Schedule the following: (a) progress “S” curve, showing the baseline plan and actual progress by Month for total progress of the Work, which shall be based on the Project Schedule; and (b) overall engineering and overall construction progress “S” curve, showing the actual progress by Month. Contractor shall use the Project Schedule in planning, organizing, directing, coordinating, performing and executing the Work, and the Project Schedule shall be the basis for evaluating progress of the Work. The Project Schedule shall reflect the critical path to Substantial Completion of each Train.
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C.Owner Review of the Initial Schedule and the Project Schedule. Owner may review the Initial Schedule and the Project Schedule for general conformance with this Agreement, including the Guaranteed Dates, and issue written comments to such Project Schedule. Once the Project Schedule and the required submittals have been reviewed by Owner, this version of the Project Schedule shall be the baseline Project Schedule for the Work. Owner’s review or acceptance of the Initial Schedule or the Project Schedule shall not relieve Contractor of any obligations for the performance of the Work, change any Guaranteed Date, nor shall it be construed to establish the reasonableness of the Project Schedule.
D.Monthly Updates to Project Schedule. After receipt by Owner of the Project Schedule Contractor shall manage and update the Project Schedule no less frequently than once per Month with Primavera Project Planner version 8.2 or later, using the critical path method, to reflect the actual progress to date (“Monthly Updated Project Schedule”). The Monthly Updated Project Schedule shall be in the same detail and form and meet all of the other requirements specified for the Project Schedule and shall be submitted by Contractor to Owner in pdf format on a Monthly basis, provided that the Monthly Updated Project Schedule shall also be submitted in native electronic format on a Quarterly basis or as otherwise requested by Owner, all as set forth in Attachment X in further detail.
E.90 Day Look-ahead Schedule. In accordance with Attachment X, Contractor shall submit to Owner a 90 Day look-ahead schedule (“90 Day Look-ahead Schedule”).
F.Other Reporting. Without limitation to Contractor’s other reporting requirements under this Agreement, Contractor shall provide to Owner the following reports on a Monthly basis, as required and described in greater detail in Attachment X: (i) Invoice and payment log showing Invoice numbers, dates, and amounts and payment receipt dates, and (ii) Change Order logs showing tracking numbers, descriptions, amounts, submittal dates and status (pending, approved or rejected).
G.Form of Submittals. All submittals by Contractor to Owner of the Initial Schedule, Project Schedule, Recovery Schedule and Acceleration Schedule shall be in pdf format, using Primavera Project Planner version 8.2 or later (except the Initial Schedule does not need to be developed using Primavera Project Planner). In addition, all of the following submittals by Contractor to Owner shall be in native electronic format using Primavera Project Planner version 8.2 or later: the Project Schedule; each Quarterly submission of the Monthly Updated Schedule or any other Monthly Updated Schedule requested by Owner; the Recovery Schedule and the Acceleration Schedule.

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5.5Recovery and Recovery Schedule. If, at any time during the prosecution of the Work, (a) should (i) the Monthly Updated Project Schedule show (or if Contractor has not provided the Monthly Updated Project Schedule and Owner reasonably determines) that any activity on the critical path of the Monthly Updated Project Schedule is delayed such that Substantial Completion of a Train is forecasted to occur thirty (30) or more Days after the applicable Guaranteed Substantial Completion Date, or (ii) Contractor fails to achieve Substantial Completion of a Train within thirty (30) Days after the applicable Guaranteed Substantial Completion Date, and (b) Contractor or any of its Subcontractors or Sub-subcontractors are, in Owner’s reasonable judgment, responsible for such delay, then Owner may, in addition to any other remedies that it may have under this Agreement, require that, as soon as reasonably possible, Contractor prepare a schedule to explain and display how it intends to regain compliance with the Project Schedule and the Guaranteed Dates within a sixty (60) Day period unless recovery cannot be reasonably achieved in such time, in which case the duration of the recovery period shall be for that period of time reasonably necessary to regain compliance with the Project Schedule and the Guaranteed Dates (“Recovery Schedule”). Contractor shall do the following after written notification by Owner of the requirement for a Recovery Schedule:
A.Within fifteen (15) Business Days after such notice, Contractor shall prepare the Recovery Schedule and submit it to Owner for its review. The Recovery Schedule shall represent Contractor’s best judgment as to how it shall regain compliance with the Project Schedule and the Guaranteed Dates and shall have a maximum duration of sixty (60) Days unless recovery cannot be reasonably achieved in such time, in which case the duration of the Recovery Schedule shall be for that period of time reasonably necessary to regain compliance with the Project Schedule. The Recovery Schedule shall also (i) be prepared in accordance with GECP, and (ii) have a similar level of detail as the Project Schedule.
B.Within fifteen (15) Days after Owner’s receipt of such Recovery Schedule but in all cases no later than thirty (30) Days after such notice, Contractor shall participate in a conference with Owner, and with any other Person, including Subcontractors and Sub-subcontractors, whom the Parties mutually agree should participate, to review and evaluate the Recovery Schedule. Contractor shall address all comments received from Owner during Owner’s review of the Recovery Schedule, and Contractor shall provide a written statement describing why any of Owner’s comments or proposed changes to the Recovery Schedule were not implemented by Contractor. Any of Owner’s comments or proposed changes to the Recovery Schedule that Contractor implements should be reflected in the revised Recovery Schedule, which shall be resubmitted for review by Owner within three (3) Days following the conference. The revised Recovery Schedule shall then be used by Contractor in planning, organizing, directing, coordinating, performing, and executing the Work (including all activities of Subcontractors and Sub-subcontractors) to regain compliance with the Project Schedule.
C.Five (5) Days prior to the expiration of the Recovery Schedule, Contractor shall meet with Owner at the Site to determine the effectiveness of the Recovery Schedule and to determine whether Contractor has regained compliance with the Project Schedule and the Guaranteed Dates. At the direction of Owner, one of the following shall happen:
1.If, in the reasonable opinion of Owner, Contractor is still behind schedule, Contractor shall be required to prepare another Recovery Schedule pursuant to Section
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5.5A above, to take effect during the immediate subsequent sixty (60) Day period or other longer period as may be reasonably necessary to regain compliance with the Project Schedule and the Guaranteed Dates.
2.If, in the reasonable opinion of Owner, Contractor has sufficiently regained compliance with the Project Schedule and the Guaranteed Dates, Contractor shall return to the use of the Project Schedule.
D.In preparing and executing the Recovery Schedule, Contractor shall take all commercially reasonable steps necessary to regain compliance with the Project Schedule and the Guaranteed Dates within a sixty (60) Day period unless recovery cannot be reasonably achieved in such time, in which case the duration of the recovery period shall be for that period of time reasonably necessary to regain compliance with the Project Schedule and Guaranteed Dates, which may include establishing additional shifts, hiring additional manpower, paying or authorizing overtime, providing additional Construction Equipment, and resequencing activities.
E.The cost of preparing and performance in accordance with the Recovery Schedule shall be for Contractor’s account.
F.Owner’s requirement and review of the Recovery Schedule shall not relieve Contractor of any obligations for the performance of the Work, change any Guaranteed Dates, or be construed to establish the reasonableness of the Recovery Schedule.
G.If, at any time prior to the applicable Guaranteed Substantial Completion Date, Contractor’s performance of the Work is delayed such that Substantial Completion of a Train is projected to achieve Substantial Completion beyond the applicable Guaranteed Substantial Completion Date (as may be adjusted by Change Order) to such an extent that a Delay Liquidated Damages cap in Section 20.2 would apply, and (i) Contractor fails to provide a Recovery Schedule in accordance with this Section 5.5 or (ii) Contractor provides a Recovery Schedule in accordance with this Section 5.5, but Contractor fails to materially comply with such Recovery Schedule, then Contractor shall be in Default, and Owner, after written notice to Contractor and a cure period of fifteen (15) Days from the date of Owner’s notice, shall have the right, prior to the applicable Guaranteed Substantial Completion Date, to terminate Contractor’s performance of the Work in accordance with Section 16.1A, except that in the case of a termination by Owner pursuant to this Section 5.5G solely for Contractor’s failure to provide a Recovery Schedule and materially comply therewith, Contractor’s liability under Section 16.1 arising out of such termination shall be limited to the applicable cap or caps in Section 20.2 and no Performance Liquidated Damages would be owed.
5.6Acceleration and Acceleration Schedule. Even if the Work is otherwise in compliance with the Project Schedule and Guaranteed Dates, Owner may, at any time, direct Contractor by Change Order or Unilateral Change Order to accelerate the Work by, among other things, establishing additional shifts, performing overtime Work, providing additional Construction Equipment or expediting Equipment; provided, however, such directive shall be reasonable, and (a) in no event shall Owner order with a Unilateral Change Order acceleration of the Work requiring Contractor to achieve any Substantial Completion or Final Completion prior to the respective Guaranteed Dates or if such acceleration is not
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technically feasible and (b) Contractor’s obligation with respect to an acceleration directive from Owner shall be limited to using commercially reasonable efforts to accelerate the Project Schedule. In the event of this directive, Owner shall pay to Contractor any (i) documented direct and indirect costs (and profit) clearly and solely attributable to such acceleration; and (ii) appropriate incentives, if any, that the Parties agree to in advance and which are set forth in the any Unilateral Change Order, as applicable. Any Unilateral Change Order shall be governed by Sections 6.1E and 6.2D. Any adjustment to the Contract Price or any other Changed Criteria that is necessitated by Owner’s acceleration of the Work shall be implemented by Change Order. If Owner directs Contractor to accelerate the Work, Contractor shall promptly commence and diligently perform the acceleration of the Work as directed by Owner and shall prepare a schedule to explain and display how it intends to accelerate the Work and how that acceleration will affect a critical path of the Project Schedule (the “Acceleration Schedule”). With respect to the Acceleration Schedule, Contractor shall do the following:
A.No later than fifteen (15) Business Days after such directive, Contractor shall prepare the Acceleration Schedule and submit it to Owner for its review. The Acceleration Schedule shall represent Contractor’s best judgment as to how it shall satisfy Owner’s acceleration directive. The Acceleration Schedule shall be prepared using GECP and to a similar level of detail as the Project Schedule.
B.Within fifteen (15) Business Days after issuance of such directive (or such longer time as specified in writing by Owner), Contractor shall participate in a conference with Owner, and with any other Person, including Subcontractors and Sub-subcontractors, whom Owner requests and Contractor agrees (with such agreement not to be unreasonably withheld) to participate, to review and evaluate the Acceleration Schedule. Any revisions to the Acceleration Schedule necessary as a result of this review shall be resubmitted for review by Owner as soon as reasonably practicable. The revised Acceleration Schedule shall then be the schedule which Contractor shall use in planning, organizing, directing, coordinating, performing, and executing that portion of the Work that is affected by such acceleration, with the Project Schedule governing the performance of all other Work.
C.Owner’s review of the Acceleration Schedule shall not constitute an independent evaluation or determination by Owner of the workability, feasibility, or reasonableness of that schedule.
ARTICLE 6
CHANGES; FORCE MAJEURE; AND OWNER CAUSED DELAY
6.1Owner’s Right to Change Order. Owner may, at any time, instruct Contractor to alter, amend, omit, or suspend the Work or modify the requirements of this Agreement in accordance with this Section 6.1.
A.Prior to the execution of any Change Order under this Section 6.1, Owner shall notify Contractor of the nature of the proposed addition to, omission from, deletion from, suspension of, or any other modification or adjustment to the requirements of this Agreement, by issuing a change request to Contractor in the form of Schedule D-3, Part 1 (“Change Request”).
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B.Within ten (10) Business Days after Contractor’s receipt of such Owner’s Change Request (when reasonably possible but if it is not reasonably possible for Contractor to provide all of the information required under this Section 6.1B within such ten (10) Business Day period, Contractor shall provide Owner with as much information as reasonably possible as well as the reason that additional time is required, but in no event later than thirty (30) Business Days following Contractor’s receipt of Owner’s written request for a change), Contractor shall respond to Owner with a written statement in the form of Schedule D-3, Part 2 detailing:
1.the description of Work to be performed and a program for its execution;
2.a preliminary assessment of the effect (if any) such request, were it to be implemented by Change Order, would have on the Changed Criteria; and
3.the original Owner’s Change Request number and revision numbers.
C.After submission of Contractor’s written preliminary assessment in accordance with Section 6.1B and upon Owner’s written request, Contractor shall provide Owner within ten (10) Business Days (or if Contractor requires third party quotes in order to prepare the comprehensive written estimate required under this Section 6.1C or states that a longer time period is reasonably required at the time Contractor provides the preliminary assessment, within thirty (30) Days or such longer period if mutually agreed by the Parties in writing), a comprehensive written estimate setting forth in detail the effect, if any, which such request, if implemented by Change Order, would have on the Contract Price, the Guaranteed Dates, the Basis of Design, the Payment Schedule, any of the Minimum Acceptance Criteria or Performance Guarantees, or any other obligation or potential liability of Contractor hereunder (collectively or individually, the “Changed Criteria”). This detailed estimate shall (i) include a fixed price breakdown (unless otherwise agreed by the Parties in writing) for the Work to be performed derived from the unit rates set forth in Schedule D-4 to the extent applicable or, if not stated therein, derived from rates not to exceed then-current market rates, (ii) include all information required by Section 6.5B, and (iii) supplement and supersede the assessment provided under Section 6.1B.
D.If the Parties agree on such Changed Criteria for such request, the Parties shall execute a Change Order, which shall be in the form of Schedule D-1 and such Change Order shall become binding on the Parties, as part of this Agreement.
E.If the Parties cannot agree on such Changed Criteria for such request within fifteen (15) Business Days after Owner’s receipt of Contractor’s comprehensive written estimate specified in Section 6.1C, unless mutually extended in writing by the Parties, or if Owner desires that the proposed changed Work set forth in such Owner’s notice commence immediately without the requirement of a preliminary estimate or comprehensive estimate by Contractor as required under Section 6.1B or 6.1C, Owner may, by issuance of a Unilateral Change Order in the form attached hereto as Schedule D-2 (“Unilateral Change Order”), require and authorize Contractor to commence and perform the changed Work specified in the Unilateral Change Order in accordance with the rates as set forth in Schedule D-4 (or if not specified therein, at rates not to exceed then-current market rates) with the effect of such Unilateral Change Order on
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the Changed Criteria (or if the Parties agree on the effect of such Unilateral Change Order for some but not all of the Changed Criteria, the impact of each of the components of the Changed Criteria on which the Parties disagree) to be determined as soon as possible but without prejudice to Contractor’s right to refer any Dispute for resolution in accordance with Article 18. Notwithstanding the foregoing, Owner may not (1) issue a Unilateral Change Order (a) that would cause an adjustment to the Minimum Acceptance Criteria or the Performance Guarantees or (b) that would require Contractor to handle, transport or remediate any Pre-Existing Contamination or Arsenic without Contractor’s agreement in the form of a mutual Change Order or (2) issue any Unilateral Change Order (a) where such Unilateral Change Order would result in an increase in the Contract Price exceeding *** U.S. Dollars (U.S. $***), or (b) if in conjunction with other outstanding Unilateral Change Orders issued by Owner, such Unilateral Change Orders would in themselves result in an increase in the Contract Price equal to or exceeding *** U.S. Dollars (U.S. $***). After Owner’s issuance of a Unilateral Change Order, the Parties shall continue to negotiate in good faith to reach agreement on the Changed Criteria. If the Parties cannot agree on the effect of such Unilateral Change Order within a reasonable period of time but no longer than ninety (90) Days after Owner’s receipt of all supporting documentation reasonably required by Owner to evaluate the Changed Criteria, then the Dispute shall be resolved as provided in Article 18. Pending resolution of the Dispute, Contractor shall perform the Work as specified in such Unilateral Change Order and Owner shall pay Contractor on a Monthly basis for (i) additional design and engineering Work related to the changed Work specified in the Unilateral Change Order in accordance with the rates set forth in Schedule D-4; (ii) the actual purchase price of Equipment procured by Contractor, plus associated margin of *** percent (***%) on such purchase price for profit and corporate overhead; and (iii) Work performed in the field (such as relocation of Equipment within the Facilities) at the rates set forth in Schedule D-4. When Owner and Contractor agree on the effect of such Unilateral Change Order on all of the Changed Criteria, such agreement shall be recorded by execution by the Parties of a Change Order in the form attached hereto as Schedule D-1, which shall supersede the Unilateral Change Order previously issued and relating to such changed Work. Contractor shall be considered to be in Default under Section 16.1 should it (x) fail to commence (which may include planning or design activities) the performance of the changed Work or other obligations required in such Unilateral Change Order within seven (7) Business Days after receipt of such Unilateral Change Order (or within such other longer time as specified in such Unilateral Change Order), or (y) fail to diligently perform the changed Work or other obligations required in such Unilateral Change Order.
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F.On or prior to the dates specified in Attachment NN, Owner may exercise the additional scope options or scope reductions set forth therein, and in such event the Parties shall execute a Change Order adjusting the Contract Price and the Scope of Work as specified in Attachment NN.
G.Owner shall be entitled to reductions in the Contract Price to the extent permitted in Attachment MM.
6.2Contractor’s Right to Change Orders.
A.Contractor shall only have the right to a Change Order in the event of any of the following occurrences:
1.Acts or omissions of a member of the Owner Group, Owner’s consultants under Section 2.5D or any other Person acting on behalf of or under the control of Owner that constitute a failure to perform as required of Owner under this Agreement and adversely affect either (a) Contractor’s actual cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work or (b) Contractor’s ability to perform any requirement under this Agreement; provided that Contractor shall not be entitled to a Change Order to the extent that such acts or omissions of Owner are caused by Contractor’s failure to perform its obligations under this Agreement. If such acts or omissions cause a delay (as that term is defined Section 6.10), Contractor shall be entitled to relief to the extent allowed under Section 6.8;
2.Force Majeure to the extent allowed under Section 6.7A;
3.Acceleration of the Work ordered by Owner pursuant to Section 5.6;
4.Owner’s request for an increase in coverage under the Letter of Credit pursuant to Section 9.2 to cover any increase in the Contract Price as a result of Change Orders;
5.To the extent expressly permitted under Sections 2.5B.2, 3.3C.5, 3.27B, 3.27C, 4.3, 5.2C, 6.13, 8.2D, 11.7, 12.2D and 12.3A;
6.To the extent expressly permitted under Sections 3.4C, 7.1D, 7.1E, 7.10, 7.11, 9.1C, Sections 1A(10), 1A(12), 1K, 1S and 1U of Attachment O and Section 7 of Attachment LL;
7.Changes in Law that occur after the Agreement Date and that adversely affects either (a) Contractor’s actual cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work, or (b) Contractor’s ability to perform any requirement under this Agreement, provided that under no circumstances shall Contractor be entitled to any relief for changes in tariffs or duties (whether occurring prior to or after the Agreement Date) except to the extent Contractor is entitled to a Change Order for a change in tariffs and duties to the extent permitted under Sections 6.2A10 and 6.2A13. If such Changes in Law causes a delay (as that term is defined
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Section 6.10), Contractor shall be entitled to relief to the extent allowed under Section 6.8. Notwithstanding anything provided in this Agreement, any change in Applicable Law related to Changes in U.S. Duties and Tariffs shall be addressed exclusively and Contractor shall be entitled to a Change Order only to the extent permitted in Attachment GG and any change in Applicable Law related to Non-U.S. Duties and Tariffs shall be addressed exclusively and Contractor shall be entitled to a Change Order only to the extent permitted in Section 6.2A13;
8.Suspension in Work ordered by Owner pursuant to Section 16.3 or by Contractor pursuant to Section 16.4;
9.Changes to the Rely Upon Information or errors or inaccuracies in the Rely Upon Information that adversely affect Contractor’s (a) actual cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work, or (b) ability to perform any material requirement under this Agreement. If such errors, inaccuracies or changes in the Rely Upon Information cause a delay (as that term is defined in Section 6.10), Contractor shall be entitled to relief to the extent allowed under Section 6.8;
10.Changes in U.S. Duties and Tariffs to the extent allowed under Attachment GG;
11.Any Pre-Existing Contamination or Arsenic on the Land for which Owner is responsible for under Sections 3.17 or 4.9 that adversely affects (a) Contractor’s costs to perform of the Work or (b) Contractor’s ability to perform any obligation under this Agreement. If such occurrence causes a delay (as that term is defined Section 6.10), Contractor shall be entitled to relief to the extent allowed under Section 6.8;
12.Delay beyond the permissible times specified in Section 1.A(9)g(2) of Attachment O for the delivery by Owner to Contractor of builder’s risk or marine cargo insurance proceeds received by the Collateral Agent (or if no Collateral Agent (as defined in Attachment O), a mutually agreed upon escrow agent) shall relieve Contractor of any obligation under this Agreement to effect repairs or other restoration of the Work affected by the insured occurrence for any costs of repairs or restoration exceeding the sum of the deductible under such insurance and any amounts previously paid to Contractor under such insurance and shall entitle Contractor to a Change Order adjusting the Contract Price and Guaranteed Dates, but only to the extent such delay adversely affects (a) Contractor’s costs of performance of the Work or (b) Contractor’s ability to perform any obligation under this Agreement; provided that, notwithstanding the foregoing, in no event shall this Section 6.2A.12 in any way relieve Contractor from any obligation to perform any work necessary to maintain the builder’s risk and marine cargo insurance in full force and effect. If such occurrence causes a delay (as that term is defined Section 6.10), Contractor shall be entitled to relief to the extent allowed under Section 6.8; and
13.To the extent permitted in Section 7.13.
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B.Should Contractor desire a Change Order under this Section 6.2, Contractor shall, pursuant to Section 6.5, notify Owner in writing and issue to Owner, at Contractor’s expense, the notices and information required by Section 6.5. Any adjustments to the Contract Price shall be requested on a fixed price basis (unless otherwise agreed by the Parties in writing) and shall be derived from the rates set forth in Schedule D-4 to the extent applicable or, if not stated therein, derived from rates not to exceed then-current market rates.
C.Owner shall respond to Contractor’s request within thirty (30) Days of receipt (unless Owner requests additional information in order to respond), stating (i) whether Owner agrees that Contractor is entitled to a Change Order and (ii) the extent, if any, to which Owner agrees with Contractor’s statement regarding the effect of the proposed Change Order on the Changed Criteria, including any adjustment to the Contract Price. If Owner agrees that a Change Order is necessary and agrees with Contractor’s statement regarding the effect of the proposed Change Order on the Changed Criteria, then Owner shall issue such Change Order, which shall be in the form of Schedule D-1, and such Change Order shall become binding on the Parties as part of this Agreement upon execution thereof by the Parties.
D.If the Parties agree that Contractor is entitled to a Change Order but cannot agree on the effect of the proposed Change Order on the Changed Criteria within fourteen (14) Days after Owner’s receipt of Contractor’s written notice and proposed Change Order and all other required information, or if Owner desires that the proposed changed Work set forth in the proposed Change Order commence immediately, the rights, obligations and procedures set forth in Section 6.1E are applicable.
E.If the Parties cannot agree upon whether Contractor is entitled to a Change Order within ten (10) Business Days after Owner’s receipt of Contractor’s request and proposed Change Order, then the Dispute shall be resolved as provided in Article 18. Pending resolution of the Dispute, Contractor shall continue to perform the Work required under this Agreement, and Owner shall continue to pay Contractor in accordance with the terms of this Agreement, as modified by any previously agreed Change Orders, and with the terms of any Unilateral Change Orders.
6.3Changed Criteria Adjustment; Contractor Documentation. If a Change Order is executed on a time and materials basis pursuant to Section 6.1E or 6.2D, then interim payments shall be made to Contractor in accordance with the terms of Section 6.1E for such Unilateral Change Order Work; provided that the Contract Price shall not be adjusted unless and until the Dispute is resolved in accordance with Article 18 or by mutual agreement of the Parties. Contractor shall use reasonable efforts to minimize such costs (consistent with the requirements of this Agreement) and shall provide Owner with options for reducing such costs whenever possible. The foregoing costs shall be supported by reasonable documentation, including daily work logs, time sheets, invoices and receipts.
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6.4Change Orders Act as Accord and Satisfaction. Change Orders agreed pursuant to Section 6.1D or 6.2C by the Parties, and Unilateral Change Orders entered into pursuant to Section 6.1E or 6.2D in which the Parties have subsequently agreed upon the effect of such Unilateral Change Order and executed a superseding and mutually agreed upon Change Order as provided in Section 6.1D or 6.2C, shall, unless otherwise expressly reserved in such Change Order, constitute a full and final settlement and accord and satisfaction of all effects of the change as described in the Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for all direct and indirect impacts of such change. Accordingly, unless otherwise expressly reserved in such Change Order, Contractor expressly waives and releases any and all right to make a claim or demand or to take any action or proceeding against Owner for any other consequences arising out of, relating to, or resulting from such change reflected in such Change Order, whether the consequences result directly or indirectly from such change reflected in such Change Order, including any claim or demand for damages due to delay, disruption, hindrance, impact, interference, inefficiencies or extra work arising out of, resulting from, or related to, the change reflected in that Change Order (including any claims or demands that any Change Order or number of Change Orders, individually or in the aggregate, have impacted the unchanged Work). If Contractor expressly reserves its right in a Change Order to maintain a claim arising out of the change in the Change Order, then Contractor shall provide Owner with notice every ninety (90) Days setting forth the then known impact of the reserved claim in the Change Order, provided that Contractor shall provide no further notice later than one hundred eighty (180) Days prior to Substantial Completion of the applicable Train to which the Change Order relates (and at this point Contractor waives any additional claims it may have beyond what Contractor has already notified as required above); provided however, if the applicable Change Order is executed within one hundred eighty (180) Days prior to Substantial Completion of the applicable Train to which the Change Order relates, in which case Contractor shall provide Owner with notice every ninety (90) Days setting forth the then known impact of the reserved claim in the Change Order, however Contractor shall provide no further notice on such Change Order later than Substantial Completion of the applicable Train to which the Change Order relates (and at this point Contractor waives any additional claims it may have beyond what Contractor has already notified as required above).
6.5Timing Requirements for Change Notices Issued by Contractor. Should any circumstance that Contractor has reason to believe may give rise to the right to a Change Order, Contractor shall, with respect to each such circumstance:
A.issue a notice of change (“Initial Notice of Change”) to Owner within fourteen (14) Days following the date that Contractor knew of, or sixty (60) Days after the date that Contractor reasonably should have known of, the first occurrence or beginning of such circumstance; provided that if such occurrence or circumstance is an emergency, oral notice shall be given immediately, followed by an Initial Notice of Change within seventy two (72) hours after such oral notice is provided.
1.In such Initial Notice of Change, Contractor shall state in detail all known and presumed facts upon which its claim is based, including the character, duration and extent of such circumstance, the date Contractor first knew of such circumstance, any activities impacted by such circumstance, the estimated cost and time consequences of such circumstance (including showing a good faith estimate of the impact of such circumstance, if any, on the critical path shown on the Monthly Updated Project
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Schedule) and any other details or information that are expressly required under this Agreement;
2.Contractor shall only be required to comply with the notice requirements of this Section 6.5A once for continuing circumstances, provided the notice expressly states that the circumstance is continuing and includes Contractor’s best estimate of the impact on any Changed Criteria by such circumstance; and
B.submit to Owner a comprehensive written estimate no later than forty five (45) Days (unless mutually extended by the Parties in writing) after the later of (1) the date that the notice in Section 6.5A.2 is given and (2) the completion of each such circumstance, together with a written statement (a) detailing why Contractor believes that a Change Order should be issued, plus all documentation reasonably requested by or necessary for Owner to determine the factors necessitating the possibility of a Change Order and all other information and details expressly required under this Agreement (including the information required by Schedule D-4, applicable detailed estimates and cost records, time sheet summaries and a graphic demonstration using the Project Schedule, showing Contractor’s entitlement to a time extension to the Guaranteed Dates pursuant to the terms of this Agreement, which shall be provided in hard copy and in its native electronic format); and (b) setting forth the effect, if any, which such proposed Change Order would have for the Work on any of the Changed Criteria.
C.If Contractor fails to provide the notice as required under this Section 6.5, and if Owner demonstrates that it has been prejudiced on account of such failure to provide notice, then, to the extent that Owner is so prejudiced, Contractor waives its right for, and releases Owner from and against any claims for, adjustments in the Contract Price, the Guaranteed Substantial Completion Dates, Payment Schedule, any Work, any of the Minimum Acceptance Criteria or Performance Guarantee or any other modification to any other obligation of Contractor under this Agreement. Oral notice, shortness of time, or Owner’s actual knowledge of a particular circumstance shall not waive, satisfy, discharge or otherwise excuse Contractor’s strict compliance with this Section 6.5. Contractor shall have the burden of proof with respect to any claim made by it.
6.6Adjustment Only Through Change Order. No change in the requirements of this Agreement, whether an addition to, deletion from, suspension of or modification to this Agreement, including any Work, shall be the basis for an adjustment to any Changed Criteria or right of Owner under this Agreement unless and until such addition, deletion, suspension or modification has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of this Article 6, except that the Work may be changed by a Unilateral Change Order. Contractor shall not perform any change in the Work unless and until such change is authorized pursuant to a Change Order or Unilateral Change Order in accordance with this Article 6, and all costs incurred by Contractor prior to authorization by Change Order shall be for Contractor’s account. No course of conduct or dealings between the Parties (including the issuance of an Owner’s Change Request or Contractor’s notice of changes or claims), nor express or implied acceptance of additions, deletions, suspensions or modifications to this Agreement, and no claim that Owner has been unjustly enriched by any such addition, deletion, suspension or modification to this Agreement, whether or not there is in fact
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any such unjust enrichment, shall be the basis for any claim for an adjustment to the Changed Criteria or any other obligations of Contractor under this Agreement.
6.7Force Majeure.
A.Contractor Relief. If the commencement, prosecution or completion of the Work is delayed by Force Majeure, then Contractor shall be entitled to an extension to the applicable Guaranteed Dates to the extent, if any, permitted under Section 6.7A.1 and an adjustment to the Contract Price to the extent, if any, permitted under Section 6.7A.2 provided that Contractor complies with the notice and Change Order requirements in Section 6.5 and the mitigation requirements in Section 6.11. All time extensions to the Guaranteed Dates and adjustments to the Contract Price for the delays described in this Section 6.7A shall be by Change Order implemented and documented as required under Article 6.
1.Time Extension. Contractor shall be entitled to an extension to the applicable Guaranteed Dates for delay caused by Force Majeure if such delay affects the performance of any Work that is on the critical path shown on the Monthly Updated Project Schedule.
2.Compensation. Contractor shall be entitled to an adjustment to the Contract Price in accordance with the following: for any delay that meets the requirements of this Section 6.7A.2, if such delay, alone or in conjunction with other Force Majeure events, causes Contractor delay in the performance of any Work that is on the critical path shown on the Monthly Updated Project Schedule of more than thirty (30) Days in the aggregate, provided, however, with respect to Train-Related Prolongation Costs and Project-Related Prolongation Costs, Contractor shall only be entitled to an adjustment to the Contract Price for such delays if and to the extent that Contractor demonstrates that, based on the Monthly Updated Project Schedule using critical path analysis, Work on the critical path shown on the Monthly Updated Project Schedule will be delayed and such delays will cause Contractor to achieve Substantial Completion of such Train or Trains beyond the earlier of the forecasted date for Substantial Completion for such Train or Trains as shown on the Monthly Updated Project Schedule or the Guaranteed Substantial Completion Date in effect at the time of such delay for such Train or Trains, and in each case Contractor shall be entitled to an adjustment to the Contract Price based on such delays equal to (i)(a) *** percent (***%) of the Train-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor with respect to each such Train impacted by the Force Majeure event after such thirty (30) Days in the aggregate until such delays will cause Contractor to achieve Substantial Completion of such Train or Trains beyond the Guaranteed Substantial Completion Date in effect at the time of such delay for such Train or Trains, and (b) *** percent (***%) of Train-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor with respect to each such Train impacted by the Force Majeure event after such thirty (30) Days in the aggregate after each such Guaranteed Substantial Completion Date for such Train or Trains, and (ii)(a) *** percent (***%) of the Project-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor after such thirty (30) Days in the aggregate upon delay to Train 7 until such delays will cause
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Contractor to achieve Substantial Completion of Train 7 beyond the Guaranteed Substantial Completion Date for Train 7 in effect at the time of such delay for Train 7, and (b) *** percent (***%) of Project-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor after such thirty (30) Days in the aggregate after such Guaranteed Substantial Completion Date for Train 7, provided however that and for the avoidance of doubt, if Contractor’s forecasted date for the applicable Substantial Completion for such Train or Trains is after the applicable Guaranteed Substantial Completion Date(s) (as such is required to be extended under this Section 6.7A.1 and Section 6.8A), then, in such circumstance, Owner shall not be liable for any Prolongation Costs arising out of a delay which otherwise meets the requirement set forth in this Section 6.7A that are incurred prior to such forecasted date but after the Guaranteed Substantial Completion Date (as such is required to be extended under this Section 6.7A.1 and Section 6.8A). For the avoidance of doubt, only one (1) aggregate period of thirty (30) Days applies to any and all entitlements to adjustments to the Contract Price under this Section 6.7A.2. Any such Contract Price adjustment shall be for reasonable costs necessarily incurred by Contractor with respect to each Train impacted by the Force Majeure event, as applicable, for delay or in mitigation or avoidance of delay occurring after the expiration of such thirty (30) Day period referenced in this Section 6.7A.2. Notwithstanding anything to the contrary herein, Owner’s total liability under this Agreement for any Contract Price adjustment(s) for all Force Majeure events occurring during the term of this Agreement shall not exceed *** U.S. Dollars (U.S. $***) in the aggregate.
B.Owner Relief. Subject to Section 6.7C, Owner’s obligations under this Agreement shall be suspended to the extent that performance of such obligations is delayed by Force Majeure (but without prejudice to Contractor’s entitlement to a Change Order for the events described in Section 6.2A).
C.Payment Obligations. No obligation of a Party to pay moneys under or pursuant to this Agreement shall be excused by reason of Force Majeure affecting such Party.
6.8Delay Caused by Owner, etc. for Which Owner Is Responsible, Time Extensions and Compensation Adjustments.
A.Should (1) any member of Owner Group or any Person acting on behalf of or under the control of Owner delay the commencement, prosecution or completion of the Work, including Owner’s failure to provide an Owner-Furnished Items, and to the extent such delay is not attributable to Contractor or its Subcontractors or Sub-subcontractors but is caused by Owner’s failure to perform an express obligation of Owner under this Agreement, or (2) the commencement, prosecution or completion of the Work be delayed as a result of (a) Changes in Law for which Contractor is entitled to relief under Section 6.2A.7, (b) changes to or errors or inaccuracies in Rely Upon Information for which Contractor is entitled to relief under Section 6.2A.9, (c) a suspension of the Work for which Contractor is entitled to relief under Section 6.2A.8, (d) discovery of Pre-Existing Contamination or Arsenic on the Land for which Contractor is entitled to relief under Section 6.2A.11, (e) any of the bases set forth in Section 6.2A.5, (f) Changes in U.S. Duties and Tariffs for which Contractor is entitled to relief under
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Section 6.2A.10, and (g) delays for which Contractor is entitled to relief under Section 6.2A.12, then Contractor shall, with respect to any of the above, be entitled to an extension to the applicable Guaranteed Substantial Completion Dates if (i) such delay affects the performance of any Work that is on the critical path shown on the Monthly Updated Project Schedule and (ii) Contractor complies with the notice and Change Order request requirements in Section 6.5 and the mitigation requirements of Section 6.11. Contractor shall be entitled to an adjustment to the Contract Price for reasonable, additional costs (including markups for Contractor’s overhead and associated profit margin of *** percent (***%) for such costs) incurred by Contractor for a delay which otherwise meets the requirements set forth in this Section 6.8 or in mitigation or avoidance of such delay; provided that, with respect to Train-Related Prolongation Costs and Project-Related Prolongation Costs, Contractor shall only be entitled to an adjustment to the Contract Price for such delays if and to the extent that Contractor demonstrates that, based on the Monthly Updated Project Schedule using critical path analysis, Work on the critical path shown on the Monthly Updated Project Schedule will be delayed and such delays will cause Contractor to achieve Substantial Completion of such Train or Trains beyond the earlier of the forecasted date for Substantial Completion for such Train or Trains as shown on the Monthly Updated Project Schedule or the Guaranteed Substantial Completion Date in effect at the time of such delay for such Train or Trains, and in each case Contractor shall be entitled to an adjustment to the Contract Price based on such delays equal to (i)(a) *** percent (***%) of the Train-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor with respect to each such Train impacted by such delays until such delays will cause Contractor to achieve Substantial Completion of such Train or Trains beyond the Guaranteed Substantial Completion Date in effect at the time of such delay for such Train or Trains, and (b) *** percent (***%) of Train-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor with respect to each such Train impacted by such delay after each such Guaranteed Substantial Completion Date for such Train or Trains and (ii)(a) *** percent (***%) of the Project-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor upon delay to Train 7 until such delays will cause Contractor to achieve Substantial Completion of Train 7 beyond the Guaranteed Substantial Completion Date for Train 7 in effect at the time of such delay of Train 7, and (b) *** percent (***%) of Project-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor after such Guaranteed Substantial Completion Date for Train 7, provided however that and for the avoidance of doubt, if Contractor’s forecasted date for the applicable Substantial Completion for such Train or Trains is after the applicable Guaranteed Substantial Completion Date(s) (as such is required to be extended under Section 6.7A.1 and this Section 6.8A), then, in such circumstance, Owner shall not be liable for any Prolongation Costs arising out of a delay which otherwise meets the requirements of this Section 6.8A that are incurred prior to such forecasted date but after the Guaranteed Substantial Completion Date (as such is required to be extended under Section 6.7A.1 and this Section 6.8A). Any adjustments to the Contract Price or a Guaranteed Substantial Completion Date shall be recorded in a Change Order.
B.The Parties agree that if they execute a Change Order with respect to any change in the Scope of Work described in this Section 6.8, any delay arising out of such change in the Scope of Work and meeting the requirements of this Section 6.8 shall be included in the Change Order incorporating such change in the Scope of Work.
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6.9Work Activity on the Critical Path. The Parties recognize that for the purposes of Section 6.7, Section 6.8 and Section 6.13B, a Work activity not on the critical path can become on the critical path, and if a delay causes a Work activity off the critical path to become a critical path activity, Contractor is entitled to an extension to the applicable Guaranteed Date for those days of delay after which the non-critical path activity becomes a critical path activity; provided that Contractor complies with the notice and Change Order request requirements in Section 6.5 and the mitigation requirements of Section 6.11.
6.10Delay. For the purposes of Sections 6.2A.1, 6.2A.7, 6.2A.9, 6.2A.11, 6.2A.12, 6.7 6.8, and 6.13 the term “delay” shall include hindrances, disruptions or obstructions, or any other similar term in the industry and the resulting impact from such hindrances, disruptions or obstructions, including inefficiency, impact, ripple or lost production.
6.11Contractor Obligation to Mitigate Delay. With respect to Sections 6.7 and 6.8, in no event shall Contractor be entitled to any adjustment to the Guaranteed Dates or adjustment to the Contract Price for that portion of delay to the extent Contractor could have taken, but failed to take, reasonable actions to mitigate such delay.
6.12Separated Contract Price Adjustments in Change Orders. Any adjustment by Change Order to the Contract Price shall be made on a fixed price separated basis as provided in 34 Tex. Admin. Code Rule § 3.291(a)(13) to specify the applicable adjustments to the Aggregate Equipment Price and Aggregate Labor and Skills Price in accordance with Article 7.
6.13COVID-19 Provisional Sum and COVID-19 Events.
A.COVID-19 Provisional Sum. Set forth in Attachment KK are countermeasures, means, methods, responsive and preventative measures with respect to COVID-19 (“COVID-19 Countermeasures”) that Contractor or its Subcontractors or Sub-subcontractors may implement in the performance of the Work in accordance with Section 6.13A.1 and 6.13A.2. The Parties have included in the Contract Price an estimated provisional sum for the implementation of such COVID-19 Countermeasures, as set forth in Attachment KK (“COVID 19 Provisional Sum”). Owner shall pay to Contractor, in accordance with this Section 6.13 and Attachment KK (at the rates shown and referenced therein), the costs and expenses incurred by Contractor (or its applicable Subcontractors or Sub-subcontractors) as a result of COVID-19 for implementing the COVID-19 Countermeasures set forth therein, even if such costs and expenses exceed the COVID-19 Provisional Sum, provided that Contractor may only invoice Owner for the actual costs and expenses incurred by Contractor as a result of COVID-19 plus a markup of *** (***%) and Contractor may not invoice Owner (and Owner shall have no obligation to pay) any other costs, including any amounts for contingency or escalation. The costs associated with implementing such COVID-19 Countermeasures are set forth and further detailed in Attachment KK and any additional costs and expenses incurred above and beyond the estimates set forth in Attachment KK shall be based on the estimates set forth therein. To the extent that the value of the COVID-19 Countermeasures exceed the amount set forth in Attachment KK, Contractor is entitled to a Change Order to increase the amount of the Provisional Sum (and a corresponding increase in the Contract Price). Owner is entitled to a Change Order reducing the Contract Price
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if the costs and expenses incurred in implementing the COVID-19 Countermeasures are less than the COVID-19 Provisional Sum.
1.Schedule KK-1 lists the COVID-19 Countermeasures that Contractor has initially determined will be implemented by Contractor commencing after LNTP No. 1. The COVID-19 Provisional Sum for the COVID-19 Countermeasures in Schedule KK-1 assumes that these COVID-19 Countermeasures will be implemented at LNTP No. 1 and continue (except as stated otherwise in Schedule KK-1) for twelve (12) months following LNTP No. 1, which such duration after LNTP No. 1 may be extended for a COVID-19 Extension. Contractor may extend the duration of the implementation of the COVID-19 Countermeasures in Schedule KK-1 beyond the period specified in Schedule KK-1 due to a COVID-19 Extension. A “COVID-19 Extension” means a circumstance following LNTP No. 1 where the time period for the implementation of any of COVID-19 Countermeasures in Schedule KK-1 has expired and: (a) Contractor is required under Applicable Law to continue implementing such COVID-19 Countermeasures beyond the period currently indicated in Schedule KK-1 in order to perform the Work in compliance with Applicable Laws, (b) a Change in COVID-19 Guidelines recommend the continuance of the COVID-19 Countermeasures in Schedule KK-1 for time-periods extending beyond the period then currently indicated in Schedule KK-1 and Contractor elects to implement such Change in COVID-19 Guidelines; (c) there is COVID-19 Outbreak and Contractor elects to continue such COVID-19 Countermeasures; or (d) Contractor otherwise elects to continue or revise such means, methods and countermeasures in effect as to protect those performing the Work from the spread of COVID-19.
2.Schedule KK-2 lists the COVID-19 Countermeasures that Contractor has initially determined will be implemented by Contractor commencing at LNTP No. 1 and be ongoing without interruption during the performance of the Work for the duration specified in Schedule KK-2.
3.Contractor shall receive no adjustments to the Project Schedule (including an extension to any Guaranteed Date) for implementing any COVID-19 Countermeasures listed in Attachment KK (except as Contractor may be entitled to same for a COVID-19 Extension affecting the Work for Rows 10 and 21 of Schedule KK-1), regardless of which COVID-19 Countermeasures are implemented and for how long. Contractor shall only be entitled to claim an adjustment to the Guaranteed Substantial Completion Dates for COVID-19 Events, which are separately addressed in Section 6.13B.
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B.COVID-19 Event Cost and Schedule Impacts. If the occurrence of a COVID-19 Event (including Contractor’s, its Subcontractor’s or Sub-Subcontractor’s responsive and preventative actions thereto, or adopting additional or different countermeasures or other means and methods in performing the Work from the COVID-19 Countermeasures in response thereto) adversely affect Contractor’s actual cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work, Contractor shall be entitled to a Change Order adjusting the Contract Price. If such COVID-19 Event (or such actions, countermeasures and/or means and methods) causes a delay (as that term is defined Section 6.10), Contractor shall be entitled to relief to the extent permitted in Section 6.8. Contractor (or Subcontractor or Sub-subcontractors) shall receive no relief as a result of changes in market conditions that arise out of the impact to the Work from COVID-19 or any COVID-19 Event unless Contractor demonstrates that such impact is caused by a COVID-19 Event, but excluding changes in market conditions that arise indirectly from such impact or that result in a general escalation of prices for labor, materials (other than those specified in Attachment MM), equipment and services.
C.COVID-19 – Countermeasures, Means and Methods and Mitigation. Contractor (and its Subcontractors and Sub-Subcontractors) may implement COVID-19 Countermeasures, adopt additional or different countermeasures or other means and methods in performing the Work from those COVID-19 Countermeasures set forth in Attachment KK, and take responsive and preventative actions (such as the right to suspend the Work, in whole or in part, or evacuate personnel, in each case after consultation with Owner, and including the COVID-19 Countermeasures) in response to a COVID-19 Event that are reasonably necessary to protect those performing the Work from the spread of COVID-19 or other epidemics, pandemics, or plagues, or reasonably necessary to otherwise mitigate or prevent the spread of COVID-19 or other epidemics, or pandemics, or plagues.
D.COVID-19 Event Performance Prevention. If a COVID-19 Event (including the effects of such COVID-19 Event) prevents the performance with respect to any portion of the Work, Contractor (and its applicable Subcontractor or Sub-subcontractor) shall be relieved from performance of such portion of the Work for the time period that such COVID-19 Event, or the effects of such COVID-19 Event, are continuing; provided that Contractor’s entitlement to a Change Order for an adjustment to the Contract Price and Guaranteed Substantial Completion Dates shall be determined in accordance with Section 6.8.
ARTICLE 7
CONTRACT PRICE AND PAYMENTS TO CONTRACTOR
7.1Contract Price. As compensation in full to Contractor for the full and complete performance of the Work and all of Contractor’s other obligations under this Agreement, Owner shall pay and Contractor shall accept Five Billion Four Hundred Eighty-Four Million U.S. Dollars (U.S. $5,484,000,000) (the “Contract Price”), which is separated in Section 7.1A and Section 7.1B below. The Contract Price is subject to adjustment only by Change Order as provided in Article 6, and includes all Taxes payable by Contractor, its Subcontractors and its Sub-subcontractors in connection with the Work, all Provisional Sums, and all costs, charges, and expenses of whatever nature necessary for performance of the Work. For the avoidance of doubt, the Contract Price does not include Texas Sales and Use Tax on Equipment (but does include Texas Sales and Use Tax on any purchase, lease or rental
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of Construction Equipment or on any purchase of consumable items (as defined in 34 Tex. Admin. Code Rule §3.291(a)(2)). The Contract Price is separated, in accordance with the definition of “separated contract” as defined in 34 Tex. Admin Code Rule § 3.291(a)(13), as follows:
A.*** U.S. Dollars (U.S. $***) for Equipment of the Project (“Aggregate Equipment Price”). The Aggregate Equipment Price includes the cost of the Equipment, including markup, overhead, freight and profit, but excludes labor.
B.*** U.S. Dollars (U.S. $***) for all Work in this Agreement other than for Equipment (“Aggregate Labor and Skills Price”), which such Work includes all labor, engineering, design services, installation, consumables, Construction Equipment, overhead, profit and all other items of whatever nature applicable to the Work. Excluding only the Aggregate Equipment Price, the Aggregate Labor and Skills Price shall include all costs, charges and expenses of whatever nature applicable to the Work, including Taxes on all Work and Texas Sales and Use Tax on all Work other than on Equipment.
C.The Contract Price, which is separated in Section 7.1A and Section 7.1B above, includes an aggregate amount of *** U.S. Dollars (U.S. $***) for the Provisional Sums (the “Aggregate Provisional Sum”). The Aggregate Provisional Sum is separated into (i) the “Aggregate Provisional Sum Equipment Price” (the total amount of the Aggregate Equipment Price component of the Aggregate Provisional Sum equaling *** U.S. Dollars (U.S. $***)) and (ii) the “Aggregate Provisional Sum Labor and Skills Price” (the total amount of the Aggregate Labor and Skills Price component of the Aggregate Provisional Sum equaling *** U.S. Dollars (U.S. $***)). The scope and values of each Provisional Sum comprising the Aggregate Provisional Sum amount are included in Attachment GG, together with the breakdown between the Aggregate Equipment Prices and all other Work.
D.To the extent that the value of a Provisional Sum exceeds the respective Provisional Sum set forth in Attachment GG, Contractor shall be entitled to a Change Order to increase the Contract Price for such amount. Accordingly, Owner shall be entitled to a Change Order reducing the Contract Price to the extent the value of the Work related to a Provisional Sum is less than the respective Provisional Sum set forth in Attachment GG.
E.The Parties have agreed to adjust the Contract Price based on the fluctuations in the pricing of certain agreed upon commodities as described in Attachment MM. Such adjustments shall follow the procedure set forth in Attachment MM.
7.2Interim Payments.
A.Mobilization Payment. Concurrently with and as a condition precedent to the issuance of the Notice to Proceed in accordance with Section 5.2 and upon Owner’s receipt of an Invoice from Contractor, Owner shall, subject to Owner’s receipt of the Letter of Credit, pay Contractor a fixed amount equal to *** U.S. Dollars (U.S. $***) (the “Mobilization Payment”).
The Mobilization Payment is separated as follows:
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•*** U.S. Dollars (U.S. $***) for those components of the Aggregate Equipment Price contained in the Mobilization Payment; and,
•*** U.S. Dollars (U.S. $***) for those components of the Aggregate Labor and Skills Price contained in the Mobilization Payment.
B.Payments. With the exception of the Mobilization Payment, payments shall be made by Owner to Contractor in accordance with the Payment Schedule set forth in Attachment C, Schedule C-1 (as may be amended by Change Order), which allocates (i) *** percent (***%) of the Aggregate Labor and Skills Price to be paid based on completion of the Payment Milestones set forth in Attachment C, Schedule C-1, (ii) *** percent (***%) of the Aggregate Labor and Skills Price to be paid based on the Monthly payments set forth in Attachment C, Schedule C-2 (the “Monthly Payments”), as adjusted pursuant to Section 7.2F; and (iii) *** percent (***%) of the Aggregate Equipment Price to be paid based on completion of the Payment Milestones set forth in Attachment C, Schedule C-3. Owner shall also make payments to Contractor for Work performed in accordance with Change Orders to be paid on a time and material basis and any Unilateral Change Orders issued in accordance with Section 6.1E or Section 6.2D). Each payment shall be subject to Owner’s right to withhold payments under this Agreement, as set forth in Section 7.5. Payments shall be made in U.S. Dollars to an account designated by Contractor. The Payment Schedule, including Payment Milestones and Monthly Payments, shall be amended only by Change Order pursuant to this Agreement.
C.Invoices. On the first (1st) Day of each Month (“Month N”), Contractor shall submit to Owner an Invoice, supported by information and documentation required under this Agreement, for the following:
1.amounts for Payment Milestones Contractor plans to fully complete during the next Month (“Month N+1”), as supported by the sixty (60) Day look-ahead schedule submitted with such Invoice. Contractor shall not include any amounts for any Payment Milestones that will only be partially completed at the end of Month N+1;
2.plus the Monthly Payment for Month N+1;

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3.plus (a) allowable costs and expenses Contractor plans to incur during Month N+1 for Work performed in accordance with Change Orders to be paid on a time and material basis, and (b) allowable costs and expenses Contractor plans to incur during Month N+1 for Work covered by a Provisional Sum, all as supported by the sixty (60) Day look-ahead schedule and other information required herein;
4.less amounts for any Payment Milestones Invoiced in Month N-2 that Contractor did not complete during Month N-1; and
5.less amounts Invoiced in Month N-3 for (a) time and material Change Orders, and (b) Provisional Sums that Contractor did not incur in Month N-2.
If Owner pays Contractor for the completion of a Payment Milestone in Month N+1, but Contractor does not complete such Payment Milestone during such Month N+1, and Owner exercises its right to withhold payment in accordance with Section 7.5 for such uncompleted Payment Milestone, Contractor shall not be entitled to Invoice for the amount withheld by Owner for such Payment Milestone until the Month after Contractor completes such Payment Milestone.
Contractor shall include with such Invoice a sixty (60) Day look-ahead schedule, prepared by Contractor, for such Month N and Month N+1 that shows, among other requirements, Contractor’s schedule for (i) completing such Payment Milestones in Month N+1 and (ii) incurring such allowable costs and expenses for time and materials Change Orders and Provisional Sums during such Month N+1. All Invoices issued to Owner hereunder shall separately state charges for the Aggregate Equipment Price and the Aggregate Labor and Skills Price. All Invoices, other than the Invoice for final payment under this Agreement, shall be in the form of Schedule I-1.
D.Interim Lien Waivers. As a condition of payment, each Invoice received by Owner prior to Final Completion shall be accompanied by the following:
1.a fully executed (a) Interim Conditional Lien Waiver from Contractor in the form of Schedule K-1 for all Work performed through the end of the Month preceding the Month of the date of the Invoice (i.e., Month N-1), and (b) Interim Unconditional Lien Waiver from Contractor in the form of Schedule K-2 for all Work performed through the end of the Month preceding the Month of the date of the last Invoice submitted by Contractor of the Invoice (i.e., Month N-2);
2.In addition, as a condition of payment, Contractor shall also provide, subject to Section 7.2D.1 fully executed (a) Interim Conditional Lien Waivers in the form of Schedule K-3 from each Major Subcontractor whose invoice is received by Contractor in the Month covered by Contractor’s Invoice (with each such Interim Conditional Lien Waiver covering all Work performed by each such Major Subcontractor through the end of the Month preceding the Month of the date of such Major Subcontractor’s invoice (i.e., Month N-1); and (b) Interim Unconditional Lien Waivers from each Major Subcontractor in the form of Schedule K-4 for all Work performed by such Major Subcontractor through the end of the Month preceding the Month of the date of each such Major Subcontractor’s preceding invoice (i.e., Month N-2);
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3.fully executed (a) Interim Conditional Lien Waivers in substantially the form of Schedule K-5 from each Major Sub-subcontractor whose invoice is received by Contractor in the Month covered by Contractor’s Invoice or is part of such Contractor’s Invoice (with each such Interim Conditional Lien Waiver covering all Work performed by each such Major Sub-subcontractor through the end of the Month preceding the Month of the date of such Major Sub-subcontractor’s invoice (i.e., Month N-1)); and (b) Interim Unconditional Lien Waivers from each Major Sub-subcontractor in substantially the form set forth in Schedule K-6 for all Work performed by such Major Sub-subcontractor through the end of the Month preceding the Month of the date of each such Major Sub-subcontractor’s preceding invoice (i.e., Month N-2);
4.provided that, if Contractor fails to provide to Owner an Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver from a Major Subcontractor or Major Sub-subcontractor as required in this Section 7.2, Owner’s right to withhold payment for the failure to provide any such Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver shall be limited to the amount that should have been reflected in such Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver; provided further, if Contractor fails to provide an Interim Unconditional Lien Waiver from a Major Subcontractor or Major Sub-subcontractor but Contractor provides evidence to Owner that such Subcontractor or Sub-subcontractor has been paid (as shown in a check that has been properly endorsed and has been paid by the bank on which it is drawn, or evidence the wire transfer payment is received by such Subcontractor or Sub-subcontractor), then Owner shall not withhold payment of such amount. In addition, if and to the extent that Contractor obtains any lien waivers from any Subcontractors or Sub-subcontractors which are not a Major Subcontractor or Major Sub-subcontractor, Contractor shall provide to Owner such lien waivers with the next Invoice following Contractor’s receipt of each such lien waiver. Notwithstanding anything to the contrary in this Section 7.2 and Section 7.4, Contractor shall not be required to deliver a Contractor’s Interim Unconditional Lien Waiver until Owner has paid the amounts requested in the applicable Invoice for which such Contractor’s Interim Unconditional Lien Waiver relates.
5.For Bulk Order Subcontractors only, as a condition of payment, every third (3rd) Invoice received by Owner prior to Final Completion shall be accompanied by fully executed Interim Unconditional Lien Waivers from each Bulk Order Subcontractor in substantially the form set forth in Schedule K-4 for all Work performed by such Bulk Order Subcontractor through the end of the period ending three (3) Months prior to such Invoice (i.e. Month N-3); provided that if Contractor fails to provide to Owner an Interim Unconditional Lien Waiver from a Bulk Order Subcontractor as required in this Section 7.2, Owner’s right to withhold payment for the failure to provide such Interim Unconditional Lien Waiver shall be limited to the amount that should have been reflected in such Interim Unconditional Lien Waiver; provided further, if Contractor fails to provide an Interim Unconditional Lien Waiver from a Bulk Order Subcontractor but Contractor provides an Interim Conditional Lien Waiver (in substantially the form set forth in Schedule K-3 for all Work performed by such Bulk Order Subcontractor) and evidence to Owner that such Subcontractor has been paid (as shown in a check that has
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been properly endorsed and has been paid by the bank on which it is drawn, or evidence the wire transfer payment is received by such Subcontractor), then Owner shall not withhold payment of such amount. Except as provided in the preceding sentence, Bulk Order Subcontractors are not required to provide Interim Conditional Lien Waivers. For the purposes of Interim Conditional Lien Waivers or Interim Unconditional Lien Waivers, Bulk Order Subcontractors shall not be considered Major Subcontractors.
E.Review and Payment. Each Invoice shall be reviewed by Owner and, upon Owner’s reasonable request, Contractor shall furnish such supporting documentation and certificates and provide such further information as may be reasonably requested by Owner. Within thirty (30) Days after receipt of any Invoice, Owner shall provide notice to Contractor of any disputed amount set forth in such Invoice, including an explanation of why such amount is disputed. Unless so disputed by Owner, each Invoice (less any withholdings allowed under this Agreement) shall be due and paid no later than thirty (30) Days after it, and all applicable documentation required under this Agreement, including Attachment I, is received by Owner. If an Invoice is disputed by Owner, then payment shall be made within the thirty (30) Day period for all undisputed amounts and the Dispute shall be resolved pursuant to Article 18. Payment on disputed amounts shall be made as soon as such Dispute is resolved. Without limiting the foregoing, Owner shall not be required to pay, and shall be entitled to withhold payment from Contractor for any amounts otherwise due Contractor, for:
1.any amounts for (a) Payment Milestones Invoiced in Month N-2 that Contractor did not complete during Month N-1, (b) Payment Milestones Invoiced in Month N-1 that Contractor did not complete in Month N, (c) Payment Milestones Invoiced in Month N that Contractor did not complete prior to payment by Owner or is not projected (in accordance with the current sixty (60) Day look-ahead schedule) to complete in Month N+1;
2.any amounts Invoiced in Month N-3 for (a) time and material Change Orders, and (b) Provisional Sums that Contractor did not incur in Month N-2; and
3.any amounts Invoiced in Month N for (a) time and material Change Orders, and (b) Provisional Sums that Contractor has not incurred prior to payment by Owner or is not projected to incur (in accordance with the current sixty (60) Day look-ahead schedule and other required documentation) in Month N+1.
F.Reconciliation of Monthly Payments. If at any time during the course of the Project: (a) the Monthly Progress Reports show that any activity on the critical path is ninety (90) Days or more behind schedule; and (b) Contractor or any of its Subcontractors or Sub-subcontractors are not excused under the terms of this Agreement for such delay, then the date for payment of the last Monthly Payment as shown in the Payment Schedule shall be revised to a later date according to the number of Days that the activity is behind schedule and the remaining Monthly Payments not yet disbursed to Contractor under this Agreement shall be readjusted and spread out proportionately through the remainder of the period, ending upon the revised date for payment of the last Monthly Payment; provided that, in the event that Contractor recovers the delay such that the activity in question ceases to be behind schedule, the Monthly Payments shall
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be recalculated so that such Monthly Payments shall be due in accordance with the original Payment Schedule as of the Contract Date.

7.3Final Completion and Final Payment. Upon Final Completion, Contractor shall, in addition to any other requirements in this Agreement for achieving Final Completion, including those requirements set forth in Article 1 for the definition of Final Completion, submit a fully executed final Invoice in the form attached hereto as Schedule I-2, along with (a) a statement summarizing and reconciling all previous Invoices, payments and Change Orders; (b) an affidavit that all payrolls, Taxes, bills for Equipment, and any other indebtedness connected with the Work, for which Contractor and its Subcontractors and Sub-subcontractors are liable (excluding Corrective Work) have been paid; (c) fully executed Final Conditional Lien Waiver and Final Claim Waiver from Contractor in the form of Schedules K-7 and K-9; (d) fully executed Final Conditional Lien Waivers and Final Claim Waivers from each Major Subcontractor in the form set forth in Schedules K-10 and K-12; and (e) if requested by Owner, fully executed Final Conditional Lien Waivers and Final Claim Waivers from each Major Sub-subcontractor in substantially the form set forth in Schedules K-13 and K-15. No later than thirty (30) Days after receipt by Owner of such final Invoice and all requested documentation and achieving Final Completion, Owner shall, subject to its rights to withhold payment under this Agreement, pay Contractor the balance of the Contract Price, provided that Contractor provides to Owner the following: (x) at the time of such payment, fully executed Final Unconditional Lien Waiver from Contractor in the form of Schedule K-8; and (y) as soon as reasonably possible after the time of such payment, fully executed Final Unconditional Lien Waivers from each Major Subcontractor in the form of Schedule K-11 and each Major Sub-subcontractor in the form of Schedule K-14 provided that the Parties agree that “substantially” means that the same protections shall be provided to Owner as set forth in Attachment K. In addition, if and to the extent that Contractor obtains any final lien or claim waivers from any Subcontractors or Sub-subcontractors which are not a Major Subcontractor or Major Sub-subcontractor, Contractor shall provide to Owner such final lien or claim waivers following Contractor’s receipt of each such lien or claim waiver.
7.4Payments Not Acceptance of Work. No payment made hereunder by Owner shall be considered as approval or acceptance of any Work by Owner or a waiver of any claim or right Owner may have hereunder. All payments shall be subject to correction in subsequent payments.
7.5Payments Withheld. In addition to disputed amounts set forth in an Invoice, Owner may, in addition to any other rights under this Agreement, withhold payment on an Invoice or a portion thereof, or collect on the Letter of Credit, in an amount and to such extent as may be reasonably necessary to protect Owner from loss due to:
A.Defective Work that Contractor is required to correct under Section 12.3, unless Contractor has, within fourteen (14) Days of Owner’s prior written notice given relating to the Defect, either (i) remedied, or commenced to remedy, as applicable, such Defective Work in accordance with Section 12.3 or (ii) if such Defective Work cannot be remedied in accordance with Section 12.3 by the exercise of reasonable diligence within such fourteen (14) Day period, provide Owner with a written plan, reasonably acceptable to Owner, to remedy such Defective Work and commenced the remedy of such Defective Work;
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B.liens, or other encumbrances on all or a portion of the Site, the Work or the Stage 3 Facility, which are filed by any Subcontractor, any Sub-subcontractor or any other Person acting through or under any of them, provided that Owner has made payment to Contractor of all undisputed amounts due to Contractor in accordance with the terms of this Agreement and, unless Contractor has within fourteen (14) Days of Owner’s prior written notice given relating to the lien or other encumbrances, either: (i) paid, satisfied or discharged the applicable liability, (ii) removed the lien or other encumbrance; or (iii) provided Owner with a letter of credit (in addition to the Letter of Credit required under Section 9.2A) or bond reasonably satisfactory to Owner and Lender in the applicable amount;
C.any material breach by Contractor of any term or provision of this Agreement unless Contractor has within fourteen (14) Days of Owner’s prior written notice given relating to the material breach, either (i) cured such breach or (ii) if such breach cannot be cured by the exercise of reasonable diligence within such fourteen (14) Day period, Contractor has commenced corrective action and is diligently exercising all commercially practicable efforts to cure such breach;
D.the assessment of any fines or penalties against Owner as a result of Contractor’s failure to comply with Applicable Law or Applicable Codes and Standards subject to the conditions set forth in Section 17.1F, provided that Owner has first provided Contractor with ten (10) Days prior written notice of its intent to withhold payment;
E.amounts paid by Owner to Contractor in a preceding Month incorrectly, provided that Owner has first provided Contractor with ten (10) Days prior written notice of its intent to withhold payment and Contractor has not, within such ten (10) Days’ notice, repaid such amounts to Owner;
F.Liquidated Damages that Contractor owes under the terms of this Agreement, which shall may be withheld in accordance with Section 13.2;
G.failure of Contractor to make payments to Subcontractors in accordance with their respective Subcontracts, provided that Owner has first provided Contractor with ten (10) Days prior written notice of its intent to withhold payment and Contractor has not, within such ten (10) Days’ notice, cured such failure, provided further that Owner has made payment to Contractor of all undisputed amounts owed to Contractor in accordance with the terms of this Agreement; and
H.any other costs or liabilities which Owner has incurred for which Contractor is responsible under this Agreement, provided that Owner has first provided Contractor with ten (10) Days prior written notice of its intent to withhold payment.
Notwithstanding the foregoing, (i) should any payment under any Invoice become due before the expiration of any notice period specified in this Section 7.5, Owner shall nevertheless be entitled to withhold from such Invoice amounts equal to the amounts specified in Owner’s notice, but Owner shall promptly pay such withheld amounts to Contractor if Contractor cures the cause for such withholding or offset, and (ii) no notice is required in the event Contractor is insolvent, has a receiver appointed, makes a general assignment or filing for the benefit of its creditors or files for bankruptcy protection.
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7.6Payment of Amounts Withheld or Collected on Letter of Credit. Prior to drawing down or collecting on the Letter of Credit in accordance with this Agreement, Owner shall provide Contractor with the written notice in accordance with Section 9.2A. For amounts actually withheld or collected on the Letter of Credit, Owner shall pay Contractor the amount Owner withheld or collected on the Letter of Credit under Section 7.5 as soon as practicable, but in no event later than fifteen (15) Business Days after Owner’s receipt of an Invoice from Contractor, if Contractor, as appropriate (a) pays, satisfies or discharges the applicable liability and provides Owner with reasonable evidence of such payment, satisfaction or discharge, (b) cures the applicable breach described in Section 7.5C or the applicable Default (i.e., the breach described in Section 7.5C or Default on which Owner’s withholding or collection on the Letter of Credit was based), (c) with respect to item 7.5B, removes the lien or other encumbrance in question in accordance with Applicable Law, (d) remedies the Defective Work in question, or (v) provides Owner with a letter of credit reasonably satisfactory to Owner in the amount of the withheld payment. In the event Owner draws down or collects any amount on the Letter of Credit pursuant to this Section 7.6, and Contractor acts in accordance with either (a), (b) or (c) above so as to require payment from Owner, Contractor shall, within seven (7) Days after Owner’s payment to Contractor, restore the Letter of Credit to the amount the Letter of Credit had immediately prior to Owner’s collection on the Letter of Credit under this Section 7.6, failing which, Owner may withhold all payments otherwise due Contractor until Contractor so restores such Letter of Credit. Owner’s failure to withhold or draw down or collect against the Letter of Credit in the event of any of the circumstances described in Section 7.5 shall not be deemed to be a waiver of any of Owner’s rights under this Agreement, including Owner’s right to withhold or draw down on the Letter of Credit at any time one of the circumstances in Section 7.5 exists.
7.7Interest on Late Payments. Any undisputed amounts due but not paid when such amounts are due and payable hereunder, any amounts withheld from Contractor but later finally determined in accordance with the dispute resolution procedure set forth in Article 18 to have been improperly withheld, or any amounts collected by Owner on the Letter of Credit but later finally determined in accordance with the dispute resolution procedure set forth in Article 18 to have been improperly collected, shall bear interest at the lesser of (a) an annual rate equal to the prime rate published by the Wall Street Journal on the date such amounts were due and payable plus three percent (3%), or (b) the maximum rate permitted under Applicable Law.

7.8Offset. Owner may, upon ten (10) Days’ prior notice to Contractor, offset any debt due and payable from Contractor to Owner under this Agreement against any amount due and payable to Contractor hereunder.
7.9Currency. All amounts contained herein are in and shall be paid in U.S. Dollars; provided that any Equipment expenses incurred by Contractor in a currency other than U.S. Dollars that were purchased pursuant to a Unilateral Change Order issued under Section 6.1E or 6.2D herein shall be
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converted to U.S. Dollars using the applicable daily currency rate specified in the Wall Street Journal at the time at which Contractor incurred such expense before being invoiced to Owner, and such Invoice shall provide documentation showing such currency conversion.
7.10Currency Conversion. All amounts contained herein are in and shall be paid in U.S. Dollars. Included in the Contract Price are the following amounts in U.S. Dollars based upon the following foreign (non-U.S. Dollar) currencies at the following exchange rates to the U.S. Dollar:

Foreign Currency	Value of Foreign Currency	Initial Exchange Rate	Initial Equivalent U.S. Dollar Value
Euro	€***	*** USD to Euro	U.S. $***
On a date that is two (2) Business Days after Owner’s issuance of NTP, the Contract Price shall be subject to an upward or downward adjustment by Change Order to account for currency fluctuations. The EURO adjustment will be determined no later than two banking days after NTP by multiplying (a) the difference of the Contractor actual secured hedge rate (“Bechtel Treasury Secured Hedge Rate”) and the above listed exchange rate (“Contract Exchange Rate”) by (b) the corresponding value in EURO listed above (“Value of Foreign Currency”). The Bechtel Treasury Secured Hedge Rate will be determined by taking a weighted average of the forward contracts entered into by Contractor and any spot contracts entered into by Contractor during the period between LNTP and NTP.
The Contract Price adjustment shall be the sum of the adjustments for each currency and shall be stated in U.S. Dollars and calculated as follows:
Adjustment = [Value of Foreign Currency x [Bechtel Treasury Secured Hedge Rate – Contract Exchange Rate]]
Five (5) Days after Owner’s issuance of the NTP, Contractor assumes all risk relating to fluctuation of any foreign currency. Promptly after issuance of NTP, the Parties shall enter into a Change Order reflecting the adjustment to the Contract Price for currency fluctuation as set forth above.
7.11Fuel Adjustment. Included in the Contract Price is a sum of *** U.S. Dollars (U.S. $***) (“Fuel Adjustment Basis”) for price fluctuation in the cost of gasoline and diesel fuels to be used during construction, commissioning, and start-up of the Stage 3 Facility. The baseline index value from each of the selected indices is as of the week ending ***:
Figure 1

FUEL TYPE	VALUE IN ESTIMATE*	BASELINE INDEX VALUE
Gasoline	U.S. $***	***
Diesel	U.S. $***	***
* Estimate refers to the Fuel Adjustment Basis, which is based on the estimated quantities.
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On the date Owner issues the NTP, the Contract Price shall be subject to an upward or downward adjustment by Change Order for each of the following fuel types: (a) gasoline and (b) road diesel listed above for any change in the index value, at the nearest weekly datum, as published by the *** for the Gulf Coast Region for each specific fuel type (See Figure 2). The adjustment for each fuel type will be determined by subtracting the baseline index value from the corresponding NTP index value (which is the index value on the date of NTP) and then dividing that result by the baseline index value and multiplying the result by the value in Fuel Adjustment Basis for each of the fuel types listed in Figure 1. For clarity:
The indices are as follows for the specific fuel types:

FUEL	INDEX
Gasoline	US EIA Weekly Gulf Coast Regular All Formulations Retail Gasoline Prices
Diesel	US EIA Weekly Gulf Coast No 2 Diesel Retail Prices
For avoidance of doubt, Contractor bears the risk of determining the correct quantity of fuel for the Work as of the Contract Date, and this Section 7.11 shall not entitle Contractor to any Contract Price adjustments on account of increases in the actual fuel quantity used for the Work as of the Contract Date.
7.12Conditions Precedent to Payment. It shall be a condition precedent to Contractor’s entitlement to receive any payment from Owner under this Agreement that Contractor has provided to Owner, and is maintaining, the (a) Parent Guarantee in accordance with Section 21.17, and (b) insurance policies in accordance with Section 9.1. Except for sums due and owing for LNTP Work (if any), Contractor shall also not be entitled to any compensation under this Agreement unless and until Contractor provides the Letter of Credit to Owner in accordance with Section 9.2.

7.13Relief for Non-U.S. Duties and Tariffs.

A.As of the Agreement Date, all Non-U.S. Duties and Tariffs are included in the Contract Price.
B.Additionally, included in the Contract Price is a Provisional Sum for Changes in Non-U.S. Duties and Tariffs that occur after the Agreement Date (“Non-U.S. Duties and Tariffs Provisional Sum”). The Non-U.S. Duties and Tariffs Provisional Sum may only be adjusted by Change Order as described in this Section 7.13 and the amount is set forth in Section 2 of Attachment GG. If there are Changes in Non-U.S. Duties and Tariffs that occur in a Major
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Subcontract after the Agreement Date but prior to execution of such Major Subcontract that would result in an increase in the price of such Major Subcontract, then at least ten (10) Business Days prior to Contractor’s execution of such Major Subcontract, Contractor shall provide written notice and supporting documentation to Owner of the amount of the Changes in Non-U.S. Duties and Tariffs associated with such Major Subcontract. Then Owner may request that Contractor consider other potential subcontractors where the duties and tariff costs may be lower, provided that (a) Contractor can procure such Equipment from such substitute subcontractor of substantially the same or greater quality; (b) there is no adverse impact to the Project Schedule; (c) Contractor has not had verifiable negative experience with the substitute subcontractor; (d) substitute subcontractor has the requisite technical and professional qualifications; (e) there are no verifiable reputational or ethical concerns with the substitute subcontractor; and (f) substitute subcontractor is in good financial standing and not at risk for a change of control that would materially and adversely impact its financial condition or any other condition in (a) through (e) in this sentence. If Contractor, after making commercially reasonable efforts, is unable to find a substitute subcontractor meeting the requirements of this Section 7.13B for that Major Subcontractor and which also is approved by Owner in writing, then Contractor may execute the Major Subcontract with such Major Subcontractor. Contractor shall also notify Owner in writing of any decreases in the pricing of a Major Subcontract that may occur prior to executing such Major Subcontract as a result of decreases or removal of Non-U.S. Duties and Tariffs in such Major Subcontract. All changes to the Contract Price as a result shall be accounted for prior to Final Completion pursuant to Section 7.13D.
C.If (i) there is a Change in the Non-U.S. Duties and Tariffs for a Major Subcontractor that occurs after Contractor’s execution of the applicable Major Subcontract which causes an increase to the price of such Major Subcontract, (ii) Contractor provides written notice to Owner of this Change in Non-U.S. Duties and Tariffs and (iii) Contractor provides evidence of an increase to such Non-U.S. Duties and Tariffs, then Contractor shall be entitled to a Change Order increasing the Contract Price for such amount (with a corresponding additional increase of *** percent (***%) of such amount) to the extent permitted in Section 7.13D. Similarly, if there is a Change in the Non-U.S. Duties and Tariffs for a Major Subcontractor that occurs after Contractor’s execution of the applicable Major Subcontract that causes a reduction in the price of a Major Subcontract after Contractor’s execution of the applicable Major Subcontract, then Owner shall be entitled to a reduction to the Contract Price equivalent to such amount (with a corresponding additional reduction of *** percent (***%) of such amount) to the extent permitted in Section 7.13D. All such increases or decreases shall be accounted for prior to Final Completion pursuant to Section 7.13D.
D.Within thirty (30) Days prior to Final Completion (and at any other time mutually agreed to by the Parties in writing), Contractor shall inform Owner in writing of the cumulative Changes in Non-U.S. Duties and Tariffs under the Agreement pursuant to Section 7.13B and 7.13C above (the “Cumulative Changes in Non-U.S. Duties and Tariffs”). If the Cumulative Changes in Non-U.S. Duties and Tariffs at that point in time is less than the Non-U.S. Duties and Tariffs Provisional Sum, Owner shall be entitled to a Change Order reducing the Contract Price by such difference (with a corresponding reduction of *** percent (***%) of such difference). Similarly, if the Cumulative Changes in Non-U.S. Duties and Tariffs is greater than the Non-U.S. Duties and Tariffs Provisional Sum, Contractor shall be entitled to a Change Order increasing the
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Contract Price by such difference (with a corresponding increase of *** percent (***%) of such difference).
ARTICLE 8
TITLE AND RISK OF LOSS
8.1Title.
A.Clear Title. Contractor warrants and guarantees that Owner will receive good and legal title to and ownership of the Work and the Stage 3 Facility, free and clear of any and all liens, claims, security interests or other encumbrances when title thereto passes to Owner.
B.Title to Work. Title to all or any portion of the Work (other than Work Product) shall pass to Owner (or its designee) upon the earlier of (i) payment by Owner therefor, or (ii) delivery of the Work to the Land, provided that Work Product shall pass in accordance with Section 10.1. Transfer of title to Work shall be without prejudice to Owner’s right to reject Defective Work, or any other right in this Agreement.
8.2Risk of Loss.
A.Before Substantial Completion. Notwithstanding passage of title as provided in Section 8.1, Contractor shall bear the risk of physical loss and damage to the Stage 3 Facility and each component thereof (including all Equipment, whether or not yet delivered to the Site or incorporated into the Stage 3 Facility) as follows until the earlier termination of the Agreement or: (i) with respect to the Train 1 Work, Contractor shall bear the risk of physical loss and damage until Substantial Completion of Train 1 is achieved, (ii) with respect to the Train 2 Work, Contractor shall bear the risk of physical loss and damage until Substantial Completion of Train 2 is achieved, (iii) with respect to the Train 3 Work, Contractor shall bear the risk of physical loss and damage until Substantial Completion of Train 3 is achieved; (iv) with respect to the Train 4 Work, Contractor shall bear the risk of physical loss and damage until Substantial Completion of Train 4 is achieved, (v) with respect to the Train 5 Work, Contractor shall bear the risk of physical loss and damage until Substantial Completion of Train 5 is achieved, (vi) with respect to the Train 6 Work, Contractor shall bear the risk of physical loss and damage until Substantial Completion of Train 6 is achieved and, with respect to the Train 7 Work, Contractor shall bear the risk of physical loss and damage until Substantial Completion of Train 7 is achieved; provided that Owner shall at all times bear the risk of physical loss and damage to the extent arising from (1) war (whether declared or undeclared), civil war, act of terrorism, sabotage, blockade, insurrection; (2) ionizing radiation, or contamination by radioactivity from nuclear fuel, or from any nuclear waste from the combustion of nuclear fuel properties of any explosive nuclear assembly or nuclear component thereof; (3) loss or damage resulting from a cyber event that is excluded from coverage pursuant to Contractor’s Builder’s Risk or Marine Cargo policies; or (4) an atmospheric disturbance marked by high winds, with or without precipitation, including such events as hurricane, typhoon, monsoon, cyclone, rainstorm, tempest, hailstorm, tornado, or any combination of the foregoing events, including any resulting flood, tidal or wave action (collectively, “Windstorms”) and earthquake to the extent that such Windstorms and earthquakes result in loss or damage in excess of Contractor’s insurance for
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such Windstorms and earthquakes as obtained in accordance with Section 1.A(9)e of Attachment O, which, subject to Section 9.1F, shall be the greater of (a) *** U.S. Dollars (U.S. $***) and (b) the 250-year return period loss during critical phases as determined by a loss study performed by Contractor’s broker, in the cumulative aggregate with respect to the Work, the Project, the Trains and the Stage 3 Facility (or such greater amount obtained in the Builder’s Risk policy) ((1)-(4) collectively “Excepted Risks”).
B.After Substantial Completion. Upon the earlier of: (a) the termination of the Agreement, Owner shall bear risk of physical loss and damage to the Stage 3 Facility; (b) Substantial Completion of each Train, Owner shall bear risk of physical loss and damage to such Train; or (c) the transfer by Contractor to Owner of a portion of the Stage 3 Facility transferred to Owner in accordance with Section 11.7, Owner shall bear the risk of physical loss and damage to such portion of the Stage 3 Facility. In accordance with Section 17.1I, Contractor shall be liable to Owner for physical loss and damage to any portion of a Train after such Train achieves Substantial Completion to the extent such physical loss and damage arises out of or results from or is related to the negligence or fault of any Contractor Group or Subcontractors or Sub-subcontractors, subject to a cap in liability of *** U.S. Dollars (U.S. $***) per occurrence.
C.This Section 8.2 shall not be interpreted to relieve Contractor of any of its obligations under this Agreement with respect to Warranties, Defective Work, Corrective Work, and the deductibles under the Builder’s Risk insurance specified in this Agreement.
D.With respect to any physical loss or physical damage to a Train (including Equipment or Work incorporated into such Train) caused by (1) Force Majeure (including any Excepted Risks); (2) any member of Owner Group or any other Person for whom Owner is responsible, or (3) any third party over whom neither Contractor nor Owner are responsible and such third party is beyond the reasonable control of Contractor and such loss or damage was not due to Contractor’s fault or negligence and could not have been prevented or avoided by Contractor through the exercise of due diligence, Contractor shall be entitled to a Change Order adjusting the Guaranteed Dates if and to the extent permitted under (y) Section 6.7 if caused by Force Majeure (including any of the events listed in Section 8.2A (1), (2), or (3)), and (z) Section 6.8 if caused by any member of Owner Group or any other Person for whom Owner is responsible or a third party pursuant to Section 8.2D (3) above. In the event that any physical loss or damage to a Train (or any Equipment or Work incorporated or to be incorporated in such Train) arises from an Excepted Risk, and Owner elects to rebuild such physical loss or damage, Contractor shall be entitled to a Change Order to adjust the Contract Price to the extent such event adversely affects Contractor’s costs of performance of the Work, provided that Contractor complies with the requirements in Section 6.5 and the mitigation requirements in Section 6.11.
E.For the avoidance of doubt, this Section 8.2 shall apply to any loss or damage to the Work caused by, arising out of or resulting from, any activities, events or omissions occurring in connection with this Agreement. Similarly for the avoidance of doubt, the risk of loss and damage to the Stage 1 Liquefaction Facility, Stage 2 Liquefaction Facility shall be determined in accordance with Section 8.2 of the Stage 1 EPC Agreement or Stage 2 EPC Agreement, notwithstanding that such loss or damage to the Stage 1 Liquefaction Facility or
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Stage 2 Liquefaction Facility was caused by, arose out of or resulted from activities or events occurring during the performance of this Agreement.
ARTICLE 9
INSURANCE AND LETTER OF CREDIT
9.1Insurance. Provision of Insurance. Each Party shall provide the insurance required of it as specified in Attachment O in accordance with the terms and conditions stated therein.
B.No Cancellation. All policies providing coverage hereunder shall contain a provision that at least thirty (30) Days’ prior notice shall be given to the non-procuring Parties and additional insureds prior to cancellation, non-renewal or material change in the coverage.
C.Additional Insurance. Upon Owner’s request, and at Owner’s sole option, Contractor shall increase its insurance required under this Agreement (as long as such insurance coverage is available in the commercial insurance market); provided however, that the payment of any incremental increase in the cost of such insurance shall be reimbursed by Owner at cost via Change Order.
D.Obligations Not Relieved. Anything in this Agreement to the contrary notwithstanding, the occurrence of any of the following shall in no way relieve Contractor from any of its obligations under this Agreement: (i) failure by Contractor to secure or maintain the insurance coverage required hereunder; (ii) failure by Contractor to comply fully with any of the insurance provisions of this Agreement; (iii) failure by Contractor to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Agreement; (iv) the insolvency, bankruptcy or failure of any insurance company providing insurance to Contractor; (v) failure of any insurance company to pay any claim accruing under Contractor’s policy; or (vi) losses by Contractor or any of its Subcontractors or Sub-subcontractors not covered by insurance policies required to be provided by Contractor.
E.Failure to Provide Required Insurance. In the event that liability for any loss or damage is denied by the underwriter or underwriters in whole or in part due to the breach by Contractor of insurance required to be provided by Contractor, or if Contractor fails to maintain any of the Contractor’s insurance herein required, then Contractor shall defend, indemnify and hold harmless any and all members of the Owner Group against all losses which would otherwise have been covered by said insurance.
F.Unavailable Insurance. If any insurance (including the limits or deductibles thereof) hereby required to be maintained, other than insurance required by Applicable Law to be maintained, shall not be reasonably available in the commercial insurance market, Owner and Contractor shall not unreasonably withhold their agreement to waive such requirement to the extent that maintenance thereof is not so available; provided, however, that the Party shall first request any such waiver in writing from the other Party, which request shall be accompanied by written reports prepared by two (2) independent advisors, including insurance brokers, of recognized international standing certifying that such insurance is not reasonably available in the commercial insurance market (and, in any case where the required amount is not so available, explaining in detail the basis for such conclusions), such insurance advisers and the form and
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substance of such reports to be reasonably acceptable to the other Party. Any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market.
9.2Irrevocable Standby Letter of Credit.
A.Concurrently with the issuance of NTP, Contractor shall provide to Owner an irrevocable standby, on-demand letter of credit, naming Owner as beneficiary, in the amount of *** percent (***%) of the Contract Price (as adjusted by Change Order) and in the form of Attachment R, and issued or confirmed by a commercial bank in the United States of America with a rating of at least Investment Grade (“Letter of Credit”). Upon Owner’s written request, Contractor shall increase the dollar value of the Letter of Credit issued to Owner in proportion to any increases to the Contract Price pursuant to a Change Order, or the aggregate of multiple Change Orders, that equal or exceed *** U.S. Dollars (U.S. $***); provided that if Owner so requests an adjustment to the value of the Letter of Credit, Contractor shall be entitled to a Change Order for the cost of the increase in the Letter of Credit. If at any time the rating of the U.S. commercial bank that issued the Letter of Credit falls below Investment Grade, Contractor shall replace the Letter of Credit within ten (10) Days with an equivalent letter of credit, issued by a commercial bank in the United States of America reasonably acceptable to Owner meeting such rating requirements and meeting the requirements of this Section 9.2 or, if permitted by Owner in its sole discretion, an equivalent instrument. Owner shall have the right to draw down on or collect against such Letter of Credit upon Owner’s demand in the event of the following: (1) a Default by Contractor or the owing by Contractor to Owner under this Agreement for Liquidated Damages or any other liabilities, damages, costs, losses or expenses arising out of or relating to a breach of any obligation under this Agreement by Contractor or such Default; and (2) Owner has provided Contractor with seven (7) Business Days’ written notice (except in the event of Contractor’s bankruptcy, in which event, no such notice is required) (a) specifying the nature of such Default or the owing by Contractor to Owner under this Agreement for Liquidated Damages or any other liabilities, damages, costs, losses or expenses arising out of or relating to a breach of any obligation under this Agreement by Contractor and (b) stating Owner’s intent to draw against the Letter of Credit and the amount to be drawn. The amount drawn on the Letter of Credit shall not be greater than the amount that Owner, at the time of the drawing, reasonably estimates is owed it under this Agreement for Liquidated Damages, liabilities, damages, costs, losses or expenses or is necessary to remedy the Default or breach of this Agreement. In addition to the foregoing draw rights, (i) Owner shall also have the right to draw down on or collect against the Letter of Credit for all remaining funds in the Letter of Credit upon Owner’s demand if Contractor has not, prior to thirty (30) Days before the then current expiration date, delivered to Owner a replacement letter of credit substantially identical to the Letter of Credit and from a U.S. commercial bank meeting the requirements in this Section 9.2 and extending the expiration date for the shorter of (a) a period of one (1) year or (b) the expiration of the period specified in clause (viii) of the definition of “Defect Correction Period” (i.e., the eighteen (18) month period following Substantial Completion of Train 7 and any extension pursuant to Section 12.3C, if applicable), and (ii) Owner shall also have the right to draw down on or collect against the Letter of Credit for all remaining funds available under such Letter of Credit upon Owner’s demand if the issuing bank is no longer Investment Grade and Contractor has not, within the applicable time period set forth in this Section 9.2, delivered to Owner a replacement letter of
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credit substantially identical to the Letter of Credit from a U.S. commercial bank meeting the requirements set forth in this Section 9.2. Contractor is not entitled to any compensation under this Agreement (other than for any compensation owed under an LNTP) unless and until Contractor provides the Letter of Credit to Owner in accordance with this Section 9.2.
B.The amount of the Letter of Credit shall decrease to an aggregate amount equal to:
1.*** percent (***%) of the Contract Price upon the commercial bank’s receipt from Owner of a written notice that (a) Substantial Completion of Train 1 has occurred (including Contractor’s payment to Owner of all Delay Liquidated Damages due and owing under this Agreement for Train 1), and (b) Contractor has achieved the Performance Guarantees for Train 1 or paid to Owner all Train 1 Performance Liquidated Damages due and owing;
2.provided that the conditions of clauses (a) and (b) of Section 9.2B.1 have occurred, *** percent (***%) of the Contract Price upon the commercial bank’s receipt from Owner of a written notice that (a) Substantial Completion of Train 2 has occurred (including Contractor’s payment to Owner of all Delay Liquidated Damages due and owing under this Agreement for Train 2), and (b) Contractor has achieved the Performance Guarantees for Train 2 or paid to Owner all Train 2 Performance Liquidated Damages due and owing;
3.provided that the conditions of clauses (a) and (b) of Section 9.2B.2 have occurred, *** percent (***%) of the Contract Price upon the commercial bank’s receipt from Owner of a written notice that (a) Substantial Completion of Train 3 has occurred (including Contractor’s payment to Owner of all Delay Liquidated Damages due and owing under this Agreement for Train 3), and (b) Contractor has achieved the Performance Guarantees for Train 3 or paid to Owner all Train 3 Performance Liquidated Damages due and owing;
4.provided that the conditions of clauses (a) and (b) of Section 9.2B.3 have occurred, *** percent (***%) of the Contract Price upon the commercial bank’s receipt from Owner of a written notice that (a) Substantial Completion of Train 4 has occurred (including Contractor’s payment to Owner of all Delay Liquidated Damages due and owing under this Agreement for Train 4), and (b) Contractor has achieved the Performance Guarantees for Train 4 or paid to Owner all Train 4 Performance Liquidated Damages due and owing;
5.provided that the conditions of clauses (a) and (b) of Section 9.2B.4 have occurred, *** percent (***%) of the Contract Price upon the commercial bank’s receipt from Owner of a written notice that (a) Substantial Completion of Train 5 has occurred (including Contractor’s payment to Owner of all Delay Liquidated Damages due and owing under this Agreement for Train 5), and (b) Contractor has achieved the Performance Guarantees for Train 5 or paid to Owner all Train 5 Performance Liquidated Damages due and owing;
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6.provided that the conditions of clauses (a) and (b) of Section 9.2B.5 have occurred, *** percent (***%) of the Contract Price upon the commercial bank’s receipt from Owner of a written notice that (a) Substantial Completion of Train 6 has occurred (including Contractor’s payment to Owner of all Delay Liquidated Damages due and owing under this Agreement for Train 6), and (b) Contractor has achieved the Performance Guarantees for Train 6 or paid to Owner all Train 6 Performance Liquidated Damages due and owing;
7.provided that the conditions of clauses (a) and (b) of Section 9.2B.6 have occurred, *** percent (***%) of the Contract Price upon the commercial bank’s receipt from Owner of a written notice that (a) Substantial Completion of Train 7 has occurred (including Contractor’s payment to Owner of all Delay Liquidated Damages due and owing under this Agreement for Train 7), and (b) Contractor has achieved the Performance Guarantees for Train 7 or paid to Owner all Train 7 Performance Liquidated Damages due and owing;
8.provided that the conditions of Section 9.2B7 have occurred and if the Defect Correction Period has been extended for any Work pursuant to Section 12.3C, *** percent (***%) of the Contract Price upon the commercial bank’s receipt from Owner of a written notice (i) of the expiration of the period specified in clause (viii) of the definition of “Defect Correction Period” (i.e., the eighteen (18) month period following Substantial Completion of Train 7, and (ii) that the Defect Correction Period has been extended pursuant to Section 12.3C); and
9.provided that the conditions of Section 9.2B7 have occurred and (a) if the Defect Correction Period has not been extended for any Work pursuant to Section 12.3C or (b) if the Defect Correction Period has been extended for any Work pursuant to Section 12.3C and such extension has expired, *** percent (***%) of the Contract Price upon the issuing commercial bank’s receipt from Owner of a written notice of the expiration of the period specified in clause (viii) of the definition of “Defect Correction Period” (i.e., the eighteen (18) month period following Substantial Completion of Train 7 plus (if applicable) the expiration of any extensions to this eighteen (18) month period pursuant to Section 12.3C of the Agreement) and provided further that no existing claims of Owner under this Agreement remain unresolved.
C.The Letter of Credit shall remain in full force and effect without any lapse whatsoever in the amounts specified in Section 9.2B from the issuance of the Letter of Credit through the expiration of the period specified in clause (viii) of the definition of “Defect Correction Period” (i.e., the eighteen (18) month period following Substantial Completion of Train 7 and any extension of the Defects Correction Period pursuant to Section 12.3C, if any) in accordance with Section 9.2B.9. Partial drawings are permitted under the Letter of Credit.
D.No later than thirty (30) Days after the satisfaction of any of the conditions listed in Section 9.2B above, Owner shall provide the commercial bank that issued the Letter of Credit with the written notice as specified in that particular section. No later than thirty (30) Days after expiration of the eighteen (18) month Defect Correction Period for Train 7 (as may be extended
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pursuant to Section 12.3C), Owner shall provide the commercial bank that issued Letter of Credit with written notice of the expiration of such period pursuant to Section 9.2B.8 or 9.2B.9, as applicable. Owner shall copy Contractor on the notices provided to the commercial bank described in Section 9.2B.
E.The Letter of Credit may only be transferred by Owner to a permitted assignee of this Agreement. Owner may for the purpose of providing collateral, assign, pledge and/or grant a security interest in the Letter of Credit to any Lender without Contractor’s consent by providing notice to Contractor.
ARTICLE 10
OWNERSHIP OF DOCUMENTATION
10.1Ownership of Work Product. Owner and Contractor acknowledge that during the course of, and as a result of, the performance of the Work and prior work related to the Stage 3 Facility done by Contractor for Owner (including any work done by Contractor or any of its Affiliates or their subcontractors under the FEED Verification Agreement), Contractor or its Affiliates, Subcontractors or Sub-subcontractors will create or have created for the Project and will issue to Owner certain written materials, plans, Drawings (including P&IDs), Specifications, or other tangible results of performance of the Work (hereinafter individually or collectively referred to as “Work Product”). Subject to Section 10.2 and the use restriction set forth in Sections 10.6, all rights, title and interest to the Work Product, including any and all copyrights in the Work Product, shall be owned by Owner, as and when such Work Product is created, irrespective of any copyright notices or confidentiality legends to the contrary which may have been placed in or on such Work Product by Contractor, its Affiliates, Subcontractors, Sub-Subcontractors or any other Person. If, for any reason, ownership of all right, title and interest in the Work Product shall not otherwise vest in Owner, then Contractor agrees, subject to Section 10.2 and the use restriction set forth in Sections 10.6, that such ownership and copyrights in the Work Product, whether or not such Work Product is fully or partially complete, shall be automatically assigned from Contractor to Owner without further consideration, and Owner shall thereafter own all right, title and interest in the Work Product, including all copyright interests.
10.2Contractor’s Intellectual Property and Third Party Intellectual Property. As between Owner and Contractor, Contractor shall retain ownership of all rights, title and interest to any and all intellectual property (excluding any copyrights in the Work Product) owned by Contractor or developed by Contractor under this Agreement (including all patents and applications therefor, all inventions, trade secrets, know-how, technology, technical data, customer lists, copyrights and all registrations and applications therefor, and all industrial designs, and any written materials, plans, drafts, specifications, calculations or computer files or other documents, owned by Contractor or its Affiliates prior to the Agreement Date or developed or acquired by Contractor or its Affiliates independently of this Agreement) (hereinafter referred to as “Contractor’s Intellectual Property”), regardless of whether such Contractor’s Intellectual Property is included in the Work Product, and nothing in this Section 10.2 shall result in a transfer of ownership of any Contractor’s Intellectual Property or the proprietary intellectual property owned or developed by Subcontractors or Sub-subcontractors (“Third Party Intellectual Property”). With respect to such Contractor’s Intellectual Property and Third Party Intellectual Property, Contractor hereby grants to Owner, as and when the Work Product is created, an irrevocable, perpetual, non-exclusive and royalty-free license (including with right to assign such license
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without consent to any purchaser of an interest in all or part of the Stage 3 Facility provided that such assignee shall only be entitled to use the Work Product, and the Contractor Intellectual Property and Third Party Intellectual Property which is embedded in the Work Product, for the purposes specified in clauses (a) through (e) below, which license and sublicense shall in all respects remain limited by and subject to the terms of this Agreement) to use, modify (subject to this Section 10.2) and copy such Contractor’s Intellectual Property and Third Party Intellectual Property to the extent the same is incorporated into the Work Product for the Stage 3 Facility to (a) engineer, procure, construct, pre-commission, commission, startup and test the Stage 3 Facility; (b) operate and maintain the Stage 3 Facility; (c) train operators for the Stage 3 Facility; (d) repair, replace, expand, complete or modify any part of the Stage 3 Facility, provided that such repair, replacement, expansion, completion or modification shall not include the addition of additional liquefaction trains beyond a seven (7) train facility (e.g., trains other than Train 1, Train 2, Train 3, Train 4, Train 5, Train 6 and Train 7); and (e) modify, improve, adapt, copy, and prepare derivative work from the Work Product for use in connection with the Stage 3 Facility for the purposes specified in clauses (a) through (e) above, provided that Owner shall first remove, or cause to be removed, all references to Contractor from the Work Product in the event such Work Product is provided to another contractor. In addition, with respect to any trains at or near the Site (beyond Train 1 through Train 7) or for any other project or facility anywhere in the world, Contractor hereby grants to Owner an irrevocable, perpetual, non-exclusive and royalty-free license to Contractor’s Intellectual Property and Third Party Intellectual Property (to the extent that, with respect to such Third Party Intellectual Property, Owner has such license from the applicable owners of such Third Party Intellectual Property that were not a subcontractor to Contractor under the FEED Verification Agreement) in each case that is embedded in the FEED Package (including with right to assign such license without consent to Owner or any Affiliate of Owner provided that such assignee shall only be entitled to use the Contractor Intellectual Property and Third Party Intellectual Property to the extent that, with respect to such Third Party Intellectual Property, Owner has such right from the applicable owners of such Third Party Intellectual Property that were not a subcontractor to Contractor under the FEED Verification Agreement) for the purpose of engineering, procurement, construction, pre-commissioning, start-up and testing of such trains, which license and sublicense shall in all respects remain limited by and subject to the terms of this Agreement. Notwithstanding the foregoing, with respect to the use of the Work Product for additional trains at or nearby the Site or at any other location in the world, the license described above under shall not apply to the Excluded Documents. “Excluded Documents” are defined as Contractor’s pricing information. All Subcontracts and Sub-subcontracts shall contain provisions consistent with this Section 10.2, except as provided in Section 10.6. Notwithstanding anything to the contrary in this Agreement, no license is granted to Owner with respect to the use of any of Contractor’s proprietary software or systems, except to the extent such software or systems are incorporated into the Stage 3 Facility. Notwithstanding the foregoing, if Owner (A) uses the Feed Package for any trains at or near the site (beyond Trains 1 through 7) or for any other project or facility anywhere in the world, (B) uses any Work Product for purposes other than those permitted in this Article 10, or (C) modifies any Work Product, in each case without the prior written consent or involvement of any member of Contractor Group and Subcontractor or Sub-subcontractor (where applicable to the Work Product used or modified), Owner shall defend, indemnify and hold the Contractor Group harmless from and against all damages, losses, costs and expenses (including all reasonable attorneys’ fees and litigation or arbitration expenses) incurred by any member of the Contractor Group or a Subcontractor or Sub-subcontractor that arise from such use. Likewise, if Owner modifies the Work Product without the involvement of Contractor and its Subcontractors or Sub-
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subcontractors (where applicable to the Work Product modified), and such modifications to the Work Product infringe upon the Intellectual property Rights of a third party, Owner shall indemnify, defend and hold harmless Contractor Group, its Subcontractors and Sub-subcontractors with respect to any claims, Damages, losses, liabilities or other causes of action brought by such third party arising from such modification.
10.3Limitations on Use of Work Product. The Work Product, including all copies thereof, shall not be used by Contractor, its Affiliates or its Subcontractors, Sub-subcontractors or any other Persons on any other project for a Person other than Owner without first removing all information provided in Section 10.4, all Owner’s Confidential Information in Section 19.1 and any other information identifying Owner, the Project, the Stage 3 Facility or the Site. Pursuant to the requirements of this Section 10.3, Owner grants Contractor an irrevocable, perpetual and royalty-free license to use, modify and copy the Work Product for any other project, except for any of the following which may be in such Work Product: (a) any proprietary intellectual property rights owned by Owner or any Affiliate of Owner (other than Owner’s right to the copyright in the actual Work Product itself provided in Section 10.1) or (b) any proprietary intellectual property rights in which Owner or an Affiliate of Owner has a license unless Contractor also has a license to such proprietary intellectual property. The foregoing license and rights to use any Work Product granted to Contractor shall be subject to any limitations imposed on Contractor by third parties which have any ownership interest in such Work Product or any proprietary intellectual property embedded therein.

10.4Owner Provided Documents. Owner represents that it owns or has a license to the information, data and documentation referenced within Attachment M of the FEED Verification Agreement, and that Contractor had and continues to have the right to use such information as the basis of the design of the Stage 3 Facility. All written materials, plans, drafts, specifications, computer files or other documents (if any) prepared or furnished by Owner, Owner’s Affiliates or any of Owner’s other consultants or contractors shall at all times remain the property of Owner, and Contractor shall not make use of any such documents or other media for any other project or for any other purpose than as set forth herein. All such documents and other media, including all copies thereof, shall be returned to Owner upon Final Completion or the earlier termination of this Agreement, except that Contractor shall, subject to its confidentiality obligations as set forth in Article 19, retain one (1) record set of such documents or other media as required by Section 3.13A. Owner hereby grants to Contractor Group and Subcontractors and Sub-subcontractors of any of the foregoing with respect to the Work a non-exclusive, royalty-free, revocable, non-transferable license to use and modify Owner Proprietary Work Product (and all Intellectual Property existing or referenced therein) to the extent required to perform Contractor’s obligations under this Agreement. For the purposes of this Agreement, “Owner Proprietary Work Product” means Intellectual Property and written materials, plans, drafts,
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specifications, or computer files or other documents, owned by Owner or its Affiliates prior to the Agreement Date or developed or acquired by Owner or its Affiliates independently of this Agreement.

10.5License to Use Liquefaction and Other Process Technology. To the extent not covered by Section 10.2 or Section 10.6, Contractor hereby grants to Owner (and shall obtain from its Subcontractors and Sub-subcontractors) a fully-paid up, irrevocable, non-exclusive and royalty-free license or, as specified herein, sublicense (including process licenses) to allow Owner to operate and maintain the Stage 3 Facility for the purposes intended under this Agreement, including for natural gas pre-treatment, condensate production and the liquefaction of natural gas into LNG, practicing such technology in the Stage 3 Facility, and making, selling, offering to sell or exporting throughout the world, condensate and LNG produced at the Stage 3 Facility. As a condition of Substantial Completion of each Train or earlier termination, Contractor shall, to the extent not covered by Section 10.2 or Section 10.6, assign to Owner all licenses provided by any Subcontractor or Sub-subcontractor to Contractor. Owner shall be entitled to assign its rights in such licenses and sublicenses; provided that such assignee shall only be entitled to use such licenses and sublicenses for the purposes specified herein, which licenses shall in all respects remain limited by and subject to the terms of this Agreement.
10.6Licensors.
A.BASF. Notwithstanding anything in Article 10, in respect of any of the intellectual property rights consisting, in whole or in part, of the BASF process for the removal of carbon dioxide and/or hydrogen sulfide from gases, using, as scrubbing liquid, aqueous solution of methyldiethanolamine (“aMDEA”), and any technical information (e.g., process, data, technical information, know-how and improvements thereto) relating to the same, Contractor’s obligation to provide a license for such BASF process and technical information and Owner’s rights to use such BASF process and technical information are limited to an irrevocable, non-exclusive, non-transferrable and royalty-free sublicense (including with right to assign such license under specified circumstances other than to a competitor to BASF) to use, and practice the BASF gas process, patent rights and technical information for the design, erection, start-up, operation and maintenance of each acid gas removal unit that will utilize the BASF process, all as further described and in accordance with the sublicense agreement between Owner and Contractor executed on or prior to ninety (90) Days after NTP, which is attached hereto as Attachment II. Contractor represents that Contractor has a general license in the intellectual property rights from BASF sufficient for the performance of the Work (including the design, erection, start-up and maintenance of the Stage 3 Facility). Termination of the BASF license between Contractor and BASF shall be a Default under this Agreement.
B.License to Chart Licensed Intellectual Property.
1.Contractor shall, prior to and as a condition precedent to achievement of Substantial Completion of each Train or earlier termination of this Agreement, assign (and cause Chart to assign) to Owner a non-exclusive, worldwide, perpetual, royalty free, irrevocable license, sublicensable (to the extent set forth in this Section 10.6B1) and transferable (to the extent permitted in the Chart License Agreement) right to (i) engineer, procure, construct, startup, test, operate, maintain, repair, and modify all Equipment furnished by Chart; (ii) practice the Chart natural gas liquefaction process in respect of
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such Equipment incorporated into the Facility; and (iii) make, use, sell, offer to sell, import and export products obtained by such use, operation or practice of the Equipment furnished by Chart or by the practice of the Chart natural gas liquefaction process to any country in the world. Such assignment shall be in form attached hereto as Attachment JJ. Notwithstanding the foregoing, once the Parties enter into an Assignment and Assumption Agreement with Chart in the form of Attachment JJ, Owner’s rights under this Section 10.6 shall be addressed in such agreement and the Chart License Agreement.
2.Contractor shall stamp all Work Product that contains Chart Confidential Information on the face of the document with the words “CONTAINS CHART CONFIDENTIAL INFORMATION” or substantially similar and conspicuous marking. Work Product that is identified as containing Chart Confidential Information may contain such Chart Confidential Information in only a portion of the document and not on every page of the Work Product. The Chart logo appearing on a document shall not be a determining factor in whether a particular document contains Chart Confidential Information.

ARTICLE 11

COMPLETION AND PERFORMANCE LIQUIDATED DAMAGES

11.1Notice and Requirements for RFSU and RFFGI.
A.No later than twenty (20) Months prior to the Guaranteed Substantial Completion Date for each Train, Contractor shall provide to Owner for its review and comment detailed RFFGI requirements, in the form of procedures, for each Train. Contractor shall incorporate any of Owner’s comments to the RFFGI checklists and procedures that Contractor agrees with, acting reasonably in accordance with GECP, and issue a final version of the RFFGI checklists and procedures. Once finalized, such RFFGI procedures shall form a part of the requirements for achieving RFFGI of each Train. Contractor shall comply with all requirements for RFFGI set forth in this Agreement, including those requirements set forth in the definition of the term RFFGI, Attachment A, Attachment M and the such RFFGI checklists and procedures. Upon RFFGI of a Train, Contractor shall certify to Owner in the form of Schedule L-1 (“RFFGI Certificate”) that all requirements under this Agreement for RFFGI have occurred with respect to such Train, including all of the requirements specified in the applicable RFFGI checklist and procedure. The RFFGI Certificate shall be accompanied by all other supporting documentation
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expressly required under this Agreement to establish that the requirements for RFFGI for such Train have been met.
B.No later than twenty (20) Months prior to the Guaranteed Substantial Completion Date for each Train, Contractor shall provide to Owner for its review and comment detailed RFSU requirements, in the form of procedures, for each Train. Once Contractor has resolved all of Owner’s comments to the RFSU procedures, such RFSU procedures shall form a part of the requirements for achieving RFSU of each Train. Contractor shall comply with all requirements for RFSU set forth in this Agreement, including those requirements set forth in the definition of the term RFSU, Attachment A, Attachment M and the RFSU procedures. Upon RFSU of a Train, Contractor shall certify to Owner in the form of Schedule L-2 (“RFSU Certificate”) that all requirements under this Agreement for RFSU have occurred with respect to such Train, including all of the requirements specified in the applicable RFSU procedures have been completed.
1.Notwithstanding anything to the contrary, in no event may Contractor achieve RFSU of Train 2 earlier than one hundred twenty (120) Days after Contractor’s achievement of Substantial Completion of Train 1, unless Owner waives such requirement in writing in its sole discretion, the Parties recognizing that it is critical for the Stage 3 Facility to have a time period of one hundred twenty (120) Days between Substantial Completion of Train 1 and RFSU for Train 2.
11.2Notice and Requirements for Substantial Completion of a Train. Contractor shall comply with all requirements herein for Substantial Completion, including as set forth in the definition of Substantial Completion and in Attachments A, S and T. Contractor shall give Owner not less than ninety (90) Days’ prior notice of its intention to commence the initial Performance Test for a Train, and, on the sixtieth (60th) Day and thirtieth (30th) Day immediately prior to Contractor’s intention to commence such testing activities, Contractor shall provide notice to Owner. To the extent not specified in Attachment S, the Parties shall, no later than two hundred seventy (270) Days prior to the Guaranteed Substantial Completion Date for each Train, agree upon final test procedures for the conduct of the Performance Tests applicable to such Train. Except for the items listed in Attachment V, the Natural Gas feed pursuant to Section 4.6D, and operation personnel to be provided by Owner under Section 4.4, Contractor shall provide labor, Equipment, supplies, and all other items necessary for the conduct of the Performance Tests. Contractor shall analyze the data obtained during all Performance Tests and ensure that such data reflects the performance standards required hereunder. A complete electronic native copy of all raw performance data and a detailed listing of all testing instrumentation utilized shall be provided to Owner at the completion of testing. Upon achieving all requirements under this Agreement for Substantial Completion of the applicable Train, Contractor shall certify to Owner in a Substantial Completion Certificate in the form of Schedule L-3 (“Substantial Completion Certificate”) that all of the requirements under this Agreement for Substantial Completion of such Train have occurred and provide Owner with a Substantial Completion Certificate, a Performance Test report for the applicable Train. Each such report shall include, at minimum: (a) the raw data, (b) the procedures and instrumentation utilized for the applicable test, (c) test calculations and information in Microsoft Excel format, and a full explanation concerning same, for adjustments to the Guarantee Conditions, as and to the extent specified in Attachment S, and (d) any other reasonable supporting information used to demonstrate that the applicable Train has met the Minimum Acceptance Criteria. The Substantial
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Completion Certificate for each Train shall be accompanied by other supporting documentation as may be required to establish that the requirements for Substantial Completion of such Train has been met.
11.3Owner Acceptance of RFFGI, RFSU, and Substantial Completion. Owner shall notify Contractor whether it accepts or rejects a RFFGI, RFSU or Substantial Completion Certificate, as the case may be, within ten (10) Days following Owner’s receipt thereof. All Work shall continue during pendency of Owner’s review. Acceptance of such RFFGI Certificate, RFSU Certificate, or Substantial Completion Certificate shall not be unreasonably withheld and shall be evidenced by Owner’s signature on such RFFGI Certificate, RFSU Certificate, or Substantial Completion Certificate, which shall be forwarded to Contractor with such notice. If Owner does not agree that RFFGI, RFSU, or Substantial Completion has occurred for a Train, then Owner shall state the basis for its rejection in reasonable detail in a notice provided to Contractor within such ten (10) Day period. The Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within ten (10) Business Days following the delivery by Owner of its notice, Owner and Contractor shall resolve the Dispute in accordance with the Dispute resolution procedures provided for under Article 18 herein. Owner’s acceptance shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of this Agreement. If Owner accepts and signs Contractor’s Substantial Completion Certificate for a Train, the calculation of Delay Liquidated Damages and Schedule Bonus for such Train shall be based on the date Contractor specified in such certificate for achievement of Substantial Completion; provided, however, for the avoidance of doubt, this sentence shall not be construed to mean that Substantial Completion for a Train occurs on the date Owner received such certificate, as Substantial Completion shall occur only on the date Owner accepts Substantial Completion. Upon Owner’s acceptance of Contractor’s Substantial Completion Certificate for each Train, Contractor shall turn over such Train to Owner. Notwithstanding anything to the contrary in this Section 11.3, Owner shall not be required to accept a Substantial Completion Certificate if the requirements under this Agreement for the achievement of Substantial Completion of a Train have not been achieved. As used in this Section 11.3, “unreasonably withheld” means that Owner fails to accept a Substantial Completion Certificate even if all of the requirements under this Agreement for the achievement of Substantial Completion of a Train have been achieved. For the avoidance of doubt, “unreasonably withheld,” as used in this Section 11.3, means that Owner cannot fail to accept the applicable Substantial Completion Certificate if all the requirements under this Agreement for the achievement of Substantial Completion of a Train have been achieved.
11.4Performance Guarantees and Minimum Acceptance Criteria. Contractor shall achieve all Minimum Acceptance Criteria and Performance Guarantees for each Train or pay Performance Liquidated Damages, as described in greater detail in this Section 11.4. The Performance Tests for determining whether a Train achieves the Minimum Acceptance Criteria and Performance Guarantees are described in Attachment S. Performance Tests and any repeat tests shall be performed as specified in Attachment S.
A.Minimum Acceptance Criteria Achieved. In the event that Contractor fails to achieve any of the Performance Guarantees for a Train, as evidenced by the Performance Test results, but meets all of the Minimum Acceptance Criteria for such Train, then Contractor shall prepare a corrective work plan based on information then currently known that describes in reasonable detail the process Contractor intends to follow to achieve such Performance Guarantees and submit such plan to Owner for its (i) review (and Contractor shall incorporate
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any comments received from Owner that Contractor agrees with, acting reasonably) with regard to the process Contractor intends to follow to achieve such Performance Guarantees, and (ii) approval, not to be unreasonably withheld, with respect only to Contractor’s access to the applicable Train. If Contractor fails to comply with the corrective work plan with respect only to Contractor’s access to the applicable Train, then Owner may nevertheless restrict the performance of such Work to the scheduled date(s). Contractor shall work with Owner to develop a new plan and date for performing such Work in accordance with this Section 11.4A. Upon Contractor’s achievement of, and notification to Owner and Owner’s acceptance of, all requirements for Substantial Completion of such Train, Contractor shall turn over such Train to Owner and take corrective actions to achieve such Performance Guarantees during Owner’s operation of such Train as further specified below. In the event Substantial Completion of the applicable Train is achieved after the Guaranteed Substantial Completion Date for such Train (as such date may be extended by Change Order), Contractor shall be responsible for the payment of applicable Delay Liquidated Damages, to the extent Contractor is liable, in accordance with Section 11.3. After Substantial Completion of a Train, Contractor shall perform corrective actions to achieve such Performance Guarantees, but at all times performing such corrective actions in accordance with Owner’s security and safety requirements (including Owner’s permit to work system). For the period of time that Contractor is taking corrective action to achieve the Performance Guarantee(s) pursuant to this Section 11.4A, Owner shall provide safe, reasonable access to Contractor for performance of such corrective actions, but at all times performing such Work so as not to unreasonably interfere with the operation of the Stage 3 Facility or the CCL Liquefaction Facility, unless otherwise agreed by Owner. If such Train has not achieved all of the Performance Guarantees within one hundred and eighty (180) Days after Substantial Completion of such Train (as may be extended by Change Order, if Owner has not provided Contractor reasonable access in accordance with the access provisions of the corrective work plan approved by Owner and Contractor desires such an extension so that it may keep taking corrective actions to achieve the Performance Guarantees), then Contractor shall cease taking corrective actions to achieve the Performance Guarantees for such Train, and in that event, then Contractor shall pay to Owner in accordance with Section 13.2 the applicable Performance Liquidated Damages for such Performance Guarantees based on the results of the Performance Test(s) conducted by Contractor. The Performance Liquidated Damages shall be calculated in accordance with Attachment T. Contractor’s liability under this Section 11.4A shall be in addition to any Delay Liquidated Damages owed under this Agreement.
B.Minimum Acceptance Criteria Not Achieved. In the event that a Train fails to achieve any of the Minimum Acceptance Criteria, as evidenced by Performance Test results, by the Guaranteed Substantial Completion Date for each Train and as such date may be extended by Change Order as provided herein, then (i) Substantial Completion for such Train shall not have occurred and (ii) the provisions of Section 13.1 shall apply. In addition to the foregoing, Contractor shall (i) if requested by Owner, prepare a corrective work plan to achieve such Minimum Acceptance Criteria and submit such plan to Owner for its review (and Contractor shall incorporate any comments received from Owner that Contractor agrees with, acting reasonably and in accordance with GECP), and (ii) promptly correct the Work to enable such Train to achieve all of the applicable Minimum Acceptance Criteria and otherwise achieve Substantial Completion for such Train no later than twelve (12) months after the applicable Guaranteed Substantial Completion Date. If, on the one hand, such Train has not achieved all of
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the Minimum Acceptance Criteria and Substantial Completion (as the case may be) within such twelve (12) month period following the Guaranteed Substantial Completion Date for such Train, then Owner may, in its sole discretion, either (x) grant Contractor an additional period (not to exceed six (6) months) to achieve all Minimum Acceptance Criteria and achieve Substantial Completion under the same terms and conditions as the first, including the application of Section 13.1, or (y) claim Contractor in Default pursuant to Section 16.1A(xii). In the event that Owner claims such a Default at the end of either the twelve (12) month period or the additional six (6) month period, Owner shall be entitled to any and all damages, costs, losses and expenses to which Owner is entitled under Section 16.1D. If, on the other hand, such Train has achieved all of the Minimum Acceptance Criteria and Substantial Completion (as applicable) during the applicable twelve (12) month or additional six (6) month period (should Owner elect that option), then Contractor shall be liable to Owner for the Delay Liquidated Damages Owner is entitled to under Section 13.1 (and the Parties shall follow the process in Section 11.4A regarding the achievement of the Performance Guarantees).
11.5Punchlist.
A.Punchlist for RFSU. Prior to RFSU for each Train, Owner and Contractor shall inspect the Work related to such Train, and Contractor shall prepare a proposed Punchlist of items identified as needing to be completed or corrected as a result of such inspection. Contractor shall promptly provide the proposed Punchlist to Owner for its review, together with an estimate of the time necessary to complete or correct each Punchlist item. Contractor shall add to the proposed Punchlist any Punchlist items that are identified by Owner during its review, and Contractor shall immediately initiate measures to complete or correct, as appropriate, any item on Contractor’s proposed Punchlist that Owner, in the exercise of its reasonable judgment, believes must be completed or corrected so that such Work will achieve RFSU. Upon Contractor’s completion or correction of any items necessary to achieve RFSU in accordance with Contractor’s proposed Punchlist, as modified by any Owner additions where incorporated by Contractor, such Punchlist shall govern Contractor’s performance of the Punchlist items for each Train up to RFSU.
B.Punchlist for Substantial Completion. Prior to Substantial Completion of a Train, Owner and Contractor shall inspect the entire Work related to such Train, and Contractor shall prepare a proposed a list of Punchlist items identified as needing to be completed or corrected as a result of such inspection. Contractor shall promptly provide the proposed Punchlist to Owner for its review and approval, together with an estimate of the time and cost necessary to complete or correct each Punchlist item. Contractor shall add to the proposed Punchlist any items that are identified by Owner during its review, and Contractor shall immediately initiate measures to complete or correct, as appropriate, any Punchlist item on Contractor’s proposed list or otherwise that Owner in the exercise of its reasonable judgment, believes must be completed or corrected for such Train to achieve Substantial Completion. Owner shall provide its review, modifications and approval to Contractor within seven (7) Days after Owner’s receipt of the proposed Punchlist from Contractor. Upon Contractor’s completion or correction of any Punchlist item necessary to achieve Substantial Completion of such Train and Owner’s approval of Contractor’s proposed Punchlist, as modified by any Owner additions as set forth above in this Section 11.5B, such Punchlist shall govern Contractor’s performance of the Punchlist up to Final Completion;
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provided, however, if any items of a Punchlist nature are discovered by Owner or Contractor prior to Final Completion, such items shall be corrected in accordance with Section 12.3B and further provided that the failure to include any items on the Punchlist shall not alter the responsibility of Contractor to complete all Work in accordance with the terms and provisions of this Agreement. Once Substantial Completion of the applicable Train has occurred, Owner shall provide reasonable access on the Site sufficient for Contractor to perform its Punchlist Work so long as such activities do not unreasonably interfere with the operation of such Train and any other Train that has achieved Substantial Completion and subject to Owner’s permit to work system. The Punchlist shall be completed by the Final Completion Date, or Owner may, in addition to any other rights that it may have under this Agreement, complete such Punchlist at the expense of Contractor. In the event Owner elects to complete such Punchlist, Contractor shall immediately pay Owner (directly, by offset, or by collection on the Letter of Credit, at Owner’s sole discretion) all costs and expenses incurred in performing such Punchlist.
11.6Notice and Requirements for Final Completion. Final Completion shall be achieved when all requirements for Final Completion under this Agreement, including those set forth in the definition of Final Completion under Article 1, have been satisfied. Upon Final Completion, Contractor shall certify to Owner in the form of Schedule L-4 (“Final Completion Certificate”) that all of the requirements under this Agreement for Final Completion have occurred. Owner shall notify Contractor whether it accepts or rejects (such acceptance or rejection to be given reasonably) the Final Completion Certificate within ten (10) Days following Owner’s receipt thereof. Acceptance of such certificate shall be evidenced by Owner’s signature on such certificate, which shall be forwarded to Contractor with such notice. If Owner does not agree that Final Completion has occurred, then Owner shall state the basis for its rejection in reasonable detail in a notice provided to Contractor. The Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within ten (10) Business Days following the delivery by Owner of its notice, Owner and Contractor shall resolve the Dispute in accordance with the Dispute resolution procedures provided for under Article 18; provided, however, if such deficiencies relate to the failure to complete the Punchlist, Owner may, in addition to any other rights that it may have under this Agreement, complete such Punchlist Work at the expense of Contractor in accordance with Section 11.5. Notwithstanding anything to the contrary in this Section 11.6, Owner shall not be required to accept the Final Completion Certificate if the requirements under this Agreement for the achievement of Final Completion have not been achieved. As used in this Section 11.6, “to be given reasonably” means that Owner fails to accept the Final Completion Certificate even if all of the requirements under this Agreement for the achievement of Final Completion have been achieved. For the avoidance of doubt, “to be given reasonably,” as used in this Section 11.6, means that Owner cannot fail to accept the Final Completion Certificate if all the requirements under this Agreement for the achievement of Final Completion have been achieved.
11.7Partial Occupancy and Use. Prior to Contractor achieving Substantial Completion of any Train, Owner may, upon giving written notice to Contractor, occupy or use all or any portion of any usable building or road then capable of functioning safely, provided that such occupancy or use is authorized by the Governmental Instrumentality (to the extent such authorization is necessary) and Owner’s insurance company or companies providing property insurance have consented to such partial occupancy or use (to the extent such consent is necessary). Contractor shall assist Owner and take reasonable steps in obtaining consent of the insurance company or companies and applicable Governmental Instrumentalities. Immediately prior to such partial occupancy or use, Owner and
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Contractor shall jointly inspect that portion of any usable building or road to be occupied or used in order to determine and record the condition of such portion of such usable building or road and all personnel and environmental safety aspects relating thereto. Upon such occupancy by Owner, Contractor shall connect all necessary utilities, security, and telephones, and provide furnishings (as applicable) as further specified in Attachment A and Owner shall insure such portion of the usable building immediately upon taking over such building and Owner’s use or occupancy shall not interfere with or disrupt Contractor’s completion of the Work. Such occupancy or use shall not in any way release Contractor or any surety of Contractor from any obligations or liabilities pursuant to this Agreement, including the obligation to engineer, procure and construct a fully operational natural gas liquefaction facility within the required times set forth in the Guaranteed Dates and otherwise in accordance with all requirements of this Agreement, nor shall such occupancy or use be deemed to be an acceptance by Owner of such portion of the Work provided however, if Owner’s use or occupancy under this Section 11.7 adversely affects Contractor’s or its Subcontractors’ or Sub-subcontractors’ cost or time for performance of the Work in accordance with the requirements of this Agreement, then Contractor shall be entitled to a Change Order pursuant to Section 6.2A.5 and Section 6.8. For any portion of the Work that Owner occupies and uses pursuant to this Section 11.7, the Defect Correction Period for that portion of the Work shall commence upon Owner’s occupancy and use of such portion of the Work and the risk of loss for such portion of the Work shall transfer to Owner, notwithstanding Section 8.2.

11.8Operations Activities. Prior to Substantial Completion of a Train, but after RFSU has been achieved for such Train, Contractor shall, to the extent reasonably possible, cooperate with Owner in connection with (a) the receipt of Natural Gas feed; (b) producing LNG; and (c) such other activities as reasonably requested by Owner related to the commercial use of such Train (each, an “Operations Activity” and, collectively, the “Operations Activities”). Contractor shall not have the obligation to follow Owner’s requests for any Operations Activity if such Operations Activity adversely impacts Performance Testing or repairs to such Train or impacts the ability to safely operate such Train in accordance with the requirements of this Agreement. Contractor shall promptly provide notice to Owner informing Owner whether it can comply with Owner’s requests and the reason if it cannot so comply. Contractor’s performance of the Operations Activities shall not in any way release Contractor from any obligations or liabilities pursuant to this Agreement, including its obligations to meet Substantial Completion for each Train and Final Completion of the Stage 3 Facility.

11.9Long-Term Obligations. No acceptance by Owner of any or all of the Work or any other obligations of Contractor under this Agreement, including acceptance of any RFFGI, RFSU, Substantial Completion, or Final Completion, nor any payment made hereunder, whether an interim or final payment, shall in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to this Agreement, including Warranty obligations, any liabilities for which insurance is required or any other responsibility of Contractor, including the payment of any and all fines and penalties assessed to the extent caused by Contractor’s failure to comply with any Applicable Law as set forth in Section 17.1F. It is expressly understood and agreed by the Parties that nothing in this Article 11 shall in any way modify or alter Contractor’s obligations under Article 12 and Article 13 hereof.
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ARTICLE 12
WARRANTY AND CORRECTION OF WORK
12.1Warranty.
A.General. The warranties set forth in Section 12.1B (each a “Warranty” or collectively, the “Warranties”) are in addition to any of the Minimum Acceptance Criteria or Performance Guarantees set forth in this Agreement. Any Work, or component thereof, that is not in conformity with any Warranty is defective (“Defective”) and contains a defect (“Defect”).
B.Warranty of Work. Contractor hereby warrants that each Train, the Stage 3 Facility, and the Work, including Equipment, and each component thereof shall be:
1.new and complete;
2.in accordance with all of the requirements of this Agreement, including in accordance with GECP, Applicable Law and Applicable Codes and Standards;
3.free from encumbrances to title (provided that Owner has made payment to Contractor of all undisputed amounts owed to Contractor in accordance with the terms of this Agreement), as set forth in greater detail in Section 8.1;
4.free from defects in design, material and workmanship, provided that tolerances or deviations in design, material and workmanship allowable by Applicable Law or Applicable Codes and Standards or GECP (where no such Applicable Law or Applicable Codes and Standards apply) shall not be considered a defect unless this Agreement sets forth stricter deviations or tolerances;
5.capable of operating in accordance with all requirements of this Agreement, including Applicable Law and Applicable Codes and Standards; and
6.unless agreed to by Owner, composed and made of only proven technology of a type in commercial operation at the Agreement Date of this Agreement.
C.Assignment and Enforcement of Subcontractor Warranties. Contractor shall, without additional cost to Owner, use commercially reasonable efforts to obtain warranties from Major Subcontractors and Major Sub-subcontractors that meet or exceed the requirements of this Agreement; provided, however, Contractor shall not in any way be relieved of its responsibilities and liability to Owner under this Agreement, regardless of whether such Major Subcontractor or Major Sub-subcontractor warranties meet the requirements of this Agreement, as Contractor shall be fully responsible and liable to Owner for its Warranty and Corrective Work obligations and liability under this Agreement for all Work. All such warranties shall be deemed to run to the benefit of Owner and Contractor. Such warranties, with duly executed instruments assigning the warranties to Owner, shall be delivered to Owner upon Substantial Completion of each Train, as applicable. All warranties provided by any Subcontractor or Sub-subcontractor shall be deemed to run to the benefit of Owner and Contractor, except that Owner may only directly enforce such Subcontractor or Sub-subcontractor warranty directly against such Subcontractor or
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Sub-subcontractor after the expiration of the applicable Defect Correction Period; provided that such Subcontractor or Sub-subcontractor warranty extends beyond such Defect Correction Period. Contractor agrees that Contractor’s Warranties, as provided under this Article 12, shall apply to all Work regardless of the provisions of any Subcontractor or Sub-subcontractor warranty, and such Subcontractor or Sub-subcontractor warranties shall not be a limitation of such Contractor Warranties. This Section 12.1C shall not in any way be construed to limit Contractor’s liability under this Agreement for the entire Work or its obligation to enforce Subcontractor or Sub-subcontractor warranties.
D.Exceptions to Warranty. Each Warranty excludes remedy, and Contractor shall have no liability to Owner, for damage or Defect occurring after Substantial Completion of a Train to the extent caused by: (i) improper repairs or alterations, misuse, neglect or accident by Owner or any third party; (ii) normal wear, tear or corrosion; or (iii) operation, maintenance or use of Work or any component thereof in a manner not in compliance with a material requirement of operation and maintenance manuals delivered by Contractor to Owner.

12.2Inspection of Work.

A.General Rights. All Work on the Land shall be subject to inspection by Owner, Lender, Independent Engineer, and either of their representatives at all reasonable times to determine whether the Work conforms to the requirements of this Agreement. With regard to inspection at any other location and provided that Owner provides Contractor reasonable advance notice, Contractor shall furnish Owner, Lender, Independent Engineer, and either of their representatives with access to such other locations where Work is in progress during normal business hours. Subject to Section 12.1D and 12.3A, Owner shall be entitled to provide Contractor with written notice of any Work which Owner believes does not conform to the requirements of this Agreement.
B.Witness Points. No later than ninety (90) Days after NTP, Contractor shall submit to Owner for its approval a proposed list of witness points for each item of the Work. Contractor shall modify such list of witness points based on any additional or different witness points Owner may request (subject to Contractor’s agreement, not to be unreasonably withheld). After Owner’s approval of the witness points, not to be unreasonably withheld, Contractor shall provide Owner with forty-eight (48) hours’ prior notice of the actual scheduled date of each of the tests relating to such witness points at the Site and ten (10) Days’ prior notice of the actual scheduled date of each of the tests relating to such witness points for Work located off the Site. Notwithstanding such right to witness tests, Owner, Lender, and Independent Engineer shall not interrupt or interfere with any test or require changes while witnessing such tests (unless such interruption relates to safety). Contractor shall cooperate with Owner, Lender and Independent Engineer if Owner, Lender, or Independent Engineer elects to witness any additional tests, and
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Contractor acknowledges that Owner, Lender, and Independent Engineer shall have the right to witness all tests being performed in connection with the Work. Owner’s, Lender’s, and Independent Engineer’s right of inspection as set forth herein applies only to its witnessing of witness points for Work and shall not be construed to imply a limitation on Owner’s, Lender’s, or Independent Engineer’s right to inspect any portion on the Work (including Equipment) at any time in its sole discretion and in accordance with this Agreement.
C.No Obligation to Inspect. Owner’s, Lender’s, and Independent Engineer’s right to conduct inspections under Sections 12.2A and 12.2B shall not obligate Owner, Lender, or Independent Engineer to do so. Neither the exercise of Owner, Lender, or Independent Engineer of any such right, nor any failure on the part of Owner, Lender, or Independent Engineer to discover or reject Defective Work shall be construed to imply an acceptance of such Defective Work or a waiver of such Defect.
D.Cost of Disassembling. If Owner desires Contractor to disassemble or dismantle finished Work to inspect the Work, then the cost of disassembling, dismantling, or making safe finished Work for the purpose of inspection, and reassembling such portions (and any delay associated therewith) shall be borne (i) by Owner if such Work is found to conform with the requirements of this Agreement and (ii) by Contractor if such Work is found to be Defective. If such costs and resulting delay should be borne by Owner pursuant to (i) above, Contractor shall be entitled to a Change Order in such event for an adjustment to the Contract Price and Guaranteed Dates, provided that Contractor complies with the requirements set forth in Sections 6.2, 6.5 and 6.8.
12.3Correction of Work.
A.Correction of Work Prior to Substantial Completion. If, prior to Substantial Completion of a Train any Work is Defective, then Contractor shall, at its own cost and expense, correct such Defective Work and any other portions of the Stage 3 Facility damaged or affected by such Defective Work, whether by repair, replacement or otherwise. Owner shall not direct how, or the timing of when, Contractor will perform such repair or replacement Work, and Contractor shall have the right to consider efficiency and cost concerns in scheduling such repair or replacement Work in preparing its plan for carrying out such repair or replacement Work, as long as its repair or replacement is performed and completed prior to Substantial Completion of the applicable Train, provided that if such Defective Work (1) relates to safety, (2) relates to Owner’s other contractors’ tie ins to the Stage 3 Facility or (3) impacts the operation of Train 1, Train 2, Train 3, Train 4, Train 5, Train 6 or Train 7 after Substantial Completion of the applicable Train, or Subproject 1, Subproject 2 or Subproject 3 after substantial completion of the applicable Subproject (as defined in the applicable Stage 1 EPC Agreement or Stage 2 EPC Agreement, as applicable), Contractor shall repair or replace such Defective Work within a reasonable time, provided further that if the Defective Work materially affects the operation or use of any Train that has achieved Substantial Completion or Subproject 1, Subproject 2 or Subproject 3 after it has achieved substantial completion under the Stage 1 EPC Agreement or Stage 2 EPC Agreement, as applicable, or presents an imminent threat to the safety or health of any Person, then Contractor shall commence to repair or replace the Defective Work within twenty-four (24) hours after receipt of notice of such Defective Work, and thereafter continue to
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proceed diligently to complete the same. Subject to Contractor’s right to pursue a Dispute under Article 18, if (i) Owner, acting in good faith, determines such Defective Work (a) presents an imminent threat to the safety or health of any person (“Imminent Threat”), or (b) materially affects the operation of any Train that has achieved Substantial Completion or Subproject 1, Subproject 2 or Subproject 3 after it has achieved substantial completion under the Stage 1 EPC Agreement or Stage 2 EPC Agreement or (ii) a Governmental Instrumentality determines that the Work is Defective ((i) and (ii) collectively a “Conclusive Defect”), then the decision of Owner or Governmental Instrumentality, as applicable, shall be provisionally conclusive as to whether the Work is conforming or Defective, and Contractor shall comply with the instructions of Owner or Governmental Instrumentality, as applicable, in all such matters while pursuing any such Dispute. If it is later determined that the Work that Owner or a Governmental Instrumentality declared was a Conclusive Defect was not Defective, then Owner shall reimburse Contractor for all costs incurred in connection with such repair or replacement and a Change Order shall be issued for such amount and shall address any impact the repair or replacement may have had on the Guaranteed Dates. If Contractor fails to commence to repair or replace (which such commencement may include detailed planning activities) any Defective Work that is a Conclusive Defect as required above, then Owner may (after providing three (3) Days’ prior written notice to Contractor) repair or replace such Defective Work and the reasonable expense thereof shall be paid by Contractor; provided however that such prior written notice is not required if the Conclusive Defect is an Imminent Threat and, in such event, Owner shall provide written notice to Contractor within forty-eight (48) hours of Owner’s commencement of the repair or replacement.
B.Correction of Work After Substantial Completion.
1.Corrective Work. If, during the Defect Correction Period for any Train, any Work for such Train is found to be Defective and Owner provides written notice to Contractor within such Defect Correction Period regarding such Defect, Contractor shall, at its sole cost and expense, promptly and on an expedited basis (a) correct such Defective Work, whether by repair, replacement or otherwise, including any and all obligations in connection with such repair, replacement or otherwise, such as in and out costs and open and close costs, storage costs, labor, testing, Taxes, expediting costs, Texas Sales and Use Tax, transportation costs and any other costs necessary to fully correct the Defective Work and (b) correct any other physical loss or damage to any portions of the Stage 3 Facility damaged or affected by such Defective Work (“Corrective Work”), provided, however, with respect to item (b), Contractor’s liability shall be limited to *** U.S. Dollars (U.S. $***) per occurrence in accordance with Section 17.1I. Any such notice from Owner shall state with reasonable specificity the date of occurrence or observation of the Defect and the reasons supporting Owner’s belief that Contractor is responsible for performing Corrective Work. After Substantial Completion of the applicable Train, Owner shall provide Contractor with access to the Stage 3 Facility and de-energize and de-pressurize the applicable Equipment sufficient to perform its Corrective Work, so long as such access does not unreasonably interfere with operation of the Stage 3 Facility, and subject to Owner’s permit to work system. In the event Contractor utilizes spare parts owned by Owner in the course of performing the Corrective Work, Contractor shall supply Owner free of charge with new spare parts
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equivalent in quality and quantity to all such spare parts used by Contractor and deliver such spare parts to the Site as soon as possible following the utilization of such spare parts.
2.Owner Right to Correct or Complete Defective Work.
(i)After Substantial Completion of the applicable Train, and during the Defect Correction Period, and subject to Section 12.3B.2(ii), if Contractor fails to commence the Corrective Work (which commencement may include the detailed planning associated with the on-Site implementation of the Corrective Work) within a reasonable period of time not to exceed ten (10) Business Days after Contractor’s receipt of written notice from Owner, or does not diligently perform such Corrective Work on an expedited basis (provided that Contractor’s timeline for performance shall be extended to the extent that (a) Contractor is not provided reasonable access to those portions of the Stage 3 Facility that have achieved Substantial Completion or (b) Owner has failed to de-energize and de-pressurize the applicable Equipment, so that Contractor may commence, continue and complete the Corrective Work), then Owner, upon written notice to Contractor, may (as its sole and exclusive remedy for the Defect (except for its right to enforce Contractor’s indemnification obligations under this Agreement) perform such Corrective Work, and Contractor shall be liable to Owner for all reasonable costs and expenses incurred by Owner in connection with such Corrective Work and shall pay Owner (directly, by offset or by collection on the Letter of Credit, at Owner’s sole discretion) an amount equal to such reasonable costs and expenses (which costs and expenses shall be adequately documented and supported by Owner).
(ii)If after Substantial Completion of the applicable Train, any Defective Work (a) materially affects Train 1’s, Train 2’s, Train 3’s, Train 4’s, Train 5’s, Train 6’s or Train 7’s production or loading capabilities and would put the Stage 3 Facility at risk of being unable to operate or (b) presents an imminent threat to the safety or health of any Person and Owner knows of such Defective Work, Owner may (in addition to any other remedies that it has under this Agreement) perform the Corrective Work without giving prior notice opportunity to perform Corrective Work to Contractor (provided that Owner shall give Contractor notice of such event as soon as reasonably possible after becoming aware of such Defective Work), and, in such event, Contractor shall be liable to Owner for all reasonable costs and expenses incurred by Owner in connection with such Corrective Work and shall pay Owner (directly, by offset or by collection on the Letter of Credit, at Owner’s sole discretion) an amount equal to such reasonable costs and expenses (which costs and expenses shall be adequately documented and supported by Owner). If Corrective Work is performed by Owner on Defective Work without providing any advance notice and opportunity to perform Corrective Work to Contractor, then Contractor’s obligations to perform Corrective Work on such Defective Work shall no longer apply to such Defective Work (it being understood that, at Contractor’s cost, and in Owner’s
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sole discretion, Owner may be able to obtain a replacement warranty from a third-party with respect to such item of Defective Work), provided that Contractor’s obligations under this Agreement with respect to all other portions of the Stage 3 Facility (including any portion of Equipment) shall continue in full force and effect, including continuing in full force and effect with respect to any portions of the item of the same Equipment or portion of the Stage 3 Facility in which Owner performed the Corrective Work (except for the specific Defect being addressed or further defects cause by the Corrective Work).
C.Extended Defect Correction Period for Corrective Work. With respect to any Corrective Work except for the Corrective Work for which Contractor’s warranty obligations do not apply as specified in Section 12.3B.2(ii), the Defect Correction Period for such Corrective Work shall be extended for an additional one (1) year from the date of the completion of such Corrective Work; provided, however, in no event shall the Defect Correction Period for such Corrective Work be less than the original Defect Correction Period applicable to such Work; and provided further, that the Defect Correction Period (a) shall in no event extend beyond thirty six (36) months after Substantial Completion of the applicable Train to which the Defect pertains and (b) shall not be extended for Structural Work.
D.Standards for Corrective Work. All Corrective Work shall be performed subject to the same terms and conditions under this Agreement as the original Work is required to be performed. Any change to parts or Equipment that would alter the requirements of this Agreement may be made only with prior approval of Owner.
E.No Limitation. Nothing contained in this Section 12.3 shall be construed to establish a period of limitation with respect to other obligations which Contractor might have under this Agreement. However, Contractor shall not be obligated to perform any Corrective Work for any Defect of which Owner fails to give Contractor notice prior to expiration of the Defect Correction Period of the relevant Train.
12.4Assignability of Warranties. The Warranties made in this Agreement shall be for the benefit of Owner and its successors and assigns and the respective successors and assigns of any of them, and are fully transferable and assignable.
12.5Waiver of Implied Warranties and Exclusive Warranties / Remedies. Except for any express warranties under this Agreement (including the Warranties), the Parties hereby disclaim any and all other warranties, including the implied warranty of merchantability and implied warranty of fitness for a particular purpose. Owner waives the equitable remedy of rescission available under the law for a breach of warranty or claim of Defective Work (but such waiver shall not affect any of Owner’s rights under this Agreement, including termination pursuant to Article 16). The Parties agree that, after Substantial Completion of the applicable Train, the warranties and remedies set forth in this Article 12 shall be Owner’s sole and exclusive warranties and remedies for a breach of warranty or any other claim for Defective Work related to such Train, whether based in contract, tort (including negligence and strict liability) or otherwise, provided that this shall not limit Contractor’s obligations to achieve the Performance Guarantees, Contractor’s Punchlist obligations, Contractor’s indemnity obligations under
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this Agreement, or Owner’s rights to withhold or draw on the Letter of Credit under this Agreement with respect to such Train.
ARTICLE 13
GUARANTEE OF TIMELY COMPLETION, DELAY LIQUIDATED DAMAGES AND SCHEDULE BONUS
13.1Delay Liquidated Damages.
A.Delay in Substantial Completion of Train 1. If Contractor does not achieve Substantial Completion of Train 1 by the Guaranteed Train 1 Substantial Completion Date (as may be adjusted by Change Order in accordance with this Agreement), Contractor shall pay liquidated damages (“Train 1 Delay Liquidated Damages”) to Owner in the amounts listed in Attachment E per Day for each Day, or portion thereof, of delay until Substantial Completion of Train 1 occurs.
B.Delay in Substantial Completion of Train 2. If Contractor does not achieve Substantial Completion of Train 2 by the Guaranteed Train 2 Substantial Completion Date (as may be adjusted by Change Order in accordance with this Agreement), Contractor shall pay liquidated damages (“Train 2 Delay Liquidated Damages”) to Owner in the amounts listed in Attachment E per Day for each Day, or portion thereof, of delay until Substantial Completion of Train 2 occurs.
C.Delay in Substantial Completion of Train 3. If Contractor does not achieve Substantial Completion of Train 3 by the Guaranteed Train 3 Substantial Completion Date (as may be adjusted by Change Order in accordance with this Agreement), Contractor shall pay liquidated damages (“Train 3 Delay Liquidated Damages”) to Owner in the amounts listed in Attachment E per Day for each Day, or portion thereof, of delay until Substantial Completion of Train 3 occurs.
D.Delay in Substantial Completion of Train 4. If Contractor does not achieve Substantial Completion of Train 4 by the Guaranteed Train 4 Substantial Completion Date (as may be adjusted by Change Order in accordance with this Agreement), Contractor shall pay liquidated damages (“Train 4 Delay Liquidated Damages”) to Owner in the amounts listed in Attachment E per Day for each Day, or portion thereof, of delay until Substantial Completion of Train 4 occurs.
E.Delay in Substantial Completion of Train 5. If Contractor does not achieve Substantial Completion of Train 5 by the Guaranteed Train 5 Substantial Completion Date (as may be adjusted by Change Order in accordance with this Agreement), Contractor shall pay liquidated damages (“Train 5 Delay Liquidated Damages”) to Owner in the amounts listed in Attachment E per Day for each Day, or portion thereof, of delay until Substantial Completion of Train 5 occurs.
F.Delay in Substantial Completion of Train 6. If Contractor does not achieve Substantial Completion of Train 6 by the Guaranteed Train 6 Substantial Completion Date (as may be adjusted by Change Order in accordance with this Agreement), Contractor shall pay
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liquidated damages (“Train 6 Delay Liquidated Damages”) to Owner in the amounts listed in Attachment E per Day for each Day, or portion thereof, of delay until Substantial Completion of Train 6 occurs.
G.Delay in Substantial Completion of Train 7. If Contractor does not achieve Substantial Completion of Train 7 by the Guaranteed Train 7 Substantial Completion Date (as may be adjusted by Change Order in accordance with this Agreement), Contractor shall pay liquidated damages (“Train 7 Delay Liquidated Damages”) to Owner in the amounts listed in Attachment E per Day for each Day, or portion thereof, of delay until Substantial Completion of Train 7 occurs.
13.2Payment of Liquidated Damages. With respect to any Liquidated Damages that accrue under this Agreement, Owner, at its sole discretion, may either (a) invoice Contractor for such owed Liquidated Damages, and within seven (7) Days after Contractor’s receipt of such invoice, Contractor shall pay Owner such Liquidated Damages, (b) withhold from Contractor amounts that are otherwise due and payable to Contractor in the amount of such Liquidated Damages, or (c) collect on the Letter of Credit in the amount of such Liquidated Damages. In addition, with respect to the achievement of Substantial Completion of each Train, Contractor shall pay Owner all Delay Liquidated Damages, if any, owed under this Agreement for such respective Substantial Completion as a condition precedent to achieving Substantial Completion of such Train. Payment of any Liquidated Damages with respect to any Work shall in no way affect Owner’s right to terminate this Agreement under Article 16.
13.3Schedule Bonus.
A.If Substantial Completion of Train 1 occurs before the date falling *** (***) Days after issuance of LNTP No. 1 (“Schedule Bonus Date for Train 1”), Owner shall pay Contractor a bonus equal to *** U.S. Dollars (U.S. $***) per Day for each Day that Substantial Completion of Train 1 occurs before the Schedule Bonus Date for Train 1 (“Schedule Bonus for Train 1”).
B.If Substantial Completion of Train 2 occurs before the date falling *** (***) Days after issuance of LNTP No. 1 (“Schedule Bonus Date for Train 2”), Owner shall pay Contractor a bonus equal to *** U.S. Dollars (U.S. $***) per Day for each Day that Substantial Completion of Train 2 occurs before the Schedule Bonus Date for Train 2 (“Schedule Bonus for Train 2”).
C.If Substantial Completion of Train 3 occurs before the date falling *** (***) Days after issuance of LNTP No. 1 (“Schedule Bonus Date for Train 3”), Owner shall pay Contractor a bonus equal to *** U.S. Dollars (U.S. $***) per Day for each Day that Substantial Completion of Train 3 occurs before the Schedule Bonus Date for Train 3 (“Schedule Bonus for Train 3”).
D.If Substantial Completion of Train 4 occurs before the date falling *** (***) Days after issuance of LNTP No. 1 (“Schedule Bonus Date for Train 4”), Owner shall pay Contractor a bonus equal to *** U.S. Dollars (U.S. $***) per Day for each Day that Substantial Completion of Train 4 occurs before the Schedule Bonus Date for Train 4 (“Schedule Bonus for Train 4”).
E.If Substantial Completion of Train 5 occurs before the date falling *** (***) Days after issuance of LNTP No. 1 (“Schedule Bonus Date for Train 5”), Owner shall pay Contractor
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a bonus equal to *** U.S. Dollars (U.S. $***) per Day for each Day that Substantial Completion of Train 5 occurs before the Schedule Bonus Date for Train 5 (“Schedule Bonus for Train 5”).
F.If Substantial Completion of Train 6 occurs before the date falling *** (***) Days after issuance of LNTP No. 1 (“Schedule Bonus Date for Train 6”), Owner shall pay Contractor a bonus equal to *** U.S. Dollars (U.S. $***) per Day for each Day that Substantial Completion of Train 6 occurs before the Schedule Bonus Date for Train 6 (“Schedule Bonus for Train 6”).
G.If Substantial Completion of Train 7 occurs before the date falling *** (***) Days after issuance of LNTP No. 1 (“Schedule Bonus Date for Train 7”), Owner shall pay Contractor a bonus equal to *** U.S. Dollars (U.S. $***) per Day for each Day that Substantial Completion of Train 7 occurs before the Schedule Bonus Date for Train 7 (“Schedule Bonus for Train 7”).
H.The Schedule Bonus Date for a Train shall be subject to adjustment solely at the discretion of the Chief Executive Officer of Cheniere and any such adjustment shall be implemented by Change Order. After Substantial Completion of each Train, Owner shall pay Contractor the Schedule Bonus for such Train, if any, within sixty (60) Days after receiving an invoice from Contractor. The maximum amount of the Schedule Bonus payable to Contractor for all Trains pursuant to this Section 13.3 shall be *** U.S. Dollars (U.S.$***).
ARTICLE 14
CONTRACTOR’S REPRESENTATIONS
14.1Contractor Representations. Contractor represents and warrants, as applicable, that:
A.Corporate Standing. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects, taxes or business.
B.No Violation of Law; Litigation. It is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best knowledge of Contractor) threatened against Contractor that, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of Contractor or its ability to perform under this Agreement.
C.Licenses. Contractor is the holder of all business licenses and registrations required to permit it to operate or conduct its business now and as contemplated by this Agreement.
D.No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the
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charter or by-laws of Contractor or any Applicable Law or regulation, or any order, writ, injunction or decree of any court, or any agreement or instrument to which Contractor is a party or by which it is bound or to which it or any of its property or assets is subject, or constitute a default under any such agreement or instrument.
E.Corporate Action. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Contractor of this Agreement has been duly authorized by all necessary action on the part of each; and this Agreement has been duly and validly executed and delivered by Contractor and constitutes a legal, valid and binding obligation of Contractor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally.
F.Financial Solvency. It is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to complete the Work and perform its obligations hereunder. The Guarantor, guaranteeing the obligations of Contractor pursuant to Section 21.17 of this Agreement, is financially solvent, able to pay all debts as they mature, and possesses sufficient working capital to perform the Parent Guarantee.
ARTICLE 15
OWNER’S REPRESENTATIONS
15.1Owner Representations. Owner represents and warrants that:
A.Corporate Standing. It is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects or business.
B.No Violation of Law; Litigation. It is not in violation of any Applicable Law, or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best knowledge of Owner) threatened against Owner that, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of Owner, or its ability to perform under this Agreement.
C.No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the operating agreement or by-laws of Owner, any Applicable Law, any order, writ, injunction or decree of any court, or any agreement or instrument to which Owner is a party or by which it is bound or to which it or any of its property or assets is subject, or constitute a default under any such agreement or instrument.
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D.Corporate Action. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Owner of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Owner and constitutes a legal, valid and binding obligation of Owner enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally.
E.Other Owners. It is authorized to bind and does bind all owners with an interest in the Project, or an interest in the product of the Work (or who may claim any such interest through Owner), including the Stage 3 Facility, to the releases, limitations on liability and other protections of Contractor set forth in this Agreement. Owner represents and warrants that Owner’s successors, assigns and any future recipient of any ownership in the Project or the Stage 3 Facility shall be bound by the releases, limitations on liability and other protections of Contractor set forth in this Agreement, and that Owner shall obtain the express written agreement of such participants to be bound by such releases, limitations of liability and other protections of Contractor.
F.Financial Solvency. Upon issuance of NTP, Owner will be financially solvent, able to pay its debts as they mature and all other liabilities under this Agreement and will have access to sufficient working capital to perform its obligations hereunder.
ARTICLE 16
DEFAULT, TERMINATION AND SUSPENSION
16.1Default by Contractor.
A.Owner Rights Upon Contractor Default. Contractor shall be in “Default” if Contractor shall at any time (i) materially fail to prosecute the Work in a safe manner (i.e., in accordance with Applicable Law and the material provisions of the safety program developed by Contractor and approved by Owner under Section 3.10); (ii) fail to commence the Work in accordance with the provisions of this Agreement; (iii) Abandon the Work; (iv) fail to maintain insurance required under this Agreement; (v) fail to provide or maintain the Parent Guarantee in accordance with Section 21.17; (vi) fail to discharge liens filed by any Subcontractor or Sub-subcontractor as required under this Agreement (provided that Owner has made payment to Contractor of all undisputed amounts owed to Contractor in accordance with the terms of this Agreement); (vii) cause, by any action or omission, any material interference with the operation by Owner or its Affiliates of the CCL Liquefaction Facility or any Train that has achieved Substantial Completion (unless Contractor is in any way entitled to do so under this Agreement, including any right to stop, suspend, terminate or refuse to perform Work under this Agreement); (viii) fail to make payment to Subcontractors for labor or materials owed in accordance with the respective Subcontracts (provided that Owner has made payment to Contractor of all undisputed amounts owed to Contractor in accordance with the terms of this Agreement); (ix) disregard Applicable Law or Applicable Codes and Standards; (x) repudiate or fail to comply with any material provision of this Agreement; (xi) fail to commence performance of changed Work under a Unilateral Change Order issued by Owner under this Agreement; (xii) be in Default pursuant to
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Sections 5.5G or 11.4B; (xiii) violate the provisions of Section 21.10; or (xiv) become, or if Guarantor becomes, insolvent, has a receiver appointed, makes a general assignment or filing for the benefit of its creditors or files for bankruptcy protection and, in the case of such insolvency, receivership or assignment the cure provisions in Section 16.1C shall not apply (an “Insolvency Event”).
B.Following Owner’s notice to Contractor specifying the nature of the Default, unless Contractor cures such condition within the applicable Cure Period in Section 16.1C, Owner, at its sole option and without prejudice to any other rights that it has under this Agreement and without further notice to Contractor, may (1) take such steps as are necessary to overcome the Default condition, in which case Contractor shall be liable to Owner for any and all reasonable, additional costs, and expenses incurred by Owner in connection therewith, or (2) terminate for Default Contractor’s performance of all or any part of the Work.
C.The applicable “Cure Period” with respect to the Defaults referenced in any clause in Section 16.1A (with the exception of clause (xii) and clause (xiv), the Cure Period shall be thirty (30) Days after Owner’s notice of Default to Contractor, unless such Default cannot be cured within such thirty (30) Day period through the diligent exercise of all commercially practicable efforts, in which case the Cure Period shall be a total of ninety (90) Days after Owner’s notice (or as may be extended if agreed in writing by Owner and Contractor). There is no cure period for event under clause (xii), nor is there any cure period for an Insolvency Event of Contractor. If Guarantor experiences an Insolvency Event, Contractor shall within thirty (30) Days after receipt of Owner’s notice provide either (i) a replacement Parent Guarantee by an Affiliate of Contractor, which such form Parent Guarantee shall be in the same form as set forth in Attachment U and the Affiliate of Contractor being subject to the approval of Owner and Owner’s Lender(s), or (ii) security in the form of a surety bond, letter of credit or bank guarantee in a form and amount reasonably required by Lender(s) and Owner, taking into consideration the status of the Project at the time of the Insolvency Event and providing sufficient protection to complete the Work and satisfy all liabilities and obligations of Contractor under this Agreement.
D.Additional Rights of Owner Upon Termination. In the event that Owner terminates this Agreement for Default in accordance with Section 16.1A, then Owner may, at its sole option, (i) enter onto the Land and any other locations where Contractor is performing the Work, for the purpose of completing the Work, (ii) take possession of all Equipment and spare parts wherever located, and all Construction Equipment on the Site that is not owned or rented by Contractor located on the Land, in any case which required to complete the Work (subject to the terms of any lease agreements for Construction Equipment with non-Affiliated third parties), Work Product (subject to the use restrictions in the licenses described in Article 10), including Drawings and Specifications, Permits, and licenses, (iii) take assignment of any or all of the Subcontracts, and/or (iv) complete the Work either itself or through others. If the unpaid balance of the Contract Price shall exceed all damages, costs, losses, and expenses incurred by Owner (including all reasonable attorneys’ fees, consultant fees and litigation or arbitration expenses, costs to complete the Work, damages for delay as described in this Section 16.1D below and any and all damages for failure of performance and interest on such expense from the date such expense was incurred by Owner at the rate specified in Section 7.7), then such excess shall be paid by Owner to Contractor, but such amount shall not be paid until after Final Completion has
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been achieved. If such amount incurred by Owner shall exceed the unpaid balance of the Contract Price, then, at Owner’s sole option and subject to the limitation of liability set forth in Section 20.1, (a) Contractor shall pay Owner the difference within thirty (30) Days after Owner submits to Contractor written notice of the difference, (b) Owner shall have the right and authority to offset or collect on the Letter of Credit in the amount of such difference in accordance with Section 9.2A, or (c) Owner may elect to pursue both options (a) and (b). Subject to Section 20.1, Contractor’s liability under this Section 16.1D is in addition to any other liability provided for under this Agreement and Owner shall have the right and authority to set off against and deduct from any such excess due Contractor by Owner any other liability of Contractor to Owner under this Agreement. Owner agrees to act reasonably to mitigate any costs and expenses it might incur in connection with any termination for Default. In the event of a termination for Default, the Parties agree that, subject to Section 20.1, Owner shall be entitled to “damages for delay” under this Section 16.1D which, for purposes of this Section 16.1D only, means (i) Delay Liquidated Damages owed by Contractor to Owner under this Agreement up to the date of the termination (provided that such termination date was after the applicable Guaranteed Substantial Completion Date), and (ii) during the period commencing upon the date of termination and ending on the date Substantial Completion of each applicable Train is achieved by a substitute contractor, the costs incurred during such period by such substitute contractor to accelerate such substitute contractor’s work in order to achieve the applicable Guaranteed Substantial Completion Date (as may have been adjusted by Change Order) contemplated under this Agreement. Notwithstanding anything to the contrary, in no event shall Owner be entitled under this Section 16.1D to recover restitutionary damages. Any damages recoverable by Owner under this Section 16.1D shall be subject to the limitation of liability in Section 20.1, and the waiver and release in Section 20.4.
E.Obligations Upon Termination. Upon termination for Default, Contractor shall (i) immediately discontinue Work on the date and to the extent specified in the notice, (ii) place no further orders for Subcontracts, Equipment, or any other items or services except as may be necessary for completion of such portion of the Work as is not discontinued, (iii) inventory, maintain and turn over to Owner all Construction Equipment that is not owned or rented by Contractor (subject to the terms of any lease agreements with non-Affiliated third parties) furnished by Contractor or any other equipment or other items provided by Owner for performance of the terminated Work, (iv) promptly make every reasonable effort to procure assignment or cancellation upon terms satisfactory to Owner of all Subcontracts and rental agreements to the extent they relate to the performance of the Work that is discontinued; (v) cooperate with Owner in the transfer of Work Product, including Drawings and Specifications, Permits, licenses and any other items or information and disposition of Work in progress so as to mitigate damages; (vi) comply with other reasonable requests from Owner regarding the terminated Work; (vii) thereafter execute that portion of the Work as may be necessary to preserve and protect Work already in progress and to protect Equipment on the Land or in transit thereto, and to comply with any Applicable Law and any Applicable Codes and Standards; and (viii) perform all other obligations under Section 16.1D.

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16.2Termination for Convenience by Owner. Owner shall have the right to terminate for convenience Contractor’s performance of all of the Work by providing Contractor with seven (7) Days’ written notice of termination. Upon such termination for convenience, Contractor shall (i) immediately discontinue the Work on the date and to the extent specified in such notice, (ii) place no further orders for Subcontracts, Equipment, or any other items or services except as may be necessary for completion of such portion of the Work as is not discontinued, (iii) promptly make every reasonable effort to procure cancellation upon terms satisfactory to Owner of all Subcontracts and rental agreements to the extent they relate to the performance of the Work that is discontinued unless Owner elects to take assignment of any such Subcontracts, (iv) assist Owner in the maintenance, protection, and disposition of Work in progress, (v) cooperate with Owner for the efficient transition of the Work, (vi) cooperate with Owner in the transfer of Work Product (subject to the use restrictions in the licenses described in Article 10), including Drawings and Specifications, Permits, licenses and any other items or information and disposition of Work in progress; and (vii) thereafter execute only that portion of the Work as may be necessary to preserve and protect Work already in progress and to protect Equipment at the Site or at any other location or in transit thereto, and to comply with any Applicable Law and Applicable Codes and Standards and Owner may, at its sole option, take assignment of any or all of the Subcontracts. Upon termination for convenience, Contractor shall be paid (a) the reasonable value of the Work performed (the basis of payment being based on the terms of this Agreement) prior to termination, less that portion of the Contract Price previously paid to Contractor (including down payments, if any, made under this Agreement), plus (b) actual costs that are reasonably incurred and properly demonstrated by Contractor to have been sustained in the performance of the Work up to the date of termination or as a result of termination, plus associated profit margin of *** percent (***%) on such costs, submitted in accordance with this Section 16.2, but in no event shall Contractor be entitled to receive any amount for unabsorbed overhead, contingency, risk or anticipatory profit. Contractor shall submit all reasonable direct close-out costs to Owner for verification and audit within sixty (60) Days following the effective date of termination (or as may be extended if agreed in writing by the Parties). If no Work (including Work under an LNTP) has been performed by Contractor at the time of termination, Contractor shall be paid the sum of *** U.S. Dollars (U.S. $***) for its undertaking to perform.

16.3Suspension of Work. Owner may, for any reason, upon written notice to Contractor at any time and from time to time, suspend carrying out the Work or any part thereof, whereupon Contractor shall suspend the carrying out of such suspended Work for such time or times as Owner may require and shall take reasonable steps to minimize any costs associated with such suspension. During any such suspension, Contractor shall properly protect and secure such suspended Work in such manner
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as Owner may reasonably require. Unless otherwise instructed by Owner, Contractor shall during any such suspension maintain its staff and labor on or near the Site and otherwise be ready to proceed expeditiously with the Work upon receipt of Owner’s further instructions. Except where such suspension ordered by Owner is the result of or due to the fault or negligence of Contractor or any Subcontractor or Sub-subcontractor, Contractor shall be entitled to the reasonable costs (including actual, but not unabsorbed, overhead, contingency, risk and reasonable profit) of such suspension under a Change Order, including demobilization and remobilization costs, if necessary, along with appropriate supporting documentation to evidence such costs, and a time extension to the Guaranteed Dates if and to the extent permitted under Section 6.8. Upon receipt of notice to resume suspended Work, Contractor shall promptly resume performance of the Work to the extent required in the notice. In no event shall Contractor be entitled to any additional profits or damages due to such suspension beyond the costs for the suspension as defined above.
16.4Suspension by Contractor. Notwithstanding anything to the contrary in this Agreement, Contractor shall have the responsibility at all times to prosecute the Work diligently and shall not suspend, stop or cease performance hereunder or permit the prosecution of the Work to be delayed; provided, however, subject to Owner’s right to withhold or offset payment to Contractor as specified in this Agreement, if Owner fails to pay undisputed amounts due and owing to Contractor and Owner has failed to cure such failure within twenty (20) Days beyond the date such amounts became due, then, following Contractor’s ten (10) Day notice to Owner to cure such failure (which ten (10) Days’ notice may be given during the twenty (20) Day window for non-payment), Contractor may suspend performance of the Work until Contractor receives such undisputed amounts. Contractor shall be entitled to a Change Order for any costs incurred by Contractor resulting from such suspension and shall be entitled to an extension in the applicable Guaranteed Dates to the extent permitted under Section 6.8.
16.5Termination by Contractor.
A.Termination for Non-Payment. Contractor may terminate this Agreement if, continuing at the time of such termination, Contractor has stopped the performance of all Work under this Agreement pursuant to Section 16.4 for sixty (60) Days, and after the expiration of such sixty (60) Day period, Contractor gives Owner notice specifying the nature of the default and its intent to terminate this Agreement, and Owner fails to cure such default within thirty (30) Days after receipt of Contractor’s notice. Contractor shall be entitled to interest on all late payments in accordance with Section 7.7.
B.Termination for Extended Owner’s Suspension. After issuance of NTP and subject to Section 16.5A, if Owner suspends substantially all of the Work for an aggregate period exceeding three hundred sixty five (365) consecutive Days and such suspension is not due to the fault or negligence of Contractor, Subcontractor or Sub-subcontractor, or an event of Force Majeure, then Contractor shall have the right to terminate this Agreement by providing fourteen (14) Days written notice to Owner.
C.Termination for an Extended Force Majeure Event. After Owner’s issuance of NTP, if any Force Majeure event(s) causes suspension of substantially all of the Work for a period exceeding three hundred sixty-five (365) Days or more in the aggregate (whether such
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Days are consecutive Days, or not), then Contractor shall have the right to terminate this Agreement by providing fourteen (14) Days written notice of termination to Owner.
D.Termination for a Delayed Notice to Proceed. If Owner fails to issue NTP within seven hundred thirty (730) Days after the Agreement Date, then either Party shall have the right to terminate this Agreement by providing written notice of such termination to the other Party, to be effective upon receipt by such other Party. The time period included in this Section 16.5D may be extended by mutual agreement of the Parties.
E.In the event of any such termination under this Section 16.5, Contractor and Owner shall have the rights and obligations set forth in Section 16.2. Contractor’s sole right to terminate this Agreement is set forth in this Section 16.5.
ARTICLE 17
INDEMNITIES
17.1Contractor’s General Indemnification. In addition to its indemnification, defense and hold harmless obligations contained elsewhere in this Agreement, Contractor shall release, and as a separate obligation, defend, indemnify, and hold harmless any and all members of the Owner Group from and against all damages, losses, costs, and expenses (including reasonable attorneys’ fees, and litigation or arbitration expenses) arising out of or resulting from any of the following:
A.SUBJECT TO SECTIONS 8.2, 17.2 AND 17.3, PERSONAL INJURY TO, ILLNESS, OR DEATH OF ANY PERSON (OTHER THAN ANY MEMBER OF THE CONTRACTOR GROUP, THE OWNER GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR), OR LOSS OF OR DAMAGE TO ANY PROPERTY OF ANY PERSON (EXCLUDING THE CORPUS CHRISTI FACILITIES, THE WORK, THE STAGE 3 FACILITY, THE PROJECT AND PROPERTY OF ANY MEMBER OF THE OWNER GROUP), ARISING OUT OF OR RESULTING FROM THE WORK TO THE EXTENT CAUSED BY THE NEGLIGENCE OF ANY MEMBER OF CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANY EMPLOYEE, OFFICER DIRECTOR OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM.

B.ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES SUFFERED BY A THIRD PARTY AND RESULTING FROM ACTUAL OR ASSERTED VIOLATION OR ANY MISAPPROPRIATION OR INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY, OWNED BY A THIRD PARTY TO THE EXTENT THAT SUCH VIOLATION OR INFRINGEMENT RESULTS FROM PERFORMANCE OF THE WORK BY CONTRACTOR OR ANY OF ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS (INCLUDING CHART AND BASF), OR ANY IMPROPER USE OF THIRD PARTY CONFIDENTIAL INFORMATION OR OTHER THIRD PARTY PROPRIETARY RIGHTS THAT MAY BE ATTRIBUTABLE TO CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR (INCLUDING CHART AND BASF) IN CONNECTION WITH THE WORK OR THE MAKING, USING, SELLING, OFFERING TO SELL, IMPORTING OR EXPORTING PRODUCTS PRODUCED FROM THE EQUIPMENT FURNISHED BY CHART TO ANYWHERE IN THE WORLD (EXCEPT FOR ANY LIABILITY OF OWNER TO CONTRACTOR FOR WHICH OWNER OWES CONTRACTOR AN INDEMNITY PURSUANT TO SECTION 10.2 FOR OWNER’S USE OR MODIFICATION OF THE WORK PRODUCT AS FURTHER DESCRIBED IN SECTION 10.2);
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C.SUBJECT TO SECTION 17.4, (I) DAMAGE TO PROPERTY OR PERSONAL INJURY TO, ILLNESS, OR DEATH OF ANY PERSON (OTHER THAN ANY MEMBER OF THE OWNER GROUP) AND (II) ANY FINES, PENALTIES OR OTHER SANCTIONS IMPOSED BY ANY GOVERNMENTAL INSTRUMENTALITY (INCLUDING THE COST OF REQUIRED REMEDIAL MEASURES), THAT RESULTS FROM ACTUAL OR ALLEGED CONTAMINATION, SPILL, RELEASE, DISCHARGE OR POLLUTION OF THE LAND OR WATER ARISING OUT OF ACTS OR OMISSIONS OF CONTRACTOR’S OR ANY SUBCONTRACTOR’S OR ANY SUB-SUBCONTRACTOR’S USE, HANDLING OR DISPOSAL OF HAZARDOUS MATERIALS WHICH WERE BROUGHT ON TO THE LAND, OR ON ANY OTHER PROPERTY RELATED TO THE WORK DURING THE PERFORMANCE OF THE WORK BY CONTRACTOR OR ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS;

D.FAILURE BY CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR TO PAY TAXES FOR WHICH SUCH PERSON IS LIABLE;

E.FAILURE OF CONTRACTOR TO MAKE PAYMENTS TO ANY SUBCONTRACTOR IN ACCORDANCE WITH THEIR RESPECTIVE SUBCONTRACT, PROVIDED THAT OWNER HAS MADE PAYMENT TO CONTRACTOR OF ALL RELEVANT UNDISPUTED AMOUNTS OWED TO CONTRACTOR IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT;

F.FAILURE OF CONTRACTOR OR ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS TO COMPLY WITH APPLICABLE LAW, APPLICABLE CODES AND STANDARDS, OR SAFETY REQUIREMENTS UNDER THIS AGREEMENT; PROVIDED THAT CONTRACTOR’S INDEMNITY OBLIGATIONS UNDER THIS SECTION 17.1F SHALL BE LIMITED TO THE REASONABLE SETTLEMENT PAYMENTS PAID TO SUCH GOVERNMENTAL INSTRUMENTALITY RELATED TO SUCH FAILURE AND ANY FINES, PENALTIES OR OTHER SANCTIONS IMPOSED BY ANY GOVERNMENTAL INSTRUMENTALITY (INCLUDING THE COST OF REQUIRED REMEDIAL MEASURES) AGAINST OWNER GROUP OR ON THE WORK RESULTING FROM THE FAILURE OF CONTRACTOR OR ANY OF ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS TO COMPLY WITH APPLICABLE LAW, APPLICABLE CODES AND STANDARDS OR SAFETY REQUIREMENTS UNDER THIS AGREEMENT, EXCLUDING ANY PORTION OF THE AMOUNT OF SUCH FINES, PENALTIES OR OTHER SANCTIONS ATTRIBUTABLE TO VIOLATIONS BY OWNER OF APPLICABLE LAW, APPLICABLE CODES AND STANDARDS, OR SAFETY REQUIREMENTS, INCLUDING VIOLATIONS BY OWNER OF APPLICABLE LAWS RELATING TO HAZARDOUS MATERIALS FOR WHICH OWNER IS RESPONSIBLE UNDER SECTION 17.4;

G.LIENS FILED BY CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR (OR ANY OTHER PERSON ACTING THROUGH OR UNDER CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR) ON THE LAND OR STAGE 3 FACILITY RELATED TO THE WORK OR THE PROJECT, PROVIDED THAT OWNER HAS MADE PAYMENT TO CONTRACTOR OF ALL RELEVANT UNDISPUTED AMOUNTS OWED TO CONTRACTOR IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT;

H.LOSS OF, DAMAGE TO OR DESTRUCTION OF THE CORPUS CHRISTI FACILITIES (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OF ANY SUBPROJECT AS DEFINED IN THE STAGE 1 EPC AGREEMENT OR THE STAGE 2 EPC AGREEMENT, AS
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APPLICABLE OR TERMINATION OF THE STAGE 1 EPC AGREEMENT OR THE STAGE 2 EPC AGREEMENT), AS APPLICABLE TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE NEGLIGENCE, IN CONNECTION WITH THE WORK, OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR ANY SUB-SUBCONTRACTOR OR ANY ONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM, PROVIDED THAT CONTRACTOR’S LIABILITY HEREUNDER FOR DAMAGE TO OR DESTRUCTION OF THE CORPUS CHRISTI FACILITIES (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OF ANY SUBPROJECT) OR TERMINATION OF THE STAGE 1 EPC AGREEMENT OR STAGE 2 EPC AGREEMENT AS APPLICABLE, SHALL NOT EXCEED *** U.S. DOLLARS (U.S. $***) PER OCCURRENCE. THE “CORPUS CHRISTI FACILITIES” ARE THE CORPUS CHRISTI STAGE 1 LIQUEFACTION FACILITY AS DESCRIBED IN THAT CORPUS CHRISTI STAGE 1 LIQUEFACTION FACILITY ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT BETWEEN CONTRACTOR AND CORPUS CHRISTI LIQUEFACTION, LLC DATED DECEMBER 6, 2013 (“STAGE 1 EPC AGREEMENT”) AND THE CORPUS CHRISTI STAGE 2 LIQUEFACTION FACILITY AS DESCRIBED IN THAT AMENDED AND RESTATED FIXED PRICE SEPARATED TURNKEY AGREEMENT BETWEEN CONTRACTOR AND CORPUS CHRISTI LIQUEFACTION, LLC FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE CORPUS CHRISTI LNG STAGE 2 LIQUEFACTION FACILITY DATED DECEMBER 12, 2017 (“STAGE 2 EPC AGREEMENT”); AND

I.LOSS OF, DAMAGE TO OR DESTRUCTION OF TRAIN 1, TRAIN 2, TRAIN 3, TRAIN 4, TRAIN 5, TRAIN 6 OR TRAIN 7 (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OF SUCH TRAIN OR TERMINATION OF THIS AGREEMENT) TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE NEGLIGENCE, IN CONNECTION WITH THE WORK, OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR ANY SUB-SUBCONTRACTOR OR ANY ONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM, PROVIDED THAT CONTRACTOR’S LIABILITY HEREUNDER FOR DAMAGE TO OR DESTRUCTION OF TRAIN 1, TRAIN 2, TRAIN 3, TRAIN 4, TRAIN 5, TRAIN 6 OR TRAIN 7 (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OF SUCH TRAIN OR TERMINATION OF THIS AGREEMENT) SHALL NOT EXCEED *** U.S. DOLLARS (U.S. $***) PER OCCURRENCE.

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17.2Injuries to Contractor’s Employees and Damages to Contractor’s Property.
A.NOTWITHSTANDING THE PROVISIONS OF SECTION 17.1A, AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.9, CONTRACTOR SHALL WAIVE, RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS ANY AND ALL MEMBERS OF THE OWNER GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM INJURY TO, ILLNESS OR DEATH OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY EMPLOYEE, OFFICER OR DIRECTOR OF ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OCCURRING IN CONNECTION WITH THE WORK OR THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH INJURY, ILLNESS, OR DEATH, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE OWNER GROUP.

B.NOTWITHSTANDING THE PROVISIONS OF SECTION 17.1A, AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.9, CONTRACTOR SHALL WAIVE AND RELEASE ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) AGAINST ALL MEMBERS OF THE OWNER GROUP ARISING OUT OF OR RESULTING FROM LOSS OF, DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OCCURRING IN CONNECTION WITH THE WORK OR THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE OWNER GROUP.

C.NOTWITHSTANDING THE PROVISIONS OF SECTION 17.1A, AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.9, CONTRACTOR SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE OWNER GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM LOSS OF, DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OCCURRING IN CONNECTION WITH THE WORK OR THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE OWNER GROUP.

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17.3Injuries to Owner’s Employees and Damages to Owner’s Property.
A.EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 3.17 AND 17.1C, OWNER SHALL WAIVE, RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP AND ITS SUBCONTRACTORS AND SUB-SUBCONTRACTORS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM INJURY TO, ILLNESS OR DEATH OF ANY MEMBER OF THE OWNER GROUP OCCURRING IN CONNECTION WITH THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH INJURY, ILLNESS, OR DEATH, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP.

B.EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 3.17 AND 17.1C, OWNER SHALL WAIVE AND RELEASE ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) AGAINST THE CONTRACTOR GROUP AND ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR ARISING OUT OF OR RESULTING FROM LOSS OF, DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF THE OWNER GROUP (EXCLUDING THE WORK, THE CORPUS CHRISTI FACILITIES, THE STAGE 3 FACILITY, THE LAND AND THE PROJECT), REGARDLESS OF THE CAUSE OF SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP.

C.EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 3.17 AND 17.1C, OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP AND ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM LOSS OF, DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF THE OWNER GROUP (EXCLUDING THE WORK, THE CORPUS CHRISTI FACILITIES, THE STAGE 3 FACILITY, THE LAND AND THE PROJECT), REGARDLESS OF THE CAUSE OF SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP.

D.IN ADDITION TO, AND NOT IN LIEU OF THE FOREGOING, AND REGARDLESS OF THE CAUSE OF ANY SUCH LOSS OF, DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP, SUBCONTRACTOR OR SUB-SUBCONTRACTOR, OWNER SHALL WAIVE AND RELEASE ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) AGAINST THE CONTRACTOR GROUP AND ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR ARISING OUT OF OR RESULTING FROM: (1) LOSS OF, DAMAGE TO OR DESTRUCTION OF TRAIN 1, TRAIN 2, TRAIN 3, TRAIN 4, TRAIN 5, TRAIN 6 OR TRAIN 7, (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OF SUCH TRAIN OR TERMINATION OF THIS AGREEMENT) TO THE EXTENT THAT SUCH DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) EXCEED *** U.S. DOLLARS (U.S. $***) PER
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OCCURRENCE; (2) LOSS OF, DAMAGE TO OR DESTRUCTION OF SUBPROJECT 1, SUBPROJECT 2 OR SUBPROJECT 3 (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OF SUCH SUBPROJECT OR TERMINATION OF THE STAGE 1 EPC AGREEMENT (WITH RESPECT TO SUBPROJECTS 1 AND 2) OR THE STAGE 2 EPC AGREEMENT (WITH RESPECT TO SUBPROJECT 3), AS APPLICABLE) TO THE EXTENT THAT SUCH DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) EXCEED *** U.S. DOLLARS (U.S. $***) PER OCCURRENCE; OR (3) LOSS OF, DAMAGE TO OR DESTRUCTION OF PROPERTY CONSTITUTING, OR TO BE INCORPORATED INTO OR BECOME A PART OF, THE STAGE 3 FACILITY FOR WHICH OWNER BEARS THE RISK OF PHYSICAL LOSS OR DAMAGE PURSUANT TO SECTION 8.2A; PROVIDED, HOWEVER, THIS SECTION 17.3D SHALL NOT RELIEVE CONTRACTOR OF ANY OF ITS OBLIGATIONS UNDER SECTION 12.3 OF THE STAGE 1 EPC AGREEMENT OR THE STAGE 2 EPC AGREEMENT.

E.IN ADDITION TO, AND NOT IN LIEU OF THE FOREGOING, AND REGARDLESS OF THE CAUSE OF ANY SUCH LOSS OF, DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP, SUBCONTRACTOR OR SUB-SUBCONTRACTOR, OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP AND ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM: (1) LOSS OF, DAMAGE TO OR DESTRUCTION OF TRAIN 1, TRAIN 2, TRAIN 3, TRAIN 4, TRAIN 5, TRAIN 6 OR TRAIN 7, (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OF SUCH TRAIN OR TERMINATION OF THIS AGREEMENT) TO THE EXTENT THAT SUCH DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) EXCEED *** U.S. DOLLARS (U.S. $***) PER OCCURRENCE; (2) LOSS OF, DAMAGE TO OR DESTRUCTION OF SUBPROJECT 1, SUBPROJECT 2 OR SUBPROJECT 3 (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OF SUCH SUBPROJECT OR TERMINATION OF THE STAGE 1 EPC AGREEMENT (WITH RESPECT TO SUBPROJECTS 1 AND 2) OR THE STAGE 2 EPC AGREEMENT (WITH RESPECT TO SUBPROJECT 3), AS APPLICABLE) TO THE EXTENT THAT SUCH DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) EXCEED *** U.S. DOLLARS (U.S. $***) PER OCCURRENCE; OR (3) LOSS OF, DAMAGE TO OR DESTRUCTION OF PROPERTY CONSTITUTING, OR TO BE INCORPORATED INTO OR BECOME A PART OF, THE STAGE 3 FACILITY FOR WHICH OWNER BEARS THE RISK OF PHYSICAL LOSS OR DAMAGE PURSUANT TO SECTION 8.2A; PROVIDED, HOWEVER, THIS SECTION 17.3E SHALL NOT RELIEVE CONTRACTOR OF ANY OF ITS OBLIGATIONS UNDER SECTION 12.3 OR ANY OF CONTRACTOR’S OBLIGATIONS UNDER SECTION 12.3 OF THE STAGE 1 EPC AGREEMENT OR THE STAGE 2 EPC AGREEMENT.

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17.4Pre-Existing Hazardous Materials. OWNER SHALL BE RESPONSIBLE FOR AND SHALL SAVE, INDEMNIFY, DEFEND AND HOLD HARMLESS CONTRACTOR GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM (A) DAMAGE TO PROPERTY OR PERSONAL INJURY TO, ILLNESS, OR DEATH OF ANY PERSON (OTHER THAN ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR) AND (B) ANY FINES, PENALTIES OR OTHER SANCTIONS IMPOSED BY ANY GOVERNMENTAL INSTRUMENTALITY (INCLUDING THE COST OF REQUIRED REMEDIAL MEASURES), INCURRED BY CONTRACTOR GROUP OR ITS SUBCONTRACTORS AND SUB-SUBCONTRACTORS TO THE EXTENT ARISING FROM THE ABATEMENT, REMEDIATION, TRANSPORT, AND DISPOSAL OF ANY PRE-EXISTING CONTAMINATION AND ARSENIC UNCOVERED OR REVEALED ON THE LAND, EXCEPT FOR ANY INCREASED CONTAMINATION, IF ANY, ARISING OUT OF: (1) CONTRACTOR’S OR ITS SUBCONTRACTORS’ OR SUB-SUBCONTRACTORS’ FAILURE TO STOP THE WORK AFTER IT KNOWS THAT SUCH MATERIAL IS HAZARDOUS MATERIAL, AS PROVIDED IN SECTION 3.17C AND (2) WITH RESPECT TO ARSENIC, CONTRACTOR’S FAILURE TO COMPLY WITH THE PLAN DESCRIBED IN SECTION 3.17A), PROVIDED THAT THE EXCEPTIONS IN (1) AND (2) ABOVE ARE SUBJECT TO THE LIMITATIONS IN SECTION 3.17C AND OWNERS OBLIGATIONS IN SECTION 4.9.

17.5Patent and Copyright Infringement. IN THE EVENT THAT ANY VIOLATION OR INFRINGEMENT FOR WHICH CONTRACTOR IS RESPONSIBLE TO INDEMNIFY THE OWNER GROUP AS SET FORTH IN SECTION 17.1B RESULTS IN ANY SUIT, CLAIM, TEMPORARY RESTRAINING ORDER OR PRELIMINARY INJUNCTION IS GRANTED IN CONNECTION WITH SECTION 17.1B, CONTRACTOR SHALL, IN ADDITION TO ITS OBLIGATION UNDER SECTION 17.1B MAKE EVERY REASONABLE EFFORT, BY GIVING A SATISFACTORY BOND OR OTHERWISE, TO SECURE THE SUSPENSION OF THE INJUNCTION OR RESTRAINING ORDER. IF, IN ANY SUCH SUIT OR CLAIM, THE WORK, THE STAGE 3 FACILITY, THE LAND OR ANY PART, COMBINATION OR PROCESS THEREOF IS HELD TO CONSTITUTE AN INFRINGEMENT AND ITS USE IS PRELIMINARILY OR PERMANENTLY ENJOINED, CONTRACTOR SHALL PROMPTLY MAKE EVERY REASONABLE EFFORT TO SECURE FOR OWNER A LICENSE, AT NO COST TO OWNER, AUTHORIZING CONTINUED USE OF THE INFRINGING WORK. IF CONTRACTOR IS UNABLE TO SECURE SUCH A LICENSE WITHIN A REASONABLE TIME, CONTRACTOR SHALL, AT ITS OWN EXPENSE AND WITHOUT IMPAIRING PERFORMANCE REQUIREMENTS, EITHER REPLACE THE AFFECTED WORK, IN WHOLE OR PART, WITH NON-INFRINGING COMPONENTS OR PARTS OR MODIFY THE SAME SO THAT THEY BECOME NON-INFRINGING. FOLLOWING SUBSTANTIAL COMPLETION OF THE APPLICABLE TRAIN, OWNER SHALL RENDER SUCH ASSISTANCE AS CONTRACTOR MAY REASONABLY REQUIRE IN THE DEFENSE OF ANY CLAIM OF INFRINGEMENT PURSUANT TO SECTION 17.1B.

17.6Lien Discharge. To the extent that Owner has made undisputed payments to Contractor, should any Subcontractor or Sub-subcontractor or any other Person acting through or under Contractor or any Subcontractor or Sub-subcontractor file a lien or other encumbrance against all or any portion of the Work, the Land or the Stage 3 Facility, Contractor shall, at its sole cost and expense, remove and discharge, by payment, bond or otherwise, such lien or encumbrance within twenty (20) Days after
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receiving written notice of the filing of such lien or encumbrance. If Contractor fails to remove and discharge any such lien or encumbrance within such twenty (20) Day period, then to the extent that Owner has made undisputed payments to Contractor, Owner may, in its sole discretion and in addition to any other rights that it has under this Agreement, at law or equity, take any one or more of the following actions:
A.remove and discharge such lien and encumbrance using whatever means that Owner, in its sole discretion, deems appropriate, including the payment of settlement amounts that it determines in its sole discretion as being necessary to discharge such lien or encumbrance. In such circumstance, Contractor shall be liable to Owner for all damages, costs, losses and expenses (including all attorneys’ fees, and litigation expenses, and settlement payments) incurred by Owner arising out of or relating to such removal and discharge. All such damages, costs, losses and expenses shall be paid by Contractor no later than thirty (30) Days after receipt of each invoice from Owner;

B.seek and obtain an order granting specific performance from a court of competent jurisdiction, requiring that Contractor immediately discharge and remove, by bond, payment or otherwise, such lien or encumbrance. The Parties expressly agree that Owner shall be entitled to such specific performance and that Contractor shall be liable to Owner for all damages, costs, losses and expenses (including all attorneys’ fees, consultant fees and litigation expenses) incurred by Owner arising out of or relating to such specific performance action. Contractor agrees that the failure to discharge and remove any such lien or encumbrance will give rise to irreparable injury to Owner and Owner’s Affiliates, and further, that Owner and such Owner Affiliates will not be adequately compensated by damages; or
C.conduct the defense of any action in respect of (and any counterclaims related to) such liens or encumbrances as set forth in Section 17.7.
17.7Legal Defense. Not later than fifteen (15) Days after receipt of written notice from the Indemnified Party to the Indemnifying Party of any claims, demands, actions or causes of action asserted against such Indemnified Party for which the Indemnifying Party has indemnification, defense and hold harmless obligations under this Agreement, whether such claim, demand, action or cause of action is asserted in a legal, judicial, arbitral or administrative proceeding or action or by notice without institution of such legal, judicial, arbitral or administrative proceeding or action, the Indemnifying Party shall affirm in writing by notice to such Indemnified Party that the Indemnifying Party will indemnify, defend and hold harmless such Indemnified Party and shall, at the Indemnifying Party’s own cost and expense, assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to be represented therein by advisory counsel of its own selection, and at its own expense; and provided further that if the defendants in any such action or proceeding include the Indemnifying Party and an Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the Indemnifying Party, such Indemnified Party shall have the right to select up to one (1) separate counsel to participate in the defense of such action or proceeding on its own behalf at the expense of the Indemnifying Party. In the event of the failure of the Indemnifying Party to perform fully in accordance with the defense
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obligations under this Section 17.7, such Indemnified Party may, at its option, and without relieving the Indemnifying Party of its obligations hereunder, so perform, but all damages, costs, losses and expenses (including all attorneys’ fees, consultant fees and litigation expenses, settlement payments and judgments) so incurred by such Indemnified Party in that event shall be reimbursed by the Indemnifying Party to such Indemnified Party, together with interest on same from the date any such cost and expense was paid by such Indemnified Party until reimbursed by the Indemnifying Party at the interest rate set forth in this Agreement.

17.8Enforceability.
A.Except as otherwise set forth above, the indemnity, defense and hold harmless obligations for personal injury, illness or death or property damage under this Agreement shall apply regardless of whether the Indemnified Party was concurrently negligent (whether actively or passively), it being agreed by the Parties that in this event, the Parties’ respective liability or responsibility for such damages, costs, losses and expenses under this Agreement shall be determined in accordance with the principles of comparative negligence.
B.In the event that any indemnity provisions in this Agreement are contrary to the law governing this Agreement, then the indemnity obligations applicable hereunder shall be applied to the maximum extent allowed by Applicable Law. Each Party acknowledges specific payment of *** U.S. Dollars (U.S. $***) as legal consideration for the indemnity obligations as may be provided in this Agreement.
ARTICLE 18
DISPUTE RESOLUTION
18.1Negotiation. In the event that any claim, dispute, controversy, difference, disagreement, or grievance (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise) arising out of, connected with or relating in any way to this Agreement (including the construction, validity, interpretation, termination, enforceability or breach of this Agreement) (“Dispute”) cannot be resolved informally within thirty (30) Days after the Dispute arises, either Party may give written notice of the Dispute (“Dispute Notice”) to the other Party requesting that a senior executive from each Party meet to resolve the Dispute. Each such senior executive shall have full authority to resolve the Dispute and shall meet at a mutually agreeable time and place within thirty (30) Days after receipt by the non-notifying Party of such Dispute Notice, and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the Dispute. Such negotiations shall be held in Houston, Texas or at another location mutually agreed in writing. In no event shall this Section 18.1 be construed to limit either Party’s right to take any action under this Agreement, including Owner’s rights under Section 16.1. Notwithstanding the foregoing, in the event of a Dispute regarding (a) whether a specific item of Work meets the definition of Punchlist under Article 1 in connection with Section 11.5 or (b) if and when Substantial Completion or Final Completion has occurred, as applicable, in accordance with Section 11.3 or 11.6, representatives of Owner’s senior executive and Contractor’s senior executive shall meet immediately upon request of either Party to attempt to resolve such Dispute. Each such executive representative shall have full authority to resolve
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such Dispute and shall meet in person at a mutually agreeable time and place. The Parties agree that if any such Dispute is not resolved within ninety (90) Days after either Party’s request for such meeting between senior executives, then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Section 18.2.

18.2Arbitration. Any arbitration held under this Agreement shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 18.2, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The arbitration held under this Agreement shall be decided by three (3) arbitrators, appointed as follow: each Party shall be permitted to choose one (1) arbitrator, and the two (2) arbitrators chosen by the Parties shall choose the third arbitrator in accordance with the AAA Rules, who will serve as the chairperson of the tribunal. If Contractor and Guarantor are both parties to the arbitration, then Contractor and Guarantor shall collectively appoint one arbitrator, and Owner shall appoint the second arbitrator (and the third will be appointed by the first two, as set forth above). The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties, and the successors and permitted assigns of any of them. At either Party’s option, (i) any other Person may be joined as an additional party to any arbitration conducted under this Section 18.2, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any dispute between the Parties and (ii) any arbitration conducted under the novation agreement (pursuant to a signed Novation Agreement in the form of Attachment HH) (“Novation Agreement”) may be consolidated with any arbitration conducted under this Agreement, with the arbitration under this Agreement continuing, provided that there are common issues of fact or law involved in such arbitrations. Contractor agrees, upon Owner’s election, to the joinder of Guarantor as an additional party to any arbitration conducted under this Section 18.2 and to the joinder of Contractor to any arbitration between Owner and Guarantor arising out of or relating to the Project. Requests for joinder of Guarantor as an additional party to the arbitration between the Parties must be submitted to the AAA within sixty (60) days after the establishment of the panel (including the appointment of the third arbitrator and the resolution of any challenges for cause). For the selection of arbitrators in any arbitration involving Contractor and Guarantor, the Parties agree that Contractor and Guarantor shall be considered as one party. If a consolidation of arbitrations under this Agreement and the Novation Agreement occur, for the purposes of selecting arbitrators, the Outgoing Party and Incoming Party (as defined in the Novation Agreement) shall be considered one party. The
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arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

18.3Continuation of Work during Dispute. Notwithstanding any Dispute, it shall be the responsibility of each Party to continue perform its obligations under this Agreement pending resolution of the Dispute. Except to the extent provided in Sections 16.4 or 16.5, Contractor shall have no right to cease performance hereunder or to permit the prosecution of the Work to be delayed. Owner shall, subject to its right to withhold or offset amounts pursuant to this Agreement, continue to pay Contractor undisputed amounts in accordance with this Agreement. In no event shall the occurrence of any negotiation, litigation or arbitration prevent or limit either Party from exercising its rights under this Agreement, including either Party’s right to terminate pursuant to Article 16.
ARTICLE 19
CONFIDENTIALITY

19.1Contractor’s Obligations. Contractor hereby covenants and warrants that Contractor and its employees and agents shall not (without in each instance obtaining Owner’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person any of the following information, whether disclosed prior to or after the Agreement Date: any information relating to the business, products, services, intellectual property rights, research or development, clients or customers of any member of the Owner Group, or relating to similar information of a third party who has entrusted such information to Owner or any member of the Owner Group (hereinafter individually or collectively, “Owner’s Confidential Information”). Prior to disclosing Owner’s Confidential Information to any member of Contractor Group, Subcontractor, or Sub-subcontractor as necessary to perform their obligations under this Agreement, Contractor shall bind such Subcontractor (and potential Subcontractors) or Sub-subcontractor (and potential Sub-subcontractors) to confidentiality obligations that are no less restrictive than those contained in this Section 19.1. Nothing in this Section 19.1 or this Agreement shall in any way prohibit Contractor or any of its Subcontractors or Sub-subcontractors from making commercial or other use of, selling, or disclosing any of their respective Contractor’s Intellectual Property or Third Party Intellectual Property.
19.2Owner’s Obligations. Owner hereby covenants and warrants that Owner and its employees and agents shall not (without in each instance obtaining Contractor’s or Chart’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person (a) any estimating or pricing methodologies or pricing information of Contractor or its Subcontractors or Sub-subcontractors relating to the Project, including the Equipment, or any proprietary construction execution practices, procedures and plans of Contractor, or (b) any schedule information of Contractor or its Subcontractors relating to the Work, each of which is conspicuously marked and identified in writing as confidential by Contractor (hereinafter individually or collectively, “Contractor’s Confidential Information”) or (c) the Third Party Intellectual Property of Chart (“Chart’s Confidential Information”). The Parties agree that Owner may disclose Contractor’s Confidential Information and Chart’s Confidential Information to any member of the Owner Group, Owner’s (or Owner’s Affiliates’) consultants, contractors (provided that with respect to (a) and (b) above, such consultants and contractors are not Competitors of Contractor, with the term “Competitors of Contractor” meaning any entity that is an EPC contractor in the LNG liquefaction industry), underwriters and attorneys, a bona fide prospective purchaser of all or a portion of Owner’s or any member of Owner Group’s assets or ownership interests, a bona fide prospective
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assignee of all or a portion of Owner’s interest in this Agreement, any proposed or actual users of the Stage 3 Facility, any proposed or actual Lenders and their representatives, rating agencies, regulatory bodies (including FERC) or any other party in relation to project financing for the Project, provided that Owner binds such persons by written agreement to confidentiality obligations no less stringent than those contained in this Section 19.2, and further provided that (a) Owner shall not disclose Chart’s Confidential Information to any Direct Competitor of Chart but Owner may, upon ten (10) Days’ written notice to Chart, disclose such Chart’s Confidential Information to a direct competitor of Chart for the purpose of repair of such cold box if Chart refuses to commence or perform such repair within the time as required for such repair by this Agreement and (b) Owner shall not disclose any proprietary intellectual property or information of Baker Hughes (“Baker”) contained in any Work Product that is related to the purchase of the Equipment supplied by Baker to any of the following: ***, ***, ***, ***, ***, ***, ***, or *** or any affiliated businesses of such contractors (“Baker Competitors”), provided that if Baker is unable to repair or refuses to repair the portion of the Work provided by Baker, Owner may provide such Work Product to any third party contractor other than Baker Competitors for the purpose of such repair. Notwithstanding the foregoing, Owner shall not be restricted in any way from the use or disclosure of the Work Product, and Owner shall be entitled to disclose to Persons that portion of Contractor’s Intellectual Property and Third Party Intellectual Property for which Owner has a license to use to the extent such disclosure is consistent with the purposes for which such license is granted pursuant to Sections 10.2, 10.5 and 10.6, provided that such recipients are bound to the confidentiality obligations similar to those in this Section 19.2 to the extent information disclosed to such recipients contains Contractor’s Confidential Information.
19.3Definitions. The term “Confidential Information” means one or more of Contractor’s Confidential Information, Chart’s Confidential Information and Owner’s Confidential Information, as the context requires. The Party having the confidentiality obligations with respect to such Confidential Information shall be referred to as the “Receiving Party” and the Party to whom such confidentiality obligations are owed shall be referred to as the “Disclosing Party.”
19.4Exceptions. Notwithstanding Sections 19.1 and 19.2, Confidential Information shall not include: (a) information which at the time of disclosure or acquisition is in the public domain, or which after disclosure or acquisition becomes part of the public domain without violation of this Article 19; (b) information which at the time of disclosure or acquisition was already in the possession of the Receiving Party or its employees or agents and was not previously acquired from the Disclosing Party or any of its employees or agents directly or indirectly; (c) information which the Receiving Party can show was acquired by such entity after the time of disclosure or acquisition hereunder from a third party without any confidentiality commitment, if, to the best of Receiving Party’s or its employees’ or agent’s knowledge, such third party did not acquire it, directly or indirectly, from the Disclosing Party or any of its employees or agents; (d) information independently developed by the Receiving Party without benefit of the Confidential Information; and (e) information which is required by Applicable Law or other agencies in connection with the Stage 3 Facility or any portion thereof to be disclosed; provided, however, that prior to such disclosure, the Receiving Party gives reasonable notice to the Disclosing Party of the information required to be disclosed and reasonably assists the Disclosing Party in seeking confidential treatment of such information.

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19.5Equitable Relief. The Parties acknowledge that in the event of a breach of any of the terms contained in this Article 19, the Disclosing Party would suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that the Disclosing Party shall be entitled to seek equitable relief therefor by injunction, in addition to any and all rights and remedies available to it at law and in equity, without the requirement of posting a bond.

19.6Term. The confidentiality obligations of this Article 19 shall survive the expiration or termination of this Agreement for a period of five (5) years following the expiration or earlier termination of this Agreement; provided however that obligations for Confidential Information of a trade secret shall survive as long as such information remains a trade secret, but in no event shall such obligation be less than five (5) years following same.

19.7Compliance. In order to ensure compliance with Section 19.1, Contractor shall, and shall require each of its Subcontractors to, implement and maintain internal systems and procedures that protect the Work Product that includes Owner’s Confidential Information from any other projects in which Contractor (or its Subcontractors) may be engaged. Such internal systems and procedures may include segregating Owner’s Confidential Information, applicable training and maintaining information access logs.
ARTICLE 20
LIMITATION OF LIABILITY
20.1Contractor Aggregate Liability. Notwithstanding anything to the contrary in this Agreement, Contractor Group shall not be liable to Owner Group under this Agreement or under any cause of action related to the subject matter of this Agreement, whether in contract, tort (including negligence), strict liability, products liability, indemnity, contribution, or any other cause of action, for cumulative aggregate amounts in excess of *** U.S. Dollars (U.S. $***) and Owner shall release Contractor Group from any liability in excess thereof; provided that, notwithstanding the foregoing, the limitation of liability and release set forth in this Section 20.1 shall not (a) apply in the event of Contractor’s fraud or Abandonment of the Work; (b) apply to Contractor’s obligation to deliver to Owner full legal title to and ownership of all of the Work; (c) apply to Contractor’s indemnification obligations for third party claims under this Agreement under Sections 17.1A, 17.1B, 17.1C, 17.1E, 17.2A or 17.2C or its obligations under Sections 8.2A, 9.1E, 17.5 or 17.6; or (iv) include the payment of proceeds under any insurance policy of Contractor required to be provided under this Agreement. In no event shall the limitation of liability set forth in this Section 20.1 be in any way deemed to limit Contractor’s obligation under this Agreement to perform all Work for the compensation provided under this Agreement, including achieving Substantial Completion and Final Completion. For avoidance of doubt, amounts paid to Owner by Contractor for Liquidated Damages shall be counted against the limitation of liability set forth in this Section 20.1. For the purposes of this Section 20.1 and Section 20.4, the term “third party” means any Person other than Owner Group or Contractor Group, except that “third party" expressly includes employees, officers and directors of Owner Group and Contractor Group.

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20.2Limitation on Contractor’s Liability for Liquidated Damages.

A.DELAY LIQUIDATED DAMAGES FOR TRAIN 1. SUBJECT TO SECTION 20.2I, CONTRACTOR’S MAXIMUM LIABILITY TO OWNER FOR TRAIN 1 DELAY LIQUIDATED DAMAGES SHALL BE *** U.S. DOLLARS (U.S. $***) IN THE AGGREGATE.

B.DELAY LIQUIDATED DAMAGES FOR TRAIN 2. SUBJECT TO SECTION 20.2I, CONTRACTOR’S MAXIMUM LIABILITY TO OWNER FOR TRAIN 2 DELAY LIQUIDATED DAMAGES SHALL BE *** U.S. DOLLARS (U.S. $***) IN THE AGGREGATE.

C.DELAY LIQUIDATED DAMAGES FOR TRAIN 3. SUBJECT TO SECTION 20.2I, CONTRACTOR’S MAXIMUM LIABILITY TO OWNER FOR TRAIN 3 DELAY LIQUIDATED DAMAGES SHALL BE *** U.S. DOLLARS (U.S. $***) IN THE AGGREGATE.

D.DELAY LIQUIDATED DAMAGES FOR TRAIN 4. SUBJECT TO SECTION 20.2I, CONTRACTOR’S MAXIMUM LIABILITY TO OWNER FOR TRAIN 4 DELAY LIQUIDATED DAMAGES SHALL BE *** U.S. DOLLARS (U.S. $***) IN THE AGGREGATE.

E.DELAY LIQUIDATED DAMAGES FOR TRAIN 5. SUBJECT TO SECTION 20.2I, CONTRACTOR’S MAXIMUM LIABILITY TO OWNER FOR TRAIN 5 DELAY LIQUIDATED DAMAGES SHALL BE *** U.S. DOLLARS (U.S. $***) IN THE AGGREGATE.

F.DELAY LIQUIDATED DAMAGES FOR TRAIN 6. SUBJECT TO SECTION 20.2I, CONTRACTOR’S MAXIMUM LIABILITY TO OWNER FOR TRAIN 6 DELAY LIQUIDATED DAMAGES SHALL BE *** U.S. DOLLARS (U.S. $***) IN THE AGGREGATE.

G.DELAY LIQUIDATED DAMAGES FOR TRAIN 7. SUBJECT TO SECTION 20.2I, CONTRACTOR’S MAXIMUM LIABILITY TO OWNER FOR TRAIN 7 DELAY LIQUIDATED DAMAGES SHALL BE *** U.S. DOLLARS (U.S. $***) IN THE AGGREGATE.

H.PERFORMANCE LIQUIDATED DAMAGES. SUBJECT TO SECTION 20.2I, CONTRACTOR’S MAXIMUM LIABILITY TO OWNER FOR PERFORMANCE LIQUIDATED DAMAGES SHALL BE *** U.S. DOLLARS (U.S. $***), IN THE AGGREGATE.

I.EXCEPTIONS TO LIMITATIONS OF LIABILITY UNDER SECTION 20.2. SECTION 20.2 SHALL NOT BE CONSTRUED TO LIMIT CONTRACTOR’S OBLIGATIONS OR LIABILITIES UNDER THIS AGREEMENT: (I) TO COMPLETE THE WORK FOR THE COMPENSATION PROVIDED UNDER THIS AGREEMENT, AND (II) WITH RESPECT TO WARRANTIES. FURTHER, THE LIMITS SPECIFIED IN THIS SECTION 20.2 SHALL NOT APPLY IN THE EVENT OF CONTRACTOR’S ABANDONMENT OF THE WORK.

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20.3Liquidated Damages in General.

A.Sole Remedy. Payment of any Liquidated Damages shall in no way affect Owner’s right to terminate this Agreement under Section 16.1A(ii), (iii) or (xii), or receive other Liquidated Damages contemplated in this Agreement for any other aspect of Contractor’s obligations hereunder. Without limitation of Owner’s rights to terminate under Section 16.1A(ii), (iii) or (xii) and subject to Section 20.3B:
1.Delay Liquidated Damages shall be the sole and exclusive remedy of Owner, and the sole and exclusive liability of Contractor, for delay in achieving the Guaranteed Substantial Completion Dates set forth in Section 5.3A; and
2.Performance Liquidated Damages shall be the sole and exclusive remedy of Owner, and the sole and exclusive liability of Contractor, for failure of the Work to achieve any of the Performance Guarantees provided that the Minimum Acceptance Criteria is achieved and Contractor complies with its corrective action obligations under Section 11.4A.
B.Not a Penalty. Damages do not constitute a penalty and the Parties, having negotiated in good faith for such specific Liquidated Damages and having agreed that the amount of such Liquidated Damages is reasonable in light of the anticipated harm caused by the failure of Contractor to achieve the same and the difficulties of proof of loss and inconvenience or non-feasibility of obtaining any adequate remedy, will be estopped from contesting the validity or enforceability of such Liquidated Damages. In the event any Contractor, Guarantor or anyone on their behalf successfully challenges the enforceability of the per Day amount of any Delay Liquidated Damages or the per unit rate of any Performance Liquidated Damages, Contractor specifically agrees to pay Owner all actual damages incurred by Owner in connection with such breach, including any and all Consequential Damages (such as loss of profits and revenues, business interruption, loss of opportunity and use) and all costs incurred by Owner in proving the same (including all attorneys’ fees, and litigation or arbitration expenses) without regard to any limitations whatsoever set forth in this Agreement other than (i) the Liquidated Damages caps in Section 20.2 that would have applied had the Liquidated Damages not been successfully challenged and (ii) the overall limit of liability in Section 20.1. For the avoidance of doubt, this Section 20.3 shall not preclude Contractor from contesting whether it is responsible for (1) delays giving rise to Owner’s claims for Delay Liquidated Damages or (2) the failure to achieve the Performance Guarantees.
20.4Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY INCLUDED ELSEWHERE IN THIS AGREEMENT, NONE OF OWNER GROUP OR CONTRACTOR GROUP (NOR THEIR SUBCONTRACTORS OR SUB-SUBCONTRACTORS) SHALL BE LIABLE UNDER THIS AGREEMENT OR UNDER ANY CAUSE OF ACTION RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, INDEMNITY, CONTRIBUTION, OR ANY OTHER CAUSE OF ACTION, AT LAW OR IN EQUITY, FOR AND OWNER GROUP SHALL RELEASE THE CONTRACTOR GROUP AND THEIR SUBCONTRACTORS OR SUB-SUBCONTRACTORS, AND CONTRACTOR GROUP AND THEIR SUBCONTRACTORS OR SUB-SUBCONTRACTORS SHALL RELEASE OWNER GROUP, FROM AND AGAINST ANY LIABILITY FOR SUCH CONSEQUENTIAL DAMAGES; PROVIDED THAT
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THE EXCLUSION OF LIABILITY SET FORTH IN THIS SECTION 20.4 (A) IS NOT INTENDED TO PREVENT CONTRACTOR FROM RECEIVING PROFIT TO THE EXTENT THAT CONTRACTOR IS ENTITLED TO RECEIVE SUCH PROFIT UNDER THE PROVISIONS OF THIS AGREEMENT; (B) SHALL NOT APPLY TO LIQUIDATED DAMAGES; (C) SHALL NOT APPLY TO CONTRACTOR’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT FOR DAMAGES CLAIMED BY ANY THIRD PARTY OR OWNER’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT FOR DAMAGES CLAIMED BY ANY THIRD PARTY; AND (D) SHALL NOT APPLY WHERE CONSEQUENTIAL DAMAGES ARE EXPRESSLY PERMITTED UNDER SECTION 20.3B.

20.5Exclusive Remedy. Where a remedy specified in this Agreement is expressly stated to be a Party’s sole and exclusive remedy, it is intended that such remedy shall be the sole and exclusive remedy of such Party for the matter in question, notwithstanding any remedy otherwise available at law or in equity.
20.6Application of Liability Limitations. Except to the extent expressly prohibited by Applicable Law, the waivers and disclaimers of liability, releases from liability, exclusions, limitations and apportionments of liability and indemnities expressed in this Agreement shall apply even in the event of fault, negligence (in whole or in part), strict liability, breach of contract or otherwise of the Party released or whose liability is waived, disclaimed, limited, fixed or indemnified and shall extend in favor of members of the Owner Group and the Contractor Group.
ARTICLE 21
MISCELLANEOUS PROVISIONS
21.1Entire Agreement. This Agreement, including the Attachments and Schedules attached to and incorporated into this Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof. There are no other oral understandings, terms or conditions, and neither Party has relied upon any representation, express or implied, not contained in this Agreement. Without limitation, any services performed, or to be performed, by Contractor under any prior agreement(s) related to the Project, including the FEED Verification Agreement (and all Change Orders executed thereunder, including the Early Works Change Order), are deemed to have been performed under this Agreement, and this Agreement shall supersede such prior agreement(s), except that the FEED Verification Agreement shall remain in force for any portion of the Stage 3 Project that is not part of this Agreement.
21.2Amendments. Other than Unilateral Change Orders issued by Owner to Contractor pursuant to Section 6.2D, no change, amendment or modification of this Agreement shall be valid or binding upon the Parties hereto unless such change, amendment or modification is in writing and duly executed by both Parties hereto.
21.3Joint Effort. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.
21.4Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained herein.
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21.5Notice. Any notice, demand, offer, or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be either (a) hand delivered; (b) delivered by same-Day or overnight courier; or (c) delivered by certified mail, return receipt requested, to the other Party at the address set forth below. Notices, demands, offers and other communications may be delivered via email as a courtesy; however, delivery in such manner shall not be deemed to fulfill the notice requirements of this Section 21.5.

A.If delivered to Owner:
Corpus Christi Liquefaction Stage III, LLC
700 Milam, Suite 1900
Houston, Texas 77002
Attn: ***
Facsimile: ***
Email: ***
with a copy to:
Corpus Christi Liquefaction Stage III, LLC
700 Milam, Suite 1900
Houston, Texas 77002
Attn: ***
Facsimile: ***
Email: ***
B.If delivered to Contractor:
Bechtel Energy Inc.
3000 Post Oak Boulevard
Houston, Texas 77056
Attn: ***
Email: ***
with a copy to:
Bechtel Energy Inc.
3000 Post Oak Boulevard
Houston, Texas 77056
Attn: ***
Email: ***
Each Party shall have the right to change the place to which notice shall be sent or delivered by sending a similar notice to the other Party in like manner. Notices, demands, offers or other written instruments shall be deemed to be received: (1) if delivered by hand, by same-day or overnight courier service, or certified mail on the date actually received at the address of the intended recipient; or (2) if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the
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machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number.
21.6Severability. If any provision or part thereof in this Agreement is determined to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will not impair the operation of or affect those remaining portions of such provision and this Agreement that are legal, valid and enforceable. Such provision or part thereof will be modified so as to be legal, valid and enforceable consistent as closely as possible with the intent of the original language of such provision or part thereof and shall be enforced to the extent possible consistent with Applicable Law. If the illegality, invalidity or unenforceability of such provision or part thereof cannot be modified consistent with the intent of the original language, such provision will be deleted and treated as if it were never a part of this Agreement and shall not affect the validity of the remaining portions of the provision or this Agreement.

21.7Assignment.
A.Neither Party may assign or novate its rights or responsibilities under this Agreement without the prior written consent of the non-assigning/novating Party hereto; provided that Owner may elect to assign and/or elect to novate this Agreement, all rights, title and interest in this Agreement, the Work Product and all intellectual property rights, and all liabilities and obligations related thereto, without Contractor’s consent, to either (i) a wholly owned Affiliate of Cheniere Energy, Inc. or (ii) any Person that purchases the Stage 3 Facility from Owner provided that, it shall be a condition precedent to the effectiveness of any such novation or assignment that: (a) Owner has transferred its ownership interest in the Stage 3 Facility to the Affiliate or other Person that is the proposed assignee or novatee; (b) such Affiliate or other Person shall be capable of making, and shall make, the representations and warranties in Section 15.1E of this Agreement; and (c) such Affiliate or Person provides Contractor with a statement, signed by a duly authorized officer of such entity, confirming that such assignee or novatee has sufficient funds, which may be through financing, to fulfill its payment obligations under this Agreement as payments become due hereunder. Subject to the foregoing, upon Owner’s election to novate this Agreement pursuant to the foregoing, the Parties and the incoming party shall enter into the Novation Agreement attached here to as Attachment HH.
B.In addition to the assignment and novation as expressly provided in Section 21.7A above, this Agreement may be assigned by either Party only upon the prior written consent of the non-assigning Party hereto, except that: (i) Owner may assign this Agreement and all rights, title and interest in this Agreement to any of its Affiliates by providing notice to Contractor; and (ii) Owner may for the purpose of providing collateral, assign, pledge and/or grant a security interest in this Agreement to any Lender without Contractor’s consent by providing notice to Contractor. Upon written notice to Contractor, Contractor will execute any document required by Owner, acting reasonably, to effect such assignment and/or pledge or grant. When duly assigned in accordance with this Section 21.7B, this Agreement shall be binding upon and shall inure to the benefit of the assignee, provided that any assignment by Contractor or Owner (but not novation) pursuant to this Section 21.7B shall not relieve Contractor or Owner (as applicable) of any of its obligations or liabilities under this Agreement, nor shall any such assignment discharge Guarantor of its obligations under the Parent Guarantee.
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C.The Parties only rights to assign or novate this Agreement are set forth in this Section 21.7. Any assignment and/or novation not in accordance with this Section 21.7 shall be void and without force or effect.

21.8No Waiver. Any failure of either Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the term of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provisions.
21.9Governing Law. This Agreement, including the interpretation and enforcement thereof, and the resolution of all disputes between the Parties arising out of or resulting from this Agreement, shall be governed by, interpreted and construed in accordance with the laws of Texas, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Texas. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement and shall be disclaimed in and excluded from any Subcontracts entered into by Contractor in connection with the Work or the Stage 3 Facility.
21.10Foreign Corrupt Practices Act. Contractor shall, and Contractor shall cause each of its Subcontractors and Sub-subcontractors, and the agents and employees of such Subcontractors and Sub-subcontractors, comply with all provisions of the Foreign Corrupt Practices Act of the United States 15 U.S.C. § 78dd-1 to -3, as amended (“FCPA”) and the requirements of the Organization for Economic Co-operation and Development’s (“OECD”) Convention on Combating Bribery of Foreign Public Officials in International Business Transactions. Contractor (or its Subcontractors and Sub-subcontractors, and the agents and employees of such Subcontractors and Sub-subcontractors) shall not (a) make direct or indirect payments of a corrupt nature, to employees, agents or public employees of a government, or candidates or active members of political parties, in order to obtain or maintain business, or (b) take any action that could result in Contractor, Owner or any of their Affiliates becoming subject to any action, penalty or loss of benefits under the FCPA or OECD.
21.11Successors and Assigns. This Agreement shall be binding upon the Parties hereto, their successors and permitted assigns.
21.12Attachments and Schedules. All Attachments and Schedules are incorporated into this Agreement by such reference and shall be deemed to be an integral part of this Agreement.
21.13Obligations. Nothing contained in this Agreement shall be construed as constituting a joint venture or partnership between Contractor and Owner.
21.14Further Assurances. Contractor and Owner agree to provide such information, execute and deliver any such instruments and documents and to take such other actions as may be necessary or reasonably requested by the other Party that are not inconsistent with the provisions of this Agreement and that do not involve the assumptions of obligations (including liabilities) greater than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement. In addition, Contractor agrees to cooperate with any Lender (a) to supply such information and documentation, (b) to grant such written consents to the assignment of this Agreement, (c) to execute such amendments to this Agreement as any Lender may require to the extent that the requested
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changes do not materially adversely affect the rights and obligations or limitations of liability of Contractor hereunder, and (d) to take such action or execute such documentation as any Lender shall reasonably require.
21.15Priority. The documents that form this Agreement are listed below in order of priority, with the document having the highest priority listed first and the one with the lowest priority listed last. Subject to Article 1 under the definition of Applicable Codes and Standards regarding conflicts or inconsistencies between any Applicable Codes and Standards, in the event of any conflict or inconsistency between a provision in one document and a provision in another document, the document with the higher priority shall control. In the event of a conflict or inconsistency between provisions contained within the same document, then the provision that imposes the more specific obligation on the part of Contractor that complies with Applicable Law shall control. This Agreement is composed of the following documents, which are listed in priority:
A.Change Orders or written amendments to this Agreement;
B.These Terms and Conditions; and
C.Attachments to this Agreement.
21.16Restrictions on Public Announcement. Neither Contractor nor its Subcontractors or Sub-subcontractors shall (a) publish or cause to be made public any photographs of any part of the Stage 3 Facility or (b) issue a press release, advertisement, publicity material, prospectus, financial document or similar matter, or (c) participate in a media interview that mentions or refers to the Work, the Project or any part of the Stage 3 Facility without the prior written consent of Owner, not to be unreasonably withheld, provided that Contractor shall not be required to obtain Owner’s prior written consent of Contractor’s issuance of a press release to correct any errors made by Owner concerning Contractor in a prior press release issued by Owner if Contractor first gives Owner five (5) Days’ prior written notice of Contractor’s intent to issue such corrective press release and an opportunity of Owner to correct such error within such five (5) Day period. Under no circumstance shall Contractor permit third parties access on the Land who are not involved in the performance of the Work without prior written consent of Owner.
21.17Parent Guarantee. On or before the Agreement Date, Guarantor shall provide an irrevocable, unconditional parent guarantee in the form attached as Attachment U, hereto, respectively (“Parent Guarantee”) guaranteeing the full and faithful performance of Contractor under this Agreement.
21.18Language. This Agreement and all notices, communications and submittals between the Parties pursuant to this Agreement shall be in the English language.
21.19Counterparts. This Agreement may be signed in any number of counterparts and each counterpart (when combined with all other counterparts) shall represent a fully executed original as if one copy had been signed by each of the Parties. Facsimile signatures shall be deemed as effective as original signatures.
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21.20Owner’s Lender. In addition to other assurances provided in this Agreement, Contractor acknowledges that Owner intends to obtain project financing associated with the Project and Contractor agrees to cooperate with Owner and Lender (including Independent Engineer) in connection with such project financing, including entering into appropriate and reasonable direct agreements with Lender (which shall be substantially in the form of Attachment AA), covering matters that are customary in project financings of this type such as Lender assignment or security rights with respect to this Agreement, direct notices to Lender, step-in/step-out rights, access by Lender’s representative and other matters applicable to such project financing. Contractor acknowledges and agrees that Owner’s ability to fulfill its financial obligations under this Agreement is contingent upon the closing of such project financing and agrees further that in the event Owner does not obtain such project financing, Owner shall not be liable to Contractor by reason of any terms and conditions contained in or connected with this Agreement, except for any Work performed by Contractor in accordance with this Agreement under an LNTP and any amounts owed under Section 16.2.

21.21Potential Lenders, Potential Equity Investors and Equity Participants.
A.Potential Lenders. Owner shall provide to Contractor (i) the identity of Potential Lenders that have signed confidentiality agreements with Owner and (ii) a copy of the preliminary information memorandum or preliminary offering circular distributed to such Potential Lenders and any final loan agreements executed with Owner and such Potential Lenders. As used herein, “Potential Lender” shall mean any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended) and which extends credit, buys loans and is in the business of lending as one of its businesses.
B.Potential Equity Investors. Prior to disclosure of any Work Product by Owner to any potential equity investor in Owner in connection with the Project, Owner shall (i) obtain Contractor’s written consent (such consent not to be unreasonably withheld) to the description of the Work Product to be disclosed, and (ii) obtain a waiver from such potential equity investor agreeing that it is not relying upon such Work Product in making any investment decision in connection with the Project and waiving and releasing any claim it may have against Contractor or Contractor’s Affiliates and its Subcontractors and Sub-subcontractors on account of any such reliance or purported reliance. Owner acknowledges and agrees that each potential equity investor shall be an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.
C.Equity Participants. Owner’s successors, assigns and any future recipient of any equity ownership in Owner shall be bound by the releases and limitations on liability and other protections of Contractor set forth this Agreement, and Owner shall obtain the express written agreement of such equity participants to be bound by such releases, limitations of liability and other protections of Contractor. For the avoidance of doubt, a Lender shall not be considered to have an equity ownership in Owner merely because it takes collateral assignment or security rights with respect to this Agreement, exercises step-in/step-out rights or otherwise exercises its rights as a Lender.

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21.22Liquefaction Facility.
A.Notwithstanding anything to the contrary in this Agreement, (i) the work performed under the Stage 1 EPC Agreement is governed by the Stage 1 EPC Agreement, (ii) the work performed under the Stage 2 EPC Agreement is governed by the Stage 2 EPC Agreement, and (iii) the Work performed under this Agreement is governed by this Agreement.
B.In addition and notwithstanding anything to the contrary in this Agreement, Contractor acknowledges that it shall not be entitled to any modification of the Contract Price, Guaranteed Substantial Completion Dates or any other Changed Criteria under this Agreement arising out of or resulting to (i) any acts or omissions of Contractor or any of its subcontractors or sub-subcontractors in connection with the Stage 1 EPC Agreement or the Stage 1 Liquefaction Facility, or the Stage 2 EPC Agreement or the Stage 2 Liquefaction Facility, or (ii) any act, instruction or direction by Owner or anyone acting for or on behalf of Owner in accordance with the Stage 1 EPC Agreement or the Stage 2 EPC Agreement; provided that in no case shall this be interpreted to entitle Contractor to a change, but instead Contractor shall only be entitled to relief to the extent permitted under Article 6. Similarly, notwithstanding anything to the contrary in this Agreement, Contractor acknowledges that it shall not be entitled to any modification of the contract price, project schedule or any other changed criteria under the Stage 1 EPC Agreement or the Stage 2 EPC Agreement arising out of or relating to (i) any acts or omissions of Contractor or any of its Subcontractors or Sub-subcontractors in connection with this Agreement, or (iii) any act instruction or direction by Owner or anyone acting for or on behalf of Owner in accordance with this Agreement.
C.Without limiting the foregoing, the waivers and disclaimers of liability, releases from liability, exclusions, limitations and apportionments of liability and indemnities expressed in the Stage 1 EPC Agreement, the Stage 2 EPC Agreement and this Agreement shall apply to the work performed under each agreement respectively and shall not supersede any such rights, obligations or liabilities that arise out of the other agreement, as applicable.
21.23Survival. Article 8, Article 9, Article 10, Article 12, Article 14, Article 15, Article 16, Article 17, Article 18, Article 19, Article 20, Sections 3.6, 3.8, 3.13, 3.17, 4.9, 8.1, 11.9, 21.7, 21.9, 21.17, 21.21 and this Section 21.23 shall survive termination or expiration of this Agreement, in addition to any other provisions which by their nature should, or by their express terms do, survive or extend beyond the termination or expiration of this Agreement.
[Signature Page Follows]
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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Agreement Date:

Owner:

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:	/s/***
Name:	***
Title:	***

Contractor:

BECHTEL ENERGY INC.

By:	/s/***
Name:	***
Title:	***
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ATTACHMENT A
SCOPE OF WORK
This Attachment A is comprised of the Scope of Work (Attachment A, Schedule A-1) and Basis of Design (Attachment A, Schedule A-2). The priority of these documents is set forth in Section 1.5 of Attachment A, Schedule A-1.
Nothing in this Attachment A shall relieve Contractor of, or reduce, any of its obligations under the Agreement, including its obligations to achieve Substantial Completion of the Project in accordance with the Agreement.
The Parties hereby agree that the Drawings, Specifications and other documents listed in this Attachment A are incorporated by reference into the Agreement and form a part of the Scope of Work and such documents are fully incorporated into the Agreement as if fully repeated therein.
The Parties agree and acknowledge that the Drawings and Specifications listed in this Attachment A and referenced elsewhere in this Attachment A are preliminary in nature, generally reflect the Work required to be performed by Contractor under the Agreement, but do not reflect all Work required to be performed under the Agreement and may require revision in order to comply with all of the requirements of the Agreement.

A-1-1

ATTACHMENT A, SCHEDULE A-1

SCOPE OF WORK

ARTICLE 1 SCOPE REQUIREMENTS		5
1.1	General Information	5
1.2	Summary of Contractor Scope	5
1.3	Definitions	6
1.4	Abbreviations	6
1.5	Priority of Documents	7
1.6	Regulatory Compliance	7
1.7	Third Party Authorities	7
1.8	Final Documentation	7

ARTICLE 2 MANAGEMENT AND SUPERVISION		8
2.1	Owner Management Philosophy	8
2.2	Project Execution Plan	8
2.3	Owner Accommodations at Contractor Project Offices	8

ARTICLE 3 ENGINEERING		9
3.1	Basis of Design	9
3.2	Engineering Execution Plan	9
3.3	Engineering Design	9
3.4	Operations & Maintenance Requirements	11

ARTICLE 4 PROCUREMENT AND MATERIAL CONTROL		12
4.1	General	12
4.2	Bid Packages	12
4.3	Expediting	12
4.4	Transportation of Material and Equipment to Site	12
4.5	Inspection	12
4.6	Material Management Plan (MMP)	13
4.7	Material Marking	14
4.8	Supply of Equipment	14
4.9	Supply of Bulk Material	14
4.10	Operating Consumables and First Fills	15
4.11	Supply of Capital Spare Parts	16
4.12	Procurement Assistance for 2 Years Operating Spare Parts	16
4.13	Procurement of Special Tools	16
4.14	Subcontractor Registry	17

ARTICLE 5 SUBCONTRACTS		17
5.1	General	17
5.2	Project Subcontract Plan	17
5.3	Bid Packages	17

ARTICLE 6 CONSTRUCTION		17
6.1	General	17
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6.2	Construction Requirements	19
6.3	Site Preparation	20
6.4	Site Access and Roads	20
6.5	Site Security	21
6.6	Scaffolding and Access Equipment	21
6.7	Craneage and Lifting Equipment	21
6.8	Medical Facilities	21
6.9	Sanitation	22
6.10	Temporary Facilities	22
6.11	Critical Weather Events	22
6.12	Labor Relations	23
6.13	Construction Utilities	23
6.14	Maintenance, Preservation/Protection of Equipment and Systems	25
6.15	Demobilization	25
6.16	Disposals	25

ARTICLE 7 QUALITY MANAGEMENT		26
7.1	Quality Assurance Requirements	26
7.2	Quality Plan	26

ARTICLE 8 COMMISSIONING AND START UP		26
8.1	Introduction	26
8.2	Project Commissioning Plan	27
8.3	Pre-Commissioning	27
8.4	Completions Database	30
8.5	Commissioning Dossier	30
8.6	Pre-Start-Up Activities & Reinstatement	30
8.7	Start-Up Assistance.	31
8.8	Operating and Maintenance Manuals.	31
8.9	Performance Tests	31
8.10	Emergency Shutdown Systems	31
8.11	Owner Operator Training	32
8.12	Vendor Training	32
8.13	Training Materials	32
8.14	Operations Activities Prior to Substantial Completion of All Trains	32

ARTICLE 9 DEMOBILIZATION		32

ARTICLE 10 PROJECT CONTROLS		33
10.1	General	33
10.2	Project Controls Plan	33
10.3	Program Reporting - Planning Network	33
10.4	Project Schedule	33
10.5	Progress Measurement	34
10.6	Progress Meetings and Minutes	34
10.7	Monthly Progress Reports	34

ARTICLE 11 CONTRACTOR INTERFACES		34
11.1	FERC Activities – Division of Responsibility	34
11.2	FERC Required Reports	37
11.3	Requirements of Department of Homeland Security	39
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11.4	Environmental Mitigation	40

ARTICLE 12 DETAILED SCOPE OF WORK – CONSTRUCTION		40
12.1	General	40
12.2	Welding and NDT Procedures and Qualification	40
12.3	Civil & Underground Works	40
12.4	Piping	42
12.5	Electrical	43
12.6	Instrumentation	43
12.7	Telecommunications	44
12.8	HVAC	44
12.9	Safety and Firefighting Equipment	45
12.10	Painting, Coating and Fireproofing	46
12.11	Insulation	46
12.12	Buildings and Architectural	47
12.13	Equipment	47
12.14	Steel Work	48
12.15	Interfaces and Tie-ins	48
12.16	Labeling and Tagging	48

ARTICLE 13 DETAILED SCOPE OF WORK – LOAD OUT & TRANSPORT		49
13.1	General	49
13.2	Forwarding	49
13.3	Marine Transportation of Equipment	50
13.4	Customs Clearance	50

ARTICLE 14 DETAILED SCOPE OF WORK – EQUIPMENT INSTALLATION		50

ARTICLE 15 DETAILED SCOPE OF WORK – COMMISSIONING		51
15.1	Commissioning of Utilities	51
15.2	Witness of Commissioning Activities	51
15.3	Approved Safety Systems	51
15.4	Additional Measures	51
15.5	Number of positions which will be provided by Owner	51
15.6	General	51
15.7	Contractor’s Responsibilities	52

A-1-4

ARTICLE 1
SCOPE REQUIREMENTS
1.1General Information
A.This Scope of Work provides an overall description of Contractor’s responsibilities for the design, engineering, procurement, manufacture, management, construction, installation, testing, commissioning, start-up, initial operations, and Performance Tests of the Project.
B.The Site is located on the south side of Texas State Highway 35, in San Patricio County, with State Plane coordinates of N 17214687.11, E1379663.90 and as further defined in Attachment Z. The physical address of the Corpus Christi LNG Site is 554 Hwy 35, Gregory, TX 78359. The Project consists mainly of seven (7) LNG Trains and their associated facilities. All of these are further detailed in the Basis of Design (Attachment A, Schedule A-2).
C.All obligations and responsibilities referred to in this Attachment A are Contractor’s obligations and responsibilities, unless expressly stated to be the obligation of Owner or a third party.
D.References in this Attachment A to any “Section” or “Article” shall mean the sections or articles of this Attachment A, unless express reference is made to another section or article of the Agreement.
1.2Summary of Contractor Scope
A.Except for items and services expressly excluded from Contractor’s Scope of Work as identified in the Agreement to be provided by Owner or others, Contractor’s responsibilities for the design, engineering, procurement, fabrication, manufacture, erection, installation, construction, management, inspection, repair (including Corrective Work), testing (including Performance Tests), training, pre-commissioning, commissioning and placing into service of the Project, and the required related labor and materials, shall generally include:
1.Detailed engineering design of the Project;
2.Development of Contractor deliverables as described in Attachment B;
3.Services to Owner;
4.Procurement, supply, and transportation of Equipment;
5.Mobilization and Site establishment;
6.Management, reporting and supervision of the Work;
7.Interfaces not covered in Owner scope;
8.Construction and installation of Project including temporary facilities for construction and hook up;
9.Care, maintenance and preservation of all Equipment until turnover;
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10.Pre-commissioning;
11.Commissioning, Ready for Start-Up, start-up;
12.Substantial Completion of each Train;
13.Performance Tests;
14.Performance of Corrective Work; and
15.Final Completion.
The detailed technical description of the facilities including drawings, data sheets, list, diagrams and specifications are contained in the Basis of Design (Attachment A, Schedule A-2).
1.3Definitions
“Project Offices” means Owner’s offices in Houston, TX, and at the Site.
“CCL Liquefaction Facility Tie-In Work” means Work required to be completed within the CCL Liquefaction Facility that is necessary to connect to the Stage 3 Facility for supply of utilities and receipt of LNG and condensate from the CCL Liquefaction Facility.
“Contractor Project Offices” means Contractor’s office in Houston, TX, India, and at the Site.
Any capitalized term used in this Attachment A which is defined in the Agreement shall have the same meaning as defined in the Agreement, unless a different meaning is expressly provided in this Attachment A.
1.4Abbreviations

AFC	Approved For Construction
CCTV	Closed Circuit Television
DOT	Department of Transportation
EDMS	Electronic Document Management System (Aconex)
EMT	Emergency Medical Team
ESD	Emergency Shutdown System
FEED	Front End Engineering Design
FERC	Federal Energy Regulatory Commission
GECP	Good Engineering and Construction Practices
HAZOP	Hazard and Operations Study
HV	High Voltage
HSSE	Health, Safety, Security & Environmental
HVAC	Heating and Ventilation Air Conditioning
IATA	International Air Transportation Association
IFC	Issued for Construction
IS	Intrinsically Safe
LNG	Liquefied Natural Gas
LV	Low Voltage
A-1-6

MCC	Motor Control Centre
MMP	Materials Management Plan
NDT	Non-Destructive Testing
NTP	Notice to Proceed
PPE	Personnel Protective Equipment
PQR	Procedure Qualification Record
PSV	Pressure Safety Valve
PWHT	Post Weld Heat Treatment
QA	Quality Assurance
QRA	Quantified Risk Analysis
RFFGI	Ready for Feed Gas Introduction
RFSU	Ready for Start Up
SIL	Safety Integrity Level
SIMOPS	Simultaneous Operations
WPQ	Welder Performance Qualification
WPS	Welding Procedure Specification
1.5Priority of Documents
A.In the event of any conflict or inconsistency between this Scope of Work, the Basis of Design, the FEED documents, or the scope of facilities, such conflict or inconsistency shall be resolved in accordance with the following order of priority, with the document having the highest priority listed first and the one with the lowest priority listed last:
1.Scope of Work (Attachment A, Schedule A-1);
2.Basis of Design (Attachment A, Schedule A-2);
3.Other FEED documents.
1.6Regulatory Compliance. This section sets out Owner’s minimum requirements of Contractor for the identification, dissemination and compliance with all aspects of Applicable Law and Applicable Codes and Standards. Contractor shall review, consider and comply with all aspects of Applicable Law and Applicable Codes and Standards and the relevant aspects of the above mentioned have been considered and built into all plans, procedures and instruction as necessary to comply with the intent of the same.
1.7Third Party Authorities
A.Contractor shall be responsible for certification required to achieve any registration(s) and/or Permits by Government Instrumentalities, except where noted in Attachment Q.
B.Any certificates and/or non-conformance reports shall be issued to Owner.
1.8Final Documentation. Contractor shall prepare and submit the final documentation to Owner in accordance with Attachment B.
A-1-7

ARTICLE 2
MANAGEMENT AND SUPERVISION
2.1Owner Management Philosophy. Owner’s Representative will utilize a team of Owner’s personnel or consultants, which will be resident in Contractor’s home office during engineering and procurement, and at Site during construction through commissioning, start-up, initial operations, and until Substantial Completion of all Trains, to facilitate prompt and accurate communications between Owner and Contractor.
2.2Project Execution Plan
A.Without prejudice to any other provision of this Attachment A or the Agreement which sets out specific requirements for any of the plans or documents listed below, within ninety (90) Days after Notice to Proceed, Contractor shall submit to Owner for review Contractor’s Project execution plan. Contractor shall also provide a schedule for development and finalization of the following plans, procedures, and other documents (Some of these documents may be included in the Project execution plan and do not need to be developed as a standalone document.) Contractor will prepare overall execution plan which will cover these sections.
1.Project objectives;
2.Project management;
3.Project engineering plan;
4.Document management plan;
5.Project Controls plan;
6.Project Procurement Plan;
7.Communications plan;
8.Subcontractor list;
9.Project Subcontract Plan;
10.HSE Plan;
11.Quality Control Plan;
12.Project construction plan;
13.Project commissioning plan;
14.Performance tests procedures; and
15.Operations training plan.
2.3Owner Accommodations at Contractor Project Offices
A-1-8

A.All security, furnishings, electrical power and other temporary utilities, lighting, telephones, facsimile, and high-speed internet access associated with the office accommodation below shall be provided by Contractor. This shall include the telecommunications line rentals. Owner will supply computers to Owner personnel as well as any necessary software to interface with Contractor’s project execution software. Owner will provide vehicles for its personnel. Contractor shall provide for and accommodate:
1.Up to a peak of fifty-five (55) Owner personnel at Contractor’s Houston home office, including non-reserved parking spaces, commencing with NTP and concluding with Substantial Completion of all Trains.
2.Up to ninety (90) Owner personnel at the Site during construction activities, including reserved parking area and two (2) covered parking spaces for site buggies for Owner personnel until Substantial Completion of all Trains.
3.Within one (1) month from issuance of LNTP No. 2 in the form of Schedule H-4 (or when the Parties otherwise mutually agree for Contractor to commence Site preparation), Contractor shall complete the renovation of the VIP trailer provided by Contractor under the Stage 2 EPC Contract in order to provide access to Owner personnel to a suitable space for office work until Substantial Completion of all Trains. Prior to commencing the renovation, Contractor shall provide Owner with the renovation plan for Owner review and comment. If at any time such VIP trailer becomes unavailable, for any reason, Contractor shall fulfill this obligation within eight (8) weeks by providing a VIP trailer substantially similar to the VIP trailer provided by Contractor under the Stage 2 EPC Contract, as renovated per the foregoing.
ARTICLE 3
ENGINEERING
3.1Basis of Design
A.Owner shall be responsible for providing those items of information expressly identified as “Rely Upon Information” in Attachment BB. Owner shall remain responsible for the accuracy of such information in accordance with 4.6A of the Agreement.
B.All other information constituting the Basis of Design or otherwise required for performance of the Work shall be provided or developed by Contractor, as applicable, and Contractor will be responsible for the accuracy, correctness and completeness thereof.
3.2Engineering Execution Plan. Contractor shall produce a detailed Engineering Execution Plan (“Engineering Execution Plan”) for review by Owner within ninety (90) Days after Notice to Proceed. Owner will provide comments within ten (10) Business Days following receipt. The Engineering Execution Plan shall provide a list of the procedures, plans, and execution methodologies to be used by Contractor to develop the engineering design in accordance with the Applicable Codes and Standards and the requirements of the Agreement.
3.3Engineering Design
A. In addition to any other engineering requirements specified in Attachment A or any other provision, Attachment or Schedule of the Agreement, the following services, Drawings and
A-1-9

Specifications shall be prepared and provided by Contractor in accordance with Attachment B in respect of all engineering disciplines during engineering of the Project:
1.Completing the engineering design documents, as required, which were developed by Contractor prior to the Agreement Date;
2.Provide engineering support for procurement, transportation, construction, commissioning and assistance to start-up;
3.Performance of all detailed studies, checks and reviews, procedures, and adaptation of design in all disciplines accordingly;
4.Developing and revising drawings sufficient for procurement of materials and Equipment, installation, construction, manufacture, fabrication, commissioning, start-up, testing, operation and maintenance of the Project;
5.Submission of documents for review and comment in accordance with Attachment B;
6.Lead, participate in and action results of technical reviews, including preparation and supply of all required documents for team members;
7.Evaluate and close technical inquiries;
8.Preparation of Equipment data sheets;
9.Preparation of engineering material requisitions and purchase requisitions, and amendments as necessary;
10.Technical evaluation for all major equipment;
11.Requisitions, and other technical documents and evaluations for the procurement of all necessary bulk material and Equipment;
12.Development and implementation of a plan for witnessing of factory tests at supplier’s shops for major equipment;
13.Drawings control, vendor data and documentation control using a computer database and Contractor’s document control procedure;
14.Provide supplier’s recommendations for operating spare parts and prepare final operating spare parts list;
15.Develop list of first fills and start-up consumables (including strainers and filters);
16.Development of technical documents for Subcontracts;
17.Provision of engineering support for procurement, construction and commissioning;
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18.Preparation of mechanical catalogues and vendor data books;
19.Provision of all Record As-Built Drawings and Specifications;
20.Drawings required for tie-ins;
21.Development of Equipment lists, instrument index, line lists;
22.Maintenance documentation for all equipment provided;
23.Participate in comprehensive technical design reviews for HAZOP, as required by Owner. An update of electrical HAZOP is not envisioned during detailed engineering. The reviews shall occur and HAZOP action items shall be closed out before completion of detailed design and IFC. Third party facilitation, paid by Owner, will be used to conduct the review meetings;
24.Participate in Layer of Protection Analysis review to define safety levels of critical control and safety systems not previously completed. Third party facilitation, paid by Owner, will be used to conduct the review meetings;
25.Support fire explosion risk analysis, which will be performed by third party hired by Owner;
26.Support QRA as required, which will be performed by a third party hired by Owner;
27.Support independent flare system review audit during detailed design – Contractor will be required to provide engineering deliverables related to the flare and relief system design to support audit to be done by third party (hired by Owner).
3.4Operations & Maintenance Requirements
A.Contractor will prepare and submit to Owner the following documents:
1.General operating procedures;
2.Operating manuals and specific procedures;
B.Project operability requirements will be considered and incorporated in the design of the Project, including the following:
1.All risks to Health, Safety, Environment and Security operations will be minimized in accordance with the Agreement and Contractor’s procedure. For purposes of this Attachment, “Contractor’s procedure” means procedures similar to the ones used by Contractor during the execution of the Stage 1 EPC Agreement and the Stage 2 EPC Agreement;
2.The alarms and control instruments shall easily be readable, ergonomically operable and accessible where required. Owner may participate in the alarm management review;
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3.Contractor shall consider adequate maintenance requirements in the design, procurement, construction, and commissioning of the Project, in accordance with the Agreement and Contractor’s procedure.
ARTICLE 4
PROCUREMENT AND MATERIAL CONTROL
4.1General
A.Contractor shall prepare a Project Procurement Plan that provides a list of the procedures, plans, and execution methodologies to be used by Contractor for procuring Equipment and entering into Subcontracts. Contractor shall produce a “Project Procurement Plan” for review by Owner within ninety (90) Days after Notice to Proceed, and Owner will provide review comments within seven (7) Business Days after receipt. The Project Procurement Plan shall address, at a minimum:
1.Procurement Organization;
2.Material Management plan;
3.Purchasing Plan;
4.Expediting Plan;
5.Inspection Plan; and
6.Logistics Plan.
4.2Bid Packages. Contractor shall be responsible for preparing and issuing bid packages or requests for all permanent Equipment and materials, or vendor technical services within the Scope of Work where required. Contractor shall receive the bids and perform the formal bid evaluations. Selection of such Subcontractors and execution of related Subcontracts shall comply with the approved Major Subcontractors and Sub-subcontractors list and the requirements of Section 2.4 of the Agreement.
4.3Expediting. Contractor shall perform all expediting of permanent equipment & materials, vendor data, vendor technical service representatives and documentation from inquiry through to delivery at Site. Contractor shall similarly expedite all replacement materials and associated documents, which are the subject of guarantee or insurance claims. Such expediting shall be performed as necessary for the duration of the Agreement.
4.4Transportation of Material and Equipment to Site. Contractor shall be fully responsible for the packaging, transportation, importation and customs clearance as applicable of all Equipment and materials to the Site. Contractor shall only use vessels that are acceptable to the marine cargo insurance providers.
4.5Inspection
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A.Contractor, equipment supplier or specialty subcontractor shall execute inspection of all Equipment in accordance with the Project Procurement Plan and include the following requirements:
1.Contractor equipment supplier or specialty subcontractor shall carry out inspection and testing required for Equipment, including Equipment on sub-order, in accordance with the Quality Plan set forth in Attachment Y, and Contractor shall be responsible for ensuring that Equipment is strictly in accordance with the specifications as defined in the purchase order;
2.Contractor shall specify the inspection requirements for each Equipment requisition in accordance with the engineering requirements and quality surveillance level.
3.Inspection shall be performed by qualified inspectors employed by Contractor;
4.Shop inspection shall be carried out by Contractor at both the point of manufacture and, where necessary, at the source of manufacturers’ sub-ordered materials;
5.Contractor shall be responsible for all quality assurance activities including Subcontractor inspection;
6.Contractor shall be responsible for arranging for and coordinating the use of inspection where required for specific Equipment in the country of origin, for statutory, insurance, or any other reason. Such requirement shall in no way relieve Contractor of its own responsibilities;
7.Provision shall be made for Owner to have the option of participating in preinspection meetings, inspection visits and test witnessing in accordance with Attachment Y, Article III. Contractor shall provide Owner with advance notice for its participation in witness points as follows: forty eight (48) hours prior notice of the actual scheduled date of each of the tests relating to such witness points at the Site and ten (10) Days’ prior notice of the actual scheduled date of each of the tests relating to such witness points for Work located off the Site; and
8.Contractor shall sanction the release of completed goods for shipment after final inspections have confirmed satisfactory completion through the issuance of an SQ 231 Material/Equipment Release for Shipment form in accordance with the approved Quality Plan.
4.6Material Management Plan (MMP)
A.Contractor shall be responsible for and shall carry out and maintain, throughout the duration of the Agreement, a Material Management Plan (“MMP”).
B.Contractor shall submit, ninety (90) Days after Notice to Proceed, its proposed MMP which shall include a list of Contractor’s procedures and plans for the use of appropriate computer systems to manage material control and to provide Owner with periodic status reports regarding the control of Equipment. Owner will provide comments within seven (7) Business Days following receipt.
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4.7Material Marking. All Equipment arriving on Site shall be inspected by Contractor to confirm that it is marked according to Project requirements, and purchase order instructions. The marking of each item will act as a cross-reference to associated documentation, Drawings and Work scope.
4.8Supply of Equipment
A.The supply of Equipment shall include:
1.The performance of all inspections, tests and provisions of Equipment certification requirements, in accordance with the material requisition as specified by Contractor engineering;
2.The supply of special tools and Construction Equipment as required and recommended by the Subcontractors for installation and maintenance (simultaneously with the relevant Equipment);
3.The supply of handling gear as required and recommended by the Subcontractors for installation and maintenance (simultaneously with the relevant Equipment);
4.The preparation of shipment or transport by sea, air or road, packing and marking, including approval by marine warranty surveyor wherever applicable;
5.Customs clearance in accordance to the agreed to contract terms;
6.Loading and off-loading operations, handling and movements, protection and preservation, storage and maintenance of Equipment and associated items at the storage area, fabrication site or prefabrication area, prior to delivery to Site;
7.Compliance with Subcontractors’ instructions and recommendations for transportation, handling, storage and preservation;
8.Quarantine management if applicable; and
9.The transportation to Site.
4.9Supply of Bulk Material
A.The supply of bulk materials shall include:
1.The supply of bulk materials;
2.The repair of potential damage during performance of the Work;
3.Procedures to allow for specified tolerances for positioning and installation;
4.The performance of all inspections, tests and provisions of material certification requirements;
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5.The preparation of shipment or transport by road, packing and marking, including approval by marine warranty surveyor wherever applicable;
6.Customs clearance in accordance to the agreed to contract terms;
7.Loading and off-loading operations, handling and movements, protection and preservation, storage and maintenance of the bulk materials at the storage area, fabrication site or prefabrication area, prior to delivery to Site;
8.Compliance with Subcontractors’ instructions and recommendations for transportation, handling, storage and preservation; and
9.The transportation to the fabrication yards and the Site.
4.10Operating Consumables and First Fills
A.Contractor shall identify, define, procure and supply all operating consumables and first fills which are required for the Work up to and including in connection with Substantial Completion. Only Subcontractor recommended consumables (oil, greases, etc.) will be used. Contractor shall store lubricants supplied by the Subcontractors’ to the required level of cleanliness and maintain in this condition while under storage by Contractor. The consumables and first fills shall include:
1.Diesel oil;
2.Refrigerant;
3.Inhibitors;
4.BASF solvent;
5.Catalysts;
6.Chemicals;
7.Lubricants and greases;
8.Filters and strainers;
9.Hydraulic systems;
10.Molecular sieves (water & mercury); and
11.Start-up filters and strainers;
B.Contractor shall procure all first fills from Subcontractors’ recommendations. In the event that Owner does not approve a required lubricant from Contractor’s selected Subcontractor, Owner can direct Contractor to procure an alternative, with concurrence of the applicable Subcontractor to ensure there is no impact to equipment or warranty (and Contractor shall use all reasonable efforts to obtain such concurrence), the cost of which would be handled under a Change Order.
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4.11Supply of Capital Spare Parts
A.Contractor shall identify, define, and procure the Capital Spare Parts, commissioning and start-up spare parts. Only the Capital Spare Parts listed on Attachment W will be procured. Contractor shall provide all supplies and services for handling of spare parts, which shall include the following:
1.Arrange for proper receipt, stacking, preservation and storage of all Capital Spare Parts, in accordance with GECP;
2.Instruct Subcontractors on packing, marking and identification requirements for Capital Spare Parts, start-up spare parts, and commissioning spare parts;
3.Expedite timely receipt of all Capital Spare Parts, start-up spare parts, and commissioning spare parts; and
4.Reconcile all Capital Spare Parts, in the close-out report.
4.12Procurement Assistance for 2 Years Operating Spare Parts
A.Contractor will review Subcontractors’ recommended spare parts lists and recommend priced quantities to Owner for a two-year supply of operating spare parts. This recommendation will be made in good time when all major equipment bids have been obtained so as to allow for the timely ordering of such operating spare parts.
B.Contractor shall provide procurement services in accordance with Section 3.4.C of the Agreement, if option is taken by Owner. Contractor will then provide the following quantified personnel services for the procurement of the two-year supply of operating spare parts. It will include:
1.Preparation of the purchase orders;
2.Follow-up of the related purchase orders, in particular, expediting activities so the related delivery dates are met, and take all necessary steps to avoid delay without affecting the required quality and compliance with the technical requirements;
3.Follow-up of testing and acceptance, as applicable;
4.Reporting of procurement activities on a regular basis;
5.Follow up preparation for shipment, packing and marking; and
6.Preparation of all documentation related to procurement, test reports and certificates for material to be submitted to Owner, via Contractors EDMS system.
4.13Procurement of Special Tools
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A.Contractor shall identify and list all special tools (i.e. tools provided by the vendors for proper equipment installation and checks) required for the installation and maintenance of the Equipment.
B.Special tools data shall be managed in the same manner as spare parts data. Contractor shall be responsible for ensuring all special tools are in good condition (wear and tear due to normal use is expected). If special tools are in a usable condition upon Final Completion, Contractor will provide these tools to Owner.
4.14Subcontractor Registry
A.Contractor shall maintain and provide from time to time and at conclusion of the Work a full and complete listing of all Subcontractors providing Equipment, labor or services used on the Project. As a minimum, the listing shall include:
1.Subcontractor’s name, address, phone, and e-mail details as well as contact names and details of key Subcontractor representatives for the order;
2.Description of equipment, labor or service provided;
3.Tag numbers of Equipment provided;
4.Relevant order numbers; and
5.Contact details for the Subcontractor’s after-sales support organization responsible for providing support to the Project.
ARTICLE 5
SUBCONTRACTS
5.1General. Contractor shall engage Subcontractors as required to perform the Work and carry out Contractor’s obligations under the Agreement. Contractor’s proposed Major Subcontractors are listed in Attachment G.
5.2Project Subcontract Plan. Contractor will produce a detailed Subcontract plan (“Project Subcontract Plan”). The Project Subcontract Plan shall list the procedures, plans, and execution methodologies to be used by Contractor for bidding, evaluating, awarding, inspection, progress monitoring, technical requirement compliance, material controls, and expediting of Subcontracts.
5.3Bid Packages. Contractor shall be responsible for preparing and issuing bid packages or request for proposals for Subcontracts. Selection of such Subcontractors and execution of related Subcontracts will be in line with Contractor’s Subcontract plan.
ARTICLE 6
CONSTRUCTION
6.1General
A.The Project will be provided and constructed in a safe and reliable manner. The latest construction techniques and Construction Equipment will be used to provide an effective
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construction approach that achieves the required Project Schedule. Contractor will plan construction activities such that the Project can be built, commissioned and started up in the required sequence.
B.Contractor will produce a detailed construction plan (“Project Construction Plan”) for review by Owner. Owner will provide comments within seven (7) Business Days following receipt. The Project Construction Plan will provide a list of the procedures, plans, and execution methodologies to be used by Contractor for all management, controls, labor, supervision, consumables, tools, plant and Equipment necessary to construct, mechanically complete, test, and pre-commission the Project. The Project Construction Plan will address the following:
1.Construction standard practices Quality Assurance, environmental management, lifting, qualification of weld procedures and welders, NDT, pressure and leak testing, surface preparation and painting, and Site pre-commissioning, and construction utilities;
2.Policies, rules and regulations for:
(i)Personnel identification;
(ii)Access to Site;
(iii)Access to Equipment;
(iv)Construction Permits;
(v)Parking;
(vi)Vehicular access;
(vii)Personnel orientation; and
(viii)Construction plant and Construction Equipment;
3.Construction methodology;
4.Disposal;
5.Scaffolding and Construction Equipment;
6.Materials traceability;
7.Temporary roads;
8.Work force training;
9.Labor relations;
10.Public relations;
11.Security;
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12.Transportation of Equipment;
13.Construction communication plan;
14.Punch lists;
15.Close out; and
16.Demobilization.
6.2Construction Requirements
A.Contractor will:
1.Obtain when required, maintain and provide Owner with information with respect to all Contractor Permits;
2.Establish and maintain safe place(s) and safe systems of work, consistent with the HSE Plan;
3.Provide all necessary PPE and training in the use, care and maintenance of Construction Equipment, and ensure its use is regulated across the Site by installing and maintaining suitable safety signage in designated areas and that the enforcement of use in such areas is consistently applied;
4.Manage, coordinate and supervise the work of Subcontractors to comply with the requirements of the HSE Plan;
5.Provide all Construction Equipment required for construction, pre-commissioning and commissioning;
6.Provide all temporary facilities including lifting devices, scaffolding, measuring devices, transporting, marine vessels, tools, implements, office supplies, job Site buildings, construction facilities, training center, sanitary facilities, office supplies, office equipment and such other items as may be required for the construction and commissioning of the Project;
7.Maintain construction records;
8.Arrange training of personnel who will perform the Work in accordance with Applicable Codes and Standards, the HSE Plan, supervision of trade qualification tests and maintenance of test records;
9.Mobilize Subcontractors’ representatives and/or any specialists, and their presence at Site for the required durations;
10.Construct facilities in accordance with approved Drawings and Specifications;
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11.Maintain and operate an adequate system of change control so the availability of Drawings and Specifications are at their latest revision at all places where Work is performed;
12.Manage field changes and revision of drawings;
13.Prepare and submit a complete set of as-built drawings as required;
14.Prepare rigging and lifting studies as required;
15.Prepare transportation studies as required; and
16.Secure access to Site.
6.3Site Preparation
A.Contractor will be responsible for the Site preparation as per the relevant Drawings and Specifications which includes: Site clearance, rough grading, general earthworks, shallow soil stabilization, leveling to the grade selected, temporary drainage system protection, piling, slope protection, temporary boundary fencing, preparation of roads on Site and access to Site and installing new benchmarks. Contractor is responsible for determining cut and fill requirements. Contractor shall verify and maintain heritage monuments and benchmarks to mark boundaries and establish controls during the construction phase.
B.Contractor shall perform the Site preparation work as per the relevant Drawings and Specifications. Contractor shall complete the earthmoving, excavation work, roads and ditches as required, and dispose of rainwater and unsuitable excavated material onsite in accordance with Section 3.17 of the EPC Agreement and Attachment Z.
C.Contractor shall maintain, including cleaning and repairing, any sedimentation control system (such as flood channel and ditches) and erosion control and other activities to minimize any adverse environmental impact as required pursuant to Applicable Law and Applicable Codes and Standards.
D.Notwithstanding the foregoing, Contractor will not perform any of the foregoing Site preparation activities listed in this Section 6.3 before Owner files the Project Construction Plan and the Quality Control Plan, as required by FERC.
6.4Site Access and Roads
A.The access road between the existing public roads and the Site shall be maintained by Contractor. Contractor shall install any essential temporary lighting that is required for the safe operation of any construction activities. Contractor shall also install and maintain all other temporary accesses to the Site.
B.Contractor shall perform the necessary relocation, strengthening, upgrading or paving of roads under control of Contractor including satisfactory drainage, or their subsequent maintenance for construction purposes, and the construction of any new temporary roads, paths and car parks for Work to be performed efficiently and safely. Roads shall also be kept clean and serviceable, including watering of roads/Work areas to control dust. Contractor shall complete construction of the
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Stage 3 Facility permanent roads, excluding public roads, by preparing, regulating and application of the final surface.
C.The layout of all temporary Site facilities including Contractor Site offices, mechanical construction activities, construction area and amenities, storage and laydown areas. Pedestrian walkways to and from the parking lots, bus drop areas and around the Site shall be maintained for levelness with no freestanding water.
D.Contractor will install the permanent fencing for the Site. Contractor shall make good the permanent sections of the fencing resulting from any damage during construction.
6.5Site Security
A.Contractor shall be responsible at all times for the overall security at the Site until Substantial Completion of all Trains, provided however that once a Train is turned over to Owner at Substantial Completion in accordance with the Agreement, Owner shall be responsible for security of that Train, associated equipment and area (e.g. OSBL, Flare). Adequate fencing and security devices shall be provided and maintained. The Contractor shall employ sufficient security personnel to monitor and control the Site entrances, perimeter fencing and secure areas at all times and to carry out random searches of vehicle arriving or leaving the Site. Adequate security lighting of the Site shall be provided.
B.The Contractor will prepare a security plan for the Site for review by Owner that shall address measures related to controlled access to the Site by Owner, Contractor, Subcontractors, and third parties. Owner will provide comments within seven (7) Business Days following receipt. Contractor shall be responsible for implementing the plan, including monitoring of compliance with and enforcement of such security plan.
6.6Scaffolding and Access Equipment. Contractor shall provide a safe means of access to the Work at all times, including for purposes of inspections. Scaffolding must be substantial and appropriately designed for the job. Contractor shall keep adequate records to demonstrate a system of regular inspection of scaffolds, by appropriately qualified personnel. Records shall also be maintained of calculations performed for load bearing scaffolds. Tags with inspection, and expiration shall be prominently displayed on all scaffolding.
6.7Craneage and Lifting Equipment. Contractor shall only employ craneage and lifting equipment that has been tested according to standard industry practice and law and which is fit for its purpose. All crane operators and riggers shall be adequately trained and must be able to demonstrate that they hold the appropriate certification as required. Contractor shall keep records of tests and certification of all lifting equipment, craneage and operators employed in the Work. Contractor shall comply with its internal rigging procedures for all lifting operations. Contractor will prepare rigging plans for lifts exceeding fifty (50) tons, complicated lifts where a direct view of the load by the crane operator is not possible, multiple crane lifts or lifts which are considered critical. Contractor shall give particular attention or interdiction to do any lift over pressurized or energized pieces of Equipment, or over hydrocarbon containing lines.
6.8Medical Facilities. Contractor shall provide provisions for suitable first-aid facilities, which shall be available to all personnel at the Site, including those employed by Subcontractors and visitors. The first-aid facilities, at a minimum, shall include a fully equipped first-aid room capable of treating injuries that can be anticipated on a construction site. Consideration shall be given for at least one qualified EMT or nurse on duty during the hours when construction Work is in progress at the Site. Contractor shall also provide a
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program of training for first-aid personnel among the workforce and establish an emergency response team, drawn from the medical and workforce first-aid personnel, to deal with serious on-Site accidents. Contractor shall produce a plan detailing how emergency medical treatment shall be administered. Owner will provide comments within seven (7) Business Days following receipt. Such plan shall take into account capabilities of local hospitals and medical facilities.
6.9Sanitation. Contractor shall provide adequate washing and latrine facilities for its workforce and for visitors permitted on the Site. These facilities shall be cleaned, disinfected, stocked with supplies and maintained regularly at all times and the disposal of sanitary waste shall conform to Applicable Law and industry practices.
6.10Temporary Facilities. Contractor shall provide all temporary facilities necessary for performance of the Work. All temporary buildings, piping, cabling, communications equipment, storage facilities, fencing, gates, gas detection equipment, utilities, vehicles and the like and shall be removed upon Substantial Completion of all Trains, but will leave in place the underground temporary installations, including foundations, electrical, piping, and drainage. Crushed rock for laydown, parking, and temporary roads will be abandoned in place. Contractor shall designate an area for temporary offices for Contractor and Subcontractors within the Site.
6.11Critical Weather Events
A.Contractor shall develop and implement an “Adverse Weather Response Plan” as to effectively mitigate any possible adverse impact of critical weather events on the performance of the Work, the preservation of Equipment, and the safety of Contractor and Owner personnel and all Subcontractors. This plan shall cover the Site and transportation and shall detail how critical weather events shall be administered. Contractor shall prepare this plan for Owner review, and Owner will provide comments within seven (7) Business Days following receipt.
B.The Adverse Weather Response Plan shall detail the responsibilities and required actions of Contractor and its Subcontractors when each warning or watch issued to affect the area they will be working in and shall include but not be limited to:
1.Purpose;
2.Definitions / alerts;
3.Responsibilities;
4.Personnel evacuation;
5.Transportation plans;
6.Vehicles;
7.Tie-downs;
8.Construction mooring plans;
9.Communication;
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10.Weather avoidance plans during transportation;
11.Safe harbor determination;
12.Project and Equipment preservation; and
13.Post critical weather event activities.
6.12Labor Relations. Contractor shall prepare and provide to Owner its policies and plans for managing labor relations at the Site, for review by Owner. Owner will provide comments within seven (7) Business Days following receipt. Such policies and plans shall cover working hours, right to work policies, working patterns, shifts, disputes procedure, welfare facilities (catering, sanitary, wet weather gear, protective clothing etc.), training, wet weather working, holidays and any other relevant matters. Contractor shall report all disputes or potential disputes involving Contractor or Subcontractor employees to Owner Representative as soon as practicable after they occur. Contractor will be expected to take a pro-active role in managing labor relations among such employees at the Site.
6.13Construction Utilities
A.Electrical
1.Contractor shall assess power requirements for the construction Site and develop a complete electric distribution system from an interconnection with the local power network. Contractor shall be responsible for provision of all construction temporary electrical Equipment and payment for electrical consumption during construction. Owner is responsible for providing electrical power for commissioning and startup as described in Attachment V (Owner-Furnished Items). Contractor shall be responsible for the operation and maintenance of this temporary electrical system. Contractor shall ensure that the electrical Equipment will fully meet the requirements of any applicable electrical codes.
2.Contractor is responsible for the removal and disposal of all temporary above ground electrical equipment. Contractor shall restore the affected portions of the Site. All temporary electrical equipment shall be disconnected and removed. Any permanent or temporary underground electrical equipment that cannot be removed shall be made safe, sealed and sufficiently marked and on the record Drawings to indicate whereabouts and condition of such electrical equipment.
B.Potable Water
1.Contractor is responsible for providing potable water for itself and its Subcontractors. Contractor shall provide potable water and ice for the Stage 3 Facility Site use until Substantial Completion of all Trains. The water and ice for human consumption shall be of suitable quality. Contractor shall be responsible for the operation and maintenance of all water system Equipment.
2.Contractor is responsible for the removal and disposal of all temporary above ground water-related equipment including concrete slabs and foundations. Contractor shall restore the affected portions of the Site. All water system equipment shall be disconnected and removed. Any permanent or temporary underground water system equipment that cannot be removed shall be made safe, sealed and sufficiently marked and on the record Drawings provided to indicate whereabouts and condition of such water system equipment.
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C.Wastes from Site
1.Contractor shall dispose of the following in accordance with Contractor’s waste management plan:
(i)Effluents - Contractor shall provide for the disposal of all sewage and wastewater from the Site. Sewage disposal by soak-a-way without treatment will not be permitted.
(ii)Construction Debris - Contractor shall dispose of wastes and construction debris in accordance with Contractor’s waste management plan. Construction debris may be disposed of as follows:
(iii)Clean construction rubble to be hauled elsewhere to a local fill site;
(iv)Garbage and construction unclassified rubbish to be hauled elsewhere;
(v)Scrap steel to be sold;
(vi)Untreated sanitary waste and solid waste to be hauled to a treatment plant located elsewhere; and
(vii)Hazardous Materials (excluding Arsenic and Pre-Existing Contamination) shall be separately stored in dedicated containers and shall be disposed of in a safe and controlled manner to treatment plants or other licensed disposal sites as appropriate.
2.Disposal of waste shall be to a properly licensed land fill or waste Subcontractor, in accordance with Applicable Law and Permits.
D.Construction Telecommunications Systems
1.During construction Work on the Site, local telecommunications services will be required for the Site construction offices. Contractor shall be responsible for ensuring that these requirements are met.
2.Telephone, internet and data communications will be required on the Site for Contractor and Subcontractors’ personnel.
3.Contractor shall provide a mobile radio system together with portable/mobile radios for Contractor personnel use, and a mobile radio system for Subcontractor. Contractor shall have a construction communication plan with regard to the operability and use of mobile radios. Contractor shall be responsible for obtaining all necessary radio frequency Permits to allow interference-free operation of the construction radio systems.
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4.All portable radios shall be Intrinsically Safe (IS) during facility operations. Contractor is to determine with all appropriate Governmental Instrumentalities, the correct frequencies and channels to be used.
E.Housekeeping
1.In accordance with Section 3.9 but subject to 3.17 of the Agreement, Contractor shall provide for Site “housekeeping” on a daily continuous basis to maintain the Site free from scrap, debris, and rubbish, Construction Equipment is properly stored and set out, stores and cabins are kept clean and tidy, painted and in good condition. Contractor shall provide suitable receptacles and services to collect and dispose of all scrap materials, debris, spoils and hazardous waste generated by the Work for which the Contractor is responsible under the Agreement.
2.Contractor shall provide suitable temporary storage of fuels, lubricants, and service fluids, including secondary containment where required. Disposal of such materials offsite shall be to a properly licensed land fill or waste Subcontractor, in accordance with Applicable Law and Permits.
3.As soon as practicable after the Substantial Completion, Contractor shall remove all Construction Equipment, construction trailers and other temporary facilities, and all other items brought onto the Site by Contractor and Subcontractors which are not the property of Owner, and remove from the Site and properly dispose of all scrap materials, debris and spoil. Contractor shall allow all temporary construction laydown areas to naturally revegetate.
6.14Maintenance, Preservation/Protection of Equipment and Systems. Following the Site installation of Equipment, Contractor shall undertake all measures necessary to prevent deterioration and/or damage of/to Equipment during the performance of the Work. Contractor shall provide a preservation and maintenance plan for the Work up until Substantial Completion. This plan shall be in accordance with Subcontractors’ recommendations.
6.15Demobilization
A.Contractor shall be responsible for, and shall carry out all activities and works related to the demobilization of Construction Equipment and personnel. Contractor shall demobilize the Construction Equipment and personnel from Site when the part of the Work to be performed by such Construction Equipment and personnel is completed. The demobilization activities shall include, but shall not be limited to:
1.Surplus materials and Construction Equipment; and
2.Removal of all temporary and construction facilities and reinstatement to Project finished details and for the area outside the Site plot to levels and condition as at completion of the Site preparation work. Any temporary underground construction facilities that cannot be removed shall be made safe, sealed and sufficiently marked in the record Drawings to indicate whereabouts and condition of any such construction facilities.
6.16Disposals. Contractor shall be responsible for the disposal of all Equipment surplus (overbuy) immediately after completion of the Work, unless otherwise directed by Owner in accordance with Section 3.28 of the Agreement.
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ARTICLE 7
QUALITY MANAGEMENT
7.1Quality Assurance Requirements. Contractor shall assure quality on Site using Contractor’s standard procedures as stipulated in the Contractor’s Standard Work Processes and Procedures (SWPPs) and in accordance with the requirements of Attachment Y.
7.2Quality Plan
A. The “Quality Plan” required by Section 3.18 of the Agreement and Attachment Y, shall define Contractor organization and responsibilities of the quality management group personnel and shall list the procedures Contractor intends to use to manage and control those aspects of the Work which may affect the quality of the completed Project, in accordance with the requirements of Attachment Y. The Quality Plan shall be based on Contractor’s standard quality assurance procedures, and shall, cover the following information:
1.Project quality policy;
2.Project quality objectives;
3.Management responsibilities and duties of QA personnel;
4.Quality assurance and quality control organization;
5.Program of internal and Subcontractor audits;
6.Documentation and certification control;
7.Control of nonconforming products or processes and corrective actions;
8.Material traceability for all cryogenic materials; and
9.Witness points in accordance with Section 12.2B of the Agreement.
ARTICLE 8
COMMISSIONING AND START UP
8.1Introduction. Contractor shall be responsible for carrying out the commissioning, start-up, and commissioning testing of the Equipment including conducting Performance Tests, as set forth in greater detail in Attachment M, Attachment S, and Attachment T. In addition, Contractor shall be responsible for operation of the Project through Substantial Completion of the applicable Train. Contractor shall have responsibility for the Equipment, including upkeep, scheduled and preventative maintenance until Substantial Completion of such Train. Commissioning activities include all activities that must be completed prior to start-up of Equipment, including, but not limited to, introduction of inert gas to oxygen-free the Equipment and begin the drying out process. Maintenance Work during commissioning shall be the responsibility of Contractor. This Work includes, but is not limited to, checking pipe hangers, supports, guides and pipe specialties for operating settings and making necessary adjustments. It also includes repair of any Equipment, piping, welding, assistance in cleaning temporary strainers, replacing filters and removal of any blinds as required.
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8.2Project Commissioning Plan
A.Contractor shall produce a detailed plan (“Project Commissioning Plan”) for review by Owner. The Project Commissioning Plan shall list the procedures Contractor intends to use for the Equipment through pre-commissioning, commissioning, start-up, Performance Tests and Substantial Completion of each Train in accordance with Attachment M.
B.The Project Commissioning Plan shall be implemented by Contractor, and address the following as a minimum:
1.Development of operating manuals;
2.Development of maintenance manuals;
3.Commissioning tests;
4.SIMOPs;
5.Assistance to Owner in determining commissioning gas volumes so gas nominations can be scheduled;
6.Ready for Start-Up;
7.Commissioning;
8.Ready for Performance Tests;
9.Performance Tests;
10.Emissions testing;
11.Support to Owner for FERC as required in accordance with Section 11;
12.Substantial Completion Punchlist of each Train;
13.Close-out; and
14.Demobilization.
C.Contractor shall execute all activities required to commission the Project.
D.Contractor shall plan, manage and co-ordinate all external interfaces related to the commissioning. RFSU Certificate will be issued to certify that part of the Project has been satisfactorily commissioned and that all required pre-start-up and reinstatement activities have been satisfactorily completed.
8.3Pre-Commissioning
A.Contractor will perform pre-commissioning services. This shall include as a minimum:
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1.Discipline system completion, inspection and non-energized testing;
2.Flushing, cleaning, pressure testing, chemical cleaning, drying, reinstatement and leak testing of piping systems;
3.Electrical checks, Instrument cold loop checking as applicable, etc.;
4.Lube oil and seal oil flushing;
5.Accepted leveling and alignment of mechanical Equipment; and
6.Completion and acceptance of area systems such as painting, insulation, etc.
B.Equipment packages are part of the Project and therefore all the Equipment on packages shall be pre-commissioned to the same standard as field installed Equipment. Pre-commissioning shall generally include:
1.Systematic conformity checks on each part or item of Equipment or component, such as pressure gauges, motors, cables, to visually verify the condition of the Equipment, the quality of installation and compliance with drawings and specifications, manufacturer’s instructions, safety rules, codes, standards and good practice;
2.Static de-energized tests of specific Equipment to test the quality of critical components. This cold testing work will include all disciplines and cover activities such as: calibration of instruments, machinery alignment, setting of safety valves, pressure testing of piping and testing of cable continuity; and
3.Flushing and cleaning of piping; particular care will have to be taken when dealing with plate or plate fin heat exchangers and compression equipment.
C.Pre-commissioning shall be organized by functional systems and separable portions following a sequence in line with commissioning priorities. Pre-commissioning preparation shall start at the early engineering stage together with commissioning and start-up preparation, and shall include the preparation of the documentation mentioned hereafter, together with the preparation of the Project breakdown in separable portions and functional systems and the Project start-up sequence mentioned under the description for commissioning. Contractor responsibilities for pre-commissioning shall include the following:
1.Preparing commissioning procedures during the engineering stage;
2.Providing necessary plans, procedures, and information to Owner in support of gaining FERC approval for commissioning activities in advance of the scheduled commencement date of such activities;
3.Providing a team of suitable experienced and qualified and trained personnel;
4.Preparing safety audits and maintaining record of all safety audit items;
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5.Providing necessary pre-commissioning spare parts;
6.Providing necessary pre-commissioning Construction Equipment, instruments and fluids such as: fresh, clean, inhibited water, chemicals, temporary power, compressed air, nitrogen, lube oils, etc.;
7.Executing all scheduling, planning and progress reporting procedures;
8.Coordinating activities of Subcontractors participating in the Work, including for specific packages or Construction Equipment requiring specialist technical knowledge, or for specific tasks such as valve leak testing, small repair facilities, chemical cleaning and inerting;
9.Obtaining the necessary Subcontractors’ documentation;
10.Conducting work planning meetings as required;
11.Developing all required software items; and
12.Maintaining all documentation and records.
D.Contractor will allow Owner to witness precommissioning activities. Owner and third parties will seek to minimize disruption to Contractor and Subcontractor work.
E.Contractor shall avoid any damage to piping and control valves, on/off valves and any other devices (e.g., PSV, rupture disk) during the pre-commissioning pressure tests and flushing. Contractor shall either 1) remove the valves and devices prior to tests and replace them by spools, or 2) isolate the valves with blinds. Valves and devices must be re-installed or blinds must be removed after the tests have been satisfactory completed. Contractor should clearly indicate in the pre-commissioning procedures the selected method for each considered valve and device.
F.Contractor will compile documentation pertaining to the pre-commissioning activities in a system turnover package as per Contractor’s procedure, which will contain all information required to demonstrate a subsystem has reached the ready for commissioning. The system turnover package will include the following:
1.Open punchlists;
2.System description and marked up drawings;
3.Pre-commissioning status index;
4.Pre-commissioning check lists and sheets;
5.As built marked up AFC drawings in accordance with Schedule B-1 of Attachment B;
6.Quality control reports including non-destructive testing reports (flushing, pressure, tests, etc.);
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7.Subcontractors’ shop test reports;
8.Subcontractors’ documentation needed for pre-commissioning.
8.4Completions Database. During commissioning preparation, Contractor shall list all items to be checked or tested, grouped by basic function, functional system and separable portions in a dedicated completions database which shall constitute description of the physical content of each functional system. The completions database shall indicate the type of commissioning operation for each item. The completions database reports shall be available to Owner at all times. The completion database shall be used as the main management tool for pre-commissioning, punch lists and commissioning as per Contractor’s procedure. Contractor remains totally responsible for all activities related to the completion database.
8.5Commissioning Dossier
A.Contractor shall compile documentation pertaining to the pre-commissioning and commissioning activities in a system turnover package arranged by sub-system, which shall contain all information required to demonstrate the system has reached the RFFGI stage and the Train has reached the RFSU stage, including reports from Subcontractors as required. The system turnover package shall include the following:
1. RFFGI Certificate, as applicable;
2.RFSU Certificate, as applicable;
3.Updated punch lists;
4.Basic function list;
5.Functional test sheets;
6.Mechanical reports;
7.Manufacturers’ reports;
8.Leak tests and inerting reports;
9.Marked up “IFC” drawings (redline), including but not limited to P&IDs, one-line diagrams, loop diagrams for all Equipment including package Equipment;
10.All relevant parts of the record Drawings, including software disk when applicable / list of modifications made during commissioning;
11.PSV status (including settings and other relevant information) and, alarm and trip settings if updated; and
12.Spring hanger unblocking reports of the pre start-up activities and other specific activities.
8.6Pre-Start-Up Activities & Reinstatement
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A.This shall include specific pre-start-up activities performed as part of commissioning and hereby subject to the same requirements, and required to prepare for gas in, such as:
1.Leak tests with N2 or air for all hydrocarbon gas systems and cryogenic systems;
2.During leak test, whenever tightness criteria specified in Specifications is not met, Contractor shall take remedial actions and repeat the leak test until results meet the tightness criteria requirement and the final result is approved;
3.Drying out;
4.Inerting;
5.Reinstatement;
6.Loading of chemicals;
7.First fills shall include filling of systems;
8.Chemical cleaning; and
9.Flange torqueing documentation.
8.7Start-Up Assistance. Before the commencement of commissioning, Contractor shall develop start-up procedures; and Owner will provide qualified personnel at operator and supervisory levels to assist in this activity.
8.8Operating and Maintenance Manuals. Contractor shall supply start-up, operation, and maintenance manuals for review by Owner in accordance with Attachment M of the Agreement. The start-up manuals shall include the sequence of activities that must be carried out in order to start-up of the Project. The manuals shall incorporate the requirements that define the process safety management system required for startup and operation.
8.9Performance Tests. Contractor shall perform Performance Tests in accordance with Section 11 of the Agreement and Attachment S. Contractor shall issue Performance Tests reports.
8.10Emergency Shutdown Systems
A.In order to meet FERC requirements, Emergency Shutdown (“ESD”) systems shall be tested prior to hydrocarbon introduction. During commissioning or operation, if unplanned inadvertent ESD trips occur during initial operations then the below corresponding ESD test shall be completed:
1.Tanks will be loaded (simulation test) to test the high-level shutdown function; the test shall be conducted to verify liquefaction shutdown. Test procedure for high level shutdown function will need to bypass trip signal to existing High Level Trips on CCL1/2 LNG storage tanks to prevent inadvertent trip of operating trains from the Stage 1 Liquefaction Facility and the Stage 2 Liquefaction Facility;
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2.ESD shutdown must be done prior to operation to verify that each LNG Train is shut down safely and in proper sequence during operation; and
3.Power failure simulation shutdown will be initiated to verify that a safe, smooth shutdown sequence is achieved during LNG Train operation.
8.11Owner Operator Training. Contractor shall provide training to Owner in accordance with Attachment M.
8.12Vendor Training. Contractor shall coordinate vendor training (provided by OEM on different systems and Equipment) in accordance with Attachment M.
8.13Training Materials.
A.Contractor shall provide the materials, evidence and artifacts listed below to demonstrate it has provided training in accordance with the requirements of the Agreement and Attachment M:
1.Training guides per unit;
2.Plant system manual per unit;
3.Evidence of Chart and BASF technology process training (this is in-depth training by unit given to operation and maintenance (O&M) operators and technicians);
4.Certificates issued by any vendor and original equipment manufacturer (OEM) during training;
5.All classes rosters;
6.Two (2) copies of student manuals and materials for each course given to Owner personnel;
7.All power Points provided by vendors and OEM;
8.Any materials used, and evidence gathered of Distributed Control System (DCS) training for the control rooms operators.
8.14Operations Activities Prior to Substantial Completion of All Trains. Contractor shall operate the Project in accordance with Section 11 of the Agreement.
ARTICLE 9
DEMOBILIZATION
A.The orderly transfer of knowledge and skills is important for sustained operation after start-up. Prior to start-up, Owner will provide Contractor with their requirements for retention of specialized manpower, if any, from Contractor or Subcontractor workforce.
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B.At demobilization, all temporaries, buildings, vehicles, etc. shall be offered to Owner for their possible acquisition. Owner has no obligation to acquire any such assets if deemed not required.
C.All construction locations, temporary waste locations, temporary excavations, roadways, fences, drains and their affected areas shall be rehabilitated at Contractor cost to design conditions. Redundant electrical cables, buildings and fixtures shall be abandoned in place.
D.Contractor is responsible for the removal and disposal of all above ground facilities including concrete slabs and foundations. Contractor will restore site in accordance with finish grading drawings. All temporary mechanical and electrical equipment will be disconnected and removed. Any underground equipment not removable will be made safe, sealed and sufficiently marked and as built drawings provided to indicate whereabouts and condition of any abandoned equipment.
ARTICLE 10
PROJECT CONTROLS
10.1General. Contractor’s Project control scope of Work shall include planning, scheduling, progress measurement and reporting, invoicing and cost reporting. Contractor shall plan and program the Work and its resource requirements in accordance with the requirements of the Project Schedule. Contractor shall develop detailed Project control procedures applicable to all phases of the Work, covering all aspects of planning, scheduling, progress reporting, accounting and administration. Such control procedures shall be implemented for planning, scheduling, quantitative measurement and reporting of progress. Contractor shall provide Owner Representative or his designee with all relevant planning and reporting documents and files as per Attachment X of the Agreement.
10.2Project Controls Plan. Contractor shall produce a detailed “Project Controls Plan” for review by Owner within ninety (90) Days after Notice to Proceed. Owner will provide comments within seven (7) Business Days following receipt. The Project Controls Plan shall list the procedures to be used by Contractor to maintain the scheduling, control, progress, Change Order control, and reporting of all activities.
10.3Program Reporting - Planning Network. The Work shall be planned, managed, monitored and controlled by use of an integrated critical path network planning system, derived from a work breakdown structure (WBS).
10.4Project Schedule
A.Contractor shall produce a Project Schedule in accordance with Section 5.4 of the Agreement. The Project Schedule shall be the Project baseline plan comprising of a control network detailing all activities to be completed in a logical sequence and being in sufficient detail to identify key activities and restraints, interdependencies and interrelationships required to control the Project. In addition to the requirements found in the Agreement, the Project Schedule shall:
1.Represent Contractor’s judgment as to how it shall complete the Work in compliance with the Project Schedule;
2.Be a detailed graphic representation of all significant aspects of the Work showing Contractor’s plans for performance of the Work;
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3.Comply with GECP;
4.Indicate a level of detail as per Attachment X Section 5(C), sufficient for Contractor to plan, organize, direct, coordinate, perform and execute the Work, and for Owner to monitor the progress of the Work;
5.Include separate activities for each significant portion of the Work including activities for mobilization, engineering, procurement, construction, commissioning, start-up, testing, closeout and demobilization;
6.Show the duration, start dates, and finish dates for each activity;
7.Show activity number and activity description for each activity as required in Section 5.4B of the Agreement; and
8.Reflect logical relationships between activities with a reasonable duration for each activity, and show an uninterrupted critical path from the NTP to Substantial Completion of each Train and Final Completion.
10.5Progress Measurement. Contractor shall, until Substantial Completion of all Trains, develop and maintain systems and procedures for the measurement of progress against the Project Schedule. Contractor shall measure progress based on actual Work completed.
10.6Progress Meetings and Minutes
A.Periodic meetings shall be held as required for the purpose of keeping Owner fully informed of all aspects of the Work, and for reviewing execution plans, technical or financial concerns, progress status and scheduling of the Work, remedial actions, quality concerns, safety concerns, interfaces, and Owner and Contractor plans for resolving issues, as required in the Project execution plan.
B.In addition to any meetings that shall be held in accordance with the requirements of the Agreement, commencing with NTP, periodic engineering progress meetings will be held between Owners’ Representative or his designee, and any other Persons designated by Owner, and Contractor’s Project Engineering Manager or designee. Owner and Contractor shall agree on the timing for the meetings, dates, and agenda for such meetings well in advance as the Work demands.
C.Minutes of all progress-related meetings shall be prepared by Contractor and sent to Owner in accordance with Attachment X for review and sign-off following the meeting. The contents of the minutes shall be subject to review at the next progress meeting.
10.7Monthly Progress Reports. Commencing with NTP, Contractor shall provide a written Monthly Progress Report to Owner as required pursuant to Section 3.19 of the Agreement.
ARTICLE 11
CONTRACTOR INTERFACES
11.1FERC Activities – Division of Responsibility
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A.Owner is required to provide regular reports and other information to the FERC during design, construction, and operation of the Project as outlined in FERC authorization, and in the Code of Federal Regulations (CFR), Title 49 – Transportation; Part 191 – Transportation of Natural and Other Gas by Pipeline; Annual Reports, Incident Reports, and Safety Related Condition Reports, and Part 193 – Liquefied Natural Gas Facilities: Federal Safety Standards. All direct correspondence with FERC will be by Owner. The Project will be subject to regular inspections by FERC staff, and continuous monitoring by inspectors providing reports to FERC. Contractor shall assist Owner for interfaces with FERC, including as specifically noted in the Division of Responsibility Matrix below until Substantial Completion:

Division of Responsibility Matrix
FERC Activity	Owner	Contractor	Remarks
FERC Application overall responsibility	P	Note 1	Refer to Owner Permits, Attachment Q Note 1 - Contractor is responsible for construction related Permits per Attachment P.
FERC coordination during Project execution	P	S	N/A.
Change Logs	S	P	Compliance with FERC requirement to maintain change logs that list significant changes made from the front end engineering design provided in application and filings. Significant changes to be documented with explanation for the design alteration, with all changes clearly indicated on all P&ID’s.
Department of Transportation (DOT) drug testing program during construction, as applicable.	S	P	N/A.
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FERC compliance and inspection during Project execution:
a) Owner’s Monthly Report;
b) Support FERC and DOT document reviews and inspection visits;
c) Environmental inspector’s weekly reports concerning construction activities;
d) Provide required Project data;
e) Update FERC permit data;
f) FERC technical reviews and occasional meetings;
g) FERC witness of tests such as tank foundation, hydro test, start-up and commissioning etc.; and
h) Address FERC compliance issues.
	P	S	N/A.
Obtain FERC Construction Authorization	P	S	Contractor to provide support in the preparation of implementation packages to support Owner’s requests for FERC authorizations to commence specific construction activities. Implementation packages to be developed in accordance with the conditions of the authorization order.
FERC’s authorization to commence operation	P	S	Contractor to provide support in the preparation of implementation plan to support Owner’s requests for FERC authorizations to commence operation. Implementation plan to be developed in accordance with the conditions of the authorization order.
Start-up and commissioning coordination with FERC	P	S	Owner responsible for feed gas supply, nitrogen supply, service water supply, 138kV power supply, shipping and logistics, and bi-directional pipeline.
FERC requirement for Project Books and Records to be maintained three (3) years after Final Completion	P	Note 2	Note 2 - Contractor to turn over Project records at Final Completion.
Legend:

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P = Primary scope responsibility S = Secondary responsibility (Support)
11.2FERC Required Reports
A.Owner is required to provide regular reports and other information to FERC during design, construction, and operation of the Project. Contractor shall assist Owner with all interfaces with FERC as follows:
1.Operation and maintenance procedures and manuals, as well as emergency plans and safety procedure manuals, shall be filed by Owner with FERC prior to commissioning operations. Contractor is responsible for developing these documents, including changes recommended by the FERC, and assisting with the resubmission of these documents as required;
2.Emergency plans and safety procedure manuals shall be filed with FERC prior to Site construction. Contractor is responsible for developing these construction-related documents and supporting Owner in the development of the Stage 3 Facility’s initial plans and procedures, including incorporating changes recommended by FERC and assisting with the resubmission as required;
3.The FERC staff shall be notified by Owner of any proposed revisions to the security plan and physical security of the Project prior to commissioning. Contractor shall assist Owner in the development of these plans, and shall advise Owner if changes to the design or construction of the Project may impact these plans;
4.Progress on the Project shall be reported in monthly reports submitted to FERC. Details should include a summary of activities, problems encountered and remedial actions taken. The Monthly Progress Report described in Attachment X of the Agreement shall be formatted so that the required information can be easily extracted by Owner and sent to FERC;
5.Problems of significant magnitude shall be reported by Owner to FERC on a timely basis. Additional Site inspections and technical reviews will be held by FERC staff prior to commencement of operation. Contractor shall cooperate with Owner at all times in this regard and report any such problems to Owner immediately;
6.The Project shall be subject to regular FERC staff technical reviews and Site inspections on at least a biennial basis or more frequently as circumstances indicate. Prior to each FERC staff technical review and Site inspection, Owner will respond to a specific data request including information relating to possible design and operating conditions that may have been imposed by other agencies or organizations. Provision of latest detailed piping and instrumentation diagrams reflecting modifications and provision of other pertinent information not included in the semi-annual reports described below, including events that have taken place since the previously submitted annual report. Contractor shall assist Owner with these FERC reviews, requests, inspections, and reports as required by Owner. Owner to manager the IP requirements for information sharing with FERC;
7.Semi-annual operational reports shall be filed with the FERC by Owner to identify operating conditions, abnormal operating experiences, and activities (including ship arrivals, quantity and composition of imported LNG, vaporization quantities, boil-off/flash gas, etc.). Adverse weather conditions and the effect on the Project also should be reported. Reports should be submitted within forty-five (45) Days after each period ending June 30 and December 31. In addition, a section
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entitled “Significant plant modifications proposed for the next 12 months (dates)” also shall be included in the semi-annual operational reports. Such information would provide the FERC staff with early notice of anticipated future construction/maintenance projects at the Project. Contractor shall assist Owner with any semi-annual operational reports that may be due during the period before Substantial Completion of such Train;
8.Significant non-scheduled events, including safety-related incidents (e.g., LNG, condensate, refrigerant, or Natural Gas releases, fires, explosions, mechanical failures, unusual over pressurization, and major injuries) and security-related incidents (e.g., attempts to enter site, suspicious activities) shall be reported by Owner to FERC staff within forty-eight (48) hours. In the event that an abnormality is of significant magnitude to threaten public or employee safety, cause significant property damage, or interrupt service, notification shall be made by Contractor to Owner immediately, without unduly interfering with any necessary or appropriate emergency repair, alarm, or other emergency procedure. This notification practice shall be incorporated into the Project emergency plan. Contractor shall report all such incidents to Owner immediately and develop for Owner any such reports that may be required during the period before Substantial Completion of such Train. Examples of reportable LNG-, condensate-, refrigerant- or Natural Gas- incidents include:
(i)Fire;
(ii)Explosion;
(iii)Estimated property damage of $50,000 or more from an event that involves the release of LNG, condensate, refrigerant or Natural Gas;
(iv)Death or injury requiring hospitalization;
(v)Free flow of LNG, condensate, refrigerant or Natural Gas for five (5) minutes or more;
(vi)Unintended movement or abnormal loading by environmental causes, such as an earthquake, landslide, or flood, that impairs the serviceability, structural integrity, or reliability of the Project;
(vii)Any crack or other material defect that impairs the structural integrity or reliability of Equipment that contains, controls, or processes LNG, condensate, refrigerant or Natural Gas;
(viii)Any malfunction or operating error that causes the pressure of a pipeline or Equipment that contains or processes LNG, condensate, refrigerant or Natural Gas to rise above its maximum allowable operating pressure (or working pressure for LNG facilities) plus the build-up allowed for operation of pressure limiting or control devices;
(ix)A leak in Equipment that contains or processes LNG, condensate, refrigerant or Natural Gas that constitutes an emergency;
(x)Any safety-related condition that could lead to an imminent hazard and cause (either directly or indirectly by remedial action of the operator), for purposes other than abandonment, a twenty (20) percent reduction in operating pressure or shutdown of operation of a pipeline or an Equipment that contains or processes LNG, condensate, refrigerant or Natural Gas;
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(xi)safety-related incidents from LNG, condensate, refrigerant or Natural Gas transportation occurring at the Stage 3 facility; or
(xii)an event that is significant in the judgment of the LNG personnel and/or management even though it did not meet the above criteria or the guidelines set forth in the Project’s incident management plan.
B.In the event of an incident, the FERC has authority to take whatever steps are necessary to confirm operational reliability and to protect human life, health, property or the environment, including authority to direct the Project to cease operations. Following the initial notification to Owner, FERC staff will determine the need for Owner to file a separate follow-up report or follow-up in the upcoming semi- annual operational report. All follow-up reports should include investigation results and recommendations to minimize a reoccurrence of the incident. Contractor shall develop for Owner any such reports that may be required if the incident happened before Substantial Completion of any Train.
C.Owner has full responsibility to submit an implementation plan of how the Project plans to meet the conditions of the authorization order.
D.Owner has overall responsibility for the FERC application, coordination with FERC, and compliance issues. Contractor shall support Owner in providing required clarifications to FERC. Notwithstanding the foregoing, Contractor will not contact or otherwise engage in communications with FERC and other Governmental Instrumentalities regarding the Project without Owner’s involvement. For FERC support, five hundred (500) hours has been allocated for this Scope of Work and shall be subject to a Change Order for increase in the Contract Price to the extent the hours of FERC support provided by Contractor exceed five hundred (500) hours.
11.3Requirements of Department of Homeland Security
A.Facility Security Plan
1.Owner is subject to the requirements found in 33 CFR Part 105, and will develop a facility security plan (“Facility Security Plan” or “FSP”), for the Project. Contractor will assist Owner in the revision of the FSP, as required, and will structure all training programs for Owner and applicable Contractor personnel to comply with this FSP for the period up to Substantial Completion of all Trains.
B.Facility Security Assessment
1.Owner will be required to develop a facility security assessment (“Facility Security Assessment” or “FSA”) which addresses “response procedures for fire or other emergency response conditions” (33 CFR 105.305(a)(2)). The US Coast Guard also requires an emergency manual for LNG terminals in accordance with 33 CFR 127.307. Contractor will assist Owner in preparing and submitting the FSA to the COTP, along with the operations manual required by 33 CFR 127.305, before the Project can be placed in service. The manuals developed for overall Stage 3 Facility operation and ship loading shall be consistent with the USCG operations manual.
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11.4Environmental Mitigation . During project construction and commissioning activities, the Owner is responsible for protecting the wetlands adjacent to the Site.
ARTICLE 12
DETAILED SCOPE OF WORK – CONSTRUCTION
12.1General. The prefabrication / fabrication / erection / installation disciplines included here below are not intended to be exhaustive. Contractor shall be responsible to identify all disciplines to be included in completion of the Work.
12.2Welding and NDT Procedures and Qualification
A.Contractor shall be responsible for and shall carry out all activities associated with welding and NDT qualification for the Work according to Specifications, including:
1.Prepare and qualify welding procedures (WPS and PQR including laboratory tests) for structural and pipe welding, including the preparation of all necessary specific procedures to control the welding process (PWHT, test coupon, etc.);
2.Qualification of welders (WPQ) including related laboratory testing for structural and pipe welding;
3.Qualification of welding equipment and consumables;
4.Maintaining welder qualification records;
5.Monitoring welder performance;
6.Prepare NDT/PWHT procedures;
7.Qualification of NDT equipment;
8.Qualification of equipment operators for NDT;
9.Perform NDT as per the procedures;
10.Obtain handling permits for radioactive materials;
11.Supply of all associated electric power, consumables, materials, Construction Equipment, and other associated items;
12.Provide and maintain secure storage for radioactive sources; and
13.Implement specific safety procedures relating to radioactive sources.
12.3Civil & Underground Works
A.Contractor’s civil work scope shall include:
1.Surveys
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(i)Site survey to verify the condition of the Site, including geotechnical (part of bridging) and topography;
(ii)Setting out the Project and temporary facilities;
(iii)Site survey to verify the Site preparation works; and
(iv)Final site survey to produce “as builts” as required.
(1)Any geotechnical soil investigation at Site that Contractor should deem necessary to perform its Work, after firming up the plot plans, including boreholes at the anticipated final location of the Project’s heavy loads.
(2)Soil substitution and/or soil improvement measures and piling where necessary for the pavement and foundations stability.
2.Earthworks at Site
(i)Accommodation at all interfaces between structures and the ground (underground cables, drains, piping, concrete ditches, etc.) for any expected ground subsidence identified in the geotechnical soil investigation.
3.Drainage Systems
(i)The installation and testing of all underground pipework, pipelines, vessels and tanks and associated facilities including installation markers.
(ii)Buried electrical, instruments, telecoms, networks, etc. All earthworks, trenching, back-filling and other associated works for underground cable networks and installation of markers.
(iii)All road and pavement works within the Site.
4.Foundation Preparation
(i)Excavation, shuttering, compaction, imported material, etc.
(ii)All storage tank foundations, bund walls, and all associated works.
5.Underground Earthing Network
(i)Installation of the UG earthing system and cathodic protection system.
6.Concrete works
(i)Trial mix;
(ii)Foundations;
(iii)Structures, floors;
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(iv)Basins and pits; and
(v)Testing of cement, aggregates, concrete by a reputable independent laboratory.
B.Installation of anchor bolts, inserts, and embedded items.
C.Surface preparation and grouting of all Equipment and Construction Equipment.
D.Backfilling and compaction works around foundations, embankments, paving areas.
E.Compaction tests as required.
F.Importation of backfill material as required for earthworks.
G.The laying of all paving and graveled areas.
H.Disposal on Site of all uncontaminated surplus soil and/or unsuitable excavated material.
I.Maintain all crushing test, compaction tests, leak test and the like.
J.Final “As Built” surveys for underground services, pipes, cables and equipment in accordance with Attachment B.
K.Any and all other civil and underground works to complete the Work.
12.4Piping
A.Contractor’s piping Work scope shall include, but not limited to:
1.Fabrication and installation of all piping supports;
2.Fabrication and installation of the filter/separator;
3.Fabrication and installation of cryogenic pipe work and supports;
4.Prefabrication and erection of all pipes, manifolds and components;
5.NDT and Post Weld Heat Treatment;
6.Fabrication and installation of valve supports;
7.Installation of all Site installed valves;
8.All pipes and associated supports shall be fabricated, inspected and tested in accordance with Applicable Codes and Standards, and Specifications inclusive of hydrostatic or other forms of pressure testing;
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9.Erection of pipes shall be carried out in such a way as to prevent any over stress on pipes or the Equipment to which they are connected. Contractor shall install adequate temporary pipe supports and dummy spools where final supports and interfaces are not available;
10.Contractor shall take all necessary precautionary measures to prevent damage to pipe during the construction phase of the Work;
11.Corrosion prevention applications to piping components (e.g., flanges) shall be re-applied following welding or PWHT, or damage caused by any means; and
12.Contractor shall take necessary precautionary measures and preservation to maintain installed piping free from debris, tools, rags, etc. Control systems should be put in place.
12.5Electrical
A.Contractor’s electrical Work scope shall include:
1.Fabrication and installation of cable tray supports, cable channel supports and electrical equipment supports;
2.Installation of cable trays and cable channels (as applicable);
3.Trenching, underground installation and backfilling as required;
4.Installation of electrical equipment including HV/LV switchgear, power transformers, UPS (inverter, batteries and charger), control panels, MCC’s, lighting fixtures, floodlights, air navigation beacons, switches, outlets, junction boxes and any other electrical equipment;
5.Installation of power, control and lighting cables and required testing;
6.Glanding, insulation resistance checks and terminating connections to Equipment and systems;
7.Installation of grounding systems, including grounding cables/bars and connections;
8.Installation of lightning protection conductors, as applicable;
9.Installation of cathodic protection systems, including test stations, cables and connections; and
10.Any and all other electrical work and / or services necessary to complete the Work;
12.6Instrumentation
A.Contractor’s instrumentation Work scope shall include:
A-1-43

1.Fabrication and installation of cable tray supports and instrumentation equipment supports and protection;
2.Installation of cable trays, covers and ladders (as applicable);
3.Trenching, underground installation and backfilling as required;
4.Installation of field, control room and technical rooms’ instrumentation equipment including control and supervisory systems. Control units, individual instruments, individual safety devices (detectors, etc.), junction boxes, local panels and other instrumentation equipment;
5.Installation of instrumentation and safety device cables and required testing
6.Glanding, insulation resistance checks (instrumentation cables not typically meggered), and terminating cables / lines connections to instrumentation equipment and safety devices;
7.Installation of instrument air lines and hydraulic control lines including supports and protection;
8.Installation of all process impulse lines including supports and protection;
9.Any and all other instrumentation work and / or services necessary to complete the Work;
12.7Telecommunications
A.Contractor’s telecommunications Work scope shall include:
1.Trenching, underground installation and backfilling as required;
2.Installation of all telecommunication systems: structured cabling system, fiber optic network, telephony, data network, wireless router capability throughout the Facility (including the operating areas), public address, radio systems, CCTV, marine systems, intrusion, access control, POB, etc.
3.Installation of structured cabling infrastructure (e.g., field, technical rooms, buildings), electrical and earthing infrastructure and required testing;
4.Glanding and terminating connections to communications equipment including all markers, ferrules and the like for cable identification; and
5.Installation of weather protection housings including fixings as required by Specifications or Applicable Codes and Standards.
12.8HVAC
A-1-44

A.For substations and operations shelter buildings, as applicable Contractor’s HVAC Work scope shall include:
1.Inspection of the building before installation of systems and equipment;
2.Fabrication and installation of cable tray supports and HVAC equipment supports;
3.Installation of cable trays;
4.Installation of HVAC equipment including HVAC refrigeration units, heating units, roof top units (as applicable), ducting, fire dampers, thermostats, local controls, junction boxes and any other HVAC equipment;
5.Installation of HVAC power and control cables and required testing;
6.Glanding and terminating connections to HVAC equipment and installation of all markers ferrules and the like for cable identification;
7.Contractor shall provide an operational HVAC system servicing the technical rooms prior to the installation of control, electrical and communications equipment / instruments in such rooms;
8.Provision for temporary air conditioning units to protect installed equipment prior to commissioning of permanent HVAC installation; and
9.Provision of dehumidifiers where ever sensitive equipment (mainly electronic equipment) shall be installed prior permanent HVAC is commissioned.
12.9Safety and Firefighting Equipment
A.Contractor’s safety work scope shall include:
1.Fabrication and installation of safety equipment supports and firefighting;
2.Equipment supports;
3.Installation of safety and firefighting equipment including fire extinguisher brackets and fire extinguishers, water and foam monitors, hose reel cabinets, first aid boxes, eye wash stations, safety showers, water fountains, foam packages and systems, evacuation aids and any other safety and firefighting/fire brigade equipment as required;
4.Fabrication and installation of local fire water piping connections to hose reel cabinets;
5.Fabrication and installation of water piping connections to eye wash stations and safety showers; and
A-1-45

6.Safety and firefighting equipment that may be non-secured or subject to damage shall be installed at Site following completion of the pre-commissioning phase of the Work or unless otherwise instructed by Owner.
12.10Painting, Coating and Fireproofing
A.Contractor’s painting and coating scope of Work shall include, but not limited to, surface preparation and application of painting / coating systems in accordance with the Specifications and vendor recommendations:
1.All metallic surfaces subject to ambient conditions;
2.Underground foundations and metallic pipe / drainage systems;
3.Underground pipelines, vessels and tanks;
4.Insulated equipment, piping, instruments;
5.All surfaces subject to corrosive product splashing or contaminants;
6.Insulation protection sheeting external surfaces;
7.Piping systems, including piping supports and piping system color coding including stenciled identification markings;
8.Equipment packages including stenciled equipment identification markings;
9.Damaged and/or deteriorated areas, as required; and
10.Any and all other painting/coating works and / or services necessary to complete the Work.
B.Contractor shall execute all necessary precautions prior to commencing surface preparation or painting applications (including paint spraying). These shall include covering / protecting surfaces not to be prepared or painted. Contractor shall also clean areas of grit and any other debris created by painting activities in a timely manner.
12.11Insulation
A.Contractor’s insulation scope of work shall include, but not limited to:
1.Application of insulation materials to pipes, vessels, equipment, valves etc.;
2.Installation of cladding over applied insulation;
3.Passive fire protection of steel work, pipe racks, equipment supports, piping and valves; and
A-1-46

4.Any and all other insulation works and/or services necessary to complete the Works.
12.12Buildings and Architectural
A.Contractor’s building and architectural scope of Work shall include, but not be limited to:
1.Construction of reinforced concrete and steel structures including foundations, walls, suspended slabs, floors and the like if required;
2.Blast proof doors and frames if required;
3.Inspection of foundations;
4.Internal doors, partitions and frames;
5.Buildings’ utilities including water, drainage, sanitary facilities, power and lighting, including distribution boards, cabling and the like;
6.Architectural items including floor and ceiling panels, fittings and fixtures, painting and other finishes if required;
7.Data network wiring and audio/visual capability in conference rooms if required;
8.Mechanical rooms, electrical rooms, and data network rooms accessible from inside the buildings if required;
9.Equipment shelters and enclosures including support steelwork and cladding/sheeting, safety fencing/enclosures and the like if required; and
10.Fixed equipment that may be subject to damage shall be installed at the Site following completion of all other Works in the buildings.
12.13Equipment
A.Contractors’ Equipment scope of Work shall include:
1.Inspection of foundations;
2.Arrangements for attendance at the Site of Subcontractors’ representatives (as required);
3.Unpacking the Equipment at the storage area and checking for completeness and external / internal damage and rectifying same if found;
4.Fabrication and installation of all Equipment supports including, structural reinforcements, plinths, containments, etc.;
A-1-47

5.Lifting of Equipment: Heavy lifts shall be carried out in accordance with specific lift plans;
6.Assembly of the Equipment component parts (as required);
7.Setting of the Equipment in place and carrying out necessary alignment, leveling, etc.;
8.Fixing of the Equipment in place, using approved fixing methods (bolting/welding);
9.Checking the equipment installation for completeness;
10.Equipment to be installed includes:
(i)Pressure vessels, columns and tanks
(ii)Air cooled heat exchangers
(iii)Heat exchangers compressors and pumps
(iv)Process and utility packages
(v)Control systems
(vi)Telecommunication systems
(vii)Heaters
11.Miscellaneous and all other Equipment; and
12.Provision of protection measures after completion as required; and necessary preservation procedures carried out.
12.14Steel Work
A.Contractor’s steel scope of Work shall include, but not limited to:
1.Inspection and dimensional checks on all foundations;
2.All structural steel prefabrication, assembly and erection, including primary steel members, secondary steel, shelters, platforms for equipment, flare stacks and related access platforms, pipe racks and supports, ladders, stairs, walkways and handrails; and
3.All other associated structural works.
12.15Interfaces and Tie-ins. Contractor will prepare a tie-in list and action plan with all required isolation relating to the progressive start-up of the Project.
12.16Labeling and Tagging
A-1-48

A.Equipment, instruments, and piping will be labeled and / or tagged to satisfy the NFPA 59 requirements of the FERC order authorizing the Project.
B.Instrument tags will be stamped metal and be secured to the applicable instrument with stainless steel or equivalent wire that will withstand weather and wind.
C.Car seal tags will be implemented and administered by Contractor prior to Substantial Completion.
ARTICLE 13
DETAILED SCOPE OF WORK – LOAD OUT & TRANSPORT
13.1General. This section is applicable to the Equipment/material to Site.
13.2Forwarding
A.Contractor shall execute all forwarding of all Equipment, including the following requirements:
1.Contractor shall organize and coordinate packing, marking and transport of Equipment from the source of supply determined in the purchase order to the Site by a mode that meets the requirements of the Project Schedule. This shall include all services related to import facilities and obtaining necessary licenses and documents as required;
2.Such Work shall include, but not be limited to:
(i)Preparation of packing, marking, shipping and documentation specifications;
(ii)Inspection of packing, marking, and loading;
(iii)Develop plans and procedures for freight forwarding, handling and customs clearance of equipment and materials to manage all freight that is consigned to arrive at the Site;
(iv)Local transportation – Contractor shall comply with all Applicable Laws regarding the local transportation of materials and Equipment, to include Permits, escorts, load limits, signs and diversion construction;
(v)Overseas transportation – Contractor shall take responsibility for organizing and securing the approval for the marine transport of heavy equipment by the marine warranty surveyor. When carrying out overseas transportation by either sea or air, Contractor shall comply with the provisions of the Agreement. Any freight by air, Contractor shall only use IATA approved aircraft;
(vi)Prepare, maintain and issue a monthly shipping progress report and monthly shipping forecast;
(vii)Arrange for the importation of all materials and Equipment purchased, for receiving and offloading at the Site, or, in the case of spare parts, the Owner-
A-1-49

designated storage facility on the Land, and for obtaining all necessary licenses, insurance certificates and any other documents required;
(viii)Off-loading and loading operations, handling and movements, protection, preservation, storage and maintenance of operating spares shall comply, as a minimum requirement, with Subcontractors’ instructions and recommendations and with applicable provisions of Contractor’s material handling procedure.
13.3Marine Transportation of Equipment (if applicable)
A.Contractor shall be responsible for all sea and inland water transportation of Equipment including supply of all vessels/towing barges/personnel, materials, tools and other related marine operations. Contractor shall obtain “Certificate of Approval” from the marine warranty surveyor for all load-out, sea-transportation, ro-ro, lo-lo and other related operations. Owner reserves the right to demand alternatives to Contractor’s proposed barges, vessels or Equipment if Contractor’s proposals are not proven to be safe or suitable for the operation.
B.Contractor shall obtain approval from the necessary Governmental Instrumentalities for all transportation activities and for associated equipment, including but not necessarily limited to:
1.Entry of vessels and equipment including personnel;
2.Towing regulations;
3.Vessel operations; and
4.Quarantine.
C.Contractor shall require preservation of all Equipment during transportation from the fabrication site to the final location for installation. The preservation shall include protection against the environment to prevent water ingress and condensation. Contractor shall require that all vessels and crew comply with Applicable Law. Contractor shall be responsible for all grillage scope of work to be carried out on all Equipment transportation vessels. Contractor shall acknowledge that quarantine requirements may involve Equipment to be temporarily located in the designated area/facilities for inspection and wash-down purposes. Proper precautions shall be taken to preserve all Equipment. Temporary bracings for transportation or installation aides shall be clearly identified so these can be safely removed after final installation of the Equipment is accomplished.
13.4Customs Clearance. Equipment for the Site shall be subject to customs regulations and inspection. Contractor shall review and understand these regulations and implement all procedures and activities to perform this function. All costs associated with the importation and/or re-exportation shall be the responsibility of Contractor. Contractor shall clear all Equipment through customs for use at the Site.
ARTICLE 14
DETAILED SCOPE OF WORK – EQUIPMENT INSTALLATION
Contractor shall furnish all labor, materials, Equipment, machinery, transportation and supervision necessary to pre-assemble (where applicable), assemble, allocate, lift, set, level, install and tie-down all production and utility mechanical Equipment in accordance with the relevant documentation. Contractor shall utilize Subcontractor representatives as required to support the assembly, installation, testing and commissioning of Equipment. Contractor shall protect all Equipment from damage, corrosion and entry of
A-1-50

foreign materials prior to and during the installation. Contractor shall protect all Equipment from external influences during installation whilst multiple works are being carried out in the same vicinity. Required preservation procedures are to be carried out throughout the installation and pre-commissioning periods
ARTICLE 15
DETAILED SCOPE OF WORK – COMMISSIONING
15.1Commissioning of Utilities. Contractor shall commission the utilities systems, and have them operationally tested (as technically required) in sufficient time in advance to allow for the commissioning of the process and other systems. A modification control plan shall be put in place as per Contractor’s procedure, particularly for programmable electronic systems and all modifications thereto, and software needing to be carefully controlled and managed. Access passwords to any programmable units of any package or machinery must be made available to Owner after Substantial Completion.
15.2Witness of Commissioning Activities. Contractor is to allow Owner to witness commissioning activities, Owner will minimize disruption to Contractor and/or Subcontractor Work.
15.3Approved Safety Systems. When planning and performing commissioning activities, Contractor shall take into account the fact that, as soon as any utilities and process systems are under commissioning or in operation, Contractor shall implement a work permit system. Contractor’s Permit to Work procedure for the commissioning activities shall be available to Owner.
15.4Additional Measures. At the time of introduction of any product, in particular Natural Gas, into the Project for commissioning, some additional measures related to organization of the works and safety systems shall be implemented. Owner will have the right to audit the application of Contractor’s permit to work system. It is the objective of Owner to maximize the exposure of Owner’s personnel within the pre-commissioning and commissioning process as a means of accelerated training as defined in Attachments M of the Agreement.
15.5Number of positions which will be provided by Owner
A.Per Attachment M, Owner will provide a fixed number of operations and maintenance personnel for training, on-the-job training and to participate in the operation of the Facility under Contractor’s direction through Substantial Completion.
15.6General
A.Commissioning shall include:
1.Verification that the electrical and instrument function of the Project will perform in accordance with the design documents and the Drawings and Specifications;
2.Leak testing with nitrogen or air;
3.Actual run-in and on-line tests of utilities and major equipment;
4.Preparation for introduction of process hydrocarbons;
A-1-51

5.Submission for approval of Punchlist items; and
6.Commissioning by functional system and will include activities within defined separable portions.
15.7Contractor’s Responsibilities
A.Contractor’s responsibilities for commissioning shall include the following:
1.Providing a team of suitable, experienced, qualified and trained personnel for commissioning in accordance with Contractor’s requirements. Contractor’s commissioning team shall report to Contractor’s Representative. Commissioning schedule must be submitted to Owner at least two (2) weeks in advance;
2.Preparing safety audits and maintaining record of all safety audit items;
3.Providing necessary commissioning and start-up spare parts on Site;
4.Executing all scheduling, planning and progress reporting;
5.Coordinating activities of any Subcontractors participating in the Work, including for specific packages or Equipment requiring specialist technical knowledge, or for specific tasks such as valve leak testing, small repair facilities, chemical cleaning and inerting;
6.Conducting work planning meetings as required;
7.Developing all required software items;
8.Maintaining all documentation and records of completion activities in hard copy and database formats. Maintaining records of all design changes for updating the operating manual, as applicable, towards the end of Work.
9.Supply, operation, maintenance and removal of materials, Equipment utilities and services required for commissioning such as:
(i)Temporary power generation (including generators, transformers, switchgear, distribution units, cables, temporary junction boxes, load banks, supports as necessary);
(ii)Portable oil heaters, pumps, oils for flushing of Equipment and oil circuits;
(iii)Temporary instrument air supply (free of moisture);
(iv)Pneumatic test are used in stainless steel installations, however if water is used, fresh clean water with low chlorine content and corrosion inhibitor, suitable for testing of stainless steel and all alloys susceptible to chlorine adverse effects;
(v)Mechanical, electrical and instrumentation test gear and small tools necessary to carry out calibration and Performance Tests;
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(vi)Temporary strainers, temporary spades, flanges; Gathering and completing the commissioning dossier of the complete systems;
(vii)Performing repair Work for defective systems and retesting as required; and
(viii)Transmitting to Owner the commissioning dossiers and notification for RFSU Certificates.
A-1-53

ATTACHMENT A, SCHEDULE A-2

DESIGN BASIS

The Project Basis of Design consists of the documents produced within the Front End Engineering Design (FEED) portion of the project and serve as the basis of this Agreement. Section 1.5 of Attachment A, Schedule A-1 will supersede any conflicts or inconsistencies between these documents and any provision or requirement in the remainder of Attachment A.

The engineering documents included in the following list represents the design as progressed as of January 28th, 2022 and are preliminary in nature, generally reflect the Work required to be performed by Contractor under the Agreement, but do not reflect all Work required to be performed under the Agreement and may require revision in order to comply with all of the requirements of the Agreement. Contractor reserves the right to modify these design documents as engineering progresses through the EPC phase to incorporate changes from the HAZOP, incorporate design details or changes made to align with design requirements, such modifications may include iterative variations, improvements additions or deletions to any design, calculations, drawings, equipment specifications, specifications and other documents that provide greater detail to the design basis, in accordance with generally accepted engineering and procurement industry standards for engineering companies performing similar services or any revisions to such documents arising from any variation, improvement or addition to any vendor drawings or data. Nothing in the documents referenced in this Schedule A-2 shall reduce or limit Contractor’s obligations or liabilities under the Agreement, and any language in such Drawings, Specifications and other documents purporting to do so shall be null and void, and without force or effect.

Based on conference note: 26228-210-G15-GAM-00029:

The scope of Bridging includes:
•Package 1:
◦7-trains
◦OSBL, including CCL Stages 1/2 tie-ins
◦Refrigerant Truck Unloading
◦Fire Waters Tanks/Pumps
◦Hybrid (Ground + Elevated) Flare
•Package 7 (Trains 8/9) pre-investment
•Site preparation (including rough grading, soil stabilization, roads, drainage etc.), and sizing of common equipment / commodities in Phase 1 (e.g. LNG trenches, sumps, common headers such as rundown line and utility lines, pipe racks, electrical duct banks, tie-ins etc.) pre-invested for LNG Tank, Pipeline Compressor, CCL Stage 3 BOG Compressors, Refrigerant Storage and Acid Gas Flare K.O. Drums.

The scope of Bridging excludes:
•CCL Stages 1/2 BOG Compressor #6
•Refrigeration Storage
•LNG Tank and associated equipment / waterfall piping, etc.
•Pipeline Compressor and BOG Compressors in CCL Stage 3
•Acid Gas Flare K.O. Drums
•Package 6 (TGCH Feed Gas Pipeline Segment B, including Pig Launcher and Receiver)

Documents in this Attachment showing scopes related to the LNG Storage Tank, CCL Stage 3 BOG Compressors, Pipeline Compressor, Refrigerant Storage and Acid Gas K.O. Drums will be updated to remove these scopes in bridging / detailed engineering.

Documents related to CCL Stages 1/2 BOG Compressor #6, and Package 6 are not included in this Attachment.

Note: Laydown areas within permanent facility pad, identified as item 37 on site plan 26228-400-P1-30-00001, only includes Zone 1 areas, and not Zone 2. Engineering documentation will be updated during detailed engineering to reflect this change.

The relevant documents that form the Basis of Design and are incorporated into the Agreement are fully repeated herein, and such documents are fully incorporated into this Agreement as if fully repeated herein.

A-2-2

TABLE A-2-1
CONTRACTOR FEED DOCUMENT

A-2-3

Disc	Document No	Title	Revision
CSA	26228-100-30H-C04-00001	Technical Memo - Wind Load Design Basis for Cheniere's LNG Facilities	001
CSA	26228-100-3DR-C04F-00001	Design Criteria For Civil Sitework	000
CSA	26228-100-3DR-S04F-00001	Design Criteria for Structures and Foundations	000
CSA	26228-100-3PS-CG00-F0001	Specification for Site Preparation and Earthwork	000
CSA	26228-100-3PS-CS00-F0001	Specification for Road Construction	000
CSA	26228-100-3PS-CY04-F0001	Specification for Survey	000
CSA	26228-100-3PS-CY10-F0001	Specification for Fencing and Gates	000
CSA	26228-100-3PS-DB01-F0001	Specification for Furnishing and Delivering Concrete	000
CSA	26228-100-3PS-DB01-F0002	Specification for Grout and Adhesives Materials and Installations	001
CSA	26228-100-3PS-DB02-F0001	Specification for Concrete Work	000
CSA	26228-100-3PS-DG01-F0001	Specification for Furnishing and Fabricating Reinforcing Steel	001
CSA	26228-100-3PS-SS01-F0001	Specification for Furnishing Structural Steel - Miscellaneous Steel	000
CSA	26228-100-3PS-SS01-F0002	Specification For Detailing of Structural Steel and Miscellaneous Steel	001
CSA	26228-100-3PS-SS02-F0001	Specification for Erection of Structural Steel and Miscellaneous Steel	000
CSA	26228-100-3PS-SY01-F0001	Specification for Material Testing Services	000
CSA	26228-100-C0-0000-00001	Civil Site Development Standards - General Notes - Legend AND ABBREVIATIONS	000

Disc	Document No	Title	Revision
CSA	26228-100-C0-0000-00002	Civil Site Development Standards - General Legend and Abbreviations	000
CSA	26228-100-C0-0000-00003	Civil Site Development Standards - Surfacing Sections and Details	000
CSA	26228-100-C0-0000-00004	Civil Site Development Standards - Road Sections and Details	000
CSA	26228-100-C0-0000-00005	Civil Site Development Standards - Sediment Control Details	000
CSA	26228-100-C0-0000-00006	Civil Site Development Standards - Fence Sections and Details	000
CSA	26228-100-C0-0000-00008	Civil Site Development Standards - Drainage Details	001
CSA	26228-100-C0-0000-00009	Civil Site Development Standards - Guardrail and Guard Post	000
CSA	26228-100-C0-0000-00010	Civil Site Development Standards - Road Signage and Markings	000
CSA	26228-100-C0-0000-00011	Civil Site Development Standards - Pipe Culvert Installation Details	000
CSA	26228-100-C0-0000-00012	Civil Site Development Standards - Box Culvert Installation Details	000
CSA	26228-100-C0-0000-00013	Civil Development Standard Drawing - Concrete Headwall with Parallel Wings (H1)	000
CSA	26228-100-C0-0000-00014	Civil Site Development Standards - Standard Drawing - Concrete Headwall with Flared Wings (H2)	000
CSA	26228-100-C0-0000-00015	Civil Site Development Standards - RCBC Wing Walls (H3)	000
CSA	26228-100-C0-0000-00016	Civil Site Development Standards - Joints in Concrete Pavement	000
CSA	26228-400-CD-0000-00050	Civil Site Development - Rough Grade Plan - Culvert Schedule 01	00B
CSA	26228-700-CD-0000-00050	Civil Site Development - Rough Grade Plan Culvert Schedule	00B
A-2-5

Disc	Document No	Title	Revision
CSA	26228-400-CD-0000-00051	Civil Site Development - Rough Grade Plan - Culvert Schedule 02	00B
CSA	26228-400-CD-0000-00052	Civil Site Development - Rough Grade Plan - Culvert Schedule 03	00B
CSA	26228-400-CD-0000-00053	Civil Site Development - Stormwater System - Catch Basin Schedule	00B
CSA	26228-700-CD-0000-00053	Civil Site Development - Stormwater System Catch Basin Schedule	00B
CSA	26228-400-CD-0000-00100	CCLNG Stage 3 Site Plan - Overall Stormwater Drainage Area Map	00B
CSA	26228-700-CD-0000-00100	CCLNG Stage 3 Site Plan - Overall Stormwater Drainage Area Map	00B
CSA	26228-400-CD-0000-00150	LNG Spill - Stormwater Runoff Containment System	00B
CSA	26228-700-CD-0000-00150	LNG Spill - Stormwater Runoff Containment System	00B
CSA	26228-400-CG-0000-00100	Civil Site Development - Rough Grade Key Plan	00B
CSA	26228-400-CG-0000-00101	Civil Site Development - Rough Grade Plan - Sheet 01	00B
CSA	26228-400-CG-0000-00102	Civil Site Development - Rough Grade Plan - Sheet 02	00B
CSA	26228-400-CG-0000-00103	Civil Site Development - Rough Grade Plan - Sheet 03	00B
CSA	26228-400-CG-0000-00104	Civil Site Development - Rough Grade Plan - Sheet 04	00B
CSA	26228-400-CG-0000-00105	Civil Site Development - Rough Grade Plan - Sheet 05	00B
CSA	26228-400-CG-0000-00106	Civil Site Development - Rough Grade Plan - Sheet 06	00B
CSA	26228-400-CG-0000-00107	Civil Site Development - Rough Grade Plan - Sheet 07	00B
CSA	26228-400-CG-0000-00108	Civil Site Development - Rough Grade Plan - Sheet 08	00B
A-2-6

Disc	Document No	Title	Revision
CSA	26228-400-CG-0000-00109	Civil Site Development - Rough Grade Plan - Sheet 09	00B
CSA	26228-400-CG-0000-00110	Civil Site Development - Rough Grade Plan - Sheet 10	00B
CSA	26228-400-CG-0000-00111	Civil Site Development - Rough Grade Plan - Sheet 11	00B
CSA	26228-400-CG-0000-00112	Civil Site Development - Rough Grade Plan - Sheet 12	00B
CSA	26228-400-CG-0000-00113	Civil Site Development - Rough Grade Plan - Sheet 13	00B
CSA	26228-400-CG-0000-00114	Civil Site Development - Rough Grade Plan - Sheet 14	00B
CSA	26228-400-CG-0000-00115	Civil Site Development - Rough Grade Plan - Sheet 15	00B
CSA	26228-400-CG-0000-00116	Civil Site Development - Rough Grade Plan - Sheet 16	00B
CSA	26228-400-CG-0000-00117	Civil Site Development - Rough Grade Plan - Sheet 17	00B
CSA	26228-400-CG-0000-00118	Civil Site Development - Rough Grade Plan - Sheet 18	00B
CSA	26228-400-CG-0000-00119	Civil Site Development - Rough Grade Plan - Sheet 19	00B
CSA	26228-400-CG-0000-00120	Civil Site Development - Rough Grade Plan - Sheet 20	00B
CSA	26228-400-CG-0000-00121	Civil Site Development - Rough Grade Plan - Sheet 21	00B
CSA	26228-400-CG-0000-00122	Civil Site Development - Rough Grade Plan - Sheet 22	00B
CSA	26228-400-CG-0000-00123	Civil Site Development - Rough Grade Plan - Sheet 23	00B
CSA	26228-400-CG-0000-00124	Civil Site Development - Rough Grade Plan - Sheet 24	00B
CSA	26228-700-CG-0000-00124	Civil Site Development - Rough Grade Plan - Sheet 24	00B
A-2-7

Disc	Document No	Title	Revision
CSA	26228-400-CG-0000-00125	Civil Site Development - Rough Grade Plan - Sheet 25	00B
CSA	26228-400-CG-0000-00126	Civil Site Development - Rough Grade Plan - Sheet 26	00B
CSA	26228-400-CG-0000-00127	Civil Site Development - Rough Grade Plan - Sheet 27	00B
CSA	26228-400-CG-0000-00128	Civil Site Development - Rough Grade Plan - Sheet 28	00B
CSA	26228-700-CG-0000-00128	Civil Site Development - Rough Grade Plan - Sheet 28	00B
CSA	26228-400-CG-0000-00129	Civil Site Development - Rough Grade Plan - Sheet 29	00B
CSA	26228-400-CG-0000-00130	Civil Site Development - Rough Grade Plan - Sheet 30	00B
CSA	26228-400-CG-0000-00200	Civil Site Development Soil Improvement on Grade Key Plan	00B
CSA	26228-700-CG-0000-00200	Civil Site Development - Soil Improvement on Grade Key Plan	00B
CSA	26228-400-CG-0000-00201	Civil Site Development Soil Improvement on Grade - Sheet 1	00B
CSA	26228-700-CG-0000-00201	Civil Site Development - Soil Improvement on Grade	00B
CSA	26228-400-CG-0000-00202	Civil Site Development Soil Improvement on Grade - Sheet 2	00B
CSA	26228-700-CG-0000-00202	Civil Site Development - Soil Improvement on Surcharge Plan	00B
CSA	26228-400-CG-0000-00203	Civil Site Development Soil Improvement at Rough Grade Key Plan	00B
CSA	26228-400-CG-0000-00204	Civil Site Development Soil Improvement at Rough Grade Plan - Sheet 1	00B
CSA	26228-400-CG-0000-00205	Civil Site Development Soil Improvement at Rough Grade Plan - Sheet 2	00B
CSA	26228-400-CG-0000-00206	Civil Site Development Soil Improvement at Rough Grade Plan - Sheet 3	00B
A-2-8

Disc	Document No	Title	Revision
CSA	26228-400-CG-0000-00207	Civil Site Development Soil Improvement at Rough Grade Plan - Sheet 4	00B
CSA	26228-400-CG-0000-00208	Civil Site Development Soil Improvement at Rough Grade Plan - Sheet 5	00B
CSA	26228-400-CG-0000-00209	Civil Site Development Soil Improvement at Rough Grade Plan - Sheet 6	00B
CSA	26228-400-CG-0000-00210	Civil Site Development Soil Improvement Surcharge Plan	00B
CSA	26228-400-CG-0000-00211	Civil Site Development - Soil Improvement Details for Wick Drains	00B
CSA	26228-400-CG-0000-00212	Civil Site Development Soil Improvement Details Cut and Fill Areas	00B
CSA	26228-400-CG-0000-00213	Civil Site Development Soil Improvement Details for Roads	00B
CSA	26228-400-CG-0000-00214	Civil Site Development - Soil Improvement at Rough Grade Plan - Sheet 7	00B
CSA	26228-100-D0-0000-00001	Structural Concrete Standards – General Notes and Abbreviations	000
CSA	26228-100-D0-0000-00002	Structural Concrete Standards – Rebar Development and Splice Lengths	000
CSA	26228-100-D0-0000-00003	Structural Concrete Standards – Vessel Foundation Details	000
CSA	26228-100-D0-0000-00004	Structural Concrete Standards – Joint Details for Mat Foundations & Slab Details	000
CSA	26228-100-D0-0000-00005	Structural Concrete Standards – Stair & Ladder Foundation Pad Details	000
CSA	26228-100-D0-0000-00006	Structural Concrete Standards – Embed Details	000
CSA	26228-100-D0-0000-00007	Structural Concrete Standards – Anchor Bolts & Sleeves	000
CSA	26228-100-D0-0000-00008	Structural Concrete Standards – Post-Installed Anchors	000
CSA	26228-100-D0-0000-00009	Structural Concrete Standards – Wall & Trench Details	000
A-2-9

Disc	Document No	Title	Revision
CSA	26228-100-D0-0000-00010	Structural Concrete Standards – Penetration Details	000
CSA	26228-100-D0-0000-00011	Structural Concrete Standards – Standard Pedestal Details – Sheet 1	000
CSA	26228-100-D0-0000-00012	Structural Concrete Standards – Standard Pedestal Details – Sheet 2	000
CSA	26228-100-D0-0000-00013	Structural Concrete Standards – Rebar Development and Splice Lengths	000
CSA	26228-100-S0-0000-00001	Structural Steel Standards – General Notes and Abbreviations	000
CSA	26228-100-S0-0000-00002	Structural Steel Standards – Beam Connections	000
CSA	26228-100-S0-0000-00003	Structural Steel Standards – Vertical Bracing Connections	000
CSA	26228-100-S0-0000-00004	Structural Steel Standards – Horizontal Bracing Connection	000
CSA	26228-100-S0-0000-00005	Structural Steel Standards – Columns and Base Plate Details	000
CSA	26228-100-S0-0000-00006	Structural Steel Standards – Angle Railing – Sheet 1 of 2	000
CSA	26228-100-S0-0000-00007	Structural Steel Standards – Angle Railing – Sheet 2 of 2	000
CSA	26228-100-S0-0000-00008	Structural Steel Standards – Ladder Details	000
CSA	26228-100-S0-0000-00009	Structural Steel Standards – Stair Railing per OSHA Regulation	000
CSA	26228-100-S0-0000-00010	Structural Steel Standards – Stair Details – Sheet 1 of 2	000
CSA	26228-100-S0-0000-00011	Structural Steel Standards – Stair Railing – Sheet 2 of 2	000
CSA	26228-100-S0-0000-00012	Structural Steel Standards – Grating Details	000
CSA	26228-100-S0-0000-00013	Structural Steel Standards – Floor Plate Details	000
A-2-10

Disc	Document No	Title	Revision
CSA	26228-100-S0-0000-00014	Structural Steel Standards – Safety Cable Holes	000
CSA	26228-100-S0-0000-00015	Structural Steel Standards – Fireproofing Details	000
CSA	26228-100-S0-0000-00016	Structural Steel Standards – Temporary Hole Cover Details	000
CSA	26228-100-S0-0000-00017	Structural Steel Standards – Beam Moment Connections	000
CSA	26228-100-S0-0000-00018	Structural Steel Standards – Ladder Safety Cage Details	000
CSA	26228-100-S0-0000-00021	Structural Steel Standards – Beam Shear Connection Details – Design and Detailing Guide	000
CSA	26228-100-S0-0000-00022	Structural Steel Standards - Beam Shear Connection Details – Beam-to-Column Type SA Capacity Table 1 (1 of 2)	000
CSA	26228-100-S0-0000-00023	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Column Type SA Capacity Table 1 (2 of 2)	000
CSA	26228-100-S0-0000-00024	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Girder Type SA Capacity Table 2 (1 of 3)	000
CSA	26228-100-S0-0000-00025	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Girder Type SA Capacity Table 2 (2 of 3)	000
CSA	26228-100-S0-0000-00026	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Girder Type SA Capacity Table 2 (3 of 3)	000
CSA	26228-100-S0-0000-00027	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Column Type SPE Capacity Table 3 (1 of 2)	000
CSA	26228-100-S0-0000-00028	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Column Type SPE Capacity Table 3 (2 of 2)	000
A-2-11

Disc	Document No	Title	Revision
CSA	26228-100-S0-0000-00029	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Girder Type SPE Capacity Table 4 (1 of 2)	000
CSA	26228-100-S0-0000-00030	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Girder Type SPE Capacity Table 4 (2 of 2)	000
CSA	26228-100-S0-0000-00031	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Column Flange Type SP Capacity Table 5 (1 of 2)	000
CSA	26228-100-S0-0000-00032	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Column Flange Type SP Capacity Table 5 (2 of 2)	000
CSA	26228-100-S0-0000-00033	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Girder Type SP Capacity Table 6 (1 of 3)	000
CSA	26228-100-S0-0000-00034	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Girder Type SP Capacity Table 6 (2 of 3)	000
CSA	26228-100-S0-0000-00035	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Girder Type SP Capacity Table 6 (3 of 3)	000
CSA	26228-100-S0-0000-00036	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Column Type SE Capacity Table 7 (1 of 2)	000
CSA	26228-100-S0-0000-00037	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Column Type SE Capacity Table 7 (2 of 2)	000
CSA	26228-100-S0-0000-00038	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Girder Type SE Capacity Table 8 (1 of 3)	000
CSA	26228-100-S0-0000-00039	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Girder Type SE Capacity Table 8 (2 of 3)	000
A-2-12

Disc	Document No	Title	Revision
CSA	26228-100-S0-0000-00040	Structural Steel Standards - Beam Shear Connection Details - Beam-to-Girder Type SE Capacity Table 8 (3 of 3)	000
CSA	26228-100-S0-0000-00041	Structural Steel Standards - Beam Shear Connection Details – Column Local Axial Capacity Table A (1 of 4)	000
CSA	26228-100-S0-0000-00042	Structural Steel Standards - Beam Shear Connection Details - Column Local Axial Capacity Table A (2 of 4)	000
CSA	26228-100-S0-0000-00043	Structural Steel Standards - Beam Shear Connection Details - Column Local Axial Capacity Table A (3 of 4)	000
CSA	26228-100-S0-0000-00044	Structural Steel Standards - Beam Shear Connection Details - Column Local Axial Capacity Table A (4 of 4)	000
CSA	26228-100-S0-0000-00045	Structural Steel Standards - Beam Shear Connection Details – Girder Web Local Axial Capacity Table B (1 of 2)	000
CSA	26228-100-S0-0000-00046	Structural Steel Standards - Beam Shear Connection Details – Girder Web Local Axial Capacity Table B (1 of 2)	000
CSA	26228-100-S0-0000-00047	Structural Steel Standards - Beam Shear Connection Details – Minimum Thickness for Supporting Member Table C	000
CSE	26228-100-3DR-J04F-00001	Control Systems Design Criteria – Instrument and Control Philosophy	000
CSE	26228-100-3DR-J04F-00002	Functional Safety Management Plan	00A
CSE	26228-100-3DR-J04F-00003	SIL Verification Calculations Basis and Assumptions	00A
CSE	26228-100-3PS-JA32-00001	Specification for Packaged Analyzer Systems	001
CSE	26228-100-3PS-JD01-F0001	Specification for Integrated Control and Safety Systems (ICSS)	00B
A-2-13

Disc	Document No	Title	Revision
CSE	26228-100-3PS-JD01-F0002	Specification for Distributed Control Systems (DCS)	00A
CSE	26228-100-3PS-JD03-F0001	Specification for Safety Instrumented Systems (SIS)	00A
CSE	26228-100-3PS-JQ00-F0003	Specification for Wiring for Instruments and Computers	000
CSE	26228-100-3PS-JQ05-F0001	Specification for Fire and Gas System (FGS)	00A
CSE	26228-100-3PS-JQ06-F0001	Specification for General Design for Instrumentation	001
CSE	26228-100-3PS-JQ07-F0001	SPECIFICATION FOR INSTRUMENTATION FOR PACKAGED SYSTEMS	000
CSE	26228-100-3PS-JQ07-F0003	Project Specification for Instrumentation for Refrigeration Compressor Package with Electric Motor Drive	000
CSE	26228-100-3PS-JQ10-F0001	Project Specification For Instrument Piping Materials	000
CSE	26228-100-3PS-JV00-F0001	***	000
CSE	26228-100-3PS-JV01-F0001	Project Specification for Control Valves and Regulators	001
CSE	26228-100-3PS-JV09-F0001	Project Specification for on/off and ESD Valves	001
CSE	26228-100-3PS-JV09-FL001	Approved Comments and Exceptions to The Project Specifications - Actuated On/Off Rising Stem Ball Valves (***)	000
CSE	26228-100-3PS-JV09-FL002	Approved Comments and Exceptions To The Project Specifications - Actuated On/Off And Control Butterfly Valves (***)	000
CSE	26228-100-3PS-JV09-FL003	Approved Comments and Exceptions To The Project Specifications - Actuated On/Off Ball Valves (***)	001
A-2-14

Disc	Document No	Title	Revision
CSE	26228-100-J0X-00-00001	INSTRUMENT INDEX TEMPLATE FOR MECHANICAL PACKAGES	00A
CSE	26228-700-J0X-00-00001	Instrument Index - Non-Confidential Units Package - 7	00A
CSE	26228-100-J1-0000-00001	ICSS Block Diagram	00A
CSE	26228-100-J1-0000-00002	ICSS Network Diagram	00A
CSE	26228-100-J3-JD-00012	Interlock List Unit 12	00A
CSE	26228-100-J3-JD-00013	Interlock List Unit 13	00A
CSE	26228-100-J3-JD-00016	Interlock List Unit 16	00A
CSE	26228-100-J3-JD-00017	Interlock List Unit 17	00A
CSE	26228-100-J3-JD-00018	Interlock List Unit 18	00A
CSE	26228-150-J3-JD-00019	Interlock List - Unit 19	00A
CSE	26228-100-J3-JD-00020	Interlock List - Unit 20	00A
CSE	26228-150-J3-JD-00024	Interlock List - Unit 24	00A
CSE	26228-100-J3-JD-00029	Interlock List Unit 29	00A
CSE	26228-100-J3-JD-00034	Interlock List Unit 34	00A
CSE	26228-100-J3-JD-00035	Interlock List Unit 35	00A
CSE	26228-150-J4-3020-00001	Cause and Effect Diagram - Unit 20 Refrigerant Storage	00A
CSE	26228-150-J4-3024-00001	Cause and Effect Diagram - Unit 24 LNG Storage	00A
A-2-15

Disc	Document No	Title	Revision
CSE	26228-100-J4-3029-00001	Cause and Effect Unit 29 – Effluent Treatment	00A
CSE	26228-100-J4-3111-00001	Cause and Effect Diagram Unit 11 – Inlet Feed Gas Heater and Metering	00A
CSE	26228-100-J4-3112-00001	Cause and Effect Diagram Unit 12 – ***	00A
CSE	26228-100-J4-3113-00001	Cause and Effect Diagram Unit 13 – Dehydration – Mercury Removal Unit	00A
CSE	26228-100-J4-3116-00001	Cause and Effect Unit 16 – MR Refrigeration and LNG Liquefaction	00A
CSE	26228-100-J4-3117-00001	Cause and Effect Diagram Unit 17 - Heavies Removal Unit	00A
CSE	26228-100-J4-3118-00001	Cause and Effect Unit 18 – Condensate Stabilization	00A
CSE	26228-150-J4-3119-00001	Cause and Effect Diagram - Unit 19 Flare and Thermal Oxidizer Systems	00A
CSE	26228-100-J4-3134-00001	Cause and Effect Diagram Unit 34 – Hot Oil System	00A
CSE	26228-100-J4-3135-00001	Cause and Effect Unit 35 – Plant – Instrument Air System	00A
ELEC	26228-100-3DR-E12F-00001	Design Criteria for Electrical System Design	000
ELEC	26228-100-3DR-E12F-00002	Design Criteria For Electrical System Design - Telecommunications Systems	00B
ELEC	26228-100-3PS-ECM1-F0001	Specification For Low Voltage AC Motor Control Centers	000
ELEC	26228-100-3PS-ECM3-F0001	Specification For Medium Voltage Motor Control Centers	000
ELEC	26228-100-3PS-ED00-F0001	Specification For D.C. Equipment	000
ELEC	26228-100-3PS-EEC0-F0001	Specification for CCTV and Security Systems	000
ELEC	26228-100-3PS-EFD0-F0001	Specification for Local Area Network System	000
A-2-16

Disc	Document No	Title	Revision
ELEC	26228-100-3PS-EFP0-F0001	Specification for Public Address & General Alarm System	000
ELEC	26228-100-3PS-EFY0-F0001	Specification for Telecommunications Cabling, Installation, and Testing	000
ELEC	26228-100-3PS-EGR2-F0001	Specification For Neutral Grounding Resistors	000
ELEC	26228-100-3PS-EH00-F0001	Specification for Electric Heat Tracing	000
ELEC	26228-100-3PS-EKL0-F0001	Specification For Packaged Substations	000
ELEC	26228-100-3PS-EKP0-F0001	Specification For Electrical Requirements For Packaged Equipment	000
ELEC	26228-100-3PS-ES00-F0001	Specification For 138kV Gas Insulated Switchgear	000
ELEC	26228-100-3PS-ESL1-F0001	Specification For Low Voltage Metal Enclosed Switchgear	000
ELEC	26228-100-3PS-ESM1-F0001	Specification For Medium Voltage Metal-Clad Switchgear	000
ELEC	26228-100-3PS-ETP0-F0001	Specification For Power & Distribution Transformers	000
ELEC	26228-100-3PS-ETP0-F0002	Specification For Main Power Transformers	000
ELEC	26228-100-3PS-EUY0-F0001	Specification For Uninterruptible Power Supply (UPS) Systems	000
ELEC	26228-100-3PS-EWE1-F0001	Specification For Cable - Low Voltage	000
ELEC	26228-100-3PS-EWG1-F0001	Specification For Power Cable - Medium Voltage	000
ELEC	26228-100-3PS-MUMI-F0001	Specification for Induction Motors Nema Frame - (200HP and Smaller)	000
ELEC	26228-100-3PS-MUMI-F0002	Specification for Large Induction Motors Nema Frame – (250HP and Larger)	000
ELEC	26228-100-A0X-0000-00001	Building List	00A
A-2-17

Disc	Document No	Title	Revision
ELEC	26228-700-E0X-000-00002	Electrical Equipment List - Package 7	00A
ELEC	26228-400-E1-02C01-30049	Electrical One-Line Diagram - 480V MCC 00ECL-02C01302	00B
ELEC	26228-150-E1-02D01-30056	Electrical One-Line Diagram - 4.16kV MCC 00-ECM-02D01202B	00B
ELEC	26228-150-E1-02D01-30072	Electrical One-Line Diagram - 480V MCC 00ECL-02D01303A SH 2 of 2	00A
ELEC	26228-150-E1-02D01-30077	Electrical One-Line Diagram - 480V MCC 00ECL-02D01303B SH 2 of 2	00A
ELEC	26228-400-E1-10D01-00001	Electrical One-Line Diagram - 138KV Switchgear 30ES-10D01001	00B
ELEC	26228-400-E1-11G01-00001	Electrical One-Line Diagram - 4.16KV Switchgear 31ES-11G01201	00B
ELEC	26228-400-E1-11G01-00002	Electrical One Line Diagram - 4.16KV MCC 31ECM-11G01201A	00B
ELEC	26228-400-E1-11G01-00003	Electrical One Line Diagram - 4.16KV MCC 31ECM-11G01201B	00B
ELEC	26228-400-E1-11G01-00004	Electrical One-Line Diagram - 480V Switchgear 31EK-11G01301	00B
ELEC	26228-100-E1-11G01-00005	Electrical One-Line Diagram 480V MCC 31ECL-11G01301A	00A
ELEC	26228-100-E1-11G01-00006	Electrical One-Line Diagram 480V MCC 31ECL-11G01301B	00A
ELEC	26228-100-E1-11G01-00007	Electrical One-Line Diagram 480V MCC 31ECL-11G01301C-E	00A
ELEC	26228-400-E1-11N01-00001	Electrical One-Line Diagram - 13.8KV Switchgear 31ES-11N01101A	00B
ELEC	26228-400-E1-11N01-00003	Electrical One Line Diagram - 13.8KV Switchgear 31ES-11N01101 Bus A	00B
ELEC	26228-400-E1-11N01-00004	Electrical One Line Diagram - 13.8KV Switchgear 31ES-11N01101 Bus B	00B
ELEC	26228-400-E1-11N01-00007	Electrical One-Line Diagram - 480V Switchgear 31EK-11N01301	00B
A-2-18

Disc	Document No	Title	Revision
ELEC	26228-100-E1-11N01-00010	Electrical One-Line Diagram 480V MCC 31ECL-11N01301A	00A
ELEC	26228-100-E1-11N01-00011	Electrical One-Line Diagram 480V MCC 31ECL-11N01301B	00A
ELEC	26228-100-E1-11N01-00012	Electrical One-Line Diagram 480V MCC 31ECL-11N01301C	00A
ELEC	26228-100-E1-11N01-00013	Electrical One-Line Diagram 480V MCC 31ECL-11N01301D-E	00A
ELEC	26228-100-E1-30-00001	One-Line Diagram Legend and Symbols	00B
ELEC	26228-400-E1-30-00002	Electrical One-Line Diagram - Overall Facility	00B
ELEC	26228-700-E1-30-00002	Electrical One-Line Diagram – Overall Facility	00B
ELEC	26228-100-E1-30-00003	Electrical One Line Diagram UPS System - Typical	00A
ELEC	26228-400-E1-31-00001	Electrical One-Line Diagram - Train 1 Overall	00B
ELEC	26228-400-E1-60K01-00001	Electrical One-Line Diagram - 13.8KV Switchgear 30ES-60K01101	00B
ELEC	26228-400-E1-60K01-00002	Electrical One-Line Diagram - 13.8KV Switchgear 30ES-60K01101 Bus A	00B
ELEC	26228-400-E1-60K01-00003	Electrical One-Line Diagram - 13.8KV Switchgear 30ES-60K01101 Bus B	00B
ELEC	26228-400-E1-60K01-00004	Electrical One-Line Diagram - 4.16KV Switchgear 30ES-30K01201	00B
ELEC	26228-400-E1-60K01-00005	Electrical One-Line Diagram - 4.16KV MCC 30ECM-60K01201A	00B
ELEC	26228-400-E1-60K01-00006	Electrical One-Line Diagram - 4.16KV MCC 30ECM-60K01201B	00B
ELEC	26228-400-E1-60K01-00007	Electrical One-Line Diagram - 480V Switchgear 30EK-60K01301	00B
ELEC	26228-100-E3-00-00001	Area Classification - Typical Details	00A
A-2-19

Disc	Document No	Title	Revision
ELEC	26228-100-E3-00-00002	Area Classification - Typical Details	00A
ELEC	26228-400-E3-00-00003	Area Classification - General Notes	00B
ELEC	26228-150-E3-02M01-30001	Electrical Area Classification OSBL - Flare Trains 1 2 and 3	00A
ELEC	26228-400-E3-30-00001	Area Classification - Overall Key Plan	00B
ELEC	26228-400-E3-30-00002	Area Classification - OSBL Plan South Pipe Rack - Transfer IMP Basin	00B
ELEC	26228-400-E3-30-00003	Area Classification - OSBL Plan South Pipe Rack at UG Road Crossing	00B
ELEC	26228-400-E3-30-00004	Area Classification - OSBL Plan Pipe Rack South of Refrigerant Storage	00B
ELEC	26228-400-E3-30-00005	Area Classification - OSBL Plan - Ground Flare Phase-1 OP - Shelter and Piperack East of Train 1 and 2	00B
ELEC	26228-400-E3-30-00006	Area Classification - OSBL Plan East of Train 5 6 and 7	00B
ELEC	26228-400-E3-30-00007	Area Classification - OSBL Plan Piperack West of Train 1 2 and 3	00B
ELEC	26228-400-E3-30-00008	Area Classification - OSBL Plan Process Area Impound Basin	00B
ELEC	26228-400-E3-30-00009	Area Classification - OSBL Plan Piperack West of Train 3 - 4 and 5	00B
ELEC	26228-400-E3-30-00010	Area Classification - OSBL Plan Piperack West of Train 6 and 7	00B
ELEC	26228-100-E3-31-00001	Area Classification - Train 1 ISBL Plan	00A
ELEC	26228-100-E3-31-00002	Area Classification - Train 1 ISBL Section	00A
ELEC	26228-100-E3-31-00003	Area Classification - Train 1 ISBL Section	00A
ELEC	26228-100-E4-310A01-00001	Electrical Equipment Arrangement - Operator Shelter 30A-4003	00C
A-2-20

Disc	Document No	Title	Revision
ELEC	26228-400-E4-310D01-00001	Electrical Equipment Arrangement - Main Substation 30A-4000	00B
ELEC	26228-700-E4-310D01-00001	Electrical Equipment Arrangement - Main Substation 30A-4000	00A
ELEC	26228-400-E4-310D01-00002	Electrical Equipment Legend - Main Substation 30A-4000	00B
ELEC	26228-700-E4-310D01-00002	Electrical Equipment Legend - Main Substation 30A-4000	00B
ELEC	26228-100-E4-311G01-00001	Electrical Equipment Arrangement - Utility Substation 31A-4002	00C
ELEC	26228-100-E4-311G01-00002	Electrical Equipment Legend - Utility Substation 31A-4002	00C
ELEC	26228-100-E4-311N01-00001	Electrical Equipment Arrangement - Liquefaction Substation 31A-4001	00C
ELEC	26228-100-E4-311N01-00002	Electrical Equipment Legend - Liquefaction Substation 31A-4001	00C
ELEC	26228-400-E4-360K01-00001	Electrical Equipment Arrangement - BOG-LNG Tank Substation 30A-4004	00A
ELEC	26228-400-E4-360K01-00002	Electrical Equipment Arrangement - BOG-LNG Tank Substation 30A-4004	00A
ELEC	26228-150-E6-000-30001	Electrical Telecommunications - Overall Block Diagram - OSBL	00A
ELEC	26228-400-E8-000-00001	Electrical Load List - Train 1 and OSBL Loads	00A
ELEC	26228-400-EF-000-00001	Electrical Telecommunications Block Diagram - Fiber Cabling	00A
ELEC	26228-100-EKD-EKL0-00001	Data Sheet For Packaged And Prefabricated Power Houses	00B
ELEC	26228-100-EKD-EKL0-00002	Data Sheet for Operator Shelter 30A-4003	00A
Elec	26228-240-V206865-W000-00001	Terms of Reference - LNG Liquefaction Project E-HAZOP ToR - Prepared for Bechtel	002
A-2-21

Disc	Document No	Title	Revision
Elec	26228-240-V206865-W000-00002	Procedure - LNG Liquefaction Project E-HAZOP Procedure - Prepared for Bechtel	002
Elec	26228-240-V206865-W000-00003	Cheniere CC LNG Liquefaction Project E-HAZOP	001
ENG	26228-400-3BD-M04-00001	Basic Engineering Design Data - BEDD	00B
ENG	26228-400-3BD-M04-00002	Basis of Design Data - BOD	00B
ENG	26228-400-G01-000-00001	Scope of Facilities Stage 3	001
Eng	26228-100-V11-HPYK-00001	Common Cause Failure Analysis for Flare System	001
Eng	26228-700-V11-HPYK-00001	Common Cause Failure Analysis for Stage 3 Flare System	001
ENVRO	26228-400-3DR-H04F-00001	Environmental Basis of Design	000
GEOTECH	26228-100-3BD-K04-00001	Imposed Pressure on Buried Pipe	000
GEOTECH	26228-100-3DR-K04F-00001	Geotechnical Design Basis Report	00B
GEOTECH	26228-100-3DR-K04F-00002	Shallow Stabilization Trial Report	000
GEOTECH	26228-100-3PS-CY05-00001	Technical Specification for Drilled Soil Displacement Concrete Piles	000
GEOTECH	26228-100-3PS-CY05-00002	Technical Specification For Shallow Soil Improvement	000
GEOTECH	26228-100-3PS-CY05-00003	Technical Specification For Deep Mixing Method (DMM) For Excavation Support	000
GEOTECH	26228-100-3PS-CY05-00004	TECHNICAL SPECIFICATION FOR WICK DRAINS	00A
GEOTECH	26228-100-3PS-CY05-00005	Technical Specification for Geotechnical Site Investigation	00A
A-2-22

Disc	Document No	Title	Revision
GEOTECH	26228-100-3PS-CY05-00006	Technical Specification for Installation and Monitoring Geotechnical Instrumentation	00A
GEOTECH	26228-100-K0-000-00001	Early Stage Pile Load Test, Shallow Soil Stabilization Trail, and Wick Drain Test Pad Layout Plan	000
GEOTECH	26228-100-K0-000-00002	Shallow Soil Stabilization and Test Pile Location #1 Plan	000
GEOTECH	26228-100-K0-000-00003	Wick Drain Test Pad and Test Pile Location #2 Plan	000
GEOTECH	26228-100-K0-000-00004	Wick Drain Test PAD Detail and Sections	000
GEOTECH	26228-100-K0-000-00005	Shallow Soil Stabilization Trial and Static Pile Load Test Details and Section	000
GEOTECH	26228-100-K0-000-00006	Early Stage Pile Load Test	000
GEOTECH	26228-100-K0-000-00007	Shallow Soil Stabilization Trial Plan	000
GEOTECH	26228-100-K0-000-00008	Supplemental Geotechnical Investigation Plan (Sheet 1 of 2)	001
GEOTECH	26228-100-K0-000-00009	Supplemental Geotechnical Investigation Plan (Sheet 2 of 2)	001
GEOTECH	26228-100-K0-000-00010	Supplemental Geotechnical Investigation Plan Transmission Line Reroute	002
GEOTECH	26228-100-K0-000-00011	Geotechnical Investigation Plan Phase Two Growth Fault Study	000
GEOTECH	26228-100-K0-000-00012	Supplemental Geotechnical Investigation Plan DMM Borings	000
GEOTECH	26228-100-K0-000-00013	Shallow Soil Stabilization and Test Pile Location #1 Plan	000
GEOTECH	26228-100-K0-000-00014	Shallow Soil Stabilization Trial and Static Pile Load Test Detail And Section	000
GEOTECH	26228-100-K0-000-00015	Thickness of Zone A Sand Layer Contours per TWEI Data	001
A-2-23

Disc	Document No	Title	Revision
GEOTECH	26228-100-K0-000-00016	Top of Zone A Sand Layer Elevation Contours (Plant El.) per TWEI Data	001
GEOTECH	26228-100-K0-000-00017	Area of Zone A Sand Thickness less then equal 5 feet per TWEI Data	001
GEOTECH	26228-100-K0-000-00018	Top of Zone A Sand Layer Elevation less than equal 83 feet per TWEI Data	001
GEOTECH	26228-100-K0R-DK-00001	LNG Rundown and Inter-Tank Transfer Pipeline System Hydraulic Transient Analysis	000
INFRA	26228-400-S0-310000-00001	Infra Facilities Cover Sheet	00B
INFRA	26228-400-S0-310000-00002	General Arrangement	00B
INFRA	26228-400-S0-310000-00003	General Notes 1	00B
INFRA	26228-400-S0-310000-00004	General Notes 2	00B
INFRA	26228-400-S0-310000-00011	Steel Details	00B
INFRA	26228-400-S0-310R18-00501	Crossing 5 - General Arrangement	00B
INFRA	26228-400-S0-310R18-00502	Crossing 5 - Framing Plan and Profile	00B
INFRA	26228-400-S0-310R18-00503	Crossing 5 - Cross Section	00B
INFRA	26228-400-S0-310R18-00504	Crossing 5 - Abutment Details - Typical Plan - Elevation and Section	00B
INFRA	26228-400-S0-310R18-00601	Crossing 6 - General Arrangement	00B
INFRA	26228-400-S0-310R18-00602	Crossing 6 - Framing Plan and Profile	00B
INFRA	26228-400-S0-310R18-00603	Crossing 6 - Cross Section	00B
INFRA	26228-400-S0-310R18-00604	Crossing 6 - Abutment Details - Typical Plan - Elevation and Section	00B
A-2-24

Disc	Document No	Title	Revision
INFRA	26228-400-S0-310Y01-00901	Crossing 9 - General Arrangement	00B
INFRA	26228-400-S0-310Y01-00902	Crossing 9 - Framing Plan and Profile	00B
INFRA	26228-400-S0-310Y01-00903	Crossing 9 - Cross Section	00B
INFRA	26228-400-S0-310Y01-01001	Crossing 10 - General Arrangement	00B
INFRA	26228-400-S0-310Y01-01002	Crossing 10 - Framing Plan and Profile	00B
INFRA	26228-400-S0-310Y01-01003	Crossing 10 - Cross Section	00B
INFRA	26228-400-S0-310Y01-01101	Crossing 11 - General Arrangement	00B
INFRA	26228-400-S0-310Y01-01102	Crossing 11 - Framing Plan and Profile	00B
INFRA	26228-400-S0-310Y01-01103	Crossing 11 - Cross Section	00B
INFRA	26228-400-S0-310Y01-01201	Crossing 12 - General Arrangement	00B
INFRA	26228-400-S0-310Y01-01202	Crossing 12 - Framing Plan and Profile	00B
INFRA	26228-400-S0-310Y01-01203	Crossing 12 - Cross Section	00B
MECH	26228-100-3DS-G01-00001	Codes and Standards	00B
MECH	26228-100-3PS-M83F-F0001	Supplementary HVAC Specification for Prefabricated Substation Building	000
MECH	26228-100-3PS-MBHG-FB001	*** Approved Comments And Exceptions To Project Specifications - Hot Oil Furnaces	000
MECH	26228-100-3PS-MBS0-F0001	Specification for Elevated Flares	000
A-2-25

Disc	Document No	Title	Revision
MECH	26228-100-3PS-MBSF-F0001	Specification for Ground Flares	000
MECH	26228-100-3PS-MBSF-FJ001	*** Approved Comments and Exceptions to Project Specifications - Ground Flares	000
MECH	26228-100-3PS-MBT0-FZ001	Approved Comments and Exceptions to The Project Specifications for Thermal Oxidizer	000
MECH	26228-100-3PS-MCCA-FA001	Approved Comments and Exceptions to the Project Specifications Air Compressor Package	000
MECH	26228-100-3PS-MCCR-F0001	Specification for LNG Refrigeration Compressors	000
MECH	26228-100-3PS-MCCR-F0NP1	Approved Comments and Exceptions to The API Standards - LNG Refrigeration Compressors	001
MECH	26228-100-3PS-MCCR-F0NP2	Approved Comments and Exceptions to The Project Specifications - LNG Refrigeration Compressors	002
MECH	26228-100-3PS-MCCS-F0001	Specification for Integrally Geared Regeneration Gas Compressors	000
MECH	26228-100-3PS-MCCS-F0002	Specification for API Dry Gas Seal Systems	000
MECH	26228-100-3PS-MCCS-F0003	Specification for API Lubrication Systems	000
MECH	26228-100-3PS-MCCS-F0004	Specification for Integrally Geared Boil-Off Gas Compressors	000
MECH	26228-100-3PS-MCCS-FS001	Approved Comments and Exceptions to API Codes - Regeneration Gas Compressors	000
MECH	26228-100-3PS-MCCS-FS002	Approved Comments and Exceptions to Project Specifications - Regeneration Gas Compressors	000
MECH	26228-100-3PS-MEA0-F0001	Specification for Air Cooled Heat Exchangers	001
A-2-26

Disc	Document No	Title	Revision
MECH	26228-100-3PS-MEA0-FH001	*** Approved Comments and Exceptions to Project Specifications - Air-Cooled Heat Exchangers	000
MECH	26228-100-3PS-MEP0-F0001	Specification for Welded Plate Heat Exchanger	000
MECH	26228-100-3PS-MEP0-FA001	Approved Comments And Exceptions To The Project Specifications - Welded Plate And Frame Heat Exchanger	000
MECH	26228-100-3PS-MEPB-F0001	Specification for Brazed Aluminum Heat Exchangers	000
MECH	26228-100-3PS-MES0-F0001	Specification for Shell and Tube Heat Exchanger	000
MECH	26228-100-3PS-MES0-FO001	Approved Comments and Exceptions to The Project Specifications - Shell & Tube Heat Exchangers	000
MECH	26228-100-3PS-MEXC-FC001	Approved Comments and Exceptions to The Project Specification - Cold Box	001
MECH	26228-100-3PS-MGED-FM001	Approved Comments and Exceptions to Project Specifications Essential Diesel Generators	000
MECH	26228-100-3PS-MPCA-F0001	Specification for Horizontal End Suction Centrifugal Pumps for Chemical Process	000
MECH	26228-100-3PS-MPCA-F0002	Specification for Vertical Inline Centrifugal Pumps for Chemical Process	000
MECH	26228-100-3PS-MPCP-F0001	Specification for Centrifugal Pumps for Petrochemical and Natural Gas Industries	000
MECH	26228-100-3PS-MPCP-FG0G1	Approved Comments And Exceptions To The Project Specifications Lean Solvent Charge Pumps	000
MECH	26228-100-3PS-MPCP-FG0G2	Approved Comments And Exceptions To API Codes Lean Solvent Charge Pumps	000
A-2-27

Disc	Document No	Title	Revision
MECH	26228-100-3PS-MPGL-F0001	Specification for Sanitary Lift Stations	000
MECH	26228-100-3PS-MPPM-F0001	Specification for Controlled Volume (Metering) Pumps	000
MECH	26228-100-3PS-MPVE-F0001	Specification for Vertical Sump Pumps	000
MECH	26228-100-3PS-MPVS-F0001	***	000
MECH	26228-100-3PS-MPVS-FN002	Approved Comments and Exceptions to the Project Specifications - Heavies Removal Reflux Pumps	000
MECH	26228-100-3PS-MUC0-F0001	Specification for Special Purpose Coupling	000
MECH	26228-100-3PS-MUGS-F0001	Specification for Special Purpose Gear Unit	000
MECH	26228-100-3PS-MV00-F0001	Specification for Pressure Vessels	000
MECH	26228-100-3PS-MVA0-FD001	Approved Comments and Exceptions to The Project Specifications - Stainless Steel Vessels - MVA0-00001	000
MECH	26228-100-3PS-MVB2-FD001	Approved Comments And Exceptions To The Project Specifications - Absorber Column And Heavy Wall Vessels	000
MECH	26228-100-3PS-MVD0-F0001	Specification for Molecular Sieve Dehydrators	000
MECH	26228-100-3PS-MVEF-FS001	Approved Comments and Exceptions to The Project Specifications - Filters & Coalescers - Liquid	000
MECH	26228-100-3PS-MVEF-FS002	Comments and Exceptions to the Project Specifications - Filters and Coalescers - Vapor	000
MECH	26228-100-3PS-MVSC-FD001	Approved Comments and Exceptions to The Project Specifications - Carbon Steel Vessels - MVSC-00001	000
A-2-28

Disc	Document No	Title	Revision
MECH	26228-100-3PS-MVT0-F0001	Specification for Supply Inspection and Testing of Process Column Trays and Internals	000
MECH	26228-100-3PS-MWC0-FC001	Approved Comments and Exceptions to the Project Specifications and API Codes - Antifoam Injection Package	000
MECH	26228-400-MBD-19-B1903	Mechanical Data Sheet for Multipoint Ground Flares - Wet Dry and Acid Gas Flare	00A
MECH	26228-100-MBD-19-H1901	Datasheet For Thermal Oxidizer - 31H-1901 to 37H-1901	000
MECH	26228-100-MCD-13-C1301	Regeneration Gas Compressor Data Sheet - 31C-1301 to 37C-1301	000
MECH	26228-100-MCD-13-L1301	Regeneration Gas Compressor Lube Oil System - 31C-1301 to 37C-1301	000
MECH	26228-100-MCD-16-01611	Mixed Refrigerant Compressor Datasheet - Centrifugal and Axial Compressor Datasheet (API 617-8Th, Part 2) - 31C-1611 To 37C-1611 & 31C-1621 To 37C-1621	003
MECH	26228-100-MCD-35-C3501	Data Sheet for Air Compressor Package - 31PK-3501-C01A/C01B to 37PK-3501-C01A/C01B	000
MECH	26228-100-MED-11-E1102	Datasheet for Feed Gas Heater - 31E-1102 thru 37E-1102	000
MECH	26228-100-MED-11-E1103	Datasheet For Start-Up Fuel Gas Electric Heater - 31E-1103 to 37E-1103	000
MECH	26228-100-MED-12-E1201	Lean Solvent Cooler - Air Cooled Heat Exchangers - 31E-1201 to 37E-1201	000
MECH	26228-100-MED-12-E1202	Regenerator Overhead Condenser - Air Cooled Heat Exchangers - 31E-1202 to 37E-1202	000
MECH	26228-100-MED-12-E1203	Datasheet For Lean/Rich Solvent Heat Exchanger - 31E-1203A/B to 37E-1203A/B	000
A-2-29

Disc	Document No	Title	Revision
MECH	26228-100-MED-12-E1204	Datasheet for Regenerator Reboiler - 31E-1204 thru 37E-1204	000
MECH	26228-100-MED-12-E1205	Datasheet For Amine Storage Electric Heater - 31E-1205 to 37E-1205	000
MECH	26228-100-MED-13-E1301	Regeneration Gas Cooler - Air Cooled Heat Exchangers - 31E-1301 to 37E-1301	000
MECH	26228-100-MED-13-E1302	Treated Gas Cooler - Air Cooled Heat Exchangers - 31E-1302 to 37E-1302	001
MECH	26228-100-MED-13-E1305	Datasheet for Regeneration Gas Heater - 31E-1305 thru 37E-1305	000
MECH	26228-100-MED-16-E1611	MR Interstage Condenser - Air Cooled Heat Exchangers - 31E-1611 to 37E-1611 and 31E-1621 to 37E-1621	000
MECH	26228-100-MED-16-E1612	MR Discharge Desuperheater - Air Cooled Heat Exchangers - 31E-1612 to 37E-1612 and 31E-1622 to 37E-1622	000
MECH	26228-100-MED-16-E1613	MR Discharge Condenser - Air Cooled Heat Exchangers - 31E-1613 to 37E-1613 and 31E-1623 to 37E-1623	000
MECH	26228-100-MED-16-E1615	MR Compressor Lube Oil Cooler - Air Cooled Heat Exchangers - 31E-1615 to 37E-1615 and 31E-1625 to 37E-1625	000
MECH	26228-100-MED-18-E1810	Stabilizer Condenser - Air Cooled Heat Exchangers - 31E-1810 to 37E-1810	000
MECH	26228-100-MED-18-E1819	Datasheet for Stabilizer Reboiler - 31E-1819 thru 37E-1819	000
MECH	26228-100-MED-18-E1828	Condensate Cooler - Air Cooled Heat Exchangers - 31E-1828 to 37E-1828	000
MECH	26228-400-MED-19-E1901	Datasheet for Dry Gas Flare KO Drum Electric Heater	00A
MECH	26228-100-MED-34-E3401	Hot Oil Trim Cooler - Air Cooled Heat Exchangers - 31E-3401 to 37E-3401	000
MECH	26228-100-MED-34-H3401	Data Sheet for Hot Oil Furnace	00A
A-2-30

Disc	Document No	Title	Revision
MECH	26228-100-MFD-11-F1102	Data Sheet For Mercury/H2S Absorber After Filter - 31F-1102 Thru 37F-1102	000
MECH	26228-100-MFD-12-F1201	Data Sheet For Lean Solvent Filter - 31F-1201 Thru 37F-1201	000
MECH	26228-100-MFD-12-F1204	Data Sheet For Lean Solvent After Filter - 31F-1204 Thru 37F-1204	000
MECH	26228-100-MFD-12-F1205	Data Sheet For Carbon Treater - 31F-1205 Thru 37F-1205	000
MECH	26228-100-MFD-12-F1206	Data Sheet For Amine Sump Filter - 31F-1206 Thru 37F-1206	000
MECH	26228-100-MFD-13-F1301	Data Sheet For Dryer Inlet Filter Coalescer - 31F-1301 Thru 37F-1301	000
MECH	26228-100-MFD-13-F1303	Data Sheet For Molecular Sieve After Filter - 31F-1303 A/B Thru 37F-1303 A/B	000
MECH	26228-100-MFD-13-F1309	Data Sheet For Regeneration Water Filter - 31F-1309 Thru 37F-1309	000
MECH	26228-100-MFD-34-F3401	Data Sheet For Hot Oil Filter - 31F-3401 Thru 37F-3401	000
MECH	26228-100-MKD-12-PK1201	Data Sheet For Anti-Foam Injection Package - 31PK-1201 to 37PK-1201	000
MECH	26228-100-MPD-12-P1201	Data Sheet For Lean Solvent Booster Pumps - 31P/32P/33P/34P/35P/36P/37P-1201A/B	00A
MECH	26228-100-MPD-12-P1202	Data Sheet for Lean Solvent Charge Pump - 31P-1202 A/B to 37P-1202 A/B	000
MECH	26228-100-MPD-12-P1203	Data Sheet For Regenerator Reflux Pump - 31P/32P/33P/34P/35P/36P/37P-1203A/B	00A
MECH	26228-100-MPD-12-P1205	Data Sheet For Amine Charge Pump - 31P/32P/33P/34P/35P/36P/37P-1205	00A
MECH	26228-400-MPD-12-P1206	Data Sheet for Amine Sump Pump	00A
MECH	26228-100-MPD-12-PK1201	Data Sheet For Anti-Foam Injection Pumps - 31PK-1201-P01A/B to 37PK-1201-P01A/B	000
A-2-31

Disc	Document No	Title	Revision
MECH	26228-100-MPD-16-C1611	Mixed Refrigerant Compressor Lube Oil and Seal System Datasheet - API 614 - Mechanical Data Sheet For Special Purpose Lubrication and Dry Gas Seal Systems (API 614, Ch 1, 2 & 4)	002
MECH	26228-100-MPD-17-P1711	Heavies Removal Column Reflux Pumps Datasheet	000
MECH	26228-100-MPD-18-P1802	Data Sheet For Stabilization Reflux Pump - 31P/32P/33P/34P/35P/36P/37P-1802A/B	00A
MECH	26228-100-MPD-18-P1803	Datasheet For LPG Charge Pump - 31P-1803A/B To 37P-1803A/B	00A
MECH	26228-400-MPD-29-P2901	Data Sheet for Process Area Spill Impoundment Basin Sump Pump	00A
MECH	26228-400-MPD-29-P2902	Data Sheet for Transfer Line Spill Impoundment Basin Pump	00A
MECH	26228-400-MPD-29-P2903	Data Sheet for Transfer Line Spill Impoundment Basin Sump Pump	00A
MECH	26228-400-MPD-29-P2904	Data Sheet for Process Area Spill Impoundment Basin Pump	00A
MECH	26228-700-MPD-29-P2904	Process Area Spill Impoundment Basin Pump	00A
MECH	26228-400-MPD-29-P2905	Data Sheet for ISBL Containment Sump Pump	00A
MECH	26228-100-MPD-34-P3401	Data Sheet For Hot Oil Pump - 31P/32P/33P/34P/35P/36P/37P-3401A/B	00A
MECH	26228-100-MPD-34-P3403	Data Sheet For Hot Oil Drain Pump - 31P/32P/33P/34P/35P/36P/37P-3403	00A
MECH	26228-100-MPD-36-P3601	Data Sheet for Potable Water Pump - 30P-3601	00A
MECH	26228-100-MTD-12-PK1201	Data Sheet For Anti-Foam Tank - 31PK-1201-T01 to 37PK-1201-T01	000
MECH	26228-100-MUD-12-E1201	Lean Solvent Cooler Motor Data Sheet - Low Voltage Squirrel Cage Induction Motors - 200 HP And Smaller (Nema) - 31E-1201-M01/02 to 37E-1201-M01/02	000
A-2-32

Disc	Document No	Title	Revision
MECH	26228-100-MUD-12-E1202	Regenerator Overhead Condenser Motor Data Sheet - Low Voltage Squirrel Cage Induction Motors - 200 HP And Smaller (Nema) - 31E-1202-M01/02 to 37E-1202-M01/02	000
MECH	26228-100-MUD-12-P1201	Data Sheet For Lean Solvent Booster Pumps Motors - 31P/32P/33P/34P/35P/36P/37P-1201A/B-M01	00A
MECH	26228-100-MUD-12-P1202	Data Sheet for Lean Solvent Charge Pump Motor - 31P-1202A-M01/ 31P-1202B-M01 to 37P-1202A-M01/ 37P-1202B-M01	000
MECH	26228-100-MUD-12-P1203	Data Sheet For Regenerator Reflux Pumps Motors - 31P/32P/33P/34P/35P/36P/37P-1203A/B-M01	00A
MECH	26228-100-MUD-12-P1205	Data Sheet For Amine Charge Pump Motors - 31P/32P/33P/34P/35P/36P/37P-1205-M01	00A
MECH	26228-100-MUD-12-P1206	Data Sheet For Amine Sump Pump Motor - 31P-1206-M01 to 37P-1206-M01	00A
MECH	26228-100-MUD-12-PK1201A	Data Sheet For Anti-Foam Injection Pump Motor - 31PK-1201-P01A/B-M01 to 37PK-1201-P01A/B-M01	000
MECH	26228-100-MUD-12-PK1201B	Data Sheet For Anti-Foam Tank Mixer Motor - 31PK-1201-MX01-M01 to 37PK-1201-MX01-M01	000
MECH	26228-100-MUD-13-AUX1	Data Sheet for Low Voltage Squirrel Cage Induction Motors 200 HP and Smaller (NEMA) - 31C-1301-P03B-M01 to 37C-1301-P03B-M01	000
MECH	26228-100-MUD-13-AUX2	Data Sheet for Low Voltage Squirrel Cage Induction Motors 200 HP and Smaller (NEMA) - 31C-1301-E01-M01/M02 to 37C-1301-E01-M01/M02	000
MECH	26228-100-MUD-13-C1301	Data Sheet for Medium Voltage Squirrel Cage Induction Motors 250 HP and Larger - 31C-1301-M01 to 37C-1301-M01	000
A-2-33

Disc	Document No	Title	Revision
MECH	26228-100-MUD-13-E1301	Regeneration Gas Cooler Motor Data Sheet - Low Voltage Squirrel Cage Induction Motors - 200 HP And Smaller (Nema) - 31E-1301-M01/02 to 37E-1301-M01/02	000
MECH	26228-100-MUD-13-E1302	Treated Gas Cooler Motor Data Sheet - Low Voltage Squirrel Cage Induction Motors - 200 HP And Smaller (Nema) - 31E-1302-M01/02 to 37E-1302-M01/02	000
MECH	26228-100-MUD-16-01611	Mixed Refrigerant Compressor Motor Driver Datasheet - Synchronous Motor API 546 3RD Edition - 31C-1611-M01 To 37C-1611-M01 - 31C-1621-M01 To 37C-1621-M01	002
MECH	26228-100-MUD-16-C1611	Mixed Refrigerant Compressor Gearbox Datasheet - Mechanical Data Sheet For Special Purpose Gearbox (API 613) US Customary Unit - 31C-1611-GB01/31C-1621-GB01 To 37C-1611-GB01/37C-1621-GB01	002
MECH	26228-100-MUD-16-E1611	MR Interstage Condenser Motor Data Sheet - Low Voltage Squirrel Cage Induction Motors - 200 HP And Smaller (Nema) - 31E-1611A/B/C/D/E/F-M01/02/03 to 37E-1611A/B/C/D/E/F-M01/02/03 & 31E-1621A/B/C/D/E/F-M01/02/03 to 37E-1621A/B/C/D/E/F-M01/02/03	000
MECH	26228-100-MUD-16-E1612	MR Discharge Desuper Heater Motor Data Sheet - Low Voltage Squirrel Cage Induction Motors - 200 HP And Smaller (Nema) - 31E-1612-M01/02/03 to 37E-1612-M01/02/03 & 31E-1622-M01/02/03 to 37E-1622-M01/02/03	000
MECH	26228-100-MUD-16-E1613	MR Discharge Condenser Motor Data Sheet - Low Voltage Squirrel Cage Induction Motors - 200 HP And Smaller (Nema) - 31E-1613A/B/C-M01/02/03 to 37E-1613A/B/C -M01/02/03 & 31E-1623A/B/C-M01/02/03 to 37E-1623A/B/C-M01/02/03	000
A-2-34

Disc	Document No	Title	Revision
MECH	26228-100-MUD-16-E1615	MR Compressor Lube Oil Cooler Motor Data Sheet - Low Voltage Squirrel Cage Induction Motors - 200 HP And Smaller (Nema) - 31E-1615-M01/02/03 to 37E-1615-M01/02/03 & 31E-1625-M01/02/03 to 37E-1625-M01/02/03	000
MECH	26228-100-MUD-17-P1711	Heavies Removal Column Reflux Pump Motor Datasheet	000
MECH	26228-100-MUD-18-E1810	Stabilizer Condenser Motor Data Sheet - Low Voltage Squirrel Cage Induction Motors - 200 HP And Smaller (Nema) - 31E-1810-M01 to 37E-1810-M01	000
MECH	26228-100-MUD-18-E1828	Condensate Cooler Motor Data Sheet - Low Voltage Squirrel Cage Induction Motors - 200 HP And Smaller (Nema) - 31E-1828-M01 to 37E-1828-M01	000
MECH	26228-100-MUD-18-P1802	Data Sheet For Stabilization Reflux Pump Motors - 31P/32P/33P/34P/35P/36P/37P-1802A/B-M01	00A
MECH	26228-100-MUD-18-P1803	Datasheet For LPG Charge Pump Motor - 31P-1803A/B-M01 To 37P-1803A/B-M01	00A
MECH	26228-100-MUD-29-P2901	Data Sheet For Process Area Spill Impoundment Basin Sump Pump Motor - 30P-2901-M01	00A
MECH	26228-100-MUD-29-P2902	Data Sheet For Transfer Line Spill Impoundment Basin Pump Motor - 30P-2902A-M01 / 30P-2902B-M01	00A
MECH	26228-100-MUD-29-P2903	Data Sheet For Transfer Line Spill Impoundment Basin Sump Pump Motor - 30P-2903-M01	00A
MECH	26228-100-MUD-29-P2904	Data Sheet For Process Area Spill Impoundment Basin Pump Motor - 30P-2904A-M01 / 30P-2904B-M01	00A
MECH	26228-100-MUD-29-P2905	Data Sheet For Hot Oil Containment Sump Pump Motor - 31P-2905A/B-M01 to 37P-2905A/B-M01	00A
A-2-35

Disc	Document No	Title	Revision
MECH	26228-100-MUD-34-E3401	Hot Oil Trim Cooler - Motor Data Sheet - Low Voltage Squirrel Cage Induction Motors - 200 HP And Smaller (Nema) - 31E-3401-M01/02 to 37E-3401-M01/02	000
MECH	26228-100-MUD-34-P3401	Data Sheet For Hot Oil Pump Motors - 31P/32P/33P/34P/35P/36P/37P-3401A/B-M01	00A
MECH	26228-100-MUD-34-P3403	Data Sheet For Hot Oil Drain Pump Motors - 31P/32P/33P/34P/35P/36P/37P-3403-M01	00A
MECH	26228-100-MUD-35-AUX1	Data Sheet for Low Voltage Squirrel Cage Induction Motors 200 HP and Smaller (NEMA)	000
MECH	26228-100-MUD-35-AUX2	Data Sheet for Low Voltage Squirrel Cage Induction Motors 200 HP and Smaller (NEMA)	000
MECH	26228-100-MUD-35-C3501	Data Sheet for Squirrel Cage Induction Motors	000
MECH	26228-100-MVD-11-V1101	Datasheet for Mercury/H2S Absorber	000
MECH	26228-100-MVD-12-V1201	Datasheet for Absorber - 31V-1201 Thru 37V-1201	000
MECH	26228-100-MVD-12-V1202	Data Sheet For Solvent Regenerator - 31V-1202 thru 37V-1202	000
MECH	26228-100-MVD-12-V1205	Data Sheet For Solvent Flash Drum - 31V-1205 thru 37V-1205	000
MECH	26228-100-MVD-12-V1206	Data Sheet For Solvent Regenerator Reflux Drum - 31V-1206 thru 37V-1206	000
MECH	26228-100-MVD-12-V1209	Datasheet For Amine Sump Drum - 31V-1209 - 32V-1209 - 33V-1209 - 34V-1209 - 35V-1209 - 36V-1209 - 37V-1209	000
MECH	26228-100-MVD-13-V1302	Datasheet for Molecular Sieve Dehydrator	000
MECH	26228-100-MVD-13-V1305	Datasheet for Regeneration Gas KO Drum	000
A-2-36

Disc	Document No	Title	Revision
MECH	26228-100-MVD-16-V1611	Datasheet For MR Suction Drum - 31V-1611/1621 - 32V-1611/1621 - 33V-1611/1621 - 34V-1611/1621 - 35V-1611/1621 - 36V-1611/1621 - 37V-1611/1621	000
MECH	26228-100-MVD-16-V1612	Datasheet For MR Interstage Suction Drum - 31V-1612/1622 - 32V-1612/1622 - 33V-1612/1622 - 34V-1612/1622 - 35V-1612/1622 - 36V-1612/1622 - 37V-1612/1622	000
MECH	26228-100-MVD-16-V1613	Datasheet for MR Accumulator	000
MECH	26228-100-MVD-18-V1810	Data Sheet For Condensate Stabilizer - 31V-1810 thru 37V-1810	000
MECH	26228-100-MVD-18-V1811	Datasheet For Stabilizer Reflux Drum - 31V-1811 - 32V-1811 - 33V-1811 - 34V-1811 - 35V-1811 - 36V-1811 - 37V-1811	00B
MECH	26228-400-MVD-19-V1901	Datasheet for for Wet Gas Flare KO Drum	00A
MECH	26228-400-MVD-19-V1902	Datasheet for Dry Gas Flare KO Drum	00A
MECH	26228-100-MVD-19-V1904	Data Sheet For Thermal Oxidizer KO Drum - 31V-1904 thru 37V-1904	000
MECH	26228-400-MVD-19-V1905	Datasheet for Acid Gas Flare KO Drum	00A
MECH	26228-100-MVD-22-V2201	Datasheet For Fuel Gas KO Drum - 31V-2201 - 32V-2201 - 33V-2201 - 34V-2201 - 35V-2201 - 36V-2201 - 37V-2201	000
MECH	26228-100-MVD-34-V3401	Datasheet For Hot Oil Surge Drum - 31V-3401 - 32V-3401 - 33V-3401 - 34V-3401 - 35V-3401 - 36V-3401 - 37V-3401	000
MECH	26228-100-MVD-34-V3402	Datasheet For Hot Oil Drain Drum - 31V-3402 - 32V-3402 - 33V-3402 - 34V-3402 - 35V-3402 - 36V-3402 - 37V-3402	000
A-2-37

Disc	Document No	Title	Revision
MECH	26228-100-MVD-35-V3501	Datasheet For Instrument Air Receiver - 31V-3501 - 32V-3501 - 33V-3501 - 34V-3501 - 35V-3501 - 36V-3501 - 37V-3501	000
MECH	26228-100-MVD-36-V3601	Data Sheet For Potable Water Hydropneumatic Tank - 30V-3601	00B
MECH	26228-100-MWD-29-PK2911	Operator Shelter Sanitary Lift Station Datasheet - 30PK-2911	00A
MECH	26228-100-MXD-12-PK1201	Data Sheet For Anti-Foam Tank Mixer - 31PK-1201-MX01 to 37PK-1201-MX01	000
MECH	26228-100-MXD-13-C1301	Regeneration Gas Compressor Coupling - 31C-1301 to 37C-1301	000
MECH	26228-100-MXD-16-A1611	Mixed Refrigerant Compressor Coupling Datasheet - Gearbox To Compressor - Special Purpose Couplings For Petroleum, Chemical and Gas Industry Services API 671 4Th Edition USC Units	001
MECH	26228-100-MXD-16-B1611	Mixed Refrigerant Compressor Coupling Data Sheet- Motor To Gearbox - Special Purpose Couplings For Petroleum, Chemical and Gas Industry Services API 671 4Th Edition USC Units	001
MECH	26228-100-MXD-35-X3501	Data Sheet for Instrument Air Dryer - 31PK-3501-X01A/X01B to 37PK-3501-X01A/X01B	000
MECH	26228-140-V1A-MEXC-00015	Cold Box Specification TSD-020-003, Rev. 1 dated Nov. 26,2018	000
MECH	26228-140-V1A-MEXC-00016	Specification for ASME Pressure Vessel 7103493-05-SPC-01-00-001	000
MECH	26228-140-V1A-MEXC-00017	Chart specification for Instrumentation 7103493-03-SPC-00-00-036	000
MECH	26228-140-V1A-MEXC-00019	Cold box Equipment and Pipe Spacing 7103493-16-SPC-00-00-005	000
MET	26228-100-3PS-EQ00-F0001	Specification Cathodic Protection	000
A-2-38

Disc	Document No	Title	Revision
MET	26228-100-3PS-NE00-F0003	Project Specification for Material Traceability for Hydrocarbon Services	000
MET	26228-100-3PS-NE00-F0004	Performance of Ultrasonic – Examination in Lieu of Radiographic – Examination for ASME Butt Welds	001
MET	26228-100-3PS-NF00-F0001	Fireproofing	001
MET	26228-100-3PS-NF00-F0002	Proprietary Cementitious Fireproofing	001
MET	26228-100-3PS-NF00-F0003	Specification for Hydrotest Water Quality and Drying	000
MET	26228-100-3PS-NN00-F0001	Hot Insulation	001
MET	26228-100-3PS-NN00-F0002	Cold Insulation	002
MET	26228-100-3PS-NN00-F0003	Specification Removable Thermal Insulation Covers for Hot Piping and Equipment	001
MET	26228-100-3PS-NN00-F0006	Specification for Acoustic Insulation	001
MET	26228-100-3PS-NW00-F0001	General Welding and Requirements for Vessels – Heat Exchangers – Fire Heater Coils – Boilers and Compressors	001
MET	26228-100-3PS-NW00-F0003	General Welding and NDE Requirements for Supplier – Fabricated Piping and piping Field Welds	001
MET	26228-100-3PS-NW00-F0004	General Welding and NDE Requirements for Shop Fabricated and Field Erected Storage Tanks	001
MET	26228-100-3PS-NW00-F0005	General Welding and NDE Requirements for Supplier – Fabricated and-or Field Erected Structural Steel	001
MET	26228-100-3PS-NWP0-F0022	Specification for Bonding and Inspection for Non-metallic Piping	001
A-2-39

Disc	Document No	Title	Revision
MET	26228-100-3PS-NX00-F0001	Specification for Protective Coatings - Paint	002
MET	26228-100-3PS-NX00-F0002	Coating In-Plant – Buried Pipe	001
MET	26228-100-3PS-NX00-F0003	Epoxy Lining of Tanks	001
MET	26228-100-3PY-N000-F0001	MATERIAL SELECTION CRITERIA	00A
MET	26228-400-N1-3019-00001	Material Selection Diagram - Flare System	000
MET	26228-700-N1-3019-00001	Material Selection Diagram - Flare System	000
MET	26228-400-N1-3020-00001	Material Selection Diagram - Refrigerant Unloading System	001
MET	26228-400-N1-3024-00001	Material Selection Diagram - LNG Storage and Transfer	000
MET	26228-700-N1-3024-00001	Material Selection Diagram - LNG Storage and Transfer	000
MET	26228-700-N1-3029-00001	Material Selection Diagram - Spill Containment System	000
MET	26228-100-N1-3029-00002	Material Selection Diagram - Control Room Sanitary Lift Station	000
MET	26228-400-N1-3111-00001	Material Selection Diagram - Inlet Facility	000
MET	26228-700-N1-3111-00001	Material Selection Diagram - Inlet Facility	000
MET	26228-100-N1-3111-00002	Material Selection Diagram - Mercury/H2S Removal	000
MET	26228-100-N1-3112-00001	Material Selection Diagram - Amine Storage	000
A-2-40

Disc	Document No	Title	Revision
MET	26228-100-N1-3112-00002	Material Selection Diagram - Acid Gas Removal Absorber	000
MET	26228-100-N1-3112-00003	Material Selection Diagram - Amine Regeneration	000
MET	26228-100-N1-3113-00001	Material Selection Diagram - Dehydration	000
MET	26228-400-N1-3116-00001	Material Selection Diagram - MR Refrigerated Liquefaction System	000
MET	26228-100-N1-3116-00002	Material Selection Diagram - Liquefaction	000
MET	26228-100-N1-3117-00001	Material Selection Diagram - Heavies Removal	000
MET	26228-700-N1-3118-00001	Material Selection Diagram - Condensate Stabilization	000
MET	26228-100-N1-3119-00001	Material Selection Diagram - Thermal Oxidizer	000
MET	26228-100-N1-3122-00001	Material Selection Diagram - Fuel Gas System	000
MET	26228-100-N1-3131-00001	Material Selection Diagram - Essential Diesel Generator System	000
MET	26228-100-N1-3134-00001	Material Selection Diagram - Hot Oil System	000
MET	26228-100-N1-3135-00001	Material Selection Diagram - Plant and Instrument Air System	000
MET	26228-100-N1-3136-00001	Material Selection Diagram - Potable/Demineralized /Utility Water	000
MET	26228-700-N1-3136-00001	Material Selection Diagram - Potable - Demineralized - Utility Water	000
MET	26228-100-N1-3139-00001	Material Selection Diagram - Nitrogen System	000
MET	26228-700-N1-3139-00001	Material Selection Diagram - Nitrogen System	000
PDP	26228-100-3DR-P04F-00001	Plant Design & Piping - Layout and Design Criteria	000
PDP	26228-100-3DR-P40F-00001	Plant Design and Piping - Design Criteria for Pipe Stress and Support	00A
PDP	26228-100-3DR-P40F-00002	Project Specification for Design Criteria for Flow Induced Vibration (FIV)	00B
A-2-41

Disc	Document No	Title	Revision
PDP	26228-100-3DR-P40F-00003	Project Specification for Design Criteria for Acoustic Induced Vibration (AIV)	00A
PDP	26228-100-3PS-PB00-0000A1	Piping Material Class A1	00A
PDP	26228-100-3PS-PB00-0000A2	Piping Material Class A2	00A
PDP	26228-100-3PS-PB00-0000A3	Piping Material Class A3	001
PDP	26228-100-3PS-PB00-0000A4	Piping Material Class A4	001
PDP	26228-100-3PS-PB00-0000A5	Piping Material Class A5	001
PDP	26228-100-3PS-PB00-0000A7	Piping Material Class A7	001
PDP	26228-100-3PS-PB00-0000B1	Piping Material Class B1	001
PDP	26228-100-3PS-PB00-0000B4	Piping Material Class B4	001
PDP	26228-100-3PS-PB00-0000B7	Piping Material Class B7	001
PDP	26228-100-3PS-PB00-0000C1	Piping Material Class C1	00A
PDP	26228-100-3PS-PB00-0000C2	Piping Material Class C2	00A
PDP	26228-100-3PS-PB00-0000C4	Piping Material Class C4	001
PDP	26228-100-3PS-PB00-0000C6	Piping Material Class C6	00A
PDP	26228-100-3PS-PB00-0000C7	Piping Material Class C7	00A
PDP	26228-100-3PS-PB00-0000D0	Piping Material Class D0	001
PDP	26228-100-3PS-PB00-0000D1	Piping Material Class D1	001
A-2-42

Disc	Document No	Title	Revision
PDP	26228-100-3PS-PB00-0000D2	Piping Material Class D2	00A
PDP	26228-100-3PS-PB00-0000D3	Piping Material Class D3	00A
PDP	26228-100-3PS-PB00-0000F0	Piping Material Class F0	00A
PDP	26228-100-3PS-PB00-0000G1	Piping Material Class G1	001
PDP	26228-100-3PS-PB00-0000K4	Piping Material Class K4	00A
PDP	26228-100-3PS-PB00-0000K7	Piping Material Class K7	00A
PDP	26228-100-3PS-PB00-0000K8	Piping Material Class K8	00A
PDP	26228-100-3PS-PB00-0000K9	Piping Material Class K9	00A
PDP	26228-100-3PS-PB00-0000N0	Piping Material Class N0	001
PDP	26228-100-3PS-PB00-0000P0	Piping Material Class P0	001
PDP	26228-100-3PS-PB00-0000R0	Piping Material Class R0	001
PDP	26228-100-3PS-PB00-0000S0	Piping Material Class S0	00A
PDP	26228-100-3PS-PB00-0000T0	Piping Material Class T0	001
PDP	26228-100-3PS-PB00-0000W1	Piping Material Class W1	001
PDP	26228-100-3PS-PB00-0000W2	Piping Material Class W2	00A
PDP	26228-100-3PS-PB00-0000W7	Piping Material Class W7	00A
PDP	26228-100-3PS-PB00-000A1A	Piping Material Class A1A	001
A-2-43

Disc	Document No	Title	Revision
PDP	26228-100-3PS-PB00-000A1B	Piping Material Class A1B	001
PDP	26228-100-3PS-PB00-000A2A	Piping Material Class A2A	001
PDP	26228-100-3PS-PB00-000A2B	Piping Material Class A2B	00A
PDP	26228-100-3PS-PB00-000A2F	Piping Material Class A2F	001
PDP	26228-100-3PS-PB00-000A4A	Piping Material Class A4A	001
PDP	26228-100-3PS-PB00-000A4B	Piping Material Class A4B	001
PDP	26228-100-3PS-PB00-000A5B	Piping Material Class A5B	00A
PDP	26228-100-3PS-PB00-000A5S	Piping Material Class A5S	001
PDP	26228-100-3PS-PB00-000B1A	Piping Material Class B1A	001
PDP	26228-100-3PS-PB00-000B1B	Piping Material Class B1B	00A
PDP	26228-100-3PS-PB00-000B5S	Piping Material Class B5S	001
PDP	26228-100-3PS-PB00-000C1A	Piping Material Class C1A	001
PDP	26228-100-3PS-PB00-000C1B	Piping Material Class C1B	001
PDP	26228-100-3PS-PB00-000C2B	Piping Material Class C2B	001
PDP	26228-100-3PS-PB00-000C2S	Piping Material Class C2S	001
PDP	26228-100-3PS-PB00-000C4A	Piping Material Class C4A	001
PDP	26228-100-3PS-PB00-000C5S	Piping Material Class C5S	001
A-2-44

Disc	Document No	Title	Revision
PDP	26228-100-3PS-PB00-000C6X	Piping Material Class C6X	000
PDP	26228-100-3PS-PB00-000C7B	Piping Material Class C7B	001
PDP	26228-100-3PS-PB00-000D0B	Piping Material Class D0B	00A
PDP	26228-100-3PS-PB00-000D0S	Piping Material Class D0S	001
PDP	26228-100-3PS-PB00-000E0S	Piping Material Class E0S	001
PDP	26228-100-3PS-PB00-000F0S	Piping Material Class F0S	001
PDP	26228-100-3PS-PB00-000K6H	Piping Material Class K6H	00A
PDP	26228-100-3PS-PB00-000N0A	Piping Material Class N0A	001
PDP	26228-100-3PS-PB00-000N0C	Piping Material Class N0C	000
PDP	26228-100-3PS-PB00-000N0F	Piping Material Class N0F	001
PDP	26228-100-3PS-PB00-000P0A	Piping Material Class P0A	001
PDP	26228-100-3PS-PB00-000P0B	Piping Material Class P0B	00A
PDP	26228-100-3PS-PB00-000W1B	Piping Material Class W1B	001
PDP	26228-100-3PS-PB00-000W2B	Piping Material Class W2B	00A
PDP	26228-100-3PS-PB00-000W5S	Piping Material Class W5S	000
PDP	26228-100-3PS-PB00-000X0S	Piping Material Class X0S	000
PDP	26228-100-3PS-PB00-00D0SA	Piping Material Class D0SA	000
A-2-45

Disc	Document No	Title	Revision
PDP	26228-100-3PS-PB00-00D0SC	Piping Material Class D0SC	000
PDP	26228-100-3PS-PB00-00D0SF	Piping Material Class D0SF	000
PDP	26228-100-3PS-PB00-00D0SZ	Piping Material Class D0SZ	001
PDP	26228-100-3PS-PB00-00E0SA	Piping Material Class E0SZ	000
PDP	26228-100-3PS-PB00-F0001	Piping Material Class Index	003
PDP	26228-100-3PS-PB00-F0002	Project Specification for Piping Purchase Decriptions	000
PDP	26228-100-3PS-PB00-F0006	Technical Supply Conditions For Manually Operated Valves	000
PDP	26228-100-3PS-PB00-F0010	Technical Supply Conditions For Piping Components	00A
PDP	26228-100-3PS-PH02-F0001	Plant Design and Piping Project Specification for Spring Supports Fabrication and Installation	00A
PDP	26228-100-3PS-PH06-00001	Project Specification for Shop Fabricated Pipe Support	00A
PDP	26228-100-3PS-PV00-F0001	***	000
PDP	26228-100-3PS-PY00-00001	Project Specification for Trough and Shroud	00A
PDP	26228-400-P1-00-30002	Plot Plan OSBL - Utility Waste Water and Solvent Storage and LNG Loading Area Substation	00A
PDP	26228-400-P1-00-30010	Plot Plan Sections OSBL - Piperack Structures	00A
PDP	26228-400-P1-00-30016	Plot Plan OSBL - Propane Refrigerant Storage with Radiant Heat Shield	00A
PDP	26228-400-P1-00-30020	Plot Plan OSBL - Air and Nitrogen Generation	00A
A-2-46

Disc	Document No	Title	Revision
PDP	26228-400-P1-20-30001	Overall Site Plan - Stage 2	00A
PDP	26228-400-P1-30-00001	CCLNG Stage 3 Site Plan - FEED Package 4 Layout	00C
PDP	26228-700-P1-30-00001	CCLNG Stage 3 Site Plan - FEED Package 7 Layout	00C
PDP	26228-400-P1-30-00002	CCLNG Stage 3 Site Plan - OSBL Plot Plan Index	00B
PDP	26228-700-P1-30-00002	CCLNG Stage 3 Site Plan - OSBL Plot Plan Index	00B
PDP	26228-400-P1-30-00008	Package 4 Site Plan - OSBL WBS Area Index - North	00B
PDP	26228-700-P1-30-00008	Package 7 Site Plan - OSBL WBS Area Index - North	00B
PDP	26228-400-P1-30-00009	Package 4 Site Plan - OSBL WBS Area Index - South	00B
PDP	26228-700-P1-30-00009	Package 7 Site Plan - OSBL WBS Area Index - South	00B
PDP	26228-400-P1-30-00011	OSBL Plot Plan - Refrigerant Unloading and South Piperack	00B
PDP	26228-400-P1-30-00012	OSBL Plot Plan - Southeast of Train 1	00B
PDP	26228-400-P1-30-00013	OSBL Plot Plan - Ground Flares and 138kV Substation	00B
PDP	26228-700-P1-30-00013	OSBL Plot Plan - Ground Flares and 138kV Substation	00B
PDP	26228-400-P1-30-00014	OSBL Plot Plan - West of Trains 1, 2 and 3	00B
PDP	26228-400-P1-30-00015	OSBL Plot Plan - West of Trains 4, 5, 6 and 7	00B
PDP	26228-700-P1-30-00015	OSBL Plot Plan - West of Trains 4-5-6 and 7	00B
PDP	26228-400-P1-30-00016	OSBL Plot Plan - East of Trains 5, 6 and 7	00B
A-2-47

Disc	Document No	Title	Revision
PDP	26228-400-P1-30-00017	OSBL Plot Plan - Northeast of Train 7	00B
PDP	26228-400-P1-30-00018	OSBL Plot Plan - Northwest of Train 7	00B
PDP	26228-100-P1-31-10001	Train 1 - ISBL Plot Plan	00F
PDP	26228-100-P1-31-10006	Train 1 ISBL – WBS Area Index	00D
PDP	26228-700-P4K-30U-00020	CCLNG Stage 3 - Underground Conceptual Plan Sketch Package 7	00A
PDP	26228-100-PH-000-00001	Pipe Support Standards - Drawing Index	001
PDP	26228-100-PH-000-00002	Pipe Support Standards - General Notes	001
PDP	26228-100-PH-000-00003	Pipe Support Standards - Axial Stop - Lugs AL	001
PDP	26228-100-PH-000-00004	Pipe Support Standards - Axial Stop - Welded - AW - Sht 1 of 2	001
PDP	26228-100-PH-000-00005	Pipe Support Standards - Axial Stop - Welded - AW - Sht 2 of 2	001
PDP	26228-100-PH-000-00006	Pipe Support Standards - Vibration - Base - BB - Sht 1 of 2	001
PDP	26228-100-PH-000-00007	Pipe Support Standards - Vibration - Base - BB - Sht 2 of 2	001
PDP	26228-100-PH-000-00008	Pipe Support Standards - Vibration - Clamped - BC - Sht 1 of 3	001
PDP	26228-100-PH-000-00009	Pipe Support Standards - Vibration - Clamped - BC - Sht 2 of 3	001
PDP	26228-100-PH-000-00010	Pipe Support Standards - Vibration - Clamped - BC - Sht 3 of 3	001
PDP	26228-100-PH-000-00011	Pipe Support Standards - Vibration - Insulated - BI	001
PDP	26228-100-PH-000-00012	Pipe Support Standards - Vibration – Uninsulated Hold Downs - BU	001
A-2-48

Disc	Document No	Title	Revision
PDP	26228-100-PH-000-00013	Pipe Support Standards - Cold Shoe - Axial Stop - CA - Sht 1 of 3	001
PDP	26228-100-PH-000-00014	Pipe Support Standards - Cold Shoe - Axial Stop - CA - Sht 2 of 3	001
PDP	26228-100-PH-000-00015	Pipe Support Standards - Cold Shoe - Axial Stop - CA - Sht 3 of 3	001
PDP	26228-100-PH-000-00016	Pipe Support Standards - Cantilever - Braced - CB	001
PDP	26228-100-PH-000-00017	Pipe Support Standards - Cantilever - Cantilever - CC	001
PDP	26228-100-PH-000-00018	Pipe Support Standards - Cold Shoe - CS - Sht 1 of 3	001
PDP	26228-100-PH-000-00019	Pipe Support Standards - Cold Shoe - CS - Sht 2 of 3	001
PDP	26228-100-PH-000-00020	Pipe Support Standards - Cold Shoe - CS - Sht 3 of 3	001
PDP	26228-100-PH-000-00021	Pipe Support Standards - Dummy Leg - Boot - DB	001
PDP	26228-100-PH-000-00022	Pipe Support Standards - Dummy Leg - Guide - DG	001
PDP	26228-100-PH-000-00023	Pipe Support Standards - Dummy Leg - Horizontal - DH - Sht 1 of 2	001
PDP	26228-100-PH-000-00024	Pipe Support Standards - Dummy Leg - Horizontal - DH - Sht 2 of 2	001
PDP	26228-100-PH-000-00025	Pipe Support Standards - Dummy Leg - Vertical - DV - Sht 1 of 4	001
PDP	26228-100-PH-000-00026	Pipe Support Standards - Dummy Leg - Vertical - DV - Sht 2 of 4	001
PDP	26228-100-PH-000-00027	Pipe Support Standards - Dummy Leg - Vertical - DV - Sht 3 of 4	001
PDP	26228-100-PH-000-00028	Pipe Support Standards - Dummy Leg - Vertical - DV - Sht 4 of 4	001
PDP	26228-100-PH-000-00029	Pipe Support Standards - Frames - Flange Support - FF	001
A-2-49

Disc	Document No	Title	Revision
PDP	26228-100-PH-000-00030	Pipe Support Standards - Frames - L Shape - FL	001
PDP	26228-100-PH-000-00031	Pipe Support Standards - Field Suppots and Guides- FS - Sht 1 of 2	001
PDP	26228-100-PH-000-00032	Pipe Support Standards - Field Suppots and Guides- FS - Sht 2 of 2	001
PDP	26228-100-PH-000-00033	Pipe Support Standards - Frames - T Shape - FT	001
PDP	26228-100-PH-000-00034	Pipe Support Standards - Frames - U Shape - FU	001
PDP	26228-100-PH-000-00035	Pipe Support Standards - Guide - Guide - GG - Sht 1 of 3	001
PDP	26228-100-PH-000-00036	Pipe Support Standards - Guide - Guide - GG - Sht 2 of 3	001
PDP	26228-100-PH-000-00037	Pipe Support Standards - Guide - Guide - GG - Sht 3 of 3	001
PDP	26228-100-PH-000-00038	Pipe Support Standards - Guide - Hold Down - GH - Sht 1 of 2	001
PDP	26228-100-PH-000-00039	Pipe Support Standards - Guide - Hold Down Cold - GH - Sht 2 of 2	001
PDP	26228-100-PH-000-00040	Pipe Support Standards - Guide - Lugs - GL	001
PDP	26228-100-PH-000-00041	Pipe Support Standards - Guide - Steel - Uninsulated - GS	001
PDP	26228-100-PH-000-00042	Pipe Support Standards - Guide - U Bolts - GU	001
PDP	26228-100-PH-000-00043	Pipe Support Standards - Low Temp - Base - LB - Sht 1 of 2	001
PDP	26228-100-PH-000-00044	Pipe Support Standards - Low Temp - Base - LB - Sht 2 of 2	001
PDP	26228-100-PH-000-00045	Pipe Support Standards - Supplemental Steel - Span - MS	001
PDP	26228-100-PH-000-00046	Pipe Support Standards - Non-Metallic Anchor - NA	001
A-2-50

Disc	Document No	Title	Revision
PDP	26228-100-PH-000-00047	Pipe Support Standards - Non-Metallic Saddle - NS	001
PDP	26228-100-PH-000-00048	Pipe Support Standards - Pipe To Pipe - Clamped - PC	001
PDP	26228-100-PH-000-00049	Pipe Support Standards - Pipe To Pipe - Welded - PW - Sht 1 of 2	001
PDP	26228-100-PH-000-00050	Pipe Support Standards - Pipe To Pipe - Welded - PW - Sht 2 of 2	001
PDP	26228-100-PH-000-00051	Pipe Support Standards - Foundations - Foundations - QF	001
PDP	26228-100-PH-000-00052	Pipe Support Standards - Rods - Hangers - RH - Sht 1 of 3	001
PDP	26228-100-PH-000-00053	Pipe Support Standards - Rods - Hangers - RH - Sht 2 of 3	001
PDP	26228-100-PH-000-00054	Pipe Support Standards - Rods - Hangers - RH - Sht 3 of 3	001
PDP	26228-100-PH-000-00055	Pipe Support Standards - Rods - Trapeze - RT - Sht 1 of 2	001
PDP	26228-100-PH-000-00056	Pipe Support Standards - Rods - Trapeze - RT - Sht 2 of 2	001
PDP	26228-100-PH-000-00057	Pipe Support Standards - Shoes - Clamped - SC	001
PDP	26228-100-PH-000-00058	Pipe Support Standards - Shoes - Reinforced Wear Plates - SR	001
PDP	26228-100-PH-000-00059	Pipe Support Standards - Shoes - Sliding - SS	001
PDP	26228-100-PH-000-00060	Pipe Support Standards - Shoes - Welded - SW - Sht 1 of 3	001
PDP	26228-100-PH-000-00061	Pipe Support Standards - Shoes - Welded - SW - Sht 2 of 3	001
PDP	26228-100-PH-000-00062	Pipe Support Standards - Shoes - Welded - SW - Sht 3 of 3	001
PDP	26228-100-PH-000-00063	Pipe Support Standards - Vessel - Guide - VG	001
A-2-51

Disc	Document No	Title	Revision
PDP	26228-100-PH-000-00064	Pipe Support Standards - Vessel - Insulated Guide - VI - Sht 1 of 2	001
PDP	26228-100-PH-000-00065	Pipe Support Standards - Vessel - Insulated Guide - VI - Sht 2 of 2	001
PDP	26228-100-PH-000-00066	Pipe Support Standards - Vessel - Support - VS - Sht 1 of 3	001
PDP	26228-100-PH-000-00067	Pipe Support Standards - Vessel - Support - VS - Sht 2 of 3	001
PDP	26228-100-PH-000-00068	Pipe Support Standards - Vessel - Support - VS - Sht 3 of 3	001
PDP	26228-100-PH-000-00069	Pipe Support Standards - Struts - Sway - WS - Sht 1 of 2	001
PDP	26228-100-PH-000-00070	Pipe Support Standards - Struts - Sway - WS - Sht 2 of 2	001
PDP	26228-100-PH-000-00071	Pipe Support Standards - Springs - Constant - XC - Sht 1 of 3	001
PDP	26228-100-PH-000-00072	Pipe Support Standards - Springs - Constant - XC - Sht 2 of 3	001
PDP	26228-100-PH-000-00073	Pipe Support Standards - Springs - Constant - XC - Sht 3 of 3	001
PDP	26228-100-PH-000-00074	Pipe Support Standards - Springs - Guide - XG	001
PDP	26228-100-PH-000-00075	Pipe Support Standards - Springs - Variable - XV - Sht 1 of 3	001
PDP	26228-100-PH-000-00076	Pipe Support Standards - Springs - Variable - XV - Sht 2 of 3	001
PDP	26228-100-PH-000-00077	Pipe Support Standards - Springs - Variable - XV - Sht 3 of 3	001
PDP	26228-100-PH-000-00078	Pipe Support Standards - Riser Clamps - General - ZG	001
PDP	26228-100-PH-000-00079	Pipe Support Standards - Riser Clamps - Lugs - ZL	001
PDP	26228-100-PH-000-00080	Pipe Support Standards - Motor Valve Supt - ZS	001
A-2-52

Disc	Document No	Title	Revision
PDP	26228-100-PH-000-00081	Pipe Support Standards - Temp. Shipping Guide and Anchor - TS - Sht 1 of 4	001
PDP	26228-100-PH-000-00082	Pipe Support Standards - Temp. Shipping Support W/Shoe - TS - Sht 2 of 4	001
PDP	26228-100-PH-000-00083	Pipe Support Standards - Temp. Shipping Support W/Shoe - TS - Sht 3 of 4	001
PDP	26228-100-PH-000-00084	Pipe Support Standards - Temp. Shipping Support for Base Spring - TS - Sht 4 of 4	001
PDP	26228-100-PH-000-00085	Pipe Support Standards - Hydraulic Snubber - SB - Sht 1 of 2	001
PDP	26228-100-PH-000-00086	Pipe Support Standards - Hydraulic Snubber - SB - Sht 2 of 2	001
PDP	26228-100-PH-000-00087	Pipe Support Standards - Adjustable Drain Support - FS	001
PDP	26228-100-PH-000-00088	Pipe Support Standards - Elevated Fire Water Monitor Pipe Support - FM	001
PDP	26228-100-PH-000-00089	Pipe Support Standards - Special Pipe Support - SP	001
PDP	26228-100-PH-000-00090	Pipe Support Standards - I-ROD	001
PDP	26228-100-PH-000-00091	VOID - PIPE SUPPORT STANDARDS - RISER CLAMPS - GENERAL	001
PDP	26228-100-PH-000-00092	VOID - PIPE SUPPORT STANDARDS - RISER CLAMPS - LUGS	001
PENG	26228-100-3PS-JV14-F0001	Project Specification for Relief Valves	000
PENG	26228-150-M0X-0000-00002	Equipment List - Package 1 Scope	00A
PENG	26228-700-M0X-0000-00002	Equipment List - Package 7 Scope	00B
PENG	26228-400-M0X-DK-00003	Tie-In List	00A
A-2-53

Disc	Document No	Title	Revision
PENG	26228-400-M6-0010-30102	Piping and Instrumentation Diagram - LNG - Cooldown Line Interconnecting Sht. 1 of 2	00A
PENG	26228-400-M6-0010-30104	Piping and Instrumentation Diagram - BOG Interfaces Sheet 1 of 2	00A
PENG	26228-400-M6-0010-30106	Piping and Instrumentation Diagram - Amine - Condensate Interconnecting	00A
PENG	26228-400-M6-0010-30202	Piping and Instrumentation Diagram - Utility Water - Demin Water - Condensed Water Interconnecting Sht. 1 of 2	00A
PENG	26228-400-M6-0010-30206	Piping and Instrumentation Diagram - Potable Water Interconnecting	00A
PENG	26228-400-M6-0029-30004	Piping and Instrumentation Diagram - Sanitary Lift Stations Sht 1 of 2	00A
PENG	26228-400-M6-2024-30016	Piping and Instrumentation Diagram - LNG Storage Tank 20S-2401B Transfer Lines	00A
PENG	26228-400-M6-3010-00101	Piping and Instrumentation Diagram - Train 1 - Interconnecting - West -1	00A
PENG	26228-400-M6-3010-00102	Piping and Instrumentation Diagram - Train 2 - Interconnecting - West - 1	00A
PENG	26228-400-M6-3010-00103	Piping and Instrumentation Diagram - Train 3 - Interconnecting - West - 1	00A
PENG	26228-400-M6-3010-00104	Piping and Instrumentation Diagram - Train 4 - Interconnecting - West - 1	00A
PENG	26228-400-M6-3010-00105	Piping and Instrumentation Diagram - Train 5 - Interconnecting - West - 1	00A
PENG	26228-400-M6-3010-00106	Piping and Instrumentation Diagram - Train 6 - Interconnecting - West - 1	00A
PENG	26228-400-M6-3010-00107	Piping and Instrumentation Diagram - Train 7 - Interconnecting - West - 1	00A
PENG	26228-400-M6-3010-00108	Piping and Instrumentation Diagram - Flare Header Interconnection	00A
PENG	26228-400-M6-3010-00109	Piping and Instrumentation Diagram - Acid Gas Flare Header	00A
A-2-54

Disc	Document No	Title	Revision
PENG	26228-400-M6-3010-00110	Piping and Instrumentation Diagram - South Piperack	00A
PENG	26228-400-M6-3010-00111	Piping and Instrumentation Diagram - Train 1 - Interconnecting - East	00A
PENG	26228-400-M6-3010-00112	Piping and Instrumentation Diagram - Train 2 - Interconnecting - East	00A
PENG	26228-400-M6-3010-00113	Piping and Instrumentation Diagram - Train 3 - Interconnecting - East	00A
PENG	26228-400-M6-3010-00114	Piping and Instrumentation Diagram - Train 4 - Interconnecting - East	00A
PENG	26228-400-M6-3010-00115	Piping and Instrumentation Diagram - Train 5 - Interconnecting - East	00A
PENG	26228-400-M6-3010-00116	Piping and Instrumentation Diagram - Train 6 Interconnecting - East	00A
PENG	26228-400-M6-3010-00117	Piping and Instrumentation Diagram - Train 7 - Interconnecting - East	00A
PENG	26228-400-M6-3010-00121	Piping and Instrumentation Diagram - Train 1- Interconnecting - West - 2	00A
PENG	26228-400-M6-3010-00122	Piping and Instrumentation Diagram - Train 2 - Interconnecting - West - 2	00A
PENG	26228-400-M6-3010-00123	Piping and Instrumentation Diagram - Train 3 - Interconnecting - West - 2	00A
PENG	26228-400-M6-3010-00124	Piping and Instrumentation Diagram - Train 4 - Interconnecting - West - 2	00A
PENG	26228-400-M6-3010-00125	Piping and Instrumentation Diagram - Train 5 - Interconnecting - West - 2	00A
PENG	26228-400-M6-3010-00126	Piping and Instrumentation Diagram - Train 6 - Interconnecting - West - 2	00A
PENG	26228-400-M6-3010-00127	Piping and Instrumentation Diagram - Train 7 - Interconnecting - West - 2	00A
PENG	26228-400-M6-3019-00001	Piping and Instrumentation Diagram - Wet Flare KO Drum	00A
PENG	26228-400-M6-3019-00002	Piping and Instrumentation Diagram - Dry Flare KO Drum	00A
A-2-55

Disc	Document No	Title	Revision
PENG	26228-400-M6-3019-00004	Piping and Instrumentation Diagram - Flare System - Ground Flare	00A
PENG	26228-400-M6-3019-00007	Piping and Instrumentation Diagram - LNG Storage - Vapor Handling Dry Flare Header	00A
PENG	26228-400-M6-3019-00021	Piping and Instrumentation Diagram - Wet Flare KO Drum	00A
PENG	26228-400-M6-3019-00022	Piping and Instrumentation Diagram - Dry Flare KO Drum	00A
PENG	26228-400-M6-3019-00024	Piping and Instrumentation Diagram - Flare System - Ground Flare	00A
PENG	26228-400-M6-3019-00031	Piping and Instrumentation Diagram - Wet Flare KO Drum	00A
PENG	26228-400-M6-3019-00032	Piping and Instrumentation Diagram - Dry Flare KO Drum	00A
PENG	26228-400-M6-3019-00034	Piping and Instrumentation Diagram - Flare System - Ground Flare	00A
PENG	26228-400-M6-3019-00035	Piping and Instrumentation Diagram - Wet Gas Elevated Flare - Phase 1	00A
PENG	26228-400-M6-3019-00036	Piping and Instrumentation Diagram - Dry Gas Elevated Flare - Phase 1	00A
PENG	26228-400-M6-3019-00037	Piping and Instrumentation Diagram - Wet Gas Elevated Flare - Phase 2	00A
PENG	26228-400-M6-3019-00038	Piping and Instrumentation Diagram - Dry Gas Elevated Flare - Phase 2	00A
PENG	26228-400-M6-3019-00039	Piping and Instrumentation Diagram - Wet Gas Elevated Flare - Phase 3	00A
PENG	26228-400-M6-3019-00040	Piping and Instrumentation Diagram - Dry Gas Elevated Flare - Phase 2	00A
PENG	26228-400-M6-3020-00009	Piping and Instrumentation Diagram - Refrigerant Trucks Unloading - Phase 1	00A
PENG	26228-400-M6-3020-00010	Piping and Instrumentation Diagram - Refrigerant Trucks Unloading - Phase 2	00A
A-2-56

Disc	Document No	Title	Revision
PENG	26228-400-M6-3024-00001	Piping and Instrumentation Diagram - LNG Rundown - LNG Interconnecting Piping	00A
PENG	26228-400-M6-3024-00002	Piping and Instrumentation Diagram - LNG Transfer Line	00A
PENG	26228-400-M6-3029-00001	Piping and Instrumentation Diagram - Effluent and Waste Water - Process Area Spill Impoundment Basin and Pumps	00A
PENG	26228-400-M6-3029-00002	Piping and Instrumentation Diagram - Effluent and Waste Water - Transfer Line Impoundment Basins and Pumps	00A
PENG	26228-400-M6-3033-00004	Piping and Instrumentation Diagram - Fire Water System - Fire Water Distribution - Train 1	00A
PENG	26228-400-M6-3033-00005	Piping and Instrumentation Diagram - Fire Water System - Fire Water Distribution - Train 2	00A
PENG	26228-400-M6-3033-00006	Piping and Instrumentation Diagram - Fire Water System - Fire Water Distribution - Train 3	00A
PENG	26228-400-M6-3033-00007	Piping and Instrumentation Diagram - Fire Water System - Fire Water Distribution - Train 4	00A
PENG	26228-400-M6-3033-00008	Piping and Instrumentation Diagram - Fire Water System - Fire Water Distribution - Train 5	00A
PENG	26228-400-M6-3033-00009	Piping and Instrumentation Diagram - Fire Water System - Fire Water Distribution - Train 6	00A
PENG	26228-400-M6-3033-00010	Piping and Instrumentation Diagram - Fire Water System - Fire Water Distribution - Train 7	00A
PENG	26228-400-M6-3033-00011	Piping and Instrumentation Diagram - Fire Water Tank	00A
A-2-57

Disc	Document No	Title	Revision
PENG	26228-400-M6-3033-00012	Piping and Instrumentation Diagram - Fire Water Pump Station	00A
PENG	26228-400-M6-3116-00001	Piping and Instrumentation Diagram - Mixed Refrigerant Vapor Suction Line Unit 01	00A
PENG	26228-400-M6-3116-00002	Piping and Instrumentation Diagram - MR Suction Drum Unit 01	00A
PENG	26228-400-M6-3116-00003	Piping and Instrumentation Diagram - MR Compressor Unit 01	00A
PENG	26228-400-M6-3116-00006	Piping and Instrumentation Diagram - MR Interstage Suction Drum Unit 1	00A
PENG	26228-400-M6-3120-00001	Piping and Instrumentation Diagram - New Refrigerant Distribution	00A
PENG	26228-100-M6K-0000-00001	Consolidated P and ID Master Markups (**NOTE** P&IDs listed separately are newer, and are a better representation of the scope project)	00A
PENG	26228-700-M6N-DK-00001	Design Change Notice - Change Related to Package 7 - Pre Investment for Future Train 8 and 9	000
PENG	26228-100-M6N-DK-00079	Design Change Notice - PD and P Changes	000
PENG	26228-100-M6N-DK-00083	Impoundment Basin Changes	000
PRCSS	26228-400-3DR-V04F-00001	General Specification for Process Design Basis	000
PRCSS	26228-400-3DR-V04F-00002	Specification for Relief System Design Basis	000
PRCSS	26228-400-M2-DK-00002	CONFINDENTIAL - List of Catalyst and Chemicals	00A
PRCSS	26228-400-M2-DK-00004	Flare Summary - Dry Flare	000
PRCSS	26228-400-M2-DK-00006	Flare Summary - Dry Flare Stack	001
PRCSS	26228-400-M2-DK-00007	Flare Summary - Wet Flare Stack	000
A-2-58

Disc	Document No	Title	Revision
PRCSS	26228-100-M4-DK-00016	Project Specification For Utility Balance - Hot Oil	000
PRCSS	26228-100-M4-DK-00017	Project Specification For Utility Balance - Nitrogen	000
PRCSS	26228-100-M4-DK-00018	Project Specification For Utility Balance - Instrument - Plant Air	000
PRCSS	26228-100-M4-DK-00019	Project Specification For Utility Balance - Fuel Gas	000
PRCSS	26228-100-M4-DK-00020	Utility Balance - Water	000
PRCSS	26228-100-M4-DK-00101	Heat Material Balance - Unit 11-13 Case1-Average Gas-Average Ambient Temperature	002
PRCSS	26228-100-M4-DK-00102	Project Specification For Heat & Material Balance - Case 2 - Average Gas - High Ambient Temperature - Unit 11 - Unit 12 - Unit 13	002
PRCSS	26228-100-M4-DK-00103	Project Specification For Heat & Material Balance - Case 3 - Average Gas - Low Ambient Temperature - Unit 11 - Unit 12 - Unit 13	002
PRCSS	26228-100-M4-DK-00104	HEAT-MATERIAL BALANCE-UNIT 11-13 CASE 4-HIGH AROMATIC-AVERAGE AMBIENT TEMPERATURE	001
PRCSS	26228-100-M4-DK-00105	Heat Material Balance - Unit 11-13 Case 5-Max Inerts-Average Ambient Temperature	002
PRCSS	26228-100-M4-DK-00201	HEAT-MATERIAL BALANCE-UNIT 16-24 CASE1-AVERAGE GAS-AVERAGE AMBIENT TEMPERATURE	000
PRCSS	26228-100-M4-DK-00202	Project Specification For Heat & Material Balance - Case 2 - Average Gas - High Ambient Temperature	001
PRCSS	26228-100-M4-DK-00203	Project Specification For Heat & Material Balance - Case 3 - Average Gas - Low Ambient Temperature	001
A-2-59

Disc	Document No	Title	Revision
PRCSS	26228-100-M4-DK-00204	HEAT-MATERIAL BALANCE-UNIT 16-24 CASE4-HIGH AROMATIC-AVERAGE AMBIENT TEMPERATURE	000
PRCSS	26228-100-M4-DK-00205	HEAT-MATERIAL BALANCE-UNIT 16-24 CASE 5-MAX INERTS-AVERAGE AMBIENT TEMPERATURE	000
PRCSS	26228-100-M5-0010-00001	Block Flow Diagram	000
PRCSS	26228-400-M5-3019-00001	Utility Flow Diagram - Flare System	001
PRCSS	26228-700-M5-3019-00001	Process Flow Diagram - Flare System	000
PRCSS	26228-400-M5-3020-00001	Utility Flow Diagram - Refrigerant Unloading System	001
PRCSS	26228-400-M5-3024-00001	Process Flow Diagram - LNG Storage and Transfer	000
PRCSS	26228-700-M5-3024-00001	Process Flow Diagram - LNG Storage and Transfer	000
PRCSS	26228-700-M5-3029-00001	Utility Flow Diagram - Spill Containment System	000
PRCSS	26228-100-M5-3029-00002	Utility Flow Diagram - Control Room Sanitary Lift Station	001
PRCSS	26228-400-M5-3111-00001	Process Flow Diagram - Inlet Facility	000
PRCSS	26228-700-M5-3111-00001	Process Flow Diagram - Inlet Facility	000
PRCSS	26228-100-M5-3111-00002	Process Flow Diagram - Mercury/H2S Removal	001
PRCSS	26228-100-M5-3112-00001	Process Flow Diagram – Amine Storage	001
PRCSS	26228-100-M5-3112-00002	Process Flow Diagram – Acid Gas Removal Absorber	001
PRCSS	26228-100-M5-3112-00003	Process Flow Diagram – Amine Regeneration	001
A-2-60

Disc	Document No	Title	Revision
PRCSS	26228-100-M5-3113-00001	Process Flow Diagram – Dehydration	001
PRCSS	26228-400-M5-3116-00001	Process Flow Diagram - MR Refrigerated Liquefaction System	001
PRCSS	26228-100-M5-3116-00002	Process Flow Diagram - Liquefaction	001
PRCSS	26228-100-M5-3117-00001	Process Flow Diagram - Heavies Removal	001
PRCSS	26228-700-M5-3118-00001	Process Flow Diagram - Condensate Stabilization	000
PRCSS	26228-100-M5-3119-00001	Utility Flow Diagram – Thermal Oxidizer	001
PRCSS	26228-100-M5-3122-00001	Utility Flow Diagram - Fuel Gas Sysem	001
PRCSS	26228-100-M5-3131-00001	Utility Flow Diagram - Essential Diesel Generator System	001
PRCSS	26228-100-M5-3134-00001	Utility Flow Diagram - Hot Oil System	001
PRCSS	26228-100-M5-3135-00001	UTILITY FLOW DIAGRAM - PLANT AND INSTRUMENT AIR SYSTEM	000
PRCSS	26228-700-M5-3136-00001	Utility Flow Diagram - Potable - Demineralized - Utility Water	000
PRCSS	26228-700-M5-3139-00001	Utility Flow Diagram - Nitrogen System	000
PRCSS	26228-100-MBA-3019-01903	Flare Stack Specification Sheet - Ground Flare - 30Z-1903	001
PRCSS	26228-100-MBA-3119-01901	Incinerator Specification Sheet - Thermal Oxidizer - 31H-1901	001
PRCSS	26228-100-MBA-3134-03401	Fired Heater Specification Sheet – Hot Oil Furnace	000
PRCSS	26228-100-MCA-3113-01301	Centrifugal Compressor Specification - 31C-1301 - Regeneration Gas Compressor	000
A-2-61

Disc	Document No	Title	Revision
PRCSS	26228-100-MCA-3116-01611	Centrifugal Compressor Specification Sheet - MR Compressor - 31C-1611 - 31C-1621	002
PRCSS	26228-400-MEA-3019-01901	Electric Heater Specification Sheet - Dry Gas Flare KO Drum Electric Heater	000
PRCSS	26228-100-MEA-3111-01102	Process Data Sheet - Heat Exchanger Specification – Inlet Gas Facility – 31E-1102	000
PRCSS	26228-100-MEA-3111-01103	Start-up Fuel Gas Electric Heater Data Sheet - 31E-1103	000
PRCSS	26228-100-MEA-3112-01201	Lean Solvent Cooler	000
PRCSS	26228-100-MEA-3112-01202	Process Data Sheet – Air Cooled Heat Exchanger - Regenerator Overhead Condenser	000
PRCSS	26228-100-MEA-3112-01203	Process Data Sheet – Lean - Rich Solvent Heat Exchanger - Plate Heat Exchanger Specification Sheet - 31E-1203 A/B	001
PRCSS	26228-100-MEA-3112-01204	Process Data Sheet - Heat Exchanger Specification Sheet - Regeneration Reboiler - 31E-1204	001
PRCSS	26228-100-MEA-3112-01205	Process Data Sheet - Electric Heater Specification Sheet - 31E-1205	000
PRCSS	26228-100-MEA-3113-01301	Process Data sheet - Air Cooled Heat Exchanger - Regeneration Gas Cooler – Dehydration and Mercury Removal 31E-1301	000
PRCSS	26228-100-MEA-3113-01302	Process Data Sheet - Air Cooled Heat Exchanger - 31E-1302 - Treated Gas Cooler	001
PRCSS	26228-100-MEA-3113-01305	Heat Exchanger Specification – Dehydration and Regeneration – 31E-1305	001
PRCSS	26228-100-MEA-3116-01611	Process Data Sheet - Air Cooled Heat Exchanger - MR Interstage Condenser - 31E-1611 - 31E-1621	001
A-2-62

Disc	Document No	Title	Revision
PRCSS	26228-100-MEA-3116-01612	Process Data Sheet - Air Cooled Heat Exchanger - MR Discharge Desuperheater - 31E-1612 - 31E-1622	001
PRCSS	26228-100-MEA-3116-01613	Process Data Sheet - Air Cooled Heat Exchanger - MR Discharge Condenser - 31E-1613 - 31E-1623	002
PRCSS	26228-100-MEA-3116-01614	MR Compressor Lube Oil Cooler	000
PRCSS	26228-100-MEA-3116-01615	Process Data Sheet - Air Cooled Heat Exchanger	000
PRCSS	26228-100-MEA-3118-01810	Process Data Sheet - Air Cooled Heat Exchanger - Stabilizer Condenser - 31E-1810	001
PRCSS	26228-100-MEA-3118-01819	Process Data Sheet - Heat Exchanger Specification Sheet - Stabilizer Reboiler - 31E-1819	002
PRCSS	26228-100-MEA-3118-01828	Process Data Sheet - Air Cooled Heat Exchanger – Condensate Cooler – 31E-1828	001
PRCSS	26228-100-MEA-3134-03401	Hot Oil Trim Cooler	000
PRCSS	26228-100-MFA-3111-01102	Filter Specification Sheet - Mercury-H2S Absorber After Filter	000
PRCSS	26228-100-MFA-3112-01201	Filter Specification Sheet - Lean Solvent Filter	000
PRCSS	26228-100-MFA-3112-01204	Filter Specification Sheet - Lean Solvent After Filter	000
PRCSS	26228-100-MFA-3112-01205	Filter Specification Sheet - 31F-1205 - Carbon Treater	001
PRCSS	26228-100-MFA-3112-01206	Filter Specification Sheet - Amine Sump Filter - 31F-1206	001
PRCSS	26228-100-MFA-3113-01301	Vessel Specification Sheet – Dryer Inlet Filter Coalescer – 31F-1301	000
A-2-63

Disc	Document No	Title	Revision
PRCSS	26228-100-MFA-3113-01303	Filter Specification Sheet – Molecular Sieve After Filter – 31F-1303A-B	000
PRCSS	26228-100-MFA-3113-01309	Filter Specification Sheet – Regeneration Water Filter – 31F-1309	000
PRCSS	26228-100-MFA-3134-03401	Filter Specification Sheet - Hot Oil Filter	000
PRCSS	26228-100-MKA-3111-K0001	Process Specification for Mercury-H2S Removal System	001
PRCSS	26228-100-MKA-3112-K0001	Process Specification for Acid Gas Removal Unit	001
PRCSS	26228-100-MKA-3113-K0001	Process Specification for Molecular Sieve Dehydration System	001
PRCSS	26228-100-MKA-3116-K0001	Process Specification for Heavy Hydrocarbon Removal and Liquefaction Units	000
PRCSS	26228-400-MPA-DK-00001	Process Design Data - Pump Summary	000
PRCSS	26228-700-MPA-DK-00001	Process Design Data - Pump Summary	000
PRCSS	26228-100-MPA-DK-00002	Process Design Data - Pump Summary - 30P-2002 - 30P-2003 - 30P-2004 - Propane - N-Butane - I-Pentane	001
PRCSS	26228-100-MTA-3112-01201	Tank Specification Sheet - Amine Storage Tank - 31S-1201	001
PRCSS	26228-100-MVA-3019-01901	Vessel Specification Sheet - Wet Gas Flare KO Drum - 30V-1901 - 30V-1921 - 30V-1931	001
PRCSS	26228-100-MVA-3019-01902	Vessel Specification Sheet - Dry Gas Flare KO Drum - 30V-1902/30V-1922/30V-1932	001
PRCSS	26228-100-MVA-3036-00001	Vessel Specification Sheet - Potable Water Hydropneumatics Tank - 30V-3601	000
PRCSS	26228-100-MVA-3111-01101	Mercury - H2S Absorber	000
PRCSS	26228-100-MVA-3112-01201	COLUMN SPECIFICATION SHEET – ABSORBER – 31V-1201	001
A-2-64

Disc	Document No	Title	Revision
PRCSS	26228-100-MVA-3112-01202	Column Specification Sheet - Solvent Regenerator - 31V-1202	002
PRCSS	26228-100-MVA-3112-01205	Solvent Flash Drum Data Sheet - 31V-1205	000
PRCSS	26228-100-MVA-3112-01206	VEESEL SPECIFICATION SHEET - SOLVENT REGENERATOR REFLUX DRUM	000
PRCSS	26228-100-MVA-3112-01209	Vessel Specification Sheet - Amine Sump Drum - 31V-1209	001
PRCSS	26228-100-MVA-3113-01302	Molecular Sieve Dehydrator	000
PRCSS	26228-100-MVA-3113-01305	VESSEL SPECIFICATION SHEET – REGENERATION GAS KO DRUM – 31V-1305	000
PRCSS	26228-100-MVA-3116-01611	VESSEL SPECIFICATION SHEET - MR Suction Drum	000
PRCSS	26228-100-MVA-3116-01612	VESSEL SPECIFICATION SHEET - MR Interstage Suction Drum	000
PRCSS	26228-100-MVA-3116-01613	VESSEL SPECIFICATION SHEET - MR Accumulator	000
PRCSS	26228-100-MVA-3118-01810	Column Specification Sheet - Condensate Stabilizer - 31V-1810	003
PRCSS	26228-100-MVA-3118-01811	Vessel Specification Sheet - Stabilizer Reflux Drum - 31V-1811	001
PRCSS	26228-100-MVA-3119-01904	Vessel Specification Sheet - Thermal Oxidizer KO Drum - 31V-1904	001
PRCSS	26228-100-MVA-3122-02201	VESSEL SPECIFICATION SHEET – FUEL GAS KO DRUM - 31V-2201	000
PRCSS	26228-100-MVA-3134-03401	Vessel Specification Sheet - 31V-3401	000
PRCSS	26228-100-MVA-3134-03402	HOT OIL DRAIN DRUM	000
PRCSS	26228-100-MVA-3135-03501	Vessel Specification Sheet - Instrument Air receiver 31V-3501	000
A-2-65

Disc	Document No	Title	Revision
PRCSS	26228-100-MWA-3029-02911	Sanitary Lift Station Data Sheet 30PK-2911	00A
PRCSS	26228-100-MXA-3112-01201	ANTIFOAM INJECTION PACKAGE	000
PRCSS	26228-100-MXA-3135-03501	Package Unit - Air Compressor Package	000
PSE	26228-400-3DR-U04F-00001	Process Safety Design Basis	00B
PSE	26228-400-3DR-U04F-00002	Spill Containment Design Basis	00B
PSE	26228-700-3DR-U04F-00002	Spill Containment Design Basis	00A
PSE	26228-100-3PS-U04-00001	Clean AGEN Suppression System Requirements	000
PSE	26228-400-M5-3033-00001	Utility Flow Diagram - Firewater System	00B
PSE	26228-400-MTA-3033-00001	Process Data Sheet - Firewater Storage Tank	00B
PSE	26228-100-U0R-0000-00001	Project Procedure for HAZOP-LOPA Study	001
PSE	26228-100-U0R-0000-00002	Project Terms of Reference for HAZOP-LOPA Study	000
PSE	26228-400-U0R-0000-00002	Project Terms of Reference for HAZOP - LOPA Study	000
PSE	26228-100-U0R-0000-00003	Block 1 Hazop Study Report (Risktec Report 19-Bec-45-1)	000
PSE	26228-100-U0R-0000-00004	Block 1 Layer Of Protection Analysis (LOPA) Report (Risktec Report 19-Bec-45-4)	000
PSE	26228-100-U0R-0000-00005	Block 2 Hazop Study Report (Risktec Report 19-Bec-45-2)	000
PSE	26228-400-U0R-0000-00005m02	Report Addendum 2 - CCL3 - Block 2 Hazard and Operability Analysis - HAZOP Prepared for Bechtel OG&C	000
PSE	26228-100-U0R-0000-00006	Block 2 Layer Of Protection Analysis (LOPA) Report (Risktec Report 19-Bec-45-5)	000
PSE	26228-400-U0R-0000-00006m02	Report Addendum 2 - CCL3 - Block 2 Layers of Protection Analysis - LOPA Prepared for Bechtel OG&C	000
A-2-66

Disc	Document No	Title	Revision
PSE	26228-100-U0R-0000-00007	Block 3 Hazop Study Report (Risktec Report 19-Bec-45-3)	000
PSE	26228-400-U0R-0000-00007m01	Report Addendum 1 - CCL2 - Block Hazard and Operability Analysis - HAZOP Prepared for Bechtel OG&C	000
PSE	26228-100-U0R-0000-00008	Block 3 Layer Of Protection Analysis (LOPA) Report (Risktec Report 19-BEC-45-6)	000
PSE	26228-400-U1-3033-00001	Overall Fire Water Layout	00B
PSE	26228-700-U1-3033-00001	Overall Fire Water Layout	00A
PSE	26228-400-U1-3033-00002	Fire Water Layout - Refrigerant Unloading Area Phase 1	00B
PSE	26228-400-U1-3033-00004	Firewater Layout - K.O. Drum Area Phase 1	00B
PSE	26228-400-U1-3033-00005	Passive Fire Protection Layout - Overall	00B
PSE	26228-400-U1-3033-00006	Passive Fire Protection Layout - K.O. Drum Area Phase 1	00B
PSE	26228-400-U1-3033-00007	Fire and Gas Detector Layout - Overall	00B
PSE	26228-400-U1-3033-00009	Fire and Gas System Layout - Refrigerant Unloading Area Phase 1	00B
PSE	26228-400-U1-3033-00010	Fire and Gas Detection Layout - K.O. Drum Area Phase 1	00B
PSE	26228-400-U1-3033-00017	Fire Water Layout - BOG Compressor Area Substation and LNG Storage Tank	00B
A-2-67

Disc	Document No	Title	Revision
PSE	26228-400-U1-3033-00018	Fire Water Layout - Refrigerant Unloading Phase 2 - 3	00B
PSE	26228-400-U1-3033-00019	Fire and Gas Layout - BOG Compressor Area Substation and LNG Storage Tank	00B
PSE	26228-400-U1-3033-00020	Fire and Gas Detector - Refrigerant Unloading Area and Process Area Impoundment Basin	00B
PSE	26228-400-U1-3033-00021	Passive Fire Protection Layout - BOG Compressor Area Substation and LNG Storage Tank	00B
PSE	26228-400-U1-3033-00022	Passive Fire Protection Layout - Refrigerant Unloading Area and Process Area Impoundment Basin	00B
PSE	26228-400-U1-3133-00001	Fire Water Layout - Train 1	00B
PSE	26228-400-U1-3133-00002	Fire and Gas Detection Layout - Train 1	00B
PSE	26228-400-U2-3033-00001	Fire and Safety Equipment Layout - Overall	00B
PSE	26228-400-U2-3033-00002	Fire and Safety Equipment Layout - Refrigerant Unloading Area Phase 1	00B
PSE	26228-400-U2-3033-00004	Fire and Safety Equipment Layout - K.O. Drum Area Phase 1	00B
PSE	26228-400-U2-3033-00007	Fire and Safety Equipment Layout - BOG Compressor Area Substation and LNG Storage Tank	00B
PSE	26228-400-U2-3033-00008	Fire and Safety Equipment Layout - Refrigerant Unloading Area and Process Area Impoundment Basin	00B
PSE	26228-400-U2-3133-00002	Fire and Safety Equipment Layout - Train 1	00B
PSE	26228-400-U4R-3000-00001	Fire Protection Evaluation NFPA 59A	00B

A-2-68

A-2-69

TABLE A-2-2
FEED VERIFICATION REQUEST FOR CLARIFICATION (RFC) DOCUMENTS

RFC NO.	SUBJECT	RESPONSE
BECHTEL-RFC-000001	RFI FOR PIPELINE COMPRESSOR (00-K-7107) MOTOR - REF 002	CHENIERE-RINFOR-000032
BECHTEL-RFC-000002	NONCONFIDENTIAL RFI FOR ELECTRICAL DATASHEETS - REF 004	CHENIERE-SR-000002
BECHTEL-RFC-000003	NONCONFIDENTIAL RFI FOR PLATE AND FRAME HEAT EXCHANGER - REF 005	CHENIERE-TRN-000001
BECHTEL-RFC-000004	NONCONFIDENTIAL RFI FOR AIR COOLER DESIGN (01-EA-1611), REF 006	CHENIERE-TRN-000006
BECHTEL-RFC-000005	NONCONFIDENTIAL RFI FOR AIR COOLER DESIGN (01-EA-1613), REF 007	CHENIERE-TRN-000003
BECHTEL-RFC-000006	NONCONFIDENTIAL RFI FOR AIR COOLER DESIGN (01-EA-1614), REF 008	CHENIERE-TRN-000002
BECHTEL-RFC-000007	(CONFIDENTIAL RFI) 3 TRAIN OPTION	CHENIERE-TRN-000005
BECHTEL-RFC-000008	CONFIDENTIAL RFI FOR DESIGN WIND SPEED, REF 016	CHENIERE-TRN-000007
BECHTEL-RFC-000009	NONCONFIDENTIAL RFI: WIND SPEED CLARIFICATION, REF 018	CHENIERE-RINFOR-000119
BECHTEL-RFC-000010	NONCONFIDENTIAL RFI: 138KV MAIN GIS SUBSTATION (00-BLG-2301) ELECTRICAL LAYOUT, REF 021	BECHTEL-RINFOR-000018
BECHTEL-RFC-000011	NONCONFIDENTIAL RFI: BOG/LNG TANK SUBSTATION (00-BLG-2302) LAYOUT AND EQUIPMENT LIST, REF 022	CHENIERE-SR-000003
BECHTEL-RFC-000012	CONFIDENTIAL ***	CHENIERE-RINFOR-000042
BECHTEL-RFC-000013	NONCONFIDENTIAL RFI: MISSING LOPA WORKSHEET, REF 066	CHENIERE-RINFOR-000111
BECHTEL-RFC-000014	CONFIDENTIAL RFI: ICSS OPTIMIZATION, REF 068	CHENIERE-RINFOR-000041
BECHTEL-RFC-000015	(CONFIDENTIAL) NUMBER OF LNG SUMPS	CHENIERE-TRN-000004
BECHTEL-RFC-000016	NONCONFIDENTIAL RFI: PILING DESIGN AND QTY CLARIFICATION	CHENIERE-RINFOR-000115
A-2-70

RFC NO.	SUBJECT	RESPONSE
BECHTEL-RFC-000017	NONCONFIDENTIAL RFI, SPECIALIZED CONCRETE CLARIFICATION, REF 012	CHENIERE-RINFOR-000007
BECHTEL-RFC-000018	CONFIDENTIAL RFI FOR DESIGN WIND SPEED, REF 016	CHENIERE-TRN-000007
BECHTEL-RFC-000019	NONCONFIDENTIAL RFI, BLAST BUILDING DESIGN REQUIREMENT, REF 019	CHENIERE-RINFOR-000004
BECHTEL-RFC-000020	CONFIDENTIAL RFI- ***	CHENIERE-RINFOR-000037
BECHTEL-RFC-000021	SP LINE ITEM: BTX ADSORBER	CHENIERE-RINFOR-000012,
BECHTEL-RFC-000022	TIE-IN POINT COORDINATES	CHENIERE-RINFOR-000013, CHENIERE-RINFOR-000025
BECHTEL-RFC-000023	NONCONFIDENTIAL RFI: FINISH SURFACING SLOPE FOR LNG AREAS, REF 073	CHENIERE-RINFOR-000003
BECHTEL-RFC-000024	NON-CONFIDENTIAL WINTERIZATION OF PIPING	CHENIERE-RINFOR-000014
BECHTEL-RFC-000025	NONCONFIDENTIAL RFI: HIGH POINT OF ROADS, REF 074	CHENIERE-RINFOR-000074
BECHTEL-RFC-000026	CONFIDENTIAL - AMINE STORAGE ELECTRICAL HEATER	CHENIERE-RINFOR-000015, CHENIERE-RINFOR-000057
BECHTEL-RFC-000027	NONCONFIDENTIAL RFI: ROAD SURFACING, REF 075	CHENIERE-RINFOR-000008
BECHTEL-RFC-000028	NONCONFIDENTIAL RFI: OSBL PIPERACK SURFACING, REF 082	CHENIERE-RINFOR-000005
BECHTEL-RFC-000029	NONCONFIDENTIAL RFI: FOUNDATION DESIGN CALCULATION, REF 085	CHENIERE-RINFOR-000001
BECHTEL-RFC-000030	NONCONFIDENTIAL RFI: NOISE DATA REQUIRED TO VERIFY NOISE PREDICTIONS, REF 100	BECHTEL-RFC-000134
BECHTEL-RFC-000031	NONCONFIDENTIAL RFI: TRANSFORMER AND BUS RATINGS, REF 088	CHENIERE-RINFOR-000070
BECHTEL-RFC-000032	NONCONFIDENTIAL RFI; TRANSFER FROM HECKER TO RESNIK AND AEP REQUIREMENTS, REF 089	CHENIERE-RINFOR-000072
BECHTEL-RFC-000033	CONFIDENTIAL - ***	CHENIERE-RINFOR-000016
A-2-71

RFC NO.	SUBJECT	RESPONSE
BECHTEL-RFC-000034	NON- CONFIDENTIAL : INTEGRATION REPORTS	CHENIERE-RINFOR-000017
BECHTEL-RFC-000035	CONFIDENTIAL: BECHTEL SIMOPS BEST PRACTICE.	CHENIERE-RINFOR-000018, CHENIERE-RINFOR-000085, CHENIERE-RINFOR-000093
BECHTEL-RFC-000036	NON-CONFIDENTIAL ACID GAS OVERHEAD HYDRAULIC CALCS / EQUIPMENT SIZING	CHENIERE-RINFOR-000010, CHENIERE-RINFOR-000019
BECHTEL-RFC-000037	CONFIDENTIAL ***	CHENIERE-RINFOR-000029
BECHTEL-RFC-000038	NONCONFIDENTIAL RFI, LATEST FEED DOCUMENTS, REF 108	CHENIERE-RINFOR-000028, CHENIERE-RINFOR-000034
BECHTEL-RFC-000039	NONCONFIDENTIAL RFI: FEED GAS HEATER 01-E-10, REF 095	CHENIERE-RINFOR-000030
BECHTEL-RFC-000040	NONCONFIDENTIAL RFI: STAGE 4 FAULT STUDY REPORT AND IMPACT TO STAGE 3	CHENIERE-RINFOR-000033, CHENIERE-RINFOR-000076
BECHTEL-RFC-000041	NON -CONFIDENTIAL- MERCURY/H2S ABSORBER PREFILTERS	CHENIERE-RINFOR-000020, CHENIERE-RINFOR-000050
BECHTEL-RFC-000042	CONFIDENTIAL- HRC REFLUX PUMPS	CHENIERE-RINFOR-000021
BECHTEL-RFC-000043	FEED GAS HEATER E-0101	CHENIERE-RINFOR-000022
BECHTEL-RFC-000044	CLEAN AGENT FIRE EXTINGUISHING SYSTEM IN SUBSTATIONS	CHENIERE-RINFOR-000030
BECHTEL-RFC-000045	CONFIDENTIAL- ***	CHENIERE-RINFOR-000023
BECHTEL-RFC-000046	NON CONFIDENTIAL - ISOLATION FOR E-0101	CHENIERE-RINFOR-000042
BECHTEL-RFC-000047	NON- CONFIDENTIAL DEPRESSURING PHILOSOPHY	CHENIERE-RINFOR-000051
BECHTEL-RFC-000048	CONDENSATE STABILIZATION MOC	CHENIERE-RINFOR-000015, CHENIERE-RINFOR-000057
BECHTEL-RFC-000049	CONFIDENTIAL - FIRE WATER TANKS/ SYSTEM	CHENIERE-RINFOR-000078
BECHTEL-RFC-000050	NON- CONFIDENTIAL - FIXED WATER SPRAY SYSTEM - FIRE WATER SYSTEM	BECHTEL-RINFOR-000046
A-2-72

RFC NO.	SUBJECT	RESPONSE
BECHTEL-RFC-000051	CONFIDENTIAL- MSDS REVIEWS	CHENIERE-RINFOR-000059, BECHTEL-RINFOR-000047
BECHTEL-RFC-000052	NON -CONFIDENTIAL MSDS REVIEW	CHENIERE-RINFOR-000059
BECHTEL-RFC-000053	CONFIDENTIAL RFI; RE: NONCONFIDENTIAL RFI: PILING DESIGN AND QTY CLARIFICATION	CHENIERE-RINFOR-000006, CHENIERE-RINFOR-000009
BECHTEL-RFC-000054	TIE-IN POINT COORDINATES	CHENIERE-RINFOR-000013, CHENIERE-RINFOR-000025
BECHTEL-RFC-000055	CONFIDENTIAL - REFRIGERANT STORAGE LOADING AND UNLOADING SYSTEM	CHENIERE-RINFOR-000026, CHENIERE-RINFOR-000027, BECHTEL-RINFOR-000010
BECHTEL-RFC-000056	WARM END VFD REQUIREMENTS	CHENIERE-RINFOR-000108
BECHTEL-RFC-000057	CONFIDENTIAL RFI, REGULATORY IMPLICATION WITH ALTERNATE FOUNDATION SUPPORT DESIGN	CHENIERE-RINFOR-000077
BECHTEL-RFC-000058	NONCONFIDENTIAL RFI, LOAD CODE, REF 0122	CHENIERE-RINFOR-000073
BECHTEL-RFC-000059	NON -CONFIDENTIAL- MERCURY/H2S ABSORBER PREFILTERS	CHENIERE-RINFOR-000020, CHENIERE-RINFOR-000050
BECHTEL-RFC-000060	CONFIDENTIAL RFI; ***	CHENIERE-RINFOR-000077
BECHTEL-RFC-000061	NON-CONFIDENTIAL : PIPELINE GAS RETURN SPECIFICATION	BECHTEL-RINFOR-000048
BECHTEL-RFC-000062	NONCONFIDENTIAL RFI: DEDICATED INSTRUMENT FOR MR COMPRESSOR ANTI-SURGE SYSTEM AND SHUTDOWN SYSTEM	CHENIERE-RINFOR-000036
BECHTEL-RFC-000063	NONCONFIDENTIAL RFI: ICSS INTEGRATION REQUIREMENT, REF 0126	CHENIERE-RINFOR-000044
BECHTEL-RFC-000064	NONCONFIDENTIAL RFI; AIR COOLERS CONTROL SIGNALS BETWEEN MCC AND DCS, REF 0127	CHENIERE-RINFOR-000035
BECHTEL-RFC-000065	NON - CONFIDENTIAL C-1701 VAPOR FROM REBOILER NOZZLE LOCATION	CHENIERE-RINFOR-000052
BECHTEL-RFC-000066	ACID GAS ABSORBER (V-1202)	CHENIERE-RINFOR-000053
A-2-73

RFC NO.	SUBJECT	RESPONSE
BECHTEL-RFC-000067	NON-CONFIDENTIAL POSITIVE ISOLATION FOR CHART PIDS	CHENIERE-RINFOR-000054
BECHTEL-RFC-000068	CONFIDENTIAL- HOT OIL DRAIN PIPING	CHENIERE-RINFOR-000055
BECHTEL-RFC-000069	CONFIDENTIAL RFI: ICSS OPTIMIZATION, REF 068	CHENIERE-RINFOR-000024, CHENIERE-RINFOR-000039
BECHTEL-RFC-000070	CONFIDENTIAL RFI, COMMON FEED GAS ANALYZER FOR 7 TRAINS, REF 0148	CHENIERE-RINFOR-000040
BECHTEL-RFC-000071	NONCONFIDENTIAL RFI; OVERALL CLEAN STORMWATER DRAINAGE, REF 0139	CHENIERE-RINFOR-000119
BECHTEL-RFC-000072	NONCONFIDENTIAL RFI: PHASE 1 FENCE, REF 0146	CHENIERE-RINFOR-000041
BECHTEL-RFC-000073	NON-CONFIDENTIAL - HIGH FLARE BACKPRESSURE VS CONVENTIONAL PSVS	CHENIERE-RINFOR-000066
BECHTEL-RFC-000074	NON-CON - AGRU DESIGN BASIS (VOID DOCUMENT REQUEST)	CHENIERE-RINFOR-000060
BECHTEL-RFC-000075	CONFIDENTIAL- HOT OIL SURGE DRUM (01-V-5804)	CHENIERE-RINFOR-000061
BECHTEL-RFC-000076	V-1613, MR ACCUMULATOR MDMT	CHENIERE-RINFOR-000038
BECHTEL-RFC-000077	NONCONFIDENTIAL RFI; SEISMIC DESIGN CRITERIA, REF 098	CHENIERE-RINFOR-000047
BECHTEL-RFC-000078	AMINE DRAIN PIPING UNDERGROUND	CHENIERE-RINFOR-000087
BECHTEL-RFC-000079	NON - CONFIDENTIAL FLARE HEADER AND KO DRUM SIZING	CHENIERE-RINFOR-000088
BECHTEL-RFC-000080	MINIMUM DESIGN METAL TEMPERATURE FOR PIPING	CHENIERE-RINFOR-000062
BECHTEL-RFC-000081	CONFIDENTIAL-***	CHENIERE-RINFOR-000063
BECHTEL-RFC-000082	COMMENTS TO THE CHENIERE MID-SCALE LIQUEFACTION PROJECT HYDRAULIC TRANSIENT ANALYSIS OF LNG RUNDOWN SYSTEM	CHENIERE-RINFOR-000067
BECHTEL-RFC-000083	SP LINE ITEM: BTX ADSORBER	CHENIERE-RINFOR-000012, CHENIERE-RINFOR-000045
A-2-74

RFC NO.	SUBJECT	RESPONSE
BECHTEL-RFC-000084	CONFIDENTIAL RFI; FEEDS TO OSBL SPILL CONTAINMENT 400V PUMP MOTORS, REF 0162	CHENIERE-RINFOR-000069, CHENIERE-RINFOR-000095
BECHTEL-RFC-000085	CONFIDENTIAL RFI: PERIMETER CCTV CAMERA SPACING, REF 0163	CHENIERE-RINFOR-000075
BECHTEL-RFC-000086	NON-CONFIDENTIAL , CONDENSATE RUNDOWN COOLER, EA-1704	CHENIERE-RINFOR-000046
BECHTEL-RFC-000087	CONFIDENTIAL RFI; ***	CHENIERE-RINFOR-000065
BECHTEL-RFC-000088	NONCONFIDENTIAL RFI; 00-K-7105A/B -BOG COMPRESSOR , REF 0164	CHENIERE-RINFOR-000064
BECHTEL-RFC-000089	CONFIDENTIAL RFI: RAISING SITE FINISH GRADE ELEVATION BY 3 FEET, REF 0165	CHENIERE-RINFOR-000082
BECHTEL-RFC-000090	NON -CONFIDENTIAL SCOPE CLARIFICATION OF DOCUMENT INCONSISTENCY	BECHTEL-RINFOR-000044
BECHTEL-RFC-000091	NON-CONFIDENTIAL DRY FLARE LOAD CALCULATION DIFFERENCES	CHENIERE-RINFOR-000089
BECHTEL-RFC-000092	NON - CONF. DESIGN PRESSURE FOR SCRUB COLUM BOTTOMS	CHENIERE-RINFOR-000090
BECHTEL-RFC-000093	DESIGN TEMPERATURE MARGIN ON PIPING	CHENIERE-RINFOR-000091
BECHTEL-RFC-000094	NON- CONFIDENTIAL - MOLECULAR SIEVE GAS DRYER, 01-R-1303-A/B/C	CHENIERE-RINFOR-000092
BECHTEL-RFC-000095	LNG IMPOUNDMENT STORMWATER COLLECTION	CHENIERE-RINFOR-000056
BECHTEL-RFC-000096	NONCONFIDENTIAL RFI; 00-K-7105C - ESSENTIAL BOG COMPRESSOR TYPE, REF 0160	CHENIERE-RINFOR-000071
BECHTEL-RFC-000097	NONCONFIDENTIAL RFI; DISCREPANCY IN INSTRUMENT TAG NUMBERS ON I/O LIST VS P&IDS, REF 069	CHENIERE-RINFOR-000068
BECHTEL-RFC-000098	NONCONFIDENTIAL RFI; REVISED SITE PLANS NEEDED, REF 179	BECHTEL-RINFOR-000027
BECHTEL-RFC-000099	NONCONFIDENTIAL RFI; REQUEST FOR LATEST P&ID CHANGE LOG	BECHTEL-RINFOR-000062
BECHTEL-RFC-000100	NON-CONF. LNG TANK PSVS	CHENIERE-RINFOR-000110, BECHTEL-RINFOR-000045
A-2-75

RFC NO.	SUBJECT	RESPONSE
BECHTEL-RFC-000101	CONF- HAZARD DETECTORS LAYOUT PLAN - LNG TANK	CHENIERE-RINFOR-000016
BECHTEL-RFC-000102	***	CHENIERE-RINFOR-000086
BECHTEL-RFC-000103	*** -CONFIDENTIAL	BECHTEL-RINFOR-000061
BECHTEL-RFC-000104	HAZARD DETECTORS LAYOUT PLAN - H2S DETECTORS	CHENIERE-RINFOR-000111
BECHTEL-RFC-000105	NON-CON , HAZARD DETECTORS LAYOUT PLAN - LNG TRAIN	CHENIERE-RINFOR-000101
BECHTEL-RFC-000106	RE: CONFIDENTIAL RFI; FEEDS TO OSBL SPILL CONTAINMENT 400V PUMP MOTORS, REF 0162	CHENIERE-RINFOR-000069, CHENIERE-RINFOR-000095
BECHTEL-RFC-000107	RE: CONFIDENTIAL: BECHTEL SIMOPS BEST PRACTICE.	CHENIERE-RINFOR-000018, CHENIERE-RINFOR-000085, CHENIERE-RINFOR-000093
BECHTEL-RFC-000108	NON- CONFIDENTIAL PSVS IN UNITS 15, 16 AND 71	CHENIERE-RINFOR-000096
BECHTEL-RFC-000109	NON- CONFIDENTIAL - EQUIPMENT WHERE FIRE IS RELIEF PROTECTION IS PROVIDED BY ADMINISTRATIVE CONTROLS.	CHENIERE-RINFOR-000097
BECHTEL-RFC-000110	NONCONFIDENTIAL RFI; CLEAN STORMWATER POND REQUIREMENT, REF 168	CHENIERE-RINFOR-000080
BECHTEL-RFC-000111	CONFIDENTIAL RFI, DEPRESSURIZING VALVES PHILOSOPHY, REF 185	CHENIERE-RINFOR-000079
BECHTEL-RFC-000112	NONCONFIDENTIAL RFI; THERMOCOUPLE DESIGN, REF 186	CHENIERE-RINFOR-000081
BECHTEL-RFC-000113	NONCONFIDENTIAL RFI; ELEVATOR FOR LNG STORAGE TANK, REF 189	CHENIERE-RINFOR-000083
BECHTEL-RFC-000114	NONCONFIDENTIAL RFI; REVISED CONTROL SYSTEMS DOCUMENTS, REF 187	BECHTEL-RINFOR-000060
BECHTEL-RFC-000115	CONFIDENTIAL RFI; SIS TRANSMITTER FAILURE DIRECTION AND HIPPS VALVE BYPASS, REF 188	CHENIERE-RINFOR-000103
BECHTEL-RFC-000116	LAYDOWN-CCL STAGE #3	RFC NOT RESOLVED
A-2-76

RFC NO.	SUBJECT	RESPONSE
BECHTEL-RFC-000117	CONFIDENTIAL LNG TANK LOCATION	BECHTEL-RINFOR-000049
BECHTEL-RFC-000118	CONFIDENTIAL- LNG RUNDOWN TIE-IN	CHENIERE-RINFOR-000098
BECHTEL-RFC-000119	CONFIDENTIAL- LOW TEMPERATURES LEAVING THE COLD BOX	CHENIERE-RINFOR-000098
BECHTEL-RFC-000120	RE: CONFIDENTIAL RFI: RAISING SITE FINISH GRADE ELEVATION BY 3 FEET, REF 0165	CHENIERE-RINFOR-000082
BECHTEL-RFC-000121	UNIT 15/16 PSV CONTROLLING CASES	CHENIERE-RINFOR-000100
BECHTEL-RFC-000122	FWD: CONFIDENTIAL - WARM END VFD REQUIREMENTS	CHENIERE-RINFOR-000108
BECHTEL-RFC-000123	CONFIDENTIAL- ***	CHENIERE-RINFOR-000084, CHENIERE-RINFOR-000106
BECHTEL-RFC-000124	CONFIDENTIAL - ***	CHENIERE-RINFOR-000112
BECHTEL-RFC-000125	CONFIDENTIAL- BOG COMPRESSOR & QUENCH	CHENIERE-RINFOR-000102, CHENIERE-RINFOR-000109
BECHTEL-RFC-000126	CONFIDENTIAL RFI; PROPOSED CCL STAGE 3 CODES AND STANDARDS, REF 203	BECHTEL-RINFOR-000028
BECHTEL-RFC-000127	CONFIDENTIAL ***	CHENIERE-RINFOR-000116
BECHTEL-RFC-000128	CONFIDENTIAL RFI; MOTOR SPECIFICATION FOR AIR COMPRESSOR PACKAGES, REF 205	CHENIERE-RINFOR-000117
BECHTEL-RFC-000129	SITING PLAN FEEDBACK	RFC NOT RESOLVED
BECHTEL-RFC-000130	NON -CONFIDENTIAL DEMIN WATER ISO CONTAINER	CHENIERE-RINFOR-000104
BECHTEL-RFC-000131	FLARE HEADER (AIR INGRESS)	CHENIERE-RINFOR-000105
BECHTEL-RFC-000132	NONCONFIDENTIAL RFI; DETAILS OF PIPELINE GAS METERING STATION, REF 206	CHENIERE-TRN-000009
BECHTEL-RFC-000133	NON CONF- TURNDOWN RATIO FOR HOT OIL HEATER, F-5801	CHENIERE-RINFOR-000107
A-2-77

RFC NO.	SUBJECT	RESPONSE
BECHTEL-RFC-000134	RE: NONCONFIDENTIAL RFI: NOISE DATA REQUIRED TO VERIFY NOISE PREDICTIONS, REF 100	BECHTEL-RFC-000134
BECHTEL-RFC-000136	NONCONFIDENTIAL RFI: OPERATIONAL/WAREHOUSE/CAPITAL SPARES, REF 213	26228-010-GAM-00029
BECHTEL-RFC-000137	(NON- CON) INDIVIDUAL ISOLATION VALVES FOR HYDRANTS	CHENIERE-RINFOR-000114
BECHTEL-RFC-000138	RE: NONCONFIDENTIAL RFI FOR PLATE AND FRAME HEAT EXCHANGER - REF 005	CHENIERE-TRN-000001
BECHTEL-RFC-000139	(CONFIDENTIAL) SAFETY SHOWERS IN ISBL.	CHENIERE-RINFOR-000005
BECHTEL-RFC-000140	CONFIDENTIAL RFI; VENDOR STANDARD EQUIPMENT AND PACKAGES, REF 220	BECHTEL-RINFOR-000067
BECHTEL-RFC-000141	NON- CON NEW FIX WATER SPRAY SYSTEM ON LNG TANK.	CHENIERE-RINFOR-000120
BECHTEL-RFC-000142	NONCONFIDENTIAL RFI; STORM DRAINAGE IN FLARE AREA, REF 192	CHENIERE-RINFOR-000118
BECHTEL-RFC-000143	CONFIDENTIAL ***	CHENIERE-RINFOR-000072
BECHTEL-RFC-000144	STEEL-CHINESE SHAPES & CHINESE STEEL CONFIDENTIAL	CHENIERE-RINFOR-000115
BECHTEL-RFC-000145	NONCONFIDENTIAL RFI; REQUEST FOR ENVIRONMENTAL ANALYSIS DATA	BECHTEL-RINFOR-000068
BECHTEL-RFC-000146	CONFIDENTIAL - D-MAX PRODUCTION INCREASE	BECHTEL-RINFOR-000051
BECHTEL-RFC-000147	CCL STAGE 3 - TELECOMS AND SECURITY SYSTEMS TECHNICAL STANDARD
BECHTEL-RFC-000148	SPACE REQUIREMENT AND CONNECTION FOR NRU	BECHTEL-RINFOR-000052
BECHTEL-RFC-000149	NON- CONFIDENTIAL : COMMON MOISTURE ANALYZER FOR 3 DEHYDRATION BEDS	BECHTEL-RINFOR-000053
BECHTEL-RFC-000150	NON- CONFIDENTIAL -COMMON INSTRUMENT AIR HEADER SINGLE POINT OF FAILURE FOR FACILITY OUTAGE.	BECHTEL-RINFOR-000065
A-2-78

RFC NO.	SUBJECT	RESPONSE
BECHTEL-RFC-000151	WIND GUST STRUCTURAL DESIGN BASIS "EQUIVALENCY" POSITION STATEMENT
BECHTEL-RFC-000152	CONFIDENTIAL AMINE AND HOT OIL SUMPS	BECHTEL-RINFOR-000054
BECHTEL-RFC-000153	FLARING OF REFRIGERANTS DURING START UP.	BECHTEL-RINFOR-000055
BECHTEL-RFC-000154	ANALYZER AND FLOW METER FOR PERFORMANCE TEST.	CHENIERE-RINFOR-000130
BECHTEL-RFC-000155	CONFIDENTIAL -REFRIGERATION STORAGE FINAL SELECTION	BECHTEL-RINFOR-000059, CHENIERE-RINFOR-000124
BECHTEL-RFC-000156	CONFIDENTIAL - DEFROST GAS SYSTEM	CHENIERE-RINFOR-000123
BECHTEL-RFC-000157	NONCONFIDENTIAL RFC; SITE CLASS	BECHTEL-GNC-000018
BECHTEL-RFC-000158	HOT OIL COLLECTION	CHENIERE-RINFOR-000125
BECHTEL-RFC-000159	REQUEST OF ADDITIONAL BOREHOLES FOR TRANSMISSION LINE AND REFRIGERANT HANDLING AREA
BECHTEL-RFC-000160	NONCONFIDENTIAL RFI; REQUEST FOR PIPELINE SURVEY WITH RIGHT OF WAY	BECHTEL-RINFOR-000037
BECHTEL-RFC-000161	CADD native drawings - Civils - for the Pipeline ROW corridor interfaces	CHENIERE-RINFOR-000139
BECHTEL-RFC-000162	Additional Survey data request	BECHTEL-RINFOR-000071
BECHTEL-RFC-000163	Outfall at Pond 4	CHENIERE-RINFOR-000153

A-2-79

TABLE A-2-3
CONFERENCE NOTES AND CORRESPONDENCE

CONFERENCE NOTES / CORRESPONDENCE	DOCUMENT DESCRIPTION
26228-010-G15-GAM-00016	PROCESS/PROJECT RFC MEETING
26228-010-G15-GAM-00019	RFC MEETING MAY 2ND
26228-010-G15-GAM-00021	FLARE CLARIFICATION MEETING
26228-010-G15-GAM-00029	OPEN RFC MEETING JUL 2ND
BECHTEL-RINFOR-000031	GE TECHNICAL PROPOSAL FOR REFRIGERATION COMPRESSORS
BECHTEL-RINFOR-000032	COLD BOX TECHNICAL PROPOSAL FROM ***
BECHTEL-RINFOR-000041	RE: CLIENT REFERENCE - HAZARD ANALYSIS GEXCON REPORT - COMMENTS DUE JULY 2ND
BECHTEL-RINFOR-000042	RE: CLIENT REFERENCE - HAZARD ANALYSIS GEXCON REPORT - COMMENTS DUE JULY 2ND
BECHTEL-GNC-000017	CCL 3 MIXED REFRIGERANT COMPRESSOR STRING REVIEW.
26228-210-G15-GAM-00001	26228-210-G15-GAM-00001 CCL Stage 3 Design Basis for Price Refresh
26228-210-G15-GAM-00002	26228-210-G15-GAM-00002 CCL Stage 3 BOG and Design Flare Basis
26228-210-G15-GAM-00005	26228-210-G15-GAM-00005 CCL Stage 3 FERC Support and DoR
26228-210-G15-GAM-00009	26228-210-G15-GAM-00009 CCL Stage 3 early works DOR meeting
26228-210-G15-GAM-00010	26228-210-G15-GAM-00010 CCL Stage 3 Plot Plan RFI Follow up
26228-210-G15-GAM-00014	26228-210-G15-GAM-00014 Construction areas
26228-210-G15-GAM-00016	26228-210-G15-GAM-00016 CCL 3 Road Crossing 9 Meeting
26228-210-G15-GAM-00018	26228-210-G15-GAM-00018 CCL Stage 3 Drainage Discussion_Rev001
26228-210-G15-GAM-00021	26228-210-G15-GAM-00021 CCL Stage 3 biweekly Regulatory Meeting
26228-210-G15-GAM-00025	26228-210-G15-GAM-00025 CCL Stage 3 Biweekly Regulatory Meeting - 23 Nov 21
26228-210-G15-GAM-00029	26228-210-G15-GAM-00029 CCL Stage 3 Weekly Progress Meeting

A-2-80

CONFERENCE NOTES / CORRESPONDENCE	DOCUMENT DESCRIPTION
26228-010-L20-GAM-00004	Fencing and gates as shown on drawing 26228-400-CS-0000-00300 are included in Bechtel’s scope, except for Owner-identified scope. No guard house or other security gates are included.

TABLE A-2-4
REFRESH REQUEST FOR INFORMATION

Document No	Revision	Title
CCLNG3-F-PM-RFI-0000001	1R	RFI - LNG Sump Sizing
CCLNG3-F-PM-RFI-0000002	1R	RFI - Flare Staging
CCLNG3-F-PM-RFI-0000003	1R	RFI - NRU and CO2 Capture Pre-Investments
CCLNG3-F-PM-RFI-0000004	1R	RFI - Inlet Feed Pipeline Information
CCLNG3-F-PM-RFI-0000005	1R	RFI - La Quinta Road
CCLNG3-F-PM-RFI-0000006	IR	RFI - LNG Rundown Future Connection
CCLNG3-F-PM-RFI-0000007	IR	RFI - Tag Numbers in Stage 2
CCLNG3-F-PM-RFI-0000008	1R	RFI - Buried Electrical Cable Along La Quinta Road
CCLNG3-F-PM-RFI-0000009	1R	RFI - BOG Timing
CCLNG3-F-PM-RFI-0000010	1R	RFI - FERC Condition 29 and Site Access
CCLNG3-F-PM-RFI-0000011	1R	RFI - Flare Design Limitations
CCLNG3-F-PM-RFI-0000012	1R	RFI - BOG Operation
A-2-81

CCLNG3-F-PM-RFI-0000013	1R	RFI - FERC Condition 29
CCLNG3-F-PM-RFI-0000014	1R	RFI - Elevated Flare Radiation Circle Radius – Ground Flare Equipment Location
CCLNG3-F-PM-RFI-0000015	1R	RFI - BOG Pre-investment for train 8 and 9
CCLNG3-F-PM-RFI-0000016	1R	RFI - Pipeline Compressor Discharge Pipeline
CCLNG3-F-PM-RFI-0000017	1R	RFI - Additional Pipeline information for Construction Areas
CCLNG3-F-PM-RFI-0000018	1R	RFI -Clarification of Cheniere Property Lines
CCLNG3-F-PM-RFI-0000019	1R	RFI - Inlet Feed Pipeline Information
CCLNG3-F-PM-RFI-0000020	1R	RFI - 138kV Incoming Power
CCLNG3-F-PM-RFI-0000021	1R	RFI - Existing Culverts
CCLNG3-F-PM-RFI-0000022	1R	RFI - Pig Receiver Utilities
CCLNG3-F-PM-RFI-0000023	1R	RFI - 6” Mark West Javelina Pipeline Easement
CCLNG3-F-PM-RFI-0000024	1R	RFI - Geotechnical Investigation Site Access
CCLNG3-F-PM-RFI-0000025	2R	Utilities - Pig Launcher Power Supply
CCLNG3-F-PM-RFI-0000026	1R	RFI - Permit Updates
CCLNG3-F-PM-RFI-0000027	1R	Fencing Plan
CCLNG3-F-PM-RFI-0000028	1R	RFI - Vapor Wall in Pipeline Easement

A-2-82

ATTACHMENT B

CONTRACTOR DELIVERABLES

In addition to the other requirements under the Agreement, Contractor shall be responsible for providing Owner with all of the Drawings, Specifications, electronic models, electronic databases and other documents required under this Attachment B and any and all other Drawings, Specifications, electronic models, electronic databases and other documents not listed below but required under the Agreement or for the performance of the Work (collectively, the “Documents”).

1.Documentation Preparation, Review and Distribution.

Contractor and its Subcontractors and Sub-subcontractors shall prepare all Documents as and when necessary for the timely performance of the Work, and in addition, Contractor shall distribute to Owner Documents listed in this Attachment B within the times required under this Attachment B, unless mutually agreed by the Parties.

1.1.Deliverable Transmission

Contractor shall submit all Document deliverables via transmittal to Owner using either the Owner-provided electronic document exchange Secure File Transfer Protocol (“SFTP”) site or Microsoft SharePoint site. Contractor shall designate a nominee(s) (document controller) for the exchange of electronic Documents. Owner shall assign security and access rights to the SFTP site to such document controller(s), and shall issue a user ID and password to Contractor’s document controller(s) for access. The SFTP site requires Contractor to download and install WinSCP. SFTP Instructions for setup and use will be provided by Owner. Transmittal submission must take place via Owner’s SFTP or SharePoint site; however, if files are too large and will not be accepted by the site, documentation may be transmitted via encrypted external hard drive. Emailed Documents are not considered official regardless of content, attachments, purpose, and originator or recipient. Documents received in any manner other than set out above shall not be deemed official. Documents and / or transmittals transferred by methods other than set out above to Owner document control that require corrective actions shall be done at Contractor’s expense.

An Owner-provided transmittal form shall be used for submission of all Documents and electronic files in any format. Failure to use the provided Owner transmittal form may result in Owner rejection of the entire transmittal or of any part thereof. Submittals must pass a preliminary quality control check prior to being accepted.

Documentation submitted in a Portable Document Format (“PDF”), shall be directly generated to PDF from the authoring application where possible. Scanned Documents that are converted to Adobe Acrobat® format do not qualify as PDF and shall be treated as image files; however, this shall not cause the scanned document to be rejected by Owner if Contractor has made reasonable efforts to render the document as PDF text searchable. Contractor shall confirm that PDF files submitted to Owner are legible where all words and symbols are easily decipherable up to 800% zoom without pixilation, fully indexed and text searchable where possible, with book marks, having headers/footers and page numbers in the following format: Page x of y pages.

Hard copies of Documents will be required only where original signatures are required or as stated in the Agreement or this Attachment. Hard copy submittals that are not accompanied by electronic files must be accompanied by a hard copy transmittal that identifies the submittal. The transmittal must also be issued electronically via Aconex or the Owner electronic document exchange SFTP site.

In addition to other requirements of the Agreement, Schedule B-1 provides details of Documents Owner requires for its review, comment, approval or disapproval as provided in Section 3.3C of the Agreement (labeled in Schedule B-1 as “For Approval”), or for review and comment (labeled in Schedule B-1 as “For Review”) or for its information only (labeled in Schedule B-1 for “For Information”). Any Documents For Approval that require an update due to comments from Owner personnel shall be revised and returned as required by Section 3.3 of the Agreement.

Within thirty (30) Days after issuance of the Notice to Proceed, Contractor shall prepare and submit to Owner for Owner’s written approval a matrix describing how and to whom the Documents will be distributed (hereinafter “Document Distribution Matrix”). The Document Distribution Matrix will comply with the requirements of this Attachment B, and all Documents identified in this Attachment B shall be distributed to Owner in accordance with the agreed Document Distribution Matrix.

Schedule B-2 provides a representative sample of the typical requirements for Equipment Subcontractor documentation and descriptions of the contents of such documents to be provided by Equipment Subcontractors. Contractor shall distribute to Owner the Equipment Subcontractor documentation (including Drawings and Specifications) required by Schedule B-2. The Equipment Subcontractor documentation in Schedule B-2 is a subset of the Drawings, Specifications and documentation listed in Schedule B-1. For purposes of this Attachment B, “Equipment Subcontractor” shall mean any Subcontractor or Sub-subcontractor that manufactures or supplies Equipment.

All Documents are to be submitted directly from Contractor to Owner and cannot be submitted directly from Subcontractor to Owner.

Contractor shall review quality and completeness of all information generated in the execution of the Work including that information generated by Subcontractors is in accordance with specification requirements.

Contractor shall work with Subcontractors to identify and clarify applicable requirements of this Attachment B. In any instance where a Subcontractor is unable or unwilling to fulfill these requirements, it is the responsibility of the Contractor to make reasonable efforts to remediate the information to meet the requirements of this Attachment B.

1.2.Documents submitted to Owner

Owner shall be entitled to review and approve or disapprove Documents listed accordingly in Schedule B-1. Review, approval and disapproval of such Documents are governed in accordance with the Agreement, including Section 3.3C of the Agreement.

1.3.For Approval
Subject to and in accordance with Section 3.3C of the Agreement, Owner shall be entitled to review and approve or disapprove Documents listed as “For Approval” in Schedule B-1.

1.4.For Review –

Subject to and in accordance with Section 3.3C of the Agreement, Owner shall be entitled to review and comment on Documents listed as “For Review” in Schedule B-1. Review, of such Documents are governed in accordance with the Agreement, including Section 3.3C of the Agreement.

1.5.For Information –

Documents labeled in Schedule B-1 as “For Information” are to keep Owner informed as to the development of the Project. Contractor shall review any comments provided by Owner with respect to these For Information documents and advise Owner of their disposition if the comment identifies an issue not in compliance with the Agreement. Any comments provided by Owner, or failure of Owner to provide comments, with respect to such For Information documents shall not in any way be deemed to limit or in any way alter Contractor’s responsibility to perform and complete the Work in strict accordance with the requirements of the Agreement.

2.As-Built Classification.

Contractor shall develop a document describing the process for the management of Progress As-Built Drawings and Specifications and Record As-Built Drawings and Specifications (collectively, “As-Builts”), which shall include identification of requirements for As-Builts, identification of deliverables for As-Builts and turnover of As-Builts. Such document shall be submitted to Owner for Owner’s written approval within thirty (30) Days after issuance of NTP. In the event of any conflicts or inconsistencies between this document and the Agreement, the terms and conditions in the Agreement shall govern.

As any changes to the Work occur through Change Order in accordance with Article 6 of the Agreement, Contractor shall update the Drawings and Specifications and As-Builts to reflect such changes, with appropriate changes to the revision number.

2.1.As-Built (“AB”)

“As-Built” includes IFC drawings, incorporated DCN’s (Design Change Notices), FCD’s (Field Change Documents) and NCR’s (Non-Conformance Reports).

“As-Built Drawings” means Drawings revised to include the information from the “As-Built” definition and issued As-Built.

The information contained in this category of Documents has been subjected to dimensional and/or visual survey as required by document type, and represents the as-installed/as-constructed/as-Commissioned condition of the Work. The AB Document shall be updated to show actual dimensions if a dimension exceeds the specified fabrication tolerance. As-Builts shall be revised with the next available revision number (only if an update is needed from the last-issued version), date stamped as a Contractor authorized “As-Built”, and issued as a clean legible copy 11” X 17” size for Drawings and 8-1/2” X 11” size for other documents (unless otherwise agreed in writing by Owner) free from any hand written or red line mark-up information, discoloration, or holds.

Documents required to be verified in accordance with this Section 2.1 are shown in Schedule B-1.

3.Documentation Turnover.

3.1.Documentation Turnover General Requirements

Documentation pertaining to the Project shall be delivered in native format, fully functioning. Scanned documents, searchable “pdf” and other non-editable formats are acceptable only for Subcontract (including Equipment Subcontractors) records where Contractor cannot obtain the native format (supported by vendor communication indicating why natives cannot be supplied, where possible), or where approved as an exception by Owner. Transmittal submission must take place via FTP or Microsoft SharePoint site; if native files are too large, a secure USB flash drive, external hard drive, or CD is acceptable. All “.pdf” files should be text searchable the extent practical unless the .pdf is submitted to reflect hand annotations. Unless otherwise prescribed in the Agreement, Contractor shall provide to Owner an electronic copy (in accordance with Section 6 herein) of all Documents (including engineering, Equipment Subcontractor, inspection and test reports, construction and commissioning handover documentation) required in this Attachment B and elsewhere in the Agreement. For Record As-Built Drawings required under the Agreement, Contractor shall provide Owner with Record As-Built Drawings in electronic format and in accordance with Section 3.3E and 3.3F of the Agreement.

Equipment Subcontractor documentation may be delivered in the same format as received from the Equipment Subcontractor provided they follow the requirements herein (including those set forth in Section 3.1 above and Section 3.3 below) or otherwise mutually agreed upon by Owner and Contractor in writing, so that information is structured and indexed in a consistent format.

Electronic copies of all engineering documents is the preferred method of delivery, however if requested hard copy of engineering documentation and vendor CDs (2 copies) shall be collated by document categories once the appropriate level of completeness for the As-Builts has been attained as set forth herein. If documents are provided electronically, this does not remove the requirement to provide vendor CD as per this section.

Contractor shall use a consistent approach to verify the technical correctness and completeness of the information in relation to the appropriate categorization of the As-Builts.

Areas of redundancy in Equipment Subcontractor documentation shall be identified to eliminate multiple occurrences or copies of the same information.

The turnover of such documentation shall be executed progressively in accordance with a defined turnover schedule that corresponds with Substantial Completion of each Train and is otherwise consistent with Section 4 below and the terms of the Agreement.

When the Agreement specifies hard copies (such as Operating Manuals, or other specified Documents) these documents shall, unless specified otherwise, be clean, legible 11” x 17” size for Drawings and 8-1/2” x 11” size for other documents, free from any type of handwritten or red line mark-up information, or discoloration. The legibility of Drawings shall not be impaired if they are photo-reduced to 11” x 17” size (i.e., P&ID’s) or have punched holes. The technical content of a Drawing or Specification shall not be obscured by the inclusion of foreign stamps.

When full-size Drawings are provided they must be folded to show the title block and inserted into transparent wallets for inclusion in binders.

When 11” x 17” Drawings are supplied within ring binders the punch holes shall not obscure any part of the Drawing details

3.2.Project Documentation

All Contractor, Subcontractor, and Sub-subcontractor documentation shall be individually numbered and registered by Contractor in Contractor’s Electronic Document Management System (“EDMS”) using structure and indexing requirements set forth herein. Integrity of any cross-references shall be maintained.

Document number and document revision shall be consistent, complete and clearly visible on all Documents. Page numbers shall be clearly visible on multi-page documents. Document attributes shall be visible on the document front sheet or drawing.

Documents originated electronically shall be supplied in the format specified in Section 3.1 above. Scanned image files, meeting the requirements set forth herein, shall only be accepted in lieu of PDF files created directly from the native application software in the event Contractor cannot reasonably obtain access to the native file to produce the PDF files directly from the native applicable software.

All engineering Documents shall be issued final according to their appropriate classification for As-Builts.

All turnover documentation shall be issued with a formal turnover transmittal. A complete document and Drawing index shall be provided, meeting the requirements of this Attachment B.

3.2.1. Project Documentation Turnover

Project documentation submitted to Owner shall be organized in categories, with each category organized based on the type of Document submitted. Listed below are examples of categories.

•Specifications
•Systems Design Basis and Description
•Calculations and Datasheets – this may include process, system, Equipment, pipe stress, instrument, and electrical, structural, etc.
•Drawings – this will include process, piping and instrument designs (“P&ID”), civil, piping, cause and effects, electrical, instruments, architectural and building, civil and structural, etc. (Note: Any submission of Drawing revisions needs to be packaged separately and distinct from related documentation, even if also included within such related documentation, so that Drawing submissions can be recorded and managed separately. For example, if “issue for bid” documentation is provided to Owner containing “issue for bid” versions of Drawings, such “issue for bid” Drawings also need to be submitted separately to Owner for proper document management.)

•General Documents and Reports – this will include soil report, hazard reviews, audit reports, corrective action, inspection release, inspection release waiver, inspection and test plan, material requisition, non-conformance, release for delivery, reports & studies, scope of supply, etc.
•Procedures – this will include commissioning and operating procedures.

3.3.Equipment Subcontractor Documentation

Contractor shall require that Equipment Subcontractor data books and manufacturing record books required by Schedule B-2 comply with a standard index that will be reviewed and approved by Owner in writing, no less than thirty (30) days prior to data book delivery, and such index shall be provided in native format where possible in accordance with Section 3.1 herein and contain a listing of retrievable/searchable database points metadata fields (to be reviewed and approved by Owner) for items of Equipment installed as part of the Project.

All Documents shall be individually numbered and registered in the EDMS in a manner consistent with the structure and indexing requirements set forth herein or otherwise agreed upon in writing between Owner and Contractor. The integrity of internal cross-references shall be maintained.

Document number and document revision shall be consistent, complete and clearly visible on all Documents. Page numbers shall be clearly visible on multi-page Documents.

All Documents within the Equipment Subcontractor data books and manufacturing record books shall be Adobe PDF files created from the native application software (or, if allowed by the proviso in the following sentence, a scanned image meeting the requirements of this Attachment B). If available Contractor shall also obtain from Equipment Subcontractors a copy of any electronically originated Documents in native file format, provided that if Contractor is unable to procure the native file format after using reasonable efforts to do so, Contractor may provide an electronic scan on the Document and Drawings (meeting the requirements set forth herein) in lieu of the native file. Such Documents shall be submitted to Owner in accordance with Schedules B-1 and B-2 and the Agreement. All exceptions, deviations, concessions, material substitutions to the Equipment specifications shall be approved by Owner and recorded, authenticated as acceptable by the responsible package engineer, and included in the Equipment Subcontractor information book.

All final Equipment Subcontractor turnover document packages shall have a Contractor vendor document review code by the package engineer to verify that all the required documentation has been approved and all other documentation has been reviewed, is complete, technically accurate and to the required quality.

All turnover documentation is to be issued with a formal turnover transmittal that indexes all Drawings and Documents included in the turnover document package.

Contractor shall require Equipment Subcontractor documentation is revised as necessary to reflect any subsequent engineering or Equipment Subcontractor changes or modifications, which shall be done in accordance with the requirements of this Attachment B for As-Builts.

3.3.1.Equipment Subcontractor Documentation Turnover

All Contractor submittals of Equipment Subcontractor documentation to Owner shall be organized in categories, with each category organized based on the type of document submitted. Listed below are examples of categories, which may or may not be inclusive of all that is submitted.

•Equipment Subcontractor Engineering Documents – this shall include datasheets, performance curves, etc.;
•Equipment Subcontractor Engineering Drawings – this shall include Equipment Subcontractor P&ID’s, general arrangements, cross-sectional Drawings, wiring diagrams, logic diagrams, etc.;
•Equipment Subcontractor Manufacturing Records – this shall include certificate of conformity, list of tagged items, certificates and reports by tagged item, etc.; and
•Equipment Operating Information – this shall include installation information, operation information, maintenance information, special tools, etc.

4.Substantial Completion Documentation.

4.1.Substantial Completion Documentation Turnover for Trains.

Contractor shall deliver to Owner one (1) complete set of construction and commissioning records (collectively, a “Substantial Completion Turnover Package”) in electronic format upon submission to Owner of Contractor’s Substantial Completion Certificate for each Train. The individual documents contained in the Substantial Completion Turnover Package shall be registered in the EDMS. Contractor shall prepare a sample index for the Substantial Completion Turnover Package (which may be unique to each Train) based upon information and feedback provided by Owner and shall submit these indices to Owner for review and comment within nine (9) Months following Owner’s issuance of NTP.

As part of the Substantial Completion Turnover Package, Contractor shall deliver separately to Owner all original certificates for Equipment, which according to regulatory requirements, require future testing and re-certification by Owner.

Section 4.1.1 outlines the general requirements and content for the Substantial Completion Handover Package. Sections 4.1.2 through 4.1.22 outline the content for the Substantial Completion Handover Package (which such content may be expanded or removed in accordance with the Substantial Completion Handover Package indices for the applicable Train):

4.1.1.General Requirements

Contractor shall establish and maintain a Substantial Completion Turnover Package for each Train in accordance with the index of a typical Substantial Completion Handover Package, which shall be agreed upon between Owner and Contractor.

After development of the sample index for the Substantial Completion Turnover Package, Contractor shall issue a draft table of contents (meeting the requirements of this Attachment B) for the Substantial Completion Handover Package for each Train, including system description and the expected forms and operating procedures, no later than twelve (12)

Months after NTP. A final Substantial Completion Handover Package for each Train shall be provided with the RFSU Certificate for such Train.

Contractor shall file and retain on an ongoing basis from the start of the Work all quality control and as built records such as construction inspections, field tests, material certificates, traceability certificates, and welder performance records, including records as specified elsewhere in the Agreement.

Records shall be traceable per Train. Then, all Train-related records, such as Equipment inspection records, pipe pressure testing, instrument loop testing and motor runs etc., shall be organized by Train into the Substantial Completion Handover Package in accordance with Bechtel Construction Records Retention and Turnover List (RRTL). The project RRTL list will be developed for the project within six (6) months after NTP and provided to Owner for review and comment prior to issuance.

In addition to the other requirements set forth herein, the Substantial Completion Turnover Package shall comply with the following:

•Contain all quality records for each system and units, including testing and validation results, calibration results, supplier testing/validation results, testing basis and corrective action, if any, required for inspection and testing during the Train testing.
•Indicate on the process engineering flow schemes the boundaries of each Train.
•Updated before commencement of commissioning of the Train, the latest verified indices of quality control records and the latest printout of the outstanding Punchlist items (developed in accordance with Section 11.5 of the Agreement).
•Contain current (up-to-date) As-Builts for the Train in accordance with this Attachment B.

4.1.2.Listing of Typical Turnover Documentation as applicable to each Train

•NDT test reports, and reader sheets (Note: This information shall be indexed by Train and further itemized by line number or other readily identifiable description.)
◦Digital NDE files, if used, will be provided at turnover.

•Alignment Packages (Pumps, Motors, Compressors, Extruders, Blowers, Fans, Mixers, Agitators)
•Base Line Vibration Analysis (Compressors, Pumps, Fans, Motors)
•Instrument Loop Signoff Sheet
•Pressure Test Packages (in accordance with Section 4.1.4 below)
•Fire Protection and Fire Suppression Test Reports and Certifications
•Photographs, rubbing, or replica of each name plate for ASME certified vessel.
•Area Lighting Survey Reports
•Completion and Turnover Reports
•PSSR Documentation with Pre-Startup Checklist Completed
•Completed pre-commissioning, commissioning and Startup Plan

4.1.3.Building Inspection and Turnover Documents, as applicable per Attachment A.

•Certificate of Occupancy
•Building Completion Reports
•Building Punchlist Status Report(s) (including Utilities, Electrical, Public Address, Telecom)
•HVAC Performance Test Reports
•Building Pressurization Test Reports
•Fire Suppression Systems Test Report
•Fire Detection System Test Report
•Fire Protection System Test Report

4.1.4.Pressure Test Packages

•Highlighted Process and Instrumentation Diagram reflecting the Piping System Being Tested
•Hydro or Pneumatic Test Check and Acceptance Sheet(s)

4.1.5.Relief Valve Packages

•Calibration Certificate
–Signed off by the qualified party that calibrated or set the relief point
–Signed by Contractor representative as "accepted"
–Datasheets and calibration certificate for relief devices
Note: Should any modifications or other changes be required to any of the relief device or vacuum breaker prior to, or after installation, as required all calculations, parts numbers for bellows, seats, spring changes, etc. and certifications, must be included in the relief device package in order to reflect the corrections made to the relief device or vacuum breaker as installed.

4.1.6.Mechanical Equipment Package

The following guideline is to aid Contractor in building the mechanical Equipment packages. The packages shall reflect the as-built condition of each item of rotating Equipment and/or fixed Equipment and the final status of any related auxiliary systems.

•Specification Sheets for Baseplate Installation and Grout Forms
•Preliminary Alignment Reports
•Final Alignment Report(s)
•Mechanical Equipment Acceptance Package

4.1.7.Instrument Loop Package(s)

A loop is designated as “the initiating device through all control devices and terminations of the final control element and/or display.”

•Loop acceptance sheet or certificate with provisions for a dated signature of an authorized Contractor instrument technician performing the loop testing for approval and Contractor’s representative accepting the loop & loop package.
•Loop Acceptance Datasheet.

4.1.8.Electrical Test Package Guidelines

4.1.9.ICSS / Packaged equipment Interlocks & complex loop test package

•Cause and effect diagrams
•P&ID sheet(s) on which interlock appear.
•Interlock narrative page(s) on which interlock appear.
•Complex loop narrative page(s) on which complex loop appear.
•Interlock test record page

Electrical test reports shall be generated and submitted to Owner in accordance to the ANSI/NETA Acceptance Testing Specifications for Electrical Power Distribution Equipment and Systems (or such other mutually agreed test procedures). Without limiting the generality of the foregoing, as part of meeting the reporting requirements of such acceptance testing specifications, the following test reports shall be provided.

4.1.10.FGS interlock test package
•Cause & effect diagrams
•Device location drawings on which device appear.
•Interlock test record page

4.1.11.Megger Reports

•Motor megger report shall show all readings taken from time of receipt on Site until Substantial Completion.
•Motor run-in documents, which provide a record of voltage, amperage, and temperature readings during the run-in period

4.1.12.High Potential Test Packages

High potential test results for each cable, isolation, transfer switch, and switchgear tested

4.1.13.Transformer Testing

Test Reports

4.1.14.Breaker Coordination Testing and Calibration Results

This is a listing of all information for each breaker and apparatus tested (i.e. Equipment Subcontractor, serial number, model number, etc.).

4.1.15.Earthing /Grounding Test (EGT) Reports

The EGT reports are a compilation of earthing/grounding resistance tests results, identifying each earthing well tested, depth of driven rod, and any corrective actions taken to meet specifications.

4.1.16.Dielectric Oil Test Reports

Dielectric oil testing reports identify each piece of Equipment that is tested, (to include the Equipment Subcontractor, serial number, model number, etc.), and the number of samples taken. Samples will be taken on transformers, oil switches, oil filled breakers, oil filled junction/splice boxes, etc.

4.1.17.Oil Sample Analysis

Equipment Subcontractor data shall be made available to ensure that no Polychlorinated Biphenyls (PCBs) are present. A listing of the test results for each piece of Equipment that has been tested shall be compiled, and is to include the Equipment Subcontractor, serial number, model number, etc.

4.1.18.Cathodic Protection System Packages

The Cathodic Protection (CP) Package shall include:

•Cathodic protection test results
•All related underground Drawings showing cable locations, anode beds, etc.
•Initial megger readings of the cables prior to termination at the Equipment
•Initial current readings imposed on the system(s)

4.1.19.Motor Control Centers (MCC's) and Load Centers

Include megger or high or high potential test reports, trip and overload relay settings, and installed overload headers (if required). The reports will reflect the Equipment Subcontractor, model, serial number, and test results for each piece of Equipment.

4.1.20.Not Used

4.1.21.As-Built Drawings and Other Documents

4.1.22.Contractor shall provide to Owner applicable As-Built Drawings and other documents with the Substantial Completion Handover Package.

Contractor shall prepare and provide to Owner as a minimum the following documentation:

•General System and Subsystem Listing
•Commissioning Procedures
•Chemical Cleaning and General Pipe Cleaning Records
•Operations and Maintenance Manual
•SIMOPS Plan
•Site acceptance test associated with DCS and SIS (including a complete ESD testing)

5.Commissioning, Startup, and Performance Test Documentation.

In addition to other requirements under the Agreement, Contractor shall prepare the following documentation during the commissioning, startup and Performance Testing of the Project:

•Final Equipment box-up inspections
•Final Alignments of rotary equipment and hot alignment reports (if applicable)
•Applicable Equipment Subcontractor testing reports (such as compressor test runs, discharge testing, etc.)
•Firewater system acceptance test report (firewater pumps, monitors, hydrants, HiEx foam system test)
•Performance Tests records in accordance with Attachment S and the Agreement.

Documents prepared by Contractor shall be delivered to Owner as part of the document turnover upon completion of commissioning and Performance Testing (and prior to Substantial Completion). Such documentation shall be provided as part of the Substantial Completion Turnover Package or otherwise included in centralized documentation related to the Performance Tests.

5.1.Laptops and Related Software for Turnover to Owner- Physical Assets

Contractor shall prepare and maintain a list of all handhelds, laptops and related software packages that are required for future maintenance adjustments associated with Equipment related local logic control stations. These items are initially identifiable from the applicable Subcontract but are subject to change as a result of Equipment Subcontractor software changes/upgrades during commissioning. It is the responsibility of Contractor to maintain the list to record the latest software version in the list.

For all computer based programmable Equipment supplied by Contractor as part of the Work, Contractor shall provide Owner with all software necessary to maintain, and make minor modifications to the programmable Equipment. This includes Contractor providing customized configuration files and application backups of all programmable devices in native and PDF format. In addition, Contractor shall provide for the transfer to Owner at various stages such as pre-FAT, post-FAT, post- SAT, pre-Startup, etc., software licenses at Substantial Completion. For illustrative purposes, examples of programmable Equipment are DCS, SIS, package unit PLC’s, HMI’s, PA/GA system, etc. For all Layer 2 and Layer 3 switches supplied by Contractor as part of the Work, Contractor shall provide Owner with switch configuration files at Substantial Completion.

5.2.Historical Records

The Contractor EDMS shall be capable of maintaining historical records of previous issued documents.

The EDMS should include complete document history, including copies of earlier document versions, revision logs, and access logs.

Historical versions of formal revisions of documents shall be maintained electronically in the Contractor EDMS.

6.Electronic Document Turnover Requirements.

6.1.Native Files of Documents/Drawings/Model Files/Simulations

Documents generated by Contractor and Sub-subcontractors, using standard applications (i.e., MS Word, Excel, PowerPoint, Project, Visio, Intergraph SPR (SmartPlant Review), SmartPlant 3D Model, Bentley Microstation, Operation Technology Inc., ETAP, Intergraph SmartPlant Instrumentation, AutoCAD and Navisworks), shall also be delivered to Owner at Substantial Completion. These documents shall be turned-over in the file formats listed in Schedule B-1 (or if not listed therein, in their native file format, subject to an electronic scan being acceptable in certain instances under Section 3.3). All software models that were developed during execution of this work to be handed over to Owner in native format on completion of Scope of Work.

All Contractor-generated Drawings shall be provided in Microstation and AutoCad.dwg as required by Section 3.3E of the Agreement and this Attachment B and shall be checked by Contractor for correctness after conversion to any such format.

All custom files required to display and/or edit native files within their respective applications shall also be turned over. For example, external reference files, custom fonts, custom drawing borders, material data basis, materials specifications, etc. shall be provided. The use of custom fonts shall be avoided where reasonably possible.

6.2.Contractor Commercial Applications

When Contractor employs a commercial application to store and manipulate data during the execution of the Work, Contractor shall turnover the native data files associated with the commercial applications in accordance with Schedule B-1.

6.3.EDMS Register

Contractor shall also transfer to Owner a register detailing the full contents of the documents to be turned over for the Project.

SCHEDULE B-1
OUTLINE OF OWNER DOCUMENT SUBMITTAL REQUIREMENTS FOR REVIEW, APPROVAL OR TURNOVER

In addition to the requirements under the Agreement, Contractor shall be responsible for providing Owner with all of the Drawings, Specifications and other documents required under this Schedule B-1 and any and all other Drawings, Specifications and other documents not listed below but required under the Agreement or for the performance of the Work as mutually agreed by both parties.

Documents contained in this Schedule B-1 may not be required based on the Scope of Work or execution methodology and, if agreed by the Parties, will not be provided. Contractor native document format is MS Word (DOC, DOCX), MS Excel (XLS, XLSX) and CAD format (CAD Format is Microstation DGN – DGN can be converted to AutoCAD, DWG).

Section / No.		Deliverable Categories	Issue For A-Approval R-Review I-Information	As Built (AB)	Doc. Turnover “Native” Format/Software Version
A		Civil, Structural and Architectural
Architectural (as applicable per Attachment A.)
	1	Building Layout	A		DGN
	2	Building Specification	A		DOC
	3	Building List	R		DOC
Civil
	1	Civil Design Basis	A		DOC
	2	Civil Specifications	R		DOC
	3	Civil Standard Drawings	R		DGN
	4	Fencing Details and Layout	A		DGN
	5	Soil Improvement drawings	R		DGN
	6	Clearing and Grubbing Drawings	R		DGN
B-1-1

Section / No.		Deliverable Categories	Issue For A-Approval R-Review I-Information	As Built (AB)	Doc. Turnover “Native” Format/Software Version
	7	Finish Grading Drawing - Drainage, Road, Surface and Paving	R	AB	DGN
	8	Site Preparation/Rough Grading Drawing - Drainage and Road	R		DGN
Structural
	1	Structural Design Basis	A		DOC
	2	Structural Steel Specification	R		DOC
	3	Concrete Specification	R		DOC
	4	Structural/Concrete/Piling Standard Drawings	R		DGN
	5	Piling Drawings	I at Turnover	AB	DGN
	6	Concrete Drawings (Foundations, Concrete Structures)	I at Turnover	AB	DGN or DWG
	7	Structural Steel Drawings (Structural and Miscellaneous Steel)	I at Turnover		DGN or DWG
	8	Structural Fabrication Drawings	I at Turnover		DGN or DWG
	9	Underground Drawings	R	AB	DGN
	10	STAAD Model (Structural)(.std file)	I at Turnover		.std
B		Control System
	1	Controls and Instrumentation Design Basis	A		DOC
	2	Control System Datasheets	R	AB	PDF/SPI(db)
	3	Control Systems Specifications	R		DOC
	4	Safety Requirement Specification	A		Pdf (EXP)DOC
	5	Standards/ Notes/ Details	R		DGN
B-1-2

Section / No.		Deliverable Categories	Issue For A-Approval R-Review I-Information	As Built (AB)	Doc. Turnover “Native” Format/Software Version
	6	ICSS Architecture (Integrated Controls System inclusive of interfaces to existing networks)	A		DGN
	7	Cause and Effect Diagrams/Shutdown and Complex Loop Narratives	R	AB	DOC/XLS/DGN
	8	Fire and Gas Layouts	R	AB	DGN
	9	Process Loop Diagrams	I at Turnover	AB	pdf/(db)
	10	Alarm Summary List	I at Turnover	AB	Pdf/XLS(db)
	11	Level Setting Diagrams	I at Turnover	AB	pdf/XLS
	12	Instrument Location Plans	I at Turnover		DGN
	13	Control Room Layout	R		DGN
	14	SPI File-Database (SmartPlant Instrumentation)	I at Turnover		.SPI(db)
	15	Wiring Diagrams	I at Turnover		SPI
	16	SIL Calculation Reports	I at Turnover		DOC/PDF
	17	Alarm Rationalization Report	R		(db/XLS)
C		Electrical and Telecom
Electrical
	1	Electrical Design Basis	A		DOC
	2	Electrical Datasheets	R		DOC
	3	Electrical Specifications	R		DOC
	4	Standards/ Notes/ Details	R		DGN
	5	Electrical Load List	R		SPEL
B-1-3

Section / No.	Deliverable Categories	Issue For A-Approval R-Review I-Information	As Built (AB)	Doc. Turnover “Native” Format/Software Version
6	One-lines	A	AB	DGN
7	MCC (Motor Control Center) Schedules	R	AB	DGN
8	Schematic and Wiring Drawings	R	AB	DGN
9	Electrical Building Layout	R		DGN
10	Area Classification Layout	A	AB	DGN
11	Grounding and Lighting Protection Layout	R		DGN
12	Lighting Layout	R		DGN
13	Underground/Ductbank Layout	R	AB	DGN
14	Power Plans	R		DGN
15	Electrical Tray Plans	R		DGN
16	Panel Schedules	R	AB	DGN
17	Power Management System Architecture	A		DGN
18	System Studies-Grounding/Lightning, Lighting, Short Circuit, Load Flow, Motor Starting, Harmonic Analysis, Transient Analysis, Relay Coordination	A		DOC
19	SPEL (Smart Plant Electrical)/ETAP Model (Electrical Transient Analysis Program)	I at Turnover		SPEL/OTI
Telecom
1	Telecom Design Basis	A		DOC
2	Telecom Datasheets	R		DOC/XLS
3	Telecom Specifications	R		DOC
4	Telecom Architecture	A		DGN
B-1-4

Section / No.		Deliverable Categories	Issue For A-Approval R-Review I-Information	As Built (AB)	Doc. Turnover “Native” Format/Software Version
	5	Telecom/Rack Room Layout	R		DGN
	6	CCTV/PA/GA Layout	R	Redline	DGN
D		G&HES
	1	Geotechnical Design Basis	A		DOC
	2	Soil Stabilization, Geotech investigation and Pile Testing Specification	R		DOC
	3	LNG Rundown Hydraulic Transient Analysis	R		DOC
	4	Firewater System Hydraulic Transient Analysis	R		DOC
E		Mechanical
	1	Mechanical Equipment Datasheets	R		DOC/XLS
	2	Mechanical Equipment Specifications	R		DOC
F		Piping
	1	S3Model (SmartPlant 3D Model)	I at Turnover		“Archive” copy of the S3D model (database) contains DAT, BCF, and zipped contents of the symbol share drive (DLL, XLS, etc.)
	2	Design Basis	A		DOC
	3	Plot and Site and Equipment Location Plans	A	AB	DGN
	4	Piping Support Specifications and Details	I at Turnover		DOC, DGN
	5	Pipe line class Index/ Specification	R		DOC
	6	Isometrics Index/Drawings	I at Turnover		XLS, DGN
B-1-5

Section / No.		Deliverable Categories	Issue For A-Approval R-Review I-Information	As Built (AB)	Doc. Turnover “Native” Format/Software Version
	7	Inspection ISO's	I at Turnover		DGN
	8	AIV/FIV Calculation/Report	R		DOC
	9	Stress Calculations	I at Turnover		DOC, CII(Caesar)
G		Process Safety
	1	Process Safety Basis of Design	A		DOC
	2	Fire and Cryogenic Hazard Analysis	A		DOC
	3	Spill Containment Design Basis	A		DOC
	4	Project Procedure for HAZOP/LOPA	A		DOC
	5	Process Hazard Analysis (HAZOP)/LOPA Reports	R		EXP
	6	Fire Protection and Safety Equipment Layouts	R	AB	DGN
	7	Source of Release Schedule (Hazardous area classification)	A		XLS
	8	Passive Fire Protection Layout and Schedule	R		DGN, XLS
H		Process and Environmental
	1	Process/Utility Flow Diagrams/ Heat & Material Balance	A		IGR/DGN/XLS
	2	Process description/Control Narrative	A		DOC
	3	Process Equipment Datasheets and Pump Summary	A		DOC/XLS
	4	Process Design Basis	A		DOC
	5	Relief System Design Basis	A		DOC
	6	PSV Relief Narratives and Load Datasheets	A		DOC
B-1-6

Section / No.		Deliverable Categories	Issue For A-Approval R-Review I-Information	As Built (AB)	Doc. Turnover “Native” Format/Software Version
	7	PSV Load Sizing Calculations	I at Turnover		DOC/XLS
	8	Plant Simulations	I at Turnover		PRZ
	9	Flare Load Summary	A		DOC
	10	Utility Summaries	A		XLS
	11	Process Safety Time Calculations	I at Turnover		Pdf
I		Project Engineering
	1	Process/Utility/Auxiliary/Standard Notes- P&IDs	A	AB	Pdf
	2	Tie-ins List	R		XLS
	3	PSV/SP Items Datasheets	R		DOC/XLS
	4	Equipment List	R		XLS
	5	Line Designation Tables	R		XLS
	6	Specifications	R		DOC
	7	Flarenet	I at Turnover		FNWX
	8	SPP&ID (SmartPlant P&ID)	I at Turnover		SPPID dbf
	9	S3D Model Tag closure Report (30/50/90%)	R		DOC/XLS
J		MET
	1	Material Selection Diagrams	R		IGR
	2	Specifications	R		DOC
	3	Cathodic Protection Layout	R	AB	DGN
K		General
	1	Basic Engineering Design Data	A		DOC

B-1-7

Section / No.	Deliverable Categories	Issue For A-Approval R-Review I-Information	As Built (AB)	Doc. Turnover “Native” Format/Software Version
2	List of Codes and Standards	A		DOC
3	SETROUTE Report (Power, Control, Instrumentation, Telecom)	I at Turnover		XLS
4	Commissioning Procedures	A		DOC
5	Requisitions as requested	R		DOC
B-1-8

SCHEDULE B-2
OUTLINE OF TYPICAL EQUIPMENT SUBCONTRACTOR DOCUMENT REQUIREMENTS BY EQUIPMENT CATEGORY

In addition to the requirements elsewhere in the Agreement, Contractor shall be responsible for providing Owner with Equipment Subcontractor documentation (including Drawings and Specifications) required under this Schedule B-2 and any and all other Equipment Subcontractor documentation not listed below but required under the Agreement or for the performance of the Work as agreed by both parties. The listing below represents the expected types of documents typically produced by Subcontractors for the listed Equipment categories. Contractor will transmit to Owner the document list specific to each item of Equipment provided during the execution of the Work. Documents contained in this Schedule B-2 may not be required based on the Scope of Work or execution methodology and, if agreed by the Parties, will not be provided.

Equipment Type	Document Description
Compressor	Electrical and Instrumentation Schematics
Logic Diagrams / Description
Cause and Effect Diagram
Dimensional Outline Drawing and Connection List
Utility and Electrical Power Requirements
Manufacturing Record Book
Shop Test Results
Instrument Location Drawing
Panel / JB Termination details
Panel / Cabinet Layout
ISA Instrument Datasheets
Control system Functional Description
Software and Hardware Package Listing
Equipment Datasheets
Mechanical Detail Drawings
Compressor Sectional Drawing
B-2-1

Installation, Operating and Maintenance Manual
Full Parts list for Compressor and Auxiliary equipment
Recommended Spare Parts List
Special Tools List and Drawings
Equipment Test Procedures
Instrument SIL Certificate and Safety Manual
Final Dynamic Simulation Report (Anti-Surge System Circuits)
Anti-Surge Control Valve Sizing Report and Sizing Criteria / Specification
Predicted Motor Driver
Performance Data
Expected Performance Curves
Lateral Rotor dynamic Analysis
Torsional Rotor dynamic Analysis
Seal Gas Dew Point Analysis
Inspection and Test Plan
Pump	General Arrangement Drawings
Equipment Datasheets
Electrical and Instrumentation Wiring Diagram
Utility Requirements
Manufacturing Record Book
Heat Exchangers including Air Coolers	General Arrangement Drawings
Equipment Datasheets
Foundation Loading Data (If not covered under General Arrangement Drawing)
B-2-2

Manufacturing Record Book / Data Book
Fan Datasheets and Characteristic Curves
Motor Datasheets and Performance Curves
Noise Datasheets
Material Safety Data Sheet (MSDS)
Header Box, Plug, Tube-to-Tube Sheet Joint with Details of Joint Preparation and Gasket Detail Drawing
Vibration Sensor Drawing or Catalog Cut Sheet
Shaft and Drive System Assembly Drawings
Parts List / Bill of Materials
Motor Drawings
Weld Procedures (WPS and PQR) and Weld Maps
Recommended Spare Parts List
Operating, and Maintenance (IOM) Manual
Lubrication Datasheet and Schedule
Inspection and Test Plan
Cold Box	Instrument Installation Details
Junction Box Assembly and Wiring Details
Cause and Effect Diagrams, Logic / Control Narratives
Alarm Summary
Control Valve Datasheet and Detail Drawings
Transition Joint Details and Backing Ring
Pipe Support Details
B-2-3

Piping Isometric Drawings including Tie-in point
Process Design Basis and Operating Manual
Thermal rating Output from Design Program (HTFS / ASPEN Plate-Fin)
Transition Joint Calculation with Analysis
Transient Thermal Analysis
Slug Flow Analysis
Flow Maldistribution Study
Relief Load Calculations for Exchanger Pass Leak.
Start-up/Shut-down Procedure
General Arrangement Drawings
Equipment Datasheets
Foundation Loading Data (If not covered under General Arrangement Drawing)
Manufacturing Record Book / Data Book
Material Safety Data Sheet (MSDS)
Parts List / Bill of Materials
Weld Procedures (WPS and PQR) and Weld Maps
Recommended Spare Parts List
Operating, and Maintenance (IOM) Manual
Inspection and Test Plan
Vessels and Tanks	General Arrangement and Foundation Requirements
Manufacturing Record Book
Manufacturer's Design Report
Equipment Details / Shop Drawings
B-2-4

Ladders and Platforms Details / Shop Drawings
Internals and Internals Supports Details
Bolt / Stud Tightening Procedure
Weld Procedures (WPS and PQR) and Weld Maps
Recommended Spare Parts List
Inspection and Test Plan
Fired Equipment	General Arrangement Drawings
Fuel Skid Arrangement Drawings
Fired Heater Datasheets
Burner Datasheets including Burner Performance Curve
Damper Drawings, Including Bearing and Seal Details
Burner Outline Drawings
Cause and Effect Diagrams
Control System Interconnecting and Junction Box Wiring Schematic Diagram including Fuel Skid
Fully Annotated Logic Ladder Diagrams (As Built)
Logic Narrative Descriptions and Control Narrative
Instrument Loop Diagrams
Catalog Cutouts
Coils and Crossover Piping Detail Drawings
Platforms, Stairways and Ladders, Arrangement Drawings
Plot Plan and Elevations
Refractory / Insulation Setting Layout Drawings
Utility Requirements Summary
B-2-5

Foundation Loading Drawings
Fuel Skid Base Support / Bolt Details and Loads
Manufacturer's Record Book
Instrumentation Location Drawing
Control Panel/Junction Box Termination Drawings
Tubeskin Thermocouple Drawings
Damper Mechanical Operator Detail Drawings
Actuated Valve Arrangement Drawing
OPC List
Alarm and Set Point Summary
ISA Instrument Datasheet
Stack and Ducting Detail Drawings
Burner Piping Layout Drawings
Burner Igniter Assembly / Detail Drawings
Refractory / Insulation including Anchor Detail Drawings
Welding Procedures with PQR's, Including Weld Map
NDE Procedures
Burner Tile Shop Dry-out Procedures
Refractory Field Dry-out Procedures
Refractory / Insulation Procedures
Operating / Maintenance / Inspection Manuals
FAT Procedure for BMS and Fuel Gas Skid
Inspection and Testing Plan
B-2-6

Statement of Performance Guarantees
Flare	General Arrangement Drawing
Flare Datasheets
Fully annotated Logic Ladder Diagrams (As Built)
FFG Arrangement Drawings
Foundation Loading Drawings
Manufacturer's Data Report
Burner Test Report
Instrument Index and I/O List
Logic Narrative Descriptions and Control Narrative
Cause and Effect Diagrams
Alarm and Set Points Summary
Instrument Datasheet
Flare Buner, Runner and Manifold Detail Drawings
Structural Sections and Details, Incl Radiation Fence & Radiation Shield
Welding Procedures with PQR's Including Weld Maps
Recommended Spare Parts List
Operating / Maintenance and Inspection Manuals
Burner Performance Testing Procedure (incl. AMEL)
Control Panel and FFG Functional Test Report
Heat Radiation Curves
Pressure Drop Calculation for Flare
Inspection and Test Plan
B-2-7

Staging and Rupture Valve Cutsheet
Loop Diagrams
Block Diagram
SIL Calculation and Verification Report
Safety Equipment	Dimensional Drawings
Operations and Maintenance Manuals
Parts List
Piping Specialties	Dimensional Drawings
Bill of Materials
Transformers	General Arrangement Drawings
Schematics and Wiring diagrams
Bill of Materials
Equipment Nameplate Schedules
Bushing and Cable Connection Detail drawings
Foundation Loading and Anchor Bolt Layout for Foundation Design
Manufacturing Record and Data Book
Certificates and Test Reports
Datasheets
Recommended Spare Parts List
Operating and Maintenance Instruction Manuals
FAT Procedures
SAT Procedures (Power Transformers Only)
Performance Curves
B-2-8

T&L Procedures and Plans
Transportation and Lifting Drawings
Inspection and Test Plans
Substations	Building General Arrangement Drawings
Schematics and Wiring Diagrams
Block Diagrams
Relay Logic Programming Documents and Setting Files
Detail Fabrication Drawings
Equipment General Arrangements
Equipment Nameplate Schedules
Bill of Materials
Panel Schedules
Structural Support Plans and Details
Foundation Loading Diagrams
HVAC Plans and Elevations/Details
Floor and Wall penetration Drawings
Interconnection Cable Schedules
Raceway Layouts
Grounding Layouts
Manufacturing Record and Data Book
Certificates and Test Reports
Datasheets
Recommended Spare Parts List
B-2-9

Operating and Maintenance Instruction Manuals
FAT Procedures
SAT Procedures

T&L Procedures and Plans
Transportation and Lifting Drawings
Inspection and Test Plans
Cables	Manufacturing Record and Data Book
Certificates and Test Reports
Datasheets
Cable Catalogs Including Electrical and Dimensional Data

Final Completed User Operations and Maintenance Manual
FAT Procedures
T&L Procedures and Plans
Transportation Drawings (HV Cable Only)
Inspection and Test Plans
Electrical Bulks	Equipment General Arrangements and Panel Layouts
Bill of Materials
Nameplate Schedules
Panel Schedules
Structural Support Plans and Details
Manufacturing Record and Data Book
B-2-10

Certificates and Test Reports
Datasheets
Catalog Cut Sheets

T&L Procedures and Plans
Transportation Drawings
Inspection and Test Plans
User Operations and Maintenance Manuals

Telecoms	System Functional Descriptions
System Block Diagrams
Load Lists
Datasheets
Certificates and Test Reports
Radio Propagation/Coverage Studies
Equipment Lists and Bill of Materials
Foundation Load Data
Equipment Location Plans
Schematics and wiring diagrams
Equipment General Arrangements and Panel Layouts
Field Assembly and Installation Drawings
Panel Schedules
Cable Schedules
FAT Procedures
B-2-11

SAT Procedures
T&L Procedures and Plans
Transportation Drawings (> 5,000 lbs)
Inspection and Test Plans
Operating and Maintenance Instruction Manuals
Heat Tracing	Equipment General Arrangements and Panel Layouts
Datasheets
Heat Tracing Cable Runs marked on Piping Isometrics and Instrument Diagrams
Field Assembly and Installation Drawings
Certificates and Test Reports
Load List
Equipment Lists and Bill of Materials
Single Lines
Schematics and wiring diagrams
Equipment Location Drawings
Foundation Load Data
Cable Schedules
T&L Procedures and Plans
Inspection and Test Plans
Operating and Maintenance Instruction Manuals
ICSS Equipment	Test Procedures (SAT/FAT)
B-2-12

ICSS Block Diagram
DCS/SIS Components IP Address Listing
Cabinet Detailed Drawings
Calculation and Engineer Data
Panel / Cabinet Layout
Bill of Materials
Hardware and Software Asset Inventory
Manufacturing Data Books
Instruments	Dimensional Drawings
Operations and Maintenance Manuals
Parts List
Recommended Spare Parts List
Engineer Data
Instrument Specification Datasheets
Functional and Performance Test Procedures/Results
Manufacturing Data Books
Certificates of Conformance
Calibration Test Reports
Valves (Control and Manual)	GA drawings and detail drawings
Spec sheets and test reports for control and specialty valves (Orbit etc.) Including Issues Reports.
Installation, Operations and Maintenance Manual
Parts List
Recommended Spare Parts List

B-2-13

B-2-14

ATTACHMENT C

PAYMENT SCHEDULE FOR STAGE 3

SCHEDULE C-1

AGGREGATE LABOR AND SKILLS PRICE MILESTONE PAYMENT SCHEDULE

SCHEDULE C-1 AGGREGATE LABOR AND SKILLS PRICE MILESTONE PAYMENT SCHEDULE
CORPUS CHRISTI STAGE 3 LIQUEFACTION PROJECT

Months indicated under the "Month No." column below is Contractor's estimate of the date of achievement of the applicable Milestone and Contractor's entitlement to payment to such Milestone Payment shall be in accordance with Article 7 of the Agreement.
The Milestone Achievement Criteria below shall be in addition to the documentation required to be provided by Contractor in accordance with Article 7 of the Agreement. Month 1 is the first Month commencing after issuance of NTP.

Month No.	Milestone	Description	Milestone Achievement Criteria	Milestone Percentage	Cumulative Value	Milestone Value
1	ALS1.1	Start sitework (site preparation, rough grade and drainage)	Progress report or equivalent showing start of construction progress	***%	***%	$***
1	ALS1.2	Place insurance coverage for the CCL project	Contractor provides report and or letter	***%	***%	$***
1	ALS1.3	Deliver Letter of Credit to Owner	Contractor provides report and or letter	***%	***%	$***
1	ALS1.4	Issue Level III Schedule	Contractor provides report and or letter	***%	***%	$***
1	ALS1.5	Issue first equipment location plan drawing IFC	Verified by Progress Report, Aconex Report or equivalent	***%	***%	$***
2	ALS2.1	Issue Project Execution Plan to Owner	Contractor provides report and or letter	***%	***%	$***
2	ALS2.2	Issue first foundation drawing IFC	Verified by Progress Report, Aconex Report or equivalent	***%	***%	$***
3	ALS3.1	Issue 1st P&ID's & LDT's IFC	Verified by Progress Report, Aconex Report or equivalent	***%	***%	$***
5	ALS5.1	Issue Subcontract or letter of award (LOA) to NDE subcontractor	Provide executed Subcontract cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$***
5	ALS5.2	Issue Subcontract or letter of award (LOA) to equipment insulation subcontractor	Provide executed Subcontract cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$***
5	ALS5.3	Issue Subcontract or letter of award (LOA) to fire proofing subcontractor	Provide executed Subcontract cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$***
6	ALS6.1	Issue first structural steel drawing IFC	Verified by Progress Report, Aconex Report or equivalent	***%	***%	$***
7	ALS7.1	Issue first A/G ISO drawing IFC	Verified by Progress Report, Aconex Report or equivalent	***%	***%	$***
7	ALS7.2	Issue Site Plan IFC	Verified by Progress Report, Aconex Report or equivalent	***%	***%	$***
7	ALS7.3	Issue Subcontract or letter of award (LOA) to telecommunications subcontractor	Provide executed Subcontract cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$***
7	ALS7.4	50% Complete of sitework (site preparation, rough grade and drainage)	Progress report or equivalent showing start of construction progress	***%	***%	$***
7	ALS7.5	Issue Subcontract or letter of award (LOA) to chemical cleaning subcontractor	Provide executed Subcontract cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$***
7	ALS7.6	Issue Subcontract or letter of award (LOA) to Perlite subcontractor	Provide executed Subcontract cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$***
8	ALS8.1	Issue first instrument location plan drawing IFC	Verified by Progress Report, Aconex Report or equivalent	***%	***%	$***
10	ALS10.1	Place first structural concrete	Progress report or equivalent showing start of construction progress	***%	***%	$***
11	ALS11.1	Issue first loop diagrams IFC	Verified by Progress Report, Aconex Report or equivalent	***%	***%	$***
11	ALS11.2	Start erecting structural steel	Progress report or equivalent showing start of construction progress	***%	***%	$***
11	ALS11.3	Start setting S&T heat exchanger for Train 1	Progress report or equivalent showing start of construction progress	***%	***%	$***
12	ALS12.1	Start installation of underground pipe	Progress report or equivalent showing start of construction progress	***%	***%	$***
12	ALS12.2	Start setting liquefaction cold box for Train 1	Progress report or equivalent showing start of construction progress	***%	***%	$***

Month No.	Milestone	Description	Milestone Achievement Criteria	Milestone Percentage	Cumulative Value	Milestone Value
12	ALS12.3	Start setting heavy hydrocarbon cold box for Train 1	Progress report or equivalent showing start of construction progress	***%	***%	$***
12	ALS12.4	Start setting Train 1 Pumps	Progress report or equivalent showing start of construction progress	***%	***%	$***
13	ALS13.1	Issue first cable tray / conduit drawing IFC	Verified by Progress Report, Aconex Report or equivalent	***%	***%	$***
13	ALS13.2	50% complete of structural concrete Train 1	Progress report or equivalent shows complete structural concrete work of Refrigeration Compressor	***%	***%	$***
13	ALS13.3	Issue first instrument index IFC	Verified by Progress Report, Aconex Report or equivalent	***%	***%	$***
14	ALS14.1	Start pressure testing underground pipe	Progress report or equivalent showing start of construction progress	***%	***%	$***
14	ALS14.2	Start setting thermal oxidizer for Train 1	Progress report or equivalent showing start of construction progress	***%	***%	$***
14	ALS14.3	Mobilization of fire proofing subcontractor	Daily Force report from jobsite that identifies Subcontractor presence	***%	***%	$***
15	ALS15.1	Start installation of above ground pipe	Progress report or equivalent showing start of construction progress	***%	***%	$***
15	ALS15.2	Mobilization of equipment insulation subcontractor	Daily Force report from jobsite that identifies Subcontractor presence	***%	***%	$***
15	ALS15.3	50% complete of erecting structural steel Train 1	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
15	ALS15.4	Start setting S&T heat exchanger for Train 2	Progress report or equivalent showing start of construction progress	***%	***%	$***
16	ALS16.1	Issue first one-line diagram drawing IFC	Verified by Progress Report, Aconex Report or equivalent	***%	***%	$***
16	ALS16.2	Mobilization of NDE subcontractor	Daily Force report from jobsite that identifies Subcontractor presence	***%	***%	$***
16	ALS16.3	NDE Subcontractor starts work	Progress report or equivalent showing start of construction progress	***%	***%	$***
16	ALS16.4	Equipment insulation Subcontractor starts work	Progress report or equivalent showing start of construction progress	***%	***%	$***
16	ALS16.5	Start pulling of Electrical Cable	Progress report or equivalent showing start of construction progress	***%	***%	$***
16	ALS16.6	Start setting liquefaction cold box for Train 2	Progress report or equivalent showing start of construction progress	***%	***%	$***
16	ALS16.7	Start setting heavy hydrocarbon cold box for Train 2	Progress report or equivalent showing start of construction progress	***%	***%	$***
16	ALS16.8	Start setting Train 2 Pumps	Progress report or equivalent showing start of construction progress	***%	***%	$***
16	ALS16.9	Start installation of field mounted instruments	Progress report or equivalent showing start of construction progress	***%	***%	$***
16	ALS16.10	Fire proofing Subcontractor starts work	Progress report or equivalent showing start of construction progress	***%	***%	$***
17	ALS17.1	Start setting first air-cooled heat exchanger Train 1	Progress report or equivalent showing start of construction progress	***%	***%	$***
17	ALS17.2	50% complete of structural concrete Train 2	Progress report or equivalent shows complete structural concrete work of Refrigeration Compressor	***%	***%	$***
17	ALS17.3	Start setting unit 1 mixed refrigerant compressor for train 1	Progress report or equivalent showing start of construction progress	***%	***%	$***
17	ALS17.4	Start setting Mixed Refrigerant Accumulator Train 1	Progress report or equivalent showing start of construction progress	***%	***%	$***
17	ALS17.5	Start setting Acid Gas Absorber for Train 1	Progress report or equivalent showing start of construction progress	***%	***%	$***

Month No.	Milestone	Description	Milestone Achievement Criteria	Milestone Percentage	Cumulative Value	Milestone Value
17	ALS17.6	Start pressure testing above ground pipe	Progress report or equivalent showing start of construction progress	***%	***%	$***
17	ALS17.7	Mobilization of telecommunications subcontractor	Daily Force report from jobsite that identifies Subcontractor presence	***%	***%	$***
18	ALS18.1	Start setting thermal oxidizer for Train 2	Progress report or equivalent showing start of construction progress	***%	***%	$***
18	ALS18.2	Telecommunications Subcontractor starts work	Progress report or equivalent showing start of construction progress	***%	***%	$***
18	ALS18.3	Start aboveground pipe insulation	Progress report or equivalent showing start of construction progress	***%	***%	$***
18	ALS18.4	Start setting S&T heat exchanger for Train 3	Progress report or equivalent showing start of construction progress	***%	***%	$***
19	ALS19.1	Start setting liquefaction cold box for Train 3	Progress report or equivalent showing start of construction progress	***%	***%	$***
19	ALS19.2	Start setting heavy hydrocarbon cold box for Train 3	Progress report or equivalent showing start of construction progress	***%	***%	$***
19	ALS19.3	50% complete of erecting structural steel Train 2	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
19	ALS19.4	Start setting Train 3 Pumps	Progress report or equivalent showing start of construction progress	***%	***%	$***
20	ALS20.1	Finish structural concrete for (90% complete) Train 1	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
20	ALS20.2	50% complete of structural concrete Train 3	Progress report or equivalent shows complete structural concrete work of Refrigeration Compressor	***%	***%	$***
20	ALS20.3	Start setting S&T heat exchanger for Train 4	Progress report or equivalent showing start of construction progress	***%	***%	$***
21	ALS21.1	Finish sitework (90% complete) Train 1 (site preparation, rough grade and drainage)	Progress report or equivalent showing start of construction progress	***%	***%	$***
21	ALS21.2	Start setting first air-cooled heat exchanger Train 2	Progress report or equivalent showing start of construction progress	***%	***%	$***
21	ALS21.3	Start setting unit 1 mixed refrigerant compressor for train 2	Progress report or equivalent showing start of construction progress	***%	***%	$***
21	ALS21.4	Start setting liquefaction cold box for Train 4	Progress report or equivalent showing start of construction progress	***%	***%	$***
21	ALS21.5	Start setting heavy hydrocarbon cold box for Train 4	Progress report or equivalent showing start of construction progress	***%	***%	$***
21	ALS21.6	Start setting thermal oxidizer for Train 3	Progress report or equivalent showing start of construction progress	***%	***%	$***
21	ALS21.7	Start setting Mixed Refrigerant Accumulator Train 2	Progress report or equivalent showing start of construction progress	***%	***%	$***
21	ALS21.8	Start setting Acid Gas Absorber for Train 2	Progress report or equivalent showing start of construction progress	***%	***%	$***
21	ALS21.9	Start setting Train 4 Pumps	Progress report or equivalent showing start of construction progress	***%	***%	$***
21	ALS21.10	Fire proofing Subcontractor finishes work (90% complete) Train 1	Progress report or equivalent shows 90% of non-repair budget completed	***%	***%	$***
22	ALS22.1	50% complete of structural concrete Train 4	Progress report or equivalent shows complete structural concrete work of Refrigeration Compressor	***%	***%	$***
22	ALS22.2	50% complete of erecting structural steel Train 3	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
22	ALS22.3	Start setting S&T heat exchanger for Train 5	Progress report or equivalent showing start of construction progress	***%	***%	$***
23	ALS23.1	Start setting liquefaction cold box for Train 5	Progress report or equivalent showing start of construction progress	***%	***%	$***

Month No.	Milestone	Description	Milestone Achievement Criteria	Milestone Percentage	Cumulative Value	Milestone Value
23	ALS23.2	Start setting heavy hydrocarbon cold box for Train 5	Progress report or equivalent showing start of construction progress	***%	***%	$***
23	ALS23.3	Start setting thermal oxidizer for Train 4	Progress report or equivalent showing start of construction progress	***%	***%	$***
23	ALS23.4	Start setting Train 5 Pumps	Progress report or equivalent showing start of construction progress	***%	***%	$***
24	ALS24.1	Start setting first air-cooled heat exchanger Train 3	Progress report or equivalent showing start of construction progress	***%	***%	$***
24	ALS24.2	Start setting unit 1 mixed refrigerant compressor for train 3	Progress report or equivalent showing start of construction progress	***%	***%	$***
24	ALS24.3	Finish structural concrete for (90% complete) Train 2	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
24	ALS24.4	Equipment insulation Subcontractor finishes work (90% complete) Train 1	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
24	ALS24.5	Start setting Mixed Refrigerant Accumulator Train 3	Progress report or equivalent showing start of construction progress	***%	***%	$***
24	ALS24.6	Start setting Acid Gas Absorber for Train 3	Progress report or equivalent showing start of construction progress	***%	***%	$***
24	ALS24.7	50% complete of structural concrete Train 5	Progress report or equivalent shows complete structural concrete work of Refrigeration Compressor	***%	***%	$***
24	ALS24.8	50% complete of erecting structural steel Train 4	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
24	ALS24.9	Telecommunications Subcontractor finishes work (90% complete)Train 1	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
24	ALS24.10	Start setting S&T heat exchanger for Train 6	Progress report or equivalent showing start of construction progress	***%	***%	$***
25	ALS25.1	Finish sitework (90% complete) Train 2 (site preparation, rough grade and drainage)	Progress report or equivalent showing start of construction progress	***%	***%	$***
25	ALS25.2	50% complete of installation of above ground pipe for Train 1	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
25	ALS25.3	Start loop checks	Progress report or equivalent showing start of construction progress	***%	***%	$***
25	ALS25.4	Start setting liquefaction cold box for Train 6	Progress report or equivalent showing start of construction progress	***%	***%	$***
25	ALS25.5	Start setting heavy hydrocarbon cold box for Train 6	Progress report or equivalent showing start of construction progress	***%	***%	$***
25	ALS25.6	Start setting thermal oxidizer for Train 5	Progress report or equivalent showing start of construction progress	***%	***%	$***
25	ALS25.7	Start setting Train 6 Pumps	Progress report or equivalent showing start of construction progress	***%	***%	$***
25	ALS25.8	Fire proofing Subcontractor finishes work (90% complete) Train 2	Progress report or equivalent shows 90% of non-repair budget completed	***%	***%	$***
26	ALS26.1	Finish erecting structural steel (90% complete) Train 1	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
26	ALS26.2	Start setting unit 1 mixed refrigerant compressor for train 4	Progress report or equivalent showing start of construction progress	***%	***%	$***
26	ALS26.3	Start setting first air-cooled heat exchanger Train 4	Progress report or equivalent showing start of construction progress	***%	***%	$***
26	ALS26.4	50% complete of installation of field mounted instruments Train 1	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
26	ALS26.5	50% complete with pulling of Electrical Cable Train 1	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
26	ALS26.6	Start setting Mixed Refrigerant Accumulator Train 4	Progress report or equivalent showing start of construction progress	***%	***%	$***

Month No.	Milestone	Description	Milestone Achievement Criteria	Milestone Percentage	Cumulative Value	Milestone Value
26	ALS26.7	Start setting Acid Gas Absorber for Train 4	Progress report or equivalent showing start of construction progress	***%	***%	$***
26	ALS26.8	50% complete of structural concrete Train 6	Progress report or equivalent shows complete structural concrete work of Refrigeration Compressor	***%	***%	$***
26	ALS26.9	50% complete of erecting structural steel Train 5	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
26	ALS26.10	Mobilization of Perlite subcontractor	Daily Force report from jobsite that identifies Subcontractor presence	***%	***%	$***
26	ALS26.11	Perlite Subcontractor starts work	Progress report or equivalent showing start of construction progress	***%	***%	$***
26	ALS26.12	Start setting S&T heat exchanger for Train 7	Progress report or equivalent showing start of construction progress	***%	***%	$***
27	ALS27.1	Finish structural concrete for (90% complete) Train 3	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
27	ALS27.2	Start setting liquefaction cold box for Train 7	Progress report or equivalent showing start of construction progress	***%	***%	$***
27	ALS27.3	Start setting heavy hydrocarbon cold box for Train 7	Progress report or equivalent showing start of construction progress	***%	***%	$***
27	ALS27.4	Start setting thermal oxidizer for Train 6	Progress report or equivalent showing start of construction progress	***%	***%	$***
27	ALS27.5	Start setting Train 7 Pumps	Progress report or equivalent showing start of construction progress	***%	***%	$***
28	ALS28.1	Finish sitework (90% complete) Train 3 (site preparation, rough grade and drainage)	Progress report or equivalent showing start of construction progress	***%	***%	$***
28	ALS28.2	Start setting unit 1 mixed refrigerant compressor for train 5	Progress report or equivalent showing start of construction progress	***%	***%	$***
28	ALS28.3	50% complete of installation of above ground pipe for Train 2	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
28	ALS28.4	Equipment insulation Subcontractor finishes work (90% complete) Train 2	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
28	ALS28.5	Start setting first air-cooled heat exchanger Train 5	Progress report or equivalent showing start of construction progress	***%	***%	$***
28	ALS28.6	50% complete of aboveground pipe insulation Train 1	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
28	ALS28.7	Start setting Mixed Refrigerant Accumulator Train 5	Progress report or equivalent showing start of construction progress	***%	***%	$***
28	ALS28.8	Start setting Acid Gas Absorber for Train 5	Progress report or equivalent showing start of construction progress	***%	***%	$***
28	ALS28.9	50% complete of structural concrete Train 7	Progress report or equivalent shows complete structural concrete work of Refrigeration Compressor	***%	***%	$***
28	ALS28.10	50% complete of erecting structural steel Train 6	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
28	ALS28.11	Perlite Subcontractor finishes work (90% complete) Train 1	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
28	ALS28.12	Telecommunications Subcontractor finishes work (90% complete)Train 2	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
28	ALS28.13	Fire proofing Subcontractor finishes work (90% complete) Train 3	Progress report or equivalent shows 90% of non-repair budget completed	***%	***%	$***
29	ALS29.1	Finish structural concrete for (90% complete) Train 4	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
29	ALS29.2	Deliver 120-day notice for RFSU Train 1	Contractor provides report and or letter	***%	***%	$***
29	ALS29.3	Start setting thermal oxidizer for Train 7	Progress report or equivalent showing start of construction progress	***%	***%	$***

Month No.	Milestone	Description	Milestone Achievement Criteria	Milestone Percentage	Cumulative Value	Milestone Value
30	ALS30.1	Finish sitework (90% complete) Train 4 (site preparation, rough grade and drainage)	Progress report or equivalent showing start of construction progress	***%	***%	$***
30	ALS30.2	Finish erecting structural steel (90% complete) Train 2	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
30	ALS30.3	Start setting unit 1 mixed refrigerant compressor for train 6	Progress report or equivalent showing start of construction progress	***%	***%	$***
30	ALS30.4	Mobilization of chemical cleaning subcontractor	Daily Force report from jobsite that identifies Subcontractor presence	***%	***%	$***
30	ALS30.5	Chemical cleaning Subcontractor starts work	Progress report or equivalent showing start of construction progress	***%	***%	$***
30	ALS30.6	50% complete of installation of field mounted instruments Train 2	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
30	ALS30.7	Start setting first air-cooled heat exchanger Train 6	Progress report or equivalent showing start of construction progress	***%	***%	$***
30	ALS30.8	50% complete with pulling of Electrical Cable Train 2	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
30	ALS30.9	Achieve RFFGI Train 1	Contractor provides report and or letter	***%	***%	$***
30	ALS30.10	Start setting Mixed Refrigerant Accumulator Train 6	Progress report or equivalent showing start of construction progress	***%	***%	$***
30	ALS30.11	Start setting Acid Gas Absorber for Train 6	Progress report or equivalent showing start of construction progress	***%	***%	$***
30	ALS30.12	50% complete of erecting structural steel Train 7	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
30	ALS30.13	Fire proofing Subcontractor finishes work (90% complete) Train 4	Progress report or equivalent shows 90% of non-repair budget completed	***%	***%	$***
31	ALS31.1	50% complete of loop checks Train 1	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
31	ALS31.2	50% complete of installation of above ground pipe for Train 3	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
31	ALS31.3	Equipment insulation Subcontractor finishes work (90% complete) Train 3	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
31	ALS31.4	Chemical cleaning Subcontractor finishes work (90% complete)	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
31	ALS31.5	Finish structural concrete for (90% complete) Train 5	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
31	ALS31.6	Telecommunications Subcontractor finishes work (90% complete)Train 3	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
32	ALS32.1	Finish sitework (90% complete) Train 5 (site preparation, rough grade and drainage)	Progress report or equivalent showing start of construction progress	***%	***%	$***
32	ALS32.2	Start setting unit 1 mixed refrigerant compressor for train 7	Progress report or equivalent showing start of construction progress	***%	***%	$***
32	ALS32.3	Finish installation of above ground pipe (90% complete) Train 1	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
32	ALS32.4	Start setting first air-cooled heat exchanger Train 7	Progress report or equivalent showing start of construction progress	***%	***%	$***
32	ALS32.5	50% complete of aboveground pipe insulation Train 2	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
32	ALS32.6	Perlite Subcontractor finishes work (90% complete) Train 2	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
32	ALS32.7	Start setting Mixed Refrigerant Accumulator Train 7	Progress report or equivalent showing start of construction progress	***%	***%	$***
32	ALS32.8	Start setting Acid Gas Absorber for Train 7	Progress report or equivalent showing start of construction progress	***%	***%	$***

Month No.	Milestone	Description	Milestone Achievement Criteria	Milestone Percentage	Cumulative Value	Milestone Value
32	ALS32.9	Fire proofing Subcontractor finishes work (90% complete) Train 5	Progress report or equivalent shows 90% of non-repair budget completed	***%	***%	$***
33	ALS33.1	Finish erecting structural steel (90% complete) Train 3	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
33	ALS33.2	Finish pulling of Electrical Cable (90% complete)Train 1	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
33	ALS33.3	Finish aboveground pipe insulation (90% complete) Train 1	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
33	ALS33.4	50% complete of installation of above ground pipe for Train 4	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
33	ALS33.5	50% complete of installation of field mounted instruments Train 3	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
33	ALS33.6	Equipment insulation Subcontractor finishes work (90% complete) Train 4	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
33	ALS33.7	50% complete with pulling of Electrical Cable Train 3	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
33	ALS33.8	Finish structural concrete for (90% complete) Train 6	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
33	ALS33.9	Deliver 120-day notice for RFSU Train 2	Contractor provides report and or letter	***%	***%	$***
33	ALS33.10	Telecommunications Subcontractor finishes work (90% complete)Train 4	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
34	ALS34.1	Finish sitework (90% complete) Train 6 (site preparation, rough grade and drainage)	Progress report or equivalent showing start of construction progress	***%	***%	$***
34	ALS34.2	Deliver 90-day notice for performance testing Train 1	Contractor provides report and or letter	***%	***%	$***
34	ALS34.3	Achieve RFFGI Train 2	Contractor provides report and or letter	***%	***%	$***
34	ALS34.4	Fire proofing Subcontractor finishes work (90% complete) Train 6	Progress report or equivalent shows 90% of non-repair budget completed	***%	***%	$***
35	ALS35.1	Finish erecting structural steel (90% complete) Train 4	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
35	ALS35.2	Finish installation of field mounted instruments ( 90% complete) Train 1	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
35	ALS35.3	50% complete of loop checks Train 2	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
35	ALS35.4	Achieve RFSU Train 1	Contractor provides report and or letter	***%	***%	$***
35	ALS35.5	50% complete of installation of above ground pipe for Train 5	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
35	ALS35.6	50% complete of installation of field mounted instruments Train 4	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
35	ALS35.7	Equipment insulation Subcontractor finishes work (90% complete) Train 5	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
35	ALS35.8	50% complete with pulling of Electrical Cable Train 4	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
35	ALS35.9	50% complete of aboveground pipe insulation Train 3	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
35	ALS35.10	Finish structural concrete for (90% complete) Train 7	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
35	ALS35.11	Perlite Subcontractor finishes work (90% complete) Train 3	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
35	ALS35.12	Telecommunications Subcontractor finishes work (90% complete)Train 5	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***

Month No.	Milestone	Description	Milestone Achievement Criteria	Milestone Percentage	Cumulative Value	Milestone Value
36	ALS36.1	Finish sitework (90% complete) Train 7 (site preparation, rough grade and drainage)	Progress report or equivalent showing start of construction progress	***%	***%	$***
36	ALS36.2	Finish installation of above ground pipe (90% complete) Train 2	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
36	ALS36.3	Deliver 120-day notice for RFSU Train 3	Contractor provides report and or letter	***%	***%	$***
36	ALS36.4	Fire proofing Subcontractor finishes work (90% complete) Train 7	Progress report or equivalent shows 90% of non-repair budget completed	***%	***%	$***
37	ALS37.1	Finish loop checks(90% complete) Train 1	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
37	ALS37.2	Finish erecting structural steel (90% complete) Train 5	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
37	ALS37.3	Finish pulling of Electrical Cable (90% complete)Train 2	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
37	ALS37.4	Finish aboveground pipe insulation (90% complete) Train 2	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
37	ALS37.5	50% complete of installation of above ground pipe for Train 6	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
37	ALS37.6	50% complete of installation of field mounted instruments Train 5	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
37	ALS37.7	Equipment insulation Subcontractor finishes work (90% complete) Train 6	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
37	ALS37.8	50% complete with pulling of Electrical Cable Train 5	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
37	ALS37.9	50% complete of aboveground pipe insulation Train 4	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
37	ALS37.10	Achieve RFFGI Train 3	Contractor provides report and or letter	***%	***%	$***
37	ALS37.11	Perlite Subcontractor finishes work (90% complete) Train 4	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
37	ALS37.12	Telecommunications Subcontractor finishes work (90% complete)Train 6	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
38	ALS38.1	50% complete of loop checks Train 3	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
38	ALS38.2	Deliver 90-day notice for performance testing Train 2	Contractor provides report and or letter	***%	***%	$***
38	ALS38.3	Deliver 120-day notice for RFSU Train 4	Contractor provides report and or letter	***%	***%	$***
39	ALS39.1	Finish installation of field mounted instruments ( 90% complete) Train 2	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
39	ALS39.2	Complete performance testing Train 1	Contractor provides report and or letter	***%	***%	$***
39	ALS39.3	Finish erecting structural steel (90% complete) Train 6	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
39	ALS39.4	Finish installation of above ground pipe (90% complete) Train 3	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
39	ALS39.5	Substantial Completion Train 1	Contractor provides report and or letter	***%	***%	$***
39	ALS39.6	Achieve RFSU Train 2	Contractor provides report and or letter	***%	***%	$***
39	ALS39.7	50% complete of installation of above ground pipe for Train 7	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
39	ALS39.8	50% complete of installation of field mounted instruments Train 6	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***

Month No.	Milestone	Description	Milestone Achievement Criteria	Milestone Percentage	Cumulative Value	Milestone Value
39	ALS39.9	Equipment insulation Subcontractor finishes work (90% complete) Train 7	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
39	ALS39.10	50% complete with pulling of Electrical Cable Train 6	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
39	ALS39.11	50% complete of aboveground pipe insulation Train 5	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
39	ALS39.12	Achieve RFFGI Train 4	Contractor provides report and or letter	***%	***%	$***
39	ALS39.13	Perlite Subcontractor finishes work (90% complete) Train 5	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
39	ALS39.14	Telecommunications Subcontractor finishes work (90% complete)Train 7	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
40	ALS40.1	Finish pulling of Electrical Cable (90% complete)Train 3	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
40	ALS40.2	50% complete of loop checks Train 4	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
40	ALS40.3	Finish aboveground pipe insulation (90% complete) Train 3	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
40	ALS40.4	Deliver 120-day notice for RFSU Train 5	Contractor provides report and or letter	***%	***%	$***
41	ALS41.1	Finish loop checks(90% complete) Train 2	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
41	ALS41.2	Finish erecting structural steel (90% complete) Train 7	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
41	ALS41.3	Finish installation of above ground pipe (90% complete) Train 4	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
41	ALS41.4	Deliver 90-day notice for performance testing Train 3	Contractor provides report and or letter	***%	***%	$***
41	ALS41.5	50% complete of installation of field mounted instruments Train 7	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
41	ALS41.6	50% complete with pulling of Electrical Cable Train 7	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
41	ALS41.7	50% complete of aboveground pipe insulation Train 6	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
41	ALS41.8	Achieve RFFGI Train 5	Contractor provides report and or letter	***%	***%	$***
41	ALS41.9	Perlite Subcontractor finishes work (90% complete) Train 6	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
42	ALS42.1	Finish installation of field mounted instruments ( 90% complete) Train 3	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
42	ALS42.2	Finish pulling of Electrical Cable (90% complete)Train 4	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
42	ALS42.3	50% complete of loop checks Train 5	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
42	ALS42.4	Finish aboveground pipe insulation (90% complete) Train 4	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
42	ALS42.5	Achieve RFSU Train 3	Contractor provides report and or letter	***%	***%	$***
42	ALS42.6	Deliver 120-day notice for RFSU Train 6	Contractor provides report and or letter	***%	***%	$***
43	ALS43.1	Complete performance testing Train 2	Contractor provides report and or letter	***%	***%	$***
43	ALS43.2	Substantial Completion Train 2	Contractor provides report and or letter	***%	***%	$***

Month No.	Milestone	Description	Milestone Achievement Criteria	Milestone Percentage	Cumulative Value	Milestone Value
43	ALS43.3	Finish installation of above ground pipe (90% complete) Train 5	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
43	ALS43.4	Deliver 90-day notice for performance testing Train 4	Contractor provides report and or letter	***%	***%	$***
43	ALS43.5	50% complete of aboveground pipe insulation Train 7	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
43	ALS43.6	Achieve RFFGI Train 6	Contractor provides report and or letter	***%	***%	$***
43	ALS43.7	Perlite Subcontractor finishes work (90% complete) Train 7	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
44	ALS44.1	Finish loop checks(90% complete) Train 3	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
44	ALS44.2	Finish installation of field mounted instruments ( 90% complete) Train 4	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
44	ALS44.3	Finish pulling of Electrical Cable (90% complete)Train 5	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
44	ALS44.4	50% complete of loop checks Train 6	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
44	ALS44.5	Finish aboveground pipe insulation (90% complete) Train 5	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
44	ALS44.6	Achieve RFSU Train 4	Contractor provides report and or letter	***%	***%	$***
44	ALS44.7	Deliver 120-day notice for RFSU Train 7	Contractor provides report and or letter	***%	***%	$***
45	ALS45.1	Finish installation of above ground pipe (90% complete) Train 6	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
45	ALS45.2	Deliver 90-day notice for performance testing Train 5	Contractor provides report and or letter	***%	***%	$***
45	ALS45.3	Achieve RFFGI Train 7	Contractor provides report and or letter	***%	***%	$***
46	ALS46.1	Finish loop checks(90% complete) Train 4	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
46	ALS46.2	Finish installation of field mounted instruments ( 90% complete) Train 5	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
46	ALS46.3	Complete performance testing Train 3	Contractor provides report and or letter	***%	***%	$***
46	ALS46.4	Substantial Completion Train 3	Contractor provides report and or letter	***%	***%	$***
46	ALS46.5	Finish pulling of Electrical Cable (90% complete)Train 6	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
46	ALS46.6	50% complete of loop checks Train 7	Progress report or equivalent shows 50% complete of forecasted quantity earned	***%	***%	$***
46	ALS46.7	Finish aboveground pipe insulation (90% complete) Train 6	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
46	ALS46.8	Achieve RFSU Train 5	Contractor provides report and or letter	***%	***%	$***
47	ALS47.1	Finish installation of above ground pipe (90% complete) Train 7	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
47	ALS47.2	Deliver 90-day notice for performance testing Train 6	Contractor provides report and or letter	***%	***%	$***
48	ALS48.1	Finish loop checks(90% complete) Train 5	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
48	ALS48.2	Finish installation of field mounted instruments ( 90% complete) Train 6	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***

Month No.	Milestone	Description	Milestone Achievement Criteria	Milestone Percentage	Cumulative Value	Milestone Value
48	ALS48.3	Complete performance testing Train 4	Contractor provides report and or letter	***%	***%	$***
48	ALS48.4	Substantial Completion Train 4	Contractor provides report and or letter	***%	***%	$***
48	ALS48.5	Finish pulling of Electrical Cable (90% complete)Train 7	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
48	ALS48.6	Finish aboveground pipe insulation (90% complete) Train 7	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
48	ALS48.7	Achieve RFSU Train 6	Contractor provides report and or letter	***%	***%	$***
49	ALS49.1	Deliver 90-day notice for performance testing Train 7	Contractor provides report and or letter	***%	***%	$***
50	ALS50.1	Finish loop checks(90% complete) Train 6	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
50	ALS50.2	Complete performance testing Train 5	Contractor provides report and or letter	***%	***%	$***
50	ALS50.3	Finish installation of field mounted instruments ( 90% complete) Train 7	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
50	ALS50.4	Substantial Completion Train 5	Contractor provides report and or letter	***%	***%	$***
50	ALS50.5	Achieve RFSU Train 7	Contractor provides report and or letter	***%	***%	$***
52	ALS52.1	Finish loop checks(90% complete) Train 7	Progress report or equivalent shows 90% complete of forecasted quantity earned	***%	***%	$***
52	ALS52.2	Complete performance testing Train 6	Contractor provides report and or letter	***%	***%	$***
52	ALS52.3	Substantial Completion Train 6	Contractor provides report and or letter	***%	***%	$***
54	ALS54.1	Complete performance testing Train 7	Contractor provides report and or letter	***%	***%	$***
54	ALS54.2	Substantial Completion Train 7	Contractor provides report and or letter	***%	***%	$***
$***

SCHEDULE C-2

AGGREGATE LABOR AND SKILLS PRICE MONTHLY PAYMENT SCHEDULE

SCHEDULE C-2 MONTHLY PAYMENT SCHEDULE
CORPUS CHRISTI STAGE 3 LIQUEFACTION PROJECT

Month 1 is the first Month commencing after issuance of NTP.

Month # from NTP	Monthly Payment Percentage	Cumulative Monthly Payment Percentage	Monthly Payment Value
1	***%	***%	$ ***
2	***%	***%	$ ***
3	***%	***%	$ ***
4	***%	***%	$ ***
5	***%	***%	$ ***
6	***%	***%	$ ***
7	***%	***%	$ ***
8	***%	***%	$ ***
9	***%	***%	$ ***
10	***%	***%	$ ***
11	***%	***%	$ ***
12	***%	***%	$ ***
13	***%	***%	$ ***
14	***%	***%	$ ***
15	***%	***%	$ ***
16	***%	***%	$ ***
17	***%	***%	$ ***
18	***%	***%	$ ***
19	***%	***%	$ ***
20	***%	***%	$ ***
21	***%	***%	$ ***
22	***%	***%	$ ***
23	***%	***%	$ ***
24	***%	***%	$ ***
25	***%	***%	$ ***
26	***%	***%	$ ***
27	***%	***%	$ ***
28	***%	***%	$ ***
29	***%	***%	$ ***
30	***%	***%	$ ***
31	***%	***%	$ ***
32	***%	***%	$ ***
33	***%	***%	$ ***
34	***%	***%	$ ***
35	***%	***%	$ ***
36	***%	***%	$ ***

37	***%	***%	$ ***
38	***%	***%	$ ***
39	***%	***%	$ ***
40	***%	***%	$ ***
41	***%	***%	$ ***
42	***%	***%	$ ***
43	***%	***%	$ ***
44	***%	***%	$ ***
45	***%	***%	$ ***
46	***%	***%	$ ***
47	***%	***%	$ ***
48	***%	***%	$ ***
49	***%	***%	$ ***
50	***%	***%	$ ***
51	***%	***%	$ ***
52	***%	***%	$ ***
53	***%	***%	$ ***
54	***%	***%	$ ***
Total	***%		$ ***

SCHEDULE C-3

AGGREGATE EQUIPMENT PRICE MILESTONE PAYMENT SCHEDULE

SCHEDULE C-3 AGGREGATE EQUIPMENT PRICE MILESTONE PAYMENT SCHEDULE
CORPUS CHRISTI STAGE 3 LIQUEFACTION PROJECT

Months indicated under the "Month No." column below is Contractor's estimate of the date of achievement of the applicable Milestone and Contractor's entitlement to payment to such Milestone Payment shall be in accordance with Article 7 of the Agreement. The Milestone Achievement Criteria below shall be in addition to the documentation required to be provided by Contractor in accordance with Article 7 of the Agreement. Month 1 is the first Month commencing after issuance of NTP.
Month No.	Milestone No.	Milestone Description	Milestone Achievement Criteria	Milestone Percentage	Cumulative Value	Milestone Value
1	AEP1.1	Issue first PO or letter of award (LOA) for stainless steel pipe material	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
1	AEP1.2	Issue first PO or letter of award (LOA) for pipe fabrication	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
1	AEP1.3	Issue first PO or letter of award (LOA) for any of the following: (control valves, relief valves, or on/off valves)	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
1	AEP1.4	Issue PO or letter of award (LOA) for mixed refrigerant compressors	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
1	AEP1.5	Mixed refrigerant compressor vendor places order for major material	Vendor Notification	***%	***%	$ ***
1	AEP1.6	Issue PO or letter of award (LOA) for regen gas compressors	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
1	AEP1.7	Issue PO or letter of award (LOA) for air cooled exchangers	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
1	AEP1.8	Issue PO or letter of award (LOA) for cold boxes	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
1	AEP1.9	Issue PO or letter of award (LOA) for substation	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
1	AEP1.10	Issue first PO or letter of award (LOA) for Columns/Vessels	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
1	AEP1.11	Issue PO or letter of award (LOA) for Hot Oil furnace	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
1	AEP1.12	Initial vendor prints received by contractor for air cooled exchangers	Verified by Vendor Print Log	***%	***%	$ ***
1	AEP1.13	Initial vendor prints received by contractor for cold boxes	Verified by Vendor Print Log	***%	***%	$ ***
1	AEP1.14	Initial vendor prints received by contractor for Columns/Vessels	Verified by Vendor Print Log	***%	***%	$ ***
1	AEP1.15	Issue first PO or letter of award (LOA) for field mounted instruments	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
2	AEP2.1	Issue first PO or letter of award (LOA) for piping valves	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
2	AEP2.2	Issue first PO or letter of award (LOA) for steel material	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
2	AEP2.3	Initial vendor prints received by contractor for Hot Oil Furnace	Verified by Vendor Print Log	***%	***%	$ ***
3	AEP3.1	Issue first PO or letter of award (LOA) for rebar material	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
3	AEP3.2	Initial vendor prints received by contractor for regen gas compressors	Verified by Vendor Print Log	***%	***%	$ ***
3	AEP3.3	1st major material received by vendor for use in fabrication of Columns/Vessels	Provide Expediting Report to customer	***%	***%	$ ***
4	AEP4.1	Issue PO or letter of award (LOA) of DCS / SIS	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
4	AEP4.2	First shipment of rebar for Train 1 / OSBL	Provide Expediting Report to customer	***%	***%	$ ***
5	AEP5.1	Issue first PO or letter of award (LOA) for carbon steel pipe material	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
5	AEP5.2	Initial vendor prints received by contractor for substation	Verified by Vendor Print Log	***%	***%	$ ***

6	AEP6.1	1st major material received by vendor for use in fabrication of air cooled exchangers	Provide Expediting Report to customer	***%	***%	$ ***
6	AEP6.2	1st major material received by vendor for use in fabrication of Hot Oil Furnace	Provide Expediting Report to customer	***%	***%	$ ***
6	AEP6.3	1st major material received by vendor for use in fabrication of regen gas compressors	Provide Expediting Report to customer	***%	***%	$ ***
6	AEP6.4	First shipment of carbon steel pipe delivery for (Pipe fabricator or jobsite)	Provide Expediting Report to customer	***%	***%	$ ***
7	AEP7.1	Initial vendor prints received by contractor for DCS / SIS	Verified by Vendor Print Log	***%	***%	$ ***
7	AEP7.2	First shipment of piping valves (Pipe Fabricator or jobsite)	Provide Expediting Report to customer	***%	***%	$ ***
7	AEP7.3	First shipment of any of the following: (control valves, relief valves, or on/off valves) for Train 1	Provide Expediting Report to customer	***%	***%	$ ***
8	AEP8.1	1st major material received by vendor for use in fabrication of cold boxes	Provide Expediting Report to customer	***%	***%	$ ***
8	AEP8.2	First shipment of rebar for Train 2	Provide Expediting Report to customer	***%	***%	$ ***
8	AEP8.3	First shipment of field mounted instruments for Train 1	Provide Expediting Report to customer	***%	***%	$ ***
9	AEP9.1	1st major material received by vendor for use in fabrication of substations	Provide Expediting Report to customer	***%	***%	$ ***
9	AEP9.2	First shipment of steel for Train 1 / OSBL (exworks)	Provide Expediting Report to customer	***%	***%	$ ***
10	AEP10.1	Issue first PO or letter of award (LOA) for electrical bulks	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	***%	***%	$ ***
10	AEP10.2	1st major material received by vendor for use in fabrication of DCS / SIS	Provide Expediting Report to customer	***%	***%	$ ***
10	AEP10.3	Ready for 1st shipment of Hot Oil Furnace component for Train 1 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
10	AEP10.4	Ready for 1st shipment of air cooled exchangers component for Train 1 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
11	AEP11.1	First shipment of any of the following: (control valves, relief valves, or on/off valves) for Train 2	Provide Expediting Report to customer	***%	***%	$ ***
12	AEP12.1	First shipment of field mounted instruments for Train 2	Provide Expediting Report to customer	***%	***%	$ ***
13	AEP13.1	First shipment of steel for Train 2 (exworks)	Provide Expediting Report to customer	***%	***%	$ ***
13	AEP13.2	First shipment of rebar for Train 3	Provide Expediting Report to customer	***%	***%	$ ***
13	AEP13.3	Ready for 1st shipment of cold boxes component for Train 1 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
13	AEP13.4	Ready for 1st shipment of substation for Train 1/OSBL (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
13	AEP13.5	First shipment of stainless steel pipe delivery for (pipe fabricator or jobsite)	Provide Expediting Report to customer	***%	***%	$ ***
14	AEP14.1	Ready for 1st shipment of Columns/Vessels component for Train 1 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
14	AEP14.2	First shipment of any of the following: (control valves, relief valves, or on/off valves) for Train 3	Provide Expediting Report to customer	***%	***%	$ ***
14	AEP14.3	Ready for 1st shipment of Hot Oil Furnace component for Train 2 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
14	AEP14.4	Ready for 1st shipment of air-cooled exchangers component for Train 2 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
15	AEP15.1	First shipment of rebar for Train 4	Provide Expediting Report to customer	***%	***%	$ ***
15	AEP15.2	First shipment of field mounted instruments for Train 3	Provide Expediting Report to customer	***%	***%	$ ***
16	AEP16.1	First shipment of electrical bulk (excluding grounding) material	Provide Expediting Report to customer	***%	***%	$ ***
16	AEP16.2	Ready for 1st shipment of DCS /SIS component (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***

16	AEP16.3	First shipment of steel for Train 3 (exworks)	Provide Expediting Report to customer	***%	***%	$ ***
16	AEP16.4	First shipment of any of the following: (control valves, relief valves, or on/off valves) for Train 4	Provide Expediting Report to customer	***%	***%	$ ***
17	AEP17.1	Mixed refrigerant compressor vendor compressor ready for first FAT Test	Vendor Notification	***%	***%	$ ***
17	AEP17.2	Ready for 1st shipment of mixed refrigerant compressors Train 1 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
17	AEP17.3	Mixed refrigerant compressor vendor begins compressor string test	Vendor Notification	***%	***%	$ ***
17	AEP17.4	Ready for 1st shipment of cold boxes component or Train 2 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
17	AEP17.5	First shipment of rebar for Train 5	Provide Expediting Report to customer	***%	***%	$ ***
17	AEP17.6	Ready for 1st shipment of substation for Train 2 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
17	AEP17.7	Ready for 1st shipment of Hot Oil Furnace component for Train 3 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
17	AEP17.8	First shipment of field mounted instruments for Train 4	Provide Expediting Report to customer	***%	***%	$ ***
17	AEP17.9	Ready for 1st shipment of air-cooled exchangers component for Train 3 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
18	AEP18.1	First shipment of steel for Train 4 (exworks)	Provide Expediting Report to customer	***%	***%	$ ***
18	AEP18.2	Ready for 1st shipment of equipment for regen gas compressors (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
18	AEP18.3	Ready for 1st shipment of Columns/Vessels component for Train 2 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
18	AEP18.4	First shipment of any of the following: (control valves, relief valves, or on/off valves) for Train 5	Provide Expediting Report to customer	***%	***%	$ ***
19	AEP19.1	First shipment of rebar for Train 6	Provide Expediting Report to customer	***%	***%	$ ***
19	AEP19.2	Ready for 1st shipment of Hot Oil Furnace component for Train 4 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
19	AEP19.3	First shipment of field mounted instruments for Train 5	Provide Expediting Report to customer	***%	***%	$ ***
19	AEP19.4	Ready for 1st shipment of air cooled exchangers component for Train 4 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
20	AEP20.1	Ready for 1st shipment of cold boxes component or Train 3 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
20	AEP20.2	First shipment of steel for Train 5 (exworks)	Provide Expediting Report to customer	***%	***%	$ ***
20	AEP20.3	Ready for 1st shipment of substation for Train 3 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
20	AEP20.4	First shipment of any of the following: (control valves, relief valves, or on/off valves) for Train 6	Provide Expediting Report to customer	***%	***%	$ ***
21	AEP21.1	Ready for 1st shipment of mixed refrigerant compressors Train 2 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
21	AEP21.2	Ready for 1st shipment of Columns/Vessels component for Train 3 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
21	AEP21.3	First shipment of rebar for Train 7	Provide Expediting Report to customer	***%	***%	$ ***
21	AEP21.4	Ready for 1st shipment of Hot Oil Furnace component for Train 5 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
21	AEP21.5	First shipment of field mounted instruments for Train 6	Provide Expediting Report to customer	***%	***%	$ ***
21	AEP21.6	Ready for 1st shipment of air cooled exchangers component for Train 5 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
22	AEP22.1	Ready for 1st shipment of cold boxes component or Train 4 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
22	AEP22.2	First shipment of steel for Train 6 (exworks)	Provide Expediting Report to customer	***%	***%	$ ***

22	AEP22.3	Ready for 1st shipment of substation for Train 4 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
22	AEP22.4	First shipment of any of the following: (control valves, relief valves, or on/off valves) for Train 7	Provide Expediting Report to customer	***%	***%	$ ***
23	AEP23.1	Ready for 1st shipment of Columns/Vessels component for Train 4 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
23	AEP23.2	Ready for 1st shipment of Hot Oil Furnace component for Train 6 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
23	AEP23.3	First shipment of field mounted instruments for Train 7	Provide Expediting Report to customer	***%	***%	$ ***
23	AEP23.4	Ready for 1st shipment of air cooled exchangers component for Train 6 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
24	AEP24.1	Ready for 1st shipment of mixed refrigerant compressors Train 3 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
24	AEP24.2	Ready for 1st shipment of cold boxes component or Train 5 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
24	AEP24.3	Ready for 1st shipment of substation for Train 5 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
25	AEP25.1	First shipment of steel for Train 7 (exworks)	Provide Expediting Report to customer	***%	***%	$ ***
25	AEP25.2	Ready for 1st shipment of Columns/Vessels component for Train 5 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
25	AEP25.3	Ready for 1st shipment of Hot Oil Furnace component for Train 7 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
25	AEP25.4	Ready for 1st shipment of air cooled exchangers component for Train 7 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
26	AEP26.1	Ready for 1st shipment of mixed refrigerant compressors Train 4 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
26	AEP26.2	Ready for 1st shipment of cold boxes component or Train 6 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
26	AEP26.3	Ready for 1st shipment of substation for Train 6 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
27	AEP27.1	Ready for 1st shipment of Columns/Vessels component for Train 6 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
28	AEP28.1	Ready for 1st shipment of mixed refrigerant compressors Train 5 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
28	AEP28.2	Ready for 1st shipment of cold boxes component or Train 7 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
28	AEP28.3	Ready for 1st shipment of substation for Train 7 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
29	AEP29.1	Ready for 1st shipment of Columns/Vessels component for Train 7 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
30	AEP30.1	Ready for 1st shipment of mixed refrigerant compressors Train 6 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
32	AEP32.1	Ready for 1st shipment of mixed refrigerant compressors Train 7 (exworks)	Provide vendor's notice to Contractor or expediting report	***%	***%	$ ***
$ ***

SCHEDULE C-4

ESTIMATED MONTHLY PAYMENTS FOR STAGE 3 LIQUEFACTION FACILITY

SCHEDULE C-4 SUMMARY MILESTONE PAYMENT SCHEDULE
CORPUS CHRISTI STAGE 3 LIQUEFACTION PROJECT

	Aggregate Labor and Skills Price				Aggregate Equipment Price			Total Project
Month No.	Mobilization Payment	Milestones	Monthly Payment	Total	Mobilization Payment	Milestones	Total	Incremental Value	Cumulative Payment	Incremental Percentage	Cumulative Percentage
F/NTP	$ ***			$ ***	$ ***		$ ***	$ ***	$ ***	***%	***%
1		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
2		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
3		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
4		$ -	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
5		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
6		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
7		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
8		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
9		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
10		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
11		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
12		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
13		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
14		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
15		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
16		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
17		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
18		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
19		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
20		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
21		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
22		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
23		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
24		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
25		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
26		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
27		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
28		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
29		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
30		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%

31		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
32		$ ***	$ ***	$ ***		$ ***	$ ***	$ ***	$ ***	***%	***%
33		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
34		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
35		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
36		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
37		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
38		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
39		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
40		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
41		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
42		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
43		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
44		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
45		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
46		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
47		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
48		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
49		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
50		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
51		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
52		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
53		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
54		$ ***	$ ***	$ ***		$ -	$ -	$ ***	$ ***	***%	***%
	$ ***	$ ***	$ ***	$ ***	$ ***	$ ***	$ ***	$ 5,484,000,00		***%

ATTACHMENT D

FORM OF CHANGE ORDER

SCHEDULE D-1

CHANGE ORDER FORM
(for use when the Parties mutually agree upon and execute the Change Order pursuant to Section 6.1B or 6.2C)

PROJECT NAME: Corpus Christi Liquefaction Stage 3 Project OWNER: Corpus Christi Liquefaction Stage III, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: March 1, 2022	CHANGE ORDER NUMBER: _________________ DATE OF CHANGE ORDER: __________________

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

Adjustment to Contract Price

1.	The original Contract Price was	$
2.	Net change by previously authorized Change Orders (#________)
3.	The Contract Price prior to this Change Order was	$
4.	The Aggregate Equipment Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$
5.	The Aggregate Labor and Skills Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$
6.	The Aggregate Provisional Sum Equipment Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$
7.	The Aggregate Provisional Sum Labor and Skills Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$
8.	The new Contract Price including this Change Order will be	$

Adjustment to Guaranteed Dates
The following dates are modified (list all dates modified; insert N/A if no dates modified):

The Guaranteed Train 1 Substantial Completion Date will be (increased)(decreased) by _______ (__) Days.
The Guaranteed Train 1 Substantial Completion Date as of the date of this Change Order therefore is ___________, 20__.

The Guaranteed Train 2 Substantial Completion Date will be (increased)(decreased) by _______ (__) Days.
The Guaranteed Train 2 Substantial Completion Date as of the date of this Change Order therefore is ___________, 20__.

The Guaranteed Train 3 Substantial Completion Date will be (increased)(decreased) by _______ (__) Days.
The Guaranteed Train 3 Substantial Completion Date as of the date of this Change Order therefore is ___________, 20__.

The Guaranteed Train 4 Substantial Completion Date will be (increased)(decreased) by _______ (__) Days.
The Guaranteed Train 4 Substantial Completion Date as of the date of this Change Order therefore is ___________, 20__.

The Guaranteed Train 5 Substantial Completion Date will be (increased)(decreased) by _______ (__) Days.
The Guaranteed Train 5 Substantial Completion Date as of the date of this Change Order therefore is ___________, 20__.

The Guaranteed Train 6 Substantial Completion Date will be (increased)(decreased) by _______ (__) Days.
The Guaranteed Train 6 Substantial Completion Date as of the date of this Change Order therefore is ___________, 20__.

The Guaranteed Train 7 Substantial Completion Date will be (increased)(decreased) by _______ (__) Days.
The Guaranteed Train 7 Substantial Completion Date as of the date of this Change Order therefore is ___________, 20__.

The Final Completion Date will be (increased)(decreased) by ________ (__) Days.
The Final Completion Date as of the date of this Change Order therefore is ___________, 20__.

Impact to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule:

Adjustment to Minimum Acceptance Criteria:

Adjustment to Performance Guarantees:

Adjustment to Basis of Design:

Adjustment to Attachment CC (Equipment List):

Other adjustments to liability or obligation of Contractor or Owner under the Agreement:

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner

[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title:

BECHTEL ENERGY INC.

By:
Name:
Title:

SCHEDULE D-2

UNILATERAL CHANGE ORDER FORM
(for use when only Owner executes the Change Order pursuant to Section 6.1C or 6.2D)

PROJECT NAME: Corpus Christi Liquefaction Stage 3 Project OWNER: Corpus Christi Liquefaction Stage III, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: March 1, 2022	CHANGE ORDER NUMBER: _________________ DATE OF CHANGE ORDER: __________________

Contractor is hereby directed to make the following change(s) to the Work: (attach additional documentation if necessary)

Compensation for the changes specified in this Change Order is on a time and material basis as provided in Sections 6.1C and 6.2D of the Agreement.

Contractor shall commence with the performance of the changes(s) described above on [insert date].

This Change Order is signed by Owner’s duly authorized representative.

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By

Name

Title

Date of Signing

SCHEDULE D-3
CHANGE ORDER REQUEST FORMS

SCHEDULE D-3, PART 1

OWNER’S CHANGE ORDER REQUEST FORM
(For use by Owner pursuant to Section 6.1A of the Agreement)

This proposal is not a Change Order. A Change Order adjusting the requirements of the Agreement may occur only by (i) the Parties executing a Change Order in the form of Schedule D-1 or (ii) the Owner executing a Unilateral Change Order in the form of Schedule D-2.

PROJECT NAME: Corpus Christi Liquefaction Stage 3 Project OWNER: Corpus Christi Liquefaction Stage III, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: March 1, 2022	CHANGE ORDER REQUEST NUMBER: ___________ DATE OF CHANGE ORDER REQUEST: ___________

Owner proposes the following change(s) to the Work: (attach additional documentation, if necessary)

Detailed Reasons for Proposed Change(s) (provide detailed reasons for the proposed change, and attach all supporting documentation required under the Agreement)

This proposal for Change Order is signed by Owner’s duly authorized representatives.

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title:

SCHEDULE D-3, PART 2

CONTRACTOR’S RESPONSE TO A CHANGE ORDER PROPOSED BY OWNER
(For use by Contractor pursuant to Section 6.1B of the Agreement, in responding to a Change Order proposed by Owner)

This response is not a Change Order. A Change Order adjusting the requirements of the Agreement may occur only by (i) the Parties executing a Change Order in the form of Schedule D-1 or (ii) the Owner executing a Unilateral Change Order in the form of Schedule D-2.

PROJECT NAME: Corpus Christi Liquefaction Stage 3 Project OWNER: Corpus Christi Liquefaction Stage III, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: March 1, 2022	CHANGE ORDER RESPONSE NUMBER: __________ DATE OF CHANGE ORDER RESPONSE: __________ OWNER’S CHANGE ORDER REQUEST NUMBER: ___________ DATE OF OWNER’S CHANGE ORDER REQUEST: ___________

Preliminary assessment of the effect of Owner’s proposal: (attach additional documentation, if necessary)

Effect of such changes or impact to the Agreement (insert N/A if no changes or impact; attach additional documentation, if necessary)

(Attached to this Change Order is a breakdown of the proposed Contract Price adjustment between Aggregate Equipment Price and Labor and Skills Price.)

Adjustment to Contract Price:
Adjustment to Aggregate Equipment Price:
Adjustment to Aggregate Labor and Skills Price:
Adjustment to Payment Schedule:
Adjustment to Minimum Acceptance Criteria:
Adjustment to Performance Guarantee(s):

Adjustment to Guarantee Conditions:
Adjustment to Basis of Design:
Adjustment to Guaranteed Train 1 Substantial Completion Date:
Adjustment to Guaranteed Train 2 Substantial Completion Date:
Adjustment to Guaranteed Train 3 Substantial Completion Date:
Adjustment to Guaranteed Train 4 Substantial Completion Date:
Adjustment to Guaranteed Train 5 Substantial Completion Date:
Adjustment to Guaranteed Train 6 Substantial Completion Date:
Adjustment to Guaranteed Train 7 Substantial Completion Date:
Adjustment to Guaranteed Final Completion Date:
Other adjustments to liabilities or obligations of Contractor or Owner under the Agreement:
This response to a proposed Change Order is signed by Contractor’s duly authorized representatives.

BECHTEL ENERGY INC.

By:
Name:
Title:

SCHEDULE D-4

RATE SHEET

UNIT RATES FOR CHANGE ORDERS
PERFORMED ON A TIME AND MATERIALS BASIS

Item	Cost Category	Unit	Rate (in US$)							Remarks
		Year	2022	2023	2024	2025	2026	2027	2028
1	Home Office	Home Office job-hour	$***	$***	$***	$***	$***	$***	$***	Includes all home office labor and other direct costs except travel.
2	Field Non-Manual	Field Non-Manual job-hour	$***	$***	$***	$***	$***	$***	$***	Includes all field non-manual labor, other direct costs including relocation and temporary assignments, except business travel.
3	Construction Direct and Indirect Labor	Direct Construction Labor job-hour	$***	$***	$***	$***	$***	$***	$***	Includes all construction direct labor and indirect labor, temporary facilities, material and small tools and consumables. Does not include large tools, Construction Equipment, or manual travel.
4	Direct Material									Cost plus ***% markup on material
5	Subcontracts									Cost plus ***% markup on Subcontracts
6	Construction Equipment and tools valued over $1,500	Each	***							For additional Construction Equipment or large tools not in the base plan.
7	Business Travel		***							Based on Contractor's travel policies attached as Exhibit 1.

This Schedule D-4 (including the attached Exhibit 1) shall be used: (i) by Contractor to develop its proposed adjustment to the Contract Price for a proposed Change Order submitted by Owner in accordance with Section 6.1A of the Agreement; (ii) by the Parties to determine the amount of compensation that Contractor is entitled to with respect to an unilateral Change Order executed by Owner in accordance with Section 6.1C or Section 6.2D of the Agreement; or (iii) by Contractor to develop its proposed adjustment to the Contract Price for any request for a proposed Change Order made by Contractor in accordance with Section 6.2B or Section 6.5B of the Agreement.

The above listed labor rates are all inclusive and include, among other things, wages and salaries paid to employees, holidays, vacation, sick leave, hospitalization and medical insurance, life insurance, payroll taxes, retirement and incentive programs, computer hardware and software, local communications, reproduction, overhead and profit.

If a Change Order results in Contractor incurring travel expenses necessary to the performance of the changed Work, and such travel expenses are reimbursable under a unilateral Change Order, Contractor shall be compensated based on the actual cost for such travel expenses, provided that such expenses comply with the requirements of Exhibit 1.

Exhibit 1

Contractor’s Travel Policy

A. GENERAL

Employees are on business trips when they are directed to travel for business purposes and their stay at any one location is not expected to exceed 60 Days.

Organization Manager approval is required to assign an employee initially on a business trip for more than 60 Days or to extend a business trip beyond 60 Days.

Transportation and actual reasonable expenses incurred by employees on business trips will be reimbursed. Allowances are detailed below.

Accompanied status is not normally authorized for employees on business trips. Special circumstances where spouses or domestic partners may accompany employees are detailed in Corporate Manual Policy 106, Business Travel.

B. TRANSPORTATION

1. Public Carrier

Employees on business trips are reimbursed for the most economical class of regularly scheduled, reserved seat service available plus actual and reasonable expenses to and from the airport.

Guidelines for class of service:

Domestic travel (all countries)	Economy/Coach
International travel under 7 hours	Economy/Coach
International travel greater than 7 hours	Business
International travel overnight with next Day business	Business

2. Private Automobile

Mileage costs via the most direct route will be reimbursed at the allowable rates set by the Internal Revenue Service per mile. Tolls are reimbursed in addition to the mileage rate.

C. FOOD, LODGING AND MISCELLANEOUS EXPENSES

Actual reasonable expense incurred during travel will be reimbursed.

ATTACHMENT E

Delay Liquidated Damages

1.Delay in Substantial Completion of Train 1

1.1In accordance with Section 13.1A and Section 20.2 of the Agreement, if Contractor does not achieve Substantial Completion of Train 1 on or before the Guaranteed Train 1 Substantial Completion Date, Contractor shall pay to Owner Train 1 Delay Liquidated Damages in the amounts set forth in this Section 1.1 of this Attachment E for each Day, or portion thereof, of delay until Substantial Completion of Train 1 occurs:

Period	Delay Liquidated Damages
For Day *** through Day *** after the Guaranteed Train 1 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 1 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 1 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 1 Substantial Completion Date:	U.S.$ *** per Day
For Day *** and all subsequent Days after the Guaranteed Train 1 Substantial Completion Date:	U.S.$ *** per Day

2.Delay in Substantial Completion of Train 2

2.1In accordance with Section 13.1B and Section 20.2 of the Agreement, if Contractor does not achieve Substantial Completion of Train 2 on or before the Guaranteed Train 2 Substantial Completion Date, Contractor shall pay to Owner Train 2 Delay Liquidated Damages in the amounts set forth in this Section 2.1 of this Attachment E for each Day, or portion thereof, of delay until Substantial Completion of Train 2 occurs:

Period	Delay Liquidated Damages
For Day *** through Day*** after the Guaranteed Train 2 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day*** after the Guaranteed Train 2 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day*** after the Guaranteed Train 2 Substantial Completion Date:	U.S.$ *** per Day

For Day *** through Day*** after the Guaranteed Train 2 Substantial Completion Date:	U.S.$ *** per Day
For Day ***and all subsequent Days after the Guaranteed Train 2 Substantial Completion Date:	U.S.$ *** per Day

3.Delay in Substantial Completion of Train 3

3.1In accordance with Section 13.1C and Section 20.2 of the Agreement, if Contractor does not achieve Substantial Completion of Train 3 on or before the Guaranteed Train 3 Substantial Completion Date, Contractor shall pay to Owner Train 3 Delay Liquidated Damages in the amounts set forth in this Section 3.1 of this Attachment E for each Day, or portion thereof, of delay until Substantial Completion of Train 3 occurs:

Period	Delay Liquidated Damages
For Day *** through Day *** after the Guaranteed Train 3 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 3 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 3 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 3 Substantial Completion Date:	U.S.$ *** per Day
For Day *** and all subsequent Days after the Guaranteed Train 3 Substantial Completion Date:	U.S.$ *** per Day

4.Delay in Substantial Completion of Train 4

4.1In accordance with Section 13.1D and Section 20.2 of the Agreement, if Contractor does not achieve Substantial Completion of Train 4 on or before the Guaranteed Train 4 Substantial Completion Date, Contractor shall pay to Owner Train 4 Delay Liquidated Damages in the amounts set forth in this Section 4.1 of this Attachment E for each Day, or portion thereof, of delay until Substantial Completion of Train 4 occurs:

Period	Delay Liquidated Damages
For Day *** through Day *** after the Guaranteed Train 4 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 4 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 4 Substantial Completion Date:	U.S.$ *** per Day

For Day *** through Day *** after the Guaranteed Train 4 Substantial Completion Date:	U.S.$ *** per Day
For Day *** and all subsequent Days after the Guaranteed Train 4 Substantial Completion Date:	U.S.$ *** per Day

5.Delay in Substantial Completion of Train 5

5.1In accordance with Section 13.1E and Section 20.2 of the Agreement, if Contractor does not achieve Substantial Completion of Train 5 on or before the Guaranteed Train 5 Substantial Completion Date, Contractor shall pay to Owner Train 5 Delay Liquidated Damages in the amounts set forth in this Section 5.1 of this Attachment E for each Day, or portion thereof, of delay until Substantial Completion of Train 5 occurs:

Period	Delay Liquidated Damages
For Day *** through Day *** after the Guaranteed Train 5 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 5 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 5 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 5 Substantial Completion Date:	U.S.$ *** per Day
For Day *** and all subsequent Days after the Guaranteed Train 5 Substantial Completion Date:	U.S.$ *** per Day

6.Delay in Substantial Completion of Train 6

6.1In accordance with Section 13.1F and Section 20.2 of the Agreement, if Contractor does not achieve Substantial Completion of Train 6 on or before the Guaranteed Train 6 Substantial Completion Date, Contractor shall pay to Owner Train 6 Delay Liquidated Damages in the amounts set forth in this Section 6.1 of this Attachment E for each Day, or portion thereof, of delay until Substantial Completion of Train 6 occurs:

Period	Delay Liquidated Damages
For Day *** through Day *** after the Guaranteed Train 6 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 6 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 6 Substantial Completion Date:	U.S.$ *** per Day

For Day *** through Day *** after the Guaranteed Train 6 Substantial Completion Date:	U.S.$ *** per Day
For Day *** and all subsequent Days after the Guaranteed Train 6 Substantial Completion Date:	U.S.$ *** per Day

7.Delay in Substantial Completion of Train 7

7.1In accordance with Section 13.1G and Section 20.2 of the Agreement, if Contractor does not achieve Substantial Completion of Train 7 on or before the Guaranteed Train 7 Substantial Completion Date, Contractor shall pay to Owner Train 7 Delay Liquidated Damages in the amounts set forth in this Section 7.1 of this Attachment E for each Day, or portion thereof, of delay until Substantial Completion of Train 7 occurs:

Period	Delay Liquidated Damages
For Day *** through Day *** after the Guaranteed Train 6 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 6 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 6 Substantial Completion Date:	U.S.$ *** per Day
For Day *** through Day *** after the Guaranteed Train 6 Substantial Completion Date:	U.S.$ *** per Day
For Day *** and all subsequent Days after the Guaranteed Train 7 Substantial Completion Date:	U.S.$ *** per Day

ATTACHMENT F

KEY PERSONNEL AND CONTRACTOR’S ORGANIZATION

Key Personnel

The following individuals are Key Personnel.

Name	Position	Mobilization Date (no later than referenced milestone)
TBD	Senior Project Manager	NTP
***	Project Manager	NTP
***	Project Engineering Manager	NTP
***	Procurement Manager	NTP
***	Site Construction Manager	NTP
***	Project Controls Manager	NTP
***	ES&H Manager	NTP
***	Project Field Engineering Manager	NTP
TBD	Commissioning/Startup (CSU) Manager	NTP
[_______]	Field Warranty Manager	RFSU

CONTRACTOR’S ORGANIZATION

The diagram below illustrates the organizational structure to be implemented for the Work by Contractor, which includes significant roles to be filled by any Subcontractor personnel.

***

ATTACHMENT G

APPROVED MAJOR SUBCONTRACTORS

The following is the list of Major Subcontractors agreed upon by Contractor and Owner in accordance with Section 2.4A of the Agreement, as approved Subcontractors for the performance of the portion of the Work specified herein:

	Portion of The Work	Approved Subcontractors
1.	PILING	*** *** *** *** *** *** *** ***
2.	EQUIPMENT & PIPE INSULATION	*** *** *** *** *** *** *** *** *** *** ***

	Portion of The Work	Approved Subcontractors
3.	PERMANENT PLANT TELECOMMUNICATIONS	*** *** *** *** *** *** *** *** *** *** *** *** *** *** *** ***
4.	CONCRETE SUPPLY	*** *** *** *** *** *** *** *** ***
5.	NDE SERVICES	*** *** *** *** *** *** *** *** *** ***

	Portion of The Work	Approved Subcontractors
6.	FIREPROOFING	*** *** *** *** *** *** ***
7.	SITEWORK/ SOIL IMPROVEMENT	*** *** *** *** *** ***
8.	COLD BOXES	*** *** *** *** *** *** *** *** *** *** ***
9.	ACID GAS REMOVAL UNIT	***
10.	MIXED REFRIGERANT COMPRESSORS	*** ***
11.	AIR COOLED HEAT EXCHANGERS	*** *** *** *** ***

	Portion of The Work	Approved Subcontractors
12.	PREFABRICATED SUBSTATIONS	*** *** *** *** *** *** *** *** *** ***
13.	LARGE POWER TRANSFORMERS & DISTRIBUTION TRANSFORMERS	*** *** *** *** *** *** *** *** *** ***
14.	AIR COMPRESSOR PACKAGE	*** *** *** *** *** *** *** *** *** *** ***

	Portion of The Work	Approved Subcontractors
15.	ABSORBER COLUMN AND HEAVY WALL VESSELS	*** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** ***
16.	ANALYZERS	*** *** *** *** *** *** *** *** *** *** ***
17.	INTEGRATED CONTROL & SAFETY SYSTEM	*** *** ***
18.	HOT OIL FURNACE	*** *** *** ***

	Portion of The Work	Approved Subcontractors
19.	FLARE, ELEVATED & MARINE	*** *** *** *** *** *** *** ***
20.	REGENERATION GAS COMPRESSOR	*** *** ***
21.	PIPE, FITTINGS, FLANGES	*** *** *** *** *** *** *** *** *** ***
22.	PIPE SPOOL FABRICATION	*** *** *** *** *** *** *** *** *** *** ***
23.	ELECTRICAL CABLE AND BULKS	*** *** *** *** ***

	Portion of The Work	Approved Subcontractors
24.	STRUCTURAL STEEL	*** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** ***
25.	COLD BOX INSULATION	*** *** *** *** *** ***
26.	MERCURY/H2S REMOVAL CATALYST	*** *** *** *** *** *** *** *** *** ***

	Portion of The Work	Approved Subcontractors
27.	CARBON STEEL VESSELS	*** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** ***

ATTACHMENT H

NOTICE TO PROCEED FORMS

SCHEDULE H-1

FORM OF NOTICE TO PROCEED

Date:__________

Via Facsimile and Certified Mail

Bechtel Energy Inc.
3000 Post Oak Boulevard
Houston, TX 77056
Attn:_________________

Re: Notice to Proceed

Pursuant to Section 5.3 of the Fixed Price, Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Liquefaction Stage 3 Project, by and between Corpus Christi Liquefaction Stage III, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”), dated as of March 1, 2022 (the “Agreement”), this letter shall serve as the Notice to Proceed from Owner to Contractor authorizing Contractor to immediately proceed with the Work upon receipt of this letter pursuant to the terms and conditions of the Agreement.

For and on behalf of
CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title:

cc: Bechtel Energy Inc.
3000 Post Oak Boulevard
Houston, Texas 77056
Facsimile: ***
Attn: Principal Counsel

SCHEDULE H-2

FORM OF LIMITED NOTICE TO PROCEED

Date:__________

Via Facsimile and Certified Mail

[_____________________]
[_____________________]
[_____________________]
[Attn:_________________]

Re: Limited Notice to Proceed No. [__]

Pursuant to Section 5.2A of the Fixed Price, Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Liquefaction Stage 3 Project by and between Corpus Christi Liquefaction Stage III, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”), dated as of March 1, 2022 (the “Agreement”), this letter shall serve as a Limited Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with that certain portion of the Work as described below pursuant to the terms and conditions of the Agreement:
____________________________________________________________________________________________________________________________________________________________(“LNTP Work”).

Contractor is authorized under this Limited Notice to Proceed to incur no more than _______________U.S. Dollars (U.S.$ ) for performance of the foregoing LNTP Work. No other amounts are authorized under this Limited Notice to Proceed for any other services, labor or Work. Contractor shall be paid for such specified LNTP Work pursuant to the terms and conditions of the Agreement, with all such payments credited against the Contract Price and the first payment(s) to become due under the Agreement.

For and on behalf of
CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title:

SCHEDULE H-3

FORM OF LIMITED NOTICE TO PROCEED NO. 1

Date: March 1, 2022

Via Facsimile and Certified Mail

Bechtel Energy Inc.
3000 Post Oak Boulevard
Houston, TX 77056
Attn: ***

Re: Limited Notice to Proceed No. 1

Pursuant to Section 5.2A of the Fixed Price, Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Liquefaction Stage 3 Project by and between Corpus Christi Liquefaction Stage III, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”), dated as of March 1, 2022 (the “Agreement”), this letter shall serve as a Limited Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with that certain portion of the Work as described below pursuant to the terms and conditions of the Agreement:

1. LNTP No. 1 Work.
A. Procurement. As part of this Limited Notice to Proceed, Contractor shall perform procurement activities, including but not limited to, engineering or potential full award and release of the Work for the following major awards as described below:
•Mixed Refrigerant Compressors
•Cold Boxes
•Air Cooled Heat Exchangers
•Air Bridges
•Ultrasonic Flowmeters
•Tray and Packing internals for Columns and Vessels
•Carbon Steel Columns and Vessels
•Molecular Sieve Adsorbents
•Thermal Oxidizer
•Electric Heaters
•On-Off Butterfly Valves
•Flow Element - Venturi Tube
•Hot Oil Furnace
•General Service Control Valves
•Severe Service Valves
•Heavies Removal Reflux Pumps
•On-Off Ball Valves
•Heavy Wall Vessels
•Flow Transmitter – Vortex
•API Centrifugal Pumps
•Welded Plate and Frame Heat Exchangers
•Cryogenic Ball Valves
•Instrument Air Compressor Package

•Stainless Steel Columns and Vessels
•Geotextiles
•Anti-Foam Package
•Precast Drainage Pipe & Structure
•Filters & Coalescers (Liquid)
•Elevated Flares
•Essential Diesel Generator
•Vertical Sump Pumps
•Sanitary Lift Stations
•Injection Quills
•Filters & Coalescers (Vapor)
• Multi-Point Ground Flare
•Lime & Cement for Soil Stabilization
•Pipe - Bulks and Fittings
•Firewater Pumps
•On-Off Orbit Valves
•Regeneration Gas Compressor
•Lean Solvent Charge Pumps
•Shell and Tube Heat Exchangers
•Wick Drains
•Batch Plant
•ANSI Pumps
•Metering Pumps
•Pipe Spool
•Various Pipe Valves
•HDPE Pipe and Fittings
•DCS/SIS
•Various Instruments such as Flow Elements

B. Engineering. As part of this Limited Notice to Proceed, Contractor shall perform the following engineering activities:
•Issue data sheets and material requisitions to support awards shown above.
•Perform technical reviews as needed to support major awards shown above and awards scheduled soon after NTP
•Perform detailed engineering for max LNG production rating case
•Review supplier documents received during this period
•Develop and submit FERC implementation plans
•Complete 30% model reviews
•Commence 50%/90% model reviews for select areas
•Advance P&IDs
•Complete MRQ
•Commence foundation drawings
•Commence structural steel drawings
•Commence grounding drawings

C. Construction. As part of this Limited Notice to Proceed, Contractor shall commence, and proceed with, the following construction activities at the Site:

•Continue ongoing geotechnical investigation (supplemental geotechnical investigation, wick drains testing and pile load testing and soil stabilization testing – executed under separate change order)
•Source and commence pre-buy materials associated with sitework
•Site mobilization
•Commence setup of equipment maintenance areas, field storage areas, laydowns, warehousing, office space, parking lots, etc.
•Commence sitework activities (clear & grub)
•Commence site temporary roads and laydown area
•Commence site temporary drainage
•Commence mass cut & fill
•Commence soil stabilization
•Commence drainage system for wick drain water conveyance
•Commence crushed rock and wick drain installation
•Commence BEA (Bid Evaluate Award) for piling subcontract scope of work
•Support Air Bridges PO

D. Miscellaneous. As part of this Limited Notice to Proceed, Contractor shall maintain in full force and effect at all times during the period commencing from LNTP and prior to issuance of NTP all applicable insurance coverages in place for the Stage 3 EPC Agreement and extend such coverages to include the LNTP Work as detailed herein. Contractor shall perform all other obligations which are required during this LNTP by the Agreement, including those specifically required following issuance of an LNTP.

All of the foregoing being the “LNTP No. 1 Work”.

2. Payments During LNTP No. 1. Following issuance of LNTP No. 1, Owner shall pay Contractor the amounts specified in the row (of the following table) for the Monthly Payment of Month N. Subject to the terms of the Agreement, the invoices and payments for such invoices shall be as follows: (i) (a) in the case of the first LNTP No. 1 amount, Contractor may submit an invoice to Owner on or after one (1) Business Day after Owner’s issuance of LNTP and (b) in the case of any of the LNTP No. 1 amounts for the applicable subsequent Month, Contractor may submit an invoice to Owner on or after the first (1st) Day of such subsequent Month; and (ii) payment shall be made within thirty (30) Days after Owner’s receipt of Contractor’s invoice for such amount (including all applicable documentation required under the Agreement, including Attachment I.). Such invoice shall be in the form of Exhibit A to Schedule I-1. No other amounts are authorized under this Limited Notice to Proceed No. 1 for any other services, labor or Work.

Month of LNTP Work	Monthly Payment Incremental	Monthly Payment Cumulative
***	$***	$***
***	$***	$***
***	$***	$***
***	$***	$***

3. Termination. If Owner terminates the Agreement for convenience prior to the issuance of NTP, or if Contractor terminates this Agreement pursuant to Section 16.5A or 16.5D of the Agreement, then Contractor shall be entitled to (i) those amounts owed to Contractor by Owner pursuant to Section 2 of this LNTP No. 1 prior to termination, plus (ii) actual costs reasonably incurred by Contractor on account of such termination (which costs shall be adequately documented and supported by Contractor), including cancellation charges owed by Contractor to Subcontractors (provided that Owner does not take assignment of such Subcontracts) and costs associated with demobilization of Contractor’s and Subcontractors’ personnel and Construction Equipment. Subject to Sections 16.2 and 16.5A or 16.5D of the Agreement, in no event shall Contractor be entitled to receive any amount for overhead, contingency, risk, profit or other form of cancellation charges under this LNTP. Notwithstanding anything to the contrary herein, Owner’s total liability to Contractor for LNTP No. 1 shall not exceed those amounts specified in the row (of the following table) for the Month in which the termination occurs, less any amounts paid by Owner under LNTP No. 1:

Month of Termination	Amount Owed Incremental	Amount Owed Cumulative
***	$***	$***
***	$***	$***
***	$***	$***
***	$***	$***

For and on behalf of
CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title:

By its signature hereto, the undersigned hereby acknowledges and accepts this Limited Notice to Proceed No. 1.

For and on behalf of
BECHTEL ENERGY INC.

By:
Name:
Title:

cc:	Bechtel Energy Inc.
3000 Post Oak Boulevard
Houston, Texas 77056
Facsimile: ***
Attn: Principal Counsel

ATTACHMENT I

FORM OF CONTRACTOR’S INVOICES

SCHEDULE I-1
FORM OF CONTRACTOR’S INTERIM INVOICE

PROJECT NAME: Corpus Christi Liquefaction Stage 3 Project OWNER: Corpus Christi Liquefaction Stage III, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: March 1, 2022	INVOICE NUMBER: ___________ DATE OF INVOICE: _________________, 20__

Contractor hereby makes application for payment to Owner as shown below in connection with the above referenced Agreement between the Parties.
1.	Original Aggregate Equipment Price (Section 7.1A of Agreement)	U.S. $
2.	Net change by Change Orders (Exhibit 1A of Schedule I-1)	U.S. $
3.	Aggregate Equipment Price to date (Line 1 + Line 2)	U.S. $
4.	Total invoiced to date for Mobilization Payment (Section 7.2A of Agreement) (Exhibit 2A of Schedule I-1)	U.S. $
5.	Total invoiced to date for completion of Milestones (Section 7.2B of Agreement) (Schedule C-3 of Attachment C) (Exhibit 2A of Schedule I-1)	U.S. $
6.	Original Aggregate Labor and Skills Price (Section 7.1B of Agreement)	U.S. $
7.	Net change by Change Orders (Exhibit 1B of Schedule I-1)	U.S. $
8.	Aggregate Labor and Skills Price to date (Line 6 + Line 7)	U.S. $
9.	Total invoiced to date for Mobilization Payment (Section 7.2A of Agreement) (Exhibit 2B of Schedule I-1)	U.S. $
10.	Total invoiced to date for completion milestones (Section 7.2B of Agreement) (Schedule C-1 of Attachment C) (Exhibit 2B of Schedule I-1)	U.S. $
11.	Total invoiced to date for Monthly Payments (Section 7.2B of Agreement) (Schedule C-2 of Attachment C) (Exhibit 2B of Schedule I-1)	U.S. $
12.	Total invoiced to date for time and material Work (Exhibit 3 of Schedule I-1)	U.S. $
13.	Total invoiced to date (Line 4 + Line 5 + Line 9 + Line 10 + Line 11 + Line 12 + Line 18)	U.S. $
14.	Less previous Invoices	U.S. $
15.	Current Payment Due	U.S. $
16.	Contract Price to Date (Line 3 + Line 8)	U.S. $

17.	Balance of Contract Price remaining (Line 3 plus Line 8 less Line 13)	U.S. $
18.	Total invoiced to date for Provisional Sum Work (Exhibit 6 of Schedule I-1)	U.S. $

Contractor certifies that (i) the Work is progressing in accordance with the Project Schedule (as may be adjusted by Change Order) and Monthly Updated Project Schedule, as set forth in the current Monthly Progress Report; (ii) the Work described in or relating to this Invoice has been performed or will be performed in sixty (60) Days and supplied in accordance with the Agreement; (iii) the Work described in or relating to this Invoice is in accordance with the Agreement and the referenced Milestone(s) is/are complete or will be complete in sixty (60) Days; (iv) Contractor is entitled to payment of the amount set forth as “Current Payment Due” in this Invoice.

CONTRACTOR
Signed: _________________________
Name: __________________________
Title: ___________________________
Date: _____________________, 20__

Payment is to be made by wire transfer or ACH on or before [insert due date] to:

***
New York, NY
Account # [To be provided]
Acct. Type: Checking (DDA) ACH Format: CTX
ABA #
Credit: Bechtel Energy Inc.
Swift Code: ***

CORPUS CHRISTI LIQUEFACTION STAGE 3 PROJECT

INVOICE NUMBER ______                 INVOICE DATE _____________, 20___

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: US$_________________________________

OWNER
Signed: _________________________
Name: __________________________
Title: ___________________________
Date: _____________________, 20__

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by
Contractor under this Invoice:

EXHIBIT 1-A

AGGREGATE EQUIPMENT PRICE

LIST OF EXECUTED CHANGE ORDERS TO SCHEDULE C-3
(Aggregate Equipment Price Milestone Payment Schedule)

The following Change Orders have been executed by Owner and Contractor pursuant to Section 6.1D or Section 6.2C of the Agreement.

Change Order No.	Description of Change Order	Approved Amount (U.S.$)

Total =

EXHIBIT 1-B

AGGREGATE LABOR AND SKILLS PRICE

LIST OF EXECUTED CHANGE ORDERS TO SCHEDULE C-1
(Aggregate Labor and Skills Price Milestone Payment Schedule)

The following Change Orders have been executed by Owner and Contractor pursuant to Section 6.1D or Section 6.2C of the Agreement.

Change Order No.	Description of Change Order	Approved Amount (U.S.$)

Total =

EXHIBIT 2-A

AGGREGATE EQUIPMENT PRICE

1.MOBILIZATION PAYMENT: in accordance with Section 7.2A of the Agreement:

No.	Description of Mobilization Payment	Work Completed (From Previous Invoices) (U.S.$)	Work Completed (This Period) (U.S.$)

Total =		$0.00	$0.00

2.MILESTONE PAYMENT: in accordance with Section 7.2B of the Agreement:

No. of Milestone	Description of Milestone	Milestone Completed - Previously Invoiced Amount (U.S.$)	Milestone Completed this Month (U.S.$)

Total =		$0.00	$0.00

EXHIBIT 2-B

AGGREGATE LABOR AND SKILLS PRICE

1.MOBILIZATION PAYMENT: in accordance with Section 7.2A of the Agreement:

No.	Description of Mobilization Payment	Work Completed (From Previous Invoices) (U.S.$)	Work Completed (This Period) (U.S.$)

Total =		$0.00	$0.00

2.MILESTONE PAYMENT: in accordance with Section 7.2B of the Agreement:

No. of Milestone	Description of Milestone	Milestone Completed -Previously Invoiced Amount (U.S.$)	Milestone Completed this Month (U.S.$)

Total =		$0.00	$0.00

3.MONTHLY PAYMENT: in accordance with Section 7.2B of the Agreement:

Month of Payment	Monthly Payments	Previously Invoiced Amount (U.S.$)	This Month Invoice Amount (U.S.$)

Total =	$0.00	$0.00	$0.00

EXHIBIT 3

TIME AND MATERIAL WORK PAYMENTS

TIME AND MATERIAL WORK: The following time and material Work has been completed pursuant to Section 6.1E and 6.2D of the Agreement.

Month of Invoice	Type of Work	Approved Amount (U.S.$)

Total =

EXHIBIT 4

INTERIM LIEN WAIVERS

EXHIBIT 5

INFORMATION REQUIRED OR REQUESTED BY OWNER

EXHIBIT 6

PROVISIONAL SUM WORK

Provisional Sum Work. The following Provisional Sum Work has been completed in accordance with the Agreement, including Attachment GG.

Month of Invoice	Provisional Sum Work	Approved Amount (U.S.$)

Total =

SCHEDULE I-2

FORM OF CONTRACTOR’S FINAL INVOICE

PROJECT NAME: Corpus Christi Liquefaction Stage 3 Project OWNER: Corpus Christi Liquefaction Stage III, LLC CONTRACTOR: Bechtel Energy Inc DATE OF AGREEMENT: March 1, 2022	INVOICE NUMBER: ___________ DATE OF INVOICE: _________________, 20__

Contractor hereby makes application for payment to Owner as shown below in connection with the above referenced Agreement between the Parties.
1.	Original Aggregate Equipment Price (Section 7.1A of Agreement)	U.S. $
2.	Net change by Change Orders (Exhibit 1A of Schedule I-2)	U.S. $
3.	Aggregate Equipment Price to date (Line 1 + Line 2)	U.S. $
4.	Total invoiced to date for Mobilization Payment (Section 7.2A of Agreement) (Exhibit 2A of Schedule I-2)	U.S. $
5.	Total invoiced to date for completion of Milestones (Section 7.2B of Agreement) (Schedule C-3 of Attachment C) (Exhibit 2A of Schedule I-2)	U.S. $
6.	Original Aggregate Labor and Skills Price (Section 7.1B of Agreement)	U.S. $
7.	Net change by Change Orders (Exhibit 1B of Schedule I-2)	U.S. $
8.	Aggregate Labor and Skills Price to date (Line 6 + Line 7)	U.S. $
9.	Total invoiced to date for Mobilization Payment (Section 7.2A of Agreement) (Exhibit 2B of Schedule I-2)	U.S. $
10.	Total invoiced to date for completion milestones (Section 7.2B of Agreement) (Schedule C-1 of Attachment C) (Exhibit 2B of Schedule I-2)	U.S. $
11.	Total invoiced to date for Monthly Payments (Section 7.2B of Agreement) (Schedule C-2 of Attachment C) (Exhibit 2B of Schedule I-2)	U.S. $
12.	Total invoiced to date for time and material Work (Exhibit 3 of Schedule I-2)	U.S. $
13.	Total invoiced to date (Line 4 + Line 5 + Line 9 + Line 10 + Line 11 + Line 12 + Line 18)	U.S. $
14.	Less previous Invoices	U.S. $

15.	Current Payment Due	U.S. $
16.	Contract Price to Date (Line 3 + Line 8)	U.S. $
17.	Balance of Contract Price remaining (Line 3 plus Line 8 less Line 13)	U.S. $
18.	Total invoiced to date for Provisional Sum Work (Exhibit 6 of Schedule I-1)	U.S. $

II. ADJUSTMENTS. Explanation is listed below of any adjustments required to reconcile all previous Invoices, payments and Change Orders.

(Attach supporting documentation.)

Total adjustments	US$

Total Final Payment Due (Line I(15) +/- total adjustment in II)
US$______________

Contractor certifies that (i) all Work (except for that Work and obligations that survive the termination or expiration of the Agreement) has been completely performed in accordance with the terms of the Agreement, including the completion of all Punchlist items; (ii) all quantities and prices in this final Invoice or attachments are correct and in accordance with the Agreement; (iii) fully completed and executed Final Conditional Lien and Claim Waivers from Contractor, and from all Major Subcontractors and Major Sub-subcontractors who performed Work for the Project, as provided in Section 7.3 of the Agreement, are attached to this final Invoice; (iv) all documentation required to be delivered by Contractor to Owner under the Agreement, including Record Drawings and Specifications, Owner’s Confidential Information and test reports, have been delivered to Owner; (v) all of Contractor’s, Subcontractors’ and Sub-subcontractors’ personnel, supplies, waste, materials, rubbish, and temporary facilities have been removed from the Site; (vi) all Subcontractors have been paid in accordance with the terms of their Subcontracts, except for amounts that are the subject of this final Invoice or amounts that are properly retained or withheld in accordance with the terms of such Subcontracts; (vii) all payrolls, Taxes, bill for Equipment, and any other indebtedness connected with the Work (excluding Corrective Work) has been paid; (viii) Contractor has delivered an executed Final Completion Certificate, which has been accepted by Owner by signing such certificate; (ix) Contractor has completed all other obligations required under the Agreement for Final Completion; (x) attached to this final Invoice is all documentation supporting Contractor’s request for payment as required under the Agreement; and (xi) this final Invoice is signed by an authorized representative of Contractor.

CONTRACTOR Signed: _________________________ Name: __________________________ Title: ___________________________ Date: _____________________, 20__	Subscribed and sworn to before me this ___ day of ___________, 20__. ____________________________ Notary Public My Commission Expires: _________________________, 20____

Payment is to be made by wire transfer or ACH on or before [insert due date] to:

***
New York, NY

Account # [To be provided]
Acct. Type: Checking (DDA) ACH Format: CTX
ABA #
Credit: Bechtel Energy Inc.
Swift Code: ***

CORPUS CHRISTI LIQUEFACTION STAGE 3 PROJECT

INVOICE NUMBER ______                      INVOICE DATE _____________, 20___

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: US$_________________________________

OWNER
Signed: _________________________
Name: __________________________
Title: ___________________________
Date: _____________________, 20__

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this Invoice:

EXHIBIT 1-A

AGGREGATE EQUIPMENT PRICE

LIST OF EXECUTED CHANGE ORDERS TO SCHEDULE C-3
(Aggregate Equipment Price Milestone Payment Schedule)

The following Change Orders have been executed by Owner and Contractor pursuant to Section 6.1D or Section 6.2C of the Agreement.

Change Order No.	Description of Change Order	Approved Amount (U.S.$)

Total =

EXHIBIT 1-B

AGGREGATE LABOR AND SKILLS PRICE

LIST OF EXECUTED CHANGE ORDERS TO SCHEDULE C-1
(Aggregate Labor and Skills Price Milestone Payment Schedule)

The following Change Orders have been executed by Owner and Contractor pursuant to Section 6.1D or Section 6.2C of the Agreement.

Change Order No.	Description of Change Order	Approved Amount (U.S.$)

Total =

EXHIBIT 2-A

AGGREGATE EQUIPMENT PRICE

3.MOBILIZATION PAYMENT: in accordance with Section 7.2A of the Agreement:

No.	Description of Mobilization Payment	Work Completed (From Previous Invoices) (U.S.$)	Work Completed (This Period) (U.S.$)

Total =		$0.00	$0.00

4.MILESTONE PAYMENT: in accordance with Section 7.2B of the Agreement:

No. of Milestone	Description of Milestone	Milestone Completed - Previously Invoiced Amount (U.S.$)	Milestone Completed this Month (U.S.$)

Total =		$0.00	$0.00

EXHIBIT 2-B

AGGREGATE LABOR AND SKILLS PRICE

4.MOBILIZATION PAYMENT: in accordance with Section 7.2A of the Agreement:

No.	Description of Mobilization Payment	Work Completed (From Previous Invoices) (U.S.$)	Work Completed (This Period) (U.S.$)

Total =		$0.00	$0.00

5.MILESTONE PAYMENT: in accordance with Section 7.2B of the Agreement:

No. of Milestone	Description of Milestone	Milestone Completed - Previously Invoiced Amount (U.S.$)	Milestone Completed this Month (U.S.$)

Total =		$0.00	$0.00

6.MONTHLY PAYMENT: in accordance with Section 7.2B of the Agreement:

Month of Payment	Monthly Payments	Previously Invoiced Amount (U.S.$)	This Month Invoice Amount (U.S.$)

Total =	$0.00	$0.00	$0.00

EXHIBIT 3

TIME AND MATERIAL WORK PAYMENTS

TIME AND MATERIAL WORK: The following time and material Work has been completed pursuant to Section 6.1E and 6.2D of the Agreement.

Month of Invoice	Type of Work	Approved Amount (U.S.$)

Total =

EXHIBIT 4

INTERIM LIEN WAIVERS

EXHIBIT 5

INFORMATION REQUIRED OR REQUESTED BY OWNER

EXHIBIT 6

PROVISIONAL SUM WORK

Provisional Sum Work. The following Provisional Sum Work has been completed in accordance with the Agreement, including Attachment GG.

Month of Invoice	Provisional Sum Work	Approved Amount (U.S.$)

Total =

SCHEDULE I-3

FORM OF CONTRACTOR LNTP INVOICE
(For LNTP Work, Contractor shall use the following LNTP Invoice form)

PROJECT NAME: Corpus Christi Liquefaction Stage 3 Project OWNER: Corpus Christi Liquefaction Stage III, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: March 1, 2022	INVOICE NUMBER: ___________ DATE OF INVOICE: _________________, 20__

Contractor hereby makes application for payment to Owner as shown below in connection with Work performed pursuant to LNTP #____ in accordance with Article 5 of the above referenced Agreement between the Parties.

1.	Original LNTP #___ Price	U.S.$
2.	Net change to LNTP #___ Price by Change Order (Exhibit 1, Schedule I-3)	U.S.$
3.	Aggregate Equipment Price to date (Line 1 + Line 2)	U.S.$
4.	Total invoiced to date for Monthly Payments (Exhibit 2, Schedule I-3)	U.S.$
5.	Less previous Invoices.	U.S.$
6.	Current Payment Due (Line 4 less Line 5)	U.S.$
7.	Balance of LNTP #___ Price remaining (Line 3 less Line 4)	U.S.$

Contractor certifies that (i) the Work described in or relating to this Invoice is in accordance with the Agreement; and (ii) Contractor is entitled to payment of the amount set forth as “Current Payment Due” in this Invoice.

CONTRACTOR Signed: _________________________ Name: __________________________ Title: ___________________________ Date: _____________________, 20__

Payment is to be made by wire transfer or ACH on or before [insert due date] to:

***
New York, NY
Account # [To be provided]
Acct. Type: Checking (DDA) ACH Format: CTX
ABA #
Credit: Bechtel Energy Inc.
Swift Code: ***

CORPUS CHRISTI LIQUEFACTION STAGE 3 PROJECT

INVOICE NUMBER ______ INVOICE DATE _____________, 20___

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: US$_________________________________

OWNER
Signed: _________________________
Name: __________________________
Title: ___________________________
Date: _____________________, 20__

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by
Contractor under this Invoice:

EXHIBIT 1

AGGREGATE LNTP PRICE

LIST OF EXECUTED CHANGE ORDERS FOR LNTP #___

CHANGE ORDERS: The following Change Orders have been executed by Owner and Contractor pursuant to Article 6 of the Agreement:

Change Order No.	Description of Change Order	Approved Amount (U.S.$)

Total =

EXHIBIT 2

LNTP PAYMENTS

MONTHLY PAYMENTS:

Month	Previously Invoiced Amount for Prior Months (U.S.$)	This Month Invoice Amount (U.S.$)

Total =

EXHIBIT 3

INTERIM CONDITIONAL LIEN WAIVERS

EXHIBIT 4

INFORMATION REQUIRED OR REQUESTED BY OWNER

ATTACHMENT J
HSE PLAN REQUIREMENTS FOR STAGE 3
1.0Introduction
In addition to the requirements specified in the Agreement, including Section 3.10, Contractor shall create and provide to Owner for review and approval a health, safety and environment plan (“HSE Plan”) for the Project that includes, at a minimum, the following:
1.1.HSE Management Plan
1.2.Construction Environmental Control Plan
1.2.1.Construction Environmental Control Plan (CECP);
1.2.2.Construction Waste Management Plan;
1.2.3.Spill Prevention, Control and Countermeasures Plan (SPCC); and
1.2.4.Erosion and Sediment Management Plan (E&S Plan).
1.3.Traffic Management Plan
1.4.Security Plan
2.0HSE Management Plan
Contractor shall develop and implement a plan for management of the health, safety and environmental (“HSE”) matters for the Project (“HSE Management Plan”) to provide guidelines for compliance with: (i) all applicable Contractor HSE requirements, policies, procedures and core processes; (ii) all Owner requirements; and (iii) all HSE requirements under Applicable Law, including any federal, state or local Permits.
The HSE Management Plan shall contain Project specific information including Project scope, Project organization, HSE organization, and shall be used as a guideline for the HSE management of the Project. Specific HSE procedures shall be developed from the HSE Management Plan to provide specific instructions on how to implement the HSE Management Plan.
The HSE Management Plan shall be broken into the following ten (10) elements:
2.1.Leadership & Commitment
The HSE Management Plan shall include a zero accident philosophy and the Project HSE policy. This section of the HSE Management Plan shall include the following:
2.2.1.Senior and Project management commitment;
2.2.2.Define management expectations with regards to HSE of all Project personnel including supervision, employees, Subcontractors, and Sub-subcontractors; and
2.2.3.Provide clear message that all Project personnel, Subcontractors, and Sub-subcontractors will be held accountable for their HSE performance.
2.2.Strategies and Objectives
The HSE Management Plan shall provide the HSE strategy, objectives, requirements and standards for the Project. This section of the HSE Management Plan shall include the following:

2.2.1.Project HSE policy communication, updates and support;
2.2.2.Project HSE strategy including how it shall be supported and updated;
2.2.3.Project HSE objectives, goals and targets; and
2.2.4.Project Key Performance Indicators (KPI).
2.3.Organization and Resources
The HSE Management Plan shall provide the roles and responsibilities of the Project personnel and the plan for management of HSE documentation. This section of the HSE Management Plan shall include the following:
2.3.1.Project and HSE organization;
2.3.2.Project HSE roles and responsibilities;
2.3.3.Functional HSE responsibilities and coordination (i.e. procurement, contracts, Project controls, HSE and etc.);
2.3.4.Communication process with regards to HSE policies, procedures and requirements; and
2.3.5.HSE information and documentation review, distribution and retention.
2.4.HSE Risk Management
The HSE Management Plan shall define the Project approach to risk management and shall provide Project requirements and guidelines for implementation. This section of the HSE Management Plan shall include the following:
2.4.1.Defined risk management process that will identify HSE hazards and manage HSE risks;
2.4.2.Defined process to evaluate projects, tasks and Subcontractors with regards to HSE risk and required resources for mitigation;
2.4.3.Standardized risk matrix;
2.4.4.Information sharing methods;
2.4.5.Hazard recognition program;
2.4.6.Hazard recognition teams; and
2.4.7.Action register.
2.5.Planning
This section of the HSE Management Plan shall include the following:
2.5.1.Methods defined to achieve HSE objectives;
2.5.2.Applicable HSE procedures, Site requirements and/or work instructions;
2.5.3.Emergency preparedness;
(a)Not less than thirty (30) calendar Days before mobilization to the Site for the Work, Contractor shall submit to Owner details of its provisions and procedures for proposed actions in the event of any of the below arising out of the Work performed at the Site:
(i)An incident involving serious injury, hospitalization or death to any member of the team; or
(ii)A major incident involving any Equipment; or

(iii)Any release of chemicals or hydrocarbons into the environment; or
(iv)Serious illness, including those requiring medical evacuation.
(b)If requested, Contractor shall participate in Owner-organized emergency response exercises. Contractor shall perform emergency response exercises in accordance with Contractor’s emergency response procedures; and
2.5.4.HSE communications.
2.6.Employee Competency
This section of the HSE Management Plan shall include the following:
5.6.1.Training program and requirements with training matrix; and
5.6.2.People based safety program.
2.7.Customer Interface
This section of the HSE Management Plan shall include the following:
2.7.1.Communication between FERC and other Governmental Instrumentalities;
2.7.2.Reporting, communication and information sharing; and
2.7.3.Coordination, security and operating facility access.
2.8.Contractor Evaluation, Selection and Monitoring
This section of the HSE Management Plan shall include the following:
2.7.1.Define evaluation and selection methods and processes; and
2.7.2.Define how monitoring of Subcontractors shall be performed.
2.9.Implementation and Monitoring
This section of the HSE Management Plan shall include the following:
2.9.1.Stop work policy;
2.9.2.Incident reporting, recording and investigation;
(a)Contractor shall report monthly all incidents in accordance with Owner requirements as follows:
(i)The total number of work-hours,
(ii)Lost time injuries (“LTI”),
(iii)Restricted workday cases (“RWDC”),
(iv)Medical treatment cases (“MTC”),
(v)Medical evacuations,
(vi)High potential incidents (“HPI”),
(vii)First aid cases (“FAC”),
(viii)Near misses,
(ix)Fires,
(x)Vehicle Accidents,

(xi)Utility damage incidents,
(xii)Details of any occupational illnesses resulting from the Work, and
(xiii)Spills, unauthorized releases to the environment, or any other health, safety or environmental-related incident required to be reported to a federal, state or local agency.
(b)Owner may require Contractor to conduct an investigation for any HSE incident. Owner shall have the right to participate in incident investigations and have access to Contractor’s investigation report (methodology and results), provided appropriate provisions are made to preserve applicable legal privileges. For all incident investigations, Contractor will provide a preliminary written investigation report to the Owner within three (3) Business Days of the occurrence of the incident and a final written investigation report to the Owner within five (5) Business Days of the completion of the investigation. The investigation report shall identify possible root causes associated with the incident as well as proposals for corrective or recommended action, subject to Contractor’s right to preserve applicable legal privileges. When requested, Contractor shall furnish Owner with a copy of all reports made by or on behalf of Contractor concerning an incident, closeout verification of relevant corrective actions, including any statements or other investigative material, subject to Contractor’s right to preserve applicable legal privileges. Owner’s participation in Contractor’s investigation may include the following activities:
(i)identification of an Owner representative as a member of the Contractor’s investigation team;
(ii)involvement in interviews and evidence review;
(iii)identification and discussion of potential corrective actions that may apply to Owner or its contractors;
(iv)identification of key lessons learned that may apply to Owner or its contractors;
(v)identification of appropriate method of communication of findings to prevent recurrence (e.g. alerts, advisories, etc.)
2.9.3.Procedure review; and
2.9.4.Management of change.
2.10.Auditing and Reviewing
This section of the HSE Management Plan shall include the following:
2.10.1.Project self-assessment;
2.10.2.Management assessments;
2.10.3.HSE inspection;
2.10.4.Subcontractor monitors and responsibilities; and
2.10.5.Action register and corrective action closure.
3.0Construction Environmental Control Plan
3.1.Construction Environmental Control Plan (CECP)

This section of the CECP shall include the following:
3.1.1.Introduction;
3.1.2.General Project information;
3.1.3.Responsibilities;
3.1.4.Environmental management controls;
3.1.5.Environmental requirements, plans, and procedures; and
3.1.6.Required figures, tables and appendices.
3.2.Construction Waste Management Plan
This section of the Construction Waste Management Plan shall include the following:
3.2.1.Introduction;
3.2.2.Waste types;
3.2.3.Waste management requirements;
3.2.4.Waste disposal requirements;
3.2.5.Waste minimization;
3.2.6.Methodology for monthly reporting of amount and classification of wastes disposed; and
3.2.7.Required tables and appendices.
3.3.Spill Prevention, Control and Countermeasures Plan (SPCC)
This section of the SPCC shall include the following:
3.3.1.Management approval;
3.3.2.Engineering certification;
3.3.3.Record of review & amendment form;
3.3.4.Introduction;
3.3.5.Security;
3.3.6.Trajectory analysis;
3.3.7.Secondary containment;
3.3.8.Contingency plans;
3.3.9.Inspections, testing and recordkeeping;
3.3.10.Personnel training & discharge prevention;
3.3.11.Spill response;
3.3.12.Spill notification and reporting;
3.3.13.Spill kits; and
3.3.14.Required figures, tables and appendices.
3.4.Erosion and Sediment Management Plan (E&S Plan)
This section of the E&S Plan shall include the following:
3.4.1.Introduction;

3.4.2.General Project information;
3.4.3.Responsibilities;
3.4.4.Environmental management controls;
3.4.5.Environmental requirements, plans and procedures; and
3.4.6.Figures, tables and appendices.
3.5 Air Quality Compliance Plan
3.5.1.Introduction;
3.5.2.Description of applicable Permits; and
3.5.3.Steps taken to minimize emissions during commissioning activities.
4.0    Traffic Management Plan
This section of the Traffic Management Plan shall include the following:
4.1.Introduction;
4.2.Responsibilities;
4.3.Pedestrian routes;
4.4.Vehicle routes, including evacuation routes;
4.5.Traffic controls and Land (including Site) entrances;
4.6.Parking;
4.7.Vehicle safety equipment standards;
4.8.Driving rules;
4.9.Training requirements; and
4.10.Vehicle inspection requirements.
5.0Security Plan
Contractor recognizes and agrees that physical security is of paramount importance to the performance of the Work and that Contractor is responsible for performing the Work in a safe and physically secure manner. Contractor shall prepare, within sixty (60) Days of execution of the Agreement, a physical security and access control plan (“Security Plan”) for review and approval by Owner, in accordance with the following:
5.1.After Owner’s review, Contractor shall address Owner’s comments, if any, provided by Owner during its review, which shall be conducted within sixty (60) Days after receipt of Owner’s comments.
5.2.The Security Plan shall integrate both Contractor and Owner guard force units at the Stage 3 Facility (where there is a shared interface), and if applicable, other areas of the Land, and shall detail applicable guard force-related processes and procedures for interfaces.
5.3.The Security Plan shall incorporate requirements, restrictions, standards, rules, and procedures imposed by Applicable Law and may incorporate Owner’s established security standards. Owner’s review of the Security Plan shall not in any way relieve Contractor of its obligations under the Agreement (including Contractor’s obligations to conduct the Work in accordance with the safety requirements of Applicable Law and Applicable Codes and Standards).

5.4.Contractor shall be responsible for implementing the Security Plan and shall monitor compliance with the Security Plan on a periodic basis. Contractor shall appoint one or more (as appropriate) security representative(s) reasonably acceptable to Owner to act on behalf of Contractor on security matters relating to the Stage 3 Facility and if applicable, other areas of the Land, and participate in periodic security meetings with Owner’s security representative.
5.5.Contractor further agrees to provide or cause to be provided necessary security training to its employees, Subcontractors and Sub-subcontractors and to Owner personnel temporarily visiting the Stage 3 Facility and if applicable, other areas of the Land, with respect to the Security Plan Bechtel will provide the security training material to Owner for review.
5.6.The Security Plan shall address all physical security matters relating to the Stage 3 Facility and if applicable, other areas of the Land, including but not limited to:
5.6.1.Physical security;
5.6.2.Security procedures;
5.6.3.Surveillance systems;
5.6.4.Monitoring procedures;
5.6.5.Fencing material;
5.6.6.Equipment placement, installation and removal;
5.6.7.Security lightning selection and installation;
5.6.8.Gate placement and installation;
5.6.9.Access control points;
5.6.10.Credentialing;
5.6.11.Access control procedures;
5.6.12.Guard posts; and
5.6.13.Security incident reporting and investigation:
1.1.13.1.Owner may require Contractor to conduct an investigation for any security-related incident. Owner shall have the right to participate in incident investigations and have access to Contractor’s investigation report (methodology and results), provided appropriate provisions are made to preserve applicable legal privileges. For all incident investigations, Contractor will provide a preliminary written investigation report to the Owner within three (3) Business Days of the occurrence of the incident and a final written investigation report to the Owner within five (5) Business Days of the completion of investigation. The investigation report shall identify possible root causes associated with the incident as well as proposals for corrective or recommended action, subject to Contractor’s right to preserve applicable legal privileges. When requested, Contractor shall furnish Owner with a copy of all reports made by or on behalf of Contractor concerning an incident, closeout verification of relevant corrective actions, including any statement or other investigative material, subject to Contractor’s right to preserve applicable legal privileges. Owner’s participation in Contractor’s investigation may include, the following activities:
(i)identification of an Owner representative as a member of the Contractor’s investigation team;
(ii)involvement in interviews and evidence review;

(iii)identification and discussion of potential corrective actions that may apply to Owner or its contractors;
(iv)identification of key lessons learned that may apply to Owner or its contractors;
(v)identification of appropriate method of communication of findings to prevent recurrence (e.g. alerts, advisories, etc.).

ATTACHMENT K

FORM OF LIEN AND CLAIM WAIVERS

SCHEDULE K-1

CONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER AND RELEASE UPON PROGRESS PAYMENT
(To be provided by Contractor with each invoice other than the invoice for final payment)

STATE OF TEXAS
COUNTY OF _______________
PROJECT __________________
JOB NO. ___________________

On receipt by the signer of this document, Bechtel Energy Inc. (“Contractor”), of a check, wire transfer or other valid form of payment from or on behalf of Corpus Christi Liquefaction Stage III, LLC (“Owner”) in the sum of $__________ payable to Contractor and when the check has been properly endorsed and has been paid by the bank on which it is drawn, or the wire transfer payment is received by Contractor, or Contractor is in possession of such other valid form of payment, as agreed, this document becomes effective to release any mechanic’s lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Contractor’s position that Contractor has on the property of Owner located in San Patricio County, Texas to the following extent:

With respect to the labor, services, equipment and material for (a) that have been furnished by or on behalf of Contractor pursuant to that certain Fixed Price, Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Liquefaction Stage 3 Project by and between Contractor and Owner (the “Project”) and (b) for which payment is requested in the Payment Request(s) (defined below).

This release covers a progress payment for all labor, services, equipment, or materials furnished to the property or to Owner as indicated in the attached statement(s) or progress payment request(s) (“Payment Request”), except for unpaid retention, pending modifications and changes, or other items furnished.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to Contractor.

Contractor warrants that Contractor has already paid or will use the funds received from this progress payment to promptly pay in full all of Contractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the Project in regard to the attached Payment Request(s).

Contractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

FOR CONTRACTOR:

Applicable to Invoice(s) No. ___

Signed:________________________
By:___________________________
Title:__________________________
Date:__________________________

AFFIDAVIT

On this ___ day of ______________, 20__, before me appeared the above‑signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Contractor and that this document was signed under oath personally and on behalf of Contractor.

________________________
Notary Public
My term expires (date):_____

SCHEDULE K-2

NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. IT IS PROHIBITED FOR A PERSON TO REQUIRE YOU TO SIGN THIS DOCUMENT IF YOU HAVE NOT BEEN PAID THE PAYMENT AMOUNT SET FORTH BELOW. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

CONTRACTOR’S INTERIM UNCONDITIONAL LIEN WAIVER AND RELEASE UPON PROGRESS PAYMENT

(To be provided by Contractor)
STATE OF TEXAS
COUNTY OF _______________
PROJECT __________________
JOB NO. ___________________

BECHTEL ENERGY INC. (“Contractor”) has been paid and has received a progress payment in the sum of $____________1 (the “Payment”) for all labor, services, equipment, or materials furnished to the Property (defined below) or to Corpus Christi Liquefaction Stage III, LLC (“Owner”) on the property of Owner located in San Patricio County, Texas (the “Property”) to the following extent:

With respect to the labor, services, equipment and material (a) that have been furnished by or on behalf of Contractor pursuant to that certain Fixed Price, Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Liquefaction Stage 3 Project by and between Contractor and Owner (the “Project”) and (b) to which the Payment Request(s) (defined below) relate.

Contractor therefore waives and releases any mechanic's lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Contractor's position that Contractor has on the above referenced project to the following extent:

This release covers a progress payment for all labor, services, equipment, or materials furnished to the property or to Owner as indicated in the attached statement(s) or progress payment request(s) (the “Payment Requests”), except for unpaid retention, pending modifications and changes, or other items furnished.

Contractor warrants that Contractor has already paid or will use the funds received from this progress payment to promptly pay in full all of Contractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced project in regard to the attached Payment Requests.

Contractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

Date:_________________________________________________________________

BECHTEL ENERGY INC.

1 Amount actually paid to Contractor with respect to Invoice for Work performed through the end of Month N-2.

Signature:_____________________________________________________________

Title:_________________________________________________________________

AFFIDAVIT

On this ___ day of ______________, 20__, before me appeared the above‑signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Contractor and that this document was signed under oath personally and on behalf of Contractor.

____________________________
Notary Public
My term expires (date):_________

SCHEDULE K-3

MAJOR SUBCONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER AND RELEASE UPON PROGRESS PAYMENT
(To be provided by Major Subcontractors with each invoice other than the invoice for final payment)

STATE OF TEXAS
COUNTY OF _______________
PROJECT __________________
JOB NO. ___________________

On receipt by the signer of this document, _______________________ (“Major Subcontractor”), of a check, wire transfer or other valid form of payment from or on behalf of Bechtel Energy, Inc. (“Contractor”) in the sum of $__________ payable to Subcontractor and when the check has been properly endorsed and has been paid by the bank on which it is drawn, or the wire transfer payment is received by Subcontractor, or Subcontractor is in possession of such other valid form of payment, as agreed, this document becomes effective to release any mechanic’s lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Subcontractor’s position that Subcontractor has on the property of Corpus Christi Liquefaction Stage III, LLC (“Owner”) located in San Patricio County, Texas (“Property”) to the following extent:

With respect to the labor, services, equipment, or materials (a) that have been furnished by or on behalf of Subcontractor pursuant to that certain _____________ for _____________, between Subcontractor and Contractor, dated _____________, and (b) for which payment is requested in the Payment Request(s) (defined below).

This release covers a progress payment for all labor, services, equipment, or materials furnished to the Property or to Contractor as indicated in the attached statement(s) or progress payment request(s) (“Payment Request”), except for unpaid retention, pending modifications and changes, or other items furnished.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to Subcontractor.

Subcontractor warrants that it has already paid or will use the funds received from this progress payment to promptly pay in full all of Subcontractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the Project in regard to the Payment Request(s).

Subcontractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

FOR MAJOR SUBCONTRACTOR:
Applicable to Invoice(s) No. _______

Signed:________________________
By:___________________________
Title:__________________________
Date:__________________________

AFFIDAVIT

On this ___ day of ______________, 20__, before me appeared the above‑signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

____________________________
Notary Public
My term expires (date):_________

SCHEDULE K-4

NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. IT IS PROHIBITED FOR A PERSON TO REQUIRE YOU TO SIGN THIS DOCUMENT IF YOU HAVE NOT BEEN PAID THE PAYMENT AMOUNT SET FORTH BELOW. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

MAJOR SUBCONTRACTOR’S INTERIM UNCONDITIONAL LIEN WAIVER AND RELEASE UPON PROGRESS PAYMENT

(To be executed by Major Subcontractors and with each Invoice other than the Invoice for Final Payment)

Project ___________________
Job No. ___________________

The signer of this document (“Subcontractor”) has been paid and has received progress payment(s) in the sum of $__________2 (the “Payment”) for all labor, services, equipment, or materials furnished to the Property (defined below) or to ______________ (“Contractor”) or the property of Corpus Christi Liquefaction Stage III, LLC (“Owner”) located in San Patricio County, Texas (“Property”) to the following extent:

with respect to the labor, services, equipment, or materials (a) that have been furnished by Subcontractor pursuant to that certain _____________3 for _____________4, between Subcontractor and Contractor, dated _______________, and (b) to which the Payment Request(s) (defined below) relate.

Subcontractor therefore waives and releases any mechanic's lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Subcontractor's position that Subcontractor has on the above referenced project to the following extent: This release covers a progress payment for all labor, services, equipment, or materials furnished to the Property or to Contractor as indicated in the attached statement(s) or progress payment request(s) (the “Payment Requests”), except for unpaid retention, pending modifications and changes, or other items furnished.

Subcontractor warrants that Subcontractor has already paid or will use the funds received from this progress payment to promptly pay in full all of Subcontractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced project in regard to the attached Payment Request(s).

Subcontractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

2 Amount actually paid with respect to Invoice for Work performed through the end of Month N-2.
3 Insert full title of relevant agreement.
4 Insert full description of the scope of work under the agreement.

Date:________________________________
Subcontractor Name:___________________
Signature:____________________________
Title:________________________________

AFFIDAVIT

On this ___ day of ______________, 20__, before me appeared the above‑signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

____________________________
Notary Public
My term expires (date):_________

SCHEDULE K-5

MAJOR SUB-SUBCONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER AND RELEASE UPON PROGRESS PAYMENT
(To be provided by Major Sub-subcontractors with each invoice other than the Invoice for Final Payment)

STATE OF TEXAS
COUNTY OF _______________
PROJECT __________________
JOB NO. ___________________

On receipt by the signer of this document, _______________________ (“Major Sub-subcontractor”), of a check, wire transfer or other valid form of payment from or on behalf of ______________ (“Subcontractor”) in the sum of $__________ payable to Sub-subcontractor and when the check has been properly endorsed and has been paid by the bank on which it is drawn, or the wire transfer payment is received by Sub-subcontractor, or Sub-subcontractor is in possession of such other valid form of payment, as agreed, this document becomes effective to release any mechanic’s lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Sub-subcontractor’s position that Sub-subcontractor has on the property of Corpus Christi Liquefaction Stage III, LLC (“Owner”) located in San Patricio County, Texas (“Property”) to the following extent:
With respect to the labor, services, equipment, or materials (a) that have been furnished by or on behalf of Sub-subcontractor pursuant to that certain _____________ for _____________, between Sub-subcontractor and Subcontractor, dated _____________, and (b) for which payment is requested in the Payment Request(s) (defined below).

This release covers a progress payment for all labor, services, equipment, or materials furnished to the Property or to Subcontractor as indicated in the attached statement(s) or progress payment request(s) (“Payment Request”), except for unpaid retention, pending modifications and changes, or other items furnished.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to Sub-subcontractor.

Sub-subcontractor warrants that it has already paid or will use the funds received from this progress payment to promptly pay in full all of Sub-subcontractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the Project in regard to the Payment Request(s).

Sub-subcontractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

FOR MAJOR SUB-SUBCONTRACTOR:
Applicable to Invoice(s) No. _______

Signed:_
By:____
Title:__
Date:__

AFFIDAVIT

On this ___ day of ______________, 20__, before me appeared the above‑signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Sub-subcontractor and that this document was signed under oath personally and on behalf of Sub-subcontractor.

_______
Notary Public
My term expires (date):_

SCHEDULE K-6

NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. IT IS PROHIBITED FOR A PERSON TO REQUIRE YOU TO SIGN THIS DOCUMENT IF YOU HAVE NOT BEEN PAID THE PAYMENT AMOUNT SET FORTH BELOW. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

MAJOR SUB-SUBCONTRACTOR’S INTERIM UNCONDITIONAL LIEN WAIVER AND RELEASE UPON PROGRESS PAYMENT

(To be executed by Major Sub-subcontractors with each Invoice other than the Invoice for Final Payment)

Project ___________________
Job No. ___________________

The signer of this document (“Major Sub-subcontractor”) has been paid and has received progress payment(s) in the sum of $__________5 (the “Payment”) for all labor, services, equipment, or materials furnished to the Property (defined below) or to ______________ (“Subcontractor”) on the property of Corpus Christi Liquefaction Stage III, LLC (“Owner”) located in San Patricio County, Texas (“Property”) to the following extent:

with respect to the labor, services, equipment, or materials (a) that have been furnished by Sub-subcontractor pursuant to that certain _____________6 for _____________7, between Sub-subcontractor and Subcontractor, dated _______________, and (b) to which the Payment Request(s) (defined below) relate.

Sub-subcontractor therefore waives and releases any mechanic's lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Sub-subcontractor's position that Sub-subcontractor has on the above referenced project to the following extent:

This release covers a progress payment for all labor, services, equipment, or materials furnished to the property or to Subcontractor as indicated in the attached statement(s) or progress payment request(s) (the “Payment Requests”), except for unpaid retention, pending modifications and changes, or other items furnished.

Sub-subcontractor warrants that Sub-subcontractor has already paid or will use the funds received from this progress payment to promptly pay in full all of Sub-subcontractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced project in regard to the attached Payment Request(s).

Sub-subcontractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

Date:__
5 Amount actually paid with respect to Invoice for Work performed through the end of Month N-2.
6 Insert full title of relevant agreement.
7 Insert description of the scope of work under the agreement.

Major Subcontractor Name:___
Signature:____
Title:__

AFFIDAVIT

On this ___ day of ______________, 20__, before me appeared the above‑signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Sub-subcontractor and that this document was signed under oath personally and on behalf of Sub-subcontractor.

_______
Notary Public
My term expires (date):_

SCHEDULE K-7

CONTRACTOR’S FINAL CONDITIONAL LIEN WAIVER AND RELEASE UPON FINAL PAYMENT
(To be provided by Contractor with the invoice for final payment)

STATE OF TEXAS
COUNTY OF _______________
PROJECT __________________
JOB NO. ___________________

On receipt by the signer of this document, Bechtel Energy Inc. (“Contractor”), of a check, wire transfer or other valid form of payment from or on behalf of Corpus Christi Liquefaction Stage III, LLC (“Owner”) in the sum of $__________ payable to Contractor and when the check has been properly endorsed and has been paid by the bank on which it is drawn, or the wire transfer payment is received by Contractor, or Contractor is in possession of such other valid form of payment, as agreed, this document becomes effective to release any mechanic’s lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Contractor’s position that Contractor has on the property of Owner located in San Patricio County, Texas to the following extent:

With respect to the labor, services, equipment, and material furnished by or on behalf of Contractor pursuant to that certain Fixed Price, Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Liquefaction Stage 3 Project by and between Contractor and Owner (the “Project”).

This release covers the final payment to Contractor for all labor, services, equipment, or materials furnished to the property or to Owner.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to Contractor.

Contractor warrants that Contractor has already paid or will use the funds received from this final payment to promptly pay in full all of Contractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the Project up to the date of this waiver and release.

Contractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

FOR Contractor:

Applicable to Invoice(s) No. ___

Signed:________________________
By:___________________________
Title:__________________________
Date:__________________________

AFFIDAVIT

On this ___ day of ______________, 20__, before me appeared the above‑signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Contractor and that this document was signed under oath personally and on behalf of Contractor.

____________________________
Notary Public
My term expires (date):_________

SCHEDULE K-8

NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. IT IS PROHIBITED FOR A PERSON TO REQUIRE YOU TO SIGN THIS DOCUMENT IF YOU HAVE NOT BEEN PAID THE PAYMENT AMOUNT SET FORTH BELOW. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

CONTRACTOR’S FINAL UNCONDITIONAL LIEN WAIVER
AND RELEASE UPON FINAL PAYMENT
(To be executed by Contractor at the time of payment of final Invoice)

STATE OF TEXAS
COUNTY OF ________________
PROJECT __________________
JOB NO. ___________________

BECHTEL ENERGY INC. (“Contractor”) has been paid in full for all labor, services, equipment, or materials furnished to Corpus Christi Liquefaction Stage III, LLC (“Owner”) or the Owner’s property located in San Patricio County, Texas (“Property”) to the following extent:

With respect to the labor, services, equipment and material that have been furnished by or on behalf of Contractor pursuant to that certain Fixed Price, Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Liquefaction Stage 3 Project by and between Contractor and Owner (the “Project”).

Contractor therefore waives and releases any mechanic's lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Contractor’s position.

Contractor warrants that Contractor has already paid or will use the funds received from this final payment to promptly pay in full all of Contractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced project up to the date of this waiver and release.

Contractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. Section 53.284.

Date:_______________________________________________________________
BECHTEL ENERGY INC.:_____________________________________________
Signature:___________________________________________________________
Title:_______________________________________________________________

AFFIDAVIT
On this ___ day of ______________, 20__, before me appeared the above‑signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Contractor and that this document was signed under oath personally and on behalf of Contractor.
____________________________
Notary Public
My term expires (date):_________

SCHEDULE K-9

CONTRACTOR’S FINAL CLAIM WAIVER AND RELEASE UPON FINAL PAYMENT
(To be executed by Contractor with the invoice for final payment)

STATE OF TEXAS
COUNTY OF _________________
PROJECT __________________
JOB NO. ___________________

The undersigned, Bechtel Energy Inc. (“Contractor”), has been engaged under an engineering, procurement and construction contract (“Agreement”) with Corpus Christi Liquefaction Stage III, LLC (“Owner”) to furnish certain materials, equipment, services, and/or labor for the project known as the Corpus Christi Liquefaction Stage 3 Project (the “Project”), which is located in San Patricio County, Texas and more particularly described as follows:

(insert address and/or additional description).

Upon receipt of the sum of U.S. $___________________________ (amount in invoice for final payment), Contractor waives and releases all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise that Contractor has or may have had against Owner for payment in respect of (1) the Work, or (2) any other labor, services, materials or equipment performed in connection with the Agreement, whether or not known to Contractor at the time of the execution of this Waiver and Release, except for the following disputed payment claims in the amount of U.S. $:______

(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any such disputed claim).

Contractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the Agreement, Project or subcontracts have been fully satisfied (except for that work and obligations that survive the termination of the Agreement, including Warranties and correction of Defective Work), including, but not limited to, payment to subcontractors, suppliers and employees and payment of Taxes.

This Waiver and Release is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntarily chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above. Contractor understands, agrees and acknowledges that, upon payment, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Contractor for payment in respect of (1) the Work, or (2) any other labor, services, materials or equipment performed in connection with the Agreement except for the disputed claims expressly identified in this Contractor’s Final Claim Waiver and Release.

FOR CONTRACTOR:

Applicable to Invoice(s) No. ___
Signed:________________________
By:___________________________
Title:__________________________
Date:__________________________

SCHEDULE K-10

MAJOR SUBCONTRACTOR’S FINAL CONDITIONAL LIEN WAIVER AND RELEASE UPON FINAL PAYMENT
(To be provided by Major Subcontractors with the invoice for final payment)

STATE OF TEXAS
COUNTY OF _______________
PROJECT __________________
JOB NO. ___________________

On receipt by the signer of this document, _______________________ (“Major Subcontractor”), of a check, wire transfer or other valid form of payment from or on behalf of Bechtel Energy Inc. (“Contractor”) in the sum of $__________ payable to Subcontractor and when the check has been properly endorsed and has been paid by the bank on which it is drawn, or the wire transfer payment is received by Subcontractor, or Subcontractor is in possession of such other valid form of payment, as agreed, this document becomes effective to release any mechanic’s lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Subcontractor’s position that Subcontractor has on the property of Corpus Christi Liquefaction Stage III, LLC (“Owner”) located in San Patricio County, Texas (the “Property”) to the following extent:

With respect to the labor, services, equipment or materials furnished by or on behalf of Subcontractor pursuant to that certain _____________ for _____________, between Subcontractor and Contractor, dated _____________.

This release covers the final payment to Subcontractor for all labor, services, equipment, or materials furnished to the property or to Contractor.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to Subcontractor.

Subcontractor warrants that it has already paid or will use the funds received from this final payment to promptly pay in full all of Subcontractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the Project up to the date of this waiver and release.

Subcontractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

FOR MAJOR SUBCONTRACTOR:
Applicable to Invoice(s) No. ___

Signed:___________________________
By:______________________________
Title:____________________________
Date:____________________________

AFFIDAVIT

On this ___ day of ______________, 20__, before me appeared the above‑signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

____________________________
Notary Public
My term expires (date):_________

SCHEDULE K-11

NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. IT IS PROHIBITED FOR A PERSON TO REQUIRE YOU TO SIGN THIS DOCUMENT IF YOU HAVE NOT BEEN PAID THE PAYMENT AMOUNT SET FORTH BELOW. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

MAJOR SUBCONTRACTOR’S FINAL UNCONDITIONAL LIEN WAIVER
AND RELEASE UPON FINAL PAYMENT
(To be executed by Major Subcontractors on payment of final invoice)

Project ___________________
Job No. ___________________

The signer of this document (“Major Subcontractor”) has been paid in full for all labor, services, equipment, or materials furnished to the Property (defined below) or to Bechtel Energy Inc. (“Contractor”) on the property of Corpus Christi Liquefaction Stage III, LLC (“Owner”) located in San Patricio County, Texas (the “Property”) to the following extent:

with respect to the labor, services, equipment, or materials furnished by or on behalf of Subcontractor pursuant to that certain _______________8 for _____________9, between Subcontractor and Contractor, dated _____________ (the “Contract”).

Subcontractor therefore waives and releases any mechanic's lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Subcontractor’s position.

Subcontractor warrants that Subcontractor has already paid or will use the funds received from this final payment to promptly pay in full all of Subcontractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced project up to the date of this waiver and release.

Subcontractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

Date:________________________________
Major Subcontractor Name:______________
Signature:____________________________
Title:________________________________

8 Insert full title of relevant agreement.
9 Insert description of the scope of work under the Contract.

AFFIDAVIT

On this ___ day of ______________, 20__, before me appeared the above‑signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.
____________________________
Notary Public
My term expires (date):_________

SCHEDULE K-12

MAJOR SUBCONTRACTOR’S FINAL CLAIM WAIVER AND RELEASE UPON FINAL PAYMENT
(To be executed by Major Subcontractors with the invoice for final payment)

STATE OF TEXAS
COUNTY OF ________________
PROJECT __________________
JOB NO. ___________________

The undersigned, ___________________________ (“Major Subcontractor”), has been engaged under a contract with Bechtel Energy Inc. (“Contractor”) to furnish certain materials, equipment, services, and/or labor for the project known as the Corpus Christi Liquefaction Stage 3 Project (the “Project”), which is located in San Patricio County, Texas and more particularly described as follows:

(insert address and/or additional description).

Upon receipt of the sum of U.S.$___________________________ (amount in invoice for final payment), Subcontractor waives and releases all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise that Subcontractor has, may have had or may have in the future against Contractor or Corpus Christi Liquefaction Stage III, LLC (“Owner”) arising out of, or in any way related to, Subcontractor’s subcontract with Contractor or the Project, whether or not known to Subcontractor at the time of the execution of this Waiver and Release.

Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of Subcontractor’s subcontract with Contractor, the Project or sub-subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of Subcontractor’s subcontract, including warranties and correction of defective goods, components or services).

This Waiver and Release is freely and voluntarily given, and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntarily chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above. Subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights and is fully enforceable to extinguish all claims.

FOR MAJOR SUBCONTRACTOR:
Applicable to Invoice(s) No. ___

Signed:___________________________
By:______________________________
Title:____________________________
Date:____________________________

SCHEDULE K-13

MAJOR SUB-SUBCONTRACTOR’S FINAL CONDITIONAL LIEN WAIVER AND RELEASE UPON FINAL PAYMENT
(To be provided by Major Sub-subcontractors with the invoice for final payment)

STATE OF TEXAS
COUNTY OF _______________
PROJECT __________________
JOB NO. ___________________

On receipt by the signer of this document, _______________________ (“Major Sub-subcontractor”), of a check, wire transfer or other valid form of payment from or on behalf of ______________ (“Subcontractor”) in the sum of $__________ payable to Sub-subcontractor and when the check has been properly endorsed and has been paid by the bank on which it is drawn, or the wire transfer payment is received by Sub-subcontractor, or Sub-subcontractor is in possession of such other valid form of payment, as agreed, this document becomes effective to release any mechanic’s lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Sub-subcontractor’s position that Sub-subcontractor has on the property of Corpus Christi Liquefaction Stage III, LLC (“Owner”) located in San Patricio County, Texas to the following extent:

With respect to the labor, services, equipment or materials furnished by or on behalf of Sub-subcontractor pursuant to that certain _____________ for _____________, between Sub-subcontractor and Subcontractor, dated _____________.

This release covers the final payment to Sub-subcontractor for all labor, services, equipment, or materials furnished to the property or to Subcontractor.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to Sub-subcontractor.

Sub-subcontractor warrants that it has already paid or will use the funds received from this final payment to promptly pay in full all of Sub-subcontractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the Project up to the date of this waiver and release.

Sub-subcontractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

FOR MAJOR SUB-SUBCONTRACTOR:
Applicable to Invoice(s) No. ___

Signed:_____________________________
By:________________________________
Title:______________________________
Date:______________________________

AFFIDAVIT

On this ___ day of ______________, 20__, before me appeared the above‑signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Sub-subcontractor and that this document was signed under oath personally and on behalf of Sub-subcontractor.

_____________________________________________________
Notary Public
My term expires (date):_

SCHEDULE K-14

NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. IT IS PROHIBITED FOR A PERSON TO REQUIRE YOU TO SIGN THIS DOCUMENT IF YOU HAVE NOT BEEN PAID THE PAYMENT AMOUNT SET FORTH BELOW. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

MAJOR SUB-SUBCONTRACTOR’S FINAL UNCONDITIONAL LIEN WAIVER
AND RELEASE UPON FINAL PAYMENT
(To be executed by Major Sub-subcontractors on payment of final invoice)

STATE OF TEXAS
COUNTY OF ________________
PROJECT __________________
JOB NO. ___________________

The signer of this document (“Major Sub-subcontractor”) has been paid in full for all labor, services, equipment, or materials furnished to the Property (defined below) or to _________________ (“Subcontractor”) on the property of Corpus Christi Liquefaction Stage III, LLC (“Owner”) located in San Patricio County, Texas (the “Property”) to the following extent:

with respect to the labor, services, equipment, or materials furnished by or on behalf of Sub-subcontractor pursuant to that certain _______________10 for _____________11, between Sub-subcontractor and Subcontractor, dated _____________ (the “Contract”).

Sub-subcontractor therefore waives and releases any mechanic's lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Sub-subcontractor’s position.

Sub-subcontractor warrants that Sub-subcontractor has already paid or will use the funds received from this final payment to promptly pay in full all of Sub-subcontractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced project up to the date of this waiver and release.

Sub-subcontractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

Date:________________________________
Major Subcontractor Name:______________
Signature:____________________________
Title:________________________________

10 Insert full title of relevant agreement.
11 Insert description of the scope of work under the Contract.

AFFIDAVIT

On this ___ day of ______________, 20__, before me appeared the above‑signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Sub-subcontractor and that this document was signed under oath personally and on behalf of Sub-subcontractor.
_____________________________________________________
Notary Public
My term expires (date):_

SCHEDULE K-15

MAJOR SUB-SUBCONTRACTOR’S FINAL CLAIM WAIVER AND RELEASE UPON
FINAL PAYMENT
(To be executed by Major Sub-subcontractors with the invoice for final payment)

STATE OF TEXAS
COUNTY OF ________________
PROJECT __________________
JOB NO. ___________________

The undersigned, ___________________________ (“Major Sub-subcontractor”), has been engaged under a contract with _________________ (“Subcontractor”) to furnish certain materials, equipment, services, and/or labor for the project known as the Corpus Christi Liquefaction Stage 3 Project (the “Project”), which is located in San Patricio County, Texas and more particularly described as follows:

(insert address and/or additional description).

Upon receipt of the sum of U.S.$___________________________ (amount in invoice for final payment), Sub-subcontractor waives and releases all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise that Sub-subcontractor has, may have had or may have in the future against Subcontractor or Corpus Christi Liquefaction Stage III, LLC (“Owner”) arising out of, or in any way related to, Sub-subcontractor’s contract with Subcontractor or the Project, whether or not known to Sub-subcontractor at the time of the execution of this Waiver and Release.

Sub-subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of Sub-subcontractor’s contract with Subcontractor, the Project or sub-subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of Sub-subcontractor’s contract, including warranties and correction of defective goods, components or services).

This Waiver and Release is freely and voluntarily given, and Sub-subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntarily chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above. Sub-subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights and is fully enforceable to extinguish all claims.

FOR MAJOR SUB-SUBCONTRACTOR:
Applicable to Invoice(s) No. ___

Signed:_____________________________
By:________________________________
Title:______________________________
Date:______________________________

ATTACHMENT L

FORM OF COMPLETION CERTIFICATES

SCHEDULE L-1

FORM OF RFFGI CERTIFICATE

Date:

[	]
[	]
[	]

Attn:	[	]

Re: RFFGI Certificate for ________________________(insert applicable Train) of the Fixed Price, Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Liquefaction Stage 3 Project (the “Project”), dated as of March 1, 2022 (the “Agreement”), by and between Corpus Christi Liquefaction Stage III, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”)

Pursuant to Section 11.1A of the Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for RFFGI with respect to ______________ (insert applicable Train) including: (i) Contractor has commissioned the systems and subsystems for RFFGI of Equipment for such Train and completed the activities necessary to support the introduction of hydrocarbons, including the utility and process systems, safeguarding and shutdown systems have been pre-commissioned, commissioned and integrity verified, all as set forth in greater detail in Attachment A and Attachment M; (ii) such Train is ready for acceptance of Natural Gas feed; (iii) Contractor has provided the required documents for FERC approval; and (iv) Contractor has delivered to Owner a RFFGI Certificate in the form of Schedule L-1 and Owner has accepted such certificate by signing such certificate.

Contractor certifies that all requirements under the Agreement for RFFGI of______________ (insert applicable Train) were achieved on ______________, 20__.

Attached is all documentation required to be provided by Contractor under the Agreement to establish that all requirements under the Agreement for RFFGI of ______________ (insert applicable Train) have been achieved.

[Signature page follows.]

IN WITNESS WHEREOF, Contractor has caused this RFFGI Certificate to be duly executed and delivered as of the date first written above.

BECHTEL ENERGY INC.

By:
Name:
Title:

cc: Corpus Christi Liquefaction Stage III, LLC
700 Milam Street, Suite 1900
Houston, Texas 77002
Attn: General Counsel

Owner Acceptance or Rejection of RFFGI Certificate For [______________________] (insert applicable Train)

Pursuant to Section 11.3 of the Agreement, Owner ______ accepts or ______ rejects (check one) the RFFGI Certificate for ___________ (insert applicable Train).

If RFFGI was achieved with respect to ___________ (insert applicable Train), RFFGI was achieved on _____________, 20___.

Acceptance of this RFFGI Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of the Agreement.

The basis for any rejection of RFFGI for ___________ (insert applicable Train) is attached hereto.

For and on behalf of

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title:
Date:

SCHEDULE L-2

FORM OF RFSU CERTIFICATE

Date:

[	]
[	]
[	]

Attn	:	[	]

Re: RFSU Certificate for ________________________(insert applicable Train) of the Fixed Price, Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Liquefaction Stage 3 Project (the “Project”), dated as of March 1, 2022 (the “Agreement”), by and between Corpus Christi Liquefaction Stage III, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”)

Pursuant to Section 11.1B of the Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for RFSU with respect to ______________ (insert applicable Train), including: (i) Contractor has achieved and maintained Ready for Feed Gas Introduction (RFFGI) for such Train; (ii) systems are commissioned and ready to start producing LNG all as set forth in greater detail in Attachment A and Attachment M; (iii) Contractor has provided required documents for FERC approval; and (iv) Contractor has delivered to Owner an RFSU Certificate for such Train in the form of Schedule L-2 and Owner has accepted such certificate by signing such certificate.

Contractor certifies that all requirements under the Agreement for RFSU of ______________ (insert applicable Train) were achieved on ______________, 20__.

Attached is all documentation required to be provided by Contractor under the Agreement to establish that all requirements under the Agreement for RFSU of ______________ (insert applicable Train) have been achieved.

[Signature page follows.]

IN WITNESS WHEREOF, Contractor has caused this RFSU Certificate to be duly executed and delivered as of the date first written above.

BECHTEL ENERGY INC.

By:
Name:
Title:

cc: Corpus Christi Liquefaction Stage III, LLC
700 Milam Street, Suite 1900
Houston, Texas 77002
Attn: General Counsel

Owner Acceptance or Rejection of RFSU Certificate For [______________________] (insert applicable Train)

Pursuant to Section 11.3 of the Agreement, Owner ______ accepts or ______ rejects (check one) the RFSU Certificate for ___________ (insert applicable Train).

If RFSU was achieved with respect to ___________ (insert applicable Train), RFSU was achieved on _____________, 20___.

Acceptance of this RFSU Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of the Agreement.

The basis for any rejection of RFSU for ___________ (insert applicable Train) is attached hereto.

For and on behalf of

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title:
Date:

SCHEDULE L-3

FORM OF SUBSTANTIAL COMPLETION CERTIFICATE

Date	:

[	]
[	]
[	]

Attn	:	[	]

Re: Substantial Completion Certificate for ________________________(insert applicable Train) of the Fixed Price, Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Liquefaction Stage 3 Project (the “Project”), dated as of March 1, 2022 (the “Agreement”), by and between Corpus Christi Liquefaction Stage III, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”)

Pursuant to Section 11.2 of the Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for Substantial Completion with respect to ______________ (insert applicable Train), including: (i) RFFGI has been achieved for such Train; (ii) RFSU has been achieved for such Train; (iii) the Minimum Acceptance Criteria have been achieved for such Train; (iv) in the case that all Performance Guarantees have not been achieved, Contractor has provided a corrective work plan in accordance with Section 11.4A of the Agreement, and Contractor has turned over such Train pursuant to Section 11.4A of the Agreement; (v) Contractor and Owner have agreed upon a list of Punchlist items for such Train as set forth in Section 11.5B of the Agreement; (vi) Contractor has paid to Owner all Delay Liquidated Damages due and owing for such Train in accordance with Section 13.1 of the Agreement; (vii) Contractor has performed all Work related to such Train (including training, and the delivery of all documentation required for operation) in accordance with the requirements and specifications of this Agreement, other than Work which meets the definition of Punchlist; (viii) Contractor has delivered to Owner the applicable Substantial Completion Certificate in the form of Schedule L-3 and as required under Section 11.2 of the Agreement and Owner has accepted such certificate by signing such certificate; and (ix) Contractor has obtained and has continued to maintain all Permits for the Stage 3 Facility other than the Owner Permits.
Contractor certifies that all requirements under the Agreement for Substantial Completion of______________ (insert applicable Train) were achieved on _______ 20__.
Attached is all documentation required to be provided by Contractor under the Agreement to establish that all requirements under the Agreement for Substantial Completion of ______________ (insert applicable Train) have been achieved.
[Signature page follows.]

IN WITNESS WHEREOF, Contractor has caused this Substantial Completion Certificate to be duly executed and delivered as of the date first written above.

BECHTEL ENERGY INC.

By:
Name:
Title:
cc: Corpus Christi Liquefaction Stage III, LLC
700 Milam Street, Suite 1900
Houston, Texas 77002
Attn: General Counsel

Owner Acceptance or Rejection of Substantial Completion Certificate For [______________________] (insert applicable Train)

Pursuant to Section 11.3 of the Agreement, Owner ______ accepts or ______ rejects (check one) the Substantial Completion Certificate for ___________ (insert applicable Train).
If Substantial Completion was achieved with respect to ___________ (insert applicable Train), Substantial Completion was achieved on _____________, 20___.
Acceptance of this Substantial Completion Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of the Agreement.
The basis for any rejection of Substantial Completion for ___________ (insert applicable Train) is attached hereto.

For and on behalf of

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title:
Date:

SCHEDULE L-4

FORM OF FINAL COMPLETION CERTIFICATE

Date	:

[	]
[	]
[	]

Attn	:	[	]
Re: Final Completion Certificate for ________________________(insert applicable Train) of the Fixed Price, Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Liquefaction Stage 3 Project (the “Project”), dated as of March 1, 2022 (the “Agreement”), by and between Corpus Christi Liquefaction Stage III, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”)

Pursuant to Section 11.6 of the Agreement, Contractor hereby certifies that all Work for the Stage 3 Facility and all other obligations under the Agreement (except for that Work and obligations that survive the termination or expiration of the Agreement, including obligations for Warranties, correction of Defective Work and those covered by Section 11.9 of the Agreement), are fully and completely performed in accordance with the terms of the Agreement, including: (i) the achievement of Substantial Completion of all Trains; (ii) the achievement of all Performance Guarantees or payment of all Performance Liquidated Damages due and owing for all Trains; (iii) the completion of all Punchlist items for all Trains; (iv) delivery by Contractor to Owner of a fully executed Final Conditional Lien Waiver and Final Claim Waiver in the form of Schedules K-7 and K-9; (v) delivery by Contractor to Owner of all documentation required to be delivered under this Agreement, including Record As-Built Drawings and Specifications, test reports and the final operation and maintenance manuals for the Stage 3 Facility; (vi) delivery to Owner, in content and form reasonably satisfactory to Owner, of copies of all requested Subcontracts (redacted in accordance with Section 2.4D of the Agreement); (vii) removal from the Land of all of Contractor’s, Subcontractors’ and Sub-subcontractors’ personnel, supplies, waste, materials, rubbish, Hazardous Materials, Construction Equipment, and temporary facilities for which Contractor is responsible under Article 3 of the Agreement, other than as required by Contractor to fulfill its obligations under Section 12.3A of the Agreement; (viii) delivery by Contractor to Owner of fully executed Final Conditional Lien Waivers and Final Claim Waivers from all Major Subcontractor in the form of Schedules K-10 and K-12; (ix) if requested by Owner, fully executed Final Conditional Lien Waivers and Final Claim Waivers from each Major Sub-subcontractor in a form substantially similar to the form of Schedules K-13 and K-15; and (x) delivery by Contractor to Owner of a Final Completion Certificate in the form of Schedule L-4 and as required under Section 11.6 of the Agreement, which Owner has accepted by signing such certificate.
Contractor certifies that all requirements under the Agreement for Final Completion were achieved on _______ 20__.
Attached is all documentation required to be provided by Contractor under the Agreement to establish that all requirements under the Agreement for Final Completion have been achieved.
[Signature page follows.]

IN WITNESS WHEREOF, Contractor has caused this Final Completion Certificate to be duly executed and delivered as of the date first written above.

BECHTEL ENERGY INC.

By:
Name:
Title:

cc: Corpus Christi Liquefaction Stage III, LLC
700 Milam Street, Suite 1900
Houston, Texas 77002
Attn: General Counsel

Owner Acceptance or Rejection of Final Completion Certificate

Pursuant to Section 11.6 of the Agreement, Owner ______ accepts or ______ rejects (check one) the Final Completion Certificate.
If Final Completion was achieved, Final Completion was achieved on _____________, 20___.
Acceptance of this Final Completion Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of the Agreement.
The basis for any rejection of Final Completion is attached hereto.

For and on behalf of

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title:
Date:
0k

ATTACHMENT M

PRE-COMMISSIONING, COMMISSIONING, START-UP, TRAINING AND TURNOVER PROGRAM

TABLE OF CONTENTS		2
1.0	INTRODUCTION	5
2.0	OBJECTIVES	5
3.0	DEFINITIONS	5
3.1	Interpretation	6
4.0	RESPONSIBILITIES	6
4.1	Owner	6
4.2	Contractor	6
5.0	MANAGEMENT SYSTEMS	7
6.0	SYSTEMS AND SUBSYSTEMS SCOPING	7
7.0	PARTS, CHEMICALS AND LUBRICANTS	7
7.1	Spare Parts	7
7.2	Inspection Systems	8
7.3	Lubrication Schedule	8
8.0	PRE-COMMISSIONING	8
8.1	General	8
8.2	Planning	8
8.3	Inspection	9
8.4	Pre-commissioning/commissioning	9
8.5	Punch lists	9
9.0	COMMISSIONING (ENERGIZED TESTS AND VERIFICATIONS)	10
9.1	General	10
9.2	Documentation	11

9.3	Planning	11
9.4	Personnel	11
9.5	Inspection	11
10.0	RFFGI	11
10.1	General	11
10.2	Documentation	12
10.3	Inspection	12
10.4	RFFGI Certificate	12
11.0	RFSU – Ready For Start Up	12
11.1	General	12
11.2	Documentation	12
11.3	Planning	12
11.4	Inspection	13
11.5	RFSU Certificate	13
12.0	START-UP	13
12.1	Contractor shall offer the RFSU Certificate per Train	13
13.0	OPERATOR & MAINTENANCE PERSONNEL TRAINING PROGRAM	14
13.1	General	14
13.2	Contractor Responsibilities	15
13.3	Owner Responsibilities	15
13.4	Trainers	16
13.5	Timing	17
13.6	On-the-Job-Training	17
13.7	Classroom Training	17
13.8	EHS Training	18

13.9	Vendors and Subcontractors	18
13.10	Supplies and Lesson Plans	19
13.11	Training Guides	19
13.12	Course Summary Manual	20
13.13	Competence Assurance	20
14.0	TURNOVER DOCUMENTATION	20
14.1	Operation Manuals	20
14.2	Standard Operating Procedures (SOPs)	21
14.3	QA/QC Records	22
14.4	Vendor’s QA/QC documentation for Equipment and Materials	22

1.0    Introduction

In addition to the requirements specified in the Agreement, this Attachment M sets out the general scope of activities to be performed by Contractor for the pre-commissioning, commissioning, RFSU, RFFGI, start-up, and training and turnover program of the Project. This Attachment M does not constitute a substitute for the CPM Schedule, the Project Commissioning Plan or the operations, maintenance, start-up, and other manuals, but rather forms the basis for the development of such CPM Schedule, the Project Commissioning Plan and manuals. The following phases of activities are generally described in this Attachment M:

•Pre-commissioning;
•Commissioning;
•Ready for Feed Gas Introduction (“RFFGI”).
•Ready for Start-Up (“RFSU”); and
•Start-Up.
2.0    Objectives

The objective of this Attachment M is to provide for the following:

Identification, planning and execution of activities related to pre-commissioning, commissioning, RFFGI, RFSU, start-up, training and turnover; and

Identification of the critical interfaces/coordination points between Contractor and Owner for Site activities during the various commissioning phases.

3.0    Definitions

Capitalized terms not defined herein have the meaning in the Agreement. Unless otherwise specified, Sections and Articles referenced herein refer to the applicable Section or Article in this Attachment M.

“Owner witness points” are further described in Section 12.2B of the Agreement.

“Commissioning Manager” means the person responsible for the start-up, commissioning, and testing of the facility including preparation of procedures and training of the plant staff. The commissioning Manager is a Key Person (as defined in the Agreement).

“Final Completion” is defined in the Agreement.

“Plant System Manual” is defined in Section 14.1 below.

“RFFGI” is defined in the Agreement and further described herein.

“RFSU” is defined in the Agreement and further described herein.

A “subsystem” means a substantial portion of a defined system that is sufficiently self-contained to be separate from the corresponding complete system for the purpose of pre-commissioning, commissioning, start-up and turnover to operations activities as defined by Contractor and reviewed by Owner.

A “system” means a Facility component, utility, process or other Project component that is considered a substantial, standalone part of the Project or Facility as defined by Contractor and reviewed by Owner

3.1    Interpretation

To the extent there is a conflict between the terms and conditions of this Attachment M and the terms and conditions of the Agreement, the Agreement shall control.

4.0    Responsibilities

In addition to the other responsibilities set forth herein, the Parties shall have the following responsibilities:

4.1    Owner

4.1.1    Owner inspection is in accordance with Section 12.2 of the Agreement.

4.1.2    Owner shall provide personnel to conduct Punchlist inspections for, RFSU and Substantial Completion. Owner shall review Contractor’s proposed Punchlists from such inspections that are prepared pursuant to Section 11.5 of the Agreement and shall return such Punchlists indicating any additional items identified by Owner during its review.

4.1.3    Owner shall provide operating personnel to assist Contractor with the pre-commissioning, commissioning, start-up and testing of the Facility under the supervision of Contractor in accordance with the Agreement and this Attachment M. Until Substantial Completion, such personnel shall be under the direct control of and supervised by Contractor.

4.2    Contractor

Contractor shall:

4.2.1    design and administer an operator training program at its expense in accordance with the Agreement, including this Attachment M, that will cover, at a minimum, the following topics: (i) commissioning tests; (ii) the start-up, operation, and shut-down of each item of Equipment; (iii) the performance of routine, preventative and emergency maintenance for each item of Equipment; (iv) spare parts to be maintained for each item of Equipment, and their installation and removal;

4.2.2    review Agreement requirements related to the activities contemplated under this Attachment M, including the Drawings and Specifications;

4.2.3    develop a system/subsystem priority list based on a logical sequence for commissioning the Facility and align it with construction activities;

4.2.4    develop a commissioning strategy and execution plan for the Project (“Project Commissioning Plan”) and submit for Owner’s comment and approval;

4.2.5    develop the marked-up P&ID’s based on a system/subsystem basis to define system boundaries, as further described herein;

4.2.6    develop a commissioning and testing schedule for Owner’s review based upon the requirements of the Agreement;

4.2.7    develop a system turnover plan;

4.2.8    develop pre-commissioning/commissioning procedures and make it available to Owner. These procedures will include details for inerting, drying, tightness testing, etc., of the Equipment and piping, including Vendors and Subcontractor-specific requirements;

4.2.9    develop first draft of initial operating and maintenance procedures for Owner’s review;

4.2.10    interface with engineering during the detailed design phase and develop the first fill requirements (i.e., catalysts, desiccants, lubrication, etc.);

4.2.11    execute the pre-commissioning and commissioning activities using the developed procedures;

4.2.12    coordinate and participate in the joint inspection with Contractor’s construction group, Subcontractors and Sub-subcontractors (as needed), and Owner of completed systems to verify completeness, prepare Punchlists; and

4.2.13    coordinate Vendors service representative and other applicable Subcontractors and Sub-subcontractors in the execution of the required pre-commissioning and commissioning activities.

5.0    Management Systems

Contractor shall maintain documentations required by regulatory for, RFSU in accordance with Section 11.1 of the Agreement, including this Attachment M. The documentations shall be available to Owner in accordance with the Agreement, including this Attachment M.

Contractor will utilize and share with Owner reports to manage the process of commissioning and RFSU.

6.0    Systems and Subsystems Scoping

No later than three hundred sixty five (365) Days after Owner’s issuance of NTP, or at such other time as the Parties may agree in writing, Contractor shall identify and propose, for Owner’s review, a commissioning plan which includes a list of systems and subsystems for which pre-commissioning, commissioning, start-up and handover to operations activities can be conducted reasonably independently for the Facility.

7.0    Parts, Chemicals and Lubricants

7.1    Spare Parts

7.1.1    Commissioning Spare Parts

Contractor shall provide all pre-commissioning, commissioning, testing and start-up spare parts in accordance with Section 3.4A of the Agreement.

7.1.2    Capital Spare Parts

Capital Spare Parts shall be procured and delivered to the Site by Contractor in accordance with Section 3.4B of the Agreement. The list of Capital Spare Parts is set forth in Attachment W to the Agreement.

7.2    Inspection Systems

Contractor shall establish an inspection and receiving system at the Site to ensure that the spare parts received for pre-commissioning, commissioning and start-up meet all requirements per Contractor’s procedure.

7.3    Lubrication Schedule

Pursuant to Section 3.2Q of the Agreement, Contractor is responsible for performing the initial permanent (including non-start-up) fills for all lubricants.

8.0    Pre-commissioning

8.1    General

Pre-commissioning activities are those activities which are required to be performed after the Equipment has been installed, inspected and hydro tested and is otherwise physically complete and ready for pre-commissioning and in accordance with the Drawings and Specifications, Applicable Law and Applicable Codes and Standards.

During this phase, Contractor will prioritize certain utility systems or subsystems to achieve pre-commissioning to support commissioning of other systems and subsystems.

Pre-commissioning shall include, but not be limited to, activities such as,

1.	as-built P&ID check,
2.	rotating Equipment rotation check and cold alignment
3.	motor solo runs,
4.	Equipment internal inspection,
5.	line by line punch out and punch list clearing,
6.	installation of temporary strainers/screens,
7.	pressure testing of lines (but not a system leak test),
8.	line flushing,
9.	chemical cleaning,
10.	line blowing,
11.	instrument continuity tests and loop checking,
12.	remove temporary bracing,
13.	install, inspect & adjust packings, seals, etc.,
14.	introduce lubricants and flushing lube oil systems,
15.	calibration of instruments,
16.	checking of the electrical Equipment for proper grounding/earthing, continuity, insulation resistance, and
17.	fabrication and supply of temporary facilities such as temporary bypasses, spools, blind, jump over, vents, etc.
8.2    Planning

8.2.1    Contractor shall prepare and provide to Owner a detailed Project Commissioning Plan one hundred eighty (180) Days prior to RFSU. Contractor shall submit the Project Commissioning Plan, which shall include plans for pre-commissioning, commissioning and start-up. The Project Commissioning Plan shall address utilization of Owner’s operation and maintenance personnel and Contractor’s personnel during commissioning and conduct of the Performance Tests and Contractor shall incorporate Owner’s reasonable input regarding interface with and impact to the CCL Liquefaction Facility.

8.2.2    Pre-commissioning Procedures

1.Contractor’s start-up and commissioning team will develop pre-commissioning procedures of the Facility. These procedures will provide details on the blowing, flushing, mechanical cleaning, etc., of Equipment and piping systems within each system.

2.These procedures will be updated, as required, at the Site based on “as-built” conditions, and such procedures (and any modifications thereto) shall be presented to Owner prior to use.

8.3    Inspection

8.3.1    During pre-commissioning, all Work is subject to inspection by Owner as follows:

1.    Owner witness points – Contractor will provide notice to Owner in accordance with Section 12.2B of the Agreement.

2.    Other Tests / Activities – Owner may inspect the Work at Owner’s discretion.

8.3.2    Contractor will utilize Contractor’s quality assurance (“QA”) and quality control (“QC”) documentation to record pre-commissioning checks and tests, as further described in Section 3.18 of the Agreement and Attachment Y.

8.4    Pre-commissioning/commissioning

8.5    Punch lists

8.5.1    Punchlisting is an integral part of the completion process and is a critical step to verify completion of a system or sub-system. Owner shall provide personnel to participate in Punchlist walkdown inspections during system walkdown leading to RFSU and Substantial Completion. Owner shall review Contractor’s proposed Punchlists from such inspections that are prepared pursuant to Section 11.5 of the Agreement and shall return such Punchlists indicating any additional items identified by Owner during its review.

Outstanding Punchlist items will be managed in Contractor’s Punchlist system and Punchlist will be shared with Owner.

The Punchlist procedure will address deficiencies at the Facility as follows:

8.5.2    Punchlist Categories

The following categories will be used for punch items with Category A having the highest priority:

•Category A - Category “A” Punch List Item impacts the safe operation of the Facility. It must be cleared and signed off by Contractor as complete before introduction of hydrocarbon into the system for processing.

•Category B – Category “B” Punch List item is an item that is not safety related and can be completed during planned outages, and to be completed prior to Substantial Completion.

•Category C – Category “C” Punch List Item is of a minor nature and does not affect the safe operation of the Facility, and can be completed upon agreement by both parties after Substantial Completion.

Summary reports will show total numbers of closed and open items with detailed reports showing closed and open status of a combination of system/sub-systems, disciplines and/or tag levels. Open punch item reports will be used to develop work scope required to close out the items.

9.0    Commissioning (Energized Tests and Verifications)

9.1    General

9.1.1    Commissioning includes the activities required to prepare the system or sub-system to achieve RFSU and commence safe operation.

9.1.2    Without limiting the requirements set forth in the Agreement, these activities include:

1.	Power and required lighting systems energized
2.	Instrument Loops and Complex loop tests (Energized)
3.	The introduction of inert gas to oxygen free the systems and subsystems of Equipment,
4.	Commencement and completion of the drying out process,
5.	Instrument function tests of complex loops involving movement of valves and Equipment,
6.	Deluge tests and fire suppression tests
7.	Refractory dry out,
8.	Motor tests and solo runs
9.	Maintain a red spade installation and removal list for check position of blinds. Verify “RED” Blinds closed prior to introduction of hydrocarbons,
10.	Equipment runs, pumps, and fans,
11.	AGRU degreasing,
12.	Hot oil introduction and heater operation,
13.	Bring feed gas to the Facility,
14.	Run test emergency diesel generator,
15.	Tightness tests performed with inert gas at operating pressures,
16.	Completion of the agreed commissioning checklist inspections and activities, and
17.	Checks of all required LAN/WAN Network and all telecommunications systems including telephone, radio, fiber optic, security (including camera where applicable) and satellite systems.

9.1.3    During the commissioning phase, Contractor, using Owner operation and maintenance personnel under the direction of the contractor commissioning management, will start-up, operate and maintain the non-hydrocarbon utility and infrastructure systems and will energize facilities required to support commissioning activities of hydrocarbon systems until Substantial Completion.

9.2    Documentation

Contractor shall provide to Owner commissioning procedures.

9.3    Planning

No later than three (3) months prior to commissioning of the first system, Contractor shall provide Owner with a commissioning skyline defining the sequence of commissioning by system and subsystem. Contractor’s commissioning schedule shall support Contractor’s commissioning and start-up priorities. This skyline will be integrated with the CPM Schedule prepared as part of the Agreement. This schedule will identify and define the Work to be executed by Contractor’s commissioning and start-up group and Contractor shall ensure that such schedule is aligned with construction to assure that commissioning of each system and subsystem for the Facility or the Facility is achievable.

9.4    Personnel

Required Field engineering, maintenance, safety, administrative and manual labor personnel carried forward from the construction force will augment the PC/C team during commissioning activities. In addition to personnel provided by Owner for supervision by Contractor pursuant to Section 4.4 of the Agreement, Contractor will supply all personnel as required to commission and start-up the Project.

9.5    Inspection

9.5.1    Work is subject to inspection by Owner as follows:

1.    Owner witness points – Contractor will provide notice to Owner in accordance with Section 12.2B of the Agreement.

2.    Other Tests / Activities – Owner may inspect the Work at Owner’s discretion

9.5.2    Contractor will utilize Contractor’s QA/QC documentation to record commissioning completion checks and tests, as further described in Section 3.18 of the Agreement and Attachment Y.

10.0    RFFGI

10.1    General

RFFGI applies to the Facility and as described in the Agreement.

To achieve RFFGI for the Facility, Contractor must have satisfied the requirements set forth in the Agreement, including Sections 11.1 and 11.1A of the Agreement and this Attachment M.

10.2    Documentation

The Parties shall maintain documentations required by regulatory, for achieving RFFGI for the Facility in accordance with the Section 11.1A of the Agreement.

10.3    Inspection

10.3.1    During RFFGI, all Work is subject to inspection by Owner as follows:

1.    Owner witness points – Contractor will provide notice to Owner in accordance with Section 12.2B of the Agreement.

2.    Other Tests / Activities – Owner may inspect the Work at Owner’s discretion.

10.3.2    Contractor will utilize Contractor’s QA/QC documentation to record RFFGI checks and tests, as further described in Section 11.1A of the Agreement and Attachment Y.

10.4    RFFGI Certificate

10.4.1    Contractor shall issue an RFFGI Certificate in accordance with Section 11.1A of the Agreement. There will be one certificate per Train prior to first introduction of fuel gas/feed gas to the Train.

10.4.2    The RFFGI Certificate shall be accompanied by:

1.    the Pre-Startup Safety Review Checklist (PSSR), along with documentation demonstrating Owner’s acceptance thereof, for the Facility,

10.4.3    Owner shall review Contractor’s RFFGI Certificate and supporting documentation for the Facility and shall either approve or reject such certificate in accordance with Section 11.3 of the Agreement.

11.0    RFSU – Ready For Start Up

11.1    General

11.1.1    RFSU applies to the Facility and as described in the Agreement.
11.1.2    To achieve RFSU for the Facility, Contractor must have satisfied the requirements set forth in the Agreement and this Attachment M.

11.2    Documentation

Contractor shall provide to Owner RFSU documents in accordance with Section 11.1B of the Agreement.

11.3    Planning

No later than one hundred eighty days (180) prior to RFSU, Contractor shall provide Owner with a commissioning skyline. Contractor’s commissioning skyline shall support Contractor’s commissioning and start-up priorities. This skyline will be integrated with the CPM Schedule prepared as part of the Agreement. This schedule will identify the Work to be executed by

Contractor’s commissioning and start-up group and Contractor shall ensure that such schedule is aligned with construction to assure that RFSU for the Train and the utilities is achievable.

11.4    Inspection

11.4.1    During RFSU preparation, all Work is subject to inspection by Owner as follows:

1.    Owner witness points – Contractor will provide notice to Owner in accordance with Section 12.2B of the Agreement.

2.    Other Tests / Activities – Owner may inspect the Work at Owner’s discretion.

11.4.2    Contractor will utilize Contractor’s QA/QC documentation reviewed by Owner to record RFSU checks and tests, as further described in Section 11.1B of the Agreement and Attachment Y.

11.5    RFSU Certificate

11.5.1    Contractor shall issue an RFSU Certificate for the Train for Owner’s approval in accordance with Section 11.1B of the Agreement.

11.5.2    The RFSU Certificate shall be accompanied by:

1.    Train identification,

2.    the approved RFSU Punchlist with all Category A RFSU Punchlist items completed,

11.5.3    Owner shall review Contractor’s RFSU Certificate and supporting documentation and shall either approve or reject such certificate in accordance with Section 11.3 of the Agreement.

12.0    Start-Up

12.1    Contractor shall offer the RFSU Certificate per Train

Start-up is the purpose of producing on spec LNG product. Start-up activities will begin on a system or subsystem of the Equipment when (1) the RFSU Completion Certificate has been accepted in accordance with Section 11.3 of the Agreement, and (2) the start-up procedures (as set forth in the start-up manual referred to herein) are in place at the Site. All personnel involved in start-up activities shall be trained and shall be conversant with the content and application of all such procedures.

Start-up is the responsibility of Contractor and may commence after Owner has approved the RFSU Certificate for the Facility. Contractor shall prepare and provide a detailed start-up manual for Owner’s review and approval. The manual will include Contractor’s start-up plan and start-up procedures, including procedures for achieving Cool Down of the Project, and will address, at a minimum, the start-up activities described herein and in Attachment S. Contractor shall provide all construction labor, supervisory personnel, vendor representatives, technicians and other items necessary to prepare, test and start-up the Project and the Equipment and for the execution of the Performance Tests.

Owner will provide operating personnel for supervision by Contractor in accordance with Section 4.4 of the Agreement.

During the start-up phase of the Facility and prior to Substantial Completion Contractor will have full responsibility for the day to day operation and maintenance of the Facility with the assistance of Owner’s operating and maintenance personnel, as further described in the Agreement.

13.0    Operator & Maintenance Personnel Training Program

The operator and maintenance training program shall meet the requirements of Section 3.5 of the Agreement.

13.1    General

13.1.1    Contractor shall design and conduct at the Site or other location approved by Owner, a Project-specific training program for Owner personnel covering the following topics:

Training Program	Trainer	Intended Trainees
Project Orientation / Safety	Contractor	All client / Contractors’ personnel on SITE
Basic Equipment Maintenance	Contractor	Maintenance and Operations personnel
General Operations Training	Contractor / Process Licensors	All operations personnel
Operations Training	Contractor	Operations personnel
On-the-Job Training and Qualification	Contractor prepares and uses OJT materials. Contractor formally qualifies personnel.	Operations and Maintenance Personnel

13.1.2    For the purposes of defining the training program, each item of major mechanical, electrical and control Equipment will be discussed individually, while other Equipment will be grouped by type.

13.1.3    Program Attributes.

1.    The training program will clearly set out the performance, safe work practices, and knowledge requirements those personnel, whether experienced or new to the LNG industry, should exhibit at the end of the training. These programs should have the following key attributes:

Be focused specifically on the gap between current and required performance;

Be tailored to individuals or groups according to business need;

Be expressed in quantifiable terms that allows them to be measurable;

Be achievable and realistic, but challenging.

2.    Each program will follow on logically from the safety considerations associated with safe start-up and operation as well as safe shutdown and isolation of systems and shall meet the requirements of the Agreement. Systems will be put in place to measure the effectiveness of classroom, as well as “on-the-job” training. The programs will be prepared to cover the operational and maintenance aspects of the Facility and provide the knowledge and skills required by the individual disciplines to allow new recruits to competently operate, troubleshoot and maintain the Facility systems in good operating order. “On-the-job” training and coaching standards will also be monitored and verified internally through first line supervisors and periodically, if required by Owner, via external verifiers.

13.2     Contractor Responsibilities

13.2.1    Prepare Owner personnel for the operation and maintenance of the Facility after Substantial Completion.

13.2.2    Design and administer the training program.

13.2.3    Ensure that the training plan, schedules, policies and procedures are completely aligned with Owner expectations by working in a partnership approach.

13.2.4    Provide owner with a high-level plan and schedule of the program at least one hundred eighty (180) Days prior to the commencement of the training program.

13.2.5    Ensure that all Vendors providing training will provide such training in line with Project standards and specifications, presented by professional trainers and delivered in a timely fashion in line with the overall CPM Schedule.

13.2.6    Provide qualified trainers and training materials to achieve the objectives set forth herein and meeting the requirements of the Agreement.

13.3    Owner Responsibilities

13.3.1    Provide a reasonable number of personnel, who are capable of being trained by Contractor, designated by Owner in its sole discretion, up to one hundred and twenty one (121) positions for seven (7) Trains (which may be increased by agreement of the Parties).

Owner’s personnel available to Contractor for each of the seven (7) Trains: *** (***)

Position	Total seconded	Number per Shift
Control Room Operators	***	*** per Train in *** shifts
Field Operators	***	*** per Train in *** shifts
Maintenance Personnel (mechanical, electrical, I&C)	***	*** total (day shift only)

Contractor’s training requirements for Owner’s personnel for each Stage:

Stage A (Trains 1, 2, 3): *** (***)

Position	Total Trainees
Control Room Operators	***
Field Operators	***
Maintenance Personnel (mechanical, electrical, I&C)	***
Engineer	***

Stage B (Trains 4, 5): *** (***)

Position	Total Trainees
Control Room Operators	***
Field Operators	***
Maintenance Personnel (mechanical, electrical, I&C)	***
Engineer	***

Stage C (Trains 6, 7): *** (***)

Position	Total Trainees
Control Room Operators	-
Field Operators	***
Maintenance Personnel (mechanical, electrical, I&C)	-
Engineer	-

13.3.2    Owner personnel shall at all times remain employees of Owner and Owner shall be responsible for all items of expense relating to employment and participation in Contractor’s training program including personal protective equipment (PPE), tools, salary, benefits, taxes, travel and living expenses.

13.4    Trainers

All trainers provided by Contractor directly, or through third party Vendors, shall meet the following requirements:

13.4.1    Trainers will be qualified within their particular field and will possess a clear command of the English language.

13.4.2    Trainers will be supervisor or senior engineer level.

13.4.3    Trainers will have previous experience in conducting similar equipment training sessions.

13.4.4    Trainers will have relevant technical experience, including familiarity with the Project, equipment layout, hardware installation and applied software.

13.4.5    Trainers will be fully familiar with the equipment or systems, which are featured in the training session.

13.4.6    Trainers will be equipped with the necessary subject hardware and software tools to facilitate effective training.

13.5    Timing

Trainees must have completed classroom and Vendor training and be ready for field assignment no later than one hundred eighty (180) Days prior to RFSU. This applies to classroom training, and not to on-the-job training and qualification.

13.6    On-the-Job Training

Contractor shall provide on-the-job training (“OJT”) as needed for Owner designated operations, maintenance and technical personnel who will be present in the liquefaction facility during the pre-commissioning, commissioning and start-up period.

OJT will provide job-specific field training for selected Equipment at the Facility. Supervisory personnel will train and evaluate operations and maintenance personnel in the performance of their duties.

OJT will be delivered during the pre-commissioning and commissioning phases of the Facility and continue during the initial start-up and subsequent operation of the Facility. Contractor’s field trainers will assign OJT tasks on a pass / fail basis to Owner’s trainee operations and maintenance personnel. The assignment of OJT tasks and the assessment of pass / fail will be at Contractor’s sole discretion and will be recorded in the trainee’s record.

13.7    Classroom Training

13.7.1    Contractor shall prepare and carry out a classroom-training program with no more than three (3) full qualification training sessions for up to a combined total of [one hundred thirty (130) (which may be increased by mutual agreement between the Parties)] Owner designated operations, maintenance and technical personnel at the liquefaction facility Site during the construction period. This program shall contain full-time training over a continuous period. Contractor shall prepare a detailed outline of this training program no later than twenty-four (24) months following NTP. In addition, Contractor shall provide for training by mutually agreed Vendor representatives for Owner designated personnel. Vendors to be included are the following:

1.	Liquefaction technology,
2.	AGRU technology,
3.	Refrigeration compressor vendor,
4.	DCS system vendor,
5.	Anti-surge controller vendor,
6.	Safety shutdown systems vendor,
7.	Emergency power generator vendor.
8.	Fired Heater (Contractor-provided training only)

13.7.2    Classroom training will be divided into specific subject areas as follows:

1.	Process description and operating principles,
2.	Special equipment and instrumentation,
3.	Plant Systems Manuals,
4.	Operating requirements,

5.	Maintenance requirements & procedures,
6.	Abnormal and emergency conditions and troubleshooting,
7.	Commissioning and start-up.

13.8    EHS Training
Contractor’s CSU supervisors shall be fully knowledgeable of the potential hazards and the safe practices to be followed in the Work. Before assigning a worker to any new job or reassignment, the supervisor is responsible for instructing the worker on the precautions and actions that must be taken in relation to the job, including emergency response and evacuation as applicable. Contractor shall ensure that its supervisors have adequate training to perform and that they are performing this function properly. Workers shall also be informed of the consequences of deviation from any EHS requirement. The EHS training program will be included in the overall classroom training and shall include, at a minimum, the following topics:

1.	Safe driving and work practices,
2.	Environmental management associated with the work,
3.	Code of conduct,
4.	Waste management,
5.	Dust control,
6.	Lock out / tag out of rotating equipment and electrical systems,
7.	Evacuation procedures,
8.	General and hot work permitting requirements,
9.	Isolation and blinding requirements,
10.	Management of hazardous materials,
11.	Spills and response plans,
12.	Risks and hazards associated with the work,
13.	First aid,
14.	Personal protective equipment,
15.	Occupational health,
16.	Natural resources of the region and the importance of their conservation,
17.	Archaeological discoveries, control, and protection, and
18.	Contractor’s permit to work system.

The training program shall also include any specific training as identified in the Contractor’s training matrix within the EHS plan. Contractor must analyze training requirements and initiate a training program to demonstrate that all persons employed, including Subcontractors, are suitably qualified, competent and fit.

13.9    Vendors and Subcontractors

As part of the overall Operator Training Program, Contractor shall propose and organize training sessions conducted by Vendor, and Subcontractor representatives for Equipment operations and maintenance training. Vendor, and Subcontractor training sessions may, with Owner agreement, be held at Vendor, and Subcontractor shops, on Site, or at Contractor’s facilities (home office and field), or other locations approved by Owner. For training held at Vendor or Subcontractor shops, travel expenses for Owner personnel will be the responsibility of the Owner. Such training sessions should include items such as, but not limited to:

1.	MR compressors and drivers;
2.	BOG compressor;

3.	Air compressor;
4.	Air dryers;
5.	DCS and control systems;
6.	Network and telecommunication systems;
7.	HVAC;
8.	Main switchgears and motor control centers:
9.	Variable Frequency Drive and controls;
10.	Direct-fired heaters;
11.	Flares and thermal oxidizer;
12.	Amine re-circulation pumps;
13.	Diesel generators; and
14.	Security systems.
Training shall consist of classroom and field training sessions, specific to each equipment supplier. Duration of classroom and field training will be customized for each equipment supplier and approved by Owner. Training days shall run concurrently as practical.

13.10    Supplies and Lesson Plans

Contractor shall provide training manuals and supplies for each participant in the training program. Training manuals shall consist of three-ring binders to which material can be added as course material is presented. For each lecture or presentation, each student shall receive a copy of the applicable operations procedures, a lesson plan, and copies of any drawings, overhead projections, etc., used in the training session. Lesson plans shall describe the objective of the lecture and inform trainees what they are expected to do or be able to do after the training session is completed. Lesson plans shall also identify applicable technical references and training aids to be used and include a detailed breakdown of the points of discussion to be addressed in the training presentation. Each presentation on a plant system shall be accompanied, if possible, by an in-plant walk through of the applicable system. Lesson plans shall be prepared for each system walk through that detail the key components to be viewed and the inter-system relationships to be emphasized during the walk through. If not possible to conduct these in-plant walk downs during the classroom training then this will be accomplished during on the job training during the commissioning phase.

13.11    Training Guides

Contractor shall prepare and provide detailed training manuals (“Training Guides”) containing specific guidance sections that are designed to navigate personnel through the OMT manuals for each Plant System by way of course outline and exercises. The intent is for personnel to be able to use the training guide as a “curriculum” along with the Operation Manual and SOP.
Training Guides shall include at a minimum:

1.0	Training Objectives: Learning Objectives, Reference Documents (PSM, SOPs, P&IDs)
2.0	Instructions: Overview, Training Guide Organization, Designated Trainers, Definitions
3.0	Operation Manual: Safety and Environmental, Acronyms and Terms, About the System, P&IDs, How the System Works, Instrumentation, Field Walkdown, Operating Modes, Troubleshooting
4.0	Operating Procedures: Introduction, Procedure Review, Procedures

5.0	Qualification criteria and OJT procedure
6.0	Document Record (revision history)

The Training Guides shall include tests (“Knowledge Tests”) which may be used to improve comprehension of the subject matter. Knowledge Tests and/or their contents are not published to maintain their integrity as a comprehension measurement.

13.12    Course Summary Manual

Within Ninety (90) Days of the conclusion of the classroom training, Contractor shall provide Owner a course summary manual for use in the Facility’s continuing training program that includes: the schedule employed in the conduct of the training, copies of the training materials (lesson plans, drawings, PowerPoint presentations, etc.) used in each session, and copies of the examinations (with answer keys) used to evaluate student performance during and after the training.

13.13    Competence Assurance

13.13.1    Assessment is an important part of the training process. Assessment assures that the training has been effective and that the skills learned are capable of being implemented safely and effectively in the workplace.

Contractor’s approach to competence assurance for the Facility will include:

1.Testing. Testing will be a part of all courses scheduled under the operations and maintenance training program to ensure that a minimum level of knowledge or skills is transferred to course participants. Contractor and Owner will agree on a pass mark to set the standard expected of trainees. Contractor shall develop a remedial training course in the event it is required.

2.Competency. Contractor will perform the competency assessment. The assessor will typically be an immediate Owner or Contractor’s supervisor (or contracted training professional) who has been trained and qualified to carry out such an assessment.

14.0    Turnover Documentation

In addition to the requirements of the Agreement, including Attachment B, Contractor shall provide the following:

14.1    Operation Manuals

14.1.1    Contractor shall prepare and provide operating and maintenance manual (“Plant System Manual”) or (“PSM”), Standard Operating Procedures, for each process system. Plant System Manuals, Operating and maintenance manuals, standard operating procedures shall be indexed and shall be provided in native format and pdf versions per the requirements of Attachment B. Each shall be designed using the format and standard provided by Owner.

The following System/Subsystem List to be finalized following twenty four (24) months after NTP:

1.Power Systems (E-House & Utilities Substation after Home Run)

2.Air Systems (Instrument Air Compressor Skid)
3.Power System
4.Water System (Utility Water)
5.Effluent Systems
6.Fire Water System
7.Nitrogen Introduction System
8.Demin Water System
9.Feed / Fuel Gas
10.Air Systems Distribution (IA &PA)
11.Essential Services Generator
12.Flare Systems
13.Hot Oil System
14.H2S / Mercury Absorber
15.Acid Gas Removal / Thermal Oxidizer
16.Dehydration
17.MR Compressor
18.Liquefaction Cold Box
19.Heavy HC Removal Cold Box
20.Condensate Stabilization System
21.LNG Rundown
22.DCS
23.Communications System
24.Fire and Gas Detection
25.ESD
26.Buildings

Contractor shall review the operations, maintenance and training (“OMT”) manuals for the Plant Systems and make required revisions, additions and deletions to such OMT manuals to incorporate the changes required for the design of the Facility.

Contractor shall develop all of the OMT manuals for the Plant Systems in accordance with this Attachment M and otherwise as necessary to ensure that the Plant System Manual fulfills the DOT OMT requirements.

14.2    Standard Operating Procedures (SOPs)

Contractor shall prepare and provide Standard Operating Procedures (SOPs) for each Plant System. Each SOP shall be detailed to cover each piece of Equipment in the applicable Plant System.

The Standard Operating Procedures shall include at a minimum:

1.0 Introduction
2.0 Health, Safety and Environmental Related Issues
3.0 Technical References (identifies the associated PSM)
4.0 System Diagram, UFD or PFD (simplified diagram, not as complicated as P&ID but showing items necessary to understand the procedure)
5.0 Pre-Start Procedure (detailed pre-start steps)
6.0 Normal Start-up Procedure
7.0 Normal Operation Procedure
8.0 Normal Shutdown Procedure

9.0 Emergency Shutdown Procedure
10.0 Document Record

14.3    QA/QC Records

Contractor shall prepare and provide Site QA/QC records for construction, pre-commissioning and commissioning. Site QA/QC records shall be indexed and shall be provided in native format as applicable and pdf versions in accordance with Contractor’s Construction Records Retention and Turnover List (RRTL) and Attachment B. The project RRTL list will be developed for the project and provided to Owner for review and comment prior to issuance.

Pre-commissioning and commissioning QA/QC documentation shall be compiled by system and subdivided by subsystem.

14.4    Vendor’s QA/QC documentation for Equipment and Materials

The Vendor QA/QC documentation for Equipment shall be compiled by the purchase order (including sub-orders and follow on orders with the same Vendor) and shall meet the requirements of the Agreement, including Attachment Y. Without limiting the requirements of the Agreement, including Attachment B, an index shall be provided for each purchase order.

The Vendor QA/QC documentation for bulk materials (non-tagged Items) shall be compiled by the unpriced purchase order (including sub-orders and follow on orders with the same Vendor) and shall meet the requirements of the Agreement, including Attachment Y. Without limiting the requirements of the Agreement, including Attachment B, an index shall be provided for each purchase order.

ATTACHMENT O
INSURANCE REQUIREMENTS

1.Contractor’s Insurance.

A.    Types and Amounts of Insurance. Contractor shall, at its own cost and expense, procure and maintain in full force and effect at all times from the commencement of the Work through Final Completion (except for such longer periods of time as specified in this Attachment O) the following insurances, which may be provided in one or more policies of insurance and which in any case shall be on an occurrence basis and under forms of policies reasonably satisfactory to Owner.

(1)    Worker’s Compensation and Employers’ Liability Insurance. Contractor shall comply with Applicable Law with respect to worker’s compensation and employer’s liability requirements and other similar requirements for wherever the Work is performed and shall procure and maintain worker’s compensation and employer’s liability policies in accordance with Applicable Law and the requirements of the Agreement. These policies shall include coverage for all states and other applicable jurisdictions, voluntary compensation coverage and occupational disease and for all temporary and/or leased employees and Alternative Employer endorsement (WC 00 03 01, or equivalent). If the Work is to be performed on or near navigable waters, the policies shall include (and Contractor shall furnish a certificate of insurance showing compliance with) coverage for United States Longshoremen’s and Harbor Workers’ Act, the Jones Act, and any other Applicable Law regarding maritime law, including stating that a claim made against Owner or its underwriters by an employee of Contractor based on the doctrine of “borrowed servant” shall, for the purposes of this insurance only, be treated as a claim under Contractor’s policy. A maritime employers’ liability policy may be used to satisfy applicable parts of this requirement with respect to Work performed on or near navigable waters,

Limits:
Worker’s compensation: Statutory; and
Employers’ liability insurance (including marine operations if applicable): amounts required by Applicable Law or U.S. $1,000,000 any one accident, whichever is the greater.

(2)    Commercial General Liability Insurance. This policy shall be dedicated to the Project, insuring Owner’s Group, Contractor, Subcontractors and Sub-subcontractors (with architects, engineers and other consultants of any tier for their Site activities only), and shall cover liability for bodily injury (including death and disease) or loss of or damage to property arising from premises, operations, products-completed operations, personal and advertising injury and liability assumed under an insured contract (including the tort liability of another assumed in a business contract) for damages arising out of the Work or the Project and shall, at a minimum, include coverage for (i) all premises and operations of Contractor; (ii) all products and completed operations of Contractor for five (5) years after Final Completion; (iii) fire, explosion, collapse and underground damage; (iv) contractual liability; (v) have worldwide geographical limits (excluding countries under US sanction); and (vi) shall include defense and claim expenses, separation of insureds clause, sudden and accidental pollution and contamination, primary insurance clause, blanket contractual liability, non-vitiation, and include Owner’s officers, directors and employees as insured parties. The deductible shall not be greater than One Million U.S. Dollars (U.S.$1,000,000). The policy shall provide coverage for any Work performed by Contractor during the Defect

Correction Period, including removing, repairing, replacing or correcting Defective Work. The aggregate limits shall apply separately to each annual policy period, except for the products and completed operations coverage, which shall be a Project term aggregate.

Limits:	U.S.$ 2,000,000 combined single limit per occurrence;
U.S.$ 4,000,000 general annual aggregate limit dedicated to the Project; and
U.S.$4,000,000 products and completed operations Project term aggregate.

(3)    Commercial Automobile Insurance. This policy shall include coverage for all owned, non-owned and hired vehicles, and liabilities for the death of or injury to any one person and liabilities for loss of or damage to property resulting from any one accident and otherwise comply with Applicable Law. If required by law, the policy must include an appropriate MCS-90 endorsement.

Limit:	U.S.$1,000,000 combined single limit per occurrence.

(4)    Umbrella or Excess Liability Insurance. This policy shall be dedicated to the Project and written on a “following form” basis and shall provide coverage in excess of the coverages required to be provided by Contractor for employer’s liability insurance, commercial general liability insurance, maritime employer’s liability, and commercial automobile liability insurance. The aggregate limit shall apply separately to each annual policy period, except for the products and completed operations coverage, which shall be a Project aggregate.

Limits:	U.S. $100,000,000 combined single limit each occurrence dedicated to the Project; and
U.S. $100,000,000 aggregate limit dedicated to the Project

(5)    Aircraft Liability Insurance. If applicable, for all owned and non-owned aircraft (whether manned or unmanned), operated, chartered, or brokered in connection with the Work performed under the Agreement, Contractor shall purchase and maintain comprehensive aircraft liability insurance with bodily injury liability, property damage liability and passenger liability, and including coverage for contractual liability for those liabilities assumed by Contractor herein:

Limit:	U.S. $100,000,000 combined single limit per occurrence. Minimum U.S. $25,000,000 sublimit for unmanned aircraft

(6)    Watercraft Liability Insurance. If applicable, for all owned, hired or bare-boat chartered marine vessels in connection with the Work under the Agreement, Contractor or vessel owner shall purchase and maintain the following insurance coverages:

a.Hull and machinery insurance covering all owned and/or bareboat chartered watercraft used in performing work and/or services related to this Project. Such coverage shall be written on the American Institute Hull Clauses (6/2/1977) form, or equivalent, with the amount of coverage equal to the fair market value of the hull and machinery;

b.Protection and indemnity insurance to cover liabilities arising out of the ownership, operation and use of any vessel, including coverage for contractual liability for those liabilities assumed by Contractor herein, including sudden and accidental pollution liability, collision and tower’s liability, cargo owner’s legal liability (to the extent applicable), and removal of wreck insofar as required by applicable statute. Any “as owner” and “other than owner” clauses are to be deleted.

Limit:	U.S. $100,000,000 per occurrence; which may be achieved through a combination of primary and excess insurance;

c.    Charterer’s Legal Liability Insurance to cover liabilities arising out of operation and use of any time or voyage chartered vessel including coverage for contractual liability for those liabilities assumed by Contractor herein. The foregoing requirement shall not apply for vessels used solely to transport Equipment.

Limit:	US $100,000,000 per occurrence; which may be achieved through a combination of primary and excess insurance.

d.    Vessel pollution coverage shall be put in place for any owned and/or bareboat chartered vessels used by the Contractor in connection with this Project, with limits of US $100,000,000 per occurrence, which may be achieved through a combination of primary and excess insurance.

e.    To the extent that operations or contractual liability (for those liabilities assumed by Contractor herein) or other provisions outlined are not addressed by insurance listed in clauses (a) and (b) above, Contractor shall delete the “watercraft exclusion” under the commercial general liability insurance in 1(A)(2) above.

(7)    Contractor’s Pollution Liability Insurance. This policy shall be dedicated to the Project and shall provide coverage against claims for bodily injury (including bodily injury and death), property damage (including loss of use/revenue), natural resource damages and clean-up costs, both on and off the Site, caused by or arising out of pollution incidents arising from the activities of Contractor or any of its Subcontractors or Sub-subcontractors. Coverage shall apply to sudden and gradual pollution events, shall include all transportation-related events, and respond to cleanup both on and off the Site. Coverage shall include completed operations coverage for two (2) years after Final Completion.

a.    Such insurance shall include by its terms or appropriate endorsements: completed operations limited cancellation clause; silt, soil and sediment as pollutants; any locations other than the Site or any other site where materials are received or stored; and discovery-triggered coverage for emergency response costs.

b.    Coverage must be evidenced for on and off-Site transportation which may result in a pollution incident/event and non-owned disposal site coverage (if applicable), and shall not include a lead-based paint or asbestos exclusion if such materials are included in the Equipment and materials supplied as part of the Work or are present at the Site or any Project-related site.

Limits:	U.S. $25,000,000 per occurrence; and
U.S. $25,000,000 aggregate limit dedicated to the Project.

(8)    Contractor’s Equipment Floater. Contractor shall maintain or self-insure, and shall cause all Subcontractors and Sub-subcontractors to maintain, equipment insurance covering all Construction Equipment (whether owned, rented, or borrowed) of Contractor, its Subcontractors or Sub-subcontractors. It is understood that this coverage shall not be included under the Builders Risk policy.

(9)    Builder's Risk Insurance. Property damage insurance on an "all risk" basis, including design, fabrication, construction, erection, installation, supply, testing and commissioning, insuring Contractor, Owner’s Group, Contractor’s Subcontractors and Sub-subcontractors (with engineers, consultants, vendors and suppliers for their Site activities only), as their interests may appear, including coverage against loss or damage from the perils of earth movement (including earthquake, landslide, subsidence and volcanic eruption), Windstorm, water damage, flood, startup and testing, strike, riot, civil commotion and malicious damage but excluding terrorism.

a.    Property Covered: The insurance policy shall provide coverage, including while in transit other than by sea or air, excepting property covered by marine cargo insurance, for (i) the buildings, structures, boilers, machinery, pressure vessels, Equipment, facilities, fixtures, supplies, materials, fuel, and all other properties of whatsoever nature or description constituting a part of the Stage 3 Facility, (ii) free issue items used in connection with the Stage 3 Facility, (iii) the inventory of spare parts to be included in the Stage 3 Facility, (iv) property of others in the care, custody or control of Contractor or Owner in connection with the Stage 3 Facility, (v) all preliminary works, temporary works and interconnection works, (vi) foundations and all other property below the surface of the ground, and (vii) electronic equipment, data and media.

b.    Additional Coverages: The insurance policy shall insure (i) the cost of preventive measures to reduce or prevent a loss (sue & labor) in an amount not less than Five Million U.S. Dollars (U.S.$5,000,000), (ii) operational and performance testing for a period not less than ninety (90) Days per Train, (iii) inland transit with sub-limits sufficient to insure the largest single shipment to or from the Site from anywhere within the United States of America, (iv) expediting expenses, including air freight (extraordinary expenses incurred after an insured loss to expedite the reinstatement, repair or replacement of the damaged property), even if such expenses do not reduce the delayed startup loss, in an amount not less than twenty-five percent (25%) of the loss amount, but subject to a maximum of Fifteen Million U.S. Dollars (U.S.$15,000,000), (v) off-Site storage with sub-limits sufficient to insure the full replacement value of any property or Equipment stored off-Site, with the policy specifically naming any off-Site storage location where Equipment in excess of Ten Million U.S. Dollars (U.S.$10,000,000) will be stored, (vi) the removal of debris with a sub-limit not less than twenty-five percent (25%) of the loss amount, but subject to a maximum of Fifteen Million U.S. Dollars (U.S.$15,000,000), (vii) increased cost of construction, (viii) enforcement of building codes, (ix) strikes, riots and civil commotion in amount not less than One Hundred Million U.S. Dollars (U.S.$100,000,000), (x) Equipment breakdown, (xi) firefighting expenses in an amount of not less than Ten Million U.S. Dollars (U.S.$10,000,000), (xii) repeat costs in an amount of not less than Ten Million U.S. Dollars (U.S.$10,000,000) and (xiii) damage to Owner’s existing property in an amount of not less than Five Million U.S. Dollars (U.S.$5,000,000).

c.    Special Clauses: The insurance policy shall include (i) a seventy-two (72) hour flood/windstorm/earthquake clause, (ii) unintentional errors and omissions clause, (iii) a 50/50 clause, (iv) a requirement that the insurer pay losses within thirty (30) Days after receipt of an acceptable proof of loss or partial proof of loss, (v) an other insurance clause making this insurance primary over any other insurance, (vi) a clause stating that the policy shall not be subject to cancellation by the insurer except for non-payment of premium, (vii) territorial limits to include anywhere in the United States and any fabrication yard within or outside the United States, (viii) a provision that in respect of any single occurrence where more than one deductible could apply, then only the highest single deductible shall apply, (ix) professional fees clause, (x) Lenders special conditions (non-vitiation and loss payee), (xi) currency clause providing for loss payments to be made in US dollars only, (xii) coverage for replacing plans and documents, (xiii) escalation cost clause covering increase in material/construction costs, and (xiv) interim payments provision providing partial payment of loss.

d.    Prohibited Exclusions: The insurance policy shall not contain any (i) coinsurance provisions, (ii) exclusion for loss or damage resulting from freezing and mechanical breakdown, (iii) exclusion for loss or damage covered under any guarantee or warranty arising out of an insured peril, (iv) exclusion for resultant damage caused by ordinary wear and tear, gradual deterioration, normal subsidence, settling, cracking, expansion or contraction and faulty workmanship, design or materials no more restrictive than the LEG 2/96.

e.    Sum Insured: No later than LNTP No. 1, the sum insured shall be at least Ninety Million U.S. Dollars (U.S. $90,000,000) (including Twenty-Five Million U.S. Dollars (U.S.$25,000,000) for Windstorm and water damage). No later than NTP, the sum insured shall be an amount no less than an amount to be determined based upon an estimated maximum loss study for the Stage 3 Facility conducted by a specialist firm well versed in performing such studies for the Stage 3 Facility reasonably satisfactory to Contractor, Owner and Lender, with such maximum estimated loss approved by the Parties. The insurance policy shall (i) value losses at replacement cost, without deduction for physical depreciation or obsolescence including custom duties, Taxes and fees, (ii) insure loss or damage from earth movement without a sub-limit, (iii) insure the Stage 3 Facility for property loss or damage from Windstorm and water damage (including flood and storm surge) with a sub-limit of not less than the greater of (a) Two Hundred and Fifty Million U.S. Dollars (U.S.$250,000,000) and (b) the 250-year return period loss during critical phases as determined by a loss study performed by Contractor’s broker, and such sublimit shall apply to the combined loss covered under Section 1.A(9) (Builder’s Risk) and Section 1.A(10) (Builder’s Risk Delayed Startup), and (iv) insure with a sub-limit not less than One Hundred Million U.S. Dollars (U.S.$100,000,000) for loss or damage from strikes, riots and civil commotion.

f.    Deductible: The insurance policy covering the Stage 3 Facility shall have no deductible greater than One Million U.S. Dollars (U.S.$1,000,000) per occurrence; provided, however, (i) for Windstorm and water damage, the deductible shall not be greater than three percent (3%) of values at risk for the Stage 3 Facility, subject to a minimum deductible of One Million U.S. Dollars (U.S.$1,000,000) and a maximum deductible of Fifteen Million U.S. Dollars (U.S.$15,000,000) for the Stage 3 Facility and (ii) for tank fill, testing and commissioning and LEG2/Defects the deductible shall not be greater than Two Million Five Hundred Thousand U.S. Dollars ($2,500,000) for the Stage 3 Facility.

g.    Payment of Insurance Proceeds: The property damage proceeds under the builder’s risk policy shall be paid as follows with respect to any one occurrence:

(1)    the first Ten Million U.S. Dollars (U.S.$10,000,000) of amounts paid under the Builder’s Risk insurance policy for property damage to the Stage 3 Facility shall be paid by the insurance carrier directly to Contractor, which shall be used by Contractor in connection with the repair, replacement or other necessary work in connection with the loss or damage to the Stage 3 Facility; and

(2)    any amounts in excess of Ten Million U.S. Dollars (U.S.$10,000,000) for property damage to the Stage 3 Facility shall (x) be paid by the insurance carrier directly to the Lender’s collateral agent (or if there is no collateral agent, a mutually agreed upon escrow agent), and Owner shall pay such insurance proceeds to Contractor for the completion by Contractor of repairs, replacement and other necessary work in accordance with the restoration plan prepared by Contractor and approved by Owner, the Lender’s administrative agent, and the Independent Engineer and (y), provided that the conditions set forth in clause (x) have been satisfied, be paid by Owner to Contractor in accordance with the following schedule: (a) for the first Ten Million U.S. Dollars (U.S.$10,000,000) of the Builder’s Risk proceeds received by the Lender’s Collateral Agent (or escrow agent) for the Stage 3 Facility, Owner shall have five (5) Business Days after the Lender’s collateral agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor; (b) for the Forty Million U.S. Dollars (U.S.$40,000,000) in Builder’s Risk proceeds received by the Collateral Agent (or escrow agent) for the Stage 3 Facility in excess of the amounts referred to in clause (a) above, Owner shall have fifteen (15) Business Days after the Lender’s collateral agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor; and (c) and for any Builder’s Risk proceeds received by the Lender’s collateral agent (or escrow agent) in excess of the amounts referred to in clause (b), Owner shall have thirty (30) Business Days after the Lender’s collateral agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor. Notwithstanding the foregoing, under no circumstances shall Owner be required to pay any Builder’s Risk insurance proceeds to Contractor if Owner or Lender elects not to repair or rebuild the Stage 3 Facility, except to the extent Contractor has incurred costs in excess of the Ten Million U.S. Dollars (U.S.$10,000,000) of the Builder’s Risk proceeds paid directly to Contractor for safety, protection and salvage for the Stage 3 Facility. For the avoidance of doubt, if there is a delay in the approval of the restoration plan beyond the times specified in Section 1.A(9)g(2)(y) (a), (b) or (c) through no fault of Contractor, and Contractor satisfies all other conditions in Section 1.A(9)g(2) for the payment of Builder's Risk proceeds received by the Lender’s collateral agent (or escrow agent), then Contractor shall be entitled to relief to the extent permitted under Section 6.2A.12 of the Agreement.

(10)    Builder’s Risk Delayed Startup Insurance. No later than NTP, delayed startup coverage insuring Owner and Lender, as their interests may appear, covering the Owner’s net revenue (where such net revenue equals the amount paid or payable to Owner for products delivered or services rendered less variable expenses and acquisition costs dependent upon revenue) but in all cases in an amount equal to not less than eighteen (18) Months (or such other period of time as determined by Owner and notified to Contractor) of Owner’s fixed costs and debt service as provided by Owner, as a result of any loss or damage insured by Section 1.A(9) above resulting in a delay in Substantial Completion beyond its anticipated date of Substantial Completion in an amount to be determined by Owner and Lender’s insurance advisor in consultation with Contractor and subject to commercial availability at a reasonable cost. The Contract Price assumes the procurement of Three Hundred and Thirty-Five Million U.S. Dollars (U.S.$335,000,000) in delayed startup coverage. If Owner requires more or less coverage, Contractor shall procure such amount of coverage and the Contract Price shall be respectively increased by the amount of the increase in premiums associated with such increase in coverage or decreased by the amount of the decrease in premiums associated with such decrease in coverage, which such increase or decrease in the Contract Price occurring by Change Order. This coverage shall be on an actual loss-sustained basis. Any proceeds from delay in startup insurance shall be payable solely to the Lender or its designee and shall not in any way reduce or relieve Contractor of any of its obligation or liabilities under the Agreement.

Such insurance shall (a) have a deductible of not greater than sixty (60) Days aggregate for all occurrences, except ninety (90) Days in the aggregate in the respect of Windstorms and water damage, during the Builder’s Risk policy period, (b) include an interim payments clause allowing for the monthly payment of a claim pending final determination of the full claim amount, (c) cover loss sustained when access to the Site is prevented due to an insured peril at premises in the vicinity of the Site for a period not less than sixty (60) Days, (d) cover loss sustained due to the action of a public authority preventing access to the Site due to imminent or actual loss or destruction arising from an insured peril at premises in the vicinity of the Site for a period not less than sixty (60) Days, (e) insure loss caused by FLEXA named perils to finished Equipment (including machinery) while awaiting shipment at the premises of a Subcontractor or Sub-subcontractor, (f) not contain any form of a coinsurance provision or include a waiver of such provision, (g) cover loss sustained due to the accidental interruption or failure, caused by an insured peril of supplies of electricity, gas, sewers, water or telecommunication up to the terminal point of the utility supplier with the Site for a period not less than sixty (60) Days, (h) contain Lenders special conditions (non-vitiation and loss payee) and (i) cover professional services.

(11)    Marine Cargo Insurance. Cargo insurance insuring Contractor, Owner’s Group, and all Subcontractors and Sub-subcontractors, as their interests may appear, on a “warehouse to warehouse” basis including land, air and marine transit anywhere in the world insuring “all risks” of loss or damage to all goods and/or merchandise, materials, spare parts, plant, machinery, Equipment (but not Construction Equipment) and/or components incidental to the construction, erection, commissioning and setting to work of the Stage 3 Facility, on a C.I.F. basis plus ten percent (10%) from the time the goods are in the process of being loaded for transit until they are finally delivered to the Site including shipment deviation, delay, forced discharge, re-shipment and transshipment. Such insurance shall (a) include coverage for war, strikes and civil commotion, theft, pilferage, non-delivery, charges of general average sacrifice or contribution, salvage expenses, temporary storage in route, consolidation, repackaging, refused and returned shipments, debris removal, in each case subject to customary sublimits, (b) contain a replacement by air extension clause, a 50/50 clause, a difference in conditions for C.I.F. shipments, an errors and omissions clause, an import duty clause, a non-vitiation clause (but subject to a paramount warranty for surveys of critical items), a Lenders loss payable clause, and an accumulation clause (200%) subject to requirement that either insured is not aware or notifies when becoming aware, (c) include an insufficiency of packing clause (to the extent insufficient packing arose without an insured’s privity or knowledge), (d) provide coverage for sue and labor in an amount not less than One Million U.S. Dollars (U.S$1,000,000), (e) insure for the replacement value of the largest single shipment on a C.I.F. basis plus ten percent (10%), subject to a minimum limit of One Hundred Million U.S. Dollars (U.S.$100,000,000) per conveyance, and (f) have a coverage period of no less than twenty-four (24) months from the date of first shipment.

The property damage proceeds under the marine cargo policy shall be paid as follows with respect to any one occurrence:
a.the first Ten Million U.S. Dollars (U.S.$10,000,000) of amounts paid under the marine cargo insurance policy for property damage to the Stage 3 Facility shall be paid by the insurance carrier directly to Contractor, which shall be used by Contractor in connection with the repair, replacement or other necessary work in connection with the Stage 3 Facility; and

b.any amounts in excess of Ten Million U.S. Dollars (U.S.$10,000,000) for property damage to the Stage 3 Facility shall (x) be paid by the insurance carrier directly to the Collateral Agent (or if there is no Collateral Agent, a mutually agreed upon escrow agent), and Owner shall pay such insurance proceeds to Contractor for the completion by Contractor of repairs, replacement and other necessary work in accordance with the restoration plan prepared by Contractor and approved by Owner, the Lender’s administrative agent, and the Independent Engineer and, (y) provided that the conditions set forth in clause (x) have been satisfied, be paid by Owner to Contractor in accordance with the following schedule: (a) for the first Ten Million U.S. Dollars (U.S.$10,000,000) of marine cargo proceeds received by the Lender’s collateral agent (or escrow agent) for the Stage 3 Facility, Owner shall have five (5) Business Days after the Collateral Agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor; (b) for the Forty Million U.S. Dollars (U.S.$40,000,000) in marine cargo proceeds received by the Collateral Agent (or escrow agent) for the Stage 3 Facility in excess of the amounts referred to in clause (a) above, Owner shall have fifteen (15) Business Days after the

Lender’s collateral agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor; and (c) and for any marine cargo proceeds received by the Lender’s collateral agent (or escrow agent) in excess of the amounts referred to in clause (b), Owner shall have thirty (30) Business Days after the Lender’s collateral agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor. Notwithstanding the foregoing, under no circumstances shall Owner be required to pay any marine cargo insurance proceeds to Contractor if Owner or Lender elects not to repair or rebuild the Stage 3 Facility, except to the extent Contractor has incurred costs in excess of the Ten Million U.S. Dollars (U.S.$10,000,000) of marine cargo proceeds paid directly to Contractor for safety, protection and salvage for the Stage 3 Facility. For the avoidance of doubt, if there is a delay in the approval of the restoration plan beyond the times specified in this Section 1.A(11)b(y) (a), (b) or (c) through no fault of Contractor, and Contractor satisfies all other conditions in Section 1.A(11)b for the payment of marine cargo proceeds received by the Collateral Agent (or escrow agent), then Contractor shall be entitled to relief to the extent permitted under Section 6.2A.12 of the Agreement.

(12)    Marine Cargo Delayed Startup Insurance. Delayed startup insurance insuring Owner and Lender, as their interests may appear, for the Owner’s net revenue (where such net revenue equals the amount paid or payable to Owner for products delivered or services rendered less variable expenses and acquisition costs dependent upon revenue) but in all cases in an amount equal to not less than eighteen (18) Months (or such other period of time as determined by Owner and notified to Contractor) of Owner’s fixed costs and debt service as provided by Owner, due to a delay in achievement of Substantial Completion of a Train arising out of an event insured by the marine cargo insurance. Such insurance shall (a) cover the actual loss sustained due to blockage/closure of specified waterways, (b) include an interim payments clause allowing for the monthly payment of a claim where liability is admitted, pending final determination of the full claim amount and (c) cover delay caused by loss, breakdown or damage to the hull, machinery or Equipment of the vessel or aircraft on which the insured property is being transported, resulting in a delay in achievement of Substantial Completion of a Train beyond its anticipated date of Substantial Completion in an amount to be determined by Owner and Lender insurance advisor in consultation with Contractor and subject to commercial availability at a reasonable cost. The Contract Price assumes the procurement of Three Hundred and Thirty-Five Million U.S. Dollars (U.S.$335,000,000) in delayed startup coverage. If Owner requires more or less coverage, Contractor shall procure such amount of coverage and the Contract Price shall be respectively increased by the amount of the increase in premiums associated with such increase in coverage or decreased by the amount of the decrease in premiums associated with such decrease in coverage, which such increase or decrease in the Contract Price occurring by Change Order. Prior to the shipment of any Equipment under this Agreement but in any event no later than NTP, Contractor shall insure Project for an amount to be determined by Owner and Lender’s insurance advisor and subject to commercial availability at a reasonable cost. Such insurance shall have a deductible of not greater than sixty (60) Days aggregate for all occurrences during the policy period. Any proceeds from delay in startup insurance shall be payable solely to Lender or its designee and shall not in any way reduce or relieve Contractor of any of its obligation or liabilities under the Agreement. Any claims under the marine cargo delayed startup insurance shall be handled and adjusted by Owner, with the cooperation by Contractor. Owner may communicate all financial information directly to Contractor’s insurance broker. Contractor shall not be entitled to receive any such information.

B.    Insurance Companies. All insurance required to be obtained by Contractor pursuant to the Agreement shall be from an insurer or insurers reasonably acceptable to Owner and authorized to conduct business in the state where the Stage 3 Facility will be located and shall be rated with at least (i) A.M. Best rating of A-/VIII or better, (ii) Standard and Poor’s rating of “A-” or better, (iii) a Fitch rating of “A-“ or better or (iv) a Moody’s rating of “A3” or better.

C.    Subcontractor’s and Sub-subcontractor’s Insurance Requirements. Contractor shall ensure that each Subcontractor and Sub-subcontractor shall either be covered by the insurance provided by Contractor pursuant to the Agreement, or by insurance procured by a Subcontractor or Sub-subcontractor. Should a Subcontractor or Sub-subcontractor be responsible for procuring its own insurance coverage, Contractor shall ensure that each such Subcontractor or Sub-subcontractor shall procure and maintain insurance to the full extent required of Contractor under the Agreement and shall be required to comply with all of the requirements imposed on Contractor with respect to such Contractor-provided insurance on the same terms as Contractor, except that Contractor shall have the sole responsibility for determining the types and limits of coverage required to be obtained by such Subcontractors or Sub-subcontractors in accordance with reasonably prudent business practices. Upon Owner’s written request, Contractor shall promptly furnish to Owner certificates of insurance evidencing coverage for each Subcontractor and Sub-subcontractor. Any deficiency in the coverage, policy limits, or endorsements of said Subcontractor or Sub-subcontractor insurance will be the sole responsibility of Contractor. All such insurance shall be provided for at the sole cost of Contractor or its Subcontractors or Sub-subcontractors.

D.    Additional Insured and Named Insured. All insurance policies described in Sections 1.A(3), 1.A(5), and 1.A(6) above shall include as additional insureds the Owner Group to the extent of the risks and liabilities assumed by Contractor under the Agreement. All insurance policies described in Sections 1.A(2), 1.A(4), 1.A(7), 1A(9), 1A(10), 1A(11) and 1A(12) shall include as named insureds the Owner Group.

E.    Waiver of Subrogation. All policies of insurance required under the Agreement shall include clauses providing that each underwriter shall waive its rights of recovery, under subrogation or otherwise, against members of Owner Group for the risks and liabilities assumed by Contractor under the Agreement. Contractor waives, and shall require all of its Subcontractors and Sub-subcontractors to waive in their respective Subcontracts and Sub-subcontracts, any and all claims, damages, losses, costs, and expenses against Owner Group to the extent such claims, damages, losses, costs and expenses are covered by insurance procured by Contractor or any of its Subcontractors or Sub-subcontractors pursuant to the Agreement.

F.    Contractor’s Insurance is Primary. The insurance policies of Contractor and its Subcontractors and Sub-subcontractors shall be primary and non-contributing to any other insurance available to members of Owner Group and shall apply and be in full force and effect regardless of other insurance.

G.    In Rem. The insurance policies of Contractor and any of its Subcontractors and Sub-subcontractors shall, where applicable, contain a clause providing that a claim “in rem” shall be treated as a claim against the respective Contractor, Subcontractor or Sub-subcontractor.

H.    Severability. The insurance policies of Contractor and of its Subcontractors and Sub-subcontractors shall, where applicable, contain a severability of interest clause or a standard cross liability endorsement.

I.    Non-Vitiation. The insurance policies of Contractor and of its Subcontractors and Sub-subcontractors shall provide a “Multiple Insured Clause.”

J.    Copy of Policy. At Owner’s written request, Contractor shall promptly provide Owner copies of each of the insurance policies described in Sections 1.A(2), 1.A(4) and 1.A(7), including endorsements, of Contractor, or if the policies have not yet been received by Contractor, then with binders of insurance, duly executed by the insurance agent, broker or underwriter fully describing the insurance coverages as required herein.

K.    Subject to Change. At Owner’s request, Owner may, at its sole option, to the extent such requested insurance is available, increase Contractor’s insurance obligations under this Agreement and the payment of any incremental increase in the cost of such insurance shall be reimbursed by Owner at cost via a Change Order.

L.    No Cancellation. All policies providing coverage hereunder shall contain a provision that at least thirty (30) Days’ prior notice shall be given by insurers to the procuring Parties who shall forward to non-procuring Parties and additional insureds prior to such coverage being cancelled or allowed to expire. Contractor shall give at least thirty (30) Days’ prior notice to the non-procuring Parties and additional insureds prior to such coverage being materially restricted or materially reduced.

M.    Limitation of Liability. Types and limits of insurance shall not in any way limit any of Contractor’s obligations, responsibilities or liabilities under the Agreement.

N.    Jurisdiction. All insurance policies shall include coverage for jurisdiction within the United States of America or other applicable jurisdiction.

O.    Miscellaneous. Contractor and its Subcontractors and Sub-subcontractors shall do nothing to void or make voidable any of the insurance policies purchased and maintained by Contractor or its Subcontractors or Sub-subcontractors hereunder. Contractor shall promptly give Owner notice in writing of the occurrence of any casualty, claim, event, circumstance, or occurrence that may give rise to a claim under an insurance policy hereunder and arising out of or relating to the performance of the Work; provided, however, in no event shall such notice be more than three (3) Days after the occurrence of such casualty, claim, event, circumstance or occurrence. In addition, Contractor shall ensure that Owner is kept fully informed of any subsequent action and developments concerning the same, and assist in the investigation of any such casualty, claim, event, circumstance or occurrence.

P.    Certificate of Insurance Requirements. No later than thirty (30) Days prior to the commencement of the Work at the Site, Contractor shall furnish to Owner a copy of the certificates of insurance that demonstrate Contractor’s compliance with the insurance requirements included herein. Additionally, at any time upon Owner’s request, Contractor shall furnish to Owner a copy of any of the certificates of insurance that demonstrate Contractor’s and its Subcontractors’ and Sub-subcontractors’ compliance with the insurance requirements included herein. Neither Owner’s review nor failure to review any such certificates shall constitute acquiescence thereto or be deemed to waive or diminish Owner’s rights under the Agreement. Such certificates shall be provided on the most recent edition of the ACORD form and contain a statement that the insurance coverage shall not be canceled or allowed to expire without at least thirty (30) days prior written notice by insurers to the procuring parties. All certificates of insurance and associated notices and correspondence concerning such insurance shall be addressed to the contact information listed in the Agreement for notices.

Q.    Deductibles. All deductibles, self-insured retentions and self-insurance carried by Contractor under its insurance program are the sole responsibility of Contractor and will not be borne in any way by Owner; provided that with respect to a loss covered by the builder’s risk insurance policy (or would have been covered but for the existence of the deductible) for Windstorm or water damage, Owner shall be responsible for that portion of the deductible greater than Two Million U.S. Dollars (U.S.$2,000,000) but less than Fifteen Million U.S. Dollars (U.S.$15,000,000). Contractor shall indemnify members of Owner Group in full for any amounts related to such deductibles, retentions and self-insurance. In addition, Subcontractors and Sub-subcontractors shall bear the cost of all deductibles and self-insured retentions provided by such Subcontractors and Sub-subcontractors in accordance with the Agreement.

R.    Owner’s Right to Remedy. In addition to the rights under Section 9.1C of the Agreement, if Contractor fails to provide or maintain insurance as required herein, including any insurance required to cover its Subcontractors and Sub-subcontractors, Owner shall have the right but not the obligation to purchase such insurance after Contractor is given fifteen (15) Business Days to remedy the issue. In such event, the Contract Price shall be reduced by the amount paid for such insurance.

S.    Lender’s Requirements. Contractor agrees to cooperate with Owner as to any changes or additions to the insurance required to be provided by Contractor under the Agreement, which are made necessary by requirements imposed by Lenders of Owner, provided that any resulting costs of increased coverage shall be reimbursable by Owner via Change Order and provided further that no such requirements shall materially adversely affect Contractor’s risk exposure. All policies of insurance required to be maintained pursuant to this Attachment O shall contain terms and conditions reasonably acceptable to Owner after consultation with Lender.

T.    Disclosure to Insurers. Contractor shall ensure that full disclosure is made to the insurers providing insurance under the Agreement, including: (i) all information which such insurers specifically request to be disclosed; (ii) all information which is of a type which insurance brokers in relation to the relevant policy notify Contractor should be disclosed to such insurers; (iii) reports required by such insurers; and (iv) details of any significant problems encountered in the Work. Contractor shall put in place appropriate internal reporting procedures to ensure that full disclosure required by this Section 1.T is made by Contractor’s staff.

U.    Reduction of Limits. Information concerning reduction or erosion of limits due to claims paid under the general aggregate or the products and completed operations aggregate, or both, for each applicable insurance policies required to be provided by Contractor under the Agreement shall be furnished by Contractor to Owner as soon as reasonably possible following such reduction or erosion. With regard to insurances that have aggregate limits, Owner may, at any time, require Contractor to reinstate such limits that are eroded by loss, provided that, in such event Contractor shall be entitled to request a Change Order for the additional costs associated with the reinstatement of such limits and that such reinstatement options are commercially available in the insurance market.

V.    Claims. Contractor shall promptly give Owner notice in writing of the occurrence of any casualty, claim, event, circumstance, or occurrence that may give rise to a claim; provided, however, in no event shall such notice be more than three (3) Days after Contractor has received notice of a claim or intent to file a claim. In addition, Contractor shall ensure that Owner is kept fully informed of any subsequent action and developments concerning the same, assist in the investigation of any such casualty, claim, event, circumstance or occurrence, and assist in the preparation and negotiation of any such claims.

W.    Miscellaneous

(1)    Contractor shall ensure that full disclosure is made to the insurers providing insurance to Owner under the Agreement, including: (i) all information which such insurers specifically request to be disclosed; (ii) all information which is of a type which insurance brokers in relation to the relevant policy notify Contractor should be disclosed to such insurers; (iii) reports required by such insurers; and (iv) details of any significant problems encountered in the Work which may be relevant to such insurance. Contractor shall put in place appropriate internal reporting procedures to ensure that full disclosure required by this Section 1.W is made by Contractor.

(2)    Contractor and its Subcontractors and Sub-subcontractors shall do nothing to void or make voidable any of the insurance policies purchased and maintained by Owner hereunder. Contractor shall comply with the reasonable requirements of Owner’s insurers or their appointed surveyors in relation to any Site or cargo surveys required by such insurers.

2.    Owner’s Insurance.

A.    Types and Limits of Insurance. Owner shall, at its own cost and expense, secure and maintain in full force and effect at the times set forth below, the following insurance:

Property Insurance. Upon Transfer of Care, Custody and Control of each Train, Owner will procure a property policy which will include a waiver of subrogation in favor of Contractor Group and Subcontractors and Sub-subcontractors with respect to such Train, wherein such waiver shall be effective through the Defect Correction Period for such Train and the applicable statute of limitations.

B.    Limitation of Insurance. Subject to Section 8.2 of the Agreement, the insurance provided by Owner shall not in any way limit or reduce Contractor’s legal or contractual liability to Owner.

ATTACHMENT P

CONTRACTOR PERMITS

In addition to the requirements specified in Section 3.12B of the Agreement, Contractor shall provide the Permits listed below, as required, within the times set forth below:

Issuing Agency	Permit Description	Date Required
Federal

Federal Communications Commission	Radio licenses / channel frequency use (Construction)	Prior to equipment use on Site
State
Texas Commission on Environmental Quality	Notification of Waste Activity – Construction	30 Days prior to Site activities which will generate wastes
Texas Commission on Environmental Quality	Industrial Solid Waste Notice of Registration	30 Days prior to Site activities which will generate wastes
Railroad Commission of Texas	Hazardous Waste ID No.	Prior to commencement of construction
Texas Department of Motor Vehicles	Over-dimension / overweight loads (transportation of over-dimension or over-weight loads, including size and dimension of load; route to be followed) per the Transportation Code Title 7, Vehicles And Traffic subtitle E, Vehicle Size And Weight chapter 621 and General Provisions Relating To Vehicle Size And Weight	Prior to transportation activities
Texas Department of Motor Vehicles	Heavy Haul Permits	Submit form prior to commencement of work ~ 45 Days
Texas Department of State Health Services – Radiation Control Program	Radioactive Material License – NDE (use of radioactive isotopes for NDE, installation of radioactive isotopes for instruments, gauges or other controls, including type and quantity of the isotopes to be used and protective actions to be taken to reduce impact to personnel and public from radiation) per the 25 TAC §289.202; Standards for Protection Against Radiation from Radioactive Materials	Prior to the use of radioactive isotopes
P-1

Issuing Agency	Permit Description	Date Required
Texas Department of State – Health Services	Radiographic Source	Submit form at least 45 Days prior to use of radioactive isotopes
Other Applicable Governmental Instrumentalities
San Patricio County	Building Permit – Temporary Facilities	Prior to construction of temporary buildings; in consultation with county building officials.
San Patricio County (Water District)	Water / wastewater connection permit for temporary construction facilities	Prior to connection to public water / wastewater system
San Patricio County	Permanent Buildings Permit – if applicable	Prior to construction of permanent buildings
San Patricio County Fire Marshall	State or Local Fire Marshall Plan	Prior to construction of buildings, or substantial improvement
Texas Department of Public Safety; County Sheriff; Municipal Police	Traffic control on public roads	Prior to need

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ATTACHMENT Q

OWNER PERMITS

In addition to the requirements specified in Section 4.2 of the Agreement, Owner shall provide the Permits listed below within the times set forth below.

Issuing Agency	Permit Description	Date Required or Received
Federal
Federal Aviation Administration (FAA)	Notice of Proposed Construction or Alteration - FAA Form 7460-1[14 CFR Part 77]	Received March 8, 2019
Federal Energy Regulatory Commission (FERC)
Order granting Application for Natural Gas Act (NGA) Section 3 authorization for the siting, construction and operation of LNG facility [15 U.S.C. § 717b (2006), and Parts 153 and 380 of the FERC’s regulations, 18 C.F.R. Parts 153 and 380 (2012)], and NGA Section 7(c) authorization for the siting, construction and operation of pipeline [15 U.S.C. § 717f(c) (2006), and Parts 157, 284, and 380 of the FERC’s regulations, 18 C.F.R. Parts 157, 284, and 380 (2012)], Docket Nos. CP18-512-000 and CP18-513-000, including all required Implementation Plans and FERC construction authorizations
Received November 22, 2019
U.S. Coast Guard	Navigation and Marine Safety issues associated with the LNG terminal ship traffic [33 CFR 7.007] – Letter of Recommendation	Received August 15, 2018
U.S. Dept. of Energy	Authorization to Export LNG to FTA nations [Section 3 of the Natural Gas Act and Part 590 of the DOE’s regulations]	October 21, 2020
U.S. Dept. of Energy	Authorization to Export LNG to non-FTA nations [Section 3 of the Natural Gas Act and Part 590 of the DOE’s regulations]	October 21, 2020
US Dept. of Transportation – Pipeline and Hazardous Materials Safety Administration	Operator ID and notification of start of construction [49 CFR 191]	January 28, 2020
U.S. Environmental Protection Agency (EPA)	NPDES Permit Application - Waste Water	Must receive prior to water discharge.
EPA	NPDES Discharge Permit for Hydrostatic Test Water Discharge	Must receive prior to water discharge

State
Texas Commission on Environmental Quality (“TCEQ”)	Prevention of Significant Deterioration (PSD) Permit Construction of major source of air emissions [40 CFR Parts 50-99; 30 TAC 100-122]	Received June 28, 2019
TCEQ	Title V Operating Permit [40 CFR Part 70; 30 TAC 122]	Prior to commissioning activities
Texas Railroad Commission	Permit for discharge of hydrostatic test/flush water	Prior to discharge

TCEQ	TPDES Stormwater Discharge Permit	October 28, 2021

Texas Dept. of Transportation	Permit to Construct Access Driveway Facilities on Highway Right of Way	Prior to commencement of construction
Texas General Land Office	Coastal Zone Consistency Determination	Received January 23, 2019

Other Applicable Governmental Instrumentalities
San Patricio County	Floodplain Development Permit	Prior to commencement of construction

ATTACHMENT R

FORM OF IRREVOCABLE STANDBY LETTER OF CREDIT

[to be issued on letterhead of Issuing Bank]

IRREVOCABLE STANDBY LETTER OF CREDIT NO. ________
DATE:             , 20    .
AMOUNT OF: U.S.$ [                ]

BENEFICIARY: APPLICANT AND ACCOUNT PARTY:

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC 700 Milam St., Suite 1900; Houston, Texas 77002 FACSIMILE: *** ATTN: *** EMAIL: ***	BECHTEL ENERGY INC. 3000 POST OAK BOULEVARD; HOUSTON, TEXAS 77056 PHONE: *** ATTN: *** EMAIL: ***

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. __________ (THIS “LETTER OF CREDIT”) IN FAVOR OF CORPUS CHRISTI LIQUEFACTION STAGE III, LLC, AS BENEFICIARY, FOR AN INITIAL AMOUNT OF [________________ DOLLARS (U.S.$____________)] [INSERT AMOUNT EQUAL TO *** PERCENT (***%) OF THE CONTRACT PRICE UNDER THE AGREEMENT (AS DEFINED BELOW)] (THE “STATED AMOUNT”) AT THE REQUEST AND FOR THE ACCOUNT OF BECHTEL ENERGY INC., AS APPLICANT.

EACH INCREASE TO THE STATED AMOUNT, IF ANY, SHALL BE BY AMENDMENT TO THIS LETTER OF CREDIT, WITH SUCH INCREASE BEING BASED ON A WRITTEN NOTICE FROM BENEFICIARY TO ISSUING BANK IN THE FORM OF ANNEX VIII ATTACHED HERETO. THE SUM OF ALL SUCH INCREASES (HEREINAFTER THE “AGGREGATE STATED AMOUNT INCREASE”) SHALL ALSO BE SET FORTH IN SUCH NOTICE.

WE ARE INFORMED THAT THIS LETTER OF CREDIT IS ISSUED ON BEHALF OF THE APPLICANT TO SUPPORT APPLICANT’S OBLIGATIONS UNDER THAT CERTAIN FIXED PRICE, SEPARATED TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE CORPUS CHRISTI LIQUEFACTION STAGE 3 PROJECT (“PROJECT”), DATED AS OF MARCH 1, 2022, BY AND BETWEEN APPLICANT AND BENEFICIARY (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”). CAPITALIZED TERMS NOT DEFINED HEREIN HAVE THE MEANING SET FORTH IN THE AGREEMENT.

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE BY PAYMENT AGAINST THE PRESENTATION OF YOUR DRAFT(S) DRAWN AT SIGHT ON [INSERT ISSUING BANK’S NAME AND ADDRESS] (THE “ISSUING BANK”) IN SUBSTANTIALLY THE FORM OF ANNEX I ATTACHED HERETO AND ACCOMPANIED BY A DRAWING CERTIFICATE PURPORTING TO BE DULY SIGNED BY BENEFICIARY IN SUBSTANTIALLY THE FORM OF ANNEX II OR ANNEX VII ATTACHED HERETO APPROPRIATELY COMPLETED. IN ADDITION, THIS LETTER OF CREDIT MAY BE PRESENTED BY FACSIMILE TRANSMISSION [_________________ (INSERT FACSIMILE NUMBER / ATTN)] OR EMAIL [_________________ (INSERT EMAIL / ATTN) PROVIDED THAT SUCH PRESENTMENT BY FACSIMILE OR EMAIL IS FOLLOWED BY A CONFIRMATORY PHONE CALL TO ***/ATTN: [_____] , WITH ORIGINAL DEMAND DOCUMENTS TO FOLLOW BY COURIER TO [ (INSERT ADDRESS/ATTN)]. DOCUMENTS MUST BE PRESENTED TO ISSUING BANK IN ONE LOT.

PARTIAL DRAWINGS ARE PERMITTED. ALL BANKING CHARGES UNDER THIS LETTER OF CREDIT ARE FOR ACCOUNT OF THE APPLICANT.

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY AND NOT IN PART UPON NOTICE BY BENEFICIARY TO ISSUER HEREUNDER, SUBSTANTIALLY IN THE FORM OF ANNEX III ATTACHED HERETO APPROPRIATELY COMPLETED; PROVIDED, HOWEVER, THAT THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON IF SUCH TRANSFER TO, OR DRAWING UNDER THIS LETTER OF CREDIT BY, SUCH PERSON WOULD BE PROHIBITED OR BLOCKED UNDER ANY U.S. EXECUTIVE ORDER, LAW OR ANY RULE OR REGULATION OF THE OFFICE OF FOREIGN ASSETS CONTROL OF THE U.S. TREASURY DEPARTMENT OR THE U.S. COMMERCE DEPARTMENT, AND ANY ATTEMPTED TRANSFER WHICH VIOLATES THIS PROVISION SHALL BE NULL AND VOID.

THE STATED AMOUNT SHALL BE AUTOMATICALLY AND PERMANENTLY REDUCED BY THE AMOUNT OF ANY PAYMENTS RECEIVED BY BENEFICIARY PURSUANT TO THIS LETTER OF CREDIT [INSERT ENTIRE LETTER OF CREDIT REFERENCE, ALL NUMBERS AND LETTERS].

THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE TO AN AGGREGATE AMOUNT OF [         DOLLARS (U.S.$            )] [INSERT AMOUNT EQUAL TO *** PERCENT (***%) OF THE CONTRACT PRICE] [PLUS *** PERCENT (***%) OF THE AGGREGATE STATED AMOUNT INCREASE] UPON THE ISSUING BANK’S RECEIPT FROM BENEFICIARY OF WRITTEN NOTICE THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 1 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT TO BENEFICIARY OF ALL TRAIN 1 DELAY LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 1 OR PAID TO BENEFICIARY ALL TRAIN 1 PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT, WHICH SHALL BE SUBSTANTIALLY IN THE FORM OF ANNEX IV ATTACHED HERETO APPROPRIATELY COMPLETED (SUCH CONDITIONS, THE “FIRST REDUCTION CONDITIONS”).

PROVIDED THAT ALL OF THE FIRST REDUCTION CONDITIONS HAVE OCCURRED, THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE TO AN AGGREGATE AMOUNT OF [             DOLLARS (U.S.$        )] [INSERT AMOUNT EQUAL TO *** PERCENT (***%) OF THE CONTRACT PRICE] [PLUS *** PERCENT (***%) OF THE AGGREGATE STATED AMOUNT INCREASE] UPON THE ISSUING BANK’S RECEIPT FROM BENEFICIARY OF WRITTEN NOTICE THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 2 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT TO BENEFICIARY OF ALL TRAIN 2 DELAY LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 2 OR PAID TO BENEFICIARY ALL TRAIN 2 PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT, WHICH SHALL BE SUBSTANTIALLY IN THE FORM OF ANNEX IV ATTACHED HERETO APPROPRIATELY COMPLETED (SUCH CONDITIONS, THE “SECOND REDUCTION CONDITIONS”).

PROVIDED THAT ALL OF THE SECOND REDUCTION CONDITIONS HAVE OCCURRED, THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE TO AN AGGREGATE AMOUNT OF [             DOLLARS (U.S.$ )] [INSERT AMOUNT EQUAL TO *** PERCENT (***%) OF THE CONTRACT PRICE] [PLUS *** PERCENT (***%)OF THE AGGREGATE STATED AMOUNT INCREASE] UPON THE ISSUING BANK’S RECEIPT FROM BENEFICIARY OF WRITTEN NOTICE THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 3 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT TO BENEFICIARY OF ALL TRAIN 3 DELAY LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 3 OR PAID TO BENEFICIARY ALL TRAIN 3 PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT, WHICH SHALL BE SUBSTANTIALLY IN THE FORM OF ANNEX IV ATTACHED HERETO APPROPRIATELY COMPLETED (SUCH CONDITIONS, THE “THIRD REDUCTION CONDITIONS”).

PROVIDED THAT ALL OF THE THIRD REDUCTION CONDITIONS HAVE OCCURRED, THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE TO AN AGGREGATE AMOUNT OF [             DOLLARS (U.S.$_________________)] [INSERT AMOUNT EQUAL TO *** (***%) OF THE CONTRACT PRICE] [PLUS *** PERCENT (***%) OF THE AGGREGATE STATED AMOUNT INCREASE] UPON THE ISSUING BANK’S RECEIPT FROM BENEFICIARY OF WRITTEN NOTICE THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 4 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT TO BENEFICIARY OF ALL TRAIN 4 DELAY LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 4 OR PAID TO BENEFICIARY ALL TRAIN 4 PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT, WHICH SHALL BE SUBSTANTIALLY IN THE FORM OF ANNEX IV ATTACHED HERETO APPROPRIATELY COMPLETED (SUCH CONDITIONS, THE “FOURTH REDUCTION CONDITIONS”).

PROVIDED THAT ALL OF THE FOURTH REDUCTION CONDITIONS HAVE OCCURRED, THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE TO AN AGGREGATE AMOUNT OF [_____________ DOLLARS (U.S.$_________________)] [INSERT AMOUNT EQUAL TO *** (***%) OF THE CONTRACT PRICE] [PLUS *** PERCENT (***%) OF THE AGGREGATE STATED AMOUNT INCREASE] UPON THE ISSUING BANK’S RECEIPT FROM BENEFICIARY OF WRITTEN NOTICE THAT (i) SUBSTANTIAL COMPLETION OF TRAIN 5 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT TO BENEFICIARY OF ALL TRAIN 5 DELAY LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 5 OR PAID TO BENEFICIARY ALL TRAIN 5 PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT, WHICH SHALL BE SUBSTANTIALLY IN THE FORM OF ANNEX IV ATTACHED HERETO APPROPRIATELY COMPLETED (SUCH CONDITIONS, THE “FIFTH REDUCTION CONDITIONS”).

PROVIDED THAT ALL OF THE FIFTH REDUCTION CONDITIONS HAVE OCCURRED, THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE TO AN AGGREGATE AMOUNT OF [_____________ DOLLARS (U.S.$_________________)] [INSERT AMOUNT EQUAL TO *** (***%) OF THE CONTRACT PRICE] [PLUS *** PERCENT (***%) OF THE AGGREGATE STATED AMOUNT INCREASE] UPON THE ISSUING BANK’S RECEIPT FROM BENEFICIARY OF WRITTEN NOTICE THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 6 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT TO BENEFICIARY OF ALL TRAIN 6 DELAY LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 6 OR PAID TO BENEFICIARY ALL TRAIN 6 PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT, WHICH SHALL BE SUBSTANTIALLY IN THE FORM OF ANNEX IV ATTACHED HERETO APPROPRIATELY COMPLETED (SUCH CONDITIONS, THE “SIXTH REDUCTION CONDITIONS”).

PROVIDED THAT ALL OF THE SIXTH REDUCTION CONDITIONS HAVE OCCURRED, THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE TO AN AGGREGATE AMOUNT OF [_____________ DOLLARS (U.S.$_________________)] [INSERT AMOUNT EQUAL TO *** PERCENT (***%) OF THE CONTRACT PRICE] [PLUS *** PERCENT (***%) OF THE AGGREGATE STATED AMOUNT INCREASE] UPON THE ISSUING BANK’S RECEIPT FROM BENEFICIARY OF WRITTEN NOTICE THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 7 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT TO BENEFICIARY OF ALL TRAIN 7 DELAY LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 7 OR PAID TO BENEFICIARY ALL TRAIN 7 PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT, WHICH SHALL BE SUBSTANTIALLY IN THE FORM OF ANNEX IV ATTACHED HERETO APPROPRIATELY COMPLETED (SUCH CONDITIONS, THE “SEVENTH REDUCTION CONDITIONS”).

PROVIDED THAT ALL OF THE SEVENTH REDUCTION CONDITIONS HAVE OCCURRED, AND IF THE DEFECT CORRECTION PERIOD HAS BEEN EXTENDED FOR ANY WORK PURSUANT TO SECTION 12.3C OF THE AGREEMENT, THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE TO AN AGGREGATE AMOUNT OF [_____________ DOLLARS (U.S.$_________________)] [INSERT AMOUNT EQUAL TO *** PERCENT (***%) OF THE CONTRACT PRICE] [PLUS *** PERCENT (***%) OF ANY INCREASES IN THE STATED AMOUNT (AS MAY BE INCREASED BY AMENDMENT TO THIS LETTER OF CREDIT IN ACCORDANCE WITH THE AGREEMENT)] UPON THE COMMERCIAL BANK’S RECEIPT FROM OWNER OF A WRITTEN NOTICE (I) OF THE EXPIRATION OF THE PERIOD SPECIFIED IN CLAUSE (VIII) OF THE DEFINITION OF “DEFECT CORRECTION PERIOD” (I.E., THE EIGHTEEN (18) MONTH PERIOD FOLLOWING SUBSTANTIAL COMPLETION OF TRAIN 7) AND (II) THAT THE DEFECT CORRECTION PERIOD HAS BEEN EXTENDED PURSUANT TO SECTION 12.3C OF THE AGREEMENT WHICH SHALL BE SUBSTANTIALLY IN THE FORM OF ANNEX V ATTACHED HERETO APPROPRIATELY COMPLETED (SUCH CONDITIONS, THE “EIGHTH REDUCTION CONDITIONS”).

PROVIDED THAT ALL OF THE EIGHTH REDUCTION CONDITIONS HAVE OCCURRED, AND (I) IF THE DEFECT CORRECTION PERIOD HAS NOT BEEN EXTENDED FOR ANY WORK PURSUANT TO SECTION 12.3c OF THE AGREEMENT OR (II) IF THE DEFECT CORRECTION PERIOD HAS BEEN EXTENDED FOR ANY WORK PURSUANT TO SECTION 12.3c OF THE AGREEMENT AND SUCH EXTENSION HAS EXPIRED, THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE TO AN AGGREGATE AMOUNT OF *** DOLLARS (U.S.$ ***) UPON THE ISSUING BANK’S RECEIPT FROM BENEFICIARY OF WRITTEN NOTICE THAT THE EXPIRATION OF THE PERIOD SPECIFIED IN CLAUSE (VIII) OF THE DEFINITION OF “DEFECT CORRECTION PERIOD” (I.E., THE EIGHTEEN (18) MONTH PERIOD FOLLOWING SUBSTANTIAL COMPLETION OF TRAIN 7, PLUS (IF APPLICABLE) THE EXPIRATION OF ANY EXTENSIONS TO THIS EIGHTEEN (18) MONTH PERIOD PURSUANT TO SECTION 12.3C OF THE AGREEMENT) AND PROVIDED FURTHER THAT (A) NO EXISTING CLAIMS OF OWNER UNDER THIS AGREEMENT REMAIN UNRESOLVED AND (B) CONTRACTOR HAS NO FURTHER CORRECTIVE WORK OBLIGATIONS PURSUANT TO SECTION 12.3C OF THE AGREEMENT, WHICH SHALL BE SUBSTANTIALLY IN THE FORM OF ANNEX VI ATTACHED HERETO APPROPRIATELY COMPLETED.

ALL DEMANDS FOR PAYMENT MUST BE PRESENTED TO THE ISSUING BANK LOCATED AT [INSERT ISSUING BANK’S NAME AND ADDRESS], OR VIA FACSIMILE OR EMAIL, AS DESCRIBED ABOVE, NOT LATER THAN 5:00 P.M., EASTERN STANDARD TIME (“E.S.T.”), PROVIDED, THAT PRESENTATION BY FACSIMILE OR EMAIL SHALL NOT BE COMPLETE UNTIL CONFIRMED BY A CALL TO THE FOLLOWING NUMBER: ***.

THIS LETTER OF CREDIT SHALL EXPIRE ON [__________], 20[__] [INSERT A DATE AT LEAST ONE (1) YEAR FOLLOWING THE ISSUANCE OF THIS LETTER OF CREDIT] BUT SUCH EXPIRATION DATE SHALL BE AUTOMATICALLY EXTENDED FOR A PERIOD OF ONE (1) YEAR ON [________], 20[__][INSERT THE SAME DATE AS THE DATE INSERTED INTO THE FIRST BRACKET OF THIS SENTENCE] AND ON EACH SUCCESSIVE EXPIRATION DATE THEREAFTER, UNLESS (A) AT LEAST 90 CALENDAR DAYS BEFORE THE THEN CURRENT EXPIRATION DATE WE NOTIFY BOTH BENEFICIARY AND APPLICANT, BY CERTIFIED MAIL, AT THEIR RESPECTIVE ADDRESSES SET FORTH ABOVE, THAT WE HAVE DECIDED NOT TO EXTEND THIS LETTER OF CREDIT BEYOND THE THEN CURRENT EXPIRATION DATE OR (B) BEFORE THE THEN CURRENT EXPIRATION DATE, BENEFICIARY PROVIDES WRITTEN NOTICE TO US IN SUBSTANTIALLY THE FORM OF ANNEX VI OF ITS RELEASE OF THIS LETTER OF CREDIT. IN THE EVENT BENEFICIARY IS SO NOTIFIED BY US PURSUANT TO CLAUSE (A) OF THE IMMEDIATELY PRECEDING SENTENCE, ANY UNUSED PORTION OF THIS LETTER OF CREDIT SHALL BE IMMEDIATELY AVAILABLE FOR PAYMENT TO BENEFICIARY UPON BENEFICIARY’S PRESENTMENT OF DRAFTS DRAWN AT SIGHT IN SUBSTANTIALLY THE FORM OF ANNEX I AND FORM OF ANNEX VII ATTACHED HERETO APPROPRIATELY COMPLETED NO EARLIER THAN THIRTY (30) CALENDAR DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE.

IF WE RECEIVE YOUR DRAFT AND DRAWING CERTIFICATE IN FULL COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT AT OR BEFORE 11:00 A.M., E.S.T., ON A BUSINESS DAY, WE WILL HONOR YOUR DEMAND FOR PAYMENT NO LATER THAN THE CLOSE OF BUSINESS ON THE SECOND BUSINESS DAY FOLLOWING SUCH RECEIPT. IF WE RECEIVE YOUR DRAFT AND DRAWING CERTIFICATE IN FULL COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT AFTER 11:00 A.M., E.S.T., ON A BUSINESS DAY, WE WILL HONOR YOUR DEMAND FOR PAYMENT NO LATER THAN THE CLOSE OF BUSINESS ON THE THIRD BUSINESS DAY FOLLOWING SUCH RECEIPT. “BUSINESS DAY” MEANS ANY DAY OTHER THAN A SATURDAY, A SUNDAY OR ANY OTHER DAY COMMERCIAL BANKS IN THE UNITED STATES OF AMERICA ARE AUTHORIZED OR REQUIRED TO BE CLOSED, AND A DAY ON WHICH PAYMENTS CAN BE EFFECTED ON THE FEDWIRE SYSTEM.

IF A DEMAND FOR PAYMENT MADE BY BENEFICIARY HEREUNDER DOES NOT, IN ANY INSTANCE, CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, THE ISSUER SHALL GIVE BENEFICIARY AND APPLICANT PROMPT NOTICE THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, STATING THE REASONS THEREFORE AND THAT THE ISSUER WILL HOLD ANY DOCUMENTS AT BENEFICIARY’S DISPOSAL OR UPON BENEFICIARY’S INSTRUCTIONS RETURN THE SAME TO BENEFICIARY. UPON BEING NOTIFIED THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, BENEFICIARY MAY ATTEMPT TO CORRECT ANY SUCH NON-CONFORMING DEMAND FOR PAYMENT.

WE WILL USE COMMERCIALLY REASONABLE EFFORTS TO PROMPTLY NOTIFY BENEFICIARY AND APPLICANT IF WE FILE A PETITION UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW OR IF WE HAVE AN INVOLUNTARY PETITION UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW FILED AGAINST US, AND SUCH PROCEEDING IS NOT DISMISSED OR STAYED ON OR BEFORE THE 60TH COURT DAY AFTER ENTRY THEREOF. FOR THE WRITTEN NOTICE SPECIFIED IN PARAGRAPH 2 OF ANNEX II, THE CONTENTS OF SUCH NOTICE OR INVOICE, AS THE CASE MAY BE, SHALL NOT BE CONSIDERED AS A TERM OF DRAWING. THE ONLY PURPOSE FOR PRESENTATION OF SUCH NOTICE OR INVOICE IS TO NOTE THE DATE ON SUCH NOTICE OR INVOICE AND TO VERIFY THAT AT LEAST TEN (10) CALENDAR DAYS HAVE ELAPSED SINCE ISSUANCE OF THE NOTICE OR RECEIPT OF THE INVOICE.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (1998), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”), WHICH SHALL IN ALL RESPECTS BE DEEMED A PART HEREOF AS FULLY AS IF INCORPORATED IN FULL HEREIN, EXCEPT AS MODIFIED HEREBY. THIS LETTER OF CREDIT IS ALSO SUBJECT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL, AS TO MATTERS NOT GOVERNED BY ISP98, BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. THE UNCITRAL CONVENTION ON INDEPENDENT GUARANTEES AND STANDBY LETTERS OF CREDIT DOES NOT APPLY TO THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT, OR

AGREEMENT REFERRED TO HEREIN OTHER THAN THE ISP98.

[NAME OF ISSUING U.S. BANK]

By:
Name:
Title:

ANNEX I

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

DRAFT

______________________, 20___

PAY AT SIGHT TO ORDER OF THE UNDERSIGNED ___________________________ AND ____/100 U.S. DOLLARS (U.S.$______________). THIS DRAFT IS PRESENTED UNDER IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ DATED ____________________, ISSUED FOR THE ACCOUNT OF BECHTEL ENERGY INC.

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title:

ANNEX II

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

DRAWING CERTIFICATE

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________________________

LADIES AND GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF CORPUS CHRISTI LIQUEFACTION STAGE III, LLC (“BENEFICIARY”) AT THE REQUEST AND FOR THE ACCOUNT OF BECHTEL ENERGY INC. (“APPLICANT”).

IN ACCORDANCE WITH THAT CERTAIN FIXED PRICE, SEPARATED TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE CORPUS CHRISTI LIQUEFACTION STAGE 3 PROJECT, DATED AS OF [__________], 20[__], BY AND BETWEEN BENEFICIARY AS OWNER AND APPLICANT AS CONTRACTOR (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”), THE UNDERSIGNED DOES HEREBY CERTIFY THAT:

1.	a.	APPLICANT IS IN DEFAULT, OR

	b.	APPLICANT OWES BENEFICIARY LIQUIDATED DAMAGES IN ACCORDANCE WITH THE AGREEMENT, OR

	c.	APPLICANT OWES BENEFICIARY AMOUNTS ARISING OUT OF OR RELATING TO A BREACH OF ANY OBLIGATION OF APPLICANT UNDER THE AGREEMENT; AND

2.	EXCEPT IN THE CASE OF THE BANKRUPTCY OF APPLICANT (IN WHICH CASE NO NOTICE IS REQUIRED), BENEFICIARY HAS PROVIDED APPLICANT WITH SEVEN (7) BUSINESS DAYS WRITTEN NOTICE SPECIFYING THE NATURE OF SUCH DEFAULT OR THE OWING BY APPLICANT TO OWNER UNDER THE AGREEMENT FOR LIQUIDATED DAMAGES OR ANY OTHER LIABILITIES, DAMAGES, COSTS OR EXPENSES ARISING OUT OF OR RELATING TO A BREACH OF ANY OBLIGATION UNDER THE AGREEMENT BY APPLICANT AND STATING BENEFICIARY’S INTENT TO DRAW AGAINST THE LETTER OF CREDIT AND THE AMOUNT TO BE DRAWN; AND

3.	BENEFICIARY IS ENTITLED TO PAYMENT OF U.S.$[_______________].

YOU ARE REQUESTED TO REMIT PAYMENT OF THIS DRAWING IN IMMEDIATELY AVAILABLE FUNDS BY WIRE TRANSFER TO THE FOLLOWING ACCOUNT:

[ACCOUNT INFORMATION]

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED AND DELIVERED THIS CERTIFICATE AS OF THIS _______ DAY OF __________________, 20___.

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title

ANNEX III

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

FORM OF TRANSFER NOTICE

DATE:	______________________________

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________________________

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_________________________________________________________________________________
NAME OF TRANSFEREE
__________________________________________________________________________________
ADDRESS
__________________________________________________________________________________

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY

    BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED TO DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

    THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE HEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

ENCLOSED IS REMITTANCE OF U.S.$[_____] VIA CERTIFIED CHECK IN PAYMENT OF YOUR TRANSFER COMMISSION AND IN ADDITION THERETO WE AGREE TO PAY TO YOU ON DEMAND ANY EXPENSES WHICH MAY BE INCURRED BY YOU IN CONNECTION WITH THIS TRANSFER

SINCERELY,
_______________________________________
NAME OF BENEFICIARY
_______________________________________
AUTHORIZED NAME & TITLE
_______________________________________
AUTHORIZED SIGNATURE
_______________________________________
TELEPHONE NUMBER

THE ABOVE SIGNATURE, WITH TITLE AS STATED, CONFORMS TO THAT ON FILE WITH US AND IS AUTHORIZED FOR EXECUTION OF SUCH INSTRUMENTS.

NAME & ADDRESS OF BANK ___________________________
______________________________________________________
AUTHORIZED NAME & TITLE __________________________
AUTHORIZED SIGNATURE _____________________________

TELEPHONE NO. ______________________________________

THIS FORM MUST BE EXECUTED IN DUPLICATE.

ANNEX IV

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

FORM OF NOTICE OF SUBSTANTIAL COMPLETION FOR TRAIN [__] OF THE CORPUS CHRISTI LIQUEFACTION
STAGE 3 PROJECT

DATE:	______________________________

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________________________

LADIES AND GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF CORPUS CHRISTI LIQUEFACTION STAGE III, LLC (“BENEFICIARY”), AND THE FIXED PRICE, SEPARATED TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE CORPUS CHRISTI LIQUEFACTION STAGE 3 PROJECT, DATED AS OF [__________], 20[__], BY AND BETWEEN BENEFICIARY AND BECHTEL ENERGY INC. (“APPLICANT”) (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”).

[IF TRAIN 1] [IN ACCORDANCE WITH THE TERMS OF LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 1 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT OF ALL DELAY LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT FOR TRAIN 1 TO BENEFICIARY), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 1 OR PAID ALL PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT.]

[IF TRAIN 2] [IN ACCORDANCE WITH THE TERMS OF LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 2 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT OF ALL TRAIN 2 DELAY LIQUIDATED DAMAGES DUE AND OWING TO BENEFICIARY UNDER THE AGREEMENT), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 2 OR PAID TO BENEFICIARY ALL TRAIN 2 PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT.]

[IF TRAIN 3] [IN ACCORDANCE WITH THE TERMS OF LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 3 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT OF ALL TRAIN 3 DELAY LIQUIDATED DAMAGES DUE AND OWING TO BENEFICIARY UNDER THE AGREEMENT), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 3 OR PAID TO BENEFICIARY ALL TRAIN 3 PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT.]

[IF TRAIN 4] [IN ACCORDANCE WITH THE TERMS OF LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 4 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT OF ALL TRAIN 4 DELAY LIQUIDATED DAMAGES DUE AND OWING TO BENEFICIARY UNDER THE AGREEMENT), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 4 OR PAID TO BENEFICIARY ALL TRAIN 4 PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT.]

[IF TRAIN 5] [IN ACCORDANCE WITH THE TERMS OF LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 5 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT OF ALL TRAIN 5 DELAY LIQUIDATED DAMAGES DUE AND OWING TO BENEFICIARY UNDER THE AGREEMENT), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 5 OR PAID TO BENEFICIARY ALL TRAIN 5 PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT.]

[IF TRAIN 6] [IN ACCORDANCE WITH THE TERMS OF LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 6 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT OF ALL TRAIN 6 DELAY LIQUIDATED DAMAGES DUE AND OWING TO BENEFICIARY UNDER THE AGREEMENT), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 6 OR PAID TO BENEFICIARY ALL TRAIN 6 PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT.]

[IF TRAIN 7] [IN ACCORDANCE WITH THE TERMS OF LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 7 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT OF ALL TRAIN 7 DELAY LIQUIDATED DAMAGES DUE AND OWING TO BENEFICIARY UNDER THE AGREEMENT), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 7 OR PAID TO BENEFICIARY ALL TRAIN 7 PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT.]

THE UNDERSIGNED HEREBY REQUESTS THAT THE STATED AMOUNT OF THIS LETTER OF CREDIT DECREASE TO AN AGGREGATE AMOUNT OF U.S. DOLLARS ($[_________]).

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title

ANNEX V

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

FORM OF NOTICE FOR EXTENSION OF THE DEFECT CORRECTION PERIOD OF TRAIN 7 OF THE CORPUS
CHRISTI LIQUEFACTION STAGE 3 PROJECT

DATE:	______________________________

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________________________

LADIES AND GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF CORPUS CHRISTI LIQUEFACTION STAGE III, LLC (“BENEFICIARY”), AND THAT CERTAIN FIXED PRICE, SEPARATED TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE CORPUS CHRISTI LIQUEFACTION STAGE 3 PROJECT, DATED AS OF [__________], 20[__], BY AND BETWEEN BECHTEL ENERGY INC. (“APPLICANT”) AND BENEFICIARY (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”).

IN ACCORDANCE WITH THE TERMS OF THE LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU THAT THE EXPIRATION OF THE DEFECT CORRECTION PERIOD FOR TRAIN 7 AS SET FORTH IN THE AGREEMENT HAS OCCURRED AND THE DEFECT CORRECTION PERIOD HAS BEEN EXTENDED PURSUANT TO SECTION 12.3C OF THE AGREEMENT.

THE UNDERSIGNED HEREBY REQUESTS THAT THE STATED AMOUNT OF THIS LETTER OF CREDIT DECREASE TO AN AGGREGATE AMOUNT OF U.S. DOLLARS ($[_________]).

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title:

ANNEX VI

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

FORM OF NOTICE FOR EXPIRATION OF THE DEFECT CORRECTION PERIOD OF TRAIN 7 OF THE CORPUS
CHRISTI LIQUEFACTION STAGE 3 PROJECT

DATE:	______________________________

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________________________

LADIES AND GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF CORPUS CHRISTI LIQUEFACTION STAGE III, LLC (“BENEFICIARY”), AND THAT CERTAIN FIXED PRICE, SEPARATED TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE CORPUS CHRISTI LIQUEFACTION STAGE 3 PROJECT, DATED AS OF [__________], 20[__], BY AND BETWEEN BECHTEL ENERGY INC. (“APPLICANT”) AND BENEFICIARY (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”).

IN ACCORDANCE WITH THE TERMS OF THE LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU THAT (A) THE EXPIRATION OF THE DEFECT CORRECTION PERIOD FOR TRAIN 7 AS SET FORTH IN THE AGREEMENT HAS OCCURRED AND either (I) THE DEFECT CORRECTION PERIOD HAS NOT BEEN EXTENDED FOR ANY WORK PURSUANT TO SECTION 12.3C OF THE AGREEMENT OR (II) IF THE DEFECT CORRECTION PERIOD HAS BEEN EXTENDED FOR ANY WORK PURSUANT TO SECTION 12.3C OF THE AGREEMENT, SUCH EXTENSION HAS EXPIRED, AND (B) NO EXISTING CLAIMS OF OWNER UNDER THE AGREEMENT REMAIN UNRESOLVED.

THE UNDERSIGNED HEREBY REQUESTS TERMINATION OF THIS LETTER OF CREDIT WITHIN THIRTY (30) DAYS AFTER RECEIPT OF THIS NOTICE FROM BENEFICIARY AND CONFIRMATION TO APPLICANT OF SAID TERMINATION.

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title:

ANNEX VII

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

DRAWING CERTIFICATE

DATE:	______________________________

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________________________

LADIES AND GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF CORPUS CHRISTI LIQUEFACTION STAGE III, LLC (“BENEFICIARY”).

IN ACCORDANCE WITH THAT CERTAIN FIXED PRICE, SEPARATED TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE CORPUS CHRISTI LIQUEFACTION STAGE 3 PROJECT, DATED AS OF [__________], 20[__], BY AND BETWEEN BECHTEL ENERGY INC. (“APPLICANT”) AND BENEFICIARY (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”), THE UNDERSIGNED DOES HEREBY CERTIFY THAT:

1.    EITHER

(A)    BENEFICIARY HAS BEEN NOTIFIED THAT YOU HAVE DECIDED NOT TO EXTEND THE LETTER OF CREDIT BEYOND THE CURRENT EXPIRATION DATE AND THIRTY (30) OR LESS CALENDAR DAYS REMAIN BEFORE THE EXPIRATION DATE OF THE CURRENT LETTER OF CREDIT AND APPLICANT HAS NOT DELIVERED TO BENEFICIARY A REPLACEMENT LETTER OF CREDIT SUBSTANTIALLY IDENTICAL TO THE LETTER OF CREDIT (I.E., IRREVOCABLE STANDBY LETTER OF CREDIT NO. __________) FROM A COMMERCIAL BANK IN THE UNITED STATES OF AMERICA RATED AT LEAST INVESTMENT GRADE (AS DEFINED IN THE AGREEMENT) WHICH EXTENDED THE EXPIRATION DATE FOR THE SHORTER OF (A) A PERIOD OF ONE (1) YEAR OR (B) THE EXPIRATION OF THE PERIOD SPECIFIED IN CLAUSE (VIII) OF THE DEFINITION OF “DEFECT CORRECTION PERIOD” (I.E., THE EIGHTEEN (18) MONTH PERIOD FOLLOWING SUBSTANTIAL COMPLETION OF TRAIN 7 AND ANY EXTENSION PURSUANT TO SECTION 12.3C OF THE AGREEMENT IF SUCH PERIOD HAS BEEN EXTENDED UNDER THE AGREEMENT); OR

(B)    THE ISSUING BANK FOR THE LETTER OF CREDIT NO LONGER HAS A RATING OF AT LEAST INVESTMENT GRADE (AS DEFINED IN THE AGREEMENT) AND TEN (10) CALENDAR DAYS OR MORE HAVE LAPSED SINCE THE DATE IN WHICH THE RATING FELL BELOW INVESTMENT GRADE; AND

2.    APPLICANT HAS NOT DELIVERED TO BENEFICIARY A REPLACEMENT LETTER OF CREDIT SUBSTANTIALLY IDENTICAL TO THE LETTER OF CREDIT (I.E., IRREVOCABLE STANDBY LETTER OF CREDIT NO. __________) FROM A COMMERCIAL BANK IN THE UNITED STATES OF AMERICA RATED AT LEAST INVESTMENT GRADE (AS DEFINED IN THE AGREEMENT) WITH AN EXPIRATION DATE FOR THE SHORTER OF (A) A PERIOD OF ONE (1) YEAR OR (B) THE EXPIRATION OF THE PERIOD SPECIFIED IN CLAUSE (VIII) OF THE DEFINITION OF “DEFECT CORRECTION PERIOD” (I.E., THE EIGHTEEN (18) MONTH PERIOD FOLLOWING SUBSTANTIAL COMPLETION OF TRAIN 7 AND ANY EXTENSION PURSUANT TO SECTION 12.3C OF THE AGREEMENT IF SUCH PERIOD HAS BEEN EXTENDED UNDER THE AGREEMENT); AND

3.    BENEFICIARY IS ENTITLED TO PAYMENT OF U.S. $[_______________].

YOU ARE REQUESTED TO REMIT PAYMENT OF THIS DRAWING IN IMMEDIATELY AVAILABLE FUNDS BY WIRE TRANSFER TO THE FOLLOWING ACCOUNT:

[ACCOUNT INFORMATION]

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED AND DELIVERED THIS CERTIFICATE AS OF THIS _______ DAY OF __________________, 20___.

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title:

ANNEX VIII

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

FORM OF NOTICE FOR AN INCREASE IN THE STATED AMOUNT

DATE:	______________________________

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________________________

LADIES AND GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF CORPUS CHRISTI LIQUEFACTION STAGE III, LLC (“BENEFICIARY”).

IN ACCORDANCE WITH THAT CERTAIN FIXED PRICE, SEPARATED TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE CORPUS CHRISTI LIQUEFACTION STAGE 3 PROJECT, DATED AS OF [__________], 20[__], BY AND BETWEEN BECHTEL ENERGY INC. (“APPLICANT”) AND BENEFICIARY (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”), THE UNDERSIGNED DOES HEREBY CERTIFY THAT:

1.APPLICANT AND BENEFICIARY HAVE AGREED VIA CHANGE ORDER UNDER THE AGREEMENT TO INCREASE THE STATED AMOUNT IN THE AMOUNT OF U.S. $[_______________].

2.THE NEW STATED AMOUNT IS U.S. $[_______________].

3.THE AGGREGATE OF ALL INCREASES TO THE STATED AMOUNT IS U.S. $[INSERT AMOUNT IN NO. 1 PLUS AMOUNTS, IF ANY, IN NO. 3 OF PRIOR NOTICE FOR AN INCREASE IN THE STATED AMOUNT, IF ANY] (THE “AGGREGATE STATED AMOUNT INCREASE”).

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED AND DELIVERED THIS NOTICE AS OF THIS _______ DAY OF __________________, 20___.

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:
Name:
Title:

ATTACHMENT S

PERFORMANCE TESTS AND COMMISSIONING TESTS

ATTACHMENTS				1
TABLE OF CONTENTS				2
1.	INTRODUCTION			4
	1.1	Purpose		4
	1.2	Definitions		4
	1.3	General Requirements		4
		1.3.1.	Test Procedures	4
		1.3.2.	General Test Conditions	6
		1.3.3.	Test Instrumentation, Calibration, and Parameters	6
		1.3.4.	Personnel	7
		1.3.5.	Completion and Results	7
2.	PERFORMANCE TESTS			8
	2.1	General		8
		2.1.1.	Purpose	8
		2.1.2.	General Requirements	8
		2.1.3.	Performance Test Procedures	9
		2.1.4.	Primary Parameters	9
		2.1.5.	Performance Test Reporting	9
	2.2	Guarantee Conditions		10
	2.3	Performance Test Procedures; Measurement and Calculation Methods		10
		2.3.1.	Measurement and Calculation Methods	10
		2.3.2.	Adjustments to Performance Test Results	11
		2.3.3.	Failure to Pass	11
		2.3.4.	Safety	11
3.	Commissioning Tests			12
	3.1	General		12
		3.1.1.	Purpose of Commissioning Tests	12
		3.1.2.	Commissioning Test Procedures	12
		3.1.3.	Commissioning Test Conditions	12
	3.2	Liquefaction Facility		13
		3.2.1.	Plant ESD/DPV	13
		3.2.2.	LNG Train Turndown Test	13
	3.3	Unit 11 - LNG Train Inlet Feed Gas Metering		13

3.4	Unit 11 - Mercury/H2S Absorber		13
3.5	Unit 12 - Acid Gas Removal and Amine Regeneration		13
	3.5.1.	Acid Gas Removal	13
	3.5.2.	Amine Regeneration.	13
	3.5.3.	Thermal Oxidizer	14
	3.5.4.	Exhaust Gas Testing of Thermal Oxidizer	14
3.6	Unit 13 – Dehydration and Mercury Removal		14
	3.6.1.	Regeneration Gas Compressor	14
	3.6.2.	Molecular Sieve Driers Sequence Control Function Test	14
	3.6.3.	Molecular Sieve Driers Breakthrough Test	14
3.7	Unit 15/17 – E-House, Heavy Removal Unit, Refrigeration and Condensate Stabilizer Sections		14
	3.7.1	Main Electric Motors and Machinery Monitoring and Protection	14
	3.7.2.	Heavies Removal Unit.	15
	3.7.3.	Condensate Stabilization.	15
3.8	Unit 19 – Flare System		15
	3.8.1.	Ground Flare Systems	15
3.9	Unit 22 – Fuel Gas System		15
3.10	Unit 33 – Fire Protection System		15
	3.10.1.	Firewater Distribution.	15
3.11	Unit 35 – Plant and Instrument Air		15
	3.11.1.	Air Compressor Package.	15
	3.11.2	Air Driers.	15
3.12	Unit 36 - Water Systems		15
3.13	Control/Operations Consoles, and Operator Shelter Building		16
3.14	Unit 39 – Nitrogen System		16
3.15	Unit 20 – Refrigerants Loading/Unloading System		16
3.16	Unit 34 – Hot Oil System		16
3.17	Power Distribution and unit 33 Essential Power Generation		16
	3.17.1.	Standby Generator	16
	3.17.2.	Electrical Distribution.	16

1	INTRODUCTION

1.1	Purpose

The purpose of this document is to establish the testing philosophy and set forth the minimum requirements for the Performance Tests and Commissioning Tests, that Contractor shall successfully complete as part of the Work. Contractor shall conduct the Performance Tests and Commissioning Tests in accordance with this Attachment S and all applicable requirements of the Agreement. Unless stated specifically as Owner’s responsibility, all requirements in this Attachment S shall be Contractor’s responsibility.

1.2	Definitions

In addition to other defined terms in the Agreement, the following capitalized terms have the meanings specified below.

“Guarantee Conditions” has the meaning set forth in Section 2.2 of this Attachment S.

“Independent Engineer” has the meaning set forth in Article 1 of the Agreement.

“Commissioning Tests” mean the tests performed (including any repetition thereof) during the commissioning phase, set forth in Section 3 of this Attachment S, to demonstrate that the applicable system or subsystem of Equipment for each Train and each Train as a whole is ready for use and the applicable Train is ready to receive natural gas and produce LNG in accordance with the requirements of the Agreement.

“Commissioning Test Procedures” has the meaning set forth in Section 3.1.2 of this Attachment S.

“Performance Test” has the meaning set forth in Article 1 of the Agreement.

“Performance Test Procedures” has the meaning set forth in Section 2.1.3 of this Attachment S.

“Parameters” mean collectively, the Primary Parameters and the Secondary Parameters.

“Primary Parameters” mean parameters measured during the Performance Tests and Commissioning Tests used directly to determine test results, including correction of such results.

“Secondary Parameters” mean parameters that are measured throughout the test period as required for informational purposes but do not directly enter into the calculation of results. Secondary Parameters shall be included in the Test Procedures.

“Test Procedures” has the meaning set forth in Section 1.3.1.A of this Attachment S.

1.3	General Requirements

	1.3.1.	Test Procedures

A.
For each Performance Test, and Commissioning Test, Contractor shall, as set forth herein, provide Owner with a detailed test procedure for approval by Owner, such approval not to be unreasonably withheld if the procedure meets the requirements of the Agreement and this Attachment S (the “Test Procedures”). The Parties shall, as set forth herein and prior to Contractor commencing any such test, agree upon such final Test Procedures.

B.	Each Test Procedure shall provide guidance on how the given test shall be conducted. In the event of a conflict or inconsistency between provisions contained within the Test Procedures and any requirements of the Agreement (including its Attachments and Schedules), then the provision of the Agreement (including its Attachments and Schedules) shall control. At a minimum, each Test Procedure shall include the following information:

(a) Purpose of the test;

(b) Equipment operating conditions including required Equipment status;

(c) Required Primary and Secondary Parameters;

(d) Calibrated test instrumentation used for measurement of Primary Parameters;

(e) Requirements for preliminary testing, including data acquisition system(s) functional checks;

(f) Frequency of data collection, format of data presentation, and duration of test;

(g) Operating criteria;

(h) Test data reduction and correction methodologies (including the corresponding excel spreadsheet templates);

(i) Detailed method for computation of test results including a sample calculation, as required;

(j) Correction curves for adjustment of as-tested results to the Guarantee Conditions (for Performance Test only) as required;

(k) all applicable Equipment manufacturers’ correction curves and methods;

(l) Sample data sheets;

(m) Test report requirements (which shall address all requirements set forth in Section 1.3.5 of this Attachment S); and

(n) Description of any deviation from test codes, methods, and/or standards used.

C.	Owner, Owner’s consultants and professionals, and the Independent Engineer shall have the right to witness each Performance Test, and Commissioning Test and all aspects of operations during each Performance Test, and Commissioning Test.

D.
Unless indicated otherwise in this Attachment S or in the Test Procedures, each Performance Test, and Commissioning Test shall be conducted with the Train operating in its safe operating mode, and with a normal complement of Owner’s operation personnel.

1.3.2.	General Test Conditions

A.	Prior to starting each Performance Test, or Commissioning Test, each system or subsystem of Equipment for each Train or each Train as a whole must be operating in the specified operating condition for the test in accordance with the Test Procedures.

B.	Unless otherwise specified herein, during each Performance Test, and Commissioning Test, the system or subsystem of Equipment for each Train or the Train as a whole shall be operated in accordance with manufacturers’ recommended design limits.

C.	The Performance Test and Commissioning Tests shall take place as soon as possible after the completion of pre-commissioning testing and normal startup activities in accordance with the Test Procedures and Project Schedule.

D.	If after conducting any Performance Test, any modifications are made to the system or subsystem of Equipment or the Train prior to Substantial Completion of the applicable Train, to the extent such modifications impact the applicable Performance Guarantees or MACs, Contractor shall, at the request of Owner, re-perform the applicable test to determine if the system or subsystem of Equipment or the Train as a whole meets the requirements of the applicable test.

1.3.3.	Test Instrumentation, Calibration, and Parameters

A.
Test Instrumentation. Contractor shall provide test instrumentation meeting all Applicable Codes and Standards and provide all testing personnel (including test engineers) required to complete each Performance Test, and Commissioning Test. During the detailed design phase, Contractor shall provide Owner with a list of the test instrumentation that it will use for each test. Each Performance Test and Commissioning Test shall be conducted using a combination of permanent and temporary instrumentation as required to meet all Applicable Codes and Standards. Contractor shall have the right to use temporary instrumentation in place of any permanent plant instrumentation for the purposes of Performance Test and Commissioning Test measurement. All temporary test instrumentation shall meet the calibration requirements as specified in the Applicable Codes and Standards.

B.
Calibration. Instrumentation used to measure Primary Parameters shall be calibrated in accordance with the requirements set forth in the Applicable Codes and Standards. Contractor shall provide its plan to calibrate the applicable instrumentation to Owner no later than sixty (60) Days prior to the commencement of the applicable Performance Test or Commissioning Test. Instruments used for the measurement of Primary Parameters shall have been calibrated within Sixty (60) Days of the respective test unless calibrations completed prior to such Sixty (60) Day period are mutually acceptable to Owner and Contractor. Copies of calibration certificates for all primary instruments used during each Performance Test and Commissioning Test shall be provided with the Performance Test and Commissioning Test reports. Post-test calibrations, if required, will be mutually agreed between the Parties, if there is a cause for concern regarding instrument drift during testing.

C.
Parameter Measurement. All Parameters shall be recorded in accordance with the approved Test Procedure. Data collected manually or with a temporary automatic data acquisition system shall be collected in accordance with the approved Test Procedure. All Primary and Secondary Parameters collected for the test shall be summarized and a native electronic version of the data provided to Owner. Raw data shall be processed and test results shall be computed for each test period. A summary of the data shall be produced in accordance with the Test Procedure. Further description of Parameter measurement shall be provided by Contractor in its proposed Test Procedures

D.
Data Collection. Test data may be logged by the Stage 3 Facility Instrument Control and Safety System (“ICSS”), by the control systems supplied with the major Equipment, by temporary test data acquisition systems, and/or by manually collecting data. All test data shall be maintained for future analysis.

1.3.4.	Personnel

Owner shall provide (i) Owner-Furnished Items as provided in Section 4.6 of the Agreement, (ii) Owner’s operating and maintenance personnel as provided in Section 4.4 of the Agreement, (iii) any other obligation of Owner set forth in the Agreement as may be necessary for the performance of the Performance Test and Commissioning Tests. Except for those items set forth in the preceding sentence, Contractor shall provide everything else required to enable each Train to operate satisfactorily to conduct the Performance Test, and Commissioning Tests and allow evaluation of the test results, including maintenance personnel, safety personnel, supervision, technical advisors, Equipment, Subcontractor and Sub-subcontractor representatives as required, process licensors, Contractor shall also supply any and all other personnel required to witness and observe the proper operation of the Train, to analyze the Train’s performance, and to report the test results to Owner.

1.3.5.	Completion and Results

As soon as any Performance Test or Commissioning Test (including any repeat testing for such tests) has been completed, Contractor shall provide Owner with full details of the result together with its analysis and evaluation of those results as well as any other information required by this Attachment S or Article 11 of the Agreement. Contractor shall also submit to Owner a test report upon completion of each test that shall include the following information:

(a) Date and time for the beginning and end of the test period;

(b) Names of the Persons who witnessed the test;

(c) Description under which the test was conducted:

(d) Summary of all test data and results and all raw data in an appendix;

(e) As applicable, an evaluation showing that the Performance Guarantee or Minimum Acceptance Criteria was met, the Guarantee Conditions and any other required test conditions were maintained (or deviations from any such conditions were appropriately accounted for in accordance with the Test Procedures), corrections were made to account for conditions different than those required by the Guarantee Conditions or any other applicable test conditions, and any other design and operating requirements of this Attachment S were followed; and

(f) Conclusion, discussion and analysis of the results, including an identification of any deviations of the test from the Test Procedure.

Within three (3) Days after receipt of any Performance Test and Commissioning Test report, Owner shall give written notice to Contractor either accepting the results or a consolidated set of comments or report describing any deficiencies, incompleteness, errors, omissions or incorrect interpretation or conclusions of the applicable test report. Contractor shall immediately revise and re-issue the applicable test report after fully addressing each of Owner’s comments. In the event the Parties dispute the test results, such Dispute shall be resolved (including the date of acceptance, if any) in accordance with the terms of the Agreement. Owner’s receipt of all such test reports is a condition of Substantial Completion. Owner’s receipt or acceptance shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of the Agreement.

2.	PERFORMANCE TESTS

2.1	General
	2.1.1.	Purpose

The Performance Test for each Train shall be conducted to determine whether the Train has achieved the Performance Guarantee or the Minimum Acceptance Criteria as specified in Attachment T. Such Performance Tests shall be conducted in accordance with the requirements specified in this Attachment S and the Performance Test Procedures, and shall be performed for the complete pretreatment and liquefaction unit for each Train, including the feed gas inlet facilities, and all systems within the battery limits of the Train.

	2.1.2.	General Requirements

***

2.1.3.	Performance Test Procedures

The Parties shall agree upon detailed procedures for the Performance Tests consistent with the provisions of Section 11.3 of the Agreement which shall include all Performance Test procedures described in this Attachment S (collectively the “Performance Test Procedures”). At least two hundred seventy (270) Days prior to the Guaranteed Substantial Completion Date of Train 1, Contractor shall provide to Owner a detailed Performance Test Procedure meeting the requirements set forth in the Agreement, including this Attachment S. The Parties shall, no later than ninety (90) Days prior to the Guaranteed Substantial Completion Date of Train 1, mutually agree upon the Performance Test Procedures for the conduct of the Performance Tests. Once the Parties have agreed upon the procedure in writing, such Test Procedures will govern the process utilized to conduct the Performance Tests and calculate results.

2.1.4.	Primary Parameters

***

2.1.5.	Performance Test Reporting

Contractor shall submit to Owner a preliminary test report and analysis within fourteen (14) Days upon completion of each Performance Test. A final report will be issued based on lab reports. Each such report shall include a copy of the Performance Test Procedures and a summary of the results, as well as an evaluation showing that the Performance Guarantee, Minimum Acceptance Criteria, Guarantee Conditions, and any other design limitations have been met.

2.2	Guarantee Conditions.

The conditions upon which the Performance Guarantee and the MAC are based and shall be tested (the “Guarantee Conditions”) are as follows:

***

2.3	Performance Test Procedures; Measurement and Calculation Methods.

	2.3.1.	Measurement and Calculation Methods

The measurement and calculation methods contained in the Performance Test Procedures for each Performance Test shall be in accordance with the following general parameters, subject to change only by written agreement of the Owner and Contractor in accordance with Section 21.2 of the Agreement:

(a) LNG production will be measured by the rundown flow meters located at the outlet of the liquefaction units averaged over a 72-hour continuous period, if mutually agreed by the Parties, this period can be extended by up to four (4) hours.

(b) LNG product temperature at the outlet of the liquefaction units will be measured to ensure design sub-cooling is achieved.

(c) The LNG composition will be measured by sampling the product rundown and conducting a gas chromatographic analysis in accordance with GPA 2261. The density of the LNG will also be calculated from this composition using Pro II. The Btu content of the LNG will be calculated from the composition using GPA 2145. Gas samples may be taken at a representative location upstream of the coldbox for the purpose of calculating the Btu content of the LNG in lieu of sampling the product rundown.

(d) Electrical power for the Train will be measured at the Train 13.8 kV switchgear incoming lines.

(e) Ambient temperature will be measured using the weather station located at the Site. Owner is to install a weather station at Site.

(f) Adjustment will be made to the test results for testing tolerance or measurement uncertainty.

2.3.2.	Adjustments to Performance Test Results

The Performance Guarantee and Minimum Acceptance Criteria specified in Attachment T are based on the Guarantee Conditions in Section 2.2. If any of the conditions prevailing during a Performance Test are not in accordance with the Guarantee Conditions in Section 2.2 but yet within the General Requirements in section 2.1.2(f), (g) and (h), then the Performance Guarantees and Minimum Acceptance Criteria described in Attachment T, will be adjusted using the same process simulation model, software, thermodynamic data packages, methods, and principles used for the original design.

2.3.3.	Failure to Pass

Subject to Section 11.5 of the Agreement, if a Train fails to pass any Performance Test for a Train, Owner or Contractor may require that such Performance Test be repeated in accordance with the terms of the Agreement. Following a failed Performance Test for a Train, Contractor shall provide Owner with at least three (3) Days’ notice before the commencement of a repeated Performance Test for that Train, or a shorter period of time as mutually agreed in writing by Contractor and Owner. Contractor shall, in accordance with the Agreement and before repetition of any Performance Test, make all adjustments and modifications to the relevant system or subsystem as may be necessary to ensure safety of personnel and prevention of harm. Contractor shall submit to Owner the details of any proposed adjustments or modifications.

2.3.4.	Safety

Contractor or Owner shall have the right to stop a Performance Test at any time if it is considered unsafe, in Contractor’s or Owner’s reasonable judgment. Any such test shall be re-performed, unless mutually agreed otherwise by the Parties.

3.	COMMISSIONING TESTS

3.1	General

	3.1.1.	Purpose of Commissioning Tests

The Commissioning Tests are: (i) focused on each system or subsystem of the Equipment for each Train and for each Train as a whole; (ii) will be performed in accordance with the Commissioning Test Procedures accepted by Owner in accordance with Section 11 of the Agreement. The Commissioning Test Procedures shall specify the required pre-commissioning and commissioning activities to be completed prior to the commencement of the Commissioning Tests and include the Commissioning Tests specified below. The Commissioning Test Procedures shall specify the scope, progression, and sequence of the tests, and whether the tests are dependent or independent of each other, unless mutually agreed otherwise by the Parties.

All Commissioning Tests must be completed in accordance with the Commissioning Test Procedures. In the event Contractor is unable to complete a Commissioning Test and such inability will have no impact on the performance of a Train or the results of any Performance Test on that Train, Contractor may, at its sole discretion, defer completion of such Commissioning Test so long as the Commissioning Test is completed prior to Substantial Completion of the Train.

	3.1.2	Commissioning Test Procedures

The Parties shall agree upon detailed procedures for the Commissioning Tests (“Commissioning Test Procedures”). At least two hundred and seventy (270) Days prior to the Guaranteed Substantial Completion Date of Train 1, Contractor shall provide to Owner detailed Commissioning Test Procedures meeting the requirements set forth in the Agreement, including this Attachment S. The Parties shall, no later than one hundred and eighty (180) Days prior to the Guaranteed Substantial Completion Date of Train 1, mutually agree upon the Commissioning Test Procedures for the conduct of the Commissioning Tests. Once the Parties have agreed upon the procedure in writing, such Test Procedures will govern the process utilized to conduct the Commissioning Tests and calculate results.

	3.1.3.	Commissioning Test Conditions

All Commissioning Tests will be conducted in accordance with the requirements of the Commissioning Test Procedures. Any issues that adversely impact the applicable Commissioning Tests shall be corrected upon discovery thereof and the applicable system or subsystem of Equipment will be re-tested to ensure the test requirements are met prior to Substantial Completion of such Train. If any system or subsystem of Equipment fails to pass any of the Commissioning Tests, Owner may require that such Commissioning Tests be repeated on the same terms and conditions as soon as practicable thereafter. Following a failed Commissioning Test, Contractor shall provide Owner with at least three (3) Days’ notice before the commencement of a repeated Commissioning Test, or a shorter period of time as mutually agreed by Contractor and Owner. Contractor shall, in accordance with the Agreement and before repetition of any Commissioning Test, make all adjustments and modifications to the relevant system or subsystem of Equipment or the relevant Train as may be necessary to ensure the safety of personnel and the prevention of harm. Contractor shall submit to Owner for the details of any proposed adjustments or modifications.

The tests outlined in Sections 3.2 through 3.16 of this Attachment S shall collectively be known as the “Commissioning Tests.”

3.2	Liquefaction Facility
***

ATTACHMENT T

MINIMUM ACCEPTANCE CRITERIA, PERFORMANCE GUARANTEES AND PERFORMANCE LIQUIDATED DAMAGES

1.Minimum Acceptance Criteria. Contractor covenants that the Minimum Acceptance Criteria for the Net LNG Production (rundown) Rates set forth in this Attachment T shall be met based on the Guarantee Conditions set forth in Attachment S and the Performance Tests set forth in Attachment S, as follows:

a.	Net LNG Production Rate MAC.

i.
Train 1 Net LNG Production Rate MAC. The net LNG production rate is the LNG flow measured as the sum of each of the two liquefaction unit outlets for a single Train in lbm/hr (“Net LNG Production Rate”) for Train 1 shall be equal to or greater than *** percent (***%) of the Performance Guarantee set forth in Section 2 of this Attachment T (“Train 1 Net LNG Production Rate MAC”), over a 72-hour continuous period, and if mutually agreed by the Parties, this period can be extended by up to four (4) hours, as measured in accordance with the Performance Testing Procedures set forth in Attachment S. Contractor’s achievement of the Train 1 Net LNG Production Rate MAC is a condition for achieving Substantial Completion of Train 1.

ii.
Train 2 Net LNG Production Rate MAC. The Net LNG Production Rate for Train 2 shall be equal to or greater than *** percent (***%) of the Performance Guarantee set forth in Section 2 of this Attachment T (“Train 2 Net LNG Production Rate MAC”), over a 72-hour continuous period, and if mutually agreed by the Parties, this period can be extended by up to four (4) hours, as measured in accordance with the Performance Testing Procedures set forth in Attachment S. Contractor’s achievement of the Train 2 Net LNG Production Rate MAC is a condition for achieving Substantial Completion of Train 2.

iii.
Train 3 Net LNG Production Rate MAC. The Net LNG Production Rate for Train 3 shall be equal to or greater than *** percent (***%) of the Performance Guarantee set forth in Section 2 of this Attachment T (“Train 3 Net LNG Production Rate MAC”), over a 72-hour continuous period, and if mutually agreed by the Parties, this period can be extended by up to four (4) hours, as measured in accordance with the Performance Testing Procedures set forth in Attachment S. Contractor’s achievement of the Train 3 Net LNG Production Rate MAC is a condition for achieving Substantial Completion of Train 3.

iv.
Train 4 Net LNG Production Rate MAC. The Net LNG Production Rate for Train 4 shall be equal to or greater than *** percent (***%) of the Performance Guarantee set forth in Section 2 of this Attachment T (“Train 4 Net LNG Production Rate MAC”), over a 72-hour continuous period, and if mutually agreed by the Parties, this period can be extended by up to four (4) hours, as measured in accordance with the Performance Testing Procedures set forth in Attachment S. Contractor’s achievement of the Train 4 Net LNG Production Rate MAC is a condition for achieving Substantial Completion of Train 4.

T-1

v.
Train 5 Net LNG Production Rate MAC. The Net LNG Production Rate for Train 5 shall be equal to or greater than ***(***%) of the Performance Guarantee set forth in Section 2 of this Attachment T (“Train 5 Net LNG Production Rate MAC”), over a 72-hour continuous period, and if mutually agreed by the Parties, this period can be extended by up to four (4) hours, as measured in accordance with the Performance Testing Procedures set forth in Attachment S. Contractor’s achievement of the Train 5 Net LNG Production Rate MAC is a condition for achieving Substantial Completion of Train 5.

vi.
Train 6 Net LNG Production Rate MAC. The Net LNG Production Rate for Train 6 shall be equal to or greater than ***(***%) of the Performance Guarantee set forth in Section 2 of this Attachment T (“Train 6 Net LNG Production Rate MAC”), over a 72-hour continuous period, and if mutually agreed by the Parties, this period can be extended by up to four (4) hours, as measured in accordance with the Performance Testing Procedures set forth in Attachment S. Contractor’s achievement of the Train 6 Net LNG Production Rate MAC is a condition for achieving Substantial Completion of Train 6.

vii.
Train 7 Net LNG Production Rate MAC. The Net LNG Production Rate for Train 7 shall be equal to or greater than ***(***%) of the Performance Guarantee set forth in Section 2 of this Attachment T (“Train 7 Net LNG Production Rate MAC”), over a 72-hour continuous period, and if mutually agreed by the Parties, this period can be extended by up to four (4) hours, as measured in accordance with the Performance Testing Procedures set forth in Attachment S. Contractor’s achievement of the Train 7 Net LNG Production Rate MAC is a condition for achieving Substantial Completion of Train 7.

2.
Performance Guarantees. Contractor guarantees that the Net LNG Production Rate for each Train shall be equal to or greater than *** lbm/hr (*** percent of the process flow diagram rate) over a 72-hour continuous period, and if mutually agreed by the Parties, this period can be extended by up to four (4) hours, (“Performance Guarantees”) based on the Guarantee Conditions and the Performance Testing Procedures set forth in Attachment S.

3.
Performance Liquidated Damages. If the LNG Production Rate MAC for a Train is met but the Performance Guarantee for such Train is not met by the time specified in Section 11.4A of the Agreement, then Contractor shall be liable to Owner for performance liquidated damages in accordance with Section 11.4A in the amount of *** U.S. Dollars (U.S. $***) for each *** percent (***%) of net LNG Production Rate less than the Performance Guarantee for such Train, or proportionally for any part thereof (“Performance Liquidated Damages”).

4.
Priority. In the event of a conflict or inconsistency between provisions contained within this Attachment T and provisions contained within Attachment A, the provisions within this Attachment T shall control.

T-2

ATTACHMENT U

FORM OF PARENT GUARANTEE

This guarantee and indemnity agreement (hereinafter referred to as the “Guarantee”) effective on this the *** day of ***, is entered into by BECHTEL GLOBAL ENERGY, INC., a corporation organized and existing under the laws of the state of Delaware, United States of America, having its registered office located at 12011 Sunset Hills Road, Reston, Virginia, 20190-5918 U.S.A. (hereinafter referred to as “Guarantor”), in favor of Corpus Christi Liquefaction Stage III, LLC (hereinafter referred to as “Owner”).

In consideration of Owner entering into the Engineering, Procurement and Construction agreement between Owner and Guarantor’s wholly owned affiliate BECHTEL ENERGY INC. (“Contractor”) for the Stage 3 Liquefaction Project and dated the 1st day of March 2022 (“Agreement”) and accepting this Guarantee in respect of such Agreement it is agreed as follows:

1.	In this Guarantee:

	(a)	unless otherwise defined herein, terms defined in the Agreement have the same meanings when used herein; and

	(b)	references to the “Agreement” mean the relevant Agreement as supplemented, amended or extended from time to time.

2.	Guarantor hereby covenants and agrees unconditionally and irrevocably with Owner, its successors and assigns that:

(a)
The Contractor shall properly and diligently observe the provisions of and perform its obligations and discharge its liabilities, whether actual or contingent, now or hereafter arising under or in connection with the Agreement (whether arising by way of payment, indemnity or otherwise) (“Guaranteed Obligations”).

	(b)	If Contractor fails to perform or defaults in any manner whatsoever in the due and proper performance of any Guaranteed Obligations, or commits any breach of any Guaranteed Obligations, the Guarantor shall, forthwith upon written request from Owner so to do, secure or cause (including, as may be necessary, by contracting with a third party) the assumption and proper and diligent performance and discharge of those Guaranteed Obligations remaining unfulfilled.

	(c)	Guarantor shall pay to Owner on demand all monies due and owing by Contractor to Owner under the Agreement or pursuant to any claims made by Owner arising under or in connection with the Agreement.

3.	This Guarantee shall be given as a primary obligation of Guarantor and not merely as surety and accordingly Owner shall not be obliged before enforcing this Guarantee to: (i) take any action in court or by way of arbitration or otherwise against Contractor; (ii) to take enforcement action or make any claim against or any demand on Contractor or exhaust any remedies against Contractor; (iii) to enforce any other security held by Owner in respect of the Guaranteed Obligations of Contractor under the Agreement; or (iv) to exercise any diligence against Contractor.

4.	As a separate and independent obligation, Guarantor shall, on demand, indemnify and hold Owner harmless from and against any and all losses, damages, liability and expenses, of whatsoever nature (including, without limitation, all legal fees and expenses on an indemnity basis) suffered or incurred by Owner:

(a) in any way connected with: (i) any breach by Contractor of any Guaranteed Obligation and/or (ii) any breach by the Guarantor of any obligations in this Guarantee, whether or not any such breach is caused, in whole or in part, by negligence of Guarantor; and

(b) if any of the Contractor’s Guaranteed Obligations is or becomes unenforceable, invalid or illegal, the amount of loss, damage, liability or expense shall be equal to the amount which Owner would otherwise have been entitled to recover from the Contractor, had such Guaranteed Obligations been fully enforceable.

5.	Notwithstanding any other provision of this Guarantee, but except in relation to any (i) expenses and legal fees referred to in Section 4(a), (ii) Insolvency Event of Contractor or (iii) invalidity, unenforceability or illegality of the Agreement as a whole (such as Contractor’s lack of authority to enter into the Agreement), the Guarantor shall not have any greater liability to Owner than Guarantor would have had to Owner under the Agreement had Guarantor been an original party to the Agreement in place of Contractor and the Agreement been fully enforceable. Guarantor shall be entitled in respect of the obligations, duties, and liabilities under this Guarantee to raise, and rely as though it was the Contractor on, any claims, rights, privileges, defenses, excuses or limitations available to the Contractor under the Agreement, provided that any award or judgment between Contractor and Owner under the Agreement (whether in arbitration or litigation, by default or otherwise) shall be conclusive and binding for the purposes of determining Guarantor’s obligations under the Guarantee but no such judgment shall be required to enforce the Guarantor’s obligations under this Guarantee.

6.	This Guarantee shall be in addition to, and not in substitution for, and will not merge with, any rights or remedies that Owner may have against the Contractor arising under the Agreement or otherwise, and the Guarantor shall not be released from the obligations hereunder by reason of any time or forbearance granted by Owner to the Contractor or the Guarantor. This Guarantee is a continuing guarantee and indemnity and extends to any and all of the Contractor’ Guaranteed Obligations under or arising in connection with the Agreement.

7.	Notwithstanding any performance, payment or payments made by Guarantor hereunder (or any set-off or application of funds of Guarantor by Owner), Guarantor shall not be entitled to be subrogated to any of the rights of Contractor (or of any rights of Owner hereunder), or any collateral, security, or guarantee or right of set-off held by Owner, for the performance or payment of the obligations guaranteed hereunder, nor shall Guarantor seek or be entitled to assert or enforce any right of contribution, reimbursement, indemnity or any other right to payment from Contractor as a result of Guarantor’s performance of its obligations pursuant to this Guarantee until all Guaranteed Obligations are performed or paid in full. If any amount shall be paid to Guarantor on account of such subrogation, contribution, reimbursement or indemnity rights at any time when all of the Guaranteed Obligations and all amounts owing hereunder shall not have been performed and paid in full, such amount shall be held by Guarantor in trust for Owner, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Owner in the exact form received by Guarantor (duly endorsed by Guarantor to Owner, if required), to be applied against the Guaranteed Obligations, whether or not matured, in such order as Owner may determine.

8.	The Guarantor makes the following representations and warranties:

(a) It has the power to enter into and perform its obligations under this Guarantee;

	(b)	It has taken all necessary corporate action to authorize the entry into and performance of this Guarantee and to carry out the transactions and discharge the obligations contemplated by this Guarantee; and

	(c)	This Guarantee is its valid and binding obligation enforceable in accordance with its terms, and Guarantor acknowledges and agrees that the Owner has agreed to enter into the Agreement and to accept this Guarantee in reliance on these representations and warranties.

9.	If any payment by the Contractor or the Guarantor or any other surety or discharge given by the Owner is avoided or reduced as a result of insolvency or similar event (a) the liability of the Guarantor shall continue as if the payment or discharge had not occurred, and (b) the Owner shall be entitled to recover the value or amount of that security or payment from the Guarantor as if the payment or discharge had not occurred.

10.	The liability of the Guarantor hereunder shall not in any way be reduced, released, discharged, diminished or affected by:

	(a)	The granting of any waiver, time or indulgence to the Guarantor or to the Contractor by Owner;

	(b)	The effecting of any compromise, discharge or release whatsoever with Contractor by the Owner or any other person;

	(c)	Suspension or termination (in whole or in part) of Contractor’s services or work under the Agreement;

	(d)	Any breach of the Agreement by Owner or any other thing done or neglected to be done by Owner;

	(e)	Any lack of power, authority or legal personality or change in the constitution or business organization of Contractor or the illegality of any relevant contracts or obligation;

	(f)	Any variation to the scope of work or services under the Agreement (including, without limitation, by way of a Change Order);

	(g)	The amendment, novation, supplement or extension of any terms or conditions of the Agreement by Owner;

	(h)	Any disability, incapacity, insolvency, administration or similar proceedings with respect to the Contractor;

	(i)	Any reorganization, change in ownership, merger, consolidation, change in status or like arrangement in respect of either Contractor or Guarantor;

	(j)	Any assignment of this Guarantee or the Agreement, or the granting or creation of any mortgage, pledge, charge or other encumbrance over or in respect of this Guarantee or the Agreement or any of Owner’s rights or benefits under or pursuant to this Guarantee or the Agreement; or

(k) Any act, omission, matter or thing which, but for this Section 10, would reduce, release, discharge, diminish or affect any of Guarantor’s obligations under this Guarantee.

11.	Without Owner’s written consent (not to be unreasonably withheld, conditioned or delayed), Guarantor shall not convey, sell, lease or transfer its properties or assets to any Person to the extent that such conveyance, sale, lease or transfer could have a material adverse effect on Guarantor’s ability to fulfill its obligations under this Guarantee (“Material Transaction”). For the avoidance of doubt, a sale of property, assets or Affiliates for market value in an arm’s length transaction (a) by Guarantor or (b) by an Affiliate of Guarantor shall not be considered a Material Transaction as long as Guarantor or a wholly owned subsidiary of Guarantor receives all of the proceeds from such sale. In case of a proposed Material Transaction, Guarantor shall provide Owner with reasonable advance notice of such proposed Material Transaction. Guarantor shall then meet with Owner and, pursuant to a written confidentiality agreement, will provide to Owner all necessary information, reasonably requested by Owner, regarding the proposed Material Transaction for the purpose of receiving Owner’s written consent to such Material Transaction (and as described above such consent shall not be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, such restriction on conveyances, sales, leases and transfers shall include conveyances, sales, leases or transfers to Guarantor’s Affiliates other than any of Guarantor’s wholly owned subsidiaries.

12.	All payments under this Guarantee shall be made to the account specified in the relevant demand of the Agreement and shall be made free of any withholding or deduction and the Guarantor shall have no right of set-off, deduction, abatement or counterclaim except for those rights it exercises on behalf of Contractor under the Agreement.

13.	Any notices or communications to be made by the Guarantor or Owner to the other under or in connection with this Guarantee shall be in writing and made to the other at the following addresses:

Guarantor:

Bechtel Global Energy, Inc
3000 Post Oak Blvd.
Houston, Texas 77056
Phone:***
Email: ***

Attn: Energy Manager of Legal

With a copy to:

Bechtel Energy Inc.
3000 Post Oak Blvd.
Houston, Texas 77056
Phone: ***
Email: ***

Attn: ***

Owner:

Corpus Christi Liquefaction Stage III, LLC
700 Milam, Suite 1900
Houston, Texas 77002
Phone: ***
Email: ***
Attn: ***

With a copy to:

Corpus Christi Liquefaction Stage III, LLC
700 Milam, Suite 1900
Houston, Texas 77002
Phone: ***
Email: ***
Attn: ***

Any notice or communication delivered or made by one person to the other under this Guarantee shall be effective:

(a) If by way of facsimile, when received as evidenced by confirmation; or

(b) If by way of letter, when it has been left at the relevant address.

14.	Any provision of this Guarantee which is prohibited, illegal, invalid or unenforceable in any jurisdiction is ineffective as to that jurisdiction only to the extent of the prohibition, illegality, invalidity or unenforceability and will not invalidate any other provision of the Guarantee so long as the material purposes of this Guarantee can be determined and effectuated.

15.	The Guarantor shall, promptly on demand, pay to the Owner the amount of all costs, charges and expenses incurred in connection with the enforcement or exercise of any rights under this Guarantee.

16.	No failure to exercise, nor delay in exercising, any right or remedy under this Guarantee shall operate expenses incurred in connection with the enforcement or exercise of any rights under this Guarantee.

17.	This Guarantee shall be governed by and construed in accordance with the laws of the state of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the state of Texas.

18.
Any claim, dispute, controversy, difference, disagreement, or grievance (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise) arising out of, connected with or relating in any way to this Agreement (including the construction, validity, interpretation, termination, enforceability or breach of this Agreement) (“Dispute”) shall be decided by final and binding arbitration. Such arbitration shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 18, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The arbitration held under this Guarantee shall be decided by three (3) arbitrators, appointed as follow: each Party shall be permitted to choose one (1) arbitrator, and the two (2) arbitrators chosen by the Parties shall choose the third arbitrator in accordance with the AAA Rules, who will serve as the chairperson of the tribunal. If Contractor and Guarantor are both parties to the arbitration, then Contractor and Guarantor shall collectively appoint one arbitrator, and Owner shall appoint the second arbitrator (and the third will be appointed by the first two, as set forth above). The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties and the successors and permitted assigns of any of them. At either Party’s option, any other Person may be joined as an additional party to any arbitration conducted under this Section 18, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any Dispute between the Parties. Guarantor agrees, upon Owner’s election, to the joinder of Contractor as an additional party to any arbitration conducted under this Section 18 and to the joinder of Guarantor to any arbitration between Owner and Contractor arising out of or relating to the Project. Requests for joinder of Contractor as an additional party to the arbitration between the Parties must be submitted to the AAA within sixty (60) days after the establishment of the panel (including the appointment of the third arbitrator and the resolution of any challenges for cause). For the selection of arbitrators in any arbitration involving one or more of Contractor and Guarantor, the Parties agree that Contractor and Guarantor shall be considered as one party. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

19.	This Guarantee constitutes the entire agreement of Guarantor and Owner with respect to the subject matter hereof and supersedes all prior agreements, negotiations and understandings, both written and oral, between the Guarantor and Owner with respect to the subject matter hereof.

20.	This Guarantee is solely for the benefit of Owner and its respective successors and permitted assigns, and this Guarantee shall not otherwise be deemed to confer upon or give to any other third party any remedy, claim, reimbursement, cause of action, or other right, except as provided in Section 20 hereof.

21.	This Guarantee may be assigned to other Persons only upon the prior written consent of the non-assigning Party hereto, except that Owner may assign this Guarantee to any of its Affiliates by providing notice to Guarantor. Furthermore, Owner may, for the purpose of providing collateral, assign, pledge and/or grant a security interest in this Guarantee to any Lender without Guarantor’s consent. When duly assigned in accordance with the foregoing, this Guarantee shall be binding upon and shall inure to the benefit of the assignee; provided that any assignment by Guarantor or Owner pursuant to this Section 21 shall not relieve Guarantor or Owner (as applicable) of any of its obligations or liabilities under this Guarantee. Any assignment not in accordance with this Section 21 shall be void and without force or effect. Guarantor shall, on or before issuance of NTP under the Agreement, enter into an acknowledgement and consent with the Collateral Agent, substantially in the form of Schedule 1 to this Guarantee, as may be amended mutatis mutandis to conform to the acknowledgement and consent form agreed by Contractor under the Agreement.

22.	Guarantor acknowledges and agrees that Owner is entitled to the benefit of this Guarantee and the covenants, guarantees, indemnities and other promises that are given and made in it by Guarantor, without Owner having signed this Guarantee.

23.	This Guarantee may only be amended by a written agreement that is signed by or on behalf of both Owner and Guarantor.

24.	This Guarantee shall continue in full force and effect until all of the Guaranteed Obligations of Contractor under the Agreement and all obligations, liabilities and guarantees of Guarantor under this Guarantee have been fulfilled or otherwise resolved, at which point this Guarantee shall expire of its own terms and shall be returned to the Contractor.

25.	Guarantor shall not take any photographs of any part of the Liquefaction Facility, issue a press release, advertisement, publicity material, financial document or similar matter or participate in a media interview that mentions or refers to the Work under the Agreement or any part of the Liquefaction Facility without the prior written consent of Owner. Guarantor acknowledges and agrees that Owner shall be required, from time to time, to make disclosures and press releases and applicable filings with the SEC in accordance with applicable securities laws, that Owner believes in good faith are required by Applicable Law or the rules of any stock exchange. If any such disclosure, press release or filing includes any reference to Guarantor, then Owner shall provide as much notice as is practicable to Guarantor to provide it with an opportunity to comment; provided, however, the final determination shall remain with Owner. Guarantor acknowledges that Owner shall be required from time to time to make filings in compliance with applicable securities laws, including a copy of this Guarantee.

[Signature page follows.]

IN WITNESS of which this Guarantee has been duly executed by a duly authorized representative of Guarantor and delivered on the day above written.

BECHTEL GLOBAL ENERGY, INC.

By:	__________________________

Name:	__________________________

Title:	__________________________

Acknowledged by:

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:	__________________________

Name:	__________________________

Title:	__________________________

SCHEDULE 1 TO PARENT GUARANTEE FOR STAGE 3

FORM OF ACKNOWLEDGMENT AND
CONSENT AGREEMENT WITH LENDER FOR STAGE 3

Bechtel Global Energy, Inc. (the “Contracting Party”) hereby acknowledges the existence of (but has not reviewed) the Common Security and Account Agreement, dated as of [_______], 20[__] (as from time to time amended, supplemented or modified, the “Common Security and Account Agreement”), among Corpus Christi Liquefaction Stage III, LLC (the “Loan Party”) and [_______] as security trustee (in such capacity, the “Security Trustee”), for the benefit of various secured parties (collectively, the “Secured Parties”) providing financing to the Loan Party [and certain of its affiliates], and hereby executes this Acknowledgement and Consent Agreement (the “Consent”) and agrees as follows:

1.	The Contracting Party hereby acknowledges and consents in accordance with the terms and conditions set forth below to the Loan Party’s pledge and collateral assignment of all its right, title and interest in, to and under (but not, except as provided herein, its obligations, liabilities or duties with respect to) the Parent Guarantee dated *** (the “Assigned Agreement”), given in respect of the Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 3 Liquefaction Project, dated as of March 1, 2022, between Bechtel Energy Inc. and the Loan Party (as amended, restated, modified or supplemented by change order or otherwise as permitted thereunder, and in effect from time to time, the “EPC Contract”) to the Security Trustee pursuant to the Common Security and Account Agreement. Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Assigned Agreement.

2.	The Contracting Party represents and warrants as of the date hereof as follows:

	a.	The Contracting Party is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify has or could reasonably be expected to have a material adverse effect on its financial condition, operations, prospects, taxes or business.

	b.	The Contracting Party is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, have or could reasonably be expected to have a material adverse effect on its performance of any obligations under this Consent or the Assigned Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the current actual knowledge of the Contracting Party) threatened against the Contracting Party that, if adversely determined, could reasonably be expected to have a material adverse effect on its ability to perform under this Consent or the Assigned Agreement.

	c.	No consent or approval of, or other action by or any notice to or filing with, any Governmental Instrumentality (except those previously obtained) was required in connection with the execution and delivery by the Contracting Party of the Assigned Agreement, or is required in connection with the execution and delivery of this Consent, or, to the best actual current knowledge of the Contracting Party, the performance of its obligations under this Consent.

	d.	Neither the execution and delivery of this Consent and the Assigned Agreement by the Contracting Party, the consummation of the transactions herein contemplated by the Contracting Party, nor compliance with the terms and provisions hereof by the Contracting Party, will:

conflict with, result in a breach of or default under, or require any consent (other than consents already obtained and those permits, licenses, approvals, consents and exemptions that the Contracting Party is permitted to obtain in the ordinary course of business in the performance of its obligations under the Assigned Agreement) under: (A) the charter or by-laws of the Contracting Party, (B) any Applicable Law, (C) any order, writ, injunction or decree of any court applicable to the Contracting Party, or (D) any agreement or instrument to which the Contracting Party is a party or by which it is bound or to which it or any of its property or assets is subject in any such case under this clause (i) that has or could reasonably be expected to result in a material adverse effect upon the ability of the Contracting Party to perform its obligations under this Consent and the Assigned Agreement; or

result in the creation or imposition of (or the obligation to create or impose) any lien, security interest, charge or encumbrance upon any of the properties or assets of the Contracting Party.

e.	The Contracting Party has all necessary power and authority to execute, deliver and perform its obligations under this Consent and the Assigned Agreement; the execution, delivery and performance by the Contracting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary action on its part; and this Consent and the Assigned Agreement have been duly and validly executed and delivered by the Contracting Party and each constitutes a legal, valid and binding obligation of the Contracting Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity. There are no amendments, modifications or supplements (whether by waiver, consent or otherwise) to the Assigned Agreement, either oral or written.

f.	The Contracting Party is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to guarantee the completion of the work under the EPC Contract and perform its obligations hereunder.

g.	To the Contracting Party’s current actual knowledge, the Loan Party (a) has compiled with all conditions precedent required to be complied with by or on behalf of the Loan Party on or prior to the date hereof pursuant to the Assigned Agreement and (b) is not in default under any covenant or obligation of the Assigned Agreement and no such default has occurred prior to the date hereof.

h.	The Contracting Party is not, to its current actual knowledge, in default under any covenant or obligation hereunder or under the Assigned Agreement and no such default has occurred prior to the date hereof. After giving effect to the pledge and assignment referred to in paragraph 1, and after giving effect to the consent to such pledge and assignment by the Contracting Party, to the current actual knowledge of the Contracting Party, (a) there exists no event or condition that would, either immediately or with the passage of time or giving of notice, or both, entitle either the Contracting Party or the Loan Party to terminate or suspend its obligations under the Assigned Agreement, and (b) there are no claims, except for ongoing matters listed in Schedule 1, that may become change orders to the Assigned Agreement, or rights of set-off pending by any party to the Assigned Agreement.

i.	The Contracting Party affirms that it has no written notice or current actual knowledge of any pledge or assignment relative to the right, title and interest of the Loan Party in, to and under the Assigned Agreement other than the pledge and assignment referred to in paragraph 1.

3.
	a.	From and after the date hereof and unless and until the Contracting Party shall have of any pledge or assignment relative to the right, title and interest of the Loan Party in, to and under the Assigned Agreement other than the pledge and assignment referred to in paragraph 1.

	b.	The Contracting Party agrees that it cannot terminate or suspend its obligations under the Assigned Agreement.

4.	Notwithstanding any provision in the Assigned Agreement to the contrary, in the event of a proper assignment or novation of the rights and obligations under the EPC Contract to a third party, or in the event of the execution of a new EPC Contract pursuant to the terms of Section 4 of that certain acknowledgment and consent agreement, dated [_______], 20[__] between Bechtel Energy Inc. and the Security Trustee, the Contracting Party will enter into a new agreement with the Security Trustee or, at the Security Trustee’s request, with the Security Trustee’s nominee, effective as of the date of such assignment, novation or execution, with substantially the same covenants, agreements, terms, provisions and limitations as are contained in the Assigned Agreement; provided that the Security Trustee shall have made a request to the Contracting Party for such new agreement within seven (7) days after the date of such assignment or novation of the EPC Contract or execution of a new EPC Contract.

5.	Provided that an event of default by Loan Party shall have occurred and is continuing pursuant to the financing documents executed in connection with the Common Security and Account Agreement, the Contracting Party agrees that the Security Trustee may (but shall not be obligated to) pursuant to the terms of the Common Security and Account Agreement assume, or cause any purchaser at any foreclosure sale or any assignee or transferee under any instrument of assignment or transfer in lieu of foreclosure to assume, all of the rights and interest of the Loan Party thereafter arising under the Assigned Agreement. If the rights and interest of the Loan Party in the Assigned Agreement shall be assumed, sold or transferred as provided herein, then the Contracting Party shall continue to perform its obligations under the Assigned Agreement in favor of the assuming party as if such party had thereafter been named as the Loan Party under the Assigned Agreement. The Security Trustee shall not take actions under this paragraph 5 until after the initial disbursement of any of the Secured Parties’ loans.

6.	The Contracting Party shall make all payments due to the Loan Party under the Assigned Agreement to [___________________], acting as the account bank, to (a) prior to the project completion date (as notified by the Loan Party or the Security Trustee to the Contracting Party), [Account Name from Common Security and Account Agreement]([Bank Name], Account No. [_____________], ABA No. [_______________], Swift Address: [________________], CHIPS ABA: [________________], CHIPS UID: [________________], Account Name: [________________], Attn: [________________]) and (b) on and after the project completion date (as notified by the Loan Party or the Security Trustee to the Contracting Party), [Account Name from Common Security and Account Agreement]([Bank Name], Account No. [_____________], ABA No. [_______________], Swift Address: [________________], CHIPS ABA: [________________], CHIPS UID: [________________], Account Name: [________________], Attn: [________________]) or to such other Person and at such other address as the Security Trustee may (subject to the terms of the Common Security and Account Agreement) from time to time specify in writing to the Contracting Party. All parties hereto agree that each payment by the Contracting Party to the account bank of amounts due to the Loan Party from the Contracting Party under the Assigned Agreement shall satisfy the Contracting Party’s corresponding payment obligation under the Assigned Agreement and, to the extent applicable, the EPC Contract.

7.	This Consent may be amended or modified only by an instrument in writing signed by the Contracting Party, the Loan Party and the Security Trustee.

8.	The Contracting Party shall deliver to the Security Trustee concurrently with the delivery thereof to the Loan Party, a copy of the following items if and when provided by the Contracting Party to the Loan Party pursuant to the Assigned Agreement: (a) notification prior to cancellation, non-renewal or a material change in the insurance coverage required under the terms of the Assigned Agreement; (b) notification of termination; (c) notification of suspension of all of the Work; (d) notification of default by the Loan Party; (e) notification of claims, demands, actions or causes of actions asserted against the Contracting Party for which the Loan Party has indemnification obligations; and (f) notification of request for arbitration.

9.	The Contracting Party shall provide to the Security Trustee any information or documentation as reasonably requested by the Security Trustee in connection with the financing of the Loan Party’s obligations under the Assigned Agreement including, without limitation, the following: (a) an opinion of counsel of Contracting Party customary for a project financing with respect to the authorization, execution, delivery and enforceability, and other similar issues, of the Assigned Agreement and this Consent; (b) a certificate of an authorized officer of Contracting Party certifying that (i) all amounts due and payable under the Assigned Agreement have been paid other than those amounts payable in respect of the current invoice and (ii) no event or condition exists to the Contracting Party’s current actual knowledge which constitutes a default by the Loan Party under the Assigned Agreement; and (c) a copy of a certificate of good standing of, and payment of franchise taxes by, the Contracting Party issued by the Secretary of State of Delaware.

10.	Notice to any party hereto shall be deemed to be delivered on the earlier of: (a) the date of personal delivery and (b) if deposited in a United States Postal Service depository, postage prepaid, registered or certified mail, return receipt requested, addressed to such party at the address indicated below (or at such other address as such party may have theretofore specified by written notice delivered in accordance herewith), upon delivery or refusal to accept delivery, in each case as evidenced by the return receipt:

The Security Trustee:	[________________]
[________________], [________________]
[________________]

The Loan Party:	Corpus Christi Liquefaction Stage III, LLC
700 Milam Street, Suite 1900
Houston, Texas 77002
Telephone: ***
Facsimile: ***
Attn: ***
Email: ***

with a copy to:

Corpus Christi Liquefaction Stage III, LLC
700 Milam Street, Suite 1900
Houston, Texas 77002
Facsimile: ***
Attn: General Counsel

The Contracting Party:	Bechtel Energy Inc.
3000 Post Oak Boulevard
Houston, Texas 77056
Facsimile: ***
Attn: ***
Email: ***

with a copy to:

Bechtel Energy Inc.
3000 Post Oak Boulevard
Houston, Texas 77056
Facsimile: ***
Attn: Energy Manager of Legal

11.	This Consent shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the Contracting Party, the Loan Party, the Security Trustee and the Secured Parties (provided, however, that the Contracting Party shall not assign or transfer it rights hereunder without the prior written consent of the Security Trustee).

12.	This Consent may be executed in one or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Consent shall become effective at such time as the Security Trustee shall have received counterparts hereof signed by all of the intended parties hereto.

13.	For purposes of this Consent, the term “day” or “days” shall mean calendar days unless otherwise defined herein.

14.	No failure on the part of any party or any of its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof (subject to any statute of limitations), and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right power or privilege.

15.	If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

16.	The agreements of the parties hereto are solely for the benefit of the Contracting Party, the Loan Party, the Security Trustee and the Secured Parties, and no Person (other than the parties hereto and the Secured Parties and their successors and assigns permitted hereunder) shall have any rights hereunder.

17.	Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that if the Loan Party assigns any or all of its rights and obligations under the Assigned Agreement to an affiliate at any time, the Loan Party may assign or transfer any or all corresponding rights and obligations under this Consent to such affiliate.

18.	This Consent shall terminate upon the indefeasible payment in full of all amounts owed in connection with the Common Security and Account Agreement.

19.	THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT FOR DISPUTES ARISING OUT OF OR RELATING TO THE ASSIGNED AGREEMENT WHICH WILL CONTINUE TO BE GOVERNED EXCLUSIVELY BY ARTICLE 18 OF THE ASSIGNED AGREEMENT. THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

20.	EACH OF THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY

21.	NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, NONE OF THE CONTRACTING PARTY, THE SECURITY TRUSTEE, NOR THE LOAN PARTY, SHALL BE LIABLE UNDER THIS CONSENT, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION, OR ANY OTHER CAUSE OF ACTION FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF USE, LOSS OF OPPORTUNITY, LOSS OF REVENUES, LOSS OF FINANCING, LOSS OR INCREASE OF BONDING CAPACITY, COSTS OF OBTAINING OR MAINTAINING FINANCING, LOSS OF GOODWILL, OR BUSINESS INTERRUPTION, OR DAMAGES OR LOSSES FOR PRINCIPAL OFFICE EXPENSES INCLUDING COMPENSATION OF PERSONNEL STATIONED THERE (“CONSEQUENTIAL DAMAGES”), AND THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY DO HEREBY RELEASE EACH OTHER FROM ANY LIABILITY FOR SUCH CONSEQUENTIAL DAMAGES; PROVIDED THAT THE EXCLUSION OF LIABILITY SET FORTH IN THIS SECTION IS NOT INTENDED TO PRECLUDE RECOVERIES AS PERMITTED PURSUANT TO SECTION 20.4 OF THE ASSIGNED AGREEMENT WITH RESPECT TO OBLIGATIONS UNDER THE ASSIGNED AGREEMENT ONLY.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Consent as of the __ day of _________, 20__.

[__________________________],
as the Security Trustee

By:____________________________
Name:
Title:

BECHTEL GLOBAL ENERGY, INC.,
as the Contracting Party

By:____________________________
Name:
Title:

ACKNOWLEDGED and AGREED

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC,
as the Loan Party

By:____________________________
Name:
Title:

SCHEDULE 1

ONGOING MATTERS

ATTACHMENT V

OWNER-FURNISHED ITEMS

Owner Furnished Items		Date to Be Provided
1.
Natural Gas fuel at the Stage 3 Facility inside the fuel gas yard, at the following conditions for start-up, commissioning (including system dry out), initial operation of the Stage 3 Facility, and all Performance Tests:
•***
•***
•***
***
2.	Potable water and demineralized water at the volumes required by Contactor required for start-up and commissioning shall be provided at maximum and minimum pressure and temperature at the same quality standards of the Stage 1 EPC Agreement and Stage 2 EPC Agreement.
Service (Utility) water will be provided at *** psig at location adjacent to corner of highway 361 and Laquinta road. *** gallon per minute flow rate to be provided in *** PVC line to agreed tie-in location as shown on 26228-400-P1-30-00001 Rev C and also available connection closer to cattle guard area for construction purpose.
	Owner has no obligation to provide potable water for the Work. Contractor is responsible for all construction water supply and usage, except for demineralized water to be used for amine system flush and first fills. Contractor will use municipal water for hydrotest and nondrinking services via municipal water connection.	***
3.	Provide access and permitting to tie-in Stage 3 Sanitary sewer system into the existing CCL Liquefaction Facility Site system.	***
4.	138 kV electrical interconnection at the Stage 3 Facility point to energize and operate the Stage 3 Facility electrical systems during the start-up and commissioning after the agreed upon interconnection date.	***
5.	Resupply of consumables and refilling of chemicals or lubricants for operating Equipment as required to operate the Stage 3 Facility after Substantial Completion is achieved. Such consumables do not include start-up and commissioning spare parts, or replacement parts and materials.	***

Owner Furnished Items		Date to Be Provided
6.	Disposal of routine and normal waste streams generated during operation of the Stage 3 Facility (after Substantial Completion). Owner is not responsible for disposal of Contractor’s piping, storage tank and hydrotesting, flushing and cleaning water and other construction and commissioning related fluids, chemicals or waste streams.	***
7.	Owner shall provide all Permits listed in Attachment Q.	***
8.	Owner will provide a fixed number of qualified operations and maintenance personnel as required in Section 4.4 of the Agreement and Attachment M, for training, on-the-job training and to participate in the operation of the Facility under Contractor’s direction through Substantial Completion.	***
9.	Provide access to the Stage 3 Site, Supporting Real Estate and CCL Liquefaction Facility Site pursuant to Section 4.3 of the agreement.	***
10.	Provide pipeline *** at pressure and quality as described in Process Design Basis 26228-100-3DR-V04F-00001 Rev 000. Up to Substantial Completion of each Train, Contractor will be responsible for *** required for commissioning and *** testing for such train as per Contractor’s procedure.	***
11.	Provide use of LNG tank storage, ***, in the Stage 1 Liquefaction Facility.	***
12.	Provide use of *** tank storage, in the Stage 1 Liquefaction Facility.	***
13.	Process Safety Reports: G720-AAA-SE-GEN-RPT-0005 Rev E, Process Hazard [PHR] [HAZID] Review Report, dated ***.	***
14.	*** 18-P156033-R1 Rev 0 Facility Siting Hazard Analysis for Corpus Christi Liquefaction Stage 3.	***
15.	*** 19-P519008-R1 Rev 02 Facility Siting Hazard Analysis for Corpus Christi Liquefaction Stage 3, dated April 26, 2019.	***
16.	Site Plan-Boundary Survey Easement Documents for Pipeline and Utility Rights of Way:
	The CCL Utility Discovery, San Patricio, Texas, Sheets 1, 2, 2A, 3, 4 ,5, 6, 7, 7A, 8, 9, 10, 11, 12, 13, 14, 15 & 16, dated ***	***
17.	Pipeline Alley - Easement & Pipeline Analysis_10.1.19 & Pipeline Alley.kmz.	***

Owner Furnished Items		Date to Be Provided
18.	CADD Native Drawings – Civils – for the Pipeline ROW Corridor Interfaces as listed below: - ***	***
19.	Cheniere SPA Slope Stability Methodology Tech Memo (REVISED ***).	***
20.	CLH & CCA Pipeline & Transmission Line Easement Agreement.	***
21.	“Final Geotechnical Report, Corpus Christi Liquefaction Stage3 San Patricio County, TX Rev2” ***.	***
22.	Final Report Revision 1 “Supplemental Seismic, Tsunami, and Geologic Hazards Report for the CCL Stage 3 Project Corpus Christi, Texas” ***.	***
23.	Hanson-Central Area Watershed Final Sealed Drawings.	***
24.	HDR Preliminary DMPA Dewatering Plan.	***
25.	CCL 3 Easement Information.	***
26.	Technical Memorandum CCL Stage 3: FEED Study- Piperack and OSBL Containment Basin" San Patricio County Texas, ***.	***
27.	Corpus Site LiDAR and Imagery.	***
28.	SPA Levee Report.	***

Owner Furnished Items		Date to Be Provided
29.	Heavy Haul Road Report.	***
30.	CCL3 Outfall Alternatives.	***
31.	HDR DMPA Dewatering Plan.	***
32.	Survey of the Site and the Supporting Real Estate.	***
33.	With respect to the *** pipeline, a .kmz file containing a drawing of the permanent easement area and temporary construction worksites.	***
34.	With respect to the drainage improvements, the ‘Construction Plans for Drainage Improvements and Site Grading – Cheniere Drainage Areas No. 8, 18 & 19, Phase II, ***.	***
35.	With respect to the *** and *** pipeline, a .kmz file containing a drawing of the permanent easement area and temporary construction worksites.	***
36.	With respect to the East Access Road improvement project, the ‘Cheniere Aplan_R-1-15-20’.	***
37.	With respect to the Resnik substation construction project, a 138kv transmission line routing and the current footprint of the Resnik substation.	***
38.	“Additional Documents” (as defined in Section F of Attachment Z).	***
39.	Outfall 003 Construction Plan Set/Beds 19-20 Splitter Levee Drawings, Specifications and Schedule.	***
40.	Configuration / Design of the Feed Gas Pipeline.	***
41.	Cheniere Primary Control Monument	***
42.	203 Acre - 865.29 Acre - ALTA and Title	***
43.	CCL 3 - ALTA Survey & Title Commitment	***
44.	Additional Response to RFI - CCLNG3-F-PM-RFI-0000017 – RFI - Additional Pipeline Information for Construction Areas - Supplemental Easement Files – For Reference Only	***

Owner Furnished Items		Date to Be Provided
45.	Property Surveys Native Files - For Reference Use Only	***

ATTACHMENT W

CAPITAL SPARE PARTS LIST

No.	Description of Equipment (Including Process Tag ID of Original Part*)	Spare Part	Vendor	Comments
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***

No.	Description of Equipment (Including Process Tag ID of Original Part*)	Spare Part	Vendor	Comments
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***

No.	Description of Equipment (Including Process Tag ID of Original Part*)	Spare Part	Vendor	Comments
***	***	***	***	***
***	***	***	***	***

***

SCHEDULE W-1
LIST OF CAPITAL SPARE PRESSURE RELIEF VALVES

No.	Tag Number	Service
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***

No.	Tag Number	Service
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
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***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***

No.	Tag Number	Service
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***

ATTACHMENT X

REPORTING REQUIREMENTS

1.Weekly Progress Meetings

Owner and Contractor shall hold weekly progress meetings at the Site or home office prior to mobilization in accordance with Section 3.19B.1 of the Agreement and this Attachment X. The meeting minutes shall be limited to a summary of items discussed, agreements reached, and actions discussed together with the responsible person and the required dates for action closures. Contractor shall develop, for Owner’s review and approval, a document to track actions/information requirements to use at such meetings. Both Owner and Contractor shall agree and sign off on all meeting minutes.

The following topics, at a minimum, shall be discussed at the weekly progress meetings:

(A)safety and environmental updates, including any incident reports, compliance issues, or other significant events;

(B)weekly construction field reports;

(C)progress of the Work achieved in the prior week, and progress expected to be achieved in the current week, including installed key quantities of materials;

(D)present three (3) week look ahead planning schedules and discuss;

(E)critical items of the Work, including an evaluation of problem areas (i.e., issues that may impact cost, schedule, quality or safety) with respect to the construction of the Facilities;

(F)status of procurement and Equipment deliveries;

(G)status of planned inspections at the Site;

(H)the progress of the Work as compared against the Project Schedule (or if applicable, the Recovery Schedule or Acceleration Schedule) and the Monthly Updated Project Schedule, and to the extent applicable, strategies for recovering the Work to meet the Project Schedule if any portion of Work is behind schedule;

(I)identification of potential Change Orders, and status of pending and approved Change Orders; and

(J)any other matters affecting performance of the Work.

2.Not Used.

3.Quarterly Progress Meetings

Quarterly progress meetings shall be held in accordance with Section 3.19B.2 of the Agreement and this Attachment X. Quarterly progress meetings shall include a review of the latest Quarterly Progress Report and other significant project delivery issues. Contractor shall identify and explain any deviations to the planned/future scheduled activities or increases/decreases to the Contract Price. Contractor shall identify all areas of concern (i.e., potential risk) and discuss the options for mitigation and recovery plan as required.

The following topics, at a minimum, shall be discussed at the Quarterly progress meetings:

(A)progress of the Work achieved in the prior Quarter (by discipline), and progress expected to be achieved in the current Quarter, as reviewed against the current schedule;

(B)manpower levels actual against projected;

(C)procurement, document deliveries, inspection schedule and Equipment deliveries;

(D)any other matters affecting performance of the Work; and

(E)any other matters normally discussed at the weekly progress meetings.

4.Weekly Progress Reports

Weekly Progress Reports shall be prepared in accordance with Section 3.19A of the Agreement and this Attachment X. Contractor shall provide a Weekly Progress Report covering activities at the Site as well as all other Work activities. Weekly Progress Reports shall, at a minimum, include the following information:

(A)a list describing significant events of the Work accomplished in the prior week (along with a comparison to events planned to have been accomplished in such week), and those scheduled for the current week;

(B)provide a description of the progress completed in the previous week;

(C)personnel status, including all direct and indirect manpower on Site broken down by Contractor, or Subcontractor;

(D)health, safety, security or environmental issues, including any significant safety or environmental trainings completed, safety milestones, rates and trends, recordable safety or environmental incidents and lost time incidents;

(E)progress of the Work separated by department identifying current status and any issues or impediments to progress, including:

i.reporting of any material testing and inspections of Equipment or systems, catalogued by the appropriate work breakdown structure coding, including the results of such testing or inspection, problems encountered and remedial actions taken (or to be taken),

ii.reporting of any pre-commissioning, commissioning and start-up activities,

iii.reporting of any procurement and transportation issues, including a general summary of shipping activities underway,

iv.reporting of any system completions or turnover activities, catalogued by the appropriate work breakdown structure coding, and

v.reporting of material engineering deliverables, construction activities, and Equipment deliveries occurring during the prior week and expected during the current week;

(F)needs and concerns list;

(G)description of any action items identified in the previous weekly, Monthly, or Quarterly progress meeting and the current status or resolution thereof; and

(H)description of any other matters affecting performance of the Work and remedial actions that have been taken or will be taken.

5.Monthly Progress Reports

Monthly Progress Reports shall be prepared in accordance with Section 3.19A of the Agreement and this Attachment X. Monthly Progress Reports shall, at a minimum, include the following information:
(A)an executive summary of the Work, with a description of overall Project Schedule status;

(B)a description discussing significant events of the Work accomplished in the prior Month, organized by department;

(C)an electronic pdf copy (provide native format if possible) of the current Monthly Updated Project Schedule, in the format and with the detail required under Section 5.4D of the Agreement, provided that every Quarter, or as otherwise requested by Owner, Contractor shall include a native electronic copy of the Monthly Updated Project Schedule;

(D)an electronic pdf copy (provide native format if possible) of the 90 Day Look-ahead Schedule which shall be based on the Project Schedule showing in detail the activities to be performed during the next ninety (90) Days, including target dates and forecast or actual dates for each activity, shall be detailed (at a minimum) at a level 3 and shall meet all other requirements of a Monthly Updated Project Schedule as described in Section 5.4D of the Agreement;

(E)a narrative summary of progress;

(F)a Monthly progress “S” curve, which reflects the baseline plan (based on an average of the early and late plan), actual progress of the Work by Month,;

(G)Invoice and payment log showing Invoice numbers, dates, and amounts and payment receipt dates;

(H)any health, safety, security or environmental incident reports for the Month under Section 3.19A.2 of the Agreement and any other information related to safety, health and the environment at the Site and any relevant statistics with respect thereto;

(I)engineering and design activities and upcoming plan, including outstanding items from the design review meetings, and the status against the plan with relevant statistics;

(J)a Monthly change order log and invoice register, showing the Contract Price, approved Change Orders, pending Change Orders, amounts earned to date (including amounts earned to date by Contractor), and amounts paid to date by Owner

(K)a scope trend log for all changes, (provide native format if possible), which shall include a brief description of each trend its status (pending, rejected or approved), and its anticipated cost and schedule impact;

(L)detailed construction report including work started, in progress, completed and an explanation of variances. Work planned for the period should be addressed especially when requiring coordination with the work of other contractors.

(M)construction turnover to start-up report and quantitative progress reporting against the plan including relevant statistics;

(N)start-up and commissioning report including status of turnover package development for turnover of systems as well as status of compliance and performance testing including relevant statistics;

(O)permitting, agency and public contacts information;

(P)quality assurance (QA) report of quality assurance and quality control (QC) activities in the period including relevant statistics and a QA/QC deficiency list;

(Q)Site progress photos (minimum 5) representing the progress of the Site submitted as separate JPEG files; and

(R)any other information reasonably requested by Owner and agreed by Contractor, including any material information of which Contractor is aware that could reasonably be foreseen to adversely affect the performance of the Work.

6.Quarterly Executive Progress Reports

Commencing at NTP (or LNTP, if applicable) within fifteen (15) Days after the end of each quarter, Contractor shall provide Owner an executive progress report (“Executive Progress Report”) suitable for presentation to Owner’s executive management and shareholders in a form reasonably acceptable to Owner. These reports will be presented to Owner and discussed at the Quarterly Progress Meeting as described in Section 3, of this Attachment X. The Executive Progress Report will include:

(A)Narrative summary of progress;

(B)Update of the status of the Project, including a high level summary schedule depicting current progress and projected RFSU to Substantial Completion for each Train. In addition to the requirements above, the Monthly Updated Project Schedule shall be submitted to Owner every Quarter in both hardcopy and native electronic formats (Primavera Project Planner version 8.2 or later) and shall meet and include all requirements of the Project Schedule as specified in Section 5.4D of the Agreement;
(C)Progress photographs and other illustrations; and

(D)Description of any risk, opportunity or issue and summary of plans for resolution.

ATTACHMENT Y

QUALITY PLAN

QUALITY ASSURANCE AND QUALITY CONTROL

ARTICLE I
CONTRACTOR QUALITY MANAGEMENT

1.1.Contractor Quality Management System. Contractor shall prepare and implement Project-specific quality assurance (“QA”), quality control (“QC”), and inspection plans in accordance with Section 3.18 of the Agreement (the “Quality Plan”). To the extent applicable, the Quality Plan shall conform to the requirements of ISO 9001 and the Contractor’s quality system developed for the Project, based on the quality systems of Bechtel Oil Gas & Chemicals.

ARTICLE II
QUALITY ORGANIZATION

2.1.Contractor Quality Personnel.

A.Contractor shall designate a member of the Project Management Team to oversee quality assurance and quality control activities for the duration of the Agreement. Based on the designated equipment inspection class, Contractor shall appoint inspection personnel to oversee quality assurance and quality control activities at Bulk Material Supplier, Vendor, and Equipment fabrication locations. All personnel acting on behalf of Contractor as quality inspectors shall be suitably qualified and experienced for the tasks given.

B.Third-party inspection companies contracted to carry out inspection or other aspects of the Quality Plan on behalf of Contractor shall be qualified in accordance with the Contractor’s standards.

2.2.Contractor Quality Organization. The respective roles of quality assurance and quality control personnel and their interfaces shall be described in the Project QA and QC plans in terms of responsibility and authority with respect to the Work and compliance with the Agreement. The overall organization of quality assurance and quality control personnel for the Project and the level and detail of individual roles and responsibilities shall be described for each phase and location of the Work in the QA and QC plans.

2.3.Quality Meetings and Reporting. Contractor quality assurance and control matters shall be addressed as a stand-alone agenda item during regular progress meetings as well as in the Monthly Progress Reports. As required, Contractor shall arrange and manage specific meetings to inform on, and discuss with Owner, progress and follow up on any quality assurance and quality control matters of concern. Contractor shall invite and allow Owner, as well as any other parties or personnel reasonably requested by Owner, to attend all Contractor quality assurance and quality control meetings.

ARTICLE III
CONTRACTOR QUALITY MANAGEMENT OF THE PROJECT

Contractor shall prepare a source inspection plan to cover surveillance of its own Work and the work of its Subcontractors. Contractor shall also prepare and implement a project specific internal/external audit schedule. Owner will provide input to Contractor on which inspections/surveillances it will participate. Contractor shall design the QA and QC systems to integrate with (inputs to) the project risk management program and lessons learnt from previous projects. Contractor shall submit for Owner’s approval Contractor’s QA / QC plans and construction inspection and test plans.

ARTICLE IV
QUALITY CONTROL RECORDS AND PROJECT DATA

Data, information and records required by the Quality Plan shall be prepared and maintained by Contractor and will be issued to Owner. Contractor shall ensure Owner has access to review all quality assurance, quality control, and inspection related information and project data.

ARTICLE V
DEVIATIONS AND NONCONFORMANCE

Contractor shall develop and implement a tracking and monitoring system to address all non-conformances and noncompliance with the Quality Plan. All corrective actions shall be logged and fully tracked from initial identification to close out. Contractor shall provide Owner with access to review any deviations and nonconformance reports.

ARTICLE VI
QUALITY IN SUBCONTRACTING AND PROCUREMENT

6.1.Contractor Pre-Order Activities.

A.Contractor’s purchasing procedures shall contain provisions ensuring that:

1.No Major Subcontract is entered into with a Subcontractor that is not listed in Attachment G or otherwise previously approved by Owner in writing; and

2.Subcontracts shall be subject to a review by Contractor quality personnel with respect to certification and documentation requirements. Contractor shall be responsible for review and approval of technical completeness.

B.Contractor shall, in accordance with the surveillance level, determine what Subcontractors require pre-qualification. Contractor shall issue the list of potential subcontractors that are deemed to require pre-qualification to Owner for review. Owner reserves the right to undertake a joint pre-award assessment or shop survey of any Subcontractor.

C.Owner’s receipt and review of any Subcontractor, Sub-Subcontractor, Subcontract, or Sub-subcontract shall not relieve the Contractor of any obligations under the Agreement nor shall such action constitute a waiver of any right or duty afforded Owner under the Agreement or approval of or acquiescence in a breach thereunder.

6.2.Contractor Purchasing Requirements. The Contractor’s purchasing procedure shall contain provisions ensuring that no purchase order/Subcontract is entered into without the inclusion of specific quality requirements, including those for certification, traceability, manufacturing records, and installation and maintenance documentation, each as required by the Quality Plan. Owner reserves the right to be involved in clarification meetings, pre assessments, pre-award meetings, pre-inspection meetings, shop surveys and audits where technical information is discussed.

6.3.Contractor Quality Surveillance on Supply Chain. The extent of quality surveillance by Contractor shall be defined for each purchase order/Subcontract in accordance with the quality surveillance level of the Equipment being ordered, per Attachment A. Contractor shall be responsible for carrying out quality surveillance at the premises of the supplier or Subcontractor in accordance with the purchase order/Subcontract. Contractor shall, prior to any work commencing at the Subcontractors’ or Suppliers’ location, conduct pre-inspection meetings to define requirements. These pre-inspection meetings may be attended by Owner, or any representative of Owner, at Owner’s sole discretion. Owner may request additional witness points pursuant to Section 12.2B of the Agreement.

6.4.Vendor Certificates and Documentation. Contractor shall review all Subcontractor deliverables including quality records, traceability, and certificates against the applicable purchase order/Subcontract. Subcontractor’s work shall not be accepted for incorporation into the Project unless accompanied by the relevant certificate and/or quality records, suitably endorsed and approved by Contractor, as required in the applicable purchase order/Subcontract. Any Subcontractor’s work that is not accompanied by the correct documentation and identification (tagging) shall be considered to be in noncompliance. Contractor will determine the path forward with such work pending receipt of the correct documentation, unless an agreed "positive recall" process is in place. (Positive recall is a term used in quality systems, most notably ISO 9000. It defines the concept that if a producer or manufacturer has a product or process that requires inspection and it wishes to postpone the inspection process, it must have a system in place that will insure that the postponed inspection process will take place at some point prior to final product/process acceptance.)

ARTICLE VII
QUALITY SURVEILLANCE BY OWNER

7.1.Audit of Contractor Management System by Owner. Owner reserves the right to request that the Contractor audit the management systems of its Subcontractors to ensure compliance with the Project QA and QC plans and ISO 9001.

7.2.Monitoring and Inspection by Owner. Owner may participate in pre-inspection meetings, inspection and test plan activities, Contractor and Subcontractor assessments, documentation and as built reviews, inspection test record activities, function test activities, mechanical completion and ready for first gas introduction activities, including pre-commissioning, commissioning, final inspections, walk downs and Punchlist completion, verification and the witnessing of any tests, including pressure test, clean and dry, welding specifications (WPS), welding procedure and welder qualification testing, weld parameter verification, nondestructive testing (NDT), coating tests and trials, function testing, calibration of instruments and Performance Testing. Any non-compliance with the Project QA and QC plans that is identified by Owner shall be corrected, without prejudice to Owner’s rights in accordance with Section 12.3A of the Agreement. Inspection and or verification activities (including final inspections, walk downs and Punchlist completion) performed by Owner does not in any way relieve Contractor of its responsibilities in conforming with the requirements of the Contract.

7.3.Monitoring and Inspection by Independent Verification Body. Where Owner engages an independent verification body (“IVB”) to perform overall project verification activities and monitoring of the Project QA and QC plans, Contractor shall give the IVB representative full access to the Site and other locations where Work is being performed or Equipment is being stored pursuant to the requirements of the Agreement. IVB shall sign non-disclosure agreements and Contractor is not required to grant the IVB representative access until such non-disclosure agreements are signed between Owner and the IVB and Bechtel and the IVB. Any non-compliance with the Project QA and QC plans that is identified by the IVB and confirmed by Owner and Contractor shall be corrected, without prejudice to Owner’s rights in accordance with Section 12.3A of the Agreement.

7.4.Independent Verification of Hazardous Materials. Contractor is responsible for ensuring that any independent design verification or fabrication inspection for Hazardous Materials that is required by Applicable Law is performed.

7.5.Contractor’s Full Responsibility. No act or omission related to this Attachment Y by Owner or any IVB relieves Contractor from its full responsibility under the Agreement for compliance with quality management.

ATTACHMENT Z

REAL ESTATE MATTERS

A.Exhibit Z-1 is a boundary drawing of the CCL Liquefaction Facility Site and the Site.

B.Exhibit Z-2 contains a boundary drawing of the Supporting Real Estate and a table describing the different tracts of Supporting Real Estate. Contractor acknowledges that it needs access to the following tracts of Supporting Real Estate at the times indicated in table in Exhibit Z-2.

C.Contractor acknowledges that Owner and Landowners have constructed and will construct in the future projects on the Land, including: (i) natural gas feedstock pipeline that will supply the Site with natural gas, (ii) drainage improvements, (iii) *** pipeline, (iv) the East Access Road improvement project; and (v) the *** construction project (collectively, the “Owner Projects”), as further described below.

1.With respect to the natural gas feedstock pipeline, Contractor agrees to grant to Owner access to areas for pipeline installation as depicted on 26228-600-P1-30-00011.

2.With respect to the drainage improvements, Contractor acknowledges that Owner has transmitted to Contractor the ‘Construction Plans for Drainage Improvements and Site Grading – Cheniere Drainage Areas No. 8, 18 & 19, Phase II, June 2019’ by transmittal CCL3-BEC-T-00074.

3.With respect to the *** pipeline, Contractor acknowledges that Owner has completed installation of the pipeline and provided a .kmz file containing a drawing of the pipeline location and temporary construction worksites by transmittal CCL3-BEC-T-00186. Owner has transmitted to Contractor the final as-built drawings and survey of the pipeline via transmittal CCL3BRDGEPC-BEC-T-00003.

4.With respect to the East Access Road improvement project, Contractor acknowledges that Owner has transmitted to Contractor the ‘Cheniere Aplan_R-1-15-20’ by transmittal CCL3-BEC-T-00180, CCL3-BEC-T-00182 and the record drawing dated *** by transmittal CCL3-BEC-T-00345.

5.With respect to the *** construction project, Contractor acknowledges that Owner has transmitted to Contractor a 138kv transmission line routing and the current footprint of the *** by transmittal CCL3-BEC-T-00184 and the updated routing of the transmission line per CCLNG3-F-PM-RFI-0000020 (hybrid aboveground and underground approach).

6.Sanitary Water Line - Install 3" force main on west side of La Quinta Road to transport sewage effluent from inside fence line at CCL to Gregory Lift Station.

7.Perimeter Fencing - Install 7-foot-tall fence topped by 3 strands of razor wire along the perimeter of Cheniere Corpus property.

8.Capping and regulatory closure of Beds 5, 20 and 21.

9.Raw Water Lake (“RWL”), East and West – Dewater RWL, install isolation levee, consolidate waste in west RWL, take down East RWL perimeter levees, cap west RWL.

10.Wick Drain Water Handling - Receive wick drain water from Contractor for deposit into RWL and transport water to Decant Pond by pipeline for treatment and discharge to Corpus Christi

Bay.

11.Little Triangle - Expand current laydown area.

12.North Duck Pond - Dewater, relocate excess soils, increase elevation and build laydown area atop including drainage.

13. 40 Acre Area - Install laydown yard including drainage across 40 Acre area.

14.Prairie Tract Area - Install laydown yard including drainage across in the Prairie Tract.

15.Construction Roads - Improve existing construction roads on CLH land.

16.Bed 17 capping - Install liner and cap Bed 17 landfill.

17.Water treatment and discharge - manage existing RWL-Decant Pond-Torque Thickener to Outfall 008 water treatment system

18.Leachate collection system management - Operate and dose existing leachate collection system

19.Sherwin Road – Improve ingress/egress on Sherwin Rd benefiting Landowners

20.Drainage management - recontour "Beard" area south of Bed 17 as detention area for gravity drainage of Central Area Watershed (other activities on former Sherwin lands)

21.Stage 4 preparations

The terms of Section 3.24 and Section 3.30 of the Agreement shall apply to the construction, operation, maintenance and repair of the Owner Projects and Owner’s Affiliates and other contractors performing activities on the Land with respect to the Owner Projects and all other activities on the land shall be deemed “Landowners”.

D.Contractor acknowledges that Owner has provided to Contractor a survey of the Site and the Supporting Real Estate that includes a metes and bounds legal description of the Site via transmittal CCL3BRDGEPC-BEC-T-00005. The survey depicts the location of and identifies encumbrances and other instruments recorded in the local county records (the “Title Documents”). Contractor acknowledges that Owner has provided to Contractor the Title Documents in a title report corresponding to the survey that contains electronic links to the Title Documents via transmittal CCL3BRDGEPC-BEC-T-00005. The survey includes the areas illustrated on Exhibit Z-1 (except for the CCL Liquefaction Facility) and Exhibit Z-2.

E.Owner delivered the locations of the survey control points to Contractor via CCL3-BEC-T-00422. Contractor will confirm the survey control points, referenced in Sections 3.23 and 4.5 of the Agreement, on the survey.

F.Contractor and its Sub-contractors must comply per the terms of Section 3.30 of the Agreement with each of the easements, leases, rights of way and other property interests and licenses which are (a) the Title Documents and (b) the additional documents listed below (“Additional Documents”). Contractor acknowledges that Owner has provided copies of the Title Documents and the Additional Documents to Contractor. Owner will promptly provide to Contractor copies of any new easements, leases, rights of way or other property interests and licenses that affect or govern the Land after the Agreement Date. Any new easements, leases, rights of way or other property interests and licenses provided to Contractor after the Agreement Date (including such property interests or related documents identified in this Attachment as to be provided) are subject to a Change Order pursuant to Article 6 of the Agreement. Contractor may use Owner’s access and utilities rights contained in the Title Documents and Additional Documents.

Additional Documents:

•Agreement to Purchase and Sell Real Estate effective *** by and between Cheniere Land Holdings, LLC, as Buyer, and ***, as Seller.
•Master License Agreement from Cheniere Land Holdings, LLC, to Owner for use of Supporting Real Estate for LNTP No. 1.
•Master License Agreement from Corpus Christi Liquefaction, LLC to Owner for use of Supporting Real Estate for LNTP No. 1.
•All ‘Landowner agreements’ described in each of the attachments Y of the Stage 1 EPC Agreement and the Stage 2 EPC Agreement are hereby incorporated by reference to this Attachment Z.

On or before NTP, Cheniere Land Holdings, LLC (“CLH”), and Corpus Christi Liquefaction, LLC (“CCL”), shall enter into the following instruments whereby CLH grants to CCL real property interests to certain Supporting Real Estate:

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G.The following rights and obligations apply to the use of the Land by Contractor and its Subcontractors:

1.Section 3.27 of the Agreement shall govern Contractor’s use of the Marine Offloading Facility (“MOF”), Heavy Haul Road and other roadways within the CCL Liquefaction Facility Site.

2.Any redesign of the existing Heavy Haul Road and the final design of the new extension of the Heavy Haul Road will be subject to Owner’s written approval, not to be unreasonably withheld.

3.Within the CCL Liquefaction Facility Site, Contractor may temporarily store equipment and materials at:
i.the MOF;
ii.in the immediate vicinity of the pipe and cable racks in which Contractor will be working once Owner deems it appropriate;
iii.inside the operations and maintenance buildings, subject to an agreement with Owner on timing, duration of storage, building location and specific area of such building; and
iv.other areas under conditions mutually agreed to between Owner and Contractor.

4.Contractor and Owner will coordinate the removal of any obstructions in the MOF and heavy haul route during the transportation of Equipment and materials for the Project.

5.Contractor may not use any portion of the Supporting Real Estate except as described in this Attachment Z.

6.Contractor may use the Prairie Tract for services such as temporary facilities, warehousing, parking, lay down, soils deposit and fill storage subject to the following conditions: Timing, duration and location are subject to an agreement in writing with Owner.

7.Contractor may use the Dredge Material Placement Area (“DMPA”) for discharge of storm water and hydrotest water subject to the following conditions, provided that such discharge complies with Applicable Law. Contractor may discharge stormwater from the DMPA and Beds 18 and 19 via specific TCEQ-permitted outfalls, subject to permit conditions.

i.Contractor may pump, truck or gravity flow storm water from Beds 18, 19, 20, 21 into the DMPA or into approved Outfalls provided that such discharge complies with Applicable Law as follows:

1.Pump, truck or gravity flow storm water from Bed 18 and Bed 19 into the DMPA or into permitted Outfalls #3 or #5, as these beds are capped and closed;
2.Pump, truck or gravity flow storm water from Bed 20 and Bed 21 into permitted Outfall #3 but only after these beds are capped and closed and subject to permit conditions, including but not limited to sampling prior to discharge.
ii.Contractor may pump or truck hydro-test water from on-Site construction activities into the Outfall #3, provided that such discharge complies with Applicable Law, including but not limited to obtaining and compliance with TCEQ General Permit for hydro-test water
iii.Owner will be responsible for the DMPA discharge weir and sampling of the water to ensure regulatory compliance thereof, including water quality. Contractor’s water discharge shall comply with the Agreement and Applicable Law; and

8.Disposal of groundwater is subject to the Hazardous Materials provisions of the Agreement.

9.Contractor may use La Quinta Road to access the Land subject to the final determination of access and security arrangements governing third parties, including the Port of Corpus Christi Authority of Nueces County and its tenants.

10.Contractor may improve, including demolition of existing bridges and culverts, and use the Alcoa Road subject to the following conditions: Contractor shall not unreasonably impede the ability of Owner, its affiliates and other Persons to travel between La Quinta Road and the east side of the CCL Liquefaction Facility.

11.Contractor may improve, use and cross Sherwin Driveway to access the Land subject to the following conditions:
i.Contractor shall coordinate with Owner and obtain the prior written consent of the Landowner, Cheniere Land Holdings, LLC, for the improvement and crossing of Sherwin Driveway.
ii.Owner shall relocate AEP electric lines and other overhead lines crossing the State Highway 361 / access road intersection if required; and
iii.Contractor shall obtain the prior written consent of the Texas Department of Transportation for any improvements to the access road, if required.

12.Contractor may build and/or upgrade levee roads and ramps, including demolition of existing bridges and culverts, subject to the following conditions:
i.Contractor shall submit the design of the ramps to Owner for Owner’s review and prior written approval, such approval not to be unreasonably withheld;
ii.Contractor shall maintain the ramps and roads regularly used by Contractor in safe condition; and
iii.Contractor shall at all times maintain adequate access for Owner and its affiliates to the construction roadways and ramps, and outer perimeter levees for operations, maintenance and emergency response purposes.

Contractor will maintain to Owner’s reasonable satisfaction the roads, ramps and levees as provided in Exhibit Z-3, and the drainage outfalls and construction areas that Contractor and its Subcontractors and Sub-subcontractors use during the construction of the Stage 3 Facility in accordance with the Agreement. The division of responsibility chart in Exhibit Z-3 sets forth the responsibility of Owner and Contractor for the maintenance of the roads and interior and exterior slopes of the levees. Owner will adequately operate and maintain the leachate collection system associated with the levees.

13.With the exception of approved levee ramps approved drainage outfalls, construction, access roads and permanent Site infrastructure, neither Contractor nor its Subcontractors will traverse the exterior slopes of the levees.

14.The Parties acknowledge that changes in the use of roads may also change the Parties responsibilities in relation to the maintenance of roads, ramps and levees. Consequently, Exhibit Z-3 may be modified by mutual agreement of the Parties based on changes in the scope or execution philosophy during the progression of the Work, subject to a Change Order pursuant to Article 6 of the Agreement.

15.Contractor may obtain water for dust control and other purposes from the, DMPA 1 on the Prairie Tract, Lake Dressen, the Duck Pond and Jack’s Pond. Contractor may use Owner’s existing roads or new roads approved by Owner to access those waterbodies lying outside of the Land.

16.Contractor may deposit on the Prairie Tract soils and dredge spoils from the Land and imported soil improvement materials. All such soils and materials must be removed prior to Final Completion unless they were used to create Contractor’s construction work area, or as otherwise approved in writing by Owner. Contractor shall not deposit waste on the Prairie Tract (including bauxite residue or soils mixed with bauxite residue or dredge spoil mixed with bauxite residue).

17.Contractor may deposit on the west side of the 40-Acre Borrow Pit soils from the Land and imported soil improvement materials. Contractor shall remove all materials and soils prior to Final Completion or earlier in the event Owner elects to construct on the 40-Acre Borrow Pit.
18.Designated portions of the Supporting Real Estate within the DMPA may be utilized for deposit of soils and improved soils subject to the following conditions: Contractor shall not dispose of waste on the DMPA (including bauxite residue or soils mixed with bauxite residue or dredge spoil mixed with bauxite residue).

19.As of the Effective Date, Beds 11 and 16 are active authorized solid waste management units (“SWMU”) and may be utilized for soils and dredge spoils disposal subject to the following conditions:
i.Any waste (excluding Hazardous Materials and Arsenic), including bauxite residue or soils mixed with bauxite residue or dredge spoil mixed with bauxite residue the Contractor encounters or desires to relocate shall be disposed of in:
1.Exclusively into Beds 11 and 16.
2.Beds 20 and 21 are in the process of being capped. After capping, Beds 20 and 21 will be closed solid waste management units.

ii.Contractor shall not dispose of waste (including bauxite residue or soils mixed with bauxite residue or dredge spoil mixed with bauxite residue) on Beds 18 and 19, and post capping, Beds 20 and 21, as these will all constitute closed solid waste management units.
20.Contractor will not obstruct any existing drainage ditches on the Supporting Real Estate or the CCL Liquefaction Facility Site, and Owner or its affiliates will be responsible for the maintenance of such ditches. Any proposed modifications to existing drainage ditches will be subject to written approval of Owner.
21.Contractor will be responsible for maintenance of and any modifications to the Union Pacific Railroad crossing at the East Access Rd and Reynolds Plant Rd (aka Sherwin Driveway). Any modifications shall be subject to the approval of the Union Pacific Railroad.

22.Contractor’s work within the western most portion of Lake Dressen shall be coordinated with Owner

23.Contractor will not damage any groundwater monitoring wells, piezometers or other environmental monitors. Upon Contractor’s reasonable request, Owner will relocate any groundwater monitoring well, piezometer or other monitors impeding Contractor’s work.

24.Contractor will not damage the leachate collection system running under the ramps and levees and on the Land. Upon Contractor’s reasonable request, Owner will relocate leachate system discharge piping impeding Contractor’s work. Contractor shall inform and coordinate with Landowner prior to potentially impacting the leachate collection system in the course of site development, including but not limited to installation of piles, foundations and duct banks.

25.Contractor may use the helipad near the MOF with the prior written approval of Owner, not to be unreasonably withheld.

H.Owner’s consultants, professionals and contractors and other Persons working at the Site that are referenced in Section 3.24.A and easement, lease, right-of-way or other property interests and licenses that are referenced in Section 3.30 and activities associated with those Persons and Landowners may include the following:

1.Cheniere Corpus Christi Pipeline, L.P. - access to Land for construction of feed gas pipeline and tie-in point;

2.Cheniere Land Holdings, LLC - access to Land for maintenance and management of CLH lands;

3.Corpus Christi Liquefaction, LLC - landowner access to CCL Liquefaction Facility

4.Cheniere LNG O&M Services, LLC - operators of CCL Liquefaction Facility;

5.Corpus Christi Liquefaction Stage IV, LLC - transit on East Access Road to Stage 4 development areas;

6.Owner’s other affiliates - transit on access roads and access to Owner’s facility;

7.*** - EPC contractor for CCL Liquefaction Facility and Stage 4 facility;

8.*** – CCL and CLH contractor using access roads;

9.Other O&M contractors working on the CCL Liquefaction Facility Site;

10.*** and its contractors including but not limited to *** and *** – oversight of post-closing remedial activities on CLH lands using Sherwin Driveway

11.*** - land maintenance and improvement contractors working CLH/CCL lands including but not limited to ***, ***, ***, and *** using La Quinta and Sherwin Driveways an internal construction road network

12.*** – site improvement contractors working CLH/CCL lands, using Sherwin Driveway, construction roadways, internal roads atop levees, in an around ***, *** and ***.

13.*** - land maintenance and improvement contractors working CLH lands using Sherwin Driveway and internal construction roads to ***

14.Groundwater monitoring contractor - environmental contractors including but not limited to *** and *** working on CCL and CLH lands;

15.*** – Landowner using *** access to smelter site and crossing the Land to access groundwater monitoring wells;

16.*** – tenant of CLH using Sherwin Driveway;

17.*** – Landowner using Sherwin Driveway;

18.*** – tenant of Port of Corpus Christi using La Quinta Road to access the ***. Landowner of *** using Sherwin Driveway and accessing Land;

19.*** - municipal providers of potable and service water to the Land with access rights to their assets

20.*** – easement holder and manager of some but not all ditches land owned by ***, most importantly the ***;

21.Port of Corpus Christi - operators of Port of Corpus Christi managing marine traffic;

22.*** – owners and operators of industrial gas pipeline network, meter stations and tie-in point using access roads;

23.*** - owners of condensate pipeline on the Land using access roads for operation, maintenance, construction and expansion of pipeline;

24.Other pipeline companies with valid easements applicable to the Land - using access roads and accessing the Site for operation, maintenance, construction and expansion of pipelines;

25.Telecommunications companies with valid easements applicable to the Land - using access roads and accessing the Land for operation, maintenance, construction and expansion; and

26.Any grantee of real property instrument(s) recorded in County records and depicted in the survey or Title Documents.

EXHIBIT Z-1

CCL LIQUEFACTION FACILITY SITE AND SITE
BOUNDARY DRAWING

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EXHIBIT Z-2

SUPPORTING REAL ESTATE
BOUNDARY DRAWING

Owner acknowledges that Contractor needs access to the following Supporting Real Estate by the time of the event indicated in the table below.

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EXHIBIT Z-3

ROAD AND LEVEE MAINTENANCE

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ATTACHMENT AA

FORM OF ACKNOWLEDGMENT AND
CONSENT AGREEMENT FOR STAGE 3

Bechtel Energy Inc. (the “Contracting Party”) hereby acknowledges the existence of (but has not reviewed) the Common Security and Account Agreement, dated as of [ ], 20[ ] (as from time to time amended, supplemented or modified, the “Common Security and Account Agreement”1), among Corpus Christi Liquefaction Stage III, LLC (the “Loan Party”)[, [____________], as [____________],] and [____________] as security trustee (in such capacity, the “Security Trustee”), for the benefit of various secured parties (collectively, the “Secured Parties”) providing financing to the Loan Party[ and certain of its affiliates], and hereby executes this Acknowledgement and Consent Agreement (the “Consent”) and agrees as follows:

1.The Contracting Party hereby acknowledges and consents in accordance with the terms and conditions set forth below to the Loan Party’s pledge and collateral assignment of all its right, title and interest in, to and under (but not, except as provided herein, its obligations, liabilities or duties with respect to) the Amended and Restated Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 3 Liquefaction Project, dated as of [ ], 20[ ], between the Contracting Party and the Loan Party (as amended, restated, modified or supplemented by change order or otherwise as permitted thereunder, and in effect from time to time, the “Assigned Agreement”) to the Security Trustee pursuant to the Common Security and Account Agreement. Capitalized terms used, but not otherwise defined, herein shall have the respective meanings prescribed to such terms in the Assigned Agreement.

2.The Contracting Party represents and warrants as of the date hereof as follows:

a.The Contracting Party is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify has or could reasonably be expected to have a material adverse effect on its financial condition, operations, prospects, taxes or business.

b.The Contracting Party is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, have or could reasonably be expected to have a material adverse effect on its performance of any obligations under this Consent or the Assigned Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the current actual knowledge of the Contracting Party) threatened against the Contracting Party that, if adversely determined, could reasonably be expected to have a material adverse effect on its ability to perform under this Consent or the Assigned Agreement.

c.The Contracting Party is the holder of all licenses required to permit it to operate or conduct its business in Texas now and as contemplated by the Assigned Agreement. No consent or approval of, or other action by or any notice to or filing with, any Governmental Instrumentality (except those previously obtained) was required in connection with the execution and delivery by the Contracting Party of the Assigned Agreement, or is required in connection with the execution and delivery of this Consent, or, to the best actual current knowledge of the Contracting Party, the performance of its obligations under this Consent. The Contracting Party has obtained all permits, licenses, approvals, consents and exemptions with respect to the performance of its obligations under the Assigned Agreement required by Applicable Law in effect as of the date hereof, except those permits, licenses, approvals, consents and exemptions that the Contracting Party is permitted to obtain in the ordinary course of business in the performance of its obligations under the Assigned Agreement (collectively, the “Ordinary Course Consents”).

d.Neither the execution and delivery of this Consent and the Assigned Agreement by the Contracting Party, the consummation of the transactions herein contemplated by the Contracting Party, nor compliance with the terms and provisions hereof by the Contracting Party, will:

(i)conflict with, result in a breach of or default under, or require any consent (other than consents already obtained and the Ordinary Course Consents) under: (A) the charter or by-laws of the Contracting Party, (B) any Applicable Law, (C) any order, writ, injunction or decree of any court applicable to the Contracting Party, or (D) any agreement or instrument to which the Contracting Party is a party or by which it is bound or to which it or any of its property or assets is subject in any such case under this clause (i) that has or could reasonably be expected to result in a material adverse effect upon the ability of the Contracting Party to perform its obligations under this Consent and the Assigned Agreement; or

(ii)result in the creation or imposition of (or the obligation to create or impose) any lien, security interest, charge or encumbrance upon any of the properties or assets of the Contracting Party.

e.The Contracting Party has all necessary power and authority to execute, deliver and perform its obligations under this Consent and the Assigned Agreement; the execution, delivery and performance by the Contracting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary action on its part; and this Consent and the Assigned Agreement have been duly and validly executed and delivered by the Contracting Party and each constitutes a legal, valid and binding obligation of the Contracting Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity. There are no amendments, modifications or supplements (whether by waiver, consent or otherwise) to the Assigned Agreement, either oral or written.

f.The Contracting Party is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to complete the Work and perform its obligations hereunder.

g.To the Contracting Party’s current actual knowledge, the Loan Party (a) has complied with all conditions precedent required to be complied with by or on behalf of the Loan Party on or prior to the date hereof pursuant to the Assigned Agreement and (b) is not in default under any covenant or obligation of the Assigned Agreement and no such default has occurred prior to the date hereof.

h.The Contracting Party is not, to its current actual knowledge, in default under any covenant or obligation hereunder or under the Assigned Agreement and no such default has occurred prior to the date hereof. After giving effect to the pledge and assignment referred to in paragraph 1, and after giving effect to the consent to such pledge and assignment by the Contracting Party, to the current actual knowledge of the Contracting Party, (a) there exists no event or condition that would, either immediately or with the passage of time or giving of notice, or both, entitle either the Contracting Party or the Loan Party to terminate or suspend its obligations under the Assigned Agreement and (b) there are no claims, except for ongoing matters listed in Schedule 1, that may become change orders to the Assigned Agreement, or rights of set-off pending by any party to the Assigned Agreement.

i.The Contracting Party affirms that it has no written notice or current actual knowledge of any pledge or assignment relative to the right, title and interest of the Loan Party in, to and under the Assigned Agreement other than the pledge and assignment referred to in paragraph 1.

3.
a.From and after the date hereof and unless and until the Contracting Party shall have received written notice from the Security Trustee that the lien of the Common Security and Account Agreement has been released in full and provided that an event of default by the Loan Party shall have occurred and is continuing pursuant to the financing documents executed in connection with the Common Security and Account Agreement, the Security Trustee shall have the right, but not the obligation, to pay all sums due under the Assigned Agreement by the Loan Party and to perform any other act, duty or obligation required of the Loan Party thereunder (to the same extent as the Loan Party has the right to perform any such other act, duty or obligation thereunder) at any time and, without limiting the generality of the foregoing, shall have the full right and power to enforce directly against the Contracting Party (subject to all of the Contracting Party’s defenses and other rights under the Assigned Agreement in accordance with the terms thereof) all obligations of the Contracting Party under the Assigned Agreement and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Loan Party under the Assigned Agreement, all in accordance with the terms thereof; provided that no such payment or performance shall be construed as an assumption by the Security Trustee or any Secured Party of any covenants, agreements or obligations of the Loan Party under or in respect of the Assigned Agreement, except to the extent the Assigned Agreement shall have been expressly assumed by the Security Trustee pursuant to paragraph 5 hereof. Any action taken by the Security Trustee in accordance with this paragraph 3(a) shall be binding on the Loan Party. If the Contracting Party receives any demands, notices or requests made from the Security Trustee in accordance with this paragraph 3(a) which are conflicting with that made by the Loan Party, the Security Trustee’s demands, notices and requests shall control over those conflicting demands, notices or requests made by the Loan Party.

b.The Contracting Party agrees that it will not terminate or suspend its obligations under the Assigned Agreement without giving the Security Trustee concurrent notice with notice(s) provided the Loan Party pursuant to the applicable provisions of the Assigned Agreement, and, in the case of the termination of obligations, an opportunity to cure as provided in paragraph 3(c) and 3(d) below.

c.If (i) the Contracting Party is entitled to terminate the Assigned Agreement for an event under Section 16.5 of the Assigned Agreement (“Termination Event”), (ii) the Contracting Party desires to terminate its obligations under the Assigned Agreement and (iii) notice(s) with respect to clauses (i) and (ii) shall have been provided to the Security Trustee by the Contracting Party as provided in paragraph 3(b) above, then, and in any such case: the Security Trustee may elect to exercise its right to cure by providing, within thirty (30) days after the receipt by it of the notices referred to in the preceding clause (iii), to the Contracting Party, written notice stating that the Security Trustee has elected to exercise such right to cure (or cause to be cured), together with a written statement of the Security Trustee that it will promptly commence to cure (or cause to be cured) all Termination Events susceptible of being cured (including, as appropriate, by the payment of money damages), and that it will, during the cure period, diligently attempt in good faith to complete (or cause to be completed) the curing of, to the reasonable satisfaction of the Contracting Party, all such Termination Events. If the Contracting Party is entitled to suspend performance of the Work for an event under Section 16.4 of the Assigned Agreement (“Suspension Event”), the Contracting Party may, provided that notice to the Security Trustee shall have been provided to the Security Trustee as provided in paragraph 3(b) above, suspend performance of the Work in accordance with the terms of the Assigned Agreement until such time as (a) the Loan Party has cured the Suspension Event or (b) the Security Trustee has cured (or caused to be cured) such Suspension Event in accordance with paragraph 3(d). The preceding sentence shall in no way limit any rights the Contracting Party may otherwise have to terminate the Assigned Agreement, subject to the other provisions of this Consent. Notwithstanding anything to the contrary in this paragraph 3(c), in no event shall this paragraph 3(c) be interpreted to change the Contracting Party’s rights to suspend performance of the Work under the Assigned Agreement or terminate the Assigned Agreement, except to the extent of the Security Trustee’s right to effect a cure in accordance with paragraph 3(c) for a Termination Event or Suspension Event and paragraph 3(d) for a Termination Event.

d.The Security Trustee shall have a period equal to forty-five (45) days in the event of default in payment of undisputed amounts under Section 16.5 of the Assigned Agreement or ninety (90) days in other cases, after the delivery of the notice by the Security Trustee referred to in paragraph 3(c) in which to cure the Termination Event(s) specified in such notice; provided that if such cure of any non-payment default can only be effected through a foreclosure on the Project Facilities (as defined in the Common Security and Account Agreement), then, provided that the Security Trustee makes, and continues to make, timely payment to the Contracting Party of all sums due under the Assigned Agreement, and, subject to paragraph 3(f) hereof, shall either make current payment to or provide the Contracting Party with assurance(s) of current payment reasonably satisfactory to the Contracting Party of all reasonable delay and incremental costs reasonably incurred by the Contracting Party thereafter, the Security Trustee shall have such additional reasonable period of time as is necessary to effect such foreclosure. Notwithstanding the foregoing, no such cure of a payment shall be construed as an assumption by the Security Trustee or any Secured Party of any covenants, agreements or obligations of the Loan Party under or in respect of the Assigned Agreement.

e.If, before the Security Trustee shall have cured any Termination Event pursuant to paragraph 3(d), the Loan Party shall have cured such Termination Event, the Contracting Party promptly shall provide the Security Trustee with notice of such cure and the discontinuance of such Termination Event.

f.In the event any delay and incremental costs are due and payable to the Contracting Party under the terms of this Consent, the Contracting Party shall take all reasonable steps necessary to mitigate such delay and incremental costs.

g.The Security Trustee's right to cure Loan Party defaults under the Assigned Agreement or otherwise take action on behalf of the Loan Party under this paragraph 3 shall not arise until after the initial disbursement of any of the Secured Parties' loans.

4.
a.Notwithstanding any provision in the Assigned Agreement to the contrary, in the event of the rejection or termination of the Assigned Agreement by a receiver of the Loan Party or otherwise pursuant to bankruptcy or insolvency proceedings, then, provided that the Security Trustee shall have made payment to the Contracting Party of all sums due under the Assigned Agreement and, subject to paragraph 3(f) hereof, shall either make current payment to or provide the Contracting Party with assurance(s) of current payment reasonably satisfactory to the Contracting Party of all reasonable delay and incremental costs incurred by the Contracting Party during the period of time required for the following activities, the Contracting Party will enter into a new agreement with the Security Trustee or, at the Security Trustee’s request, with the Security Trustee’s nominee, effective as of the date of such rejection, with substantially the same covenants, agreements, terms, provisions and limitations as are contained in the Assigned Agreement; provided that the Security Trustee shall have made a request to the Contracting Party for such new agreement within ninety (90) days after the date the Security Trustee receives notice from the Contracting Party of the rejection of the Assigned Agreement and provided further that the Contracting Party shall have been provided assurances of payment and security for payment reasonably satisfactory to the Contracting Party.

b.If the Security Trustee or its nominee is prohibited by any process or injunction issued by any court having jurisdiction of any bankruptcy or insolvency proceeding involving the Loan Party, from continuing the Assigned Agreement in place of the Loan Party or from otherwise exercising any of its rights or remedies hereunder or under the Common Security and Account Agreement in respect of the Assigned Agreement, then, provided that the Security Trustee shall have made payment to the Contracting Party of all sums due under the Assigned Agreement and, subject to paragraph 3(f) hereof, shall either make current payment to or provide the Contracting Party with assurance(s) of current payment reasonably satisfactory to the Contracting Party of all reasonable delay and incremental costs incurred by the Contracting Party thereafter, the times specified herein for the exercise by the Security Trustee of any right or benefit granted to it hereunder (including without limitation the time period for the exercise of any cure rights granted hereunder) shall be extended for the period of such prohibition; provided that the Security Trustee is diligently pursuing such rights or remedies (to the extent permitted) in such bankruptcy or insolvency proceeding or otherwise.

c.The Security Trustee shall not take action under this paragraph 4 until after the initial disbursement of any of the Secured Parties' financing.

5.Provided that an event of default by Loan Party shall have occurred and is continuing pursuant to the financing documents executed in connection with the Common Security and Account Agreement, the Contracting Party agrees that the Security Trustee may (but shall not be obligated to) pursuant to the terms of the Common Security and Account Agreement assume, or cause any purchaser at any foreclosure sale or any assignee or transferee under any instrument of assignment or transfer in lieu of foreclosure to assume, all of the interests, rights and all of the obligations of the Loan Party thereafter arising under the Assigned Agreement, provided that as conditions precedent to or concurrent with any such assignment or transfer, (a) the Security Trustee shall have made or caused to be made payment to the Contracting Party of all sums due hereunder or under the Assigned Agreement, and, subject to paragraph 3(f) hereof, all reasonable delay and incremental costs incurred by the Contracting Party during the period of time preceding such assignment or transfer, if any, and (b) the assuming party shall have executed an agreement in writing to be bound by and to assume all of the obligations to the Contracting Party arising or accruing thereunder from and after the date of such assumption, and shall have provided the Contracting Party with assurances of future payment and security for future payment reasonably satisfactory to the Contracting Party. If the interests, rights and obligations of the Loan Party in the Assigned Agreement shall be assumed, sold or transferred as provided herein, then the Contracting Party shall continue to perform its obligations under the Assigned Agreement in favor of the assuming party as if such party had thereafter been named as the Loan Party under the Assigned Agreement; provided that if the Security Trustee (or any entity acting on behalf of the Security Trustee or any of the other Secured Parties) assumes the Assigned Agreement as provided above, such party shall not be liable for the performance of the obligations thereunder except to the extent of all of its right, title and interest in and to the Project (as defined in the Common Security and Account Agreement). Notwithstanding any such assumption or disposition by the Security Trustee, a purchaser, an assignee or a transferee, the Loan Party shall not be released or discharged from and shall remain liable for any and all of its obligations to the Contracting Party arising or accruing under the Assigned Agreement prior to such assumption and the Contracting Party retains all rights under the Assigned Agreement relating to any breach thereof by the Loan Party or the assuming party. The Security Trustee shall not take action under this paragraph 5 until after the initial disbursement of any of the Secured Parties' loans.

6.The Contracting Party shall make all payments due to the Loan Party under the Assigned Agreement to [___________________], acting as the account bank, to (a) prior to the project completion date

(as notified by the Loan Party or the Security Trustee to the Contracting Party), [Account Name from Common Security and Account Agreement]([Bank Name], Account No. [_____________], ABA No. [_______________], Swift Address: [________________], CHIPS ABA: [________________], CHIPS UID: [________________], Account Name: [________________], Attn: [________________]) and (b) on and after the project completion date (as notified by the Loan Party or the Security Trustee to the Contracting Party), [Account Name from Common Security and Account Agreement]([Bank Name], Account No. [_____________], ABA No. [_______________], Swift Address: [________________], CHIPS ABA: [________________], CHIPS UID: [________________], Account Name: [________________], Attn: [________________]) or to such other Person and at such other address as the Security Trustee may (subject to the terms of the Common Security and Account Agreement) from time to time specify in writing to the Contracting Party. All parties hereto agree that each payment by the Contracting Party to the account bank of amounts due to the Loan Party from the Contracting Party under the Assigned Agreement shall satisfy the Contracting Party’s corresponding payment obligation under the Assigned Agreement.

7.This Consent may be amended or modified only by an instrument in writing signed by the Contracting Party, the Loan Party and the Security Trustee.

8.The Contracting Party shall deliver to the Security Trustee concurrently with the delivery thereof to the Loan Party, a copy of the following items if and when provided by the Contracting Party to the Loan Party pursuant to the Assigned Agreement: (a) notification prior to cancellation, non-renewal or a material change in the insurance coverage required under the terms of the Assigned Agreement; (b) notification of termination; (c) notification of suspension of all of the Work; (d) notification of default by the Loan Party; (e) notification of claims, demands, actions or causes of actions asserted against the Contracting Party for which the Loan Party has indemnification obligations; and (f) notification of request for arbitration.

9.The Contracting Party shall provide to the Security Trustee any information or documentation as reasonably requested by the Security Trustee in connection with the financing of the Loan Party’s obligations under the Assigned Agreement including, without limitation, the following: (a) an opinion of counsel of Contracting Party customary for a project financing with respect to the authorization, execution, delivery and enforceability, and other similar issues, of the Assigned Agreement and this Consent; (b) a certificate of an authorized officer of Contracting Party certifying that (i) all amounts due and payable under the Assigned Agreement have been paid other than those amounts payable in respect of the current invoice and (ii) no event or condition exists to the Contracting Party’s current actual knowledge which constitutes a default by the Loan Party under the Assigned Agreement; and (c) a copy of a certificate of good standing of, and payment of franchise taxes by, the Contracting Party issued by the Secretary of State of Delaware.

10.Notice to any party hereto shall be deemed to be delivered on the earlier of: (a) the date of personal delivery and (b) if deposited in a United States Postal Service depository, postage prepaid, registered or certified mail, return receipt requested, addressed to such party at the address indicated below (or at such other address as such party may have theretofore specified by written notice delivered in accordance herewith), upon delivery or refusal to accept delivery, in each case as evidenced by the return receipt:

The Security Trustee:	[________________] [________________], [________________] [________________]
The Loan Party:
Corpus Christi Liquefaction Stage III, LLC
700 Milam Street, Suite 1900
Houston, Texas 77002
Telephone: ***
Facsimile: ***
Attn: ***
Email: ***

with a copy to:

Corpus Christi Liquefaction Stage III, LLC
700 Milam Street, Suite 1900
Houston, Texas 77002
Facsimile: ***
Attn: General Counsel

The Contracting Party:	Bechtel Energy Inc.
3000 Post Oak Boulevard
Houston, Texas 77056
Facsimile: ***
Attn: ***
Email: [_______________]
with a copy to:
Bechtel Corporation
3000 Post Oak Boulevard
Houston, Texas 77056
Facsimile: ***
Attn: OG&C Manager of Legal

11.This Consent shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the Contracting Party, the Loan Party, the Security Trustee and the Secured Parties (provided, however, that the Contracting Party shall not assign or transfer it rights hereunder without the prior written consent of the Security Trustee).

12.This Consent may be executed in one or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Consent shall become effective at such time as the Security Trustee shall have received counterparts hereof signed by all of the intended parties hereto.

13.For purposes of this Consent, the term “day” or “days” shall mean calendar days unless otherwise defined herein.

14.No failure on the part of any party or any of its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof (subject to any statute of limitations), and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right power or privilege.

15.If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

16.The agreements of the parties hereto are solely for the benefit of the Contracting Party, the Loan Party, the Security Trustee and the Secured Parties, and no Person (other than the parties hereto and the Secured Parties and their successors and assigns permitted hereunder) shall have any rights hereunder.

17.Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that if the Loan Party assigns any or all of its rights and obligations under the Assigned Agreement to an affiliate at any time, the Loan Party may assign or transfer any or all corresponding rights and obligations under this Consent to such affiliate.

18.This Consent shall terminate upon the indefeasible payment in full of all amounts owed in connection with the Common Security and Account Agreement.

19.THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT FOR DISPUTES ARISING OUT OF OR RELATING TO THE ASSIGNED AGREEMENT WHICH WILL CONTINUE TO BE GOVERNED EXCLUSIVELY BY ARTICLE 18 OF THE ASSIGNED AGREEMENT. THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

20.EACH OF THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, NONE OF THE CONTRACTING PARTY, THE SECURITY TRUSTEE, NOR THE LOAN PARTY,

SHALL BE LIABLE UNDER THIS CONSENT, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION, OR ANY OTHER CAUSE OF ACTION FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF USE, LOSS OF OPPORTUNITY, LOSS OF REVENUES, LOSS OF FINANCING, LOSS OR INCREASE OF BONDING CAPACITY, COSTS OF OBTAINING OR MAINTAINING FINANCING, LOSS OF GOODWILL, OR BUSINESS INTERRUPTION, OR DAMAGES OR LOSSES FOR PRINCIPAL OFFICE EXPENSES INCLUDING COMPENSATION OF PERSONNEL STATIONED THERE (“CONSEQUENTIAL DAMAGES”), AND THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY DO HEREBY RELEASE EACH OTHER FROM ANY LIABILITY FOR SUCH CONSEQUENTIAL DAMAGES; PROVIDED THAT THE EXCLUSION OF LIABILITY SET FORTH IN THIS SECTION IS NOT INTENDED TO PRECLUDE RECOVERIES AS PERMITTED PURSUANT TO SECTION 20.4 OF THE ASSIGNED AGREEMENT WITH RESPECT TO OBLIGATIONS UNDER THE ASSIGNED AGREEMENT ONLY.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Consent as of the __ day of _________, 20__.

[__________________________],
as the Security Trustee

By:____________________________
Name:
Title:

BECHTEL ENERGY INC.,
as the Contracting Party

By:____________________________
Name:
Title:

ACKNOWLEDGED and AGREED

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC,
as the Loan Party

By:____________________________
Name:
Title:

SCHEDULE 1

ONGOING MATTERS

ATTACHMENT BB

RELY UPON INFORMATION

The information listed below are herein identified as Rely-Upon Information pursuant to Section 4.6A of the Agreement:

1.Table 1 – The following data, information, and documents listed below has been provided or shall be provided by Owner on or before the dates listed below.

Description of Data / Information / Documents Provided	Date Provided
***	***

2.Table 2 – Feed Gas Composition at Plant Inlet.

Composition (Mol %)	Average (Design Case)	High Aromatics (Rating Case)	Max. Inerts (Rating Case)
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Notes to Table 2:

•Contractor shall design for continuous presence of *** in the feed gas of ***.
•Contractor shall consider no free water in the feed.

3.Topography
*** survey transmitted under CCL3-BEC-T-00342.

4.Pipeline Easement Information
Files transmitted under CCL3-BEC-T-0035, CCL3-BEC-T-00067, CCL3-BEC-T-00093, CCL3-BEC-T-00113, CCL3-BEC-T-00191, and CCL3-BEC-T-00369.

Description	Transmittal
***	***
***	***
***	***
***	***
***	***
***	***

5.Existing Drainage Information
Files transmitted under CCL3-BEC-T-00192, CCL3-BEC-T-00193, and CCL3-BEC-T-00383.

Description	Transmittal
***	***
***	***
***	***

6.Existing Road Information
Files transmitted under CCL3-BEC-T-00180 and CCL3-BEC-T-00356.

Description	Transmittal
***	***
***	***
***	***

7. 3rd-Party Studies
***

8. Growth Fault: ***

9. Leachate System and Dike Upgrade

Description	Transmittal
***	***
***	***

ATTACHMENT CC

LIST OF EQUIPMENT

CC-1

PRICED EQUIPMENT LIST

The following items of Equipment may qualify for exemption from Texas Sales and Use Tax (Owner to determine tax exemption applicability of each item).

***
CC-2

ATTACHMENT DD

OWNER’S TEXAS DIRECT PAY EXEMPTION CERTIFICATE

DD-1

***
DD-2

ATTACHMENT EE

WORK IN CCL LIQUEFACTION FACILITY OR TRAIN AFTER SUBSTANTIAL COMPLETION

The table below identifies elements of Work to be undertaken on systems in (i) the CCL Liquefaction Facility and (ii) each Train after Substantial Completion of such Train, in respect of which such Work must be planned as specified in the Agreement Section 3.27 prior to the performance of such Work.

***

EE-1

ATTACHMENT GG

PROVISIONAL SUMS

The Aggregate Provisional Sum consists of the Provisional Sums below, each separated into a Provisional Sum Equipment Price and Provisional Sum Labor and Skills Price as follows:

Provisional Sum	Provisional Sum Amount (U.S.$)	Provisional Sum Equipment Price Amount (U.S.$)	Provisional Sum Labor and Skills Price as follows (U.S.$)
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

With respect to all Provisional Sums, Contractor shall provide backup documentation, as applicable, upon Owner’s request to reasonably substantiate any costs incurred related to such Provisional Sums. For Provisional Sum Work, Contractor is entitled to actual costs incurred plus, with the exception of the Chart License Fee Provisional Sum, a *** percent (***%) markup (and no additional markups or amounts included, including no markup for escalation or contingency). Upon adjustment of the Contract Price pursuant to this Attachment GG, the Aggregate Provisional Sum shall also be adjusted to reflect any Provisional Sums adjustments that have occurred by mutually agreed Change Order.

***

GG-1

ATTACHMENT HH

FORM OF NOVATION AGREEMENT

THIS NOVATION AGREEMENT (the “Agreement”) is made this [___] day of [_______], 2020 (the “Effective Date”).

AMONG:

(1)[_______________________], a [_______] organized under the laws of the State of [_______] having its principal place of business at [________________________] (“Outgoing Party”);

(2)Bechtel Energy Inc., a Delaware corporation having an address at 3000 Post Oak Boulevard, Houston, Texas 77056 (“Continuing Party”); and

(3)[_______________________], a [_______] organized under the laws of the State of [_______] having its principal place of business at [________________________] (“Incoming Party”),

each being referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Outgoing Party and the Continuing Party are the present parties to the Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Liquefaction Stage 3 Project, dated as of the [___] day of [_______] 2020 (the “Novated Contract”), relating to the engineering, procurement, construction, pre-commissioning, commissioning, start-up and testing of a mid-scale natural gas liquefaction facility consisting of seven (7) liquefaction units, and associated facilities in San Patricio County, Texas.

WHEREAS, the Parties hereto have agreed that with effect from the Effective Date that Outgoing Party shall cease to be a party to the Novated Contract and that Incoming Party shall become a party thereto in place of Outgoing Party and accordingly Outgoing Party shall be released and discharged from the Novated Contract upon the terms and to the extent set out in this Agreement.

AGREED TERMS

1.INTERPRETATION

1.1The following rules of interpretation apply in this Agreement.

1.2As used in this Agreement, the terms “herein,” “herewith,” “hereunder” and “hereof” are references to this Agreement taken as a whole, and the terms “include,” “includes” and “including” mean “including, without limitation,” or variant thereof.

1.3Unless expressly stated otherwise, reference in this Agreement to an Article or Section shall be a reference to an Article or Section contained in these Agreement (and not in any Attachments or Schedules to this Agreement) and reference in this Agreement to an Attachment or Schedule shall be a reference to an Attachment or Schedule attached to this Agreement.

1.4Words in the singular include the plural and, in the plural, include the singular.

1.5References to this Agreement include this Agreement as amended or varied in accordance with its terms.

1.6Unless specified otherwise, all capitalized terms not defined herein shall have the meanings given to them in the Novated Contract.

2.NOVATION

2.1Outgoing Party shall cease to be a party to the Novated Contract and Incoming Party shall become a party to it in place of Outgoing Party;

2.2Incoming Party hereby undertakes and covenants as a separate obligation with each of Outgoing Party and Continuing Party to perform the Novated Contract and to assume, observe, perform, discharge and be bound by all liabilities, obligations, duties and claims of Outgoing Party arising under the Novated Contract in the place of Outgoing Party whether actual, accrued, contingent or otherwise and whether arising on, before or after the Effective Date and to be bound by the terms thereof in every way as if Incoming Party had at all times been a party to the Novated Contract in place of Outgoing Party and each act or omission of Outgoing Party under the Novated Contract had been an act or omission of Incoming Party.

2.3Continuing Party and Incoming Party hereby release and discharge Outgoing Party from all obligations and liabilities of Outgoing Party under the Novated Contract and all claims and demands whatsoever in respect thereof and Continuing Party accepts the performance thereof by Incoming Party in place of performance by Outgoing Party and hereby undertakes to Incoming Party to perform the Novated Contract and be bound by the terms thereof in every way as if Incoming Party was a party to the Novated Contract in place of Outgoing Party.

2.4Continuing Party hereby accepts the right of Incoming Party to enforce in its own name all rights, claims and demands whatsoever whether actual, accrued, contingent or otherwise that arise out of or in connection with the Novated Contract whether or not such right, claim or demand arises on, before or after the Effective Date.

3.WARRANTIES

3.1Continuing Party Representations

3.1.1The Novated Contract (together with all amendments, variations and modifications) and this Agreement each constitute the valid, enforceable and legally binding obligations of Continuing Party.

3.1.2Continuing Party has full rights, power and authority and has taken all necessary corporate action and gained all requisite consents required to enter into and execute this Agreement.

4.CONFIRMATION OF TERMS

4.1Continuing Party and Outgoing Party hereby confirm to Incoming Party that the entire current terms of the Novated Contract [(including Change Orders Nos. [___] and amendments dated

[___])] are those appearing in the document a copy of which is annexed hereto as Schedule 1 and signed on behalf of Continuing Party and Incoming Party for identification and there has been no other amendment thereof (whether written or oral and whether or not legally binding) and no subsisting waiver of any of such terms has been given by Continuing Party or Outgoing Party. [Note: Bracketed text to be removed if inapplicable.]

4.2Continuing Party and Incoming Party hereby confirm the terms of the Novated Contract and all Change Orders (as such term is defined in the Novated Contract) thereto with the exception only of the substitution of parties hereby effected.

5.LIMITATION PERIODS

5.1Nothing in this Agreement shall have the effect of extending any limitation period set out in, or applicable to, the Novated Contract and nothing in this Agreement shall operate to enable any claims to be brought against Incoming Party whether in tort, contract or otherwise which, but for this Agreement, would be statute barred if made against Outgoing Party.

6.CHANGE ORDERS

6.1Incoming Party shall have all rights, obligations and liabilities under any Change Order entered into with Continuing Party pursuant to the Novated Contract, and the Outgoing Party shall have no obligations or liabilities with respect to such Change Order.

7.GOVERNING LAW AND DISPUTE RESOLUTION

7.1This Agreement, including the interpretation and enforcement thereof, and the resolution of all disputes between the Parties arising out of or resulting from this Agreement, shall be governed by, interpreted and construed in accordance with the laws of Texas, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Texas. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement and shall be disclaimed in and excluded from any Subcontracts entered into by Continuing Party in connection with the Work or the Stage 3 Facility.

7.2In the event that any claim, dispute, controversy, difference, disagreement, or grievance (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise) arising out of, connected with or relating in any way to this Agreement (including the construction, validity, interpretation, termination, enforceability or breach of this Agreement) (“Dispute”) cannot be resolved informally within thirty (30) Days after the Dispute arises, any Party may give written notice of the Dispute (“Dispute Notice”) to the other Parties requesting that a senior executive from each Party meet to resolve the Dispute. Each such senior executive shall have full authority to resolve the Dispute and shall meet at a mutually agreeable time and place within thirty (30) Days after receipt by the non-notifying Party of such Dispute Notice, and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the Dispute. Such negotiations shall be held in Houston, Texas or at another location mutually agreed in writing. In no event shall this Section 7.2 be construed to supersede Article 18 of the Novated Contract, and Article 18 of the Novated Contract shall address any Disputes (as defined in the Novated Contract) under the Novated Contract. The Parties agree that if any such Dispute is not resolved within ninety (90) Days after a Party’s request for such meeting between senior executives, then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Section 7.3.

7.3Any arbitration held under this Agreement shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 7.3, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Parties and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties and the successors and permitted assigns of any of them. At a Party’s option, (i) any other Person may be joined as an additional party to any arbitration conducted under this Section 7.3, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any dispute between the Parties, and (ii) any arbitration conducted under this Agreement may be consolidated with any arbitration conducted under the Novated Contract, with the arbitration under the Novated Contract continuing, provided that there are common issues of fact or law involved in such arbitrations. Continuing Party agrees, upon Incoming Party’s or Outgoing Party’ election, to the joinder of Guarantor as an additional party to any arbitration conducted under this Section 7.3 and to the joinder of Continuing Party to any arbitration between Incoming Party or Outgoing Party and Guarantor arising out of or relating to the Project. Requests for joinder of Guarantor as an additional party to the arbitration between the Parties must be submitted to the AAA within sixty (60) days after the establishment of the panel (including the appointment of the third arbitrator and the resolution of any challenges for cause). For the selection of arbitrators in any arbitration involving one or more of Continuing Party and Guarantor, the Parties agree that Contractor and Guarantor shall be considered as one party. If a consolidation of arbitrations under this Agreement and the Novated Contract occur, for the purposes of selecting arbitrators, the Outgoing Party and Incoming Party shall be considered one party. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

7.4Notwithstanding any Dispute, it shall be the responsibility of each Party to continue to perform its obligations under this Agreement pending resolution of the Dispute. Incoming Party shall, subject to its right to withhold or offset amounts pursuant to the terms of the Novated Contract, continue to pay Continuing Party undisputed amounts in accordance with the Novated Contract. In no event shall the occurrence of any negotiation, litigation or arbitration prevent or limit either Party from exercising its rights under the Novated Contract, including Incoming Party and Continuing Party’s right to terminate pursuant to Article 16 of the Novated Contract.

8.COUNTERPARTS

8.1This Agreement may be executed in any number of counterparts and by the different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by fax or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

9.NOTICES

9.1Any notice, demand, offer, or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be either (a) hand delivered; (b) delivered by same-Day or overnight courier; or (c) delivered by certified mail, return receipt requested, to the other Party at the address set forth below. Notices, demands, offers and other communications may be delivered via email as a courtesy; however, delivery in such manner shall not be deemed to fulfill the notice requirements of this Section 9.

To Continuing Party:	Bechtel Energy Inc. 3000 Post Oak Boulevard Houston, Texas 77056 Attn: *** Facsimile: *** with a copy to: Bechtel Energy Inc. 3000 Post Oak Boulevard Houston, Texas 77056 Attn: Manager of Legal Facsimile: ***

To Incoming Party:	Corpus Christi Liquefaction, LLC [___________] [___________] Attn: Email:

To Outgoing Party:	[___________] [___________] [___________] Attn: [_______] Facsimile: [___________] Email: [________]*** with a copy to: [___________] [___________] [___________] Attn: [___________] E-mail: [___________]
9.2Each Party shall have the right to change the place to which notice shall be sent or delivered by sending a similar notice to the other Party in like manner. Notices, demands, offers or other written instruments shall be deemed to be received: (1) if delivered by hand, by same-day or overnight courier service, or certified mail on the date actually received at the address of the intended recipient; or (2) if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number.

10.MISCELLANEOUS

10.1Each Party hereto shall from time to time after the date hereof, at the reasonable request of any other Party hereto execute and deliver to such other Party such additional instruments of transfer, conveyance and assignment as shall be reasonably requested by such Party to transfer, convey and assign more effectively the rights and obligations the subject of this Agreement and otherwise to effect the transaction contemplated by this Agreement.

10.2Each reference in this Agreement to the Novated Contract shall be construed and shall have effect as a reference to the same as it may have been supplemented and/or amended prior to the Effective Date.

10.3Unless otherwise provided in this Agreement, words and expressions defined in the Novated Contract shall have the same meaning where used in this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF this Agreement has been executed by authorised representatives of the Parties on the Effective Date.

For and on behalf of: Incoming Party: [_______________________]	For and on behalf of: Outgoing Party: [_______________________]

By:	By:
Name:	Name:
Title:	Title:

For and on behalf of: Continuing Party: Bechtel Energy Inc.

By:
Name:
Title:

SCHEDULE HH-1
CHANGE ORDERS

ATTACHMENT II

BASF SUBLICENSE AGREEMENT

***

II-1

ATTACHMENT JJ

CORPUS CHRISTI LIQUEFACTION PROJECT STAGE 3 LICENSE
ASSIGNMENT AGREEMENT

***

JJ-1

ATTACHMENT KK

CONTRACTOR’S COVID-19 COUNTERMEASURES, MEANS, AND METHODS AND PROVISIONAL SUM

1.0General

a.During the course of the Work, Contractor (or its appliable Subcontractors or Sub-subcontractors) may be required to implement COVID-19 Countermeasures to address COVID-19 (including the occurrence of a COVID-19 Event).

b.Contractor has set forth in Schedule KK-1 and Schedule KK-2 a list of all contemplated COVID-19 Countermeasures with applicable indicative rates.

c.Owner shall pay Contractor for implementation of the COVID-19 Countermeasures in accordance with the Agreement and this Attachment KK. A basis (“Basis”) of each COVID-19 Countermeasure is listed in the following tables. The Basis further defines the COVID-19 Countermeasure and describes any limitations associated with such COVID-19 Countermeasure. If examples are provided in the Basis of the COVID-19 Countermeasure, then the application of the COVID-19 Countermeasure is limited to those items.

d.The initial COVID-19 Provisional Sum is *** U.S. Dollars (U.S.$***) for the COVID-19 Countermeasures in Schedule KK-1 and Schedule KK-2, which is indicative only. These COVID-19 Provisional Sums are based on the provision of the COVID-19 Countermeasures for the durations specified in Column E in each of Schedule KK-1 and Schedule KK-2. Owner shall pay Contractor for all costs incurred as a result of COVID-19 in accordance with Section 6.13 of the Agreement.

e.Unless otherwise specified, it is presumed that the cost of any additional personnel listed in Schedules KK-1 or KK-2 will be based on those personnel working *** (***) hours per week or per Project policy requirement.

2.0Invoicing and Payment

a.The rates in Columns D, E, F and G (as applicable) in Schedule KK-1 and Schedule KK-2 are Contractor’s best estimate of the costs that will be incurred and will be reconciled in accordance with the Agreement based on the actual costs and expenses incurred by Contractor and demonstrated to Owner. These estimates were derived by Contractor by evaluating the costs included by Contractor in the Contract Price for the same or similar supply.

b.Contractor shall include in its Monthly Invoice all amounts properly due and owing for costs and expenses incurred in accordance with this Attachment KK during the prior Month.

c.Each Invoice shall be due and payable in accordance with Article 7 of the Agreement.

Schedule KK-1

SITE SPECIFIC (Commencing on LNTP and continuing during the performance of the Work to the extent specified in Section 6.13A1)
No.	A COVID-19 Countermeasures	B Basis (measures, means and methods beyond that included in Contract Price due to COVID-19 Countermeasures)¹	C Estimated Cost per specified unit	D Duration in Months (unless otherwise stated	E Total Estimated Cost from LNTP through the period specified in Column E (unless stated otherwise)	F Estimated Cost per Month if Duration Extended beyond the duration specified in Column E (or estimated reduction if Duration less than the duration shown in Column E)
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***

¹ The extent of all COVID-19 Countermeasures may not be implemented fully on day *** after LNTP but the countermeasures may incrementally increase until issuance of NTP.

SITE SPECIFIC (Commencing on LNTP and continuing during the performance of the Work to the extent specified in Section 6.13A1)
No.	A COVID-19 Countermeasures	B Basis (measures, means and methods beyond that included in Contract Price due to COVID-19 Countermeasures)¹	C Estimated Cost per specified unit	D Duration in Months (unless otherwise stated	E Total Estimated Cost from LNTP through the period specified in Column E (unless stated otherwise)	F Estimated Cost per Month if Duration Extended beyond the duration specified in Column E (or estimated reduction if Duration less than the duration shown in Column E)
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***

SITE SPECIFIC (Commencing on LNTP and continuing during the performance of the Work to the extent specified in Section 6.13A1)
No.	A COVID-19 Countermeasures	B Basis (measures, means and methods beyond that included in Contract Price due to COVID-19 Countermeasures)¹	C Estimated Cost per specified unit	D Duration in Months (unless otherwise stated	E Total Estimated Cost from LNTP through the period specified in Column E (unless stated otherwise)	F Estimated Cost per Month if Duration Extended beyond the duration specified in Column E (or estimated reduction if Duration less than the duration shown in Column E)
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***
***	***	***	***	***	***	***
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***

SITE SPECIFIC (Commencing on LNTP and continuing during the performance of the Work to the extent specified in Section 6.13A1)
No.	A COVID-19 Countermeasures	B Basis (measures, means and methods beyond that included in Contract Price due to COVID-19 Countermeasures)¹	C Estimated Cost per specified unit	D Duration in Months (unless otherwise stated	E Total Estimated Cost from LNTP through the period specified in Column E (unless stated otherwise)	F Estimated Cost per Month if Duration Extended beyond the duration specified in Column E (or estimated reduction if Duration less than the duration shown in Column E)
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***
***	***	***	***	***	***	***
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***

SITE SPECIFIC (Commencing on LNTP and continuing during the performance of the Work to the extent specified in Section 6.13A1)
No.	A COVID-19 Countermeasures	B Basis (measures, means and methods beyond that included in Contract Price due to COVID-19 Countermeasures)¹	C Estimated Cost per specified unit	D Duration in Months (unless otherwise stated	E Total Estimated Cost from LNTP through the period specified in Column E (unless stated otherwise)	F Estimated Cost per Month if Duration Extended beyond the duration specified in Column E (or estimated reduction if Duration less than the duration shown in Column E)
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***
***	***	***	***	***	$***	***

SITE SPECIFIC (Commencing on LNTP and continuing during the performance of the Work to the extent specified in Section 6.13A1)
No.	A COVID-19 Countermeasures	B Basis (measures, means and methods beyond that included in Contract Price due to COVID-19 Countermeasures)¹	C Estimated Cost per specified unit	D Duration in Months (unless otherwise stated	E Total Estimated Cost from LNTP through the period specified in Column E (unless stated otherwise)	F Estimated Cost per Month if Duration Extended beyond the duration specified in Column E (or estimated reduction if Duration less than the duration shown in Column E)
***	***	***	***	***	$***	***
Total:					***

SCHEDULE KK-2

ONGOING (Commencing on or after LNTP and continuing during the performance of the Work to the extent specified in Section 6.13A2 )
No	A COVID-19 Countermeasures	B Basis (measures, means and methods beyond that included in Contract Price due to COVID-19 Countermeasures)	C Estimated Cost (assumes from LNTP through Substantial Completion of Train 7 unless otherwise stated)	D Total Estimated Costs from LNTP through the Period Specified in Column D	E Notes
***	***	***	***	$***	***
***	***	***	***	$***	***
***	***	***	***	$***	***
***	***	***	***	$***	***
***	***	***	***	$***	***

***	***	***	***	$***	***
***	***	***	***	$***	***
***	***	***	***	$***	***
***	***	***	***	$***	***
Total:				***	***

*If more measures, means or methods are required as a result of a COVID-19 Event, the Parties agree to add additional COVID-19 Countermeasures to the COVID-19 Provisional Sum by Change Order in accordance with Section 6.13 of the Agreement.

ATTACHMENT LL

FTZ AGREEMENT

1.The purpose of this Attachment LL is to grant Contractor use of Foreign Trade Zone No. 122-X in Portland, Texas (the “FTZ”), which is more specifically defined in Exhibit A of this Attachment LL, (the “Zone Site”). The Port of Corpus Christi Authority was awarded a grant of authority by the United States Foreign Trade Zones Board (the “FTZ Board”) to establish, operate and maintain the FTZ and has designated Cheniere Energy, Inc, (“Cheniere”) to oversee the operations of the Zone Site as the Zone Operator within the meaning of the Foreign Trade Zones Act of 1934, 19 U.S.C. Sec. 81 et. seq., as amended, and 19 C.F.R. Section 146.4, and with respect to procedures and activities occurring at the Zone Site. Owner is authorized to use the FTZ pursuant to the FTZ user agreement by and between Cheniere and Owner, which also expressly authorizes Owner to permit Contractor to use the FTZ.

2.Compliance with Laws: Without limiting Contractor’s rights to claim relief as specified in the Agreement if a Change in Law occurs after the Agreement Date, each Party shall perform its obligations under this Attachment LL in a manner consistent with good business practices and in full compliance with the Foreign Trade Zones Act and any regulations adopted by the FTZ Board thereunder, the laws and regulations governing U.S Customs and Border Protection (“CBP”), and any applicable laws of the State of Texas and the United States of America as in existence, or enacted, or amended during the term of the Agreement (collectively, “Applicable Authority”).

3.Contractor Responsibilities: Contractor's responsibilities with respect to the FTZ operations at the Zone Site include:

a.Zone Site maintenance of an inventory control and recordkeeping system that meets the requirements of Applicable Authority;

b.Preparation and submission of the in-bond filing to move imported materials from the Port of Arrival to the Zone Site;

c.Within four (4) Business Days of the departure date of any shipment of materials destined for the FTZ, provision of copies of the in-bond filing and supporting documentation to Owner and/or Owner's tax consultant, including the bill of lading for such shipment;

d.Preparation and submission of all FTZ-related forms with CBP (including admissions, transfers, and removals to or from the Zone Site), ensuring accurate and complete reporting of information;

e.Provision of copies of all filings with CBP and supporting documentation, including, but not limited to, the following:

i.For materials placed into commerce at frontier (i.e., materials admitted for consumption): Contractor shall provide Owner and/or Owner's tax consultant with copies of CBP Form 7501 on or before the fourth (4th) business day following the entry date of any such shipment reported on CBP Form 7501;

ii.For any shipment of materials transported in-bond Contractor shall provide Owner and/or Owner's tax consultant with copies of CBP Form 7512 on or before the fourth (4th) business day following the entry date of any such shipment reported on CBP Form 7512.

iii.Contractor shall provide Owner and/or Owner's tax consultant with copies of CBP Form 214 on or before the tenth (10th) business day following the entry date of any such shipment reported on CBP Form 214.

iv.For any materials in foreign- status subsequently admitted into commerce for consumption: Contractor shall provide Owner and/or Owner's tax consultant with copies of CBP Form 7501 on or before the fourth (4th) business day following the entry date of any such admitted materials as reported on CBP Form 7501.

f.Following removal of materials from the Zone Site, payment to CBP of all import duties and tariffs due on such removal;

g.On a regular basis, provision of inventory reports for all materials located at the Zone Site to Owner or Owner’s Tax Consultant, including designation of materials admitted for consumption and materials admitted in foreign status;

h.Provision of necessary information to Owner for its preparation and filing of the annual report to the FTZ Board; and

i.Assistance during any compliance review from CBP, as requested by Owner.

4.US Customs and Border Protection: Contractor and Owner acknowledge and agree that a good working relationship with CBP is essential to an effective operation of a Foreign-Trade Zone and each Party shall use reasonable commercials efforts to maintain such a relationship. Contractor agrees to perform its duties and responsibilities in full cooperation with CBP.

5.Records: Parties shall maintain all books and records in connection with their responsibilities hereunder for a minimum term of five (5) years. Owner shall maintain its books and records pertaining to any such materials for five (5) years after such materials have been removed from the Zone Site, including the final entry upon Substantial Completion. Contractor shall keep and make available to Owner such books and records during the term of this Agreement and for a period of two (2) years thereafter or such greater period as may be required under this section and/or Applicable Authority. The record keeping requirements of this section shall survive the termination or expiration of the Agreement.

6.Documentation upon Expiration or Termination: At the expiration or termination of Contractor's use of the FTZ for any reason, Contractor shall promptly provide to Owner all pertinent records and documents maintained by Contractor and needed by Owner in connection with the operation of the Zone Site. In addition, Contractor, shall provide assistance and information as reasonably requested by Owner in order to ensure a compliant transition of all documentation and reporting requirement under Applicable Authority. This provision shall survive the expiration or termination of the Contractor's right to use the FTZ.

7.Additional Cost for Complying with FTZ: Owner agrees that Contractor shall have the right to recover additional, reasonable costs associated with compliance with the FTZ requirements in this Attachment LL.

***

ATTACHMENT MM

COMMODITY PRICE RISE AND FALL

***

ATTACHMENT NN

SCOPING ADJUSTMENT

1.INTRODUCTION

The tables below set forth certain scopes of work where Owner may elect reductions and/or options to revise the Scope of Work (“Scope Options”). If Owner: (i) exercises these Scope Options within the timeframes described below; and (ii) issues Limited Notice to Proceed No. 1 (“LNTP No. 1”) and full Notice to Proceed (“FNTP”) by the dates set forth in and in accordance with the Agreement, Contractor will perform the Scope Option work at the price set forth below with no extension of the Guaranteed Dates. If Owner exercises any of the Scope Options by the applicable date noted below with respect to the exercised option, the Parties will execute a Change Order in accordance with Section 6.1 of the Agreement (Owner’s Right to a Change Order) adjusting the Contract Price.

2.LAYDOWN YARD

Owner may elect to remove the laydown yard Scope Option (*** acres) from the Scope of Work and self-perform the work for a Contract Price reduction of *** U.S. Dollars (U.S. $***). This includes the following laydown yards: ***. If Owner elects to self-perform the above laydown yards then Owner shall turn over to Contractor the above listed laydown yards by the dates provided in the attached Schedule NN-1 and per Contractor’s laydown yard specifications.

As shown in Schedule NN-1, in lieu of self-performing work for laydown yard *** (*** acres in 8B and 8C), Owner may elect to make available other laydown yards of cumulative equal or greater area such as laydown area ***, yard ***, and other areas in the Land and still received the same Contract Price reduction. To substitute yard *** and yard *** for yard ***, Owner must satisfy *** itself or using a third-party consultant, and/or provide to Contractor a report that Contractor’s use of yard 9C and yard *** complies with ***. Contractor may rely upon such report as Rely Upon Information.

If Owner self-performs work on less than the *** acres or substitutes other laydown areas for yard ***, the Parties shall agree on a reasonable proportional Contract Price reduction based on the acreage self-performed or substituted.

Owner may elect this Scope Option no later than *** after issuance of LNTP No. 1.

3.AIR BRIDGES

Owner may elect to remove the air bridges Scope Option from the Scope of Work and self-perform the work for a Contract Price reduction of *** U.S. Dollars (U.S. $***). This includes air bridges: ***, which is shown in the attached Schedule NN-1. If Owner elects to remove the air bridges, Owner must satisfy *** itself or using a third party consultant, and/or provide a report that Contractor may use as Rely Upon Information stating that the use of air bridges is not necessary to satisfy ***. Contractor may rely upon such report as Rely Upon Information. If Owner determines that any air bridges are not necessary to satisfy ***, Owner is not required to self-perform such work and Contractor shall reduce the Contact Price.

Owner may elect this Scope Option no later than *** after issuance of LNTP No. 1.

4.OPTIONAL SCOPE: ACID GAS FLAIR K/O DRUM, REFRIGERANT STORAGE, BOG #6, LNG TANK, BOG COMPRESSOR & PIPELINE GAS COMPRESSOR

Owner may elect for Contractor to perform additional Scope Options (please refer to Contractor’s proposal for the scope description, dated ***): Acid Gas Flare K/O Drum, Refrigerant Storage, BOG #6, LNG Tank, Bog Compressor in Stage 3 and Pipeline Gas Compressor, as shown in the following table.

Owner may elect these Scope Options by the dates shown in the table, or if Owner elects such Scope Option after such date, the applicable Guaranteed Date and the price described below may be impacted.

Owner Additional Scope of Work Options	Notification from Owner Required (On or Before)	Estimate (USD)
Acid Gas Flare K/O Drum	***	$***
Refrigerant Storage	***	$***
BOG # 6 (in Stage 1 & 2)	***	$***
One 160,000 m3 LNG Tank, BOG Compressor in Stage 3, and Pipeline Gas Compressor	***	$***

5.ADDITIONAL FLARE SCOPE PER FERC DESIGN: SCOPE TO BE ADDED ON A LATER DATE AFTER THE EFFECTIVE DATE OF THE AGREEMENT

The dual elevated flare/ground flare (“Flare Scope Option”) is not included in the current Contract Price, as only a ground flare option is included in the Contract Price in accordance with the *** proposal design. Owner may elect for Contractor to include the additional Flare Scope Option in accordance with the FERC Implemented Design as shown in the following table. Owner may elect the Flare Scope Option by the Owner Decision Dates shown in the table.

Owner Decision Date	Contractor’s Sunk Cost (USD)	Comments
*** through ***	$*** (not part of Contract price and Contractor shall be entitled to a Change Order increasing the Contract Price for this amount for conducting a design that contemplates both a ground flare and dual elevated flare / ground flare)
	If Owner elects to have Contractor perform the Scope Option of a dual elevated flare / ground flare, Contractor shall receive an additional Change Order to increase the Contract Price by $***	If Owner elects to include a duel elevated ground flare / ground flare Scope Option on or prior to ***, there shall be no adjustments to the Guaranteed Dates (only an increase to the Contract Price).
***		If Owner elects this Scope Option at a later date than ***, Contractor shall evaluate the cost set forth above and impact to the Guaranteed Dates as a result of such late election in accordance with Article 6 of the Agreement.

6.PACKAGE 6 (FEED GAS PIPELINE SEGMENT B, PIG LAUNCHER AND PIG RECEIVER)

Package 6 is included in the Contract Price and the Scope of Work and Package 6 is described in Contractor’s proposal dated ***.

The current design and pricing basis for Package 6 is to supply Feed gas for Trains 1-7 Facility. Owner may elect to modify the design basis to include additional scope of Feed Gas supply for Trains 8 and 9. Contractor shall evaluate the pipe size and other components and advise Owner of the cost and schedule impact before ***. Owner may elect this Scope Option on design basis on or before *** after issuance of LNTP No. 1.

7.PACKAGE 7 (PRE-INVESTMENT OF TRAINS 8 AND 9)
Package 7 (Pre-Investment of Trains 8 and 9 and associated Site Work) is not included in the Contract Price or the Scope of Work.

The following Scope Option (scope per Contractor’s proposal dated ***) (the “Package 7 Scope Option”) allows Owner to elect the Package 7 Scope Option based on cost and the Owner Decision Dates.

7A. Owner may elect the Package 7 Scope Option (without site work of Package 7) on or prior to ***. If Owner elects such option, the Parties shall enter into a Change Order increasing the Contract Price by *** U.S. dollars (U.S $***) and shall make a *** U.S. dollars (U.S. $***) payment to Contractor each month *** through *** of *** in accordance with the Agreement as provided in the second column of the table below.

If Owner has not cancelled this Package 7 Scope Option (without site work of Package 7) before ***, then on *** Contractor may receive a Change Order to increase the Contract Price in the amount of *** U.S. dollars (U.S. $***) to finish compensating Contractor for the Package 7 Scope Option (without site work of Package 7). As long as Owner elects the Package 7 Scope Option (without site work of Package 7) by ***, Owner shall not owe Contractor more than *** U.S. dollars (U.S. $***) for the Package 7 Scope Option Work (without site work of Package 7).

The third column in the table below details the cumulative cancellation charges if Owner elects the Package 7 Scope Option (without site work of Package 7) and then decides to cancel it afterwards. If Owner cancels the Package 7 Scope Option (without site work of Package 7), Owner shall only owe Contractor the cumulative cancellation charges set forth below in the month such Scope Option is cancelled less payments made. The Cumulative Cancellation Cost is the maximum Owner will owe Contractor if Owner cancels the Package 7 Scope Option (without site work of Package 7) early, less payments made. For purposes of example only, if Owner elects the Package 7 Scope Option (without site work of Package 7) but then provides written notice to Contractor to cancel it on ***, Owner will owe Contractor as its only liability for cancellation *** U.S. dollars (U.S. $***) in cancellation costs (*** U.S. dollars (U.S. $***) cumulative cancellation costs, less *** U.S. dollars (U.S. $***) paid.

If Owner cancels the Package 7 Scope Option (without site work of Package 7) at any time and the amounts of approved Change Orders (and thus increases to the Contract Price) exceed the cumulative cancellation cost, the Parties shall agree to a Change Order reducing the Contract Price in the amount necessary to achieve such cumulative cancellation cost.

Owner Decision Date	Cash Flow (USD)	Cumulative Cancellation Cost (USD)	Comments
***	$*** (Decision to be made by *** and authorize a Change Order value of $***)	$***	Includes Engineering, Procurement, Subcontracts and Construction activities

***	$***	$***	Includes Engineering, Procurement, Subcontracts and Construction activities
***	$***	$***	Includes Engineering, Procurement, Subcontracts and Construction activities
***	$***	$***	Includes Engineering, Procurement, Subcontracts and Construction activities
***	Additional Change Order to be approved of $*** if Owner decides to proceed and or decides to cancel. Please see Note 1	$***	Note 1 If Owner decides to de-scope Package 7 on or before FNTP. In good faith, Contractor will re-evaluate the cancellation charges in an attempt to achieve a reduction for Owner.

7B. If Owner elects the Site Work for Package 7 (Trains 8 and 9) Scope Option by *** then there is no impact to the Guaranteed Dates.

Owner Decision Date	Cost (USD)	Comments
***	$*** (not part of Contract price and Contractor shall be entitled to a Change Order increasing the Contract Price for this amount for performing Site Work for Package 7 (Trains 8 and 9 site work)	Site Work for Package 7 (Scope per Contractor’s proposal dated ***)

EXHIBIT NN-1

CCL STAGE 3 LAYDOWN PLAN

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